FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226123-05

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated October 30, 2019, may be amended or completed prior to time of sale.

PROSPECTUS

$1,144,205,000 (Approximate)

Benchmark 2019-B14 Mortgage Trust

(Central Index Key Number 0001790013)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)
German American Capital Corporation
(Central Index Key Number 0001541294)
as Sponsors and Mortgage Loan Sellers

Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14 consisting of the certificate classes identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2019-B14 Mortgage Trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the pooled certificates, and (ii) a subordinate interest in a commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal to the extent described in this prospectus on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2019. The rated final distribution date for the certificates is the distribution date in December 2062.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$22,760,000%		(5)	August 2024
Class A-2	$249,620,000%		(5)	November 2024
Class A-3	$55,480,000%		(5)	November 2026
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$37,040,000%		(5)	June 2029
Class X-A	$1,029,785,000	(7)%	Variable(8)	November 2029
Class X-B	$114,420,000	(7)%	Variable(8)	November 2029
Class A-S	$127,315,000%		(5)	November 2029
Class B	$61,240,000%		(5)	November 2029
Class C	$53,180,000%		(5)	November 2029

(Footnotes to table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC and Academy Securities, Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 47.2% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 30.6% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 22.2% of each class of offered certificates. Drexel Hamilton, LLC and Academy Securities, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 21, 2019. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately [_]% of the aggregate certificate balances of the offered certificates plus accrued interest from November 1, 2019, before deducting expenses payable by the depositor.

J.P. Morgan	Citigroup	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners

Drexel Hamilton		Academy Securities
Co-Manager		Co-Manager

November     , 2019

Benchmark Commercial Mortgage Securities Trust 2019-B14

Commercial Mortgage Pass-Through Certificates, Series 2019-B14

Illinois
2 properties
$25,600,000
1.9% of total
Wisconsin
1 property
$34,000,000
2.6% of total
Michigan
6 properties
$18,510,000
1.4% of total
New York
10 properties
$267,750,000
20.2% of total
Vermont
1 property
$321,875
0.0% of total
New Hampshire
5 properties
$15,187,500
1.1% of total
Maine
1 property
$843,750
0.1% of total
Washington
1 property
$20,000,000
1.5% of total
Pennsylvania
3 properties
$2,256,250
0.2% of total
Massachusetts
14 properties
$61,243,750
4.6% of total
Oregon
1 property
$11,593,910
0.9% of total
Rhode Island
2 properties
$2,071,875
0.2% of total
Nevada
3 properties
$69,735,115
5.3% of total
Connecticut
7 properties
$8,075,000
0.6% of total
California
5 properties
$120,700,000
9.1% of total
New Jersey
21 properties
$101,160,000
7.7% of total
Virginia
1 property
$40,000,000
3.0% of total
District of Columbia
2 properties
$83,570,000
6.3% of total
Alaska
1 property
$3,500,000
0.3% of total
South Carolina
1 property
$3,000,000
0.2% of total
North Carolina
2 properties
$63,914,200
4.8% of total
Arizona
1 property
$35,250,000
2.7% of total
Georgia
3 properties
$11,879,120
0.9% of total
Percentage of Allocated Mortgage Loan Amount
0.0% – 5.0%
5.1% – 10.0%
10.1% – 20.2%
Texas
7 properties
$85,552,343
6.5% of total
Kansas
2 properties
$70,053,000
5.3% of total
Alabama
1 property
$13,475,000
1.0% of total
Ohio
3 properties
$89,600,000
6.8% of total
Florida
5 properties
$63,406,680
4.8% of total

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$22,760,000		30.000%	%	(5)	August 2024	2.64	12/19 – 8/24
A-2	$249,620,000		30.000%	%	(5)	November 2024	4.94	8/24 – 11/24
A-3	$55,480,000		30.000%	%	(5)	November 2026	6.98	11/26 – 11/26
A-4	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)		30.000%	%	(5)	(6)	(6)	(6)
A-SB	$37,040,000		30.000%	%	(5)	June 2029	7.39	11/24 – 6/29
X-A	$1,029,785,000	(7)	NAP	%	Variable(8)	November 2029	NAP	NAP
X-B	$114,420,000	(7)	NAP	%	Variable(8)	November 2029	NAP	NAP
A-S	$127,315,000		20.125%	%	(5)	November 2029	9.98	11/29 – 11/29
B	$61,240,000		15.375%	%	(5)	November 2029	9.98	11/29 – 11/29
C	$53,180,000		11.250%	%	(5)	November 2029	9.98	11/29 – 11/29
Non-Offered Pooled Certificates(9)
X-D	$59,630,000	(7)	NAP	%	Variable(8)	November 2029	NAP	NAP
D	$33,845,000		8.625%	%	(5)	November 2029	9.98	11/29 – 11/29
E	$25,785,000		6.625%	%	(5)	November 2029	9.98	11/29 – 11/29
F-RR	$24,175,000		4.750%	%	(5)	November 2029	9.98	11/29 – 11/29
G-RR	$12,890,000		3.750%	%	(5)	November 2029	9.98	11/29 – 11/29
NR-RR	$48,349,368		0.000%	%	(5)	November 2029	9.98	11/29 – 11/29
S(10)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
R(11)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
VRR Interest	$33,000,000	(12)	NAP	NAP	(13)	November 2029	8.62	12/19 – 11/29
Non-Offered Loan-Specific Certificates(9)
225B-A(14)	$11,595,000		38.341%	%	(15)	November 2024	4.98	11/24 – 11/24
225B-B(14)	$33,958,000		28.128%	%	(15)	November 2024	4.98	11/24 – 11/24
225B-C(14)	$35,434,000		17.472%	%	(15)	November 2024	4.98	11/24 – 11/24
225B-D(14)	$48,723,000		2.818%	%	(15)	November 2024	4.98	11/24 – 11/24
225B-E(14)	$9,370,000		0.000%	%	(15)	November 2024	4.98	11/24 – 11/24
225B-VRR Interest(14)	$7,320,000		NAP	%	(16)	November 2024	4.98	11/24 – 11/24

(1)	Approximate, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Offered Certificates”, “Non-Offered Pooled Certificates” or “Non-Offered Loan-Specific Certificates” in the table above, and the VRR Interest is not offered by this prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of pooled principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentage for each class of pooled principal balance certificates does not include the subordination provided by the trust subordinate companion loan related to the 225 Bush mortgage loan. None of the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D or Class 225B-E certificates or the 225B-VRR interest (collectively, the “loan-specific certificates”) will provide credit support to any other class of certificates except to the extent of the subordination of the trust subordinate companion loan (in which the loan-specific certificates each represent an interest) to the 225 Bush mortgage loan. The initial credit support percentages of the loan-specific certificates are based on the 225 Bush whole loan. The approximate initial credit support percentages shown in the table above take into account the VRR Interest and the 225B-VRR Interest, as applicable. Losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the pooled principal balance certificates, on the other hand, pro rata in accordance with their respective outstanding certificate balances, and losses incurred on the trust subordinate companion loan will be allocated between the 225B-VRR Interest, on the one hand, and the loan-specific certificates with a certificate balance, on the other hand, pro rata in accordance with their respective outstanding certificate balances. See “Credit Risk Retention” and “Description of the Certificates”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of pooled principal balance certificates (and the loan-specific certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan) and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans (or, in the case of the loan-specific certificates, the trust subordinate companion loan).

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates (referred to as the “pooled principal balance certificates”), in each case and on each distribution dated, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $537,570,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Windows
Class A-4	$100,000,000 - $187,000,000	September 2029 – October 2029	9.67–9.76	6/2029-9/2029 – 6/2029-10/2029
Class A-5	$350,570,000 - $437,570,000	November 2029	9.92–9.91	10/2029-11/2029 – 9/2029-11/2029

(7)	The Class X-A, Class X-B and Class X-D certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-A, Class X-B and Class X-D certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B and Class X-D certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(9)	The classes of certificates set forth in the table under “Non-Offered Pooled Certificates” and “Non-Offered Loan-Specific Certificates” are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.

(10)	The Class S certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date or rating. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR Interest. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest and will represent beneficial ownership of the grantor trust, as further described in this prospectus. Because there are no mortgage loans with an anticipated repayment date related to the trust, there will be no excess interest distributable to the Class S certificates or the VRR Interest.

(11)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

(12)	The initial certificate balance of the VRR Interest is subject to change depending on the final pricing all classes of pooled regular certificates with the final initial certificate balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial certificate balance of the VRR Interest is reduced, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial certificate balance of the VRR Interest. If the initial certificate balance of the VRR Interest is increased, the initial certificate balance of each class of pooled principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial certificate balance of the VRR Interest. For a further description, see “Credit Risk Retention”.

(13)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

(14)	The loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the trust subordinate companion loan. The trust subordinate companion loan will be included as an asset of the issuing entity but will not be part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in the trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”.

(15)	The pass through rates for the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E certificates, in each case, will equal one of the following per annum rates: (i) a fixed rate, (ii) the net mortgage rate on the trust subordinate companion loan, (iii) the lesser of a specified rate and the net mortgage rate on the trust subordinate companion loan, or (iv) the net mortgage rate on the trust subordinate companion loan less a specified rate. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the 225B-VRR interest will be the net mortgage rate on the trust subordinate companion loan.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	22
Risk Factors	59
The Certificates May Not Be a Suitable Investment for You	59
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	59
Risks Related to Market Conditions and Other External Factors	59
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	59
Other Events May Affect the Value and Liquidity of Your Investment	59
Risks Relating to the Mortgage Loans	60
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	60
Risks of Commercial and Multifamily Lending Generally	60
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	62
Office Properties Have Special Risks	66
Multifamily Properties Have Special Risks	67
Retail Properties Have Special Risks	69
Mixed Use Properties Have Special Risks	71
Industrial Properties Have Special Risks	71
Hotel Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Self-Storage Properties Have Special Risks	75
Manufactured Housing Community Properties Have Special Risks	75
Leased Fee Properties Have Special Risks	77
Sale-Leaseback Transactions Have Special Risks	77
Condominium Ownership May Limit Use and Improvements	79
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	80
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	80
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	81
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	82
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	83
Risks Related to Zoning Non-Compliance and Use Restrictions	85
Risks Relating to Inspections of Properties	86
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	86
Insurance May Not Be Available or Adequate	86
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	87
Terrorism Insurance May Not Be Available for All Mortgaged Properties	88
Risks Associated with Blanket Insurance Policies or Self-Insurance	89
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	89
Limited Information Causes Uncertainty	90

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	90
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	91
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	92
Static Pool Data Would Not Be Indicative of the Performance of this Pool	92
Appraisals May Not Reflect Current or Future Market Value of Each Property	93
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	94
The Borrower’s Form of Entity May Cause Special Risks	94
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	96
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	97
Other Financings or Ability to Incur Other Indebtedness Entails Risk	98
Tenancies-in-Common May Hinder Recovery	99
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	99
Risks Associated with One Action Rules	100
State Law Limitations on Assignments of Leases and Rents May Entail Risks	100
Risks of Anticipated Repayment Date Loans	100
Various Other Laws Could Affect the Exercise of Lender’s Rights	101
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	101
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	101
Risks Related to Ground Leases and Other Leasehold Interests	103
Increases in Real Estate Taxes May Reduce Available Funds	104
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	104
Risks Related to Conflicts of Interest	105
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	105
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	107
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	107
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	109
Potential Conflicts of Interest of the Operating Advisor	110
Potential Conflicts of Interest of the Asset Representations Reviewer	111
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	112
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	115
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	116
Other Potential Conflicts of Interest May Affect Your Investment	116
Other Risks Relating to the Certificates	116

The Certificates Are Limited Obligations	116
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	117
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	117
EU Risk Retention and Due Diligence Requirements	119
Recent Developments Concerning the Proposed Japanese Retention Requirements	120
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	121
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	123
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	126
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	127
Risks Relating to Modifications of the Mortgage Loans	132
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	133
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Loan Event Default	133
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	133
Risks Relating to Interest on Advances and Special Servicing Compensation	134
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	134
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	134
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	135
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	135
Description of the Mortgage Pool	138
General	138
Co-Originated or Third-Party Originated Mortgage Loans	139
Certain Calculations and Definitions	140
Definitions	140
Mortgage Pool Characteristics	147
Overview	147
Property Types	149
Mortgage Loan Concentrations	156
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	156
Geographic Concentrations	158
Mortgaged Properties With Limited Prior Operating History	158
Tenancies-in-Common or Diversified Ownership	159
Condominium and Other Shared Interests	159
Fee and Leasehold Estates; Ground Leases	161
Environmental Considerations	162

Redevelopment, Renovation and Expansion	166
Assessments of Property Value and Condition	167
Appraisals	167
Engineering Reports	167
Zoning and Building Code Compliance and Condemnation	168
Litigation and Other Considerations	170
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	172
Tenant Issues	173
Tenant Concentrations	173
Lease Expirations and Terminations	173
Purchase Options and Rights of First Refusal	176
Affiliated Leases	177
Insurance Considerations	178
Use Restrictions	179
Appraised Value	181
Non-Recourse Carveout Limitations	182
Real Estate and Other Tax Considerations	183
Delinquency Information	185
Certain Terms of the Mortgage Loans	186
Amortization of Principal	186
Due Dates; Mortgage Rates; Calculations of Interest	186
ARD Loan(s)	187
Prepayment Protections and Certain Involuntary Prepayments	187
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	189
Defeasance; Collateral Substitution	189
Partial Releases	190
Escrows	196
Mortgaged Property Accounts	196
Delaware Statutory Trusts	197
Exceptions to Underwriting Guidelines	197
Additional Indebtedness	198
General	198
Whole Loans	198
Mezzanine Indebtedness	198
Other Secured Indebtedness	201
Other Indebtedness	201
The Whole Loans	202
General	202
The Serviced Pari Passu Whole Loans	210
The Non-Serviced Pari Passu Whole Loans	212
The Serviced AB Whole Loans	215
The Non-Serviced AB Whole Loans	232
Additional Information	256
Transaction Parties	256
The Sponsors and Mortgage Loan Sellers	256
JPMorgan Chase Bank, National Association	256
General.	256
JPMCB Securitization Program	257
Review of JPMCB Mortgage Loans	258
JPMCB’s Underwriting Guidelines and Processes	259
Exceptions to JPMCB’s Disclosed Underwriting Guidelines	264
Compliance with Rule 15Ga-1 under the Exchange Act.	264
Retained Interests in This Securitization.	264
Citi Real Estate Funding Inc.	264
CREFI’s Commercial Mortgage Origination and Securitization Program.	265
Review of the CREFI Mortgage Loans.	265
CREFI’s Underwriting Guidelines and Processes.	269
Compliance with Rule 15Ga-1 under the Exchange Act.	273
Retained Interests in This Securitization.	273
German American Capital Corporation	273
General.	273
GACC’s Securitization Program.	274
Review of GACC Mortgage Loans.	275
DB Originators’ Underwriting Guidelines and Processes.	276
Exceptions.	281
Compliance with Rule 15Ga-1 under the Exchange Act.	281
Retained Interests in This Securitization.	281
Compensation of the Sponsors.	281
The Depositor	282
The Issuing Entity	282
The Trustee and Certificate Administrator	283
The Master Servicer and Special Servicer	285
The Operating Advisor and Asset Representations Reviewer	288
Credit Risk Retention	289
Qualifying CRE Loans	290

The VRR Interest	290
Material Terms of the VRR Interest	290
Eligible Horizontal Residual Interest	293
Material Terms of the Yield-Priced Principal Balance Certificates	294
The Third Party Purchaser	294
Determination of Amount of Required Credit Risk Retention	295
General	295
Swap-Priced Principal Balance Certificates	296
Interest-Only Certificates	299
Yield-Priced Principal Balance Certificates	301
Hedging, Transfer and Financing Restrictions	302
Operating Advisor	303
Representations and Warranties	304
Description of the Certificates	306
General	306
Distributions	308
Method, Timing and Amount	308
Available Funds	309
Priority of Distributions	311
Pass-Through Rates	315
Interest Distribution Amount	317
Principal Distribution Amount	317
Certain Calculations with Respect to Individual Mortgage Loans	319
Excess Interest	320
Application Priority of Mortgage Loan Collections or Whole Loan Collections	321
Allocation of Yield Maintenance Charges and Prepayment Premiums	323
Assumed Final Distribution Date; Rated Final Distribution Date	325
Prepayment Interest Shortfalls	326
Subordination; Allocation of Realized Losses	327
Reports to Certificateholders; Certain Available Information	330
Certificate Administrator Reports	330
Information Available Electronically	336
Voting Rights	341
Delivery, Form, Transfer and Denomination	341
Book-Entry Registration	342
Definitive Certificates	344
Certificateholder Communication	345
Access to Certificateholders’ Names and Addresses	345
Requests to Communicate	345
List of Certificateholders	346
Description of the Mortgage Loan Purchase Agreements	346
General	346
Dispute Resolution Provisions	354
Asset Review Obligations	354
Pooling and Servicing Agreement	355
General	355
Assignment of the Mortgage Loans	355
Servicing Standard	356
Subservicing	357
Advances	358
P&I Advances	358
Servicing Advances	359
Nonrecoverable Advances	360
Recovery of Advances	361
Accounts	363
Withdrawals from the Collection Account	365
Servicing and Other Compensation and Payment of Expenses	368
General	368
Master Servicing Compensation	372
Special Servicing Compensation	375
Disclosable Special Servicer Fees	379
Certificate Administrator and Trustee Compensation	380
Operating Advisor Compensation	380
Asset Representations Reviewer Compensation	381
CREFC® Intellectual Property Royalty License Fee	382
Appraisal Reduction Amounts	382
Maintenance of Insurance	389
Modifications, Waivers and Amendments	391
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	396
Inspections	397
Collection of Operating Information	398
Special Servicing Transfer Event	398
Asset Status Report	400
Realization Upon Mortgage Loans	404
Sale of Defaulted Loans and REO Properties	406
The Directing Certificateholder	409
General	409
Major Decisions	412
Asset Status Report	415
Replacement of Special Servicer	415
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	416
Servicing Override	418

Rights of Holders of Companion Loans	418
Limitation on Liability of Directing Certificateholder	419
The Operating Advisor	419
General	419
Duties of Operating Advisor at All Times	420
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	422
Recommendation of the Replacement of the Special Servicer	423
Eligibility of Operating Advisor	423
Other Obligations of Operating Advisor	424
Delegation of Operating Advisor’s Duties	425
Termination of the Operating Advisor With Cause	425
Rights Upon Operating Advisor Termination Event	426
Waiver of Operating Advisor Termination Event	426
Termination of the Operating Advisor Without Cause	426
Resignation of the Operating Advisor	427
Operating Advisor Compensation	427
The Asset Representations Reviewer	427
Asset Review	427
Eligibility of Asset Representations Reviewer	432
Other Obligations of Asset Representations Reviewer	432
Delegation of Asset Representations Reviewer’s Duties	433
Assignment of Asset Representations Reviewer’s Rights and Obligations	433
Asset Representations Reviewer Termination Events	433
Rights Upon Asset Representations Reviewer Termination Event	434
Termination of the Asset Representations Reviewer Without Cause	434
Resignation of Asset Representations Reviewer	435
Asset Representations Reviewer Compensation	435
Limitation on Liability of the Risk Retention Consultation Parties	435
Replacement of Special Servicer Without Cause	436
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	438
Termination of Master Servicer and Special Servicer for Cause	439
Servicer Termination Events	439
Rights Upon Servicer Termination Event	440
Waiver of Servicer Termination Event	441
Resignation of the Master Servicer and the Special Servicer	442
Limitation on Liability; Indemnification	442
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	445
Dispute Resolution Provisions	445
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	445
Repurchase Request Delivered by a Party to the PSA	446
Resolution of a Repurchase Request	446
Mediation and Arbitration Provisions	449
Servicing of the Servicing Shift Mortgage Loans	450
Servicing of the Non-Serviced Mortgage Loans	450
General	450
Servicing of the Osborn Triangle Mortgage Loan	453
Rating Agency Confirmations	454
Evidence as to Compliance	456
Limitation on Rights of Certificateholders to Institute a Proceeding	457
Termination; Retirement of Certificates	457
Amendment	458
Resignation and Removal of the Trustee and the Certificate Administrator	460
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	461
Certain Legal Aspects of Mortgage Loans	462
General	462
Types of Mortgage Instruments	462
Leases and Rents	463
Personalty	463
Foreclosure	463

General	463
Foreclosure Procedures Vary from State to State	463
Judicial Foreclosure	464
Equitable and Other Limitations on Enforceability of Certain Provisions	464
Nonjudicial Foreclosure/Power of Sale	464
Public Sale	465
Rights of Redemption	466
Anti-Deficiency Legislation	466
Leasehold Considerations	466
Cooperative Shares	467
Bankruptcy Laws	467
Environmental Considerations	472
General	472
Superlien Laws	473
CERCLA	473
Certain Other Federal and State Laws	473
Additional Considerations	474
Due-on-Sale and Due-on-Encumbrance Provisions	474
Subordinate Financing	474
Default Interest and Limitations on Prepayments	475
Applicability of Usury Laws	475
Americans with Disabilities Act	475
Servicemembers Civil Relief Act	475
Anti-Money Laundering, Economic Sanctions and Bribery	476
Potential Forfeiture of Assets	476
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	477
Pending Legal Proceedings Involving Transaction Parties	478
Use of Proceeds	478
Yield and Maturity Considerations	478
Yield Considerations	478
General	478
Rate and Timing of Principal Payments	479
Losses and Shortfalls	480
Certain Relevant Factors Affecting Loan Payments and Defaults	481
Delay in Payment of Distributions	481
Yield on the Certificates with Notional Amounts	481
Weighted Average Life	482
Pre-Tax Yield to Maturity Tables	489
Material Federal Income Tax Considerations	492
General	492
Qualification as a REMIC	493
Status of Offered Certificates	494
Taxation of Regular Interests	495
General	495
Original Issue Discount	495
Acquisition Premium	497
Market Discount	497
Premium	498
Election To Treat All Interest Under the Constant Yield Method	499
Treatment of Losses	499
Yield Maintenance Charges and Prepayment Premiums	500
Sale or Exchange of Regular Interests	500
Taxes That May Be Imposed on a REMIC	501
Prohibited Transactions	501
Contributions to a REMIC After the Startup Day	501
Net Income from Foreclosure Property	501
Bipartisan Budget Act of 2015	502
Taxation of Certain Foreign Investors	502
FATCA	503
Backup Withholding	503
Information Reporting	503
3.8% Medicare Tax on “Net Investment Income”	504
Reporting Requirements	504
Certain State and Local Tax Considerations	504
Method of Distribution (Conflicts of Interest)	505
Incorporation of Certain Information by Reference	507
Where You Can Find More Information	507
Financial Information	508
Certain ERISA Considerations	508
General	508
Plan Asset Regulations	509
Administrative Exemptions	509
Insurance Company General Accounts	511
Legal Investment	512
Legal Matters	513
Ratings	513
Index of Defined Terms	516

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR JPMCB
ANNEX E-1	GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR GACC
ANNEX F-1	CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR CREFI
ANNEX G	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

Certain obligations of the parties to the transactions referred to in this prospectus are set forth in and will be governed by certain documents described in this prospectus, and all of the statements and information contained in this prospectus are qualified in their entirety by reference to such documents. This prospectus contains summaries of certain of these documents which the Depositor believes to be accurate. For a complete description of the rights and obligations summarized in this prospectus, reference is hereby made to the pooling and servicing agreement, any pooling and servicing agreement or trust and servicing agreement related to a non-serviced mortgage loan and the mortgage loan purchase agreements, copies of which are available from J.P. Morgan Securities LLC upon request made by mail to J.P. Morgan Securities LLC., 383 Madison Avenue, 8th Floor, New York, New York 10179 or by electronic mail to abs_syndicate@jpmorgan.com.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

NON-GAAP FINANCIAL MEASURES

This prospectus presents a number of non-GAAP financial measures, including underwritten net cash flow as well as other terms used to measure and present information relating to operation and performance of the mortgaged properties that are commonly used in the commercial real estate and real estate finance industries. In addition, the presentation of net operating income includes adjustments that reflect various non-GAAP measures.

As presented in this prospectus, these terms are measures that are not presented in accordance with generally accepted accounting principles (“GAAP”).  They are not measurements of financial performance under GAAP and should not be considered as alternatives to performance measures derived in accordance with GAAP or as alternatives to net income or cash flows from operating activities or as illustrative measures of liquidity. While some of these terms are widely-used within the commercial real estate and real estate finance industries, these terms have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of results as if reported under GAAP.

The non-GAAP financial measures presented are not intended as alternatives to any measures of performance in conformity with GAAP.  Investors should therefore not place undue reliance on non-GAAP financial measures or ratios calculated using those measures.

The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP.  The non-GAAP financial measures presented in this prospectus may not comply with these rules.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE

MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EUROPEAN UNION’S SECURITIZATION REGULATION (REGULATION (EU) 2017/2402). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF THEIR COMPLIANCE WITH SUCH REGULATION OR ANY SIMILAR REQUIREMENTS. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY INVESTOR WITH SUCH REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS WHICH ARE SUBJECT TO SUCH REGULATION. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS”.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS

PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (“SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY

OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE

OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Preliminary Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this Preliminary prospectus would otherwise comply with the JRR Rule.

CANADA

THE OFFERED CERTIFICATES MAY BE SOLD ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 8th Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2019-B14 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

●	Citi Real Estate Funding Inc., a New York corporation; and

●	German American Capital Corporation, a Maryland corporation.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank AG, acting through its New York Branch and DBR Investments Co. Limited, each an originator, and Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of the non-offered certificates. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association	23	$624,759,959	47.2%
Citi Real Estate Funding Inc.	19	404,497,000	30.6
German American Capital Corporation	11	292,992,410	22.2
Total	53	$1,322,249,369	100.0%

(1)	All of the mortgage loans were originated by their respective sellers or affiliates thereof, except that certain mortgage loans are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—General—Co-Originated or Third-Party Originated Mortgage Loans”.

In addition, GACC will transfer to the depositor the 225 Bush trust subordinate companion loan, which will be an asset of the issuing entity but will not be included in the mortgage pool.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and the related serviced companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below. Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as special servicer, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to all major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed to be the special servicer by KKR Real Estate Credit Opportunity Partners II L.P. (or an affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any servicing shift mortgage loans or any excluded loans) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Midland Loan Services, a Division of PNC Bank, National Association assisted KKR CMBS II Aggregator Type 1 L.P. (or an affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the applicable servicing shift securitization date, each servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The initial mortgagee of record with respect to the servicing shift mortgage loans will be the trustee under the pooling and servicing agreement. From and after the related servicing shift securitization date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan, (ii) any serviced AB whole loan, (iii) any servicing shift mortgage loan and (iv) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance) (or, with respect to the 225 Bush whole loan prior to the continuation of a 225 Bush control appraisal period, the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders (by certificate principal balance)), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, any borrower party affiliate. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances, there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F-RR, Class G-RR and Class NR-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that KKR CMBS II Aggregator Type 1 L.P. (or an affiliate) will purchase the Class F-RR, Class G-RR, Class NR-RR and Class S certificates (and may purchase certain other classes of certificates). On the closing date, it is expected that KKR Real Estate Credit Opportunity Partners II L.P. will be the initial directing certificateholder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any servicing shift mortgage loans or any excluded loans) and any related serviced companion loans. During the continuation of a control appraisal period under the related intercreditor agreement, the controlling class certificateholder will be the directing holder for the related serviced AB whole loan and will generally have the same consent and consultation rights with respect to the related serviced AB whole loan as it does for the other serviced mortgage loans.

The entity identified in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to each of the Innovation Park whole loan and the 180 Water whole loan, each a servicing shift whole loan, the holder of the related controlling companion loan will be the related controlling noteholder (in the case of the 180 Water whole loan, prior to a control appraisal period), and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the controlling noteholder of the Innovation Park whole loan is expected to be the directing certificateholder under the related servicing shift pooling and servicing agreement, while the controlling noteholder of the 180 Water whole loan is expected to be the controlling subordinate companion loan. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

With respect to the 225 Bush whole loan, for so long as no 225 Bush control appraisal period is continuing with respect to the 225 Bush whole loan, as described under “Pooling and Servicing Agreement—The Directing Certificateholder”, the directing certificateholder for the 225 Bush whole loan will be the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). The 225 Bush controlling class will be the most subordinate class of the loan-specific certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuation of a 225 Bush control appraisal period, the loan-specific certificates will no longer be permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class certificateholder (or its representative) will be the directing certificateholder for the 225 Bush whole loan and will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the mortgage pool. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”.

It is expected that the initial directing certificateholder with respect to the 225 Bush whole loan will be [_].

Holders of the Loan-Specific

Certificates	The 225 Bush mortgage loan (4.5%) has a trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The loan-specific certificates will be backed solely by the trust subordinate companion loan, and any expenses or losses incurred in respect to the other mortgage loans will not be borne by the holders of the loan-specific certificates.

Initially, and for so long as no 225 Bush control appraisal period is continuing as described under “Pooling and Servicing Agreement—The Directing Certificateholder”, the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement on behalf of the holders of the loan-specific certificates, as the beneficial owner of such certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”.

Risk Retention

Consultation Party	The “risk retention consultation parties” will be (i) a party selected by DBNY, (ii) a party selected by JPMCB and (iii) a party selected by CREFI, in each case, as a holder of the VRR interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion loans that is a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any excluded loans) and any related serviced companion, as further described in this prospectus. For the avoidance of doubt, no risk retention consultation party will have any consultation rights with respect to any applicable excluded loan. DBNY, JPMCB and CREFI (or affiliates thereof)

are expected to be appointed as the initial risk retention consultation parties.

In addition, a party selected by DBNY, as the holder of the 225B-VRR interest, will be the “risk retention consultation party” with respect to the 225 Bush whole loan and such party will have, prior to a control appraisal period, the same non-binding consultation rights as described above solely with respect to the 225 Bush whole loan.

With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in November 2019, or with respect to any mortgage loan that has its first due date after November 2019, the date that would otherwise have been the related due date in November 2019.

Closing Date	On or about November 21, 2019.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2019.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day, commencing in December 2019.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, North Carolina, Kansas, Pennsylvania, California or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans or trust subordinate companion loan, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	August 2024
Class A-2	November 2024
Class A-3	November 2026
Class A-4	(1)
Class A-5	(1)
Class A-SB	June 2029
Class X-A	November 2029
Class X-B	November 2029
Class A-S	November 2029
Class B	November 2029
Class C	November 2029

(1) The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. With respect to the Class A-4 Certificates, the assumed final distribution date ranges from September 2029 to October 2029. With respect to the Class A-5 Certificates, the assumed final distribution date is expected to be in November 2029.

The rated final distribution date will be the distribution date in December 2062.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)       In addition, GACC will sell the trust subordinate companion loan to the depositor, which will in turn deposit the trust subordinate companion loan into the issuing entity. Although the trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to the trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the loan-specific certificates and therefore support only such loan-specific certificates.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2019-B14:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: (i) Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR, Class S, Class R and the VRR Interest (referred to as the “non-offered pooled certificates”), and (ii) the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E certificates and 225B-VRR Interest (collectively referred to as the “loan-specific certificates” or the “non-offered loan-specific certificates”). The offered certificates and the non-offered pooled certificates (other than the Class R and Class S certificates and the VRR Interest) are collectively referred to as the “non-VRR certificates”. The offered certificates and the non-offered pooled certificates (other than the Class R) are collectively referred to as the “pooled certificates”. The Class F-RR, Class G-RR and Class NR-RR certificates are collectively referred to as the “HRR certificates”.

The 225 Bush mortgage loan (4.5%) will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loan will be an asset of the issuing entity but will not be pooled together with the other mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loan will only be available to make distributions in respect of the loan-specific certificates.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be fifty-three (53) fixed rate commercial mortgage loans secured by first mortgage liens on 112 mortgaged properties. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”. The mortgage loans are comprised of (i) thirty-seven (37) mortgage loans (which have no related pari passu or subordinate notes secured by the related mortgaged property or properties), (ii) eleven (11) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu notes that are not assets of the issuing entity (but no subordinate notes) secured by the related mortgaged property or properties), and (iii) five (5) mortgage loans, each represented by one or more senior pari passu portions of a whole loan (included in issuing entity) (each of which has one or more senior pari passu notes that are not assets of the issuing entity and one or more subordinate notes that are not assets of the issuing entity secured by the related mortgaged property or properties).

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$22,760,000	1.721%	30.000%
Class A-2	$249,620,000	18.878%	30.000%
Class A-3	$55,480,000	4.196%	30.000%
Class A-4	(2)	(2)	30.000%
Class A-5	(2)	(2)	30.000%
Class A-SB	$37,040,000	2.801%	30.000%
Class X-A	$1,029,785,000	NAP	NAP
Class X-B	$114,420,000	NAP	NAP
Class A-S	$127,315,000	9.629%	20.125%
Class B	$61,240,000	4.632%	15.375%
Class C	$53,180,000	4.022%	11.250%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

(2)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $537,570,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balances	Range of Approx. % of Cut-off Date Balance
Class A-4	$100,000,000 - $187,000,000	7.563% - 14.143%
Class A-5	$350,570,000 - $437,570,000	26.513% - 33.093%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-2	[_]%
Class A-3	[_]%
Class A-4	[_]%
Class A-5	[_]%
Class A-SB	[_]%
Class X-A	[_]%(2)
Class X-B	[_]%(2)
Class A-S	[_]%
Class B	[_]%
Class C	[_]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average pass-through rates on the Class B and Class C certificates for the related distribution date weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the

Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.06125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, trust subordinate companion loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00570%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan, any servicing shift mortgage loan and any companion loan) at a per annum rate equal to 0.00163%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan and excluding each companion loan) at a per annum rate equal to 0.00025%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee and Sub-Servicing Fee Rate(2)	Special Servicer Fee Rate(3)
Osborn Triangle	0.00125%	0.250%
Tysons Tower	0.00250%	0.250%
900 & 990 Stewart Avenue	0.00125%	0.250%
Grand Canal Shoppes	0.00125%	0.250%
230 Park Avenue South	0.00250%	0.250%
Sunset North	0.00125%	0.250%
600 & 620 National Avenue	0.00125%	0.250%
City Hyde Park	0.00125%	0.250%

(1)	Does not reflect the Innovation Park mortgage loan or the 180 Water mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related controlling companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

(3)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A. Allocation Between VRR

Interest and Non-VRR Certificates	The aggregate amount available for distribution to holders of the pooled certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such pooled aggregate available funds allocable to: (a) the VRR Interest will be the product of such pooled aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of pooled principal balance certificates and the initial certificate balance of the VRR Interest; and (b) the non-VRR certificates will at all times be the product of such pooled aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence is referred to in this prospectus as its “percentage allocation entitlement”.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the non-VRR certificates (other than the Class S certificates) (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex G, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, first (i) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such classes until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Seventh, to the non-offered pooled certificates (other than the Class X-D, Class S and Class R certificates and the VRR

Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the trust subordinate companion loan in accordance with the co-lender agreement relating to the 225 Bush whole loan and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to the trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled certificates (other than the Class S and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Yield maintenance charges received in respect of the trust subordinate companion loan will be distributed to the loan-specific certificates and will not be allocated to the pooled certificates.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the pooled certificates will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance as described in this prospectus.

**	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-D certificates are not offered by this prospectus.

***	Other than the Class X-D, Class S and Class R certificates and the VRR Interest. None of the loan-specific certificates will be subordinate to any class of pooled certificates or the VRR interest, except to the extent of the subordination of the trust subordinate companion loan to the 225 Bush mortgage loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior non-VRR certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class R or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the certificate balance of the VRR Interest. Principal losses and principal payments, if any, on the trust subordinate companion loan allocated to a class of loan-specific certificates will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Allocation of Pooled VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the pooled certificates and the allocation of losses to the pooled certificates.

F. Shortfalls in Available Funds	The following types of shortfalls will reduce the pooled aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

●	shortfalls from delinquencies and defaults by borrowers;

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates (other than the Class S certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date (which accrues after the related anticipated repayment date), to the extent actually collected and applied as interest during a collection period, will be allocated between the VRR Interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related distribution date. See “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates, to provide credit support for other classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. Because there are no mortgage loans with an anticipated repayment date related to the trust, there will be no excess interest distributable to the Class S certificates or the VRR Interest.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), and the trust subordinate companion loan (unless the master servicer or the special servicer determines that the advance would be nonrecoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “prime rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be fifty-three (53) fixed rate commercial mortgage loans and the trust subordinate companion loan, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred and twelve (112) commercial, multifamily and manufactured housing community properties (if any). See “Description of the Mortgage Pool—Additional Indebtedness”. See also “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,322,249,369. The principal balance of the trust subordinate companion loan as of the cut-off date will be approximately $146,400,000.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fifty-three (53) commercial, multifamily and manufactured housing community mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger whole loan, each comprised of the related mortgage loan and (i) in the case of eleven (11) mortgage loans (29.5%), one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”), and (ii) in the case of five (5) mortgage loans (17.9%), one or more loans that are subordinate in right of payment to the mortgage loan and the related pari passu companion loans and evidenced by separate promissory notes (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). Each of the pari passu companion loans and the subordinate companion loans are referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”. With respect to the 225 Bush whole loan set forth below, the trust subordinate companion loan is evidenced by one junior promissory note (referred to in this prospectus as the “trust subordinate companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)	Whole Loan Underwritten NCF DSCR(1)
225 Bush	$60,000,000	4.5%	$143,600,000	$146,400,000(2)	59.4%	2.24x
Innovation Park	$60,000,000	4.5%	$122,250,000	N/A	68.8%	2.96x
The Essex	$56,900,000	4.3%	$60,100,000	$58,000,000	59.7%	1.89x
180 Water	$50,000,000	3.8%	$87,500,000	$127,500,000	58.7%	1.63x
Harvey Building Products	$50,000,000	3.8%	$110,000,000	N/A	69.4%	1.51x
Legends at Village West	$50,000,000	3.8%	$70,000,000	N/A	53.3%	1.67x
Osborn Triangle	$40,000,000	3.0%	$390,000,000	$145,000,000	49.7%	2.33x
Tysons Tower	$40,000,000	3.0%	$150,000,000	N/A	52.1%	3.07x
900 & 990 Stewart Avenue	$39,000,000	2.9%	$45,000,000	N/A	69.2%	1.95x
Hilton Cincinnati Netherland Plaza	$35,500,000	2.7%	$37,000,000	N/A	68.7%	1.62x
Grand Canal Shoppes	$30,384,615	2.3%	$729,615,385	$215,000,000	59.5%	1.67x
230 Park Avenue South	$30,000,000	2.3%	$220,000,000	N/A	51.0%	2.65x
8 West Centre	$26,000,000	2.0%	$18,200,000	N/A	63.1%	1.86x
Sunset North	$20,000,000	1.5%	$130,000,000	N/A	66.1%	2.63x
600 & 620 National Avenue	$20,000,000	1.5%	$117,900,000	N/A	70.0%	1.93x
City Hyde Park	$20,000,000	1.5%	$92,000,000	N/A	73.8%	1.06x

(1)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related mortgaged property. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(2)	Represents the trust subordinate companion loan, which will be an asset of the issuing entity.

Each of the Innovation Park whole loan and the 180 Water whole loan, each a “servicing shift whole loan”, will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, the related servicing shift whole loan will be a “serviced whole loan”. On and after the related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related control note and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Osborn Triangle	JPMCC 2019-OSB	3.0%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Tysons Tower	BANK 2019-BNK21	3.0%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
900 & 990 Stewart Avenue	Benchmark 2019-B13	2.9%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association
Grand Canal Shoppes	MSC 2019-H7	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association
230 Park Avenue South	BANK 2019-BNK21	2.3%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
Sunset North	Benchmark 2019-B13	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association
600 & 620 National Avenue	UBSCM 2019-C17	1.5%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association
City Hyde Park	Benchmark 2019-B13	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(2)
Osborn Triangle	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	N/A	Prima Capital Advisors LLC
Tysons Tower	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
900 & 990 Stewart Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
Grand Canal Shoppes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	Argentic Securities Income USA LLC(3)
230 Park Avenue South	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III Debt AIV, LP
Sunset North	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.
600 & 620 National Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF III-D UBSCM 2019-C17 MOA-HRR, LLC
City Hyde Park	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital Fund V, L.P.

(1)	Does not reflect the Innovation Park mortgage loan or the 180 Water mortgage loan, each a servicing shift mortgage loan. With respect to each servicing shift mortgage loan, after the securitization of the related controlling companion loan, the mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.

(2)	The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(3)	The initial Directing Party for the Grand Canal Shoppes whole loan is CPPIB Credit Investments II Inc., as holder of the related subordinate companion loan. During the continuance of a Grand Canal Shoppes control appraisal period, the directing holder (or equivalent party) under the MSC 2019-H7 pooling and servicing agreement (initially Argentic Securities Income USA LLC) is expected to be the Directing Party for the Grand Canal Shoppes whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or any preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2 to this prospectus).

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loan unless otherwise indicated. The trust subordinate companion loan supports only the loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,322,249,369
Number of Mortgage Loans	53
Number of Mortgaged Properties	112
Range of Cut-off Date Balances	$3,000,000 to $73,000,000
Average Cut-off Date Balance	$24,948,101
Range of Mortgage Rates	2.75900% to 5.35000%
Weighted average Mortgage Rate	3.79106%
Range of original terms to maturity(3)	60 months to 120 months
Weighted average original term to maturity(3)	107 months
Range of remaining terms to maturity(3)	57 months to 120 months
Weighted average remaining term to maturity(3)	106 months
Range of original amortization term(3)	120 months to 480 months
Weighted average original amortization term(3)	362 months
Range of remaining amortization terms(3)	120 months to 480 months
Weighted average remaining amortization term(3)	362 months
Range of LTV Ratios as of the Cut-off Date(4)(5)	30.5% to 78.6%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)	60.0%
Range of LTV Ratios as of the maturity date(3)(5)(7)	0.2% to 72.0%
Weighted average LTV Ratio as of the maturity date(3)(4)(5)	56.8%
Range of UW NCF DSCR(5)(7)	1.06x to 4.59x
Weighted average UW NCF DSCR(5)(7)	2.30x
Range of UW NOI Debt Yield(5)(6)	6.4% to 18.7%
Weighted average UW NOI Debt Yield(5)(6)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	62.8%
Interest Only-Balloon	21.8%
Balloon	14.8%
Fully Amortizing	0.6%

(1)	Except where expressly stated otherwise, statistical information in this table does not include the trust subordinate companion loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	Excludes twenty-eight (28) mortgage loans (62.8%), that are interest-only for the entire term or until the related anticipated repayment date.

(4)	With respect to the Innovation Park mortgage loan (4.5%), the Legends at Village West mortgage loan (3.8%), the 900 & 990 Stewart Avenue mortgage loan (2.9%), the Hilton Cincinnati Netherland Plaza mortgage loan (2.7%), the 230 Park Avenue South mortgage loan (2.3%), the Villas on Nueces mortgage loan (2.3%), the Florham Park Corporate Center mortgage loan (1.9%), the 600 & 620 National Avenue mortgage loan (1.5%), The Shoppes at Southside mortgage loan (1.2%), The Shops at Merchant’s Square mortgage loan (1.0%), the Daniel - The Dinex Group mortgage loan (0.9%), the Pioneer Plaza mortgage loan (0.9%) and the 1713 Parkway mortgage loan (0.3%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(5)	With respect to sixteen (16) mortgage loans (47.5%) with one or more pari passu companion loans and/or subordinate companion loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related pari passu companion loans, but excluding any related subordinate companion loans. The underwritten net operating income debt yield, underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, and related loan-to-value ratio as of the maturity date including the related subordinate companion loans are (a) with respect to the 225 Bush mortgage loan (4.5%), 7.8%, 2.24x, 59.4% and 59.4%, respectively, (b) with respect to The Essex mortgage loan (4.3%), 6.9%, 1.89x, 59.7% and 59.7%, respectively, (c) with respect to the 180 Water mortgage loan (3.8%), 5.7%, 1.63x, 58.7% and 58.7%, respectively, (d) with respect to the Osborn Triangle mortgage loan (3.0%), 9.3%, 2.33x, 49.7% and 49.7%, respectively, and (e) with respect to the Grand Canal Shoppes mortgage loan (2.3%) 7.5% 1.67x, 59.5% and 59.5%, respectively.

(6)	With respect to the 333 Cypress mortgage loan (1.0%), the underwritten net operating income debt yield was calculated based on such mortgage loan’s principal balance as of the cut-off date net of a $172,716 economic reserve. The underwritten net operating income debt yield calculated using the full cut-off date balance of $13,200,000 is 6.3%. With respect to the 532 East 142nd Street mortgage loan (0.3%), the underwritten net operating income debt yield was calculated based on such mortgage loan’s principal balance as of the cut-off date net of a $46,176 tax abatement reserve and a $400,000 holdback reserve. The underwritten net operating income debt yield calculated using the full cut-off date balance of $4,350,000 is 6.0%.

(7)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, none of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or used to finance the purchase of an REO property at a loss in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to the Innovation Park mortgage loan (4.5%), the Harvey Building Products mortgage loan (3.8%), the Osborn Triangle mortgage loan (3.0%), the Spectrum Brands Global Headquarters mortgage loan (2.6%), the Jersey City Group 1 mortgage loan (2.4%), the Jersey City Group 3 mortgage loan (2.4%), the 230 Park Avenue South mortgage loan (2.3%), the 530 Midwood mortgage loan (1.6%), the 600 & 620 National Avenue mortgage loan (1.5%), The Shoppes at Southside mortgage loan (1.2%), The Shops at Merchant’s Square Mortgage Loan (1.0%), the 333 Cypress mortgage loan (1.0%), the Arrow Business Park mortgage loan (0.9%), the Bella Vista Phase II mortgage loan (0.8%), the Nobu DC mortgage loan (0.8%), the Studio Movie Grill Chicago mortgage loan (0.4%), the 532 East 142nd Street mortgage loan (0.3%) and the WAG Monck's Corner, SC mortgage loan (0.2%) some or all of the mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower or were vacant within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property, (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) were leased to a single tenant under a triple net lease.

See “Description of the Mortgage Pool—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which GACC, as retaining sponsor, intends to satisfy the credit risk retention requirements of the U.S. credit risk retention rules, see “Credit Risk Retention”.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no such person undertakes to take any action which may be required by any investor for the purposes of their compliance with such Regulation or any similar requirements. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any investor with such Regulation. Consequently, the offered certificates may not be a suitable investment for investors which are subject to such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans and the trust subordinate companion loan remaining in the issuing entity is less than 1% of the aggregate principal balance of the mortgage loans and the trust subordinate companion loan as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates but other than the Class S and Class R certificates) for the mortgage loans and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates).

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan or trust subordinate companion loan, as applicable, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or trust subordinate companion loan, as applicable, or mortgaged property or causes the mortgage loan or trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with any related pari passu companion loan and, in the case of the Grand Canal Shoppes whole loan, the Osborn Triangle whole loan and the 180 Water whole loan (after the related servicing shift securitization date), the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as three separate REMICs (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper Tier REMIC” and each, a “Trust REMIC”) for federal income tax purposes.

In addition, the portions of the issuing entity consisting of the excess interest accrued on the mortgage loan with an anticipated repayment date will be treated as a grantor trust (the “Grantor Trust”) and the holders of the Class S certificates and the VRR Interest will be treated as the beneficial owners of such entitlements under section 671 of the Code.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [_] certificates will be issued with original issue discount, that the Class [_] certificates will be issued with de minimis original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1, representation and warranty number 7 in Annex E-1 and representation and warranty number 7 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

In addition, on September 30, 2019, The We Company, the parent company of WeWork, which is the third largest tenant at the Sunset North mortgaged property (1.5%),withdrew its Form S-1 filing with the Securities and Exchange Commission, indefinitely postponing its proposed initial public offering. The We Company is reportedly exploring other corporate financing alternatives. On October 22, 2019, SoftBank Group Corp. reported that it agreed to acquire a majority ownership interest in WeWork. These events may impact WeWork’s operations at the Sunset North mortgaged property and may impact the performance of other mortgaged properties in the mortgage pool, which may in turn adversely affect the performance of the mortgage loans and the offered certificates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases

(less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—Multifamily Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self-Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and

Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease to own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty number 33 on Annex D-1, representation and warranty no. 31 on Annex E-1 and representation and warranty no. 31 on Annex F-1. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Harvey Building Products mortgaged properties (3.8%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity/ARD in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, multifamily, retail, mixed use and industrial properties. See “Description of the Mortgage Pool—Mortgage

Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, California, New Jersey, Ohio, Texas, the District of Columbia, Kansas and Nevada. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines”, “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, for certain mortgaged properties, the borrower sponsors may currently plan to undertake elective renovations in the future. We cannot assure you that sufficient funds will be available to the related borrower sponsor to undertake such elective renovations.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties. See also representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on November 21, 2019.  We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1 and representation and warranty number 17 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 81% (in 2019) or 80% (in 2020) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $180 million (in 2019) or $200 million (in 2020). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1 and representation and warranty number 30 in Annex F-1, and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—Citi Real Estate Funding Inc. —Review of CREFI Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.

The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain other than “as-is” values) as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at any indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—Exceptions to Underwriting Criteria” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” and “—Delaware Statutory Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans (other than the trust subordinate companion loan) are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, and, in the case of certain ARD loans with mezzanine debt, mezzanine debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of the related mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest, which are not offered by this prospectus. The payment of mezzanine debt service from excess cash flow, if applicable, will reduce the excess cash flow available to pay the ARD mortgage loan beyond scheduled principal payments (if any). See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan(s)”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans (other than the 652 Kent Avenue mortgage loan (0.6%), which is scheduled to be fully amortized on the related maturity date) have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1 and representation and warranty number 35 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and German American Capital Corporation will sell the trust subordinate companion loan) to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and one of the originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association and Citi Real Estate Funding Inc. are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if a risk retention consultation party or a holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or the holder of the VRR Interest entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association or Citi Real Estate Funding Inc. (or its majority-owned affiliate) (in each case as a holder of the VRR Interest or a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, there can be no assurance that any of Deutsche Bank AG, New York Branch, JPMorgan Chase Bank, National Association or Citi Real Estate Funding Inc. (in each case as a holder of the VRR Interest or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Innovation Park whole loan and the 180 Water whole loan, each a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the applicable servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identities of such servicing shift master servicer or servicing shift special servicer have been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the related servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of a servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holders of the VRR Interest and the party expected to be designated to consult with the special servicer on its behalf as the risk retention consultation parties are each an Underwriter Entity. There can be no assurance that any actions that either such party takes in either such capacity will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor, an originator, the expected holder of a portion of the VRR Interest and an initial risk retention consultation party. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator, the expected holder of a portion of the VRR Interest, an initial risk retention consultation party and the holder of the Pari Passu Companion Loans with respect to the Harvey Building Products Whole Loan and the Legends at Village West Whole Loan. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, a sponsor, DBR Investments Co. Limited, an originator, and Deutsche Bank AG, acting through its New York Branch, an originator, an initial risk retention consultation party and the expected holder of a portion of the VRR Interest. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans also provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard, which is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the Benchmark

2019-B14 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

KKR Real Estate Credit Opportunity Partners II L.P. is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with respect to any excluded loan and, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan), and Midland Loan Services, a Division of PNC Bank, National Association is expected to act as the special servicer. The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the risk retention consultation parties or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation parties or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, and compete with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR Real Estate Credit Opportunity Partners II L.P. (or an affiliate) will be the initial directing certificateholder (other than with respect to any non-serviced mortgage loan, any servicing shift whole loan, any applicable excluded loan and, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded mortgage loan and any servicing shift mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Similarly, with respect to a serviced AB whole loan, the special servicer may, at the direction of the holder of the related subordinate companion loan, while such holder is the related directing holder, take actions with respect to the related serviced AB whole loan that could adversely affect the holders of some or all of the classes of certificates.

With respect to the 225 Bush whole loan, the mortgage loan and the related subordinate companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the 225 Bush mortgage loan and the trust subordinate companion loan will be assets in the trust fund. The initial directing certificateholder for the 225 Bush whole loan is expected to be the 225 Bush controlling class certificateholder (or its representative). For so long as no 225 Bush control appraisal period is continuing, the directing certificateholder for the 225 Bush whole loan will be the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). The 225 Bush controlling class will be the most subordinate class of the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D or Class 225B-E certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. During the continuance of a 225 Bush control appraisal period with respect to the 225 Bush whole loan, the directing certificateholder for the 225 Bush whole loan will be the controlling class certificateholder (or its representative). The directing certificateholder for the 225 Bush whole loan will have the right to (i) consent to certain material decisions and actions made with respect to the 225 Bush whole loan and (ii) replace the special servicer with respect to the 225 Bush whole loan, with or without cause. The special servicer may, at the direction of the related directing certificateholder, take actions with respect to the 225 Bush whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan, any non-serviced mortgage loan and any servicing shift mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

Whole Loan	Servicing Agreement	Controlling Noteholder	Initial Directing Party(1)
225 Bush	Benchmark 2019-B14	Benchmark 2019-B14	(2)
Innovation Park(3)	Benchmark 2019-B14	JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association
The Essex	Benchmark 2019-B14	JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association (4)
180 Water(3)	Benchmark 2019-B14	DBR Investments Co. Limited	DBR Investments Co. Limited(5)
Harvey Building Products	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
Legends at Village West	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
Osborn Triangle	JPMCC 2019-OSB	JPMCC 2019-OSB	Prima Capital Advisors LLC
Tysons Tower	BANK 2019-B21	BANK 2019-B21	RREF III Debt AIV, LP
900 & 990 Stewart Avenue	Benchmark 2019-B13	Benchmark 2019-B13	Eightfold Real Estate Capital Fund V, L.P.
Hilton Cincinnati Netherland Plaza	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
Grand Canal Shoppes	MSC 2019-H7	MSC 2019-H7	CPPIB Credit Investments II Inc.(6)
230 Park Avenue South	BANK 2019-B21	BANK 2019-B21	RREF III Debt AIV, LP
8 West Centre	Benchmark 2019-B14	Benchmark 2019-B14	KKR Real Estate Credit Opportunity Partners II L.P.
Sunset North	Benchmark 2019-B13	Benchmark 2019-B13	Eightfold Real Estate Capital Fund V, L.P.
600 & 620 National Avenue	UBSCM 2019-C17	UBSCM 2019-C17	RREF III-D UBSCM 2019-C17 MOA-HRR, LLC
City Hyde Park	Benchmark 2019-B13	Benchmark 2019-B13	Eightfold Real Estate Capital Fund V, L.P.

(1)	The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement or intercreditor agreement, as applicable.

(2)	Prior to a 225 Bush control appraisal period, the directing certificateholder for the 225 Bush whole loan will be the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time). Following as 225 Bush control appraisal period, the directing certificateholder for the 225 Bush whole loan will be the trust directing certificateholder.

(3)	The servicing of each servicing shift whole loan will be transferred on the related servicing shift securitization date. The initial controlling noteholder of each servicing shift whole loan will be the holder of the related controlling companion loan. After the related servicing shift securitization date, the controlling noteholder of the related servicing shift whole loan is expected to be the related controlling class representative or directing certificateholder (or equivalent entity) under such securitization.

(4)	The initial Directing Party for The Essex whole loan is JPMorgan Chase Bank, National Association, as holder of the related controlling subordinate companion loan. JPMorgan Chase Bank, National Association expects to sell the related controlling subordinate companion loan to an unrelated third party.

(5)	The initial Directing Party for the 180 Water whole loan is DBR Investments Co. Limited, as holder of the related subordinate companion loan. Following a 180 Water control appraisal period, the holder of note A-2 will be the Directing Party for the 180 Water whole loan.

(6)	The initial Directing Party for the Grand Canal Shoppes whole loan is CPPIB Credit Investments II Inc., as holder of the related subordinate companion loan. During the continuance of a Grand Canal Shoppes control appraisal period, the directing holder (or equivalent party) under the MSC 2019-H7 pooling and servicing agreement is expected to be the Directing Party for the Grand Canal Shoppes whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan”.

The special servicer, upon consultation with a serviced companion loan holder or its representative (or, with respect to any servicing shift whole loan prior to the related servicing shift securitization date, at the direction of the holder of the related controlling companion loan), may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan)

may advise or, in the case of a controlling note holder of a servicing shift whole loan prior to the related servicing shift securitization date, direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan and any servicing shift mortgage loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

Similarly, with respect to each non-serviced mortgage loan, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, after the applicable servicing shift securitization date, the securitization trust for the related controlling companion loan) has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The controlling noteholder, the directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling noteholder, directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (or with respect to the 225 Bush whole loan, prior to the continuation of a 225 Bush control appraisal period, the 225 Bush controlling class certificateholder (or its representative) selected by a majority of the 225 Bush controlling class certificateholders (by certificate balance)) (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR and Class NR-RR certificates, which is referred to in this prospectus as the “Third Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the Third Party Purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Third Party Purchaser or that the final pool as influenced by the Third Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Third Party Purchaser’s certificates. Because of the differing subordination levels, the Third Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Third Party Purchaser but that does not benefit other investors. In addition, while the Third Party Purchaser is prohibited under the credit risk retention rules from entering into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Third Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Third Party Purchaser’s acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The Third Party Purchaser is expected to appoint KKR Real Estate Credit Opportunity Partners II L.P. as the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans and the servicing shift mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans or the servicing shift whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the Third Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties (including, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and the trust subordinate companion loan, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans and the trust subordinate companion loan, as applicable. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012. Subject to certain exceptions, banking entities are required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

●	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “EU Risk Retention and Due Diligence Requirements”), as set out in Regulation (EU) 2017/2402 (the “EU Securitization Regulation”) as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance, which apply in respect of institutional investors (as defined in the EU Securitization Regulation) and, in certain cases, their consolidated subsidiaries (together, “EU Institutional Investors”), including: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers which manage or market alternative investment funds in the European Union (“EU”); investment firms (and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS). The EU Risk Retention and Due Diligence Requirements restrict EU Institutional Investors from investing in securitizations unless, amongst other things, such EU Institutional Investors have verified that: (i) if established in a non-EU country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five per cent in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to EU Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-EU country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EU national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any EU Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any EU Institutional Investor with any EU Risk Retention and Due Diligence Requirements. None of the sponsors, the depositor or the underwriters, or any of their respective affiliates, or any other person, provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those EU Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant EU Institutional Investor.

Consequently, the certificates may not be a suitable investment for any EU Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Recent Developments Concerning the Proposed Japanese Retention Requirements

The Japanese Financial Services Agency the (“JFSA”) recently published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the certificates equal to at least 5% of the exposure of the total underlying assets in the transaction (the “Japanese Retention Requirement”) or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination with respect to the mortgage loans by such investors, the Japanese Retention Requirement as set out in the JRR Rule will apply to an investment by such investors in the certificates. The Japanese investors to which the JRR Rule applies include banks, bank holding companies, credit unions (shinyo kinko), credit cooperatives (shinyo kumiai), labor credit unions (rodo kinko), agricultural credit cooperatives (nogyo kyodo kumiai), ultimate parent companies of large securities companies and certain other financial institutions regulated in Japan (such investors, “Japanese Affected Investors"). Such Japanese Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Japanese Retention Requirement.

The JRR Rule became effective on March 31, 2019. At this time, you should understand that there are a number of unresolved questions and no established line of authority, precedent or market practice that provides definitive guidance with respect to the JRR Rule, and no assurances can be made as to the content, impact or interpretation of the JRR Rule. In particular, the basis for the determination of whether an asset is “inappropriately originated” remains unclear, and therefore unless the JFSA provides further specific clarification, it is possible that this transaction may contain assets deemed to be “inappropriately originated” and as a result may not be exempt from the Japanese Retention Requirement. The JRR Rule or other similar requirements may deter Japanese Affected Investors from purchasing the certificates, which may limit the liquidity of the certificates and adversely affect the price of the certificates in the secondary market. Whether and to what extent the JFSA may provide further clarification or interpretation as to the JRR Rule is unknown.

Each purchaser or prospective purchaser of certificates is itself responsible for monitoring and assessing any changes to Japanese risk retention laws and regulations, including any delegated or implementing legislation made pursuant to the JRR Rule, and for analyzing its own regulatory position. Each purchaser or prospective purchaser of certificates is advised to consult with its own advisers regarding the suitability of the certificates for investment and the applicability of the JRR Rule and the Japanese Retention Requirement to this transaction. None of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates makes any representation or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person, including any Japanese Affected Investor, and none of the depositor, the issuing entity, the retaining sponsor, the certificate administrator, the trustee, the master servicer, the special servicer, any borrowers, the underwriters, any other party to the transactions contemplated by this prospectus, or their respective affiliates intends to take any steps to comply (or facilitate compliance by any person, including any Japanese Affected Investor) with the JRR Rule or makes any representation, warranty or agreement regarding compliance with the JRR Rule or the consequences of the JRR Rule for any person.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated pooled certificates not rated by them, their ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

In August 2011, S&P Global Ratings downgraded the U.S. Government’s credit rating from “AAA” to “AA+”. In the event that S&P Global Ratings is engaged by the depositor and thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that S&P Global Ratings would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—

Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B or Class X-D certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B or Class X-D certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B or Class X-D certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the principal balance certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your principal balance certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your principal balance certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A and Class X-B certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B and Class C certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates. Investors in the Class X-A and then the Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved, and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class S and Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled principal balance certificates, first the Class NR-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric Class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B or Class X-D certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan, any excluded loan and any servicing shift mortgage loan) and the right to replace the special servicer with or without cause (other than with respect to any excluded loan and any servicing shift mortgage loan), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation parties will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan. In addition, for so long as no 225 Bush control appraisal period is continuing, the 225B risk retention consultation party will have certain consultation rights with respect to the 225 Bush mortgage loan. See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation parties, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to a servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan (and any servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the Special Servicer if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)       may act solely in its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)       does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)       may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)       will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, any risk retention consultation party or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor ” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause at any time so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or servicing shift whole loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement (and with respect to the 225 Bush whole loan for so long as a control termination event is continuing with respect to the 225 Bush whole loan), the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 50% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights”, ”—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan—Special Servicer Appointment Rights” and ”—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan—Special Servicer Appointment Rights”. Additionally, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights”, “—The Non-Serviced Pari Passu Whole Loans—Special Servicer Appointment Rights” and “—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan—Special Servicer Appointment Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to a serviced mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Any such consultation by the holder of a pari passu companion loan is non-binding. We cannot assure you that the exercise of consultation or consent rights of a companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to the trust subordinate companion loan, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and, under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (including the trust subordinate companion loan under limited circumstances) or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or equivalent entity) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Loan Event Default

With respect to a whole loan with a subordinate companion loan, prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and other unscheduled principal payments (other than in connection with payments made following a casualty or condemnation) with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loan and the related subordinate companion loan on a pro rata basis. Such pro rata allocations of principal and the resulting distributions of principal to the holders of the related subordinate companion loan will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans”.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and, the Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC, as applicable, may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates.

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of (i) a pool of fifty-three (53) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,322,249,369 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loan. The “Cut-off Date” means with respect to each Mortgage Loan and the Trust Subordinate Companion Loan, the related Due Date in November 2019, or with respect to any Mortgage Loan that has its first Due Date after November 2019, the date that would otherwise have been the related Due Date in November 2019.

Sixteen (16) Mortgage Loans (47.5%), are each part of a larger whole loan comprised of (i) the related Mortgage Loan, (ii) in the case of eleven (11) Mortgage Loans (29.5%), one or more loans that are secured by the related Mortgaged Property and pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”), and (iii) in the case of five (5) Mortgage Loans (17.9%), one or more Pari Passu Companion Loans and one or more loans that are secured by the related Mortgaged Property and subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (such subordinate loans are referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the 225 Bush Whole Loan, there is one Subordinate Companion Loan relating to the 225 Bush Mortgage Loan, the Subordinate Companion Loan identified as Note B which will be included in the issuing entity (the “Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $146,400,000. Although the Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Trust Subordinate Companion Loan pursuant to the related co-lender agreement will be payable only to the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E certificates and the 225B-VRR Interest (the “Loan-Specific Certificates”).

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans and the Trust Subordinate Companion Loan to the depositor, which will in turn sell the Mortgage Loans and the Trust Subordinate Companion Loan to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMorgan Chase Bank, National Association (“JPMCB”)	23	$624,759,959	47.2%
Citi Real Estate Funding Inc. (“CREFI”)	19	404,497,000	30.6
German American Capital Corporation (“GACC“)	11	292,992,410	22.2
Total	53	$1,322,249,369	100.0%

(1)	All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or that were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—General—Co-Originated or Third-Party Originated Mortgage Loans”.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community real property (each, a “Mortgaged Property”). See “—Real Estate and Other Tax Considerations”.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and transferred to the mortgage loan seller:

●	The Essex Mortgage Loan (4.3%), for which JPMCB is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB and Goldman Sachs Bank USA. Goldman Sachs Bank USA owns 85% of the indirect interests in the borrowers of the Mortgage Loan.

●	Each of the Tysons Tower Mortgage Loan (3.0%) and the 600 & 620 National Avenue Mortgage Loan (1.5%), for which JPMCB is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB and Wells Fargo Bank, National Association.

●	The Grand Canal Shoppes Mortgage Loan (2.3%), for which JPMCB is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association and Goldman Sachs Bank USA.

●	The 230 Park Avenue South Mortgage Loan (2.3%), for which JPMCB is the mortgage loan seller, is part of a whole loan that was co-originated by JPMCB, Bank of America, N.A., and Wells Fargo Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 21, 2019 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loan unless otherwise indicated. The Trust Subordinate Companion Loan supports only the Loan-Specific Certificates. Information in the tables in this prospectus excludes the Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that :

●	in the case of a Mortgage Loan that provides for interest only payments through maturity or Anticipated Repayment Date, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for each Mortgage Loan, subject to the proviso to the prior sentence.

In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan; provided, however, that solely with respect to Annex A-1, Annual Debt Service is calculated with respect to the Mortgage Loan excluding the related Pari Passu Companion Loan and any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties the Appraised Value represents the “as-is” value or values other than “as-is” for such portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” appraised values or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than “as-is” Appraised Values of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. However, the Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, outstanding at the related Anticipated Repayment Date or due at maturity, as the case may be) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratio at Maturity/ARD” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan’s LTV Ratio includes the principal balance of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or Anticipated Repayment Date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value” below, the respective LTV Ratio at maturity or Anticipated Repayment Date was calculated using values other than “as-is” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants to pay rent or other income directly to the lockbox account. For hotel properties, the Mortgage Loan will be considered to have a Hard Lockbox if credit card companies or credit card clearing banks are required to deposit credit card receivables directly to the lockbox account, even if cash, checks or certain other payments are paid to the borrower or property manager prior to being deposited into the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means, with respect to each Mortgage Loan, the principal balance of the Mortgage Loan per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loans and the related Mortgage Loan included in the issuing entity, but not any Subordinate Companion Loans, unless otherwise indicated.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units, rooms or beds, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Springing Cash Management” means that, for funds directed into a Hard Lockbox or Soft Lockbox, such funds are generally paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received; provided, however, in some cases, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the cash management account converts to In-Place Cash Management. Notwithstanding the foregoing, in the event that such triggering events are cured as provided in the Mortgage Loan documents, in some cases, the cash management account will revert to Springing Cash Management.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox or Soft Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to Annual Debt Service except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related Mortgage Loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans.

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan(s). With respect to the 333 Cypress Mortgage Loan (1.0%), the UW NCF Debt Yield was calculated by dividing (x) the Underwritten Net Cash Flow for the Mortgaged Property by (y) the related Cut-off Date Balance for the Mortgage Loan less a $172,716 holdback reserve; the UW NCF Debt Yield calculated using the full Cut-off Date Balance would be 6.2%. With respect to the 532 East 142nd Street Mortgage Loan (0.3%), the UW NCF Debt Yield was calculated by dividing (x) the Underwritten Net Cash Flow for the Mortgaged Property by (y) the related Cut-off Date Balance for the Mortgage Loan less a $46,176 tax abatement reserve and a $400,000 holdback reserve; the UW NCF Debt Yield calculated using the full Cut-off Date Balance would be 5.9%.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. With respect to the 15 largest Mortgage Loans or Mortgage Loans secured by single tenant Mortgaged Properties, including the 225 Bush Mortgage Loan (4.5%), the Harvey Building Products Mortgage Loan (3.8%), the Osborn Triangle Mortgage Loan (3.0%), the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), the 230 Park Avenue South Mortgage Loan (2.3%) and the 600 & 620 National Avenue Mortgage Loan (1.5%), UW NOI and UW NCF were based on the average rent (or reflected the present value of the remaining rent steps) of the sole or certain top five or other tenants at the related Mortgaged Property by net rentable area during the term of the related lease (or, in some cases, the term of the related Mortgage Loan), due to the investment grade rating or institutional tenant status of the applicable tenants and/or lease guarantors. See “Description of Top Fifteen Mortgage Loans” in Annex A-3.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loans. With respect to the 333 Cypress Mortgage Loan (1.0%), the UW NOI DY was calculated by dividing (x) the UW NOI for the Mortgage Loan by (y) the related Cut-off Date Balance for the Mortgage Loan less a $172,716 holdback reserve; the UW NOI DY calculated using the full Cut-off Date Balance would be 6.3%.With respect to the 532 East 142nd Street Mortgage Loan (0.3%), the UW NOI DY was calculated by dividing (x) the UW NOI for the Mortgage Loan by (y) the related Cut-off Date Balance for the Mortgage Loan less a $46,176 tax abatement reserve and a $400,000 holdback reserve; the UW NOI DY calculated using the full Cut-off Date Balance would be 6.0%.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms (c) in the case of a Mortgaged Property operating as student housing or senior housing, the number of units, and (d) in the case of a Mortgaged Property operated as a self storage property, the number of individual storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,322,249,369
Number of Mortgage Loans	53
Number of Mortgaged Properties	112
Range of Cut-off Date Balances	$3,000,000 to $73,000,000
Average Cut-off Date Balance	$24,948,101
Range of Mortgage Rates	2.75900% to 5.35000%
Weighted average Mortgage Rate	3.79106%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	107 months
Range of remaining terms to maturity(2)	57 months to 120 months
Weighted average remaining term to maturity(2)	106 months
Range of original amortization term(2)	120 months to 480 months
Weighted average original amortization term(2)	362 months
Range of remaining amortization terms(2)	120 months to 480 months
Weighted average remaining amortization term(2)	362 months
Range of LTV Ratios as of the Cut-off Date(3)(4)	30.5% to 78.6%
Weighted average LTV Ratio as of the Cut-off Date(3)(4)	60.0%
Range of LTV Ratios as of the maturity date(2)(4)(6)	0.2% to 72.0%
Weighted average LTV Ratio as of the maturity date(2)(3)(4)	56.8%
Range of UW NCF DSCR(4)(6)	1.06x to 4.59x
Weighted average UW NCF DSCR(4)(6)	2.30x
Range of UW NOI Debt Yield(4)(5)	6.4% to 18.7%
Weighted average UW NOI Debt Yield(4)(5)	9.9%
Percentage of Initial Pool Balance consisting of:
Interest Only	62.8%
Interest Only-Balloon	21.8%
Balloon	14.8%
Fully Amortizing	0.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes twenty-eight (28) Mortgage Loans (62.8%) that are interest-only for the entire term or until the related Anticipated Repayment Date.

(3)	With respect to the Innovation Park Mortgage Loan (4.5%), the Legends at Village West Mortgage Loan (3.8%), the 900 & 990 Stewart Avenue Mortgage Loan (2.9%), the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the Villas on Nueces Mortgage Loan (2.3%), the 230 Park Avenue South Mortgage Loan (2.3%), the Florham Park Corporate Center Mortgage Loan (1.9%), the 600 & 620 National Avenue Mortgage Loan (1.5%), The Shoppes at Southside Mortgage Loan (1.2%), The Shops at Merchant’s Square Mortgage Loan (1.0%), the Daniel - The Dinex Group Mortgage Loan (0.9%), the Pioneer Plaza Mortgage Loan (0.9%) and the 1713 Parkway Mortgage Loan (0.3%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(4)	With respect to sixteen (16) Mortgage Loans (47.5%) with one or more Pari Passu Companion Loans and/or Subordinate Companion Loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related Pari Passu Companion Loans, but excluding any related Subordinate Companion Loans. The underwritten net operating income debt yield, underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date, and related loan-to-value ratio as of the maturity including the related Subordinate Companion Loans are (a) with respect to the 225 Bush Mortgage Loan (4.5%), 7.8%, 2.24x, 59.4% and 59.4%, respectively, (b) with respect to The Essex Mortgage Loan (4.3%), 6.9%, 1.89x, 59.7% and 59.7%, respectively, (c) with respect to the 180 Water Mortgage Loan (3.8%), 5.7%, 1.63x, 58.7% and 58.7%, respectively, (d) with respect to the Osborn Triangle Mortgage Loan (3.0%), 9.3%, 2.33x, 49.7% and 49.7%, respectively, and (e) with respect to the Grand Canal Shoppes Mortgage Loan (2.3%), 7.5%, 1.67x, 59.5% and 59.5%, respectively.

(5)	With respect to the 333 Cypress Mortgage Loan (1.0%), the UW NOI Debt Yield was calculated based on the Cut-off Date Balance net of a $172,716 economic reserve. The UW NOI Debt Yield calculated using the full Cut-off Date Balance of $13,200,000 is 6.3%. With respect to the 532 East 142nd Street Mortgage Loan (0.3%), the UW NOI Debt Yield was calculated based on the Cut-off Date Balance net of a $46,176 tax abatement reserve and a $400,000 holdback reserve. The UW NOI Debt Yield calculated using the full Cut-off Date Balance of $4,350,000 is 6.0%.

(6)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or its Anticipated Repayment Date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity or its Anticipated Repayment Date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include eleven (11) Mortgage Loans (26.6%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan, subject to the nonrecourse carve-out provisions in the Mortgage Loan documents.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office
Suburban	9	$268,898,438	20.3%
CBD	3	163,000,000	12.3
Multifamily
Garden	28	125,672,343	9.5
High-rise	2	82,500,000	6.2
Student Housing	2	50,053,000	3.8
Mid-rise	3	39,150,000	3.0
Retail
Anchored	6	152,694,410	11.5
Specialty Retail	1	30,384,615	2.3
Single Tenant	2	22,770,000	1.7
Unanchored	2	22,250,000	1.7
Shadow Anchored	1	13,475,000	1.0
Freestanding	2	8,600,000	0.7
Mixed Use
Multifamily/Retail	2	76,900,000	5.8
Office/Multifamily	1	47,300,000	3.6
Office/Laboratory	3	40,000,000	3.0
Retail/Office	1	12,400,000	0.9
Industrial
Warehouse/Distribution	22	25,368,750	1.9
Manufacturing	2	15,281,250	1.2
Flex	1	12,500,000	0.9
Warehouse	6	12,451,563	0.9
Self Storage
Self Storage	9	51,300,000	3.9
Hotel
Full Service	1	35,500,000	2.7
Extended Stay	2	7,000,000	0.5
Manufactured Housing
Manufactured Housing	1	6,800,000	0.5
Total	112	$1,322,249,369	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart:

●	With respect to the Tysons Tower Mortgage Loan (3.0%), the Mortgaged Property is a part of Phase I of the Tysons Corner Center planned development, and is subject to ongoing approval conditions affecting the planned development as a whole. The approval conditions include various public infrastructure commitments affecting Phase I and future development phases, such as road, bridge and regional railway improvements. The obligations related to Phase I are substantially complete, but local government has the ability to enforce the related obligations as incurred for future phases against the landowners on a joint and several basis. The affected landowners have entered into an agreement among themselves allocating the various development obligations, but we cannot assure you that other landowners will perform the remaining required obligations, or that any such non-performance will not adversely affect either the borrower or the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart:

●	With respect to The Essex Mortgage Loan (4.3%), the Mortgaged Property is subject to regulatory agreements and other documents (collectively, the “HPD Documents”) with the New York City Department of Housing Preservation and Development that govern the Mortgaged Property and require the residential condominium units to be used for multifamily housing, a portion of which must be affordable units, and the retail unit to be used as a movie theater. In connection with complying with requirements to operate affordable residential units, the borrowers benefit from a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law. The borrowers have covenanted under the Mortgage Loan documents to comply with the HPD Documents and not to amend or replace the HPD Documents without the lender’s prior written consent. See “—Real Estate and Other Tax Considerations” and “—Affiliated Leases” for additional information.

●	With respect to the 180 Water Mortgage Loan (3.8%), as to which the Mortgaged Property is a multifamily property with ground floor retail space, the borrower is in the process of converting mezzanine space between the grade level and the second floor of the Mortgaged Property into seven additional residential units. In addition, 69.2% of the square feet of the ground floor retail space at the Mortgaged Property (which comprises approximately 3.6% of total square feet at the Mortgaged Property) was vacant as of June 30, 2019. The UW NCF DSCR is 1.63x with respect to the Whole Loan and 0.85x with respect to the total debt consisting of the Whole Loan and an existing mezzanine loan. As a result, the Mortgage Loan is in a cash management trigger period. The borrower deposited $1,200,000 into an operating shortfall reserve and $1,808,900 into a conversion reserve (among other escrows and reserves) at origination, and is required to make an additional deposit of $200,000 into the operating shortfall reserve, and a deposit of approximately $891,146 into a prepaid rent reserve, on the payment date in November 2019 and to substantially complete the conversion not later than October 2020. Further, until the UW NCF DSCR with respect to the total debt reaches 1.15x, if the lender determines that the balance of the operating shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the operating shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. A failure of the borrower to make the required deposits, or to complete the conversion, lease the additional seven residential units or tenant the retail space, could result in a default under the mezzanine loan, which in turn may result in a change in control of the borrower, or could ultimately result in an event of default under the related Whole Loan. The operating shortfall reserve will be released to the borrower if the debt service coverage ratio of the related Whole Loan and the mezzanine loan is at least 1.15x as of the end of any calendar quarter.

●	With respect to the 180 Water Mortgage Loan (3.8%), the borrower is permitted to consummate a zoning lot merger of the 180 Water Mortgaged Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street (provided that the borrower sponsor has a material economic interest in such owner and the borrower sponsor is actively involved with such owner in the conversion of the 160 Water Street building from office to residential and/or hotel) to use the unused residential density of the 180 Water Mortgaged Property, estimated to be 73 residential units. Such right is subject to satisfaction of certain conditions set forth in the loan documents, including execution of certain development right agreements that are approved or pre-approved by the lender, receipt by the lender of a REMIC opinion and satisfaction of other REMIC requirements. It is anticipated that the related mortgage loan seller will enter into an amendment to the loan documents to pre-approve the form of development rights agreements prior to the Closing Date.

●	With respect to the 180 Water Mortgage Loan (3.8%), the borrower is permitted to lease up to 20 residential units for terms of less than one year, or for below market rates, provided that certain conditions are satisfied, including that such lease is not to a borrower related party and is not a bulk lease (a lease of 15 or more units to a single person or affiliated persons). The borrower may also lease up to 25 residential units to borrower related parties, provided certain conditions are satisfied, including that the leases are at market rates.

●	With respect to each of the Villas on Nueces Mortgaged Property (2.3%) and The Rockland Mortgaged Property (1.5%), a significant portion of the tenants at the related Mortgaged Property are students.

●

With respect to the 180 Water Mortgaged Property (3.8%), the 221 West 29th St Mortgaged Property (2.5%), the Jersey City Group 1 Mortgaged Property (2.4%), the Jersey City Group 3 Mortgage Loan (2.4%), the City Hyde Park Mortgaged Property (1.5%) and the Bay Pointe Apartments Mortgaged Property (0.7%), in each case, the related borrower sponsor currently holds an equity interest in one or more other multifamily properties located within a 5-mile radius, and which directly compete with the related Mortgaged Property.

●	With respect to the Jersey City Group 1 Mortgage Loan (2.4%) and the Jersey City Group 3 Mortgage Loan (2.4%), in each case, the Mortgaged Properties are subject to Jersey City rent control regulations. Current rent control regulations in Jersey City permit an annual increase based on the consumer pricing index (“CPI”) with a maximum annual increase of 4% per apartment. The borrower is only allowed to continue increasing rents for vacated units by the CPI annually as provided in the preceding sentence, unless capital improvements are completed at the Mortgaged Property. Jersey City rent control permits a specified lump sum rental increase for vacant units, allowing the borrower to raise the rental rate above the cost-of-living increase as a result of capital improvements invested into the Mortgaged Property.

●	With respect to the 221 West 29th St Mortgage Loan (2.5%), as a “75/25” project, the related Mortgaged Property benefits from a 35-year 421-a partial tax exemption under the Affordable New York program. In connection with such exemption, the landlord is obligated to register all units with the Division of Housing and Community Renewal and adhere to rent stabilization regulations in determining rent increases for the term of the exemption. Accordingly, rent increases will be subject to limitations set by the New York City Rent Guidelines Board, and the Mortgaged Properties are subject to the HSTP Act. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks.” 25% of the units are required to be affordable units leased to low- or moderate-income tenants with household income of up to 40%

(10 units), 60% (10 units), or 130% (5 units) of the Department of Housing and Urban Development (“HUD”) area median income (AMI). The affordable units are scattered across floors 2-15. Rent increases for the affordable units are subject to the lower of rent stabilization or HUD guideline increases. At the end of the 35-year exemption period, the market rate units become “destabilized” and are legally eligible to achieve market rents. However, because the Mortgaged Property’s 25 affordable units are “inclusionary housing” units, they are required to remain affordable in perpetuity.

●	With respect to the Villas on Nueces Mortgaged Property (2.3%), the Mortgaged Property participates in a Safe, Mixed-Income, Accessible, Reasonably Priced, and Transit-Oriented (“SMART”) housing program with the City of Austin. The SMART program is designed to stimulate the production of affordable housing for residents of City of Austin and to be compliant with the City of Austin’s Austin Energy Green Building standards, offering certain development fee waivers if the development meets certain related requirements. Pursuant to representations and covenants in the Mortgage Loan documents, the borrower is in compliance with the SMART program and must remain in compliance for the term of the Mortgage Loan. Additionally, the borrower must provide the lender with notices of any failure to comply with the SMART program and copies of any reports or other documentation required to be delivered to the City of Austin in connection with the program. Failure to comply with the covenants represents a recourse carveout under the Mortgage Loan documents.

●	With respect to the SE Michigan Multi-Family Portfolio Mortgage Loan (1.1%), all of the related Mortgaged Properties accept Section 8 – Housing Choice Vouchers, which account for 28.7% of the related Mortgaged Properties’ total revenue. In addition, there is a Housing Assistance Payments Contract (“HAP Contract”) in place between the Michigan State Housing Development Authority (the “MSHDA”), as the local contractor for the Department of Housing and Urban Development (“HUD”), with respect to 40 of the 101 units at the Boulder Creek Mortgaged Property. The current term of the HAP contract expires on or about June 1, 2021. The rental subsidy under the HAP contract is an amount equal to the difference between the HUD approved rent (which is currently $614 for the one bedroom units and $710 for the two bedroom units) and the HUD required rental contribution from eligible tenant families. HUD and the MSHDA consented to the assignment of the HAP Contract to the lender; however, the lender and its assignees may not become successor parties to the HAP Contract without approval of the MSHDA. The borrowers are not obligated to renew the contract at the expiration of its current term. With respect to the Anthos Garden Mortgaged Property (0.3%), there are 124 leases that are month to month out of 335 units, 32 of which are leased to Starr’s Watchful Eyes, which is a local organization that helps senior affordable tenants by helping with their rent. Starr’s subleases the apartments to their ultimate occupants.

●	In addition, with respect to the SE Michigan Multi-Family Portfolio Mortgage Loan (1.1%), the Anthos Garden Mortgaged Property (0.3%) has been subject to a number of incidents as described below.

○	In January 2018, there was a murder at the Anthos Garden Mortgaged Property in which a man was shot and killed when he opened his door at the Mortgaged Property. The borrower and manager have stated they have no additional information about the murder. In addition, a resident of the Mortgaged Property was murdered by her boyfriend in her apartment at the Mortgaged Property in October 2017. According to information provided by the borrower, eviction proceedings were brought against all involved tenants and units. Following such incidents, the borrower invested in lighting upgrades, began participating in Project Greenlight, a project that involves installation of cameras with real-time connections with police headquarters, and hired a Detroit police officer to patrol the Mortgaged Property while off duty.

○	In May 2018, a portion of the third floor walkway on one of the nine buildings at the Anthos Garden Mortgaged Property collapsed, leading to two tenant injuries. Following such incident, the borrower has spent approximately $1,000,000 to reinforce all second and third floor walkways at the Mortgaged Property with steel and concrete, and also addressed violations ticketed by city inspectors following the incident.

○	In August 2018, there was a kitchen fire caused by a tenant at the Anthos Garden Mortgaged Property. Since that incident the affected units have been renovated and all units with hood vents (over 95% of all units) were equipped with a fire suppression system.

The tenant retention percentage for the Anthos Garden Mortgaged Property has dropped significantly over the last year. In January 2018, the annualized turnover rate was reported at approximately 73%, which spiked to 140% in May 2018. However, since May 2018, no month has had turnover of over 70%.

●	With respect to the 530 Midwood Mortgage Loan (1.6%), the Mortgaged Property benefits from a 421-a tax abatement and in connection with such abatement, the Mortgaged Property is subject to a rent stabilization program that limits the ability of the borrower to increase rents.

●	With respect to the 333 Cypress Mortgage Loan (1.0%), in connection with a 421-a tax abatement, 13 of the 41 residential units are reserved for affordable housing and such affordable tenants are subject to approval from New York’s Department of Housing Preservation and Development.

●	With respect to the 532 East 142nd Street Mortgage Loan (0.3%), in connection with a 421-a tax abatement, 5 of the 15 residential units are reserved for affordable housing and such affordable tenants are subject to approval from New York’s Department of Housing Preservation and Development.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Retail Properties.

With respect to the retail properties set forth in the above chart:

●	The Legends at Village West Mortgaged Property (3.8%), the Oro Valley Marketplace Mortgaged Property (2.7%), the Sparks Galleria Mortgaged Property (1.8%), The Shoppes at Southside Mortgaged Property (1.2%), the Caughlin Ranch Mortgaged Property (1.2%), The Shops at Merchant’s Square Mortgaged Property (1.0%) and the Pioneer Plaza Mortgaged Property (0.9%) each is considered by the applicable borrower sponsor to have an “anchor tenant” or “shadow anchor tenant” which tenants occupy space at the related property, but may or may not occupy space that is collateral for the related Mortgage Loan.

●	With respect to the 230 Park Avenue South Mortgage Loan (2.3%), a retail branch of JPMCB is the second largest tenant at the Mortgaged Property by net rentable area.

●	With respect to The Shops at Merchant’s Square Mortgage Loan (1.0%), the borrower ground leases a portion of the Mortgaged Property to a local municipality under a long-term ground lease, which municipality paid for the construction of a parking deck on such portion of the Mortgaged Property. The municipality is required to sell the parking deck to the borrower for a nominal sum at the end of the lease term. In the event of a casualty to the parking deck during the lease term, the borrower and the municipality are required to work in good faith to determine if the parking deck should be restored, and if not restored, insurance proceeds are payable solely to the municipality. The parking spaces at the parking deck are required for zoning. The Mortgaged Property has space to provide other parking spaces if needed to satisfy zoning requirements.

●	With respect to the Pioneer Plaza Mortgage Loan (0.9%), the largest tenant, Safeway, which leases approximately 49.0% of the net rentable area at the Mortgaged Property, has the right to expand its space to an adjacent area delineated in the lease, and to request the borrower to construct such expansion. If the borrower is unable or unwilling to build such expansion, or the borrower fails to do such within a specified time frame, the tenant has the right to construct such expansion and offset the cost of such expansion from any percentage rents payable. In the event that the borrower were to agree to construct the expansion, and the issuing entity took title to the Mortgaged Property before the expansion was complete, the issuing entity would continue to have the obligation to construct such expansion. However, under REMIC regulations, the issuing entity would not be permitted to complete such construction unless it is more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. In addition, it is unlikely that the issuing entity would have funds to complete such construction.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more office, retail and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and "—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses", as applicable.

●	With respect to the Osborn Triangle Mortgage Loan (3.0%), the largest tenant at the portfolio of Mortgaged Properties, Pfizer, which represents 73.8% of the net rentable square footage, sub-leases a total of 163,644 square feet, representing 24.2% of the net rentable square footage at the portfolio of Mortgaged Properties as follows: (i) CRISPR Therapeutics (9.7% of net rentable square footage), expiring on January 31, 2027, (ii) Lab Central (4.9% of net rentable square footage), expiring on December 14, 2027, (iii) Casebia Therapeutics (4.8% of net rentable square footage), expiring on March 31, 2024, and (iv) KSQ Therapeutics (4.8% of net rentable square footage), expiring on February 28, 2022. In addition, CRISPR Therapeutics subleases 5,184 square feet of its subleased space to Bayer’s Life Hub Boston, whose sub-sublease expires on March 31, 2024.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hotel Properties.

With respect to the hotel properties set forth in the above chart, the following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/ Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Hilton Cincinnati Netherland Plaza	$35,500,000	2.7%	11/30/2029	11/1/2024
WoodSpring Suites Grand Rapids	$4,510,000	0.3%	4/16/2028	9/1/2029
WoodSpring Suites Tyler	$2,490,000	0.2%	10/26/2028	9/1/2029

●	With respect to the Hilton Cincinnati Netherland Plaza Mortgaged Property (2.7%), approximately 35.6% of the underwritten revenue is derived from food and beverage sales.

●	With respect to the WoodSpring Suites Grand Rapids Mortgage Property (0.3%), the related appraisal report indicates that, within a five-mile radius of the Mortgaged Property, there are three hotel properties that have opened recently or are scheduled to open shortly, and are expected to be directly competitive with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Specialty Use

Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self-Storage Properties.

With respect to the self-storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Manufactured Housing Community Properties.

With respect to the multifamily properties set forth in the above chart:

●	With respect to the Oak Hills Mobile Home Park Mortgage Loan (0.5%), an affiliate of the borrower owns approximately 10 of the manufactured homes at the Mortgaged Property, and such affiliate of the borrower has also provided financing for an additional 39 of the manufactured homes at the Mortgaged Property. The 10 homes are being held for sale by the affiliate. Only income from rental of pads, and no income from rental of manufactured homes, was underwritten. The affiliate does not pay rent on the pads on which the manufactured homes it owns are located Such pads were included in underwritten vacancy for the Mortgage Loan. If the affiliate takes title to other manufactured homes which it has financed, no rent would be received on the related pads unless and until the affiliate sells the homes to owners who would then be required to pay pad rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Theater	10	22.0%
Restaurant	8	12.1
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	4	10.9
Bank branch	5	10.9
School or Educational Facility	2	6.5
Theme Park	2	3.5
Gym, fitness center or a health club	2	3.0
Showroom	1	2.3
Night Club	1	2.3
Total	35	73.6%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)(2)	Property Type
Watergate Office Building	$73,000,000	5.5%	339	2.04	x	69.5%	Office
225 Bush	$60,000,000	4.5%	351	3.85	x	34.6%	Office
Innovation Park	$60,000,000	4.5%	98	2.96	x	68.8%	Office
The Essex	$56,900,000	4.3%	600,000	3.66	x	39.9%	Mixed Use
180 Water	$50,000,000	3.8%	239,965	3.15	x	30.5%	Multifamily
Harvey Building Products	$50,000,000	3.8%	78	1.51	x	69.4%	Various
Legends at Village West	$50,000,000	3.8%	171	1.67	x	53.3%	Retail
80 on the Commons	$47,300,000	3.6%	160	3.50	x	64.4%	Mixed Use
Osborn Triangle	$40,000,000	3.0%	635	3.12	x	37.1%	Mixed Use
Tysons Tower	$40,000,000	3.0%	359	3.07	x	52.1%	Office
Top 3 Total/Weighted Average	$193,000,000	14.6%		2.89	x	58.4%
Top 5 Total/Weighted Average	$299,900,000	22.7%		3.08	x	50.3%
Top 10 Total/Weighted Average	$527,200,000	39.9%		2.84	x	52.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Pari Passu Companion Loan(s) that is not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan are calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the trust and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loans. The UW NCF DSCR and the Cut-off Date LTV Ratio including the related Subordinate Companion Loan(s) are (a) with respect to the Mortgage Loan identified as “225 Bush” on Annex A-1, 2.24x and 59.4%, respectively, (b) with respect to the Mortgage Loan identified as “The Essex” on Annex A-1, 1.89x and 59.7%, respectively, (c) with respect to the Mortgage Loan identified as “180 Water” on Annex A-1, 1.63x and 58.7%, respectively, and (d) with respect to the Mortgage Loan identified as “Osborn Triangle” on Annex A-1, 2.33x and 49.7%, respectively. See “—Assessments of Property Value and Condition” for additional information.

(2)	In the case of each of the Innovation Park Mortgage Loan (4.5%) and the Legends at Village West Mortgage Loan (3.8%), the related Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” for additional information.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.9% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include eight (8) Mortgage Loans (17.8%), set forth in the table below entitled “Multi-Property Mortgage Loans”, which are each secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular Mortgaged Property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 200%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Multi-Property	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Harvey Building Products	Multi-Property	$50,000,000	3.8%
Osborn Triangle	Multi-Property	40,000,000	3.0
Compass AGP Storage Portfolio	Multi-Property	33,000,000	2.5
Jersey City Group 1	Multi-Property	32,050,000	2.4
Jersey City Group 3	Multi-Property	31,110,000	2.4
Glendale Portfolio	Multi-Property	28,200,000	2.1
SE Michigan Multifamily Portfolio	Multi-Property	14,000,000	1.1
WoodSpring Suites Grand Rapids Holland & Tyler	Multi-Property	7,000,000	0.5
Total		$235,360,000	17.8%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

With respect to the seven (7) Mortgage Loans (15.8%), the related Mortgaged Property is comprised of two separate parcels, each of which is owned by a separate borrower.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrowers that are related to each other represents more than approximately 4.8% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Jersey City Group 1	$32,050,000	2.4%
Jersey City Group 3	31,110,000	2.4
Total for Group 1:	$63,160,000	4.8%
Group 2:
333 Cypress	$13,200,000	1.0%
532 East 142nd Street	4,350,000	0.3
Total for Group 2:	$17,550,000	1.3%

Mortgage Loans with related borrowers are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states (or districts) that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	10	$267,750,000	20.2%
California	5	$120,700,000	9.1%
New Jersey	21	$101,160,000	7.7%
Ohio	3	$89,600,000	6.8%
Texas	7	$85,552,343	6.5%
District of Columbia	2	$83,570,000	6.3%
Kansas	2	$70,053,000	5.3%
Nevada	3	$69,735,115	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states, with no more than 4.8% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Four (4) Mortgaged Properties (6.2%) are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Ten (10) Mortgaged Properties (14.8%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on these reports, no Mortgaged Property has a seismic expected loss greater than 19%. See “—Insurance Considerations”.

Fifteen (15) Mortgaged Properties (16.5%) are located in California, Georgia and Texas and are more susceptible to wildfires.

With respect to the 180 Water Mortgage Loan (3.8%), the Mortgaged Property is located within a special flood hazard area. The descriptive overview of the Mortgaged Property set forth in the appraisal noted that the Mortgaged Property experienced substantial damage in 2012 from Hurricane Sandy to the ground floor and mechanical and building equipment situated in the basement area, including electrical gear, the domestic water pump, the fire pump and elevator equipment and resulting in costs of approximately $4.0 million to make repairs and obtain temporary generator service. The appraiser further noted that affected building systems were later replaced, electrical switch gear is now located on the second floor, an emergency generator is now located on the roof and vents for gas service are now raised 15 feet above grade, with the compactor and gas and water meters the only components located in the cellar. The Mortgaged Property is covered by a flood insurance policy pursuant to the National Flood Insurance Program in the maximum available building limit of $500,000 and by excess flood coverage (under the borrower’s all-risk policy) with a limit equal to $37,000,000.

Mortgaged Properties With Limited Prior Operating History

Ten (10) Mortgaged Properties securing The Essex Mortgage Loan (4.3%), the Jersey City Group 1 Mortgage Loan (2.4%), the Jersey City Group 3 Mortgage Loan (2.4%), the 230 Park Avenue South

Mortgage Loan (2.3%), the 530 Midwood Mortgage Loan (1.6%), the 600 & 620 National Avenue Mortgage Loan (1.5%), The Shops at Merchant’s Square Mortgage Loan (1.0%), the 333 Cypress Mortgage Loan (1.0%), the Nobu DC Mortgage Loan (0.8%) and the 532 East 142nd Street Mortgage Loan (0.3%), were each constructed or substantially renovated or in a lease-up period within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

Four (4) Mortgaged Properties related to the Harvey Building Products Mortgage Loan (3.8%), the 652 Kent Avenue Mortgage Loan (0.6%), the Studio Movie Grill Chicago Mortgage Loan (0.4%) and the WAG Monck’s Corner, SC Mortgage Loan (0.2%), are single tenant properties where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

The Mortgaged Property securing the Innovation Park Mortgage Loan (4.5%), the Osborn Triangle Mortgage Loan (3.0%), the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), the Arrow Business Park Mortgage Loan (0.9%) and the Bella Vista Phase II Mortgage Loan (0.8%) was acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Five (5) Mortgaged Properties securing the Watergate Office Building Mortgage Loan (5.5%), the Oro Valley Marketplace Mortgage Loan (2.7%), Spectrum Brands Global Headquarters Mortgage Loan (2.6%), the Florham Park Corporate Center Mortgage Loan (1.9%) and The Shoppes at Southside Mortgage Loan (1.2%) have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Watergate Office Building Mortgage Loan (5.5%), in connection with a reverse 1031 exchange to be consummated by one of the tenant-in-common borrowers, all four tenant-in-common borrowers have master leased their interest in the Mortgaged Property to the fifth borrower, and the lender has been granted a security interest in both the tenant-in-common borrowers’ fee estate and the master leasehold estate created thereunder. Upon consummation of the reverse 1031 exchange in accordance with the terms and conditions set forth in the related Mortgage Loan documents, the borrowers are permitted to terminate the master lease, subject to satisfaction of certain requirements set forth in the related Mortgage Loan documents.

Condominium and Other Shared Interests

Four (4) of the Mortgaged Properties securing or partially securing The Essex Mortgage Loan (4.3%), the Osborn Triangle Mortgage Loan (3.0%), the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the Daniel – Dinex Group Mortgage Loan (0.9%) and the Nobu DC Mortgage Loan (0.8%), are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to The Essex Mortgage Loan (4.3%), the Mortgaged Property consists of four condominium units out of a total of seven condominium units that collectively comprise a condominium regime. The borrowers control three out of the seven votes on the condominium board. In addition, an affiliate of the borrowers serving as the master tenant (“Master Tenant”) under a certain master lease between the Master Tenant and the borrowers controls two out of the seven votes on the condominium board pursuant to an irrevocable proxy given by the borrowers in favor of the Master Tenant. In the event of a significant casualty or condemnation, borrowers are required to cause the Master Tenant to vote to rebuild, and the failure to do so will result in full recourse to the related guarantor. If any amendment, modification or waiver to the condominium documents (a) adversely impairs or changes the priority of the lien held by a mortgagee with respect to a unit, or (b) terminates the condominium, such amendment, waiver or modification will not be binding upon such mortgagee without its prior written consent. Additionally, the lender has been appointed as the insurance trustee. The Mortgage Loan documents provide for (i) non-recourse carveouts for any losses incurred by the lender in connection with the borrowers’ failure to pay any condominium charges and any modification or amendment to any condominium documents without the lender’s consent, and (ii) a full recourse carveout in the event of any surrender or termination of the condominium documents or termination or subdivision of the condominium without the lender’s written consent.

●	With respect to the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the Mortgaged Property is one of three condominium units that collectively constitute a condominium regime. The borrower owns a 44.38% interest in the condominium, and the borrower sponsor, Greg A. Power, is one of three members of the board of directors (the “Board”). However, the borrower sponsor controls Carew Realty, Inc., which is the declarant under the related condominium declaration (the “Declaration”). The members of the Board are elected by each of the three unit owners in the condominium. The other two units in the condominium are currently owned by an affiliate of borrower. The Board controls the condominium.

●	With respect to the Daniel - The Dinex Group Mortgage Loan (0.9%), the Mortgage Loan is secured by an interest in a condominium unit, which is part of a fractured mixed-use regime. The borrower owns 9.3769% of the unit interest, has the right to appoint one manager to the board of managers consisting of five board managers, and does not control the related condominium board. Amending the condominium declaration requires the vote of 66.67% of unit ownership, and terminating the condominium requires the vote of 80% of unit ownership. However, the Mortgage Loan documents provide for a non-recourse carveout for losses associated with any amendment or modification or termination of the related condominium documents without the lender’s consent.

●	With respect to the Nobu DC Mortgage Loan (0.8%), the Mortgaged Property is subject to a fractured condominium regime. The condominium contains 95 residential units, one parking unit and one commercial Unit. The related borrower is the owner of the commercial unit, and does not control the condominium board.

With respect to the 80 on the Commons Mortgage Loan (3.6%), which is secured by a mixed use property that includes approximately 172,613 square feet of office space on the first through sixth floors, and 125 multifamily units on the seventh through twelfth floors, the borrower has the right to convert the Mortgaged Property into a condominium comprised of one office condominium unit and one multifamily condominium unit, subject to certain conditions, including lender approval of the condominium units, common elements, common areas and portions of the Mortgaged Property to be included therein, lender approval of all condominium documents, compliance with legal requirements, rating agency confirmation and a REMIC opinion.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee and Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	103	$1,087,770,843	82.3%
Fee/Leasehold	3	114,978,525	8.7
Leasehold	6	119,500,000	9.0
Total	112	$1,322,249,369	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage (and subject to any exceptions to the representations and warranties identified below), each of the ground leases (other than in the case of the 900 & 990 Stewart Avenue Mortgage Loan (2.9%) and the 652 Kent Avenue Mortgage Loan (0.6%)) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Watergate Office Building Mortgage Loan (5.5%), the related borrower is leasing certain fitness center space from an adjacent property owner (the “Fitness Lease”) to satisfy certain obligations to provide access to a fitness center pursuant to certain leases under which the related borrower is the landlord. In addition, the related borrower is leasing certain parking spaces from an adjacent property owner (the “Parking Lease”) to satisfy certain obligations to provide access to parking spaces pursuant to certain leases under which the related borrower is the landlord. None of the Fitness Lease, the Parking Lease nor any memorandum of the Fitness Lease or the Parking Lease was recorded, and neither the related borrower’s interest in, nor the lien of the lender’s mortgage in, the Fitness Lease or the Parking Lease is insured by the title policy. The related borrowers have collaterally assigned their interests under both the Fitness Lease and the Parking Lease to lender pursuant to the deed of trust. Subject to satisfaction of certain requirements set forth in the loan documents, the borrowers will be permitted (with lender’s consent) to replace the Fitness Lease and/or the Parking Lease with another instrument or instruments that (together with any applicable facilities at the Mortgaged Property) satisfy all tenant (and legal) requirements with respect to access to a fitness center and/or parking spaces, respectively.

With respect to The Essex Mortgage Loan (4.3%), one of the related borrowers has a beneficial interest, rather than a fee simple interest, in two of the condominium units that constitute part of the collateral for the Mortgage Loan pursuant to a certain Declaration of Interest and Nominee Agreement (the “Nominee Agreement”) with Site 2 DSA Housing Development Fund Corporation (“HDFC”), which is the fee owner of such condominium units. HDFC is not a borrower under the Mortgage Loan, but it executed the related mortgage for the sole purpose of subjecting its interest in such condominium units to the lien of the Mortgage Loan. The Mortgage Loan documents provide for a non-recourse carveout for any losses incurred by the lender in connection with any material amendment or modification of the

Nominee Agreement without the lender’s consent and a full recourse carveout in the event of any termination of the Nominee Agreement without lender’s consent, which shall not be unreasonably withheld, conditioned or delayed.

With respect to the Osborn Triangle Mortgage Loan (3.0%), the Mortgaged Properties are subject to a condominium declaration, which divides the underlying property into four units, the 610 Main Street North unit, the 610 Main Street South unit (a/k/a/ 1 Portland Street), the 700 Main Street unit and the parking garage unit. The fee interests in the condominium units are owned by an affiliate of Massachusetts Institute of Technology, which is also the declarant under the condominium declaration. The fee owner of the units master leases each unit to the individual borrower, and the Mortgage Loan is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests. The term of each of the master leases expires on May 15, 2084. The base rent under each master lease was prepaid in full prior to the origination of the Mortgage Loan.

With respect to the 652 Kent Avenue Mortgage Loan (0.6%), the mortgaged ground lease (“Ground Lease”) is subject to an underlying lease between the City of New York, as landlord and fee owner of the related Mortgaged Property, and Brooklyn Navy Yard Development Corporation (“BNYDC”), as tenant (“Underlying Lease”). The related borrower and lender obtained a Recognition, Non-Disturbance and Attornment Agreement from the owner of the Mortgaged Property, which provides, among other things, that in the event of the termination or expiration of the Underlying Lease, or rejection of the Underlying Lease in bankruptcy, the Ground Lease will continue in full force and effect as a direct lease between the related borrower and the fee owner, upon all terms and conditions of the Ground Lease. The Ground Lease has a term expiring March 14, 2040 (assuming the extension option is exercised beyond the current expiration date of March 14, 2031) which is approximately 11 years after the maturity date of the Mortgage Loan on November 1, 2029. In addition, the Ground Lease is assignable to the holder of the Mortgage Loan and the REMIC trust holding all or any portion of the interest of the lender under the Mortgage Loan, but any further assignment will be subject to the approval of BNYDC.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

In regards to ground leases, see representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1 and representation and warranty number 35 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than ten (10) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” ESAs have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II ESA generally consists of sampling and/or testing. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Citi Real Estate Funding Inc.—CREFI’s

Underwriting Guidelines and Processes” and “—German American Capital Corporation— DB Originators’ Underwriting Guidelines and Processes”.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), the Phase I ESA identifies as a REC the location of the Mortgaged Property within the boundaries of the former Washington Gas Light Company coal gasification plant. As part of the former Washington Gas Light Company plant, the Mortgaged Property historically housed coal storage structures. As a result of historic onsite operations, impacts to the Mortgaged Property by coal tar and other relatively non-volatile by products of the coal gasification processes are suspected. If any volatile contaminants were present onsite, the consultant expected that they would have substantially off-gassed in the more than 60 years since the property was redeveloped into the Watergate complex. Additionally, below-grade areas of the Mortgaged Property contain a parking garage, which is ventilated to remove automobile exhaust. For these reasons, the Phase I ESA consultant concluded that any residual impacts to the Mortgaged Property are unlikely to pose a human health risk for current commercial occupants. Further, based on the historical nature of the contamination, the Phase I ESA consultant determined it unlikely that the governing authority would open or pursue any action requiring cleanup of the Mortgaged Property. Accordingly, the Phase I ESA consultant did not recommend any additional investigation.

●	With respect to the Compass AGP Storage Portfolio Mortgage Loan (2.5%), the Phase I ESA identifies as a REC a groundwater Classification Exception Area (“CEA”) established on the northeast portion in 1995 of the Compass Self Storage Bloomfield Mortgaged Property. This CEA was established in relation to groundwater impacts caused by a release from an historic underground storage tank located on the adjacent property formerly owned by an entity identified as Peerless Tube. The CEA appears to have been established using the Peerless Tube administrative office address, which is the address of the Mortgaged Property. However, the New Jersey Department of Environmental Protection (“NJDEP”) has confirmed that the CEA is associated with a release on the adjacent property. NJDEP also confirmed that the Mortgaged Property is not responsible for any on-going monitoring requirements associated with the existing CEA and that no actions or activities are required by NJDEP with respect to the Mortgaged Property. Although concentrations of contaminants identified on the Mortgaged Property in association with the CEA present the potential for the existence of a vapor encroachment condition (“VEC”), the Phase I ESA consultant has concluded that no further action is necessary because: (1) the building is currently used for self-storage and is not continuously occupied and is well ventilated, and (2) a responsible party has been identified (unrelated to the Borrower). However, the responsible party that has been identified was subject to a Chapter 11 bankruptcy proceeding in 2003, which was subsequently converted to a Chapter 7 bankruptcy, and in 2017, Oak Point Partners, Inc. acquired the remaining assets of such party. It is not clear if Oak Point Partners, Inc. assumed the related liabilities, and accordingly, the responsible party may either no longer exist or may not have sufficient financial resources to address the situation. The lender expects that the cost to remediate this situation would be approximately $500,000.

●	With respect to the 221 West 29th St Mortgage Loan (2.5%), the Phase I report identified a controlled recognized environmental condition (“CREC”) relating to the assignment of a City Environmental Quality Review (“CEQR”) designation E on New York City zoning maps, indicating that environmental requirements pertaining to potential hazardous material contamination or noise or air quality impacts have been established on one or more tax lots. A 2013 remedial investigation identified approximately six feet of fill overlying native soils, and that contaminants in excess of the soil cleanup objectives, were present in the fill layer. Groundwater sampling results also identified contaminants above the groundwater quality standards. The soil vapor investigation identified elevated concentrations of petroleum hydrocarbon-related contaminants and a New York State Department of Environmental Conservation (NYSDEC) spill number was subsequently assigned to the Mortgaged Property on December 18, 2013. A remedial action plan was entered into in 2014, which was approved by the New York City Office of Environmental Remediation (“OER”) on March 7, 2014, and later changed, with the approval of the OER, to provide for a 36 inch mat foundation with admixture rather than a concrete slab and vapor barrier. The NYSDEC spill case was granted closure on March 27, 2017. The Mortgaged Property was issued a Notice of Satisfaction by the OER on October 3, 2017 which stated that the remedial actions for hazardous materials, noise and air quality have been implemented and are protective of human health and the environment. Institutional and engineering controls and a site management plan were not required; however, as part of construction several protective systems were installed including the aforementioned composite cover system, waterproofing admixture and ventilated parking garage.

●	With respect to the Jersey City Group 1 Mortgage Loan (2.4%), the ESA provided at origination with respect to the Jersey City Group 1 – 114 Stuyvesant Avenue Mortgaged Property indicated that the Mortgaged Property was formerly equipped with one 1,000-gallon heating oil underground storage tank (“UST”). The UST reportedly failed a tank inspection at the time of its removal on March 19, 2015, and a release was reported to the New Jersey Department of Environmental Protection (“NJDEP”). According to the NJDEP record, a monitoring well was installed on December 28, 2017. The environmental consultant submitted an Open Public Records Act request with NJDEP to obtain copies of the documents related to tank closure, remediation documents and groundwater data to determine the purpose of the onsite monitoring well. However, as of the Mortgage Loan origination date, no response had been received. The ESA concluded that such absence of tank closure documentation, documented release with a potential open regulatory status, observed onsite monitoring well and unknown subsurface conditions collectively represent a REC. The ESA recommended that the tank closure documentation and groundwater data from NJDEP should be obtained and reviewed to determine the purpose of the onsite monitoring well and current subsurface conditions at the Mortgaged Property. In addition, the ESA provided at origination with respect to the Jersey City Group 1 – 92 & 96 Highland Avenue Mortgaged Property indicated that the Mortgaged Property was formerly equipped with a 3,000-gallon heating oil UST that was removed in May 1994. Approximately 13 tons of contaminated soils were removed, and post-excavation sampling results were identified to be below the site-specific cleanup criteria. A No Further Action status was subsequently issued by NJDEP on November 1, 1995. Based on the regulatory closure from the lead regulatory agency, this former UST and associated soil contamination is considered to represent a historical REC for which the ESA recommended certain documentation, such as a Certificate of Approval, the Oil Tank Completion Certificate or UST Closure Report, should be obtained and kept on file. In connection with the foregoing, the borrower was required under the Mortgage Loan documents to deposit into a required remediation reserve, $50,000 for the Jersey City Group 1 – 114 Stuyvesant Avenue Mortgaged Property and $25,000 for the Jersey City Group 1 – 92 & 96 Highland Avenue Mortgaged Property, and complete the required remediation items on or before 18 months from the Mortgage Loan origination date.

●	With respect to the 230 Park Avenue South Mortgage Loan (2.3%), the related ESA indicated an “Other Environmental Consideration” in connection with a 10,000-gallon underground heating oil-tank (“UST”) that the borrower abandoned in July 2019. The borrower represented with respect to such UST that (i) such abandonment was effectuated by a licensed tank-closure contractor in accordance with the applicable environmental law, (ii) no further remedial action is required by any governmental authority, (iii) closure documentation was submitted to the NYSDEC for formal regulatory case closure pursuant to such applicable environmental law, and (iv) such formal regulatory closure from the NYSDEC is still pending. The borrower has covenanted to provide evidence of formal regulatory closure from the NYSDEC, including, without limitation, a copy of the NYSDEC Case Closure Letter, No Further Action Letter, and Certificate of Completion, to the lender within twelve (12) months following the origination date of the Mortgage Loan (such twelve (12) month period to be extended in the lender’s reasonable discretion so long as the mortgagor is diligently pursuing delivery of the NYSDEC Case Closure Letter) along with any and all notices related to the same.

●	With respect to the 600 & 620 National Avenue Mortgage Loan (1.5%), the Mortgaged Property is included within the Middlefield-Ellis-Whitman (“MEW”) Superfund Site and ongoing remedial activities are being performed by identified responsible parties under U.S. Environmental Protection Agency oversight. Long-term, area-wide electronics industry-related activities resulted in subsurface contamination with various volatile organic compounds, primarily trichloroethylene (“TCE”). The responsible parties include Fairchild Semiconductor International, subsidiary to ON Semiconductor Corporation (NASDAQ: ON), Schlumberger Technology Corporation (NYSE: SLB), SUMCO Corporation (TYO: KK), and Vishay Intertechnology (NYSE: VSH). Former buildings that existed on-site were demolished as recently as 2016, and site activities involved metal plating activities, but not the use of TCE. Following the removal of facility equipment, based on soil and groundwater sampling, the California Department of Toxic Substances (“DTSC”) concluded that that there were no significant contaminant releases at the Mortgaged Property, and it was not a source of volatile organic compounds (“VOCs”) for the MEW Superfund contaminant plume. Both the DTSC and local environmental authorities issued regulatory closure letters prior to redevelopment of the site that began in 2015. The improvements on the Mortgaged Property include installation of a vapor mitigation system (engineered liner with sub-slab depressurization system). The Mortgaged Property is subject to certain recorded use and activity limitations, including prohibitions against any schools, nursing home, hospital or similar uses being conducted on-site, as well as easements necessary for ongoing remediation. The lease with Google provides for tenant remedies in the event of a governmental order preventing a material portion of the leased premises from being used due to unsafe or hazardous conditions related to exceedance of air quality screening levels, including rent abatement and, if the conditions affect at least one floor and continue for more than 180 days, lease termination and reimbursement of unamortized tenant costs. According to the Phase I ESA report, indoor air sampling conducted in January 2018 showed indoor air concentrations of the contaminants of concern below their respective commercial indoor air cleanup levels, and the office building has now entered into routine monitoring. While, based on available information and mitigating aspects of the design and construction, we have a reasonable basis to expect that no such adverse environmental conditions will occur, we cannot assure you that they will not and, if such remedies are triggered, you should not assume that existing environmental indemnities from responsible parties or lease guaranties will be available to repay the Mortgage Loan.

●	With respect to The Shops at Merchant’s Square Mortgage Loan (1.0%), the Mortgaged Property was formerly used for electrical capacitor foil and parts manufacturing from 1954 to 2015, and soil and groundwater sampling at the Mortgaged Property from 1990 and later, detected elevated levels of contaminants in soil and groundwater, particularly trichloroethene (TCE) and associated degradation compounds. In 2000 a settlement agreement was entered into between various parties and the Alabama Department of Environmental Management (“ADEM”) pursuant to which remediation was conducted. In 2016, the Mortgaged Property was accepted by the ADEM into the Brownfield Redevelopment and Voluntary Cleanup Program (BRVCP). According to a December 2016 Conditional Letter of Concurrence issued by the ADEM, a Limitation of Liability is afforded to any non-responsible party by the Alabama Land Recycling and Economic Redevelopment Act (ALRERA) and overseen by the ADEM if certain land use and institutional controls are adequately maintained, including restrictions on groundwater use for potable or irrigation purposes, a restriction to commercial or industrial use with a prohibition on schools and day care centers, all enclosed buildings must be constructed with a vapor barrier and vapor extraction system, and restrictions related to site demolition activities and work being conducted on the Mortgaged Property. The ESA concluded that based on site observations, the Mortgaged Property appears to be in compliance with the land use and institutional controls described above, and the property manager had stated that all current buildings were constructed with the required vapor barriers and vapor extraction systems. Accordingly the ESA concluded that based on the land use and institutional controls currently in-place, the former manufacturing use; detected soil and groundwater contaminants; and regulatory listings are considered a CREC.

●	With respect to the Bay Pointe Apartments Mortgage Loan (0.7%), the environmental consultant observed oil staining and leaking from a pair of transformers mounted on two of the buildings at the Mortgaged Property. The staining appeared to extend from the transformers onto the surrounding vegetation. In addition, at least one of the identified transformers was labeled as containing polychlorinated biphenyls (“PCB”). At the environmental consultant’s request, a local utility company is verifying the identity of the transformers and will repair and replace the transformers. The ESA noted that the release of PCB-containing oil into the property soil is considered a REC. The ESA recommended a follow-up with the owner of the transformers to properly address the leaking transformers identified to be on the Mortgaged Property.

●	With respect to the Studio Movie Grill Chicago Mortgage Loan (0.4%), the Phase I report identified a REC due to the historical use of the site and surrounding properties which have the potential to have soil contamination from the former operations. The ESA stated that it appears that the complete nature and extent of the impacts are unknown. Delineation activities would likely have to include sampling on the Mortgaged Property. Based on ongoing remediation under regulatory guidance on the south adjacent property, and the review of the most recent soil data, the southernmost portion of the Mortgaged Property has the potential to have soil contamination from the former operations, which represents a REC. A subsurface investigation was recommended to determine the presence or absence of contamination due to the historical use of the related Mortgaged Property. In lieu of conducting such investigation, the related borrower purchased a pollution legal liability policy from Sirius International Insurance Corporation-UK Branch, rated A- by S&P and A(XIV) by A.M. Best, with the lender and its successors and assigns as the named insured, with a per incident limit of $1,000,000, an aggregate limit of $1,000,000, a self-insured retention of $25,000 and a term expiring September 18, 2032.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties with respect to the largest 15 Mortgage Loans and Mortgage Loans with PIPs exceeding 10% of the principal balance of the Mortgage Loan.

●	With respect to the 180 Water Mortgage Loan (3.8%), the borrower is currently in the process of converting the mezzanine space into seven additional residential units. At origination, the borrower deposited $1,808,900, representing the expected cost of the conversion, into a conversion reserve that will be available to the borrower to pay for such costs. The borrower is obligated to substantially complete the work not later than October 18, 2020 and thereafter diligently pursue final completion, subject to force majeure events. The borrower’s obligations to complete the conversion work are guaranteed under a completion guaranty executed by the individual who is also the non-recourse carveout guarantor.

●	With respect to the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the borrower is undertaking a renovation at the Mortgaged Property in accordance with a PIP required under the related franchise agreement. The PIP, with an estimated total cost of approximately $4.5 million, requires a wide array of renovations, including, without limitation, renovations to the lobby restrooms, boardrooms, guestrooms, windows and elevators, and is required under the Mortgage Loan documents to be completed by no later than December 31, 2019. Approximately $1.5 million of the initial estimated cost remained at loan origination, and the borrower was required to reserve $1,687,534.46 at loan origination in connection with the remaining renovations. Failure to comply with any requirements related to the PIP as set forth in the Mortgage Loan documents constitutes an event of default under the Mortgage Loan documents.

●	With respect to the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), pursuant to an estoppel received by the lender prior to the loan origination, the borrower has acknowledged that the Mortgaged Property has a potential floor vibration issue (“Floor Vibration”) raised by the sole tenant. The borrower has represented that, if requested by the tenant after the loan origination date, the borrower will work with the tenant to complete any work relating to the Floor Vibration.

The Mortgage Loan documents provide for a recourse carveout for any loss, damage, cost, expense, liability, claim or other obligation associated with the Floor Vibration.

●	With respect to 230 Park Avenue South Mortgage Loan (2.3%), build-out work is being undertaken by both landlord and tenant in connection with the largest tenant, Discovery. The borrower’s obligations under the Discovery lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The Mortgage Loan documents require an up-front reserve (letter of credit or cash-funded) in the amount of $34,263,578 (75% of the borrower’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by the borrower and/or guaranteed by its constituent owners in accordance with the terms thereof. A permanent certificate of occupancy has been issued for the Mortgaged Property. However, new certificates of occupancy will be required for initial build-out work related to tenant Discovery’s occupancy. According to the borrower sponsor, Discovery is expected to commence occupying the premises in January 2020 with a full occupancy date expected by December 2020.

●	With respect to the Sunset North Mortgage Loan (1.5%), five tenants at the Mortgaged Property, comprising approximately 58.3% of the Mortgaged Property’s net rentable area, are undergoing various tenant improvements, including, without limitation, a buildout for new tenants, WeWork, ArenaNet, and Famers Credit Union. In connection with the foregoing, the borrower was required to reserve an aggregate amount of $14,380,753.87.

●	With respect to The Shoppes at Southside Mortgage Loan (1.2%), the Mortgaged Property is undergoing a build-out for a new tenant, Aspen Dental, for its 3,500 square-foot premises. The build-out is expected to be completed in July 2020, and the tenant is expected to commence paying rent in September 2020. The borrowers were required at origination to reserve $1,413,750 to cover for the costs of completion and delivery of all improvements for Aspen Dental.

There can be no assurance that this will not adversely affect the performance at the property, that such renovation will be completed on time, or that there will be sufficient reserves available to cover the planned renovations. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current full narrative appraisal, which was generally obtained within ten (10) months of the origination of the Mortgage Loan, conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers —JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Appraisal and LTV Ratio”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within ten (10) months of the Cut-off Date.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Physical Assessment Report”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Citi Real Estate Funding Inc.— CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes—Zoning and Building Code Compliance”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

With respect to the Harvey Building Products Mortgage Loan (3.8%), the Woburn Mortgaged Property (0.2%) is legal non-conforming as to use. In the event of a casualty as to 50% or more of its assessed value, the Woburn Mortgaged Property may not be rebuilt as to its current use. The Springfield Mortgaged Property (0.04%) is also legal non-conforming as to use. Following a casualty, such use at the Springfield Mortgaged Property may be continued as of right provided that the cost of restoration does not exceed 50% of the fair market value of the building. In addition, certain other Mortgaged Properties are legal non-conforming as to improvements, and with respect to five of such individual Mortgaged Properties, there is a potential insurance proceeds shortfall in the event of a casualty. Under the Mortgage Loan documents, the borrower is required to containing maintain insurance containing “Ordinance or Law Coverage” if any of the improvements or the use of the Mortgaged Properties (or any portion thereof) constitute a legal non-conforming structure or use with limits for “Loss Due to Operation of Law” equal to the 100% Full Replacement Cost of the improvements, and coverage for “Demolition Costs” and “Increased Cost of Construction”.

With respect to the 180 Water Mortgage Loan (3.8%), the Mortgaged Property has only a temporary certificate of occupancy (“TCO”), which expires January 15, 2020. The borrower is generally required under the Mortgage Loan documents to preserve, renew and keep in full force and effect its existence and all rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the Mortgaged Property, comply with all legal requirements applicable to it and the Mortgaged Property and to keep and maintain all licenses necessary for the operation of the Mortgaged Property as a multi-family residential building (including short and long term stay) with retail space.

With respect to the Compass AGP Storage Portfolio Mortgage Loan (2.5%), the Compass Self Storage Bloomfield Mortgaged Property (1.0%) is legal non-conforming as to improvements due to setback violations. In the event of a casualty affecting 50% or more of the original floor area, the Mortgaged Property is required to be rebuilt in conformance with applicable zoning laws.

With respect to the 221 West 29th St Mortgage Loan (2.5%), the Mortgaged Property has only a TCO, which expires December 24, 2019. The borrower has covenanted to (i) maintain, or cause to be maintained, a TCO for the Mortgaged Property at all times until a new, valid, permanent certificate of occupancy is obtained for the Mortgaged Property (the “PCO”), (ii) renew, or cause to be renewed, the current TCO prior to its expiration, and (iii) use commercially reasonable diligent efforts to obtain a PCO.

With respect to the 230 Park Avenue South Mortgage Loan (2.3%), a permanent certificate of occupancy has been issued for the related Mortgaged Property. However, new certificates of occupancy will be required for initial build-out work related to tenant Discovery’s occupancy. The build-out work is being undertaken by both landlord and tenant. The borrower’s obligations under the Discovery lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The loan documents require an upfront reserve (letter of credit or cash-funded) in the amount of $34,263,578 (75% of the borrower’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by borrower and/or guaranteed by its constituent owners in accordance with the terms thereof.

With respect to the Glendale Portfolio Mortgage Loan (2.1%), each of the related Mortgaged Properties is legal non-conforming as to improvements, including density. Following a casualty of over 50% of the replacement value at either Mortgaged Property, a design board would have discretion to issue a new permit for the Mortgaged Property to be rebuilt in accordance with the current site plan or require modifications to comply with the current zoning code. In the event of a casualty in excess of 50% of the replacement value at the Windsor Mortgaged Property, if a permit is not issued allowing restoration based upon the current site plan, there would be insufficient insurance proceeds to repay the allocated loan amount. The extent of the legal non-conformities are such that if the Windsor Mortgaged Property and Louise Mortgaged Property could not be rebuilt in accordance with their current site plan it would substantially reduce the number of units that could be re-built.

With respect to the Daniel - The Dinex Group Mortgage Loan (0.9%), the sole tenant at the Mortgaged Property is a restaurant. According to the zoning report provided at loan origination, eating and drinking establishments are not permitted in the district in which the Mortgaged Property is located. Under the applicable zoning regulation, if any of the legal non-conforming properties are damaged or destroyed by any means to the extent of 75% or more of its total floor area, such mortgaged properties must be rebuilt to conform to the applicable zoning laws. If the extent of such damage or destruction of any of the mortgaged properties is less than 75% of its total floor area, such property may be reconstructed, provided that such reconstruction does not create new non-conformities nor increase the existing non-conformity. The borrower was required to obtain and maintain laws and ordinances coverage, and provide a non-recourse carveout for any loss incurred by the lender in connection with the inability of the borrower to operate the Mortgaged Property as a restaurant following a casualty or condemnation.

With respect to the Oak Hills Mobile Home Park Mortgage Loan (0.5%), the related Mortgaged Property is legal non-conforming as to use. In the event of a casualty of more than 50%, the Mortgaged Property cannot be re-built to its current use under the local zoning ordinance without city approval. In the event of a casualty where the Oak Hills Mobile Home Park Mortgaged Property cannot be re-built to its current use, there would be insufficient insurance proceeds to repay the Mortgage Loan. According to an Ohio state statute that takes priority over the local ordinance, non-conforming uses are grandfathered, and the legal nonconforming use would be grandfathered without the need for any additional local approval provided that the Oak Hills Mobile Home Park Mortgaged Property is restored within 6 months. If the use is discontinued for more than 2 years, then it is no longer grandfathered, and if the use is discontinued for more than 6 months but less than 2 years, it is subject to reasonable restrictions in the local ordinance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and F-2, respectively.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings).

With respect to the 180 Water Mortgage Loan (3.8%), the borrower is a defendant in two personal injury lawsuits filed during 2017 and 2018, one by an individual who alleges unsafe building conditions during construction work and another by an individual who alleges a failure to secure equipment. These lawsuits allege severe injuries, were filed in the state’s trial courts and seek unspecified relief. According to information provided on behalf of the borrower, the plaintiff in the first case is a laborer for a subcontractor and alleges that a load of unattended plexiglass fell on the plaintiff’s leg while the plaintiff was sweeping debris, which resulted in a left fibial shaft fracture and required surgery involving a 10mm x 330mm stryker nail and stryker distal locking screws, with x-rays showing a comminuted fracture of the mid to distal third tibial diaphysis and a minimally displaced fracturean. The borrower’s insurer tendered the claim to the contractor (to which the plexiglass belonged) for defense and indemnification but the contractor’s risk management administrator refused the tender on grounds that there was no contract in place at the time of the injury requiring the contractor to cause its insurance to name an additional insured. According to the same information, the case is early in discovery and no demand for specific relief has been made but the claim is viewed as having significant value on account of the nature of the alleged injuries and the ensuing surgery. According to the information provided on behalf of the borrower, the plaintiff in the second case alleges that an unsecured window louver fell from an elevation (specifically an A-frame/dolly) and struck the plaintiff, resulting in concussion, post-concussion syndrome, herniated and bulging disks and a left shoulder partial thickness interior distal supraspinatus tendon tear. Depositions of the plaintiff and the insured are scheduled for December 2019 and January 2020 and no demand for specific relief has been made. According to information provided on behalf of the borrower, the two cases described above are covered by insurance. As of the origination date, the borrower had in place umbrella liability insurance coverage with a limit of $100,000,000 per occurrence and in the aggregate. We cannot assure you that the borrower will not be held liable or that the primary and umbrella liability insurance coverage will ultimately prove adequate to avoid losses to the borrower were it held liable.

With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), pursuant to a recorded agreement (“ECR”) between Walmart, the largest tenant at the Mortgaged Property, and the entity that sold the Mortgaged Property to the borrower (“Seller”), Walmart is required to pay its pro rata share of common area maintenance costs. Walmart has alleged that there is a common area maintenance billing discrepancy under the ECR and that Walmart is owed reimbursement for amounts overpaid in the previous 10 years, which it estimates to be approximately $1,000,000 (the “Walmart CAM Dispute”). Pursuant to the ECR, the borrower is not liable for anything that occurred prior to obtaining title to the property, and Walmart may only seek recourse against the Seller in connection with the Walmart CAM Dispute. However, at origination of the Mortgage Loan, the borrower deposited $467,500 into a reserve account held by the lender and disbursed to Walmart to the extent the same is required to be paid to Walmart in connection with the resolution of the Walmart CAM Dispute. The Mortgage Loan is recourse for any losses incurred by the lender arising out of the Walmart CAM Dispute.

With respect to the 530 Midwood Mortgage Loan (1.6%), the borrower sponsor and non-recourse guarantor purchased a $13,000,000 life insurance policy from a third-party individual, which was held by such third-party individual with respect to the life of a different individual. The individual that sold such policy to the borrower sponsor had previously agreed to pay $3,000,000 of the proceeds to the children of the decedent. An ongoing lawsuit brought by such children seeks payment from the borrower sponsor of such $3,000,000. The borrower sponsor has argued that he was not aware of such side agreement when he purchased the policy. A second unrelated lawsuit alleged that the borrower sponsor wrongfully collected proceeds of a $5,000,000 policy, and such lawsuit was dismissed in 2013, which dismissal was upheld in appellate court, yet the plaintiffs, in an ongoing lawsuit, are attempting to recoup legal fees related thereto. A third unrelated lawsuit pertains to a property sale in 2006. In 2018, the plaintiff alleged that the plaintiff’s brother fraudulently sold such property in 2006, and the plaintiff sued all parties associated with such sale, including the borrower sponsor. The total exposure in connection with such litigation is $200,000, and the borrower sponsor has denied any involvement or knowledge of the interfamily dispute. A fourth unrelated lawsuit pertains to an unrelated property that the borrower sponsor acquired in a foreclosure. At the time such unrelated property was purchased, there was no tax abatement in place. The borrower sponsor applied for a tax abatement and, once approved, received a credit for taxes paid on the property by the previous property owner, prior to the foreclosure. The prior owner of the unrelated property is the plaintiff in a pending lawsuit seeking to be reimbursed for such tax credits. In addition, a limited investor in the borrower of the related Mortgage Loan is named as a defendant in a pending lawsuit pertaining to a “slip and fall” accident.

With respect to the Pioneer Plaza Mortgage Loan (0.9%), the non-recourse carveout guarantor, Kenneth Levy, was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, compensation committee member, director and CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC and other federal agencies regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. In mid-2007, KLA-Tencor (i) retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, resulting in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses and (ii) reached a settlement with the SEC. In early 2008, KLA-Tencor agreed to pay $65 million to settle a shareholder lawsuit over backdated stock-option grants. Other shareholder derivative suits were filed during 2006-2009 against Mr. Levy (and other defendants) as board member and compensation committee member of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

With respect to the Bay Pointe Apartments Mortgage Loan (0.7%), the borrower and guarantor are defendants in an ongoing litigation originally filed in March 2016, as amended, related to an incident that occurred on the Mortgaged Property in October 2014, where a tenant was shot and injured by an individual at the apartment complex. The plaintiff has claimed, among other things, (a) gross negligence against the borrower and the guarantor as the owners and managers of the Mortgaged Property for breach of the duty of ordinary care, (b) fraud by non-disclosure for allegedly failing to provide the plaintiff with the identity of the management company, and (c) fraudulent transfer for allegedly making a transfer of the apartment complex owned by the borrower to an entity solely owned by the guarantor’s wife. The plaintiff is seeking an amount between $200,000 and $1,000,000. Any potential liability from the case is covered by insurance.

With respect to the CubeSmart Bryan TX Mortgage Loan (0.2%), one of the related guarantors is named as a defendant in an intercompany lawsuit involving unrelated entities. The plaintiff, who was the borrower sponsor’s former partner, alleges that the applicable guarantor received excessive compensation and misused an unrelated company’s trade secrets to his personal advantage. The amount claimed is $10,000,000. The guarantors are collectively required to maintain a minimum net worth of $3,000,000 and a liquidity of not less than $300,000 with respect to the CubeSmart Bryan TX Mortgage Loan. There can be no assurance of the guarantors’ compliance with their respective net worth and liquidity covenants. A motion to dismiss was argued on March 5, 2019 and the parties are awaiting a ruling.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to the Watergate Office Building Mortgage Loan (5.5%), the Legends at Village West Mortgage Loan (3.8%), the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the Oro Valley Marketplace Mortgage Loan (2.7%), the Jersey City Group 1 Mortgage Loan (2.4%), the Jersey City Group 3 Mortgage Loan (2.4%), the Grand Canal Shoppes Mortgage Loan (2.3%), the Glendale Portfolio Mortgage Loan (2.1%), the Sparks Galleria Mortgage Loan (1.8%), the Keystone Plaza Mortgage Loan (1.4%) and the Oak Hills Mobile Home Park Mortgage Loan (0.5%), (a) within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings or (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), an affiliate of the borrower sponsor, Seligman & Associates, has been the subject of a maturity default and two deeds-in-lieu of foreclosure since 2010, and the borrower sponsor, Scott J. Seligman, was the subject of a maturity default and discounted payoff in 2012. In addition, an unrelated property owned by an affiliate of the borrower sponsor, a Sears and Macy's anchored mall located in Hawaii, experienced a decline in net operating income related to the bankruptcy of several national tenants, and the unrelated loan has been placed on a watch list.

●	With respect to the Hilton Cincinnati Netherland Plaza Mortgage Loan (2.7%), the carveout guarantor, Greg Power, was the guarantor for the previous loan (the “Previous Loan”) encumbering the Mortgaged Property in the amount of $69,620,000 provided by Fifth Third Bank. While a JPMCB bridge loan (the “Bridge Loan”) intended to refinance the Previous Loan was under negotiation, the Previous Loan matured, and Fifth Third Bank proceeded to obtain a cognovit judgement against Greg Power. The court awarded judgment against Power for $67,020,000. Subsequently, however, the Bridge Loan successfully closed and the Previous Loan was paid off in full. The judgment was then dismissed on August 3, 2018. The Mortgage Loan refinanced the Bridge Loan.

●	With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), the related borrower sponsors were sponsors or affiliated with certain borrowers with respect to (i) one unrelated mortgage loan, with respect to which foreclosure proceedings were commenced, but the case was subsequently settled and the unrelated lender was paid in full in 2012, (ii) one unrelated mortgage loan in the amount of $14,000,000, which was the subject of a discounted payoff at a price of $8,600,000 in or around 2010, and (iii) one unrelated mortgage loan, which went into default in 2015 and was subsequently the subject of a completed foreclosure.

Thirty (30) Mortgage Loans (53.7%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Twenty-one (21) Mortgage Loans (42.5%) were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

Two (2) Mortgage Loans (3.8%) were originated in connection with the borrower’s recapitalization.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	With respect to the Harvey Building Products Mortgage Loan (3.8%), each of the individual Mortgaged Properties that secure the Mortgage Loan are each occupied by a single tenant.

●	Three (3) Mortgaged Properties (7.3%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage. With respect to the 80 on the Commons Mortgage Loan (3.6%), the Mortgaged Property is a mixed use Mortgaged Property comprised of six floors of multifamily apartments, and six floors of office space. Approximately 62.9% of the square feet of the office space is leased to a single tenant.

●	The Mortgaged Properties securing the Harvey Building Products Mortgage Loan (3.8%), the Spectrum Brands Global Headquarters (2.6%), the 600 & 620 National Avenue Mortgage Loan (1.5%), Daniel – The Dinex Group Mortgage Loan (0.9%), the Nobu DC Mortgage Loan (0.8%), the 652 Kent Avenue Mortgage Loan (0.6%), the Studio Movie Grill Chicago Mortgage Loan (0.4%) and the WAG Monck’s Corner, SC Mortgage Loan (0.2%) are each leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date or anticipated repayment date, as applicable. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

●	With respect to the 230 Park Avenue South Mortgage Loan (2.3%), Discovery, the largest tenant at the Mortgaged Property, leases approximately 96.7% of the net rentable area and pays rent that constitutes approximately 92.3% of the total gross rent at the Mortgaged Property. As described under “—Other” below, Discovery has not yet taken occupancy.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed-use, industrial and flex Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date or Anticipated Repayment Date of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity or the Anticipated Repayment Date of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
600 & 620 National Avenue	1.5%	5/31/2029	9/11/2029
Osborn Triangle – 1 Portland Street	1.1%	1/31/2024	6/1/2029
Studio Movie Grill Chicago	0.4%	1/31/2029	10/6/2029

●	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

●	With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Net Rentable Area of Leases Expiring		Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
80 on the Commons	3.6%	63.8	%(1)	2024	11/6/2029
Osborn Triangle – 700 Main Street	3.0%	59.1%		2024	6/1/2029
8 West Centre	2.0%	99.3%		2023/2025	11/1/2029
Keystone Plaza	1.4%	51.1%		2023	11/6/2029

(1)	The Mortgaged Property is a mixed use office and multifamily property, of which the office component represents 58.5% of square feet. The % of Net Rentable Area of Leases Expiring shown is for the office portion of the Mortgaged Property only.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed-use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property):

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), the Innovation Park Mortgage Loan (4.5%), the 80 on the Commons Mortgage Loan (3.6%), the Tysons Tower Mortgage Loan (3.0%) and the 900 & 990 Stewart Avenue Mortgage Loan (2.9%), each related Mortgaged Property is subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. Also, see Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans or Groups.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods or sublease a material portion of their property as set forth below with respect to the largest 15 Mortgage Loans and the five largest tenants listed on Annex A-1:

●	With respect to the 80 on the Commons Mortgage Loan (3.6%), which is secured by a mixed use Mortgaged Property that includes six floors of office space (58.5% of square feet at the Mortgaged Property) and six floors of multifamily units, the largest tenant of the office space, Root Insurance, which leases approximately 62.9% of the office space on the third through sixth floors, is not yet in occupancy of its sixth floor space (representing 9.5% of Root Insurance’s total net rentable area at the Mortgaged Property), but has commenced paying rent on all of its demised premises. In addition, the second largest office tenant, Coastal Ridge (11.5% of office net rentable area) and the fifth largest office tenant, Sweney Cartwright (2.7% of office net rentable area) are not yet in occupancy of their respective spaces and are expected to take occupancy in February and January of 2020, respectively. Gap rent was reserved at origination (four months for Coastal Ridge and three months for Sweney Cartwright).

●	With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), the second largest tenant, Ashley Furniture, which represents 8.7% of the net rentable area, has executed its lease but is not expected to commence paying rent until in or around May 2020.

●	With respect to the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), pursuant to a sublease (the “Sublease”) between the sole tenant at the Mortgaged Property, Spectrum Brands Inc. (“Spectrum”), and Energizer Brands, LLC, an affiliate of Spectrum, Spectrum has subleased 67,663 square feet (out of a total of 252,122 square feet) to Energizer Brands, LLC. The Sublease requires the same rent as the rent under the prime lease and is co-terminous with the prime lease.

●	With respect to the 230 Park Avenue South Mortgage Loan (2.3%), the largest tenant, Discovery, is not fully paying rent or fully occupying its leased premises. A rent concession reserve in the amount of $24,763,070 was required at origination for related amounts. In addition, the rent for Discovery was underwritten based on the straight-line average over the term of lease.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. In addition, as indicated on “Annex A-3—Description of Top Fifteen Mortgage Loans”, certain tenants at a Mortgaged Property may not be paying rent with respect to a portion of their rented space.

Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

With respect to the Studio Movie Grill Chicago Mortgage Loan (0.4%), the sole tenant, Studio Movie Grill, has the right to “go dark” with respect to or vacate up to 100% of the net rentable area at the related Mortgaged Property. In addition, with respect to the WAG Monck’s Corner, SC Mortgage Loan (0.2%), the sole tenant, Walgreens, has the right to “go dark” and discontinue the operation of its business with respect to or vacate up to 100% of the net rentable area at the Mortgaged Property.

We cannot assure you that any tenants discussed above will take occupancy of the related premises or commence paying rent as expected or at all. Any failure to do so may have a material adverse effect on the related Mortgaged Property and the related borrower’s ability to satisfy its obligations under the related loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Osborn Triangle Mortgage Loan (3.0%), the Oro Valley Marketplace Mortgage Loan (2.7%), the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), the Grand Canal Shoppes Mortgage Loan (2.3%), the 230 Park Avenue South Mortgage Loan (2.3%), the 600 & 620 National Avenue Mortgage Loan (1.5%), The Shoppes at Southside Mortgage Loan (1.2%), the 3 Avenues Shopping Center Mortgage Loan (0.9%), the Daniel – The Dinex Group Mortgage Loan (0.9%), the WoodSpring Suites Grand Rapids Holland & Tyler Mortgage Loan (0.5%) and the WAG Monck’s Corner, SC Mortgage Loan (0.2%), certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable. See “—Certain Terms of the Mortgage Loans—Partial Releases”.

In particular, with respect to the 5 largest tenants (based on net rentable area) and certain entities other than tenants with respect to the 15 largest Mortgage Loans:

●	With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), in the event that the borrower (or any subsequent fee owner) secures an executed offer to sell all or any portion of the leased premises (but not the Mortgaged Property as a whole), Walmart, the largest tenant at the Mortgaged Property, which represents 37.7% of the net rentable area, has a continuing right of first refusal to purchase the same. The right of first refusal does not apply to any sale or conveyance in a foreclosure sale or similar proceeding or any conveyance in lieu of foreclosure

●	With respect to the Spectrum Brands Global Headquarters Mortgage Loan (2.6%), the sole tenant at the Mortgaged Property has a continuing right of first refusal to purchase the Mortgaged Property or an interest in landlord. However, the tenant executed a Subordination, Non-Disturbance and Attornment Agreement pursuant to which such right of first refusal will not apply to acquisition by the lender of title to the Mortgaged Property by foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), there are five co-borrowers, and at origination of the Mortgage Loan, four of the co-borrowers (collectively, the “Master Landlord”), which are the fee owners of the Mortgaged Property as tenants-in-common, entered into a master lease with the other co-borrower, as master tenant (the “Master Tenant”) in connection with a reverse 1031 exchange. 2600 Virginia Avenue 4 Member LLC (“Virginia Member”), the sole member of one of the Master Landlords, is an exchange accommodation titleholder and is owned by First American Exchange Company, LLC (“First American”). The Mortgage Loan documents provide that the master lease may be terminated in connection with the occurrence of a reverse 1031 exchange pursuant to the Mortgage Loan documents. Upon consummation of the reverse 1031 exchange (which must occur within 185 days of the closing of the Watergate Office Building Mortgage Loan pursuant to the Mortgage Loan Documents), First American will transfer its ownership interest to an affiliate of the related borrower sponsor.

●	With respect to The Essex Mortgage Loan (4.3%), one of the condominium units (the “Affordable Unit”) that constitutes part of the collateral for the Mortgage Loan are subject to a Master Lease, dated as of June 30, 2015 (the “Master Lease”), between one of the related borrowers (“Residential Borrower”) and Site 2 DSA Affordable MT LLC (“Master Tenant”), pursuant to which the Master Tenant will operate the Affordable Unit and enter into subleases with residential tenants. The Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Master Lease whereby the Master Tenant agreed to subordinate the Master Lease to the lien of the Mortgage Loan in exchange for non-disturbance so long as the Master Tenant is not in default under the Master Lease. The Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (“Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in the Master Tenant and controls the day to day operations of the Master Tenant, and the Investor Member owns 99.99% of the interests in the Master Tenant. The lender is taking a pledge of Site 2 Affordable Manager’s equity interests in the Master Tenant so that, upon foreclosure of the Mortgage Loan, an affiliate of Residential Borrower will not control the Master Tenant. Under the REMIC provisions of the Code, a REMIC may not be able to hold directly property such as the equity interests in the Master Tenant, which may adversely affect the foreclosure of The Essex Mortgage Loan.

●	With respect to the Pioneer Plaza Mortgage Loan (0.9%), in connection with a reverse 1031 exchange, there are two co-borrowers, and at origination of the Mortgage Loan, one of the co-borrowers, Pioneer Plaza Springfield, LLC, as fee owner of the Mortgaged Property, which co-borrower is currently owned by 1031 EP1, Inc., a 1031 exchange accommodation owner, entered into a master lease with the other co-borrower, Pioneer Plaza Springfield #2, LLC, as master tenant (in each case, the “Master Tenant”) and as lessee. The Mortgage Loan documents for Pioneer Plaza Mortgage Loan provide that the master lease will be terminated simultaneously with the occurrence of the reverse 1031 exchange, at which time the fee owner will be owned by an entity controlled by the non-recourse carveout guarantor. The Master Tenant is required to pay rent under the related master lease in an aggregate amount equal to all operating expenses for the related Mortgaged Property, including all debt service required under the related Mortgage Loan documents.

●	With respect to the Daniel - The Dinex Group Mortgage Loan (0.9%), the sole tenant at the Mortgaged Property, 65th Street Restaurant, LLC (the “Tenant”), is an affiliate of the borrower. The Mortgage Loan is fully recourse to the borrower and the carveout guarantor in the event of, among other things, (i) the Tenant filing a voluntary bankruptcy petition, (ii) the filing of an involuntary bankruptcy petition against the Tenant in which the Tenant colludes with petitioning creditors, (iii) the Tenant filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, or (iv) the Tenant making an assignment for the benefit of creditors.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, ten (10) Mortgaged Properties (14.8%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

In the case of twenty (20) Mortgage Loans (36.7%), the related borrowers maintain insurance under blanket policies.

See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1, representation and warranty number 17 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1, and representation and warranty number 30 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to The Essex Mortgage Loan (4.3%), in the event 40,000 square feet of the property is not used for a movie theater, the borrowers must provide notice of the inability to the New York City Economic Development Corporation (“NYCEDC”) documenting the commercially reasonable efforts made by the borrowers, over a period of not less than 12 months, to lease the space to a theater operator. In such event, the borrowers (following consultation with the NYCEDC) must (a) identify a party who will use the retail space in a manner reasonably acceptable to the NYCEDC and consistent with the overall objectives of the “retail mix” to be maintained within the project, and (b) develop (with the approval of NYCEDC) an alternate plan for the use of the space, subject to the following limitations: (i) retailers larger than 18,000 square feet must be located above or below the ground floor level, (ii) retail spaces must not exceed 30,000 square feet with the exception of the grocery store, fitness center and movie theater, (iii) not including the supermarket/grocery store, movie theater, bowling alley and fitness facilities, there must be no more than three retailers within the project larger than 18,000 square feet, and (iv) there must be at least 40 micro retail spaces within the project as a whole.

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), the Mortgaged Property has been entered in the National Register of Historic Places by the United States Department of the Interior – National Park Service. Renovations, alterations and/or conversions of the Mortgaged Property from its current use may be limited as a result of such status, and we cannot assure you that such restrictions will not impact revenue from the Mortgaged Property.

●	With respect to the 221 West 29th St Mortgage Loan (2.5%), the Mortgaged Property is subject to a recorded Lotline Window Restrictive Declaration, requiring the borrower to remove the windows (i.e. seal the openings) on floors 5 through 21 on the westerly side of the building and floors 10 through 21 on the easterly side of the building in the event any building is constructed within 60 feet and in a direct line to those additional windows. The lot line windows are located along narrow portions of the side walls towards the front and rear. A total of 40 windows could potentially be affected, and based on information provided on behalf of the borrower, the estimated cost would be approximately $500 per window.

●	Certain of the Mortgaged Properties are subject to recorded use and activity limitations due to environmental concerns. See“—Environmental Considerations” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1 and representation and warranty number 25 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes. The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. The table below shows the LTV and appraised value using values other than “as-is”, as well as the corresponding LTV and appraised value using “as is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Innovation Park(1)	4.5%	68.8%	68.8%	$264,900,000	69.3%	69.3%	$262,900,000
Legends at Village West(2)	3.8%	53.3%	48.3%	$225,000,000	58.5%	53.0%	$205,000,000
900 & 990 Stewart Avenue(3)	2.9%	69.2%	69.2%	$121,400,000	82.4%	82.4%	$101,900,000
Hilton Cincinnati Netherland Plaza(4)	2.7%	68.7%	63.7%	$105,500,000	69.7%	64.6%	$104,000,000
230 Park Avenue South(5)	2.3%	51.0%	51.0%	$490,000,000	60.2%	60.2%	$415,000,000
Villas on Nueces(6)	2.3%	52.7%	52.7%	$56,900,000	54.4%	54.4%	$55,100,000
Florham Park Corporate Center(7)	1.9%	67.2%	56.5%	$37,200,000	70.2%	59.0%	$35,600,000
600 & 620 National Avenue(8)	1.5%	70.0%	70.0%	$197,000,000	74.5%	74.5%	$185,000,000
The Shoppes at Southside(9)	1.2%	70.5%	64.2%	$23,400,000	75.3%	68.5%	$21,900,000
The Shops at Merchant’s Square(10)	1.0%	74.4%	61.2%	$18,100,000	89.1%	73.2%	$15,125,000
Daniel - The Dinex Group(11)	0.9%	61.6%	61.6%	$19,800,000	55.0%	55.0%	$22,200,000
Pioneer Plaza(12)	0.9%	74.8%	59.1%	$15,500,000	77.3%	61.1%	$15,000,000
1713 Parkway(13)	0.3%	64.7%	58.7%	$5,800,000	65.8%	59.7%	$5,700,000

(1)	The Appraised Value (Other than “As-Is”) reflects the “Hypothetical Market Value As-Is” appraised value of $264,900,000 as of August 22, 2019, which assumes that approximately $2.2 million of outstanding tenant improvement and leasing costs were reserved at loan origination.

(2)	The Appraised Value (Other than “As-Is”) reflects the “as-stabilized” appraised value of $225,000,000. This represents the aggregate “as-stabilized” appraised value as of September 1, 2021, which assumes the Mortgaged Property achieves stabilized occupancy. On the origination date of the related Mortgage Loan, an upfront reserve of $10,000,000 was deposited into the tenant improvements and leasing commissions account.

(3)	The Appraised Value (Other than “As-Is”) reflects the “Hypothetical Value With PILOT Extended and Assuming Reserve” appraised values of the two individual parcels comprising the Mortgaged Property, as of May 2, 2019, in the aggregate amount of $121,400,000. The Hypothetical Value With PILOT Extended and Assuming Reserve appraised value assumes that (i) the borrower deposited $8.0 million into a reserve for future tenant improvements, leasing commissions and capital expenditures, which were reserved at origination and (ii) the related PILOT program is extended beyond its current expiration date.

(4)	The Appraised Value (Other than “As-Is”) reflects the “Hypothetical As If PIP is Funded” appraised value of $105,500,000, which assumes that approximately $1,500,000 of PIP work has been completed. At loan origination, the borrower reserved approximately $1,687,534, representing approximately 110% of the estimated cost of the remaining PIP work.

(5)	The Appraised Value (Other than “As-Is”) reflects the “Hypothetical Market Value As Stabilized Today” appraised value as of July 24, 2019, which assumes that that all outstanding free rent, tenant improvements and leasing commissions have been completed at the Mortgaged Property. Reserves were taken at close for all outstanding free rent and 75% of tenant improvements and leasing commissions. The remaining outstanding tenant improvements and leasing commissions are fully guaranteed by the guarantor. Further, the appraisal notes that, since the 230 Park Avenue South Property is the subject of and expected to be eligible for New York City’s Industrial and Commercial Abatement Program (ICAP), which the appraisal estimates will result in $1,324,606 of abatement, the related 10-year benefit has been assumed in its analysis of both the “As-Is” appraised value and the “Hypothetical Market Value as Stabilized Today”.

(6)	The Appraised Value (Other than “As-Is”) reflects the “Prospective As Complete” value of $56,900,000 as of September 2, 2019, which includes Furniture, Fixtures and Equipment, deemed to have a contributory value of $1,107,000 and is an integral part of the subject student housing operation.

(7)	The Appraised Value (Other than “As-Is”) reflects the “prospective market value upon stabilization” appraised value of $37,200,000 as of September 1, 2020, which assumes the Mortgaged Property achieves stabilized occupancy. At origination of the Mortgage Loan, the borrower deposited $310,164 into an unfunded tenant obligations reserve and $164,188 into a free rent reserve.

(8)	The Appraised Value (Other than “As-Is”) reflects the “Market Value As Stabilized” appraised value of $197,000,000 as of August 19, 2019, which assumes that the sole tenant at the Mortgaged Property, Google, has taken possession, free rent has expired, the tenant has commenced paying unabated rent and all outstanding tenant improvements and leasing commissions have been reserved.

(9)	The Appraised Value (Other than “As-Is”) reflects the “As-If Escrow Funded Hypothetical Market Value As-Is” appraised value of $23,400,000 as of August 13, 2019, which assumes that the escrow to complete the Aspen Dental will be funded at closing in an amount of $1,500,000, which is for construction costs, the tenant improvement allowance and leasing commissions.

(10)	The Appraised Value (Other than “As-Is”) reflects the “As Is-Hypothetical” appraised value as of August 9, 2019, which employs the hypothetical conditions that: the existing tenants are paying contract lease rates with no rent abatements; the vacant space is occupied with a tenant paying market rent; and there are no outstanding tenant improvements and/or leasing commissions. At loan origination, the borrower deposited approximately $1,937,754 into a reserve for tenant improvements and leasing commissions owed under existing leases, and $473,193 into a reserve for free rent, gap rent or rent abatements.

(11)	The Appraised Value (Other than “As-Is”) reflects the “Market Value Subject to the Hypothetical Condition As Leased” appraised value of $19,800,000 as of August 28, 2019, which assumes that (i) the Mortgaged Property is leased to a related party, 65th Street Restaurant, LLC (guaranteed by the Dinex Group LLC) for 20 years on a net basis, with the net lease including annual increases of 3.00%, and (ii) the lease will begin as of the date of value with no deductions for lease-up costs.

(12)	The Appraised Value (Other than “As-Is”) reflects the “As Complete” appraised value, which gave credit to a $480,000 reserve to repair the roof at the Mortgaged property and accordingly did not deduct the cost of roof repairs.

(13)	The Appraised Value (Other than “As-Is”) reflects the “Hypothetical Market Value As If – Escrow Funded” appraised value of $5,800,000 as of August 22, 2019, which assumes that the rent abatements, tenant improvements and leasing commissions are funded for the 2nd Largest Tenant, Pizza Hut.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in Annex D-1, representation and warranty number 27 in Annex E-1 and representation and warranty number 27 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2 and Annex F-2, respectively, for additional information.

●	With respect to the Harvey Building Products Mortgage Loan (3.8%), the related Mortgage Loan documents provide that the Mortgage Loan will be recourse to the related mortgagor, but not the guarantor, for losses in connection with the breach of any environmental covenants.

●	With respect to the 80 on the Commons Mortgage Loan (3.6%), the obligations of the non-recourse carveout guarantor with respect to voluntary, bankruptcy, collusive involuntary bankruptcy and other bankruptcy-related events is capped at 20% of the outstanding principal balance of the Mortgage Loan at the time of the related bankruptcy event, together with the lender’s reasonable costs and expenses in enforcing the guaranty.

●	With respect to each of the Osborn Triangle Mortgage Loan (3.0%) and the Tysons Tower Mortgage Loan (3.0%), there is no separate nonrecourse carve-out guarantor, and the related borrower is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the Mortgage Loan documents.

●	With respect to the 3 Avenues Shopping Center Mortgage Loan (0.9%), the Mortgage Loan is not recourse to the non-recourse carveout guarantor for equity transfers or transfers of the Mortgaged Property in violation of the related Mortgage Loan documents.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property only to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental policy prior to any claim being made under such environmental indemnity.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower's and/or the non-recourse carveout guarantor's obligations and liability for claims asserted after a specified period of time (generally between one and three years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases. See representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1 and representation and warranty number 41 in Annex F-1 and the identified exceptions to those representations and warranties in Annex D-2 and Annex F-2, respectively, for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor. For example, with respect to the SE Michigan Multifamily Portfolio Mortgage Loan (1.1%), all of the three related non-recourse carveout guarantors are Australian nationals, and all three are permanent residents of Singapore, and the related Mortgaged Properties are their only assets in the United States. In addition, with respect to the 8 West Centre Mortgage Loan (2.0%), the recourse carveout guarantor of the Mortgage Loan is an entity incorporated and domiciled in Israel. Pursuant to Israel’s Foreign Judgments Enforcement Law, the Israeli courts may recognize a foreign judgment or declare it to be enforceable if a lawsuit is filed for a successful declaration that a judgment is enforceable, satisfying certain conditions under the Foreign Judgments Enforcement Law, including, without limitation, that the judgment (a) must be in a civil matter, (b) is given by a court of competent jurisdiction, (c) must be final and no longer appealable, and (d) must be no more than five years old.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to The Essex Mortgage Loan (4.3%), the Mortgaged Property has received a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law by which the Mortgaged Property is currently exempt from the payment of approximately 93.35% of the real estate taxes with respect to the residential units and 60.93% of real property taxes with respect to the theater unit, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054. The Mortgage Loan was underwritten based on the abated taxes.

●	With respect to the Legends at Village West Mortgage Loan (3.8%), subject to the lender’s reasonable approval, the borrower may be permitted to enter into certain taxable industrial revenue bonds with Kansas City, Kansas in order to avoid payment of sales tax on certain items purchased by the borrower. The lender’s consent may be conditioned on, among other things, such bonds being terminable at any time without payment of any penalty.

●	With respect to the 80 on the Commons Mortgage Loan (3.6%), the Mortgaged Property benefits from a 15-year tax abatement which commenced in the 2018 (payable 2019) tax year and includes an abatement on 100% of the value of the site improvements, but does not abate taxes on the land value. The appraisal attributed a net present value of $9,527,627 to the tax abatement on the multifamily component of the Mortgaged Property and $952,496 to the tax abatement on the office component of the Mortgaged Property. According to the appraisal, the estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the office portion of the 80 on the Commons Mortgaged Property are $1,005,687 compared to taxes, after such abatement, of $51,600. The estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the multifamily portion of the 80 on the Commons Mortgaged Property are $800,239, compared to taxes, after such abatement, of $36,756. The Mortgage Loan was underwritten based on the abated taxes.

●	With respect to the 900 & 990 Stewart Avenue Mortgaged Property (2.9%), to obtain the payment-in-lieu of taxes benefits, the borrower leases each of the 900 Avenue portion and the 990 Avenue portion comprising the Mortgaged Property to the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), and the Hempstead IDA subleases each such portion back to the borrower (collectively and individually, the “Hempstead IDA Leaseback”), with the 900 Stewart Avenue leases and the 990 Stewart Avenue leases scheduled to expire on December 31, 2030 and December 31, 2031, respectively. Under each Hempstead IDA Leaseback document, as long as the Hempstead IDA Leaseback is in effect, the borrower is required to make payments-in-lieu of taxes (“PILOT Payments”) in accordance with the payment schedule set forth in the applicable Hempstead IDA Leaseback document (a) with respect to the 900 Stewart Avenue leases, for tax years 2019 through 2030, ranging from $1,246,054 for the tax year 2019 to $1,646,852 for the tax year 2030, and (b) with respect to the 990 Stewart Avenue leases, for tax years 2019 through 2031, ranging from $824,386 for the tax year 2019 to $1,045,521 for the tax year 2031. Upon an occurrence of certain recapture events, the borrower will be required to pay the Hempstead IDA amounts equal to the difference between the PILOT Payment and the real estate taxes that otherwise would have to be paid, which will have accrued to the benefit of the borrower during the fiscal years(s) in which such recapture event occurs.

●	With respect to the 221 West 29th St Mortgage Loan (2.5%), as a “75/25” project, the related Mortgaged Property benefits from a 35-year 421-a partial tax exemption under the Affordable New York program. Under such program, the related Mortgaged Property receives a tax exemption on the increase in assessed value above the taxable assessed value (land and building) in the tax year prior to the commencement of construction for a 35-year period. The tax exemption is 100% for the first 25 years and 26.32% for the final 10 years. The abatement period began on July 1, 2017 for the 2017/18 tax year and will run through June 30, 2052 for the 2051/52 tax year. The appraisal evaluated the contribution of this exemption at $21,600,000. According to the appraisal, the estimated taxes, without such exemption, for the 2019/2020 tax year on the 221 West 29th St Mortgaged Property are $1,190,501 compared to taxes, after such exemption, of $96,709. The Mortgage Loan was underwritten based on the abated tax amount. In the event the borrower fails to comply with the regulatory agreement relating to the affordable housing program or with Section 421-1, it could lose the benefit of the tax exemption. The New York Department of Housing Preservation and Development has certain rights and remedies in connection with the regulatory agreement, including freezing the borrower’s operating accounts or terminating the regulatory agreement. Additionally, if the borrower does not comply with Section 421-1, the tax exemption could be revoked for the period of non-compliance or, if an ongoing pattern of non-compliance is found, taxes could become due dating back to the original exemption. At origination of the Mortgage Loan, the lender entered into a subordination, non-disturbance and attornment agreement subordinating the Mortgage Loan to the regulatory agreement.

●	With respect to the 230 Park Avenue South Mortgaged Property (2.3%), as part of the proposed redevelopment of the Mortgaged Property, the borrower is anticipated to benefit from a 10-year Industrial Commercial Abatement Program (“ICAP”) tax abatement. The borrower sponsor filed for an ICAP tax abatement with respect to the Mortgaged Property in May 2018, and the Mortgaged Property is expected to be a candidate for approval of the ICAP tax abatement based on the ongoing repositioning of the existing improvements. The Mortgage Loan was underwritten to the full real estate taxes.

●	With respect to the 530 Midwood Mortgage Loan (1.6%), the related Mortgaged Property is currently in year 1 of a 25-year New York tax abatement program known as 421-a, which is scheduled to phase out completely in 2044. The Mortgaged Property receives a 100% exemption for the first 21 years with respect to any increase in assessments above the base year assessment. Beginning in the 2040 tax year, the exemption percentage will decline by 20% each year until it expires in 2044. Taxes were underwritten at $34,112.

●	With respect to the City Hyde Park Mortgaged Property (1.5%), the Mortgaged Property is subject to a tax increment financing (“TIF”) grant approved by the City of Chicago Community Development Commission (the “Commission”). The TIF allows the owner of the Mortgaged Property to receive reimbursement of all TIF eligible costs, which include land acquisition costs, on- and off-site infrastructure costs and other qualified improvements of 100% of the annual real property tax revenues, resulting in income from the Commission to the borrower. The TIF program runs through 2036, with income from the program ceasing in 2033. The TIF payment to the borrower for the June 1, 2019 payment date was $1,145,446, with the next estimated payment of $1,195,290 due on June 1, 2020. The straight line average of the TIF payments through the term of the TIF is equal to $1,225,352 annually. In connection with the TIF, the City of Chicago executed two promissory notes in the approximate amounts of $8,490,932 and $2,830,311 in favor of the borrower, which has in turn assigned its rights in the notes and the other documents securing or evidencing the notes to the lender. Pursuant to the TIF arrangement, 20% of the multifamily units are required to be rented as affordable housing units, which restrictions will expire upon the earlier of (i) the 30th anniversary of the date on which the last eligible unit is first leased to a low income household, which date was December 1, 2016, and (ii) foreclosure by a first construction or permanent lender.

●	With respect to the 333 Cypress Mortgage Loan (1.0%), the related Mortgaged Property is currently in year 2 of a 35-year New York tax abatement program known as 421-a, which is scheduled to phase out completely in 2053. The Mortgaged Property receives a 100% exemption of taxes on improvements for the first 25 years and an exemption of approximately 30% for the final 10 years. Taxes were underwritten at $4,616.

●	With respect to the 652 Kent Avenue Mortgaged Property (0.6%), the Mortgaged Property is not a separate tax lot, but is jointly taxed with the entirety of the Brooklyn Navy Yard, which is not collateral for the related Mortgage Loan. The Mortgage Loan documents include a borrower covenant to keep the Mortgaged Property free from all tax liens, and additionally, the Mortgage Loan documents provide for recourse for any losses incurred by the lender in connection with any failure by the related borrower to pay taxes on any portion of the Mortgaged Property or any portion of the Brooklyn Navy Yard that could result in a lien of any portion of the Mortgaged Property in accordance with the terms and provisions of the Mortgage Loan (provided that there is no such liability to the extent that the Mortgaged Property does not generate sufficient gross revenue during the preceding 12 month period to pay such taxes).

●	With respect to the 532 East 142nd Street Mortgage Loan (0.3%), the related Mortgaged Property is currently in year 2 of a 35-year New York tax abatement program known as 421-a, which is scheduled to phase out completely in 2053. The Mortgaged Property receives a 100% exemption of taxes on improvements for the first 25 years and an exemption of approximately 30% for the final 10 years. Taxes were underwritten at $911.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-eight (28) Mortgage Loans (62.8%), are interest-only for the entire term of the Mortgage Loans until the maturity date.

Sixteen (16) Mortgage Loans (21.8%) provide for payments of interest only for the first 12 to 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Eight (8) Mortgage Loans (14.8%) provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

One (1) Mortgage Loan (0.6%) is fully amortizing.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	22	$555,159,959	42.0%
6	28	677,089,410	51.2
11	3	90,000,000	6.8
Total:	53	$1,322,249,369	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	46	85.9%
5 (once per year)	4	7.4
5	2	4.4
2 (once per year)	1	2.3
Total	53	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. See “—Real Estate and Other Tax Considerations” above. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan(s)

An “ARD Loan” is a Mortgage Loan that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for the Anticipated Repayment Date and the Revised Rate for any ARD Loan. In addition, with respect to an ARD Loan, such loan is interest-only until the Anticipated Repayment Date. There are no ARD Loans related to the Trust.

After the Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that, in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Purchase Options and Rights of First Refusal” and “—Partial Releases” in this prospectus.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this prospectus.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to ten (10) Mortgage Loans (19.9%), the related borrower is permitted, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

With respect to two (2) Mortgage Loans (6.1%), the related borrower is permitted, after a lockout period of 24 to 26 payments following the origination date, to (i) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount, or (ii) defease the Mortgage Loan, if such prepayment or defeasance occurs prior to the related open prepayment period.

With respect to the Osborn Triangle Mortgage Loan (3.0%), the related borrower is permitted, after a lockout period of 25 payments following the origination date, to prepay the Mortgage Loan with the payment of a yield maintenance charge if such prepayment occurs prior to the related open prepayment period.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	17	$ 291,407,843	22.0%
4	18	454,925,000	34.4
5	9	287,705,525	21.8
6	6	194,687,500	14.7
7	3	93,523,500	7.1
Total:	53	$ 1,322,249,369	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of forty-one (41) Mortgage Loans (the “Defeasance Loans”) (74.0%), permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance

Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, the principal balance outstanding, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

With respect to the 230 Park Avenue South Mortgage Loan (2.3%), the borrower will have the right to partially defease or partially prepay (with the applicable yield maintenance premium) the 230 Park Avenue South Whole Loan, provided, in each case, such partial defeasance or partial prepayment, as applicable, will not be permitted prior to the defeasance lockout date, so as to satisfy the minimum debt yield threshold under the related loan documents (7.75% adjusted net cash flow debt yield).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Harvey Building Products Mortgage Loan (3.8%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) the third anniversary of the origination date of the Mortgage Loan, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may (i) deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties (except that the following individual Mortgaged Properties are not permitted to be released: (i) the Londonderry / Manufacturing Mortgaged Property (0.7%), (ii) the Dartmouth / Manufacturing Mortgaged Property (0.4%), and (iii) the Waltham Corporate Mortgaged Property (0.4%) (“Restricted Release Properties”), and/or (ii) partially prepay the Mortgage Loan and obtain release of one or more individual Mortgaged Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Mortgaged Property and, in connection with any partial prepayment, payment of any applicable yield maintenance premium, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Mortgaged Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Mortgaged Properties as of the date of the consummation of the partial release.

●	With respect to the Osborn Triangle Mortgage Loan (3.0%), the Mortgage Loan documents provide that, on or after July 2, 2021, the borrower may release only the 1 Portland Street and/or the 700 Main Street individual Mortgaged Properties (each, an “Osborn Triangle Individual Property”) from the lien of the Mortgage Loan documents, subject to the satisfaction of certain terms and conditions including, without limitation: (i) the payment of a release price equal to 110% of the allocated loan amount for the Osborn Triangle Individual Property being released, plus the payment of a yield maintenance premium (if applicable); (ii) the debt service coverage ratio (as calculated in the Mortgage Loan documents) for the Mortgaged Property then remaining subject to the lien of the Mortgage Loan documents based on the trailing 12-month period is equal to or greater than the greater of (a) 2.03x and (b) the debt service coverage ratio for all of the Mortgaged Properties (including the Osborn Triangle Individual Property subject to the release) based on the trailing 12-month period; (iii) the remaining Mortgaged Property (after the release) will not be in violation of the condominium documents, the master lease documents, any leases or the then applicable laws, and the borrower continues to control the board of trustees of the condominium association; and (iv) the borrower may not lease any space at the released Osborn Triangle Individual Property to an existing tenant unless either (a) the borrowers have re-leased the space in the Mortgaged Property to a new tenant with an effective rent per square foot in an amount equal to or greater than the tenant that was relocated or (b) the lender consents to such relocation (which consent may not be unreasonably withheld, conditioned or delayed). The Mortgage Loan documents provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Mortgage Loan is prepaid by an amount set forth in the Mortgage Loan documents or the borrowers deliver a REMIC opinion. The borrowers are not permitted to release the 610 Main Street North Mortgaged Property or the parking garage portion of the Mortgaged Property.

●	With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), provided that no event of default is continuing under the related Mortgage Loan documents, the borrower may, at any time, obtain release of certain undeveloped land and/or one or more of four pad sites that constitute part of the Mortgaged Property, provided that, among other conditions (i) the borrower delivers a REMIC opinion, (ii) if required by lender, the borrower delivers a rating agency confirmation, (iii) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining portion of the Mortgaged Property is greater than the greater of (a) 1.52x and (b) the debt service coverage ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining portion of the Mortgaged Property is no greater than the lesser of (a) 67.27% and (b) the loan-to-value ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) 8.63% and (b) the debt yield of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) for any released property consisting of a pad site, the same must be subject to a bona fide sale to a third party, and the related borrower must (a) partially prepay the debt in an amount equal to the greater of (x) 120% of the allocated loan amount for such pad site, and (y) the net sales proceeds applicable to such pad site, (b) pay any applicable interest shortfall, and (c) pay any applicable yield maintenance premium, and (vii) following a securitization, if the loan-to-value of the remaining portion of the Mortgaged Property would exceed 125%, the related borrower must pay down the principal balance of the loan by a “qualified amount” unless the lender receives an opinion of counsel acceptable to lender that if such prepayment is not made, the REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the Oro Valley Marketplace Mortgage Loan (2.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the second anniversary of the Closing Date, the borrower may deliver defeasance collateral and obtain release of one or more of four pad sites that constitute a portion of the Mortgaged Property in connection with a bona fide sale to a third party purchaser, provided that, among other conditions (i) the defeasance collateral is in an amount equal to the greater of (a) 120% of the allocated loan amount for such pad site, and (b) the net sales proceeds applicable to such pad site, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining portion of the Mortgaged Property is greater than the greater of (a) 1.52x and (b) the debt service coverage ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining portion of the Mortgaged Property is no greater than the lesser of (a) 67.27% and (b) the loan-to-value ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) 8.63% and (b) the debt yield of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) following a securitization, if the loan-to-value of the remaining portion of the Mortgaged Property would exceed 125%, the related borrower must pay down the principal balance of the loan by a “qualified amount” unless the lender receives an opinion of counsel acceptable to lender that if such prepayment is not made, the REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the Jersey City Group 3 Mortgage Loan (2.4%), the borrowers may obtain the release of one or more vacant outparcels (each, a “Release Outparcel”) subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (i) such Release Outparcel is vacant, unimproved (except for surface parking) and non-income producing; (ii) such Release Outparcel constitutes a separate, legally subdivided parcel of land and a separate tax lot either prior to or simultaneously with such release; (iii) the lender receives payment of, among other payments, a release fee equal to $4,000.00 for such Release Parcel; (iv) if, immediately following a release of any portion of the lien of the mortgage in connection with a release of a Release Outparcel, the REMIC loan-to-value ratio is greater than 125%, the principal balance of the Mortgage Loan must be prepaid by an amount not less than an amount such that the REMIC loan-to-value ratio does not increase after the release, unless the lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust as a result of the related release of such portion of the lien of the mortgage; and (v) following a securitization, the borrower delivers a REMIC opinion.

●	With respect to the Grand Canal Shoppes Mortgage Loan (2.3%), the borrowers may obtain the release of a portion of the Mortgaged Property comprised of the approximately 84,743 square foot, three-level space currently demised to Barneys New York (the “Barneys Parcel”) pursuant to the related lease, which is expected to expire on January 31, 2020, upon a bona fide sale to a third party not affiliated with the borrowers or the guarantor, provided that, among other things, and in accordance with the Mortgage Loan documents: (i) the transferee of the Barney’s Parcel is bound by the existing REAs (other than that certain Amended and Restated Construction, Operation and Reciprocal Easement Agreement dated as of March 12, 2009, by and between the developer and The Shoppes at the Palazzo, LLC borrower) which encumber the Barney’s Parcel, (ii) the lender has received reasonably satisfactory evidence that all portions of the Barneys Parcel owned by the borrowers in fee simple have been legally subdivided from all portions of the Mortgaged Property remaining after the release, (iii) upon request by the lender, the borrowers deliver a legal opinion stating that the release does not constitute a “significant modification” of the Mortgage Loan under Section 1001 of the Internal Revenue Code of 1986 or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, and (iv) following such release, the loan-to-value ratio is equal to or less than 125%, provided that the borrowers may prepay the “qualified amount” as that term is defined in the Internal Revenue Service Revenue Procedure 2010-30 (with payment of the yield maintenance premium calculated based upon the amount prepaid), in order to meet the foregoing loan-to-value ratio. From and after the release of the Barneys Parcel, without the prior consent of the lender, neither the borrowers nor any of their affiliates may solicit, cause or facilitate the relocation of any existing tenant at the Grand Canal Shoppes Property to the Barneys Parcel.

●	With respect to the Glendale Portfolio Mortgage Loan (2.1%), the borrower is permitted to obtain the release of the Windsor Mortgaged Property after the expiration of the related defeasance lockout period upon satisfaction of the conditions set forth in the Mortgage Loan documents, including: (i) the sale of the Mortgaged Property is pursuant to an arm's-length agreement with an unaffiliated third party; (ii) the related borrower defeases a portion of the Mortgage Loan equal to the greater of 120% of the allocated loan amount of the Windsor Mortgaged Property and 100% of the net sale proceeds of the sale of such Mortgaged Property; (iii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property will be no less than the greater of (1) the debt service coverage ratio of the related Mortgaged Properties immediately preceding such release and (2) 1.20x; (iv) after giving effect to such release, the loan-to-value ratio for the related remaining Mortgaged Properties is not greater than the lesser of (1) the loan-to-value ratio of the related Mortgaged Properties immediately preceding such release and (2) 69.2%; and (v) after giving effect to the release, the ratio of the unpaid principal balance of the Mortgage Loan to the value of the related remaining Mortgaged Properties (such value to be determined by the lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC trust and which excludes the value of personal property or going concern value, if any) is no more than 125% (provided that the borrower may prepay the Mortgage Loan, together with any prepayment fee then applicable, in order to satisfy such condition).

●	With respect to the Florham Park Corporate Center Mortgage Loan (1.9%), pursuant to a recorded agreement, the local municipality has the right to require the related Mortgagor to subdivide and deed to the municipality an approximately 2,108 square foot unimproved parcel located on the Mortgaged Property. The parcel has no improvements or parking located thereon and has been assigned no value in the related appraisal. If the municipality requires the unimproved parcel to be subdivided and deeded over, the related Mortgage Loan documents allow for a free release of such parcel.

●	With respect to the City Hyde Park Mortgage Loan (1.5%), the borrower may obtain a release of the retail portion of the Mortgaged Property (the “Retail Component”) upon the closing of a sale of the Retail Component, from the lien of the mortgage upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the borrower pays a release price equal to the greater of (i) 125% of the allocated loan amount of the Retail Component and (ii) 100% of the net sales proceeds from the sale, together with the yield maintenance premium (if applicable); (b) the resulting loan-to-value ratio does not exceed the loan-to-value ratio as of the origination date; (c) the applicable borrower delivers a REMIC opinion; (d) the resulting debt service coverage ratio of the remaining Mortgaged Property based on the trailing 12-month period is equal to or exceeds the greater of (i) the debt service coverage ratio as of the origination date, and (ii) the debt service coverage ratio immediately preceding the release based on the trailing 12-month period; (e) the borrower delivers a Rating Agency Confirmation; and (f) in the event the sale of the Retail Component is not to a bona fide third party that is unaffiliated with the borrower and guarantor, the lender consents to the sale in its sole discretion. Notwithstanding the foregoing, if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Mortgage Loan is prepaid by an amount set forth in the Mortgage Loan documents or the borrowers deliver a REMIC opinion.

●	With respect to Arrow Business Park Mortgage Loan (0.9%), provided that no event of default is continuing under the related Mortgage Loan documents (a) at any time after the second anniversary of the Closing Date, the borrower may deliver defeasance collateral and obtain release of one or more of certain individual properties comprising the Mortgaged Property (not to exceed three such individual properties during the term of the Mortgage Loan), and (b) at any time within two months of the maturity date of the Mortgage Loan, the borrower may partially prepay the Mortgage Loan and obtain release of one or more of certain individual properties comprising the Mortgaged Property (not to exceed three such individual properties during the term of the Mortgage Loan), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 120% of the allocated loan amount for the individual property to be released, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) the debt service coverage ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (b) 1.75x, (v) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining portion of the Mortgaged Property is equal to or greater than the greater of (a) 9.5% and (b) the debt yield of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (vi) as of the date of notice of the partial release and the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining portion of the Mortgaged Property is no greater than the lesser of (a) 55.0% and (b) the loan-to-value ratio of the entire Mortgaged Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (vii) following a securitization, if the loan-to-value of the remaining portion of the Mortgaged

Property would exceed 125%, the related borrower must pay down the principal balance of the loan by a “qualified amount” unless the lender receives an opinion of counsel acceptable to lender that if such prepayment is not made, the REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release.

●	With respect to the WoodSpring Suites Grand Rapids Holland & Tyler Mortgage Loan (0.5%), on or after the first business day after the date that is the second anniversary of October 1, 2019, the borrowers may obtain a release of an individual Mortgaged Property (each, an “Individual Property”) from the lien of the mortgage upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the following: (a) the applicable borrower pays 125% of the allocated loan amount of the applicable Individual Property set forth in the Mortgage Loan documents, together with the yield maintenance premium applicable to such Individual Property; (b) the resulting loan to value ratio, as established by a current MAI appraisal prepared by an appraiser approved by the lender, does not exceed 51.90%; (c) the applicable borrower delivers a REMIC opinion; (d) the resulting debt service coverage ratio of the remaining Mortgaged Property based on the trailing 12-month period immediately preceding the release of the applicable Individual Property is equal to or greater than the greater of (i) 4.59x, and (ii) the debt service coverage ratio immediately preceding the release of the applicable Individual Property (including the Individual Property requested to be released) based on the trailing 12-month period immediately preceding the release of the applicable Individual Property; (e) a Rating Agency Confirmation; (f) the franchise agreement with respect to each remaining Individual Property following such release has a remaining term that extends not less than two years beyond the maturity date of the Mortgage Loan. Notwithstanding the foregoing, (i) no release of an Individual Property may occur during the period that is 60-days prior to and 60-days after a securitization; and (ii) if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Mortgage Loan is prepaid by an amount set forth in the Mortgage Loan documents or the borrowers deliver a REMIC opinion.

●	With respect to the Studio Movie Grill Chicago Mortgage Loan (0.4%), provided that no event of default under the Mortgage Loan documents is continuing, the borrower may obtain the release of one or both release parcels identified in the Mortgage Loan documents (each, a “Release Parcel”), subject to the satisfaction of certain conditions, including among others, that: (i) the Release Parcel is vacant, non-income producing land at the time of the release; (ii) the loan-to-value ratio of the remaining Mortgaged Properties is no more than 66%; (iii) certain REMIC related conditions are satisfied; and (iv) the applicable Release Parcel is legally subdivided from the remaining Mortgaged Property and constitutes one or more separate tax lots. The Release Parcels are not income producing, but were given values of $960,000 and $490,000 in the related appraisal, which were not deducted from the appraised value in this prospectus.

●	Furthermore, some of the Mortgage Loans, permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Forty-six (46) of the Mortgage Loans (84.3%) provide for monthly or upfront escrows to cover capital expenditures and replacements.

Forty-five (45) of the Mortgage Loans (81.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-three (23) of the Mortgage Loans (67.2%) of the balance of these property types) are secured or partially secured by office, retail, mixed use and industrial properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

Twenty-five (25) of the Mortgage Loans (43.1%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Watergate Office Building Mortgage Loan (5.5%), at origination of the Mortgage Loan, approximately $590,711 was deposited into escrow with Fidelity National Title Insurance Company (“Fidelity”) with respect to certain tenant improvement allowances and/or leasing commissions that may become due and payable pursuant to a potential amendment to the lease with the third largest tenant, SAGE Publications, which represents approximately 12.2% of the net rentable area, which amendment is currently being negotiated. Pursuant to an escrow agreement between the seller of the Mortgaged Property and certain borrowers, the borrowers will be entitled to receive such escrowed funds in the event that such amendment is executed on or prior to October 31, 2020, to the extent such amendment requires payment of such tenant improvement allowances and/or leasing commissions. Fidelity and the borrowers have agreed that, to the extent that any borrower is entitled to receive any amount of such escrowed funds, all such funds will instead be paid to the lender. Pursuant to the Watergate Office Building Loan documents, any such funds will be made available by the lender for the applicable tenant improvement allowances and/or leasing commissions, as applicable, subject to satisfaction of the conditions set forth in the Watergate Office Building Loan documents.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A-1 and the related footnotes for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	24	$826,005,115	62.5%
Springing Lockbox	24	376,719,410	28.5
Soft Lockbox	3	52,224,843	3.9
Soft (Multifamily) Hard (Office)	1	47,300,000	3.6
Springing Soft (Multifamily) Springing Hard (Retail)	1	20,000,000	1.5
Total:	53	$1,322,249,369	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

With respect to The Rockland Mortgage Loan (1.5%), the related borrower is a Delaware statutory trust (“DST”). A DST is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the DST will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to The Rockland Mortgage Loan (1.5%), from the origination date through and including the date that is 18 months from the origination date, the trustee of the borrower (“DST Trustee”) may, provided no event of default has occurred and is continuing, transfer up to 95% of the beneficial interests in the borrower (“DST Interests”) to up to 200 accredited investors, provided each of the following conditions are satisfied: (i) prior to the first such transfer, the borrower delivers to the lender a copy of its private placement memorandum and SEC Form D Filing relating to the offering, solicitation or sale of DST Interests; (ii) there is no change of control of the borrower; (iii) following such transfer, the transferee (together with its affiliates and family members) owns less than 20% of the beneficial interests in the borrower; and (iv) prior to a securitization, the lender will have performed searches and/or received other diligence such that the lender is in compliance with the lender’s then current “know your customer” requirements.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Wtd. Avg. Total Debt Interest Rate	Cut-off Date Mortgage Loan LTV Ratio(1)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR	Cut-off Date Total Debt Underwritten NCF DSCR
The Essex	$56,900,000	4.3%	$40,000,000	$118,100,000	$215,000,000	4.15025%	39.9%	73.4%	3.66x	1.33x
180 Water	$50,000,000	3.8%	$100,000,000	$215,000,000	$365,000,000	4.75000%	30.5%	80.8%	3.15x	0.85x
Villas on Nueces	$30,000,000	2.3%	$7,000,000	N/A	$37,000,000	5.10000%	52.7%	65.0%	2.04x	1.49x

Each mezzanine loan related to the Mortgage Loans, identified in the table above, is or will be subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right, and, even if mortgage lender owns a corresponding claim or right, the mezzanine lender is permitted to seek payments under its mezzanine loan guaranty if the mortgage lender fails to commence litigation within a specified period (generally ranging from 30 to 60 days) following receipt of mezzanine lender’s claim), (b) so long as there is no event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, any event of default) occurs and continues under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
Innovation Park	$60,000,000	68.8%	2.46x	N/A	Yes
180 Water	$50,000,000	(1)	(1)	(1)	Yes
Harvey Building Products	$50,000,000	67.5%	1.51x	8.65	Yes
Arrow Business Park	$12,500,000	70.0%	1.25x	7.5%	Yes

(1)	A future mezzanine loan may only be entered into if the existing mezzanine loan is repaid as described below, and various other conditions are satisfied as described below.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval (or in the case of the 180 Water Mortgage Loan, to the requirements set forth below) and may include certain cure and purchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

In addition, with respect to the 180 Water Mortgage Loan (3.8%), the borrower has the right to cause its owners to replace the existing mezzanine loan (in whole, but not in part) with a replacement mezzanine loan. The principal amount of the replacement mezzanine loan may not exceed the lesser of the then-existing outstanding principal balance of the existing mezzanine loan and $100,000,000. The replacement right is also subject to the satisfaction of other conditions, including that (i) the replacement mezzanine loan must be secured by all or part of the equity collateral that secures the existing mezzanine loan, (ii) the scheduled maturity date of the replacement mezzanine loan must be no earlier than the scheduled maturity date of the Whole Loan, (iii) immediately after giving effect to the closing of the replacement mezzanine loan, the aggregate debt service coverage ratio as determined under the Whole Loan documents (for the purposes of this paragraph, the “Contractual Total Debt DSCR”) of the Whole Loan and the mezzanine indebtedness (whether the replacement mezzanine loan or the existing mezzanine loan, as applicable) (for the purposes of this paragraph, the “Total Debt”) must not be less than the greater of the Contractual DSCR of the Total Debt as of the origination date of the Whole Loan and the Contractual DSCR of the Total Debt in effect immediately prior to the closing of the replacement mezzanine loan, (iv) immediately after giving effect to the replacement mezzanine loan, the aggregate debt yield as determined under the Whole Loan documents (for the purposes of this paragraph, the

“Contractual Debt Yield”) of the Total Debt must not be less than the greater of the Contractual Debt Yield of the Total Debt as of the origination date of the Whole Loan and the Contractual Debt Yield of the Total Debt as in effect immediately prior to the closing of the replacement mezzanine loan, (v) the replacement mezzanine lender enters into an intercreditor agreement with the mortgage lender under the Whole Loan in substantially the same form as the initial mezzanine intercreditor agreement and (vi) rating agency confirmation is delivered.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

With respect to The Essex Mortgage Loan (4.3%), in connection with the 35-year phased tax exemption from which the Mortgaged Property benefits under Section 421-a of the New York Real Property Tax Law, the borrowers executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development, in the aggregate amount of $77,799,999, which are secured by two enforcement mortgages. No payments are due under the notes during the term of the Mortgage Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender, as the notes will mature on October 25, 2099 but no payments of principal and interest are due until the maturity date. Upon a foreclosure of the lien of the mortgage in favor of the lender, the enforcement mortgages would be extinguished.

Other Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other indebtedness, as described below:

●	With respect to the Watergate Office Building Mortgage Loan (5.5%), the Mortgaged Property is subject to a “reverse 1031 exchange” as part of which the ownership interests of the sole member of one of the related co-borrowers (“Sole Member”) were pledged as security for a junior note. The junior note was made by the Sole Member, as borrower thereunder, to an affiliate of the related borrower sponsor, as lender thereunder (“Junior Loan”), which is subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement. In connection with the reverse 1031 exchange, the Junior Loan is required to be satisfied and released from a source other than assets of the related borrower or income generated from the Mortgaged Property within 185 days of origination of the Mortgage Loan.

●	With respect to the Tysons Tower Mortgage Loan (3.0%), the Mortgage Loan documents permit the pledge by The Macerich Company, Macerich Partnership, L.P., Alaska Permanent Fund Corporation and/or their affiliates of their indirect ownership interest in the related borrower to a qualified real estate investor (with total assets in name or under management in excess of $1 billion and, except with respect to pension advisory firm or similar fiduciary, capital/ statutory surplus, shareholder equity or net worth in excess of $250 million) (a “QREI”) as part of a credit facility upon certain conditions, including (i) no event of default has occurred and is continuing; (ii) the value of the Mortgaged Property constitutes no more than 15% of the value of all assets securing such credit facility; (iii) following exercise of remedies available to a QREI that results in a change of control of the borrower, the borrower delivers a non-consolidation opinion reasonably acceptable to the lender and the applicable rating agencies and (iv) neither the granting of the pledge nor exercise of any remedies will result in a change of the manager unless the replacement manager is a qualified manager (generally, any of certain specified national property management firms or a reputable and experienced management organization having at least 7 years' experience in managing at least 7 Class A office buildings, other than the Mortgaged Property, of not less than 2 million square feet of gross leasable area in the aggregate, or any lender-approved property manager, which may be conditioned upon a rating agency confirmation).

●	With respect to The Shoppes at Southside Mortgaged Loan (1.2%), one of the three borrowers, Brickell Southwide 26 LLC (“Exchange Borrower”), has incurred an unsecured and subordinated note in the amount of $2,700,000 (the “Subordinate Note”) from Brickell Thirteen, Inc. (“Subordinate Lender”) to use the proceeds under the Subordinated Note solely as additional funds for acquisition of the Mortgaged Property. The Subordinate Lender has entered into a Qualified Exchange Accommodation Agreement (“Exchange Agreement”) with the Exchange Company and Exchange Borrower. The Subordinate Note is required to be repaid, extinguished or otherwise discharged in full simultaneously with the completion of a reverse 1031 transfer, required to be consummated on or before March 22, 2020 (the “Reverse 1031 Transfer”), by the Exchange Company of 100% of the direct membership interest in the Exchange Borrower to either (a) to the Subordinate Lender or (b) to a newly formed entity owned 100% and controlled, as defined in the loan agreement, by Abbey Berkowitz, in accordance with the loan documents.

●	With respect to the Pioneer Plaza Mortgage Loan (0.9%), Pioneer Plaza Springfield, LLC (“Pioneer Plaza Springfield”), one of the two borrowers under the Mortgage Loan, and the fee owner of the Mortgaged Property, is the borrower under an unsecured loan in the amount of $3,486,019.04 (the “Unsecured Loan”), made by Pioneer Plaza Springfield #2, LLC, the co-borrower and master tenant of the Mortgaged Property (the “Subordinate Lender”), used as funds for acquisition of the Mortgaged Property. The Unsecured Loan is required by its terms to be repaid or otherwise discharged upon the earlier to occur of (i) the transfer by 1031 EPI, Inc., the indirect owner of Pioneer Plaza Springfield, of 100% of its direct or indirect interests in the Mortgaged Property or (ii) 180 days after September 19, 2019. The Subordinate Lender has executed a subordination and standstill agreement pursuant to which it subordinate the Unsecured Loan to the Mortgage Loan, and agreed that until 18 months after satisfaction in full of the Mortgage Loan it will not exercise any remedies under the Unsecured Loan or accept any payments under the Unsecured Loan; provided, that, if there is no event of default of the Mortgage Loan, it may accept payments from excess cash flow distributed to the borrower under the Unsecured Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the 225 Bush Mortgaged Property, the Innovation Park Mortgaged Property, The Essex Mortgaged Property, the 180 Water Mortgaged Property, the Harvey Building Products Mortgaged Properties, the Legends at Village West Mortgaged Property, the Osborn Triangle Mortgaged Properties, the Tysons Tower Mortgaged Property, the 900 & 990 Stewart Avenue Mortgaged Property, the Hilton Cincinnati Netherland Plaza Mortgaged Property, the Grand Canal Shoppes Mortgaged Property, the 230 Park Avenue South Mortgaged Property, the 8 West Centre Mortgaged Property, the Sunset North Mortgaged Property, the 600 & 620 National Avenue Mortgaged Property and the City Hyde Park Mortgaged Property is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s), if any, and, in the case of the Mortgage Loans securing the 225 Bush Mortgaged Property, The Essex Mortgaged Property, the 180 Water Mortgaged Property, the Osborn Triangle Mortgaged Properties and the Grand Canal Shoppes Mortgaged Property, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. The 225 Bush Whole Loan, the 180 Water Whole Loan, The Essex Whole Loan, the Grand Canal Shoppes Whole Loan and the Osborn Triangle Whole Loan are the only AB Whole Loans related to the issuing entity.

“JPMCC 2019-OSB TSA” means the trust and servicing agreement governing the servicing of the Osborn Triangle Whole Loan.

“Control Appraisal Period” means with respect to any Serviced AB Whole Loan, a “control appraisal period” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means for any Whole Loan identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below with a Subordinate Note under the “Note Type” column in such chart.

“Non-Serviced Certificate Administrator” means for any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as (i) “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, on and after the related Servicing Shift Securitization Date.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement” means with respect to any Non-Serviced Whole Loan, the related intercreditor agreement.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as (i) “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, on and after the related Servicing Shift Securitization Date.

“Non-Serviced Operating Advisor” means for any Non-Serviced Whole Loan, the operating advisor relating to the related Non-Serviced PSA.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as (i) “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, on and after the related Servicing Shift Securitization Date.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as (i) “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below, on and after the related Servicing Shift Securitization Date.

“Non-Serviced PSA” means each of the PSAs (i) identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) pursuant to which a Servicing Shift Whole Loan is governed, on and after the related Servicing Shift Securitization Date.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means for any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means for any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. For the avoidance of doubt, each of (i) the 225 Bush Whole Loan, (ii) the 180 Water Whole Loan (prior to the related Servicing Shift Securitization Date) and (iii) The Essex Whole Loan are Serviced AB Whole Loans related to the issuing entity.

“Serviced Companion Loan” means each of the Companion Loans identified as (i) “Serviced” or “Serviced A/B” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below prior to the related Servicing Shift Securitization Date.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as (i) “Serviced” or “Serviced A/B” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below prior to the related Servicing Shift Securitization Date.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as (i) “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below prior to the related Servicing Shift Securitization Date.

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as (i) “Serviced” or “Serviced A/B” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below prior to the related Servicing Shift Securitization Date.

“Servicing Shift Mortgage Loan” means any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement governing the securitization of the related promissory note identified as “Control Note” in the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Servicing Shift Securitization Date” means, with respect to a Servicing Shift Mortgage Loan, the date on which the promissory note identified as “Control Note” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below is securitized.

“Servicing Shift Whole Loan” means any Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Under- written NCF DSCR(1)	Whole Loan Under- written NCF DSCR(2)
225 Bush	$60,000,000	4.5%	$143,600,000	$146,400,000	34.6%	59.4%	3.85x	2.24x
Innovation Park	$60,000,000	4.5%	$122,250,000	N/A	68.8%	68.8%	2.96x	2.96x
The Essex	$56,900,000	4.3%	$60,100,000	$58,000,000	39.9%	59.7%	3.66x	1.89x
180 Water	$50,000,000	3.8%	$87,500,000	$127,500,000	30.5%	58.7%	3.15x	1.63x
Legends at Village West	$50,000,000	3.8%	$70,000,000	N/A	53.3%	53.3%	1.67x	1.67x
Harvey Building Products	$50,000,000	3.8%	$110,000,000	N/A	69.4%	69.4%	1.51x	1.51x
Osborn Triangle	$40,000,000	3.0%	$390,000,000	$145,000,000	37.1%	49.7%	3.12x	2.33x
Tysons Tower	$40,000,000	3.0%	$150,000,000	N/A	52.1%	52.1%	3.07x	3.07x
900 & 990 Stewart Avenue	$39,000,000	2.9%	$45,000,000	N/A	69.2%	69.2%	1.95x	1.95x
Hilton Cincinnati Netherland Plaza	$35,500,000	2.7%	$37,000,000	N/A	68.7%	68.7%	1.62x	1.62x
Grand Canal Shoppes	$30,384,615	2.3%	$729,615,385	$215,000,000	46.3%	59.5%	2.46x	1.67x
230 Park Avenue South	$30,000,000	2.3%	$220,000,000	N/A	51.0%	51.0%	2.65x	2.65x
8 West Centre	$26,000,000	2.0%	$18,200,000	N/A	63.1%	63.1%	1.86x	1.86x
Sunset North	$20,000,000	1.5%	$130,000,000	N/A	66.1%	66.1%	2.63x	2.63x
600 & 620 National Avenue	$20,000,000	1.5%	$117,900,000	N/A	70.0%	70.0%	1.93x	1.93x
City Hyde Park	$20,000,000	1.5%	$92,000,000	N/A	73.8%	73.8%	1.06x	1.06x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any Subordinate Companion Loan or mezzanine loan. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan LTV Ratio for certain Whole Loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information. With respect to the Innovation Park Mortgage Loan, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is”. See “—Appraised Value”.

(2)	Calculated based on the balance of the related Whole Loan including any Subordinate Companion Loans but excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related Mortgaged Property. With respect to the Innovation Park Mortgage Loan, the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As Is”. See “—Appraised Value”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA(1)	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
225 Bush	Serviced A/B	N/A	Note A-1(2)	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B14
			Note A-2	Non-Control Note	Pari Passu	$50,000,000	DBRI
			Note A-3	Non-Control Note	Pari Passu	$38,000,000	DBRI
			Note A-4	Non-Control Note	Pari Passu	$35,000,000	DBRI
			Note A-5	Non-Control Note	Pari Passu	$20,600,000	DBRI
			Note A-6	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2019-B14
			Note B	Control Note	Subordinate	$146,400,000	Benchmark 2019-B14
The Essex	Serviced A/B	(3)	Note A-1-1(4)	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2019-B14
			Note A-1-2	Non-Control Note	Pari Passu	$25,000,000	JPMCB
			Note A-1-3	Non-Control Note	Pari Passu	$26,900,000	Benchmark 2019-B14
			Note A-1-4	Non-Control Note	Pari Passu	$35,100,000	Goldman Sachs Bank USA
			Note B-1	Control Note	Subordinate	$40,600,000	JPMCB
			Note B-2	Non-Control Note	Subordinate	$17,400,000	Goldman Sachs Bank USA
Innovation Park	Servicing Shift	(3)	Note A-1	Non-Control Note	Pari Passu	$60,000,000	Benchmark 2019-B14
			Note A-2	Control Note	Pari Passu	$70,000,000	JPMCB
			Note A-3	Non-Control Note	Pari Passu	$52,250,000	JPMCB
180 Water	Servicing Shift A/B	(3)	Note A-1(5)	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B14
			Note A-2	Non-Control Note	Pari Passu	$40,000,000	DBRI
			Note A-3	Non-Control Note	Pari Passu	$25,000,000	DBRI
			Note A-4	Non-Control Note	Pari Passu	$15,000,000	DBRI
			Note A-5	Non-Control Note	Pari Passu	$7,500,000	DBRI
			Note B	Control Note	Subordinate	$127,500,000	DBRI
Harvey Building Products Portfolio	Serviced	N/A	Note A-1	Non-Control Note	Pari Passu	$60,000,000	CREFI
			Note A-2	Control Note	Pari Passu	$50,000,000	Benchmark 2019-B14
			Note A-3	Non-Control Note	Pari Passu	$50,000,000	CREFI
Legends at Village West	Serviced	N/A	Note A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2019-B14
			Note A-2	Non-Control Note	Pari Passu	$40,000,000	CREFI
			Note A-3	Non-Control Note	Pari Passu	$30,000,000	CREFI
Osborn Triangle	Non-Serviced A/B	JPMCC 2019-OSB	Note A-1	Control Note	Pari Passu	$250,000,000	JPMCC 2019-OSB
			Note A-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B12
			Note A-3	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B13
			Note A-4	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2019-B14
			Note A-5	Non-Control Note	Pari Passu	$40,000,000	JPMCB
			Note A-6-1	Non-Control Note	Pari Passu	$20,000,000	Cantor Commercial Real Estate Lending, L.P.
			Note B-1	Non-Control Note	Subordinate	$145,000,000	JPMCC 2019-OSB
Tysons Tower	Non-Serviced	BANK 2019-BNK21	Note A-1	Control Note	Pari Passu	$50,000,000	BANK 2019-BNK21
			Note A-2	Non-Control Note	Pari Passu	$25,000,000	Wells Fargo

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA(1)	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			Note A-3	Non-Control Note	Pari Passu	$20,000,000	Wells Fargo
			Note A-4	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2019-B14
			Note A-5	Non-Control Note	Pari Passu	$10,000,000	JPMCB
			Note A-6	Non-Control Note	Pari Passu	$15,000,000	JPMCB
			Note A-7	Non-Control Note	Pari Passu	$30,000,000	JPMCB
900 & 990 Stewart Avenue	Non-Serviced	Benchmark 2019-B13	Note A-1	Control Note	Pari Passu	$45,000,000	Benchmark 2019-B13
			Note A-2	Non-Control Note	Pari Passu	$39,000,000	Benchmark 2019-B14
Hilton Cincinnati Netherland Plaza	Serviced	N/A	Note A-1	Control Note	Pari Passu	$35,500,000	Benchmark 2019-B14
			Note A-2	Non-Control Note	Pari Passu	$17,000,000	JPMCB
			Note A-3	Non-Control Note	Pari Passu	$20,000,000	JPMCB
Grand Canal Shoppes	Non-Serviced A/B	MSC 2019-H7	Note A-1-1	Non-Control Note(6)	Pari Passu	$60,000,000	MSC 2019-H7
			Note A-1-2	Non-Control Note	Pari Passu	$50,000,000	BANK 2019-BNK19
			Note A-1-3	Non-Control Note	Pari Passu	$40,000,000	Morgan Stanley Bank, N.A.
			Note A-1-4	Non-Control Note	Pari Passu	$40,000,000	BANK 2019-BNK21
			Note A-1-5	Non-Control Note	Pari Passu	$13,846,154	Morgan Stanley Bank, N.A.
			Note A-1-6	Non-Control Note	Pari Passu	$10,000,000	MSC 2019-H7
			Note A-1-7	Non-Control Note	Pari Passu	$10,000,000	BANK 2019-BNK20
			Note A-1-8	Non-Control Note	Pari Passu	$10,000,000	BANK 2019-BNK20
			Note A-2-1	Non-Control Note	Pari Passu	$50,000,000	BANK 2019-BNK19
			Note A-2-2-1	Non-Control Note	Pari Passu	$20,000,000	BANK 2019-BNK20
			Note A-2-2-2	Non-Control Note	Pari Passu	$30,000,000	CSAIL 2019-C17
			Note A-2-3	Non-Control Note	Pari Passu	$40,000,000	UBS 2019-C17
			Note A-2-4	Non-Control Note	Pari Passu	$25,000,000	UBS AG
			Note A-2-5	Non-Control Note	Pari Passu	$10,384,615	UBS 2019-C17
			Note A-3-1	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B12
			Note A-3-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2019-B13
			Note A-3-3-1	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B14
			Note A-3-3-2	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			Note A-3-4	Non-Control Note	Pari Passu	$25,000,000	Cantor Commercial Real Estate, L.P.
			Note A-3-5	Non-Control Note	Pari Passu	$10,384,615	JPMCB
			Note A-4-1	Non-Control Note	Pari Passu	$60,000,000	CGCMT 2019-GC41
			Note A-4-2	Non-Control Note	Pari Passu	$60,000,000	Goldman Sachs Bank USA
			Note A-4-3	Non-Control Note	Pari Passu	$20,000,000	GSMS 2019-GC42
			Note A-4-4	Non-Control Note	Pari Passu	$25,000,000	Goldman Sachs Bank USA
			Note A-4-5	Non-Control Note	Pari Passu	$10,384,615	Goldman Sachs Bank USA

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA(1)	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder
			Note B-1	Control Note	Subordinate	$215,000,000	CPPIB Credit Investment II Inc.
230 Park Avenue South	Non-Serviced	BANK 2019-BNK21	Note A-1	Control Note	Pari Passu	$55,000,000	BANK 2019-BNK21
			Note A-2	Non-Control Note	Pari Passu	$30,000,000	Wells Fargo Bank, National Association
			Note A-3	Non-Control Note	Pari Passu	$25,000,000	Wells Fargo Bank, National Association
			Note A-4	Non-Control Note	Pari Passu	$55,000,000	BANK 2019-BNK21
			Note A-5	Non-Control Note	Pari Passu	$30,000,000	Bank of America, National Association
			Note A-6	Non-Control Note	Pari Passu	$25,000,000	Bank of America, National Association
			Note A-7	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2019-B14
8 West Centre	Serviced	N/A	Note A-1	Control Note	Pari Passu	$26,000,000	Benchmark 2019-B14
			Note A-2	Non-Control Note	Pari Passu	$18,200,000	JPMCB
Sunset North	Non-Serviced	Benchmark 2019-B13	Note A-1	Control Note	Pari Passu	$75,000,000	Benchmark 2019-B13
			Note A-2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B14
			Note A-3	Non-Control Note	Pari Passu	$39,500,000	JPMCB
			Note A-4	Non-Control Note	Pari Passu	$15,500,000	JPMCB
600 & 620 National Avenue	Non-Serviced	UBSCM 2019-C17	Note A-1-1	Control Note	Pari Passu	$38,950,000	UBS 2019-C17
			Note A-1-2	Non-Control Note	Pari Passu	$30,000,000	Wells Fargo
			Note A-2-1-A	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B14
			Note A-2-1-B	Non-Control Note	Pari Passu	$10,000,000	JPMCB
			Note A-2-2-A	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			Note A-2-2-B	Non-Control Note	Pari Passu	$10,000,000	JPMCB
			Note A-2-3	Non-Control Note	Pari Passu	$8,950,000	JPMCB
City Hyde Park	Non-Serviced	Benchmark 2019-B13	Note A-1	Control Note	Pari Passu	$45,000,000	Benchmark 2019-B13
			Note A-2-A	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2019-B14
			Note A-2-B	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			Note A-3	Non-Control Note	Pari Passu	$27,000,000	JPMCB

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).

(2)	With respect to the 225 Bush Whole Loan, the initial Control Note is the Note B. If a 225 Bush Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”. The 225 Bush Whole Loan will be serviced under the PSA.

(3)	Each of the Innovation Park Whole Loan and the 180 Water Whole Loan will be serviced under the Benchmark 2019-B14 PSA until the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA.

(4)	With respect to The Essex Whole Loan, the initial Control Note is the Note B-1. If a The Essex Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Essex Whole Loan”. The Essex Whole Loan will be serviced under the PSA.

(5)	With respect to the 180 Water Whole Loan, the initial Control Note is Note B. If a 180 Water Control Appraisal Period has occurred and is continuing, then the Control Note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan”.

(6)	With respect to the Grand Canal Shoppes Whole Loan, the initial Control Note is Note B-1. During the continuance of a Grand Canal Shoppes Control Appraisal Period, Note A-1-1 will be the Control Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grand Canal Shoppes Whole Loan”.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan or Serviced AB Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement.

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu

Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans.

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder.

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer or master servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan.

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement.

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights.

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder.

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent, solely with respect to the directing certificateholder, or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special

Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically or in person) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File.

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan.

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and any Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loans

The 225 Bush Whole Loan

General

The 225 Bush Whole Loan (the “225 Bush Whole Loan”) is evidenced by seven promissory notes (each, a “225 Bush Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “225 Bush Mortgaged Property”. The 225 Bush Whole Loan is evidenced by six senior pari passu promissory notes and one junior subordinate promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“225 Bush Note A-1”)	$50,000,000
Note A-2 (“225 Bush Note A-2”)	$50,000,000
Note A-3 (“225 Bush Note A-3”)	$38,000,000
Note A-4 (“225 Bush Note A-4”)	$35,000,000
Note A-5 (“225 Bush Note A-5”)	$20,600,000
Note A-6 (“225 Bush Note A-6”)	$10,000,000
Note B (“225 Bush Trust Subordinate Companion Loan”)	$146,400,000

The 225 Bush Note A-1 and 225 Bush Note A-6 (the “225 Bush Mortgage Loan”) will be part of the Mortgage Pool. The 225 Bush Trust Subordinate Companion Loan will be included in the issuing entity but will not be part of the Mortgage Pool. The 225 Bush Note A-2, 225 Bush Note A-3, 225 Bush Note A-4 and 225 Bush Note A-5 (collectively referred to as the “225 Bush Senior Pari Passu Companion Loans”), together with the 225 Bush Mortgage Loan, are collectively referred to as the “225 Bush Senior Mortgage Loan” or the “225 Bush Senior Notes” and the holders of such 225 Bush Senior Notes are collectively referred to as the “225 Bush Note A Holders”.

The rights of the holders of the promissory notes evidencing the 225 Bush Whole Loan (the “225 Bush Noteholders”) are subject to an Intercreditor Agreement (the “225 Bush Intercreditor Agreement”). The following summaries describe certain provisions of the 225 Bush Intercreditor Agreement.

Servicing

The 225 Bush Whole Loan will be serviced and administered pursuant to the terms of the PSA and the 225 Bush Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to the 225 Bush Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 225 Bush Whole Loan.

Application of Payments

The 225 Bush Intercreditor Agreement sets forth the respective rights of the holder of the 225 Bush Senior Mortgage Loan and the holder of the Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the 225 Bush Whole Loan, and provides, in general, that the Trust Subordinate Companion Loan and the respective rights of the holder of the Trust Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the Trust Subordinate Companion Loan, respectively, will, prior to a 225 Bush Sequential Pay Event, be junior, subject and subordinate to the 225 Bush Senior Mortgage Loan and the respective rights of the holder of the 225 Bush Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 225 Bush Senior Mortgage Loan, respectively, as and to the extent set forth in the 225 Bush Intercreditor Agreement.

If no 225 Bush Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Intercreditor Agreement or the PSA;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the 225 Bush Whole Loan (a “225 Bush Workout”), the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the Trust Subordinate Companion Loan (the “Trust Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 225 Bush Intercreditor Agreement, to reimburse the Trust Subordinate Companion Loan Holder for all such cure payments;

sixth, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Trust Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the Trust Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of a 225 Bush Workout, the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

ninth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) the 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the initial the 225 Bush Note A Percentage Interest and the initial the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated among the 225 Bush Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the 225 Bush Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 225 Bush Whole Loan or the 225 Bush Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the Trust Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the Trust Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 225 Bush Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 225 Bush Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 225 Bush Whole Loan pursuant to the 225 Bush Intercreditor Agreement or the PSA;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the 225 Bush Workout the aggregate principal balance of the 225 Bush Senior Notes has been reduced, such excess amount will be required to be paid to the 225 Bush Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 225 Bush Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the Trust Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 225 Bush Intercreditor Agreement, to reimburse the Trust

Subordinate Companion Loan Holder for all such cure payments; and to the Trust Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Trust Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the Trust Subordinate Companion Loan Holder, until the principal balance of the Trust Subordinate Companion Loan has been reduced to zero;

eighth, to the 225 Bush Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 225 Bush Note A Percentage Interest multiplied by (ii) 225 Bush Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the Trust Subordinate Companion Loan Holder in an amount equal to the product of (i) the Trust Subordinate Companion Loan Percentage Interest multiplied by (ii) the Trust Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 225 Bush Whole Loan or the 225 Bush Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the 225 Bush Workout the principal balance of the Trust Subordinate Companion Loan has been reduced, such excess amount will be paid to the Trust Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the Trust Subordinate Companion Loan as a result of such 225 Bush Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 225 Bush Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 225 Bush Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 225 Bush Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xi), any remaining amount will be paid pro rata to the 225 Bush Note A Holders and the Trust Subordinate Companion Loan Holder in accordance with the 225 Bush Note A Percentage Interest and the Trust Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 225 Bush Note A Holders to be allocated between the 225 Bush Note A Holders pro rata based on their respective principal balances.

“225 Bush Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 225 Bush Senior Notes, and the denominator of which is the sum of the principal balances of the 225 Bush Senior Notes and the principal balance of the Trust Subordinate Companion Loan.

“225 Bush Note A Rate” means 3.303%.

“225 Bush Note A Relative Spread” means the ratio of the 225 Bush Note A Rate to the weighted average of the 225 Bush Note A Rate and the Trust Subordinate Companion Loan Rate.

“225 Bush Note A-1 Holder” means the holder of 225 Bush Note A-1.

“225 Bush Note A-2 Holder” means the holder of 225 Bush Note A-2.

“225 Bush Note A-3 Holder” means the holder of 225 Bush Note A-3.

“225 Bush Note A-4 Holder” means the holder of 225 Bush Note A-4.

“225 Bush Note A-5 Holder” means the holder of 225 Bush Note A-5.

“225 Bush Note A-6 Holder” means the holder of 225 Bush Note A-6.

“Trust Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Trust Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 225 Bush Senior Mortgage Loan and the principal balance of the Trust Subordinate Companion Loan.

“Trust Subordinate Companion Loan Rate” means 3.303%.

“Trust Subordinate Companion Loan Relative Spread” means the ratio of the Trust Subordinate Companion Loan Rate to the weighted average of the 225 Bush Note A Rate and the Trust Subordinate Companion Loan Rate.

“225 Bush Sequential Pay Event” means any event of default under the 225 Bush Whole Loan with respect to an obligation to pay money due under the 225 Bush Whole Loan, any other event of default for which the 225 Bush Whole Loan is actually accelerated or any other event of default which causes the 225 Bush Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 225 Bush Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 225 Bush Whole Loan. A 225 Bush Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Trust Subordinate Companion Loan Holder in accordance with the 225 Bush Intercreditor Agreement) and will not be deemed to exist to the extent the Trust Subordinate Companion Loan Holder is exercising its cure rights under the 225 Bush Intercreditor Agreement or the default that led to the occurrence of such the 225 Bush Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 225 Bush Intercreditor Agreement, the controlling holder with respect to the 225 Bush Whole Loan (the “225 Bush Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 225 Bush Control Appraisal Period has occurred and is continuing, the Trust Subordinate Companion Loan Holder and (ii) if and for so long as a 225 Bush Control Appraisal Period has occurred and is continuing, the 225 Bush Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “225 Bush Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 225 Bush Intercreditor Agreement, as and to the extent provided in the PSA; and provided further that, if the Trust Subordinate Companion Loan Holder would be the 225 Bush Controlling Noteholder pursuant to the terms of the 225 Bush Intercreditor Agreement, but any interest in the Trust Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 225 Bush Controlling Noteholder in respect of the Trust Subordinate Companion Loan, then a 225 Bush Control Appraisal Period will be deemed to have occurred. The Trust Subordinate Companion Loan Holder is the 225 Bush Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 225 Bush Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 225 Bush Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 225 Bush Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 225 Bush Major Decision (or making a determination not to take action with respect to such 225 Bush Major Decision), the master servicer or the special servicer must receive the written consent of the 225 Bush Controlling Noteholder (or its representative) before implementing a decision with respect to such 225 Bush Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 225 Bush Major Decision and the Major Decision Reporting Package (as such term is defined in the 225 Bush Intercreditor Agreement), then the 225 Bush Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the 225 Bush Intercreditor Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 225 Bush Controlling Noteholder (or its controlling noteholder representative) in the 225 Bush Intercreditor Agreement or the PSA, is necessary to protect the interests of the 225 Bush Noteholders (as a collective whole (taking into account the subordinate nature of the Trust Subordinate Companion Loan and the pari passu nature of the 225 Bush Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the 225 Bush Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the 225 Bush Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 225 Bush Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 225 Bush Noteholders, and the applicable servicer has made a reasonable effort to contact the 225 Bush Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 225 Bush Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 225 Bush Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 225 Bush Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the 225 Bush Intercreditor Agreement or the PSA.

The special servicer will be required to provide copies to each 225 Bush Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 225 Bush Controlling Noteholder pursuant to the PSA with respect to any of the 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 225 Bush Controlling Noteholder, and the special servicer will be required to consult with each 225 Bush Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 225 Bush Non-Controlling Note A Holder requests consultation with respect to any such 225 Bush Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 225 Bush Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 225 Bush Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 225 Bush Non-Controlling Note A Holder, whether or not such 225 Bush Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“225 Bush Control Appraisal Period” will exist with respect to the 225 Bush Whole Loan, if and for so long as:

1.      the initial principal balance of the Trust Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Trust Subordinate Companion Loan after the date of creation of the Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 225 Bush Whole Loan that is allocated to the Trust Subordinate Companion Loan and (z) any losses realized with respect to the 225 Bush Mortgaged Property or the 225 Bush Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than

2.      25% of the remainder of (i) the initial principal balance of the Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Trust Subordinate Companion Loan Holder on the Trust Subordinate Companion Loan, after the date of creation of such Trust Subordinate Companion Loan, provided that a 225 Bush Control Appraisal Period will terminate upon the occurrence of a cure by the Trust Subordinate Companion Loan Holder pursuant to the terms of the 225 Bush Intercreditor Agreement.

“225 Bush Lead Securitization” means the securitization of Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2019-B14.

“225 Bush Noteholder” means any of the 225 Bush Note A Holders and the Trust Subordinate Companion Loan Holder, as applicable.

“225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder that is not the 225 Bush Controlling Noteholder; provided that, from and after the 225 Bush Lead Securitization, “225 Bush Non-Controlling Note A Holder” means each 225 Bush Note A Holder, if any, whose A note is no longer included in the 225 Bush Lead Securitization or, if such A note is then included in a 225 Bush Non-Lead Securitization (other than the 225 Bush Lead Securitization), the 225 Bush Note A Subordinate Class Representative pursuant to the 225 Bush Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 225 Bush Non-Controlling Note A Holder’s A Note is held by (or the related 225 Bush Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 225 Bush Non-Controlling Note A Holder with respect to such A Note.

“225 Bush Non-Lead Securitization” means any securitization other than a 225 Bush Lead Securitization.

“225 Bush Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 225 Bush Lead Securitization and is then included in a 225 Bush Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

For so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The Trust Subordinate Companion Loan Holder is entitled to avoid a 225 Bush Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such 225 Bush Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 225 Bush Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable 225 Bush Control Appraisal Period not to occur.

“225 Bush Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA at any time when one or more of the 225 Bush Senior Notes and Trust Subordinate Companion Loan are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 225 Bush Whole Loan by the end of the applicable grace period or any other event of default under the related 225 Bush Whole Loan documents occurs and is continuing, the Trust Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 225 Bush Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 225 Bush Senior Notes and the Trust Subordinate Companion Loan, the 225 Bush Note A-1 Holder) consents to additional cure periods, the Trust Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 225 Bush Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 225 Bush Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 225 Bush Whole Loan (including for purposes of (i) whether a “225 Bush Sequential Pay Event” has occurred (ii) accelerating the 225 Bush Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 225 Bush Mortgaged Property; or (iii) treating the 225 Bush Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Trust Subordinate Companion Loan is an asset of the issuing entity, the Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 225 Bush Whole Loan or a servicing transfer event, the Trust Subordinate Companion Loan Holder will have the right, by written notice to the 225 Bush Note A Holders (a “225 Bush Purchase Notice”), to purchase in immediately available funds, the 225 Bush Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 225 Bush Purchase Notice to the then current 225 Bush Note A Holders, the 225 Bush Note A Holders will be required to sell (and the Trust Subordinate Companion Loan Holder will be required to purchase) the 225 Bush Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “225 Bush Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 225 Bush Purchase Notice. The failure of the requesting purchaser to purchase the 225 Bush Senior Mortgage Loan on the 225 Bush Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 225 Bush Whole Loan or servicing transfer event that gave rise to such right. The right of the Trust Subordinate Companion Loan Holder to purchase the 225 Bush Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 225 Bush Mortgaged Property.

Notwithstanding the foregoing sentence, the 225 Bush Note A Holders are required to give the Trust Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 225 Bush Mortgaged Property is transferred to the 225 Bush Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 225 Bush Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 225 Bush Whole Loan, the 225 Bush Note A Holders will be required to notify the Trust Subordinate Companion Loan Holder of such transfer and the Trust Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 225 Bush Note A Holders to deliver the 225 Bush Purchase Notice to the 225 Bush Note A Holders, in which case the Trust Subordinate Companion Loan Holder will be obligated to purchase the 225 Bush Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 225 Bush Intercreditor Agreement and the PSA, if the 225 Bush Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the 225 Bush Senior Mortgage Loan in accordance with the PSA, then the special servicer may elect to sell the 225 Bush Whole Loan subject to the consent (or deemed consent) of the Trust Subordinate Companion Loan Holder or the 225 Bush Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loans—The 225 Bush Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the terms of the 225 Bush Intercreditor Agreement and the PSA, the holder of the Trust Subordinate Companion Loan (prior to the occurrence and continuance of a 225 Bush Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the 225 Bush Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Trust Directing Holder (after the occurrence and continuance of a 225 Bush Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a 225 Bush Control Appraisal Period and after the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the 225 Bush Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Amendments

The 225 Bush Intercreditor Agreement may only be amended by the consent of all 225 Bush Noteholders.

The Essex Whole Loan

The Essex Mortgage Loan (4.3%) is part of a split loan structure (“The Essex Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. Four senior promissory notes (“The Essex A Notes” or “The Essex Senior Mortgage Loan”) and two subordinate promissory notes (“The Essex B Notes” or “The Essex Subordinate Companion Loan”; and, collectively with The Essex A Notes, “The Essex Notes”). The holders of such The Essex A Notes are collectively referred to as the “The Essex Note A Holders, ” and the holders of such The Essex B Notes are collectively referred to as the “The Essex Note B Holders”. Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Property, and such promissory notes have an aggregate initial principal balance of $175,000,000.

Each of The Essex Notes is expected to be transferred to a securitization trust. The Essex Mortgage Loan (“The Essex Mortgage Loan”) is evidenced by two promissory notes, Note A-1-1 and Note A-1-3, with an aggregate initial principal balance of $56,900,000. Each remaining The Essex A Notes will constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “The Essex Pari Passu Companion Loans”).

The Essex Pari Passu Companion Loans and The Essex Subordinate Companion Loan are collectively referred to herein as the “The Essex Companion Loans”. The Essex Mortgage Loan and The Essex Companion Loans collectively comprise The Essex Whole Loan.

The Essex Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Essex Mortgage Loan. The Essex Subordinate Companion Loan is generally subordinate in right of payment to The Essex Mortgage Loan and The Essex Pari Passu Companion Loans.

Only The Essex Mortgage Loan is included in the issuing entity. Servicing of The Essex Whole Loan will be governed by the PSA. The remaining The Essex Mortgage Pari Passu Companion Loans are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing The Essex Whole Loan (the “The Essex Noteholders”) are subject to a Co-Lender Agreement (the “The Essex Intercreditor Agreement”). The following summaries describe certain provisions of The Essex Intercreditor Agreement.

Servicing

The Essex Whole Loan will be serviced and administered pursuant to the terms of the PSA by the master servicer, and, if necessary, the special servicer, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of The Essex Intercreditor Agreement. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to The Essex Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on The Essex Whole Loan.

Application of Payments

The Essex Intercreditor Agreement sets forth the respective rights of the holder of The Essex Senior Mortgage Loan and the holder of The Essex Subordinate Companion Loan with respect to distributions of funds received in respect of The Essex Whole Loan, and provides, in general, that The Essex Subordinate Companion Loan and the respective rights of the holder of The Essex Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to The Essex Subordinate Companion Loan, respectively, will, prior to a The Essex Sequential Pay Event, be junior, subject and subordinate to The Essex Senior Mortgage Loan and the respective rights of the holder of The Essex Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to The Essex Senior Mortgage Loan, respectively, as and to the extent set forth in The Essex Intercreditor Agreement.

If no The Essex Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on The Essex Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

(i)      first, to each of The Essex Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex A Note at the applicable note interest rate (net of the servicing fee rate);

(ii)      second, to each of The Essex Note A Holders, pro rata, (based on their respective entitlements to interest) in an amount equal to such The Essex A Note’s The Essex Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on The Essex Mortgage Loan and payable to the noteholders, until their respective principal balances have been reduced to zero;

(iii)      third, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such The Essex Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to The Essex Mortgage Loan pursuant to The Essex Intercreditor Agreement or the related pooling and servicing agreement;

(iv)       fourth, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment Premium to the extent paid by the borrower;

(v)        fifth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of The Essex A Notes has been reduced, such excess amount will be paid to each of The Essex Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of The Essex A Notes as a result of such workout, plus interest on such aggregate amount at the related The Essex A Note;

(vi)        sixth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex B Note at the applicable note interest rate (net of the servicing fee rate);

(vii)      seventh, to each of The Essex Note B Holders, pro rata (based on the principal balances) in an amount equal to such The Essex B Note’s The Essex Percentage Interest in all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such Payment Due Date allocated as principal on The Essex Mortgage Loan and payable to the noteholders remaining after giving effect to the allocation in clause (b) above, until their respective principal balances have been reduced to zero;

(viii)     eighth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(ix)      ninth, to the extent a The Essex Note B Holder has made any payments or advances to cure defaults pursuant to The Essex Intercreditor Agreement, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

(x)       tenth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a The Essex B Note has been reduced, to each of The Essex Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such The Essex B Note; and

(xi)      eleventh, if any excess amount is available to be distributed in respect of The Essex Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial The Essex Percentage Interests.

Upon the occurrence and continuance of a The Essex Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on The Essex Whole Loan or the Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)         first, to each of The Essex Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex A Note at the applicable note interest rate (net of the servicing fee rate);

(ii)        second, to each of The Essex Note A Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

(iii)        third, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such The Essex Note A Holder including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to The Essex Mortgage Loan pursuant to The Essex Intercreditor Agreement or the related pooling and servicing agreement;

(iv)        fourth, to each of The Essex Note A Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(v)        fifth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a workout the aggregate principal balance of The Essex A Notes has been reduced, such excess amount will be paid to each of The Essex Note A Holders pro rata (based on the principal balances of such notes) in an aggregate amount up to the reduction, if any, of the principal balance of the each of The Essex A Notes as a result of such workout, plus interest on such aggregate amount at the related The Essex A Note rate;

(vi)       sixth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the principal balance of such The Essex B Note at the applicable note interest rate (net of the servicing fee rate);

(vii)      seventh, to each of The Essex Note B Holders, pro rata (based on the principal balances of such notes) until their respective principal balances have been reduced to zero;

(viii)     eighth, to each of The Essex Note B Holders, pro rata (based on their respective entitlements) in an amount equal to the product of (i) The Essex Percentage Interest of such note multiplied by (ii) The Essex Relative Spread of such note and (iii) any prepayment premium to the extent paid by the borrower;

(ix)      ninth, to the extent a The Essex Note B Holder has made any payments or advances to cure defaults pursuant to The Essex Intercreditor Agreement, to each of The Essex Note B Holders, pro rata (based on their respective entitlements to reimbursement for cure payments) to reimburse the such noteholder for all such cure payments;

(x)        tenth, if the proceeds of any foreclosure sale or any liquidation of any of The Essex Whole Loan or the Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a workout the aggregate principal balance of a The Essex B Note has been reduced, to each of The Essex Note B Holders, pro rata, in an amount up to the reduction, if any, of the principal balance of such note as a result of such workout, plus interest on such aggregate amount at the related interest rate of such The Essex B Note; and

(xi)      eleventh, if any excess amount is available to be distributed in respect of The Essex Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(x), any remaining amount shall be paid pro rata to the Noteholders in accordance with their respective initial The Essex Percentage Interests.

“The Essex Relative Spread” with respect to any The Essex Note and any date of determination will mean the ratio of the interest rate of such The Essex Note to the weighted average as of such date of determination (prior to taking into account any payments made on account of principal as of such date) of the interest rates on all The Essex Notes based on their principal balances.

“The Essex Percentage Interest” with respect to any of The Essex Notes means a fraction, expressed as a percentage, the numerator of which is the principal balance of such The Essex Note and the denominator of which is the sum of the principal balance of all The Essex Notes.

“The Essex Sequential Pay Event” any event of default with respect to an obligation to pay money due under The Essex Mortgage Loan, any other event of default for which The Essex Mortgage Loan is actually accelerated or any other event of default which causes The Essex Mortgage Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default; provided, however, that unless the master servicer or the special servicer, as applicable, under the servicing agreement has notice or knowledge of such event at least 10 business days prior to the applicable distribution date, distributions will be made sequentially beginning on the subsequent distribution date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of The Essex Mortgage Loan. A The Essex Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a curing noteholder in accordance with The Essex Intercreditor Agreement) and will not be deemed to exist to the extent any curing noteholder is exercising its cure rights under The Essex Intercreditor Agreement or the default that led to the occurrence of such Sequential Pay Event has otherwise been cured or waived.

Workout

If the special servicer, in connection with a workout or proposed workout of The Essex Whole Loan, modifies the terms thereof such that (i) the principal balance of The Essex Whole Loan is decreased, (ii) the applicable note interest rate or scheduled amortization payments on The Essex Whole Loan are reduced, (iii) payments of interest or principal on any The Essex Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of The Essex Whole Loan, such modification will not alter, and any modification of the Mortgage Loan documents will be structured to preserve, the sequential order of payment of The Essex Notes as set forth in the related Mortgage Loan agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of The Essex Whole Loan will be applied to The Essex Notes in the following order: (a) first, to the reduction of the note principal balance of each of The Essex B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of The Essex A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on The Essex Whole Loan by the end of the applicable grace period or any other event of default under The Essex Whole Loan documents occurs and is continuing, unless The Essex Control Appraisal Period has occurred and is continuing with respect to The Essex Whole Loan, The Essex Controlling Noteholder will have the right to cure such event of default subject to certain limitations set forth in The Essex

Intercreditor Agreement. Unless the holder of The Essex Mortgage Loan consents to additional cure periods, The Essex Controlling Noteholder will be limited to (a) six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, and (b) three (3) cures of non-monetary defaults in each case, over the term of The Essex Whole Loan. The Essex Controlling Noteholder will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

If an event of default with respect to The Essex Whole Loan has occurred and is continuing, each The Essex Note B Holder will have the option to purchase The Essex Whole Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the aggregate principal balance of The Essex A Notes, (b) accrued and unpaid interest on the principal balance of The Essex A Notes at its net interest rate from the date as to which interest was last paid in full by the related borrower up to and including the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under The Essex Whole Loan to the holder of The Essex A Notes but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is The Essex Whole Loan borrower or a borrower related party), (d) any unreimbursed Servicing Advances and any expenses incurred in enforcing The Essex Whole Loan documents, including, without limitation, Servicing Advances and earned and unpaid Special Servicing Fees incurred by or on behalf of the holders of The Essex Notes (without duplication of amounts under clause (c) above), (e) any accrued and unpaid interest on Advances with respect to an Advance made by or on behalf of the holder of a The Essex A Note (without duplication of amounts under clause (c) above), (f) (i) if The Essex Whole Loan borrower or a borrower related party is the purchaser or (ii) if The Essex Whole Loan is purchased more than 90 days after such option first becomes exercisable pursuant to The Essex Intercreditor Agreement, any Liquidation Fees or Workout Fees payable with respect to The Essex Whole Loan, or (iii) if The Essex Whole Loan is purchased more than 120 days after such option first becomes exercisable pursuant to The Essex Intercreditor Agreement, any default interest on the principal balance of The Essex A Notes at the applicable default rate applicable from the date as to which default interest was last paid in full by The Essex Whole Loan borrower and (g) any recovered costs not reimbursed previously to holders of The Essex A Notes pursuant to The Essex Intercreditor Agreement. Notwithstanding the foregoing, if the purchasing noteholder is purchasing from The Essex Whole Loan borrower or a borrower related party, the purchase price will not include the amounts described above under clauses (d) through (f).

Sale of Defaulted Whole Loan

Upon The Essex Whole Loan becoming a defaulted mortgage loan, the special servicer will be required to sell The Essex A Notes together with The Essex B Notes as notes evidencing one The Essex Whole Loan in accordance with the terms of the PSA.

Notwithstanding the foregoing, the special servicer will not be permitted to sell The Essex Whole Loan if The Essex Whole Loan becomes a defaulted The Essex Whole Loan without the written consent of The Essex Non-Controlling Note Holders (as defined below) (provided that such consent is not required if a holder of a The Essex Non-Controlling Note Holder is a borrower affiliate) unless the special servicer has delivered to each The Essex Non-Controlling Note Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell The Essex Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Essex Whole Loan, and any documents in the servicing file reasonably requested by any The Essex Non-Controlling Note Holder that are material to the price of The Essex Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related directing holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that The Essex Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence.

Control and Consultation Rights

The controlling note holder (“The Essex Controlling Noteholder”) under The Essex Intercreditor Agreement will be (i) the holder of a majority of The Essex B Notes (by principal balance) (the “Majority B Noteholder”), unless a The Essex Control Appraisal Period has occurred and is continuing; or (ii) if a The Essex Control Appraisal Period has occurred and is continuing, the holder of a majority of the holder of Note A-1-1 (the “Lead Note”); provided, however, that if the Majority B Noteholder would be The Essex Controlling Noteholder pursuant to the terms hereof, but any interest in The Essex B Notes is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of The Essex Controlling Noteholder, a The Essex Control Appraisal Period will be deemed to have occurred.

“The Essex Control Appraisal Period” means any period, with respect to The Essex Whole Loan, if and for so long as:

(a)     (1) the initial The Essex B Note aggregate principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, The Essex B Notes after the date of creation of The Essex B Notes, (y) any appraisal reduction amount for The Essex Whole Loan that is allocated to The Essex B Notes and (z) any losses realized with respect to the Mortgaged Property or The Essex Whole Loan that are allocated to The Essex B Notes, is less than

(b)     twenty-five percent (25%) of the remainder of the (i) initial The Essex B Note principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of The Essex B Notes on The Essex B Notes after the date of creation of The Essex B Notes.

The Essex Controlling Noteholder is entitled to avoid its applicable The Essex Control Appraisal Period caused by application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in The Essex Intercreditor Agreement (either (x) or (y) “The Essex Threshold Event Collateral”) and (ii) The Essex Threshold Event Collateral is in an amount which, when added to the appraised value of the Mortgaged Property as determined pursuant to the PSA, would cause The Essex Control Appraisal Period not to occur.

Pursuant to the terms of The Essex Intercreditor Agreement, prior to the occurrence and continuance of a The Essex Control Appraisal Period with respect to The Essex Whole Loan, with respect to any consent, modification, amendment or waiver under or other action in respect of a “mortgage” (as defined under The Essex Intercreditor Agreement) (whether or not a servicing transfer event has occurred and is continuing) that would constitute a The Essex Major Decision, the Master Servicer or the Special Servicer, as applicable, is required provide The Essex Controlling Noteholder with at least 10 business days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) prior notice requesting consent to the requested The Essex Major Decision. The Master Servicer or Special Servicer may not take any action with respect to such The Essex Major Decision (or make a determination not to take action with respect to such The Essex Major Decision), unless and until the Special Servicer receives written consent of The Essex Controlling Noteholder; provided that The Essex Controlling Noteholder’s consent rights will expire if the related Master Servicer or Special Servicer delivers a second notice within five business days of the first notice and The Essex Controlling Noteholder fails to respond within 5 business days of receipt of the second notice.

“The Essex Major Decision” means a Major Decision under the PSA or, at any time that Note A-1-1 is not included in a securitization:

(i)         any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing The Essex Whole Loan if it comes into and continues in default;

(ii)        any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the related loan documents or any extension of the maturity date of The Essex Whole Loan;

(iii)       following a default or an event of default with respect to the related loan documents, any exercise of remedies, including the acceleration of The Essex Whole Loan or initiation of any proceedings, judicial or otherwise, under the related loan documents;

(iv)       any sale of The Essex Whole Loan (when it is a defaulted loan) or REO Property for less than the applicable Purchase Price;

(v)        any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at the Mortgaged Property or REO Property;

(vi)       any release of material collateral or any acceptance of substitute or additional collateral for The Essex Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related the related loan documents and for which there is no lender discretion;

(vii)      any waiver of any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to The Essex Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the related borrower;

(viii)      any incurrence of additional debt by the related borrower or any mezzanine financing by any direct or indirect beneficial owner of the related borrower (to the extent that the lender has consent rights pursuant to the related loan documents);

(ix)        any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or other similar agreement with any mezzanine lender or subordinate debt holder related to The Essex Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)         any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the related loan documents);

(xi)        releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(xii)       any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under The Essex Whole Loan other than pursuant to the specific terms of The Essex Whole Loan and for which there is no lender discretion;

(xiii)      any determination of an Acceptable Insurance Default; or

(xiv)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at a Mortgaged Property if it would be “material lease” as defined in the related loan documents.

Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as the case may be, is not required to follow any advice or consultation provided by the holder of The Essex Controlling Noteholder (or its representative) that would require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf), to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate provisions of The Essex Intercreditor Agreement or the PSA, require or cause the holder of The Essex Mortgage Loan (or the Master Servicer or the Special Servicer, as the case may be, acting on its behalf) to violate the terms of The Essex Whole Loan, or materially expand the scope of any holder of The Essex Mortgage Loan’s (or the Master Servicer’s or the Special Servicer’s, as applicable) responsibilities under The Essex Intercreditor Agreement or the PSA.

The holders of The Essex Pari Passu Companion Loans, other than the Lead Note, are referred to herein as “The Essex Non-Controlling Noteholders”. Pursuant to the terms of The Essex Intercreditor Agreement, at any time the holder of Lead Note is The Essex Controlling Noteholder, the special servicer will be required to consult with each The Essex Non-Controlling Noteholder (or its related representative) on a strictly non-binding basis with respect to any The Essex Major Decision or the implementation of any recommended actions in the summary of the asset status report relating to The Essex Whole Loan.

Notwithstanding the foregoing, after the expiration of a period of 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) from the delivery to a The Essex Non-Controlling Noteholder (or its related representative) by the special servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to The Essex Non-Controlling Noteholders, the special servicer will no longer be obligated to consult with such The Essex Non-Controlling Noteholder (or its representative), whether or not such The Essex Non-Controlling Noteholder (or its representative) has responded within such 10 business day or 20 day period.

Notwithstanding the consultation rights of any The Essex Non-Controlling Noteholder (or its representative) set forth in the immediately preceding paragraph, the master servicer or the special servicer, as applicable, may make any The Essex Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day or 20 day period if the master servicer or special servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of The Essex Noteholders. In no event will the Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by any The Essex Non-Controlling Noteholder (or its representative).

Special Servicer Appointment Rights

Pursuant to the terms of The Essex Intercreditor Agreement and the PSA, The Essex Controlling Noteholder (prior to the occurrence and continuance of a The Essex Control Appraisal Period with respect to The Essex Whole Loan) will have the right, with or without cause, to replace the special servicer then acting with respect to The Essex Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The Directing Certificateholder (after the occurrence and during the continuance of a The Essex Control Appraisal Period) will have the right, with or without cause (subject to the limitations set forth in the PSA and described herein), to replace the special servicer then acting with respect to The Essex Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event” in this prospectus.

The Non-Serviced AB Whole Loans

The 180 Water Whole Loan

General

The 180 Water Whole Loan (the “180 Water Whole Loan”) is evidenced by six promissory notes (each, a “180 Water Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “180 Water Mortgaged Property”. The 180 Water Whole Loan is evidenced by five senior pari passu promissory notes and one junior promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“180 Water Note A-1”)	$50,000,000
Note A-2 (“180 Water Note A-2”)	$40,000,000
Note A-3 (“180 Water Note A-3”)	$25,000,000
Note A-4 (“180 Water Note A-4”)	$15,000,000
Note A-5 (“180 Water Note A-5”)	$7,500,000
Note B (“180 Water Subordinate Companion Loan”)	$127,500,000

The 180 Water Note A-1 (the “180 Water Mortgage Loan”) will be part of the Mortgage Pool. The 180 Water Note A-2, 180 Water Note A-3, 180 Water Note A-4 and 180 Water Note A-5 (collectively referred to as the “180 Water Senior Pari Passu Companion Loans”), together with the 180 Water Mortgage Loan, are collectively referred to as the “180 Water Senior Mortgage Loan” or the “180 Water Senior Notes” and the holders of such 180 Water Senior Notes are collectively referred to as the “180 Water Note A Holders”. The 180 Water Senior Pari Passu Companion Loans and the 180 Water Subordinate Companion Loan are collectively referred to as the “180 Water Companion Loans”.

The rights of the holders of the promissory notes evidencing the 180 Water Whole Loan (the “180 Water Noteholders”) are subject to an Intercreditor Agreement (the “180 Water Intercreditor Agreement”). The following summaries describe certain provisions of the 180 Water Intercreditor Agreement.

Servicing

Prior to the related Servicing Shift Securitization Date, the 180 Water Whole Loan will be serviced and administered pursuant to the terms of the PSA and the 180 Water Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Servicing Advances with respect to the 180 Water Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the 180 Water Whole Loan. On and after the related Servicing Shift Securitization Date, the 180 Water Whole Loan will be serviced and administrated pursuant to the terms of the related Servicing Shift PSA and the 180 Water Intercreditor Agreement by the related master servicer and special servicer, the identities of which servicers as of the date of this prospectus are unknown.

Application of Payments

The 180 Water Intercreditor Agreement sets forth the respective rights of the holder of the 180 Water Senior Mortgage Loan and the holder of the 180 Water Subordinate Companion Loan with respect to distributions of funds received in respect of the 180 Water Whole Loan, and provides, in general, that the 180 Water Subordinate Companion Loan and the respective rights of the holder of the 180 Water Subordinate Companion Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Subordinate Companion Loan, respectively, will, prior to a 180 Water Sequential Pay Event, be junior, subject and subordinate to the 180 Water Senior Mortgage Loan and the respective rights of the holder of the 180 Water Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the 180 Water Senior Mortgage Loan, respectively, as and to the extent set forth in the 180 Water Intercreditor Agreement.

If no 180 Water Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the respective principal balances have been reduced to zero;

third, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the 180 Water Whole Loan pursuant to the 180 Water Intercreditor Agreement or the related pooling and servicing agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the 180 Water Whole Loan (a “180 Water Workout”), the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be paid to the 180 Water Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the 180 Water Subordinate Companion Loan (the “180 Water Subordinate Companion Loan Holder”) have made any payments or advances to cure defaults pursuant to the 180 Water Intercreditor Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments;

sixth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 180 Water Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the 180 Water Subordinate Companion Loan Holder in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a 180 Water Workout, the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

ninth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii)

the 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the initial the 180 Water Note A Percentage Interest and the initial the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated among the 180 Water Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the 180 Water Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the 180 Water Whole Loan or the 180 Water Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the 180 Water Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the 180 Water Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

third, to the 180 Water Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

fourth, to the 180 Water Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such 180 Water Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the 180 Water Whole Loan pursuant to the 180 Water Intercreditor Agreement or the related pooling and servicing agreement;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a the 180 Water Workout the aggregate principal balance of the 180 Water Senior Notes has been reduced, such excess amount will be required to be paid to the 180 Water Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such the 180 Water Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the 180 Water Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the 180 Water Intercreditor Agreement, to reimburse the 180 Water Subordinate Companion Loan Holder for all such cure payments; and to the 180 Water Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the 180 Water Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

seventh, to the 180 Water Subordinate Companion Loan Holder, until the principal balance of the 180 Water Subordinate Companion Loan has been reduced to zero;

eighth, to the 180 Water Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the 180 Water Note A Percentage Interest multiplied by (ii) 180 Water Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

ninth, to the 180 Water Subordinate Companion Loan Holder in an amount equal to the product of (i) the 180 Water Subordinate Companion Loan Percentage Interest multiplied by (ii) the 180 Water Subordinate Companion Loan Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 180 Water Whole Loan or the 180 Water Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a the 180 Water Workout the principal balance of the 180 Water Subordinate Companion Loan has been reduced, such excess amount will be paid to the 180 Water Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of the 180 Water Subordinate Companion Loan as a result of such 180 Water Workout, plus interest on such amount at the related note interest rate;

eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 180 Water Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances; and

twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the 180 Water Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Note A Percentage Interest and the 180 Water Subordinate Companion Loan Percentage Interest, respectively, with the amount distributed to the 180 Water Note A Holders to be allocated between the 180 Water Note A Holders pro rata based on their respective principal balances.

“180 Water Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 180 Water Senior Notes, and the denominator of which is the sum of the principal balances of the 180 Water Senior Notes and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Note A Rate” means 3.410377%.

“180 Water Note A Relative Spread” means the ratio of the 180 Water Note A Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Note A-1 Holder” means the holder of 180 Water Note A-1.

“180 Water Note A-2 Holder” means the holder of 180 Water Note A-2.

“180 Water Note A-3 Holder” means the holder of 180 Water Note A-3.

“180 Water Note A-4 Holder” means the holder of 180 Water Note A-4.

“180 Water Note A-5 Holder” means the holder of 180 Water Note A-5.

“180 Water Subordinate Companion Loan Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 180 Water Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the 180 Water Senior Mortgage Loan and the principal balance of the 180 Water Subordinate Companion Loan.

“180 Water Subordinate Companion Loan Rate” means 3.410377%.

“180 Water Subordinate Companion Loan Relative Spread” means the ratio of the 180 Water Subordinate Companion Loan Rate to the weighted average of the 180 Water Note A Rate and the 180 Water Subordinate Companion Loan Rate.

“180 Water Sequential Pay Event” means any event of default under the 180 Water Whole Loan with respect to an obligation to pay money due under the 180 Water Whole Loan, any other event of default for which the 180 Water Whole Loan is actually accelerated or any other event of default which causes the 180 Water Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the 180 Water Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the 180 Water Whole Loan. A 180 Water Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the 180 Water Subordinate Companion Loan Holder in accordance with the 180 Water Intercreditor Agreement) and will not be deemed to exist to the extent the 180 Water Subordinate Companion Loan Holder is exercising its cure rights under the 180 Water Intercreditor Agreement or the default that led to the occurrence of such the 180 Water Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the 180 Water Intercreditor Agreement, the controlling holder with respect to the 180 Water Whole Loan (the “180 Water Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Subordinate Companion Loan Holder and (ii) if and for so long as a 180 Water Control Appraisal Period has occurred and is continuing, the 180 Water Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “180 Water Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 180 Water Intercreditor Agreement, as and to the extent provided in the related pooling and servicing agreement; and provided further that, if the 180 Water Subordinate Companion Loan Holder would be the 180 Water Controlling Noteholder pursuant to the terms of the 180 Water Intercreditor Agreement, but any interest in the 180 Water Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the 180 Water Controlling Noteholder in respect of the 180 Water Subordinate Companion Loan, then a 180 Water Control Appraisal Period will be deemed to have occurred. The 180 Water Subordinate Companion Loan Holder is the 180 Water Controlling Noteholder as of the Closing Date.

Pursuant to the terms of the 180 Water Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 180 Water Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 180 Water Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such 180 Water Major Decision (or making a determination not to take action with respect to such 180 Water Major Decision), the master servicer or the special servicer must receive the written consent of the 180 Water Controlling Noteholder (or its representative) before implementing a decision with respect to such 180 Water Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a 180 Water Major Decision and the Major Decision Reporting Package (as such term is defined in the 180 Water Intercreditor Agreement), then the 180 Water Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the 180 Water Intercreditor Agreement or the related pooling and servicing agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the 180 Water Controlling Noteholder (or its controlling noteholder representative) in the 180 Water Intercreditor Agreement or the related pooling and servicing agreement, is necessary to protect the interests of the 180 Water Noteholders (as a collective whole (taking into account the subordinate nature of the 180 Water Subordinate Companion Loan and the pari passu nature of the 180 Water Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the 180 Water Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the 180 Water Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the 180 Water Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the 180 Water Noteholders, and the applicable servicer has made a reasonable effort to contact the 180 Water Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the 180 Water Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the 180 Water Intercreditor Agreement or the related pooling and servicing agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the 180 Water Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the 180 Water Intercreditor Agreement or the related pooling and servicing agreement.

The special servicer will be required to provide copies to each 180 Water Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the 180 Water Controlling Noteholder pursuant to the related pooling and servicing agreement with respect to any of the 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the 180 Water Controlling Noteholder, and the special servicer will be required to consult with each 180 Water Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any 180 Water Non-Controlling Note A Holder requests consultation with respect to any such 180 Water Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such 180 Water Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from delivery to any 180 Water Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 180 Water Non-Controlling Note A Holder, whether or not such 180 Water Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“180 Water Control Appraisal Period” will exist with respect to the 180 Water Whole Loan, if and for so long as:

1.           the initial principal balance of the 180 Water Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 180 Water Subordinate Companion Loan after the date of creation of the 180 Water Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the 180 Water Whole Loan that is allocated to the 180 Water Subordinate Companion Loan and (z) any losses realized with respect to the 180 Water Mortgaged Property or the 180 Water Whole Loan that are allocated to the 180 Water Subordinate Companion Loan, is less than

2.           25% of the remainder of (i) the initial principal balance of the 180 Water Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 180 Water Subordinate Companion Loan Holder on the 180 Water Subordinate Companion Loan, after the date of creation of such 180 Water Subordinate Companion Loan, provided that a 180 Water Control Appraisal Period will terminate upon the occurrence of a cure by the 180 Water Subordinate Companion Loan Holder pursuant to the terms of the 180 Water Intercreditor Agreement.

“180 Water Lead Securitization” means the securitization governed by the related Servicing Shift PSA.

“180 Water Noteholder” means any of the 180 Water Note A Holders and the 180 Water Subordinate Companion Loan Holder, as applicable.

“180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder that is not the 180 Water Controlling Noteholder; provided that, from and after the 180 Water Lead Securitization, “180 Water Non-Controlling Note A Holder” means each 180 Water Note A Holder, if any, whose A note is no longer included in the 180 Water Lead Securitization or, if such A note is then included in a 180 Water Non-Lead Securitization (other than the 180 Water Lead Securitization), the 180 Water Note A Subordinate Class Representative pursuant to the 180 Water Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such 180 Water Non-Controlling Note A Holder’s A Note is held by (or the related 180 Water Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such 180 Water Non-Controlling Note A Holder with respect to such A Note.

“180 Water Non-Lead Securitization” means any securitization other than a 180 Water Lead Securitization.

“180 Water Note A Subordinate Class Representative” means, with respect to an A Note that is no longer included in the 180 Water Lead Securitization and is then included in a 180 Water Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

Prior to the securitization of the 180 Water Subordinate Companion Loan, the following paragraph will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the following paragraph will not have any force or effect.

The 180 Water Subordinate Companion Loan Holder is entitled to avoid a 180 Water Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such 180 Water Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 180 Water Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the related pooling and servicing agreement, would cause the applicable 180 Water Control Appraisal Period not to occur.

“180 Water Major Decision” means a “Major Decision” under the related pooling and servicing agreement or any one or more analogous terms in the related pooling and servicing agreement at any time when one or more of the 180 Water Senior Notes are included in the issuing entity.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 180 Water Whole Loan by the end of the applicable grace period or any other event of default under the related 180 Water Whole Loan documents occurs and is continuing, the 180 Water Subordinate Companion Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 180 Water Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the 180 Water Senior Notes and the 180 Water Subordinate Companion Loan, the 180 Water Note A-1 Holder) consents to additional cure periods, the 180 Water Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 180 Water Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 180 Water Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 180 Water Whole Loan (including for purposes of (i) whether a “180 Water Sequential Pay Event” has occurred (ii) accelerating the 180 Water Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 180 Water Mortgaged Property; or (iii) treating the 180 Water Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing will not apply and have no force or effect.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the 180 Water Whole Loan or a servicing transfer event, the 180 Water Subordinate Companion Loan Holder will have the right, by written notice to the 180 Water Note A Holders (a “180 Water Purchase Notice”), to purchase in immediately available funds, the 180 Water Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 180 Water Purchase Notice to the then current 180 Water Note A Holders, the 180 Water Note A Holders will be required to sell (and the 180 Water Subordinate Companion Loan Holder will be required to purchase) the 180 Water Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “180 Water Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 180 Water Purchase Notice. The failure of the requesting purchaser to purchase the 180 Water Senior Mortgage Loan on the 180 Water Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 180 Water Whole Loan or servicing transfer event that gave rise to such right. The right of the 180 Water Subordinate Companion Loan Holder to purchase the 180 Water Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the 180 Water Mortgaged Property. Notwithstanding the foregoing sentence, the 180 Water Note A Holders are required to give the 180 Water Subordinate Companion Loan Holder ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the 180 Water Mortgaged Property is transferred to the 180 Water Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 180 Water Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten business days after the acceleration of the 180 Water Whole Loan, the 180 Water Note A Holders will be required to notify the 180 Water Subordinate Companion Loan Holder of such transfer and the 180 Water Subordinate Companion Loan Holder will have a 15 business day period from the date of such notice from the 180 Water Note A Holders to deliver the 180 Water Purchase Notice to the 180 Water Note A Holders, in which case the 180 Water Subordinate Companion Loan Holder will be obligated to purchase the 180 Water Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

Notwithstanding the foregoing, prior to the securitization of the 180 Water Subordinate Companion Loan, the foregoing purchase option will apply. If the 180 Water Subordinate Companion Loan is securitized and for so long as the 180 Water Subordinate Companion Loan is an asset of the issuing entity related to such securitization, the foregoing purchase option will not apply and have no force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 180 Water Intercreditor Agreement and the related pooling and servicing agreement, if the 180 Water Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the 180 Water Senior Mortgage Loan in accordance with the related pooling and servicing agreement, then the special servicer may elect to sell the 180 Water Whole Loan subject to the consent (or deemed consent) of the 180 Water Subordinate Companion Loan Holder or the 180 Water Controlling Noteholder under the provisions described above under “—The Non-Serviced AB Whole Loans—180 Water Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the 180 Water Intercreditor Agreement, the 180 Water Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the 180 Water Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other 180 Water Noteholders.

Amendments

The 180 Water Intercreditor Agreement may only be amended by the consent of all 180 Water Noteholders.

The Grand Canal Shoppes Whole Loan

General

The Grand Canal Shoppes Mortgage Loan (2.3%) is part of a whole loan structure (the “Grand Canal Shoppes Whole Loan”) comprised of 26 mortgage notes, each of which is secured by the same mortgage instrument on the same underlying the Grand Canal Shoppes Mortgaged Property.

The Grand Canal Shoppes Whole Loan is evidenced by the promissory notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above (collectively, the “Grand Canal Shoppes Notes”) The promissory notes designated Note A-3-3-1 and Note A-3-5 in such table is referred to herein as the “Grand Canal Shoppes Mortgage Loan.” The remaining promissory notes with the prefix “Note A-“ listed in such table are referred to collectively herein as the “Grand Canal Shoppes Pari Passu Companion Loans” and, together with the Grand Canal Shoppes Mortgage Loan, the “Grand Canal Shoppes Senior Notes.” The promissory note designated Note B-1 is referred to herein as the “Grand Canal Shoppes Subordinate Companion Loan.” The Grand Canal Shoppes Senior Notes are generally pari passu in right of payment with each other, and the Grand Canal Shoppes Subordinate Companion Loan is generally subordinate in right of payment to the Grand Canal Shoppes Senior Notes.

Only the Grand Canal Shoppes Mortgage Loan is included in the issuing entity. The current holders of the Grand Canal Shoppes Notes are set forth in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

The Grand Canal Shoppes Mortgage Loan, the Grand Canal Shoppes Pari Passu Companion Loans and the Grand Canal Shoppes Subordinate Companion Loan are cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. Interest is payable on each of the Grand Canal Shoppes Senior Notes at a rate equal to 3.7408% per annum (the “Grand Canal Note A Rate”) and on the Grand Canal Shoppes Subordinate Companion Loan at a rate equal to 6.2500% per annum (the “Grand Canal Note B Rate”). For purposes of the information presented in this prospectus with respect to the Grand Canal Shoppes Mortgage Loan unless otherwise specifically indicated, the loan-to-value ratio, debt yield and debt service coverage ratio information includes the Grand Canal Shoppes Pari Passu Companion Loans and does not take into account the Grand Canal Shoppes Subordinate Companion Loan.

The rights of the holders of the Grand Canal Shoppes Notes are subject to a Co-Lender (the “Grand Canal Shoppes Co-Lender Agreement”), the terms of which are described below.

Servicing

The Grand Canal Shoppes Whole Loan will be serviced pursuant to the terms of the MSC 2019-H7 PSA.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the MSC 2019-H7 PSA is the custodian of the mortgage file related to the Grand Canal Shoppes Whole Loan (other than the promissory notes evidencing the Grand Canal Shoppes Mortgage Loan and the related Companion Loans not included in the MSC 2019-H7 securitization).

Application of Payments

The Grand Canal Shoppes Co-Lender Agreement provides, in general, that the Grand Canal Shoppes Subordinate Companion Loan and the right of the holder thereof to receive payments of interest,

principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the Grand Canal Shoppes Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

If no Grand Canal Shoppes Sequential Pay Event (as defined below) has occurred and is continuing, then all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the MSC 2019-H7 PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, (i) to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis in an amount equal to the product of (A) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes, multiplied by (B) the sum of principal payments received, if any, with respect to the related monthly payment date, until their respective principal balances have been reduced to zero, and (ii) 100% of any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes are required to be distributed to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis until the principal balances thereof have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the master servicer or special servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the MSC 2019-H7 PSA or the Grand Canal Shoppes Co-Lender Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, (i) to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to its Percentage Interest of principal payments received, if any, with respect to such monthly payment date, until the principal balance thereof has been reduced to zero; and (ii) with respect to any insurance and condemnation proceeds payable as principal to the holders of the Grand Canal Shoppes Notes, the portion thereof remaining after distribution to the holders of the Grand Canal Shoppes Senior Notes pursuant to clause second above is required to be distributed to the holder of the Grand Canal Shoppes Subordinate Companion Loan until the principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MSC 2019-H7 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

Upon the occurrence and during the continuance of (i) any monetary event of default with respect to the Grand Canal Shoppes Whole Loan, (ii) any other event of default with respect to the Grand Canal Shoppes Whole Loan that causes the Grand Canal Shoppes Whole Loan to become accelerated or a Specially Serviced Loan or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the holder of the Grand Canal Shoppes Subordinate Companion Loan has not exercised its cure rights under the Grand Canal Shoppes Co-Lender Agreement (as described below under “—Cure Rights”) (each, a “Grand Canal Shoppes Sequential Pay Event”), all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property (net of certain amounts for required reserves and escrows and certain fees, costs and expenses of the parties to the MSC 2019-H7 PSA) will be applied and distributed as follows:

●	first, to the holders of the Grand Canal Shoppes Senior Notes, pro rata, in an amount equal to the accrued and unpaid interest on the aggregate principal balance of the Grand Canal Shoppes Senior Notes at the Grand Canal Shoppes Net Note A Rate;

●	second, to the holders of the Grand Canal Shoppes Senior Notes, pro rata based on their outstanding principal balances, until their respective principal balances have been reduced to zero;

●	third, to the holders of the Grand Canal Shoppes Senior Notes that have paid any unreimbursed costs and expenses, on a Pro Rata and Pari Passu Basis up to the amount of any such unreimbursed costs and expenses paid by such holders including any Grand Canal Shoppes Recovered Costs not previously reimbursed to such holders (or paid or advanced by the master servicer or special servicer, as applicable, on any such holder’s behalf and not previously paid or reimbursed) with respect to the Grand Canal Shoppes Whole Loan pursuant to the MSC 2019-H7 PSA or the Grand Canal Shoppes Co-Lender Agreement;

●	fourth, to the holders of the Grand Canal Shoppes Senior Notes on a Pro Rata and Pari Passu Basis, in an amount equal to the product of (i) the sum of the Percentage Interests of the Grand Canal Shoppes Senior Notes multiplied by (ii) the Grand Canal Shoppes Note A Relative Spread and (iii) any prepayment premium paid by the borrower;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth, such excess amount is required to be paid to the holders of the Grand Canal Shoppes Senior Notes, on a Pro Rata and Pari Passu Basis in an amount up to the aggregate of unreimbursed realized principal losses previously allocated to such holders, plus interest thereon at the Grand Canal Shoppes Net Note A Rate;

●	sixth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the related principal balance at the Grand Canal Shoppes Net Note B Rate;

●	seventh, to the holder of the Grand Canal Shoppes Subordinate Companion Loan, until the outstanding principal balance thereof has been reduced to zero;

●	eighth, to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount equal to the product of (i) its Percentage Interest multiplied by (ii) the Grand Canal Shoppes Note B Relative Spread and (iii) any prepayment premium paid by the borrower;

●	ninth, to the extent the holder of the Grand Canal Shoppes Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights,” to reimburse such holder for all such amounts;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the Grand Canal Shoppes Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, such excess amount is required to be paid to the holder of the Grand Canal Shoppes Subordinate Companion Loan in an amount up to aggregate of unreimbursed realized principal losses previously allocated to such holder, plus interest on such amount at the Grand Canal Shoppes Net Note B Rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the MSC 2019-H7 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Grand Canal Shoppes Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, are required to be paid to the holders of the Grand Canal Shoppes Notes, pro rata based on their respective Percentage Interests; and

●	twelfth, if any excess amount is available to be distributed in respect of the Grand Canal Shoppes Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount is required to be paid pro rata to the holders of the Grand Canal Shoppes Notes in accordance with their respective initial Percentage Interests.

“Grand Canal Shoppes Net Note A Rate” means the note rate applicable to the Grand Canal Shoppes Senior Notes, less the applicable servicing fee rate.

“Grand Canal Shoppes Net Note B Rate” means the note rate applicable to the Grand Canal Shoppes Subordinate Companion Loan, less the applicable servicing fee rate.

“Grand Canal Shoppes Note A Relative Spread” means the ratio of the Grand Canal Shoppes Note A Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Note B Relative Spread” means the ratio of the Grand Canal Shoppes Note B Rate to the Grand Canal Shoppes Whole Loan Rate.

“Grand Canal Shoppes Whole Loan Rate” means as of any date of determination, the weighted average of the Grand Canal Shoppes Note A Rate and the Grand Canal Shoppes Note B Rate, weighted based on the outstanding principal balances of the Grand Canal Shoppes Notes.

“Percentage Interest” means, with respect to any holder of a Grand Canal Shoppes Note, a fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of such note, and the denominator of which is the outstanding principal balance of the Grand Canal Shoppes Whole Loan.

“Pro Rata and Pari Passu Basis” means with respect to each Grand Canal Shoppes Senior Note and the related holders thereof (or, to the extent specified herein, a subset of the Grand Canal Shoppes Senior Notes or the related holders thereof), the allocation of any particular payment, collection, cost, expense, liability or other amount among such notes or such noteholders, as the case may be, without any priority of any such note or any such noteholder over another such note or noteholder, as the case may be, and in any event such that each such note or noteholder, as the case may be, is allocated its pro rata amount (calculated in proportion to the outstanding principal balance of the related note, relative to the aggregate outstanding principal balance of the applicable Grand Canal Shoppes Senior Notes or otherwise in proportion to the amount due to the holder of the subject Grand Canal Shoppes Senior Note, relative to the aggregate amount due to holders of all of the applicable Grand Canal Shoppes Senior Notes) of such particular payment, collection, cost, expense, liability or other amount.

The Directing Holder

The controlling noteholder (the “Grand Canal Shoppes Directing Holder”) under the Grand Canal Shoppes Co-Lender Agreement, as of any date of determination, is (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan, unless a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing or (ii) if a Grand Canal Shoppes Control Appraisal Period has occurred and is continuing, the holder of Note A-1-1 (whose rights are exercisable under the MSC 2019-H7 PSA by the directing certificateholder for such securitization or the special servicer (following a control termination event under the related securitization)).

A “Grand Canal Shoppes Control Appraisal Period” is any period, with respect to the Grand Canal Shoppes Whole Loan, if and for so long as: (a)(1) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Grand Canal Shoppes Whole Loan that is allocated to the Grand Canal Shoppes Subordinate Companion Loan and (z) without duplication, any realized principal losses with respect to the Grand Canal Shoppes Mortgaged Property (or portion thereof) or the Grand Canal Shoppes Whole Loan that are allocated to the Grand Canal Shoppes Subordinate Companion Loan, plus (3) any Grand Canal Shoppes Threshold Event Collateral (as defined below), (to the extent such amount is not already taken into account in the Appraisal Reduction Amount), plus (4) without duplication of any items set forth above in clauses (1) through (3), insurance and condemnation proceeds that constitute collateral for the Grand Canal Shoppes Whole Loan (whether paid or then payable by any insurance company or government authority, provided that, if not then paid, such amounts are payable to the lender for application to the Grand Canal Shoppes Whole Loan or to pay the costs of restoring the Grand Canal Shoppes Mortgaged Property) is less than (b) 25% of the remainder of (i) the initial principal balance of the Grand Canal Shoppes Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Grand Canal Shoppes Subordinate Companion Loan.

For purposes of determining whether a Grand Canal Shoppes Control Appraisal Period is in effect, Appraisal Reduction Amounts and realized principal losses will be allocated to reduce first, the principal balance of the Grand Canal Shoppes Subordinate Companion Loan, and second, the principal balances of the Grand Canal Shoppes Senior Notes (on a Pro Rata and Pari Passu basis), in each case, up to the outstanding amount thereof.

In addition, the holder of the Grand Canal Shoppes Subordinate Companion Loan will be entitled to avoid (or terminate) a Grand Canal Shoppes Control Appraisal Period caused by application of an Appraisal Reduction Amount upon satisfaction of the following (which must be completed within 30 days of the special servicer’s receipt of any third party appraisal that indicates such Grand Canal Shoppes Control Appraisal Period has occurred: (i) the holder of the Grand Canal Shoppes Subordinate Companion Loan shall have delivered as a supplement to the appraised value of the Grand Canal Shoppes Mortgaged Property, in the amount specified in clause (ii) below, to the master servicer or the special servicer, as applicable, together with documentation acceptable to the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard to create and perfect a first priority security interest in favor of such servicer on behalf of the holders of the Grand Canal Shoppes Senior Notes in such collateral cash collateral for the benefit of, and acceptable to, the master servicer or the special servicer, as applicable, or an unconditional and irrevocable standby letter of credit with the holders of the Grand Canal Shoppes Senior Notes as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s (either (a) or (b), the “Grand Canal Shoppes Threshold Event Collateral”), and (ii) the Grand Canal Shoppes Threshold Event Collateral is required to be in an amount that would cause the applicable Grand Canal Shoppes Control Appraisal Period not to occur pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”. If the requirements described in this paragraph are satisfied by the holder of the Grand Canal Shoppes Subordinate Companion Loan (a “Grand Canal Shoppes Threshold Event Cure”), no Grand Canal Shoppes Control Appraisal Period will be deemed to have occurred.

The Grand Canal Shoppes Threshold Event Cure will continue until (i) the Grand Canal Shoppes Threshold Event Collateral would not be sufficient to prevent a Grand Canal Shoppes Control Appraisal Period from occurring pursuant to the definition of “Grand Canal Shoppes Control Appraisal Period”; or (ii) the occurrence of a final recovery determination in respect of the Grand Canal Shoppes Whole Loan. If the appraised value of the Grand Canal Shoppes Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Grand Canal Shoppes Control Appraisal Period without taking into consideration any, or some portion of, the Grand Canal Shoppes Threshold Event Collateral previously delivered by the holder of the Grand Canal Shoppes Subordinate Companion Loan, then any or such portion of Grand Canal Shoppes Threshold Event Collateral held by the master servicer or special servicer is required to be promptly returned to the holder of the Grand Canal Shoppes Subordinate Companion Loan (at its sole expense). Upon a final recovery determination with respect to the Grand Canal Shoppes Whole Loan, such Grand Canal Shoppes Threshold Event Collateral will be available to reimburse each Grand Canal Shoppes Note holder for any realized principal loss in accordance with the priority of distributions described under “— Distributions” above with respect to the Grand Canal Shoppes Whole Loan after application of the net proceeds of liquidation, not in excess of the principal balance of the Grand Canal Shoppes Whole Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other additional servicing expenses reimbursable under the Grand Canal Shoppes Co-Lender Agreement and under the MSC 2019-H7 PSA.

Consultation and Control

The master servicer and the special servicer will be required to seek the written consent of the Grand Canal Shoppes Directing Holder (or its designee) prior to taking any action that would constitute a Grand Canal Shoppes Major Decision (as defined below). If the Grand Canal Shoppes Directing Holder (or its designee) fails to respond to the master servicer or the special servicer, as the case may be, within five business days (or, in the case of an Acceptable Insurance Default, 10 business days) after receipt of such notice, such servicer will be required to deliver a second notice, and if the Grand Canal Shoppes Directing Holder (or its designee) fails to respond within five business days (or, in the case of certain insurance defaults, 10 business days) after receipt of such second notice, the Grand Canal Shoppes Directing Holder (or its designee) will not have further consent rights with respect to the specific action proposed in such notice.

“Grand Canal Shoppes Major Decisions” means:

(i)      any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property by deed-in-lieu or otherwise) of the ownership of one or more properties securing the Grand Canal Shoppes Whole Loan if it comes into and continues in default;

(ii)     any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs or the material modification or

(iii)    termination of cash management or lockbox arrangements) of the Grand Canal Shoppes Whole Loan, or any extension of the maturity date of the Grand Canal Shoppes Whole Loan;

(iv)     following a default or an event of default with respect to the Grand Canal Shoppes Whole Loan, any exercise of remedies, including the acceleration of the Grand Canal Shoppes Whole Loan or initiation of any proceedings, judicial, bankruptcy or otherwise, under the related mortgage loan documents or seeking to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the borrower;

(v)      any sale of the Grand Canal Shoppes Whole Loan (when it is a defaulted loan) or REO Property for less than the applicable purchase price;

(vi)     any determination to bring the related Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at such Mortgaged Property or REO Property;

(vii)    any direct or indirect transfer of the related Mortgaged Property (or any interest therein), any release of material collateral or any acceptance of substitute or additional collateral for the Grand Canal Shoppes Whole Loan or any consent or determination with respect to any of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(viii)   any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Grand Canal Shoppes Whole Loan or any consent to such a waiver or consent to a transfer of the related Mortgaged Property or of any direct or indirect interest in the borrower or change in control of the borrower;

(ix)    any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect legal or beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents);

(x)     any material modification, waiver or amendment of, or any material consent granted or withheld in connection with, or the execution of, an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Grand Canal Shoppes Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

(xi)    any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager and/or terminating, modifying or entering into any property management agreement (in each case, if the lender is required to consent or approve such changes under the related mortgage loan documents);

(xii)   releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required to be released pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(xiii)   any release of the borrower or guarantor or other obligor from liability under any of the related mortgage loan documents (including acceptance of an assumption agreement) and the addition of a new guarantor, or any consent or determination with respect to any of the foregoing, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

(xiv)   any determination of an acceptable insurance default;

(xv)    the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the borrower;

(xvi)   any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Grand Canal Shoppes Whole Loan;

(xvii)  any approval of any property insurance settlements or award in connection with a taking related to the related Mortgaged Property or the approval of a determination to apply such insurance proceeds or award to the repayment of the Grand Canal Shoppes Whole Loan rather than to the restoration of the related Mortgaged Property, other than pursuant to the specific terms of the Grand Canal Shoppes Whole Loan and for which there is no lender discretion;

(xviii)  any determination by the master servicer to transfer the Grand Canal Shoppes Whole Loan to the special servicer based on a determination that (A) a default (other than an Acceptable Insurance Default) is reasonably foreseeable, (B) such default will materially impair the value of the related Mortgaged Property as security for the Grand Canal Shoppes Whole Loan and (C) the default is likely to continue unremedied;

(xix)   any material modification or waiver of the insurance requirements set forth in the related mortgage loan documents;

(xx)    any material modification or waiver of any special purpose entity requirements set forth in the related mortgage loan documents; or

(xxi)   any material modification of, or material waiver of any provision of, the related reciprocal easement;

provided that during any Grand Canal Shoppes Control Appraisal Period, “Grand Canal Shoppes Major Decisions” will mean the list of major decisions described under the MSC 2019-H7 PSA.

Neither the master servicer nor the special servicer will be required to follow any advice or consultation provided by the Grand Canal Shoppes Directing Holder (or its designee) that would require or cause the master servicer or special servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the related servicing standard, require or cause such master servicer or special servicer, as applicable, to violate provisions of the Grand Canal Shoppes Co-Lender Agreement or the MSC 2019-H7 PSA, require or cause such master servicer or special servicer, as applicable, to violate the terms of the Grand Canal Shoppes Whole Loan, or materially expand the scope of any of the master servicer’s or special servicer’s, as applicable, responsibilities under the Grand Canal Shoppes Co-Lender Agreement or the MSC 2019-H7 PSA.

Cure Rights

If the related borrower fails to make any monetary payment by the end of the applicable grace period for such payment permitted under the applicable mortgage loan documents or the related borrower otherwise defaults with respect to the Grand Canal Shoppes Whole Loan, the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to cure a default (i) with respect to any monetary default, within five business days after receipt of notice of such monetary default or (ii) with respect to any non-monetary default, within the cure period afforded to the borrower under the related Whole Loan documents (but at least 30 days in any event) or such longer period as provided in the Grand Canal Shoppes Co-Lender Agreement. The holder of the Grand Canal Shoppes Subordinate Companion Loan will be limited to ten cures related to monetary defaults, no more than six of which may occur within any consecutive 12-month period.

So long as a monetary default exists for which a cure payment permitted the Grand Canal Shoppes Co-Lender Agreement is made, such monetary default will not be treated as an event of default by any Grand Canal Shoppes Note holder (including for purposes of (i) the definition of “Grand Canal Shoppes Sequential Pay Event” as provided in “—Distributions” above, (ii) accelerating the Grand Canal Shoppes Whole Loan, modifying, amending or waiving any provisions of the related Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to any Grand Canal Shoppes Mortgaged Property; or (iii) treating the Grand Canal Shoppes Whole Loan as a specially serviced loan).

Purchase Option

At any time an event of default under the Grand Canal Shoppes Whole Loan has occurred and is continuing, upon written notice to the holders of the Grand Canal Shoppes Senior Notes (such notice, a “Grand Canal Shoppes Noteholder Purchase Notice”), the holder of the Grand Canal Shoppes Subordinate Companion Loan will have the right to purchase the Grand Canal Shoppes Senior Notes in whole but not in part at the applicable Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price on a date selected by such holder that is not earlier than seven business days after, or later than 45 days after, the date of the Grand Canal Shoppes Noteholder Purchase Notice. All out-of-pocket costs and expenses related to such purchase are required to be paid by the holder of the Grand Canal Shoppes Subordinate Companion Loan.

The right of the holder of the Grand Canal Shoppes Subordinate Companion Loan to purchase the Grand Canal Shoppes Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Grand Canal Shoppes Mortgaged Property (and the special servicer will be required to give the holder of the Grand Canal Shoppes Subordinate Companion Loan at least 15 days’ prior written notice of its intent with respect to any such action).

“Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” means the sum, without duplication, of (a) the aggregate principal balance of the Grand Canal Shoppes Senior Notes, (b) accrued and unpaid interest thereon at the Grand Canal Shoppes Note A Rate, from the date as to which interest was last paid in full by related borrower up to and including the end of the interest accrual period relating to the monthly payment date next following the date of purchase, (c) any other amounts due under the Grand Canal Shoppes Whole Loan, other than prepayment premiums, default interest, late fees, exit fees and any other similar fees, provided that if the related borrower or a borrower related party is the purchaser, the Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price will include prepayment premiums, default interest, late fees, exit fees and any other similar fees, (d) without duplication of amounts under clause (c), any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the mortgage loan documents (including, without limitation, servicing advances payable or reimbursable to any servicer, and earned and unpaid special servicing fees), (e) without duplication of amounts under clause (c), any accrued and unpaid interest on advances, (f) (x) if the related borrower or a borrower related party is the purchaser or (y) if the Grand Canal Shoppes Whole Loan is purchased after 90 days after such option first becomes exercisable, any liquidation or workout fees payable under the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan and (g) any Grand Canal Shoppes Recovered Costs, but only to the extent not reimbursed previously to a Grand Canal Shoppes Senior Note pursuant to the Grand Canal Shoppes Co-Lender Agreement. Notwithstanding the foregoing, if the Grand Canal Shoppes Subordinate Companion Loan holder is purchasing from the related borrower or a borrower related party, the Defaulted Mortgage Loan Purchase Price will not include the amounts described under clauses (d) through (f) of this definition. If the Grand Canal Shoppes Whole Loan is converted into a REO Property, for purposes of determining the Defaulted Mortgage Loan Purchase Price, interest will be deemed to continue to accrue on each Grand Canal Shoppes Senior Note at the Grand Canal Shoppes Note A Rate as if the related Whole Loan were not so converted. In no event will the Defaulted Mortgage Loan Purchase Price include amounts due or payable to the Grand Canal Shoppes Subordinate Companion Loan holder under the Grand Canal Shoppes Co-Lender Agreement.

“Grand Canal Shoppes Recovered Costs” means any amounts referred to in clause (d) and/or (e) of the definition of “Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price” that at the time of determination have been paid from sources other than the Grand Canal Shoppes Whole Loan or the Grand Canal Shoppes Mortgaged Property.

Sale of Defaulted Whole Loan

If the Grand Canal Shoppes Whole Loan becomes a defaulted mortgage loan, the special servicer will be required to sell the Grand Canal Shoppes Senior Notes together as notes evidencing one whole A note, and will not have the right to sell the Grand Canal Shoppes Subordinate Companion Loan without the consent of the holder thereof. Notwithstanding the foregoing, the special servicer will not be permitted to sell any Grand Canal Shoppes Senior Note without the consent of the holder thereof unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the Grand Canal Shoppes Senior Notes, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder that are material to the price of the Grand Canal Shoppes Senior Notes), and (d) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Grand Canal Shoppes Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the special servicer in connection with the proposed sale. In conducting such sale, whether any cash offer from an interested person constitutes a fair price for the Grand Canal Shoppes Senior Notes is required to be determined by the trustee; provided, that no offer from an interested person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two bona fide other offers are received from independent third parties.

Special Servicer Appointment Rights

The Grand Canal Shoppes Directing Holder (or its designee) will have the right to terminate the special servicer under the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan, with or without cause, upon at least 10 business days’ prior notice to the special servicer. Any such termination will not be effective unless and until (a) each applicable rating agency delivers a rating agency confirmation, (b) the initial or successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the MSC 2019-H7 PSA from and after the date it becomes the special servicer of the Grand Canal Shoppes Whole Loan under the MSC 2019-H7 PSA pursuant to an assumption agreement reasonably satisfactory to the trustee under the MSC 2019-H7 PSA and (c) the trustee under the MSC 2019-H7 PSA has received an opinion of counsel reasonably satisfactory to the trustee to the effect that (i) the designation of such replacement to serve as special servicer with respect to the Grand Canal Shoppes Whole Loan under MSC 2019-H7 PSA is in compliance with the terms of the MSC 2019-H7 PSA, (ii) such replacement special servicer will be bound by the terms of the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan and (iii) subject to customary qualifications and exceptions, the MSC 2019-H7 PSA will be enforceable against the replacement special servicer, in accordance with its terms.

The Osborn Triangle Whole Loan

General

The Osborn Triangle Mortgage Loan (3.0%) is part of a whole loan structure (the “Osborn Triangle Whole Loan”) comprised of seven (7) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties.

The Osborn Triangle Mortgage Loan is evidenced by one (1) promissory note, Note A-4, with a Cut-off Date Balance of $40,000,000.

The related subordinate companion loan (the “Osborn Triangle Subordinate Companion Loan”) is subordinate to the Osborn Triangle Mortgage Loan and the Osborn Triangle Pari Passu Companion Loan (as defined below), and is evidenced by one (1) promissory note, Note B-1, with a principal balance as of the Cut-off Date of $145,000,000.

The related Pari Passu Companion Loans (the “Osborn Triangle Pari Passu Companion Loans”) are evidenced by the promissory notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above. Only the Osborn Triangle Mortgage Loan is included in the Issuing Entity. The Osborn Triangle Mortgage Loan and the Osborn Triangle Pari Passu Companion Loans are pari passu with each other in terms of priority. The Osborn Triangle Subordinate Companion Loan is subordinate to the Osborn Triangle Mortgage Loan and the Osborn Triangle Pari Passu Companion Loans in terms of priority. The Osborn Triangle Mortgage Loan and the Osborn Triangle Companion Loans are collectively referred to in this prospectus as the Osborn Triangle Whole Loan. Note A-1 and the Osborn Triangle Subordinate Companion Loan were contributed to the JPMCC 2019-OSB securitization. It is anticipated that the Osborn Triangle Pari Passu Companion Loans evidenced by Note A-5 and Note A-6 will be included in one or more future securitizations. However, we cannot assure you that this will ultimately occur.

The Osborn Triangle Mortgage Loan and the Osborn Triangle Pari Passu Companion Loans are collectively referred to in this prospectus as the “Osborn Triangle Senior Loans”. The Osborn Triangle Subordinate Companion Loan is currently held by JPMCC 2019-OSB trust (the “Osborn Triangle Subordinate Companion Loan Holder”). The Osborn Triangle Subordinate Companion Loan and the Osborn Triangle Pari Passu Companion Loans are collectively referred to in this prospectus as the “Osborn Triangle Companion Loans”.

The rights of the issuing entity as the holder of the Osborn Triangle Mortgage Loan and the rights of the Osborn Triangle Subordinate Companion Loan Holder are subject to a Co-Lender Agreement (the “Osborn Triangle Co-Lender Agreement”). The following summaries describe certain provisions of the Osborn Triangle Co-Lender Agreement.

Servicing

The Osborn Triangle Co-Lender Agreement provides that the administration of the Osborn Triangle Mortgage Loan will be governed by the Osborn Triangle Co-Lender Agreement and JPMCC 2019-OSB TSA, dated as of June 13, 2019, between KeyBank, National Association, as master servicer (the “JPMCC 2019-OSB Servicer”), Situs Holdings, LLC, as special servicer (the “JPMCC 2019-OSB Special Servicer”), and Wells Fargo Bank, National Association, as certificate administrator and trustee, subject to the terms of the Osborn Triangle Co-Lender Agreement. The Osborn Triangle Mortgage Loan and any related foreclosed properties will be serviced and administered by the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer (if the Osborn Triangle Mortgage Loan is a Specially Serviced Osborn Triangle Mortgage Loan) pursuant to the JPMCC 2019-OSB TSA. The JPMCC 2019-OSB Servicer and the JPMCC 2019-OSB Special Servicer will be required to service and administer the Osborn Triangle Mortgage Loan in accordance with the JPMCC 2019-OSB TSA.

Amounts payable to the issuing entity as holder of the Osborn Triangle Mortgage Loan pursuant to the Osborn Triangle Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the Osborn Triangle Subordinate Companion Loan Holders will be distributed to such holders net of certain fees and expenses on the Osborn Triangle Pari Passu Companion Loans as set forth in the Osborn Triangle Co-Lender Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the JPMCC 2019-OSB TSA is the custodian of the mortgage file related to the Osborn Triangle Whole Loan (other than the promissory notes evidencing the Osborn Triangle Mortgage Loan and the related Companion Loans not included in the JPMCC 2019-OSB securitization).

Application of Payments

The Osborn Triangle Subordinate Companion Loan and the right of the related holder to receive payments of interest, principal and other amounts with respect to the Osborn Triangle Subordinate Companion Loan will at all times be junior, subject and subordinate to each Osborn Triangle Senior Loan and the right of the related holder to receive payments of interest, principal and other amounts with respect to such Osborn Triangle Senior Loan, in each case as further described below.

All amounts tendered by the borrowers or otherwise available for payment on or with respect to or in connection with the Osborn Triangle Mortgage Loan or the Mortgaged Properties or amounts realized as proceeds of the Osborn Triangle Mortgage Loan or the Mortgaged Properties, after payment of amounts for reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable pursuant to the JPMCC 2019-OSB TSA will be applied and distributed by the JPMCC 2019-OSB Servicer in the following order of priority without duplication (and payments are required to be made at such times as are set forth in the JPMCC 2019-OSB TSA):

(i)      first, pro rata and pari passu, to pay accrued and unpaid interest on the Osborn Triangle Senior Loans (other than default interest) to each holder of an Osborn Triangle Senior Loan in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balances at the applicable Net Note Rate;

(ii)     second, pro rata and pari passu, to each holder of an Osborn Triangle Senior Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, until the respective Note Principal Balances have been reduced to zero;

(iii)    third, pro rata and pari passu, to each holder of an Osborn Triangle Senior Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder of an Osborn Triangle Senior Loan in accordance with the terms described in the Osborn Triangle Co-Lender Agreement, plus interest thereon at the Net Note Rate for the Osborn Triangle Senior Loan compounded monthly from the date the related realized loss was allocated to each Osborn Triangle Senior Loan, such amount to be allocated to such holder of an Osborn Triangle Senior Loan, pro rata and pari passu based on the amount of realized losses previously allocated to each such holder;

(iv)     fourth, to pay accrued and unpaid interest on the Osborn Triangle Subordinate Companion Loan (other than default interest) to the Osborn Triangle Companion Loan Holder in an amount equal to the accrued and unpaid interest on the Note Principal Balance at the applicable Net Note Rate;

(v)      fifth, to the Osborn Triangle Subordinate Companion Loan Holder in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, until the Note Principal Balance has been reduced to zero;

(vi)     sixth, to the Osborn Triangle Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Osborn Triangle Subordinate Companion Loan Holder, plus interest thereon at the Net Note Rate for the Osborn Triangle Subordinate Companion Loan, compounded monthly from the date the related realized loss was allocated to the Osborn Triangle Subordinate Companion Loan;

(vii)    seventh, to pay yield maintenance premium then due and payable in respect of any notes entitled to yield maintenance premium then in connection with a prepayment in accordance with the Osborn Triangle Mortgage Loan documents, first to the Osborn Triangle Senior Loans pro rata and pari passu, and then to the Osborn Triangle Subordinate Companion Loan;

(viii)   eighth, to pay default interest and late payment charges then due and owing under the Osborn Triangle Mortgage Loan, all of which will be applied in accordance with the JPMCC 2019-OSB TSA; and

(ix)    ninth, if any excess amount is available to be distributed in respect of the Osborn Triangle Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(viii), any remaining amount will be paid pro rata to each holder of a Osborn Triangle Senior Loan and the Osborn Triangle Subordinate Companion Loan Holder based on their initial principal balances.

“Net Note Rate” means, with respect to each note, the applicable note rate minus the servicing fee rate.

“Note Principal Balance” means, with respect to each note, at any time of determination, the original principal balance of such note, less any payments of principal thereon (or any new notes issued in substitution of such note) received by (or allocated to) the related note holder (or any holders of new notes in substitution of such note) or reductions in such amount.

Consultation and Control

The Osborn Triangle Co-Lender Agreement provides that a majority of the holders of the controlling class by certificate balance (or its representative) of the JPMCC 2019-OSB securitization, as the holder of the controlling Note A-1 (the “Osborn Triangle Directing Certificateholder”), will have certain control rights set forth in the JPMCC 2019-OSB TSA.

Pursuant to the Osborn Triangle Co-Lender Agreement, Osborn Triangle Directing Certificateholder under the JPMCC 2019-OSB TSA will have liability to the other note holders or any other person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to the Osborn Triangle Co-Lender Agreement or the JPMCC 2019-OSB TSA, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence.

The Osborn Triangle Directing Certificateholder will be entitled to advise (1) the JPMCC 2019-OSB Special Servicer with respect to all Osborn Triangle Major Decisions and (2) the JPMCC 2019-OSB Special Servicer with respect to all Osborn Triangle Major Decisions for which the JPMCC 2019-OSB Servicer must obtain the consent or deemed consent of the JPMCC 2019-OSB Special Servicer, and (i) the JPMCC 2019-OSB Servicer will not be permitted to implement any Osborn Triangle Major Decision unless it has obtained the prior consent of the JPMCC 2019-OSB Special Servicer and (ii) prior to a control termination event (as defined in the JPMCC 2019-OSB TSA), the JPMCC 2019-OSB Special Servicer will not be permitted to consent to the JPMCC 2019-OSB Servicer’s implementing any Osborn Triangle Major Decision nor will the JPMCC 2019-OSB Special Servicer itself be permitted to implement any Osborn Triangle Major Decision as to which the Osborn Triangle Directing Certificateholder has objected in writing within 10 Business Days after receipt of a written report by the JPMCC 2019-OSB Special Servicer. The Osborn Triangle Directing Certificateholder may also direct the JPMCC 2019-OSB Special Servicer to take, or to refrain from taking, such other actions with respect to the Osborn Triangle Mortgage Loan as the Osborn Triangle Directing Certificateholder may deem advisable.

“Osborn Triangle Major Decision”: Any of the following:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a foreclosed Mortgaged Property) of the ownership of the Mortgaged Properties;

(ii)     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Osborn Triangle Whole Loan or any extension of the maturity date of the Osborn Triangle Whole Loan other than as permitted pursuant to the terms of the Osborn Triangle Whole Loan;

(iii)     any sale of the defaulted Osborn Triangle Whole Loan or foreclosed Mortgaged Property for less than the applicable mortgage loan purchase price;

(iv)     any determination to bring the Mortgaged Properties or any foreclosed property into compliance with applicable environmental laws or to otherwise address hazardous material located at a foreclosed Mortgaged Property;

(v)      any release of the collateral (excluding letters of credit) or any acceptance of substitute or additional collateral for the Osborn Triangle Whole Loan, or any consent to either of the foregoing, other than if required pursuant to the specific terms of the Osborn Triangle Whole Loan and for which there is no material lender discretion;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Osborn Triangle Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Properties or interests in the borrowers or consent to the incurrence of additional debt or mezzanine debt;

(vii)    any property management company changes or modifications, waivers or amendments to any management agreement (with respect to the Osborn Triangle Whole Loan for which the lender is required to consent or approve under the Osborn Triangle Mortgage Loan documents);

(viii)   releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the Osborn Triangle Whole Loan and for which there is no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing any borrower from liability under the Osborn Triangle Whole Loan other than pursuant to the specific terms of the Osborn Triangle Whole Loan and for which there is no material lender discretion;

(x)     any determination of an insurance default deemed acceptable by the JPMCC 2019-OSB Special Servicer in accordance with the JPMCC 2019-OSB TSA;

(xi)    approval of any borrower plan of bankruptcy;

(xii)   the execution, termination or renewal of any lease, to the extent lender approval is required under the Osborn Triangle Mortgage Loan documents and to the extent such lease constitutes a “Major Lease” as defined in the Osborn Triangle Mortgage Loan documents, including entering into any subordination, non-disturbance and attornment agreement;

(xiii)   any material modification, waiver or amendment of the Osborn Triangle Co-Lender Agreement, or any action to enforce rights (or decision not to enforce rights) with respect to such Osborn Triangle Co-Lender Agreement;

(xiv)   approving annual budgets (to the extent lender approval is required); or

(xv)    approval of casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the related Mortgaged Property other than pursuant to the specific terms of the Osborn Triangle Whole Loan.

Pursuant to the Osborn Triangle Co-Lender Agreement, the JPMCC 2019-OSB Special Servicer will be required to provide to the issuing entity, as the holder of the Osborn Triangle Mortgage Loan, the following: (1) provide copies of (i) notice, information and reports with respect to any Osborn Triangle Major Decisions (similar to such notice, information and report it would have been required to deliver to the Osborn Triangle Directing Certificateholder pursuant to the JPMCC 2019-OSB had the consultation termination event not occurred) and (ii) a summary of the asset status report relating to the Osborn Triangle Mortgage Loan (at the same time as it would have been required to deliver to the Osborn Triangle Directing Certificateholder pursuant to the JPMCC 2019-OSB had the consultation termination event not occurred); and (2) consult on a strictly non-binding basis with respect to any Osborn Triangle Major Decision or the implementation of any recommended actions in the summary of the related asset status report relating to the Osborn Triangle Mortgage Loan, and consider alternative actions recommended by the Osborn Triangle Mortgage Loan (or its representative).

In addition, the issuing entity will have the right to attend annual meetings (either by telephone or in person, in the discretion of the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer, as applicable) with the issuing entity under the JPMCC 2019-OSB (or the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer acting on its behalf) at the offices of the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer, as applicable, in which servicing issues related to the Osborn Triangle Mortgage Loan are discussed. However, the issuing entity, at the request of the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer, as applicable, will be required to execute a confidentiality agreement.

Workout

Subject to the terms and conditions of the JPMCC 2019-OSB, and the obligation to act in accordance with the JPMCC 2019-OSB Special Servicer, in connection with a workout or proposed workout of the Osborn Triangle Mortgage Loan, modifies the terms of the Osborn Triangle Mortgage Loan such that (i) the principal balance of the Osborn Triangle Mortgage Loan is decreased, (ii) the note rate is reduced, (iii) payments of interest or principal on any note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Osborn Triangle Mortgage Loan, such modification will not alter, and any modification of the Osborn Triangle Mortgage Loan documents will be structured to preserve, the sequential order of payment of principal and interest on the notes and all payments to the holders of the Osborn Triangle Senior Loan pursuant to the priority of payment will be made as though such workout did not occur, with the payment terms of each Osborn Triangle Senior Loan remaining the same as they are on the origination date, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Osborn Triangle Mortgage Loan attributable to such workout will be borne, first, by the Osborn Triangle Subordinate Companion Loan Holder, and then, by the holders of the Osborn Triangle Senior Loans, pro rata and pari passu (up to their respective Note Principal Balances, together with accrued interest thereon at the note rate and any other amounts due to such note holders, as applicable).

Sale of Defaulted Whole Loan

Upon the Osborn Triangle Whole Loan becoming a defaulted mortgage loan, the JPMCC 2019-OSB Special Servicer may sell the Osborn Triangle Companion Loans together with the Osborn Triangle Mortgage Loan evidencing one whole loan in accordance with the terms of the JPMCC 2019-OSB.

However, the JPMCC 2019-OSB Special Servicer will not be permitted to sell a defaulted Osborn Triangle Whole Loan without the written consent of the holder of the Osborn Triangle Mortgage Loan and the Osborn Triangle Pari Passu Companion Loan Holders (other than Note A-1 and Note B-1) (provided that such consent is not required if such holder of the Osborn Triangle Mortgage Loan or Osborn Triangle Pari Passu Companion Loan is an affiliate of the borrowers) unless the JPMCC 2019-OSB Special Servicer has delivered to the holder of the Osborn Triangle Mortgage Loan and the holder of each Osborn Triangle Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the Osborn Triangle Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2019-OSB Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Osborn Triangle Whole Loan, and any documents in the servicing file reasonably requested by such holder that are material to the price of the Osborn Triangle Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2019-OSB Servicer or the JPMCC 2019-OSB Special Servicer in connection with the proposed sale; provided that such Osborn Triangle Pari Passu Companion Loan Holder or the holder of the Osborn

Triangle Mortgage Loan may waive any of the delivery or timing requirements described in this sentence. Subject to the JPMCC 2019-OSB, the Osborn Triangle Mortgage Loan Holder and each Osborn Triangle Companion Loan Holder (or its representative) that is not an affiliate of the borrowers is permitted to submit an offer at any sale of the Osborn Triangle Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Osborn Triangle Co-Lender Agreement, the Osborn Triangle Directing Certificateholder (or its representative) will have the right, at any time, with or without cause, to replace the Osborn Triangle Special Servicer then acting with respect to the Osborn Triangle Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the holders of the Osborn Triangle Mortgage Loan or the other Osborn Triangle Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Termination of Servicer and Special Servicer for Cause”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2019 and ending on the hypothetical Determination Date in November 2019. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General.

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2018, of JPMorgan Chase & Co., the 2018 Annual Report of

JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2018, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $141.4 billion. Of that amount, approximately $120.4 billion has been securitized by the depositor. In its fiscal year ended December 31, 2018, JPMCB originated approximately $7.3 billion of commercial mortgage loans, of which approximately $5.4 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, mixed-use, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-complete” and “as-is” values. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act.

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on May 15, 2019. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on March 22, 2019. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including October 1, 2016 to and including September 30, 2019, JPMCB had no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

As of the date hereof, neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain the JPMCB VRR Interest Portion as described under “Credit Risk Retention”. However, JPMCB and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the JPMCB VRR Interest) at any time. JPMCB or an affiliate will be required to retain the JPMCB VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, a “Sponsor” or “Mortgage Loan Seller”, as applicable). CREFI originated or co-originated all of the Mortgage Loans it is selling to the depositor in this transaction. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program.

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which CREFI participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates.

Review of the CREFI Mortgage Loans.

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lock-box arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex F-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex F-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex F-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the applicable CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any of the CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool (considering any Crossed Mortgage Loans as a single Mortgage Loan), and the abbreviated loan summaries for those of the CREFI Mortgage Loans (considering any Crossed Mortgage Loan as a single Mortgage Loan) included in the next 5 largest Mortgage Loans in the Mortgage Pool, which the loan summaries and the abbreviated loan summaries are incorporated in “Description of Top Fifteen Mortgage Loans” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes.

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties

(if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex F-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex F-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex F-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex F-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act.

Prior to April 18, 2017, CREFI had no prior history as a securitizer. CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 14, 2019. CREFI’s Central Index Key is 0001701238. As of September 30, 2019, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) of CREFI) will retain the CREFI VRR Interest Portion and (ii) an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion) at any time. CREFI (or a majority-owned affiliate of CREFI) will be required to retain the CREFI VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General.

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”) or DBR Investments Co. Limited, a Cayman Islands exempted company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, originated all of the GACC Mortgage Loans.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of DBRI, an originator, DBNY, an originator, an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest, and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. DBRI purchased for cash from DBNY each of the GACC Mortgage Loans originated by DBNY on the related origination date of such GACC Mortgage Loan. DBRI will sell the GACC Mortgage Loans to GACC on the Closing Date. It is also expected that DBRI will hold certain of the Companion Loans after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

Pursuant to certain interim servicing agreements between GACC and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as master servicer and interim servicer with respect to the 180 Water Mortgage Loan, which, prior to their inclusion in the issuing entity, is among the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 3.8% of the Initial Pool Balance.

GACC’s Securitization Program.

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc. and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2019 is approximately $77.405 billion.

GACC has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-2 to this prospectus), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC

Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by DBNY or DBRI during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the applicable DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI and DBNY are each an originator and are affiliated with each other, GACC, Deutsche Bank Securities Inc., one of the underwriters, and the depositor. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history;

therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information” in this prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3 to this prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions.

Disclosed above are the DB Originators’ general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act.

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2019. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including October 1, 2016 to and including September 30, 2019, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization.

Neither GACC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (an affiliate of GACC and an originator of certain of the GACC Mortgage Loans) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”. However, GACC and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the VRR Interest) at any time. DBNY or an affiliate will be required to retain the VRR Interest as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Compensation of the Sponsors.

In connection with the offering and sale of the certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)     the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)     the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB and an affiliate of JPMS. The depositor maintains its principal office at 383 Madison Avenue, 8th Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller (and the Trust Subordinate Companion Loan from GACC) and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2019-B14 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loan and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “―The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loan and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 259,000 employees as of December 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2018, Wells Fargo Bank was acting as trustee on approximately 359 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $141 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10 D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $476 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA)). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2018, Wells Fargo Bank was acting as custodian of more than 261,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For one CMBS transaction, Wells Fargo disclosed transaction-level noncompliance on its 2018 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for such transaction related to its CMBS bond administration function. An administrative error caused an underpayment to one class and a corresponding overpayment to another class on one distribution date in 2018. The affected distributions were revised to correct the error before the next distribution date.

Since June 18, 2014, a group of institutional investors have filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York against Wells Fargo in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee's alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Wells Fargo has reached an agreement, in which it denies any wrongdoing, to resolve these claims on a classwide basis for the 271 RMBS trusts currently at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo making similar allegations filed by certain other institutional investors concerning 57 RMBS trusts in New York federal and state court are not covered by the agreement. With respect to the foregoing litigations, Wells Fargo believes plaintiffs' claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates may, from time to time, after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller. Midland is also expected to initially be appointed to act as the special servicer under the PSA, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loans) and any related REO Properties, and will review, evaluate, process and/or provide or withhold consent as to Major Decisions and certain other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non-Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans and any related Serviced Companion Loans are non-Specially Serviced Loans pursuant to the PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS, Inc. and Kroll Bond Rating Agency, Inc. Midland has received rankings as a master, special and primary servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2019, Midland was master and/or primary servicing approximately 34,130 commercial and multifamily mortgage loans with a principal balance of approximately $524 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,643 of such loans, with a total principal balance of approximately $203 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Midland has been servicing commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2016 to 2018.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
CMBS	$149	$162	$181
Other	$294	$323	$352
Total	$444	$486	$533

As of September 30, 2019, Midland was named the special servicer in approximately 352 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 107 assets with an outstanding principal balance of approximately $1.1 billion.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS and other servicing transactions from 2016 to 2018.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2016	2017	2018
Total	$121	$145	$158

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing holder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related Intercreditor Agreement and limitations on the right of such person to replace the special servicer. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment” in this prospectus.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

The report on assessment of compliance with applicable servicing criteria for the twelve months ending on December 31, 2018, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer became responsible for Schedule AL reporting. Midland is currently remediating the Schedule AL reporting for the CMBS transactions found to be incorrect, and will be making improvements to its systems, processes and procedures to support its Schedule AL reporting obligations.

Midland assisted KKR CMBS II Aggregator Type 1 L.P. or its affiliate with due diligence relating to the Mortgage Loans.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

The foregoing information regarding Midland under this section titled “—The Special Servicer” has been provided by Midland. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between RCA, in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. Pentalpha Surveillance’s platform includes proprietary compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other advisory assignments.

As of September 30, 2019, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 176 commercial mortgage-backed securitizations with an approximate aggregate initial principal balance of approximately $144 billion. As of September 30, 2019, Pentalpha Surveillance was acting as asset representations reviewer for approximately 68 commercial mortgage-backed securitizations with an approximate aggregate initial balance of approximately $62 billion.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

This securitization transaction is required to comply with the Credit Risk Retention Rules. GACC has been designated by the sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor is expected to acquire on the Closing Date an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules, the “VRR Interest”) in the issuing entity in the form of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of approximately $33,000,000, representing approximately 2.50% of all Classes of Pooled Principal Balance Certificates and the VRR Interest. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules);

●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by transferring approximately $7,312,350, representing approximately 22.2% of the entire VRR Interest as of the Closing Date (the “DBNY VRR Interest Portion”), to DBNY, an MOA of the Retaining Sponsor; and DBNY will acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by JPMCB, which portion will equal $15,592,428, representing approximately 47.2% of the entire VRR Interest as of the Closing Date (the “JPMCB VRR Interest Portion”); JPMCB originated Mortgage Loans representing approximately 47.2% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; JPMCB will acquire the JPMCB VRR Interest Portion from the Retaining Sponsor on the Closing Date;

●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by CREFI, which portion will equal $10,095,222, representing approximately 30.6% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”); CREFI originated Mortgage Loans representing approximately 30.6% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date, in accordance with the Credit Risk Retention Rules; CREFI will acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date; and

●	KKR CMBS II Aggregator Type 1 L.P. or its affiliate (the “Third-Party Purchaser”) is expected to purchase for cash the Class F-RR, Class G-RR and Class NR-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $85,414,368, representing approximately 2.56% of the aggregate fair value of all Classes of Pooled Regular Certificates. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor, JPMCB and CREFI (and their applicable affiliates) are collectively referred to herein as the “Retaining Parties”).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Third-Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Parties, the Third-Party Purchaser or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Retaining Sponsor has determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Pooled Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Pooled Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the product of the VRR Percentage multiplied by the Pooled Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Available Funds”).

The “VRR Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the VRR Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Available Funds”).

Allocation of Pooled VRR Realized Losses

In addition, on each Distribution Date, any Pooled VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such Pooled VRR Realized Loss.

The “Pooled VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that Pooled VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed Pooled VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the Pooled VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Pooled Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The initial Certificate Balance of the VRR Interest (and accordingly, the DBNY VRR Interest Portion, the JPMCB VRR Interest Portion and the CREFI VRR Interest Portion in proportion to the ratio of the aggregate contribution percentage of the related Mortgage Loan Seller) is subject to change depending on the final pricing of all Classes of Pooled Regular Certificates with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Pooled Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Pooled VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

Yield Maintenance Charges and Prepayment Premiums

Holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to any ARD Loan during the applicable one-month Collection Period to the holders of the VRR Interest in an amount equal to the VRR Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust, there will be no Excess Interest distributable to the VRR Interest (or the Class S certificates).

Eligible Horizontal Residual Interest

General

The Third-Party Purchaser is expected to purchase the Class F-RR, Class G-RR and Class NR-RR Certificates, consisting of the classes of certificates identified in the table below.

Class of Certificates	Expected Initial Certificate Balance	Estimated Range of Fair Values of Retained Certificates (in % and $)(1)(2)	Expected Purchase Price(3)
Class F-RR	$ 24,175,000	0.69% - 0.76% / $9,847,061	40.732416%
Class G-RR	$ 12,890,000	0.37% - 0.40% / $5,250,408	40.732416%
Class NR-RR	$ 48,349,368	1.38% - 1.51% / $19,693,866	40.732416%

(1)	The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the Pooled Certificates issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the Pooled Certificates, see “—Determination of Amount of Required Credit Risk Retention” below.

(2)	The fair value dollar amount of the Yield-Priced Principal Balance Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Credit Risk Retention—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Pooled Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Third Party Purchaser is approximately $34,791,335 excluding accrued interest.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $68,014,819, representing 5% of the aggregate fair value, as of the Closing Date, of all of the ABS Interests.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, certificateholders the following: (a) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R Certificates) and as a dollar amount) of the Yield-Priced Principal Balance Certificates that were retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value (expressed as a percentage of the fair value of all the Classes of Pooled Certificates (other than the Class R Certificates) and as a dollar amount) of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor is required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of closing, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on or a reasonable period after the Closing Date.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the Pooled Certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class D certificates, third, to the Class C certificates, fourth, to the Class B certificates, fifth, to the Class A-S certificates, and sixth, to the Senior Certificates (pro rata), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Yield-Priced Principal Balance Certificates” section, see “Description of the Certificates” and “Description of the Pooling and Servicing Agreement” in this prospectus.

Material Terms of the Yield-Priced Principal Balance Certificates

CMBS such as the Yield-Priced Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class F-RR, Class G-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield-Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The sponsors made their determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

The Third Party Purchaser is expected to purchase the Yield-Priced Principal Balance Certificates identified in the table above that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

The Third Party Purchaser

It is anticipated that KKR CMBS II Aggregator Type 1 L.P., a Delaware limited partnership (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Yield-Priced Principal Balance Certificates set forth in the table above under “—Eligible Horizontal Residual Interest—General”, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules.

KKR CMBS II Aggregator Type 1 L.P. (“KKR Aggregator”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class F-RR, Class G-RR and Class NR-RR certificates.

KKR Aggregator was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of September 30, 2019, KKR Aggregator has purchased two offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules. KKR Aggregator is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 23 years of CMBS experience as of June 30, 2019. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of June 30, 2019, funds advised by KKR own 60 separate real estate credit investments. As of June 30, 2019, KKR is responsible for approximately $206 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Solely for its own purposes and benefit, the Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan. The review consisted of a review of the sponsors' underwriting standards as provided by the sponsors, the collateral securing each mortgage loan and expected cash flows related to the mortgage loans. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors and was not independently verified by the Third Party Purchaser. The Third Party Purchaser performed its due diligence solely for its own benefit. The Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. Third Party Purchaser's review and conclusions may not be relied upon by anyone else and may not be construed as an approval or endorsement of the sponsors' underwriting standards or of any mortgage loan or any loan level disclosure in this prospectus. The Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards, information or disclosure and has not independently verified the truth or accuracy of any representations and warranties made by the sponsors or any other party to the transaction or any related documents.

The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors and other third parties are not entitled to rely on in any way the Third Party Purchaser's due diligence or acceptance of a mortgage loan. The Third Party Purchaser's acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, forever waives and releases any claims against Third Party Purchaser and such buyers, and their respective affiliates, in respect of such actions.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”.

Determination of Amount of Required Credit Risk Retention

General

A number of inputs factored into the sponsors’ determination of the range of estimated fair values of the Classes of Pooled Certificates presented above. The sponsors computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The sponsors utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The sponsors identified the range presented in the table below at each maturity on the swap yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificates

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	1.2331%	1.6550%	2.0769%
3YR	1.1205%	1.6290%	2.1375%
4YR	1.0855%	1.6260%	2.1665%
5YR	1.0705%	1.6330%	2.1955%
6YR	1.0820%	1.6490%	2.2160%
7YR	1.0949%	1.6680%	2.2411%
8YR	1.1115%	1.6950%	2.2785%
9YR	1.1385%	1.7260%	2.3135%
10YR	1.1650%	1.7540%	2.3430%

Based on the swap yield curve, the sponsors will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the sponsors’ observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.37%	0.42%	0.47%
Class A-2	0.60%	0.65%	0.70%
Class A-3	0.88%	0.93%	0.98%
Class A-4	0.86%	0.91%	0.96%
Class A-5	0.88%	0.93%	0.98%
Class A-SB	0.76%	0.80%	0.86%
Class A-S	1.08%	1.15%	1.25%
Class B	1.28%	1.35%	1.45%
Class C	1.65%	1.80%	1.85%
Class D	2.35%	2.50%	2.65%
Class E	3.25%	3.40%	3.55%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The sponsors identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	1.5309%	2.0583%	2.5857%
Class A-2	1.6713%	2.2826%	2.8939%
Class A-3	1.9747%	2.5977%	3.2207%
Class A-4	2.0187%	2.6573%	3.2959%
Class A-5	2.0428%	2.6816%	3.3205%
Class A-SB	1.8613%	2.4784%	3.1155%
Class A-S	2.2446%	2.9035%	3.5925%
Class B	2.4446%	3.1035%	3.7925%
Class C	2.8146%	3.5535%	4.1925%
Class D	3.5146%	4.2535%	4.9925%
Class E	4.4146%	5.1535%	5.8925%

Determination of Class Sizes

The sponsors were provided credit support levels for each class of Swap-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Swap-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the sponsors may have elected not to engage a rating agency for particular Classes of Yield-Priced Principal Balance Certificates, based in part on the credit support levels provided by that rating agency.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The sponsors determined a target price (the “Target Price”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices utilized by the sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100.00%
Class A-2	103.00%
Class A-3	103.00%
Class A-4	101.00%
Class A-5	103.00%
Class A-SB	103.00%
Class A-S(1)	103.00%
Class B(1)	103.00%
Class C(1)	103.00%
Class D	85.94%
Class E	79.60%

(1)	The Target Price may not be realized with respect to any of Class A-S, Class B or Class C certificates if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	1.5494%	2.0812%	2.6121%
Class A-2	2.3169%	2.9382%	3.5582%
Class A-3	2.4412%	3.0724%	3.7022%
Class A-4	2.1325%	2.7715%	3.4092%
Class A-5	2.3787%	3.0249%	3.6697%
Class A-SB	2.3029%	2.9285%	3.5730%
Class A-S	2.5808%	3.2469%	3.7807%(1)
Class B	2.7831%	3.4487%	3.7807%(1)
Class C	3.1570%	3.7807%(1)	3.7807%(1)
Class D	2.5000%	2.5000%	2.5000%
Class E	2.5000%	2.5000%	2.5000%

(1)	Based on the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The sponsors determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The sponsors utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yield Curve Values”. The sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	1.2030%	1.7480%	2.2930%
10YR	1.2856%	1.8390%	2.3924%

Based on the treasury yield curve, the sponsors will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The sponsors determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The sponsors identified the range presented in the table below from the base case credit spread percentage, which is the sponsors’ estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.25%	1.50%	1.75%
Class X-B	1.25%	1.50%	1.75%
Class X-D	2.00%	2.20%	2.35%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	2.4801%	3.2778%	4.0756%
Class X-B	2.5283%	3.3309%	N/A
Class X-D	3.2801%	4.0329%	4.7357%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the sponsors determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Pooled Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Pooled Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the sponsors calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Third Party Purchaser based on a targeted discount yield of 16.0% for each Class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each Class of Yield-Priced Principal Balance Certificates, the Modeling Assumptions and 0% CPY, each as agreed to among the sponsors and the Third Party Purchaser.

Determination of Class Size

The sponsors determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the sponsors determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the sponsors determined the estimated fair value of each class of Pooled Certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The sponsors determined the range of estimated fair values for each class of Pooled Certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$22,759,998	$22,759,950	$22,742,323
Class A-2	$257,107,601	$257,107,455	$256,908,021
Class A-3	$57,144,177	$57,144,270	$57,099,735
Class A-4	$188,869,065	$188,868,409	$188,723,391
Class A-5	$361,084,293	$361,085,680	$360,804,444
Class A-SB	$38,151,196	$38,151,129	$38,121,462
Class X-A	$14,727,048	$59,916,272	$109,035,089
Class X-B	$0	$1,903,344	$8,516,581
Class A-S	$129,867,834	$131,134,118	$131,031,613
Class B	$61,453,130	$63,076,701	$63,027,795
Class C	$51,652,870	$54,420,059	$54,732,526
Class X-D	$6,177,532	$6,377,456	$6,597,247
Class D	$27,311,007	$29,085,418	$30,969,416
Class E	$19,287,157	$20,525,221	$21,838,960
Class F-RR	$9,847,061	$9,847,061	$9,839,424
Class G-RR	$5,250,408	$5,250,408	$5,246,336
Class NR-RR	$19,693,866	$19,693,866	$19,678,590
VRR Interest	$32,517,123	$33,949,557	$36,551,185
Total:	$1,302,901,369	$1,360,296,373	$1,421,464,138

The estimated range of fair value for all the Pooled Certificates is approximately $1,302,901,369 to $1,421,464,138.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will agree to hedging, transfer and financing restrictions related to its ownership of the Yield-Priced Principal Balance Certificates consistent with all applicable hedging, transfer and financing restrictions that apply to “third party purchasers” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Yield-Priced Principal Balance Certificates (which, in the aggregate, are an “eligible horizontal residual interest” for this securitization) until on and after the fifth anniversary of the Closing Date. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third-party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third-party purchaser and the successor third-party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and its affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the

date on which the total unpaid principal obligations under the Pooled Principal Balance Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Pooled Principal Certificates as of the Closing Date; or (iii) two years after the Closing Date and (B) the date on which all of the Mortgage Loans have been defeased in accordance with §43.7(b)(8)(i) of the Credit Risk Retention Rules.

Operating Advisor

The Operating Advisor for the transaction Pentalpha Surveillance LLC, a Delaware limited liability company (the “Operating Advisor”). As described under “Pooling and Servicing Agreement—The Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

●	review reports provided by the Special Servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the Special Servicer; and

●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of Master Servicer and Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the Operating Advisor has received a Major Decision Reporting Package. The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the Operating Advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The Operating Advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The Operating Advisor is required to be an Eligible Operating Advisor at all times that it is acting as Operating Advisor under the PSA. As a result of Pentalpha Surveillance LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by Pentalpha Surveillance LLC under the PSA and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, Pentalpha Surveillance LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the Operating Advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of JPMCB, GACC and CREFI will make the representations and warranties identified on Annex D-1, Annex E-1 and Annex F-1, respectively, subject to the exceptions to these representations and warranties set forth in Annex D-2, Annex E-2 and Annex F-2, respectively, (the “Exception Schedule”).

At the time of its decision to include the JPMCB Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable JPMCB Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex F-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loan and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loan received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans (and in the case of GACC, the Trust Subordinate Companion Loan) it sold to the depositor; (6) the “regular interests” in the Lower-Tier REMIC; and (7) the “regular interests” in the Trust Subordinate Companion Loan REMIC.

The Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR, Class S, Class R, the VRR Interest, Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D, Class 225B-E and the 225B-VRR Interest.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E Certificates and 225B-VRR Interest are referred to collectively in this prospectus as the “Loan-Specific Certificates”. The Senior Certificates, the Subordinate Certificates and the VRR Interest are collectively referred to in this prospectus as the “Pooled Regular Certificates”, which along with the Loan-Specific Certificates, are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates), the Subordinate Certificates and the Loan-Specific Certificates (other than the 225B-VRR Interest) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D Certificates) and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates, the Class S Certificates and the VRR Interest are collectively referred to in this prospectus as the “Pooled Certificates”. The Principal Balance Certificates (other than the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E Certificates) are collectively referred to in this prospectus as the “Pooled Principal Balance Certificates”. The Pooled Certificates (other than the VRR Interest and Residual Certificates) are collectively referred to in this prospectus as the “Non-VRR Certificates”.

As further described in this prospectus:

●	the primary source for payments of principal and interest on the Non-VRR Certificates and the VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans; and

●	the primary source for payments of principal and interest on the Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$ 22,760,000
A-2	$ 249,620,000
A-3	$ 55,480,000
A-4	(1)
A-5	(1)
A-SB	$ 37,040,000
X-A	$ 1,029,785,000
X-B	$ 114,420,000
A-S	$ 127,315,000
B	$ 61,240,000
C	$ 53,180,000
Non-Offered Pooled Certificates
X-D	$ 59,630,000
D	$ 33,845,000
E	$ 25,785,000
F-RR	$ 24,175,000
G-RR	$ 12,890,000
NR-RR	$ 48,349,368
VRR Interest	$ 33,000,000

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $537,570,000 subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance

Class A-4	$100,000,000 - $187,000,000

Class A-5	$350,570,000 - $437,570,000

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus and (b) Loan-Specific Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Pooled Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Pooled Certificate Realized Losses or Pooled VRR Realized Losses, as applicable, actually allocated to, that class of Pooled Principal Balance Certificates or the VRR Interest on that Distribution Date. In the event that Pooled Certificate Realized Losses or Pooled VRR Realized Losses, as applicable, previously allocated to a class of Pooled Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Pooled Principal Balance Certificates or VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—The VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balances of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $1,029,785,000. The Notional Amount of the Class X-B certificates will equal the aggregate Certificate Balance of the Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $114,420,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balance of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $59,630,000.

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class S certificates will represent the right to receive a portion of the Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below. Because there are no ARD Loans related to the Trust, there will be no Excess Interest distributable to the Class S certificates.

“Excess Interest” with respect to any ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2019.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Well Fargo Bank, National Association is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Account, the Gain-on-Sale Reserve Account and the VRR Certificate Gain-on-Sale Reserve Account may not be invested; provided, that if Wells Fargo Bank, National Association, is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions made on the Pooled Certificates, the VRR Interest and the Class R certificates, the Pooled Aggregate Available Funds and (ii) in the case of distributions to be made on the Loan-Specific Certificates and the Class R certificates the 225 Bush Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates (including the VRR Interest) and the Class R certificates on each Distribution Date (the “Pooled Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loan):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts other than Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the VRR Interest);

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders);

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)     the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The aggregate amount available for distribution to holders of the Loan-Specific Certificates (including the 225B-VRR Interest) and the Class R certificates on each Distribution Date (with respect to such Distribution Date, the “225 Bush Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans):

(a)	the aggregate amount of all cash received on the Trust Subordinate Companion Loan and any related REO Property (including Compensating Interest Payments with respect to the Trust Subordinate Companion Loan required to be deposited by the master servicer) that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan or the holders of the Pooled Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments and any balloon payments paid by the borrower that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;

●	with respect to any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amounts related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for the Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)	if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)	P&I Advances on the Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)	with respect to any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)	the aggregate amount of gain-on-sale proceeds transferred to the Trust Subordinate Companion Loan REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Pooled Available Funds”) will, in general, equal the Non-VRR Percentage of the Pooled Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)	to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)	to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)	to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to each such class), first, (i) up to an amount equal to the aggregate unreimbursed Pooled Certificate Realized Losses previously allocated to each such class, and then, (ii) to interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed;

Twenty-fifth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class NR-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Certificate Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through

Rate for such class compounded monthly from the date the related Pooled Certificate Realized Loss was allocated to such class until the date such Pooled Certificate Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Pooled Certificate Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Certificate Realized Losses or Pooled VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The Pass-Through Rate for each of the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E Certificates for any Distribution Date will be a rate equal to one of (i) a fixed per annum rate, (ii) the Net Mortgage Rate on the Trust Subordinate Companion Loan, (iii) the lesser of a specified rate and the Net Mortgage Rate on the Trust Subordinate Companion Loan, or (iv) the Net Mortgage Rate on the Trust Subordinate Companion Loan less a specified rate.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the 225B-VRR Interest will be the Net Mortgage Rate on the Trust Subordinate Companion Loan for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or “Revised Rate”.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loan):

(a)     the Scheduled Principal Distribution Amount for that Distribution Date; and

(b)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)    Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)    Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Pooled Principal Balance Certificates in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex G. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)       all principal prepayments received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan or Trust Subordinate Companion Loan) and Liquidation Proceeds received with respect to such Mortgage Loan or Trust Subordinate Companion Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or Trust Subordinate Companion Loan, or a modification of such Mortgage Loan or Trust Subordinate Companion Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i)        the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Pooled Certificate Realized Losses and Pooled VRR Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

With respect to an AB Whole Loan (other than the Trust Subordinate Companion Loan only), no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the Certificates, other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of the Trust Subordinate Companion Loan will only be available to holders of the Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S Certificates, the Non-VRR Percentage of any Excess Interest received by the issuing entity with respect to any ARD Loan during the Collection Period for (or, in the case of a Non-Serviced Mortgage Loan, as part of a distribution to the issuing entity during the month of) such Distribution Date, and (ii) to the holders of the VRR Interest, the remainder of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance to zero. Because there are no ARD Loans related to the Trust, there will be no Excess Interest distributable to the Class S certificates or the VRR Interest.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the Master Servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, a portion of the prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period in an amount equal to the product of (x) the Non-VRR Percentage and (y) the aggregate of the prepayment premiums and Yield Maintenance Charges collected in respect of the Mortgage Loans for the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Senior

Certificates, Subordinate Certificates and VRR Interest in the following manner: (1) pro rata, among (x) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (y) the group of the Class B, Class C and Class X-B certificates (the “YM Group B”) and (z) the group of the Class X-D, Class D and Class E certificates (the “YM Group D”, and collectively with the YM Group A and the YM Group B, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Pooled Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: with respect to each YM Group, (A) the holders of each class of Pooled Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Pooled Principal Balance Certificates, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. On each Distribution Date, the VRR Interest will be entitled to prepayment premiums and Yield Maintenance Charges in an amount equal to the product of (x) the VRR Percentage and (y) all prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period.

Any yield maintenance charges or prepayments premiums payable in respect of the Trust Subordinate Companion Loan will be distributed to the Loan-Specific Certificates.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R or Class S certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	August 2024
Class A-2	November 2024
Class A-3	November 2026
Class A-4	(1)
Class A-5	(1)
Class A-SB	June 2029
Class X-A	November 2029
Class X-B	November 2029
Class A-S	November 2029
Class B	November 2029
Class C	November 2029

(1)	The exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. With respect to the Class A-4 Certificates, the assumed final distribution date ranges from September 2029 to October 2029. With respect to the Class A-5 Certificates, the assumed final distribution date is expected to be November 2029.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2062. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”.

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan and the Trust Subordinate Companion Loan, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan or Serviced Whole Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer and so long as a Control Termination Event has not occurred or is not continuing, (other than with respect to an Excluded Loan), the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loan, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan, the related Serviced Pari Passu Companion Loan(s) an the Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the applicable master servicer under the related other pooling and servicing agreement.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loan, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Trust Subordinate Companion Loan to be included in the 225 Bush Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest. Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of the Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR and Class NR-RR

certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Certificate Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Pooled Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates, the Class G-RR certificates and the Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to Pooled Certificateholders and the VRR Interest owner on that date, the certificate administrator will be required to calculate the Pooled Certificate Realized Loss and the Pooled VRR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the Loan-Specific Certificateholders on that date, the certificate administrator will be required to calculate the 225 Bush Realized Loss for such Distribution Date.

The “Pooled Certificate Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated

Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Pooled Certificate Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Certificate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate (i) any 225 Bush Realized Losses among the respective classes of the Loan-Specific Certificates: first, to the Class 225B-E Certificates, then, to the Class 225B-D Certificates, then, to the Class 225B-C Certificates, then, to the Class 225B-B Certificates and then, to the Class 225B-A Certificates, in each case until the Certificate Balance of each such class is reduced to zero and (ii) any 225 Bush VRR Realized Losses to the 225B-VRR Interest.

Pooled Certificate Realized Losses will not be allocated to the VRR Interest, the Class S certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Pooled Principal Balance Certificates are reduced by such Pooled Certificate Realized Losses. Pooled VRR Realized Losses, rather than Pooled Certificate Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of Pooled VRR Realized Losses”. 225 Bush Realized Losses and 225 Bush VRR Realized Losses will be allocated only to the Loan-Specific Certificates. Pooled Certificate Realized Losses will not be allocated to the Loan-Specific Certificates. 225 Bush Realized Losses and 225 Bush VRR Realized Losses will not be allocated to the Pooled Certificates.

The “225 Bush Realized Loss” with respect to the Trust Subordinate Companion Loan, with respect to any Distribution Date, is the amount, if any, by which (i) the product of (A) the 225 Bush Non-VRR Percentage and (B) the Stated Principal Balance of such Trust Subordinate Companion Loan (including the assumed Stated Principal Balance if such Trust Subordinate Companion Loan has become an REO Loan) as of the end of the last day of the related Collection Period, is less than (ii) the aggregate Certificate Balance of the Loan-Specific Certificates (other than the 225B-VRR Interest) after giving effect to distributions of principal on that Distribution Date.

The “225 Bush VRR Realized Loss“ with respect to the Trust Subordinate Companion Loan, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the 225B-VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds

(ii) the product of (A) the 225 Bush VRR Percentage and (B) the aggregate Stated Principal Balance of the Trust Subordinate Companion Loan (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the master servicer or the trustee from general collections of principal on the Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loan (but in each case, excluding the 225 Bush Senior Pari Passu Companion Loans), as of the end of the last day of the related Collection Period.

The “225 Bush VRR Percentage” means an amount, expressed as a percentage, the numerator of which is the initial Certificate Balance of the 255B-VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Loan-Specific Principal Balance Certificates and the initial Certificate Balance of the 255B-VRR Interest.

The “225 Bush Non-VRR Percentage” means an amount, expressed as a percentage, equal to 100% minus the 225 Bush VRR Percentage.

The Pooled Certificate Realized Losses, the Pooled VRR Realized Losses, the 225 Bush Realized Losses and the 225 Bush VRR Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loan, including as a result of defaults and delinquencies on the related Mortgage Loans or the Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loan, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan with Subordinate Companion Loan(s), losses will be allocated first to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Pooled Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero, except that the Class S certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Pooled Certificate Realized Losses and Pooled VRR Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)      a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending March 31, 2020, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2019, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

The master servicer and the certificate administrator may be required to prepare a separate set of reports, in the same manner as described above, for the holders of the Loan-Specific Certificates with respect to the Trust Subordinate Companion Loan and the Loan-Specific Certificates. The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder or any 225 Bush Controlling Class Certificate Holder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder or any 225 Bush Controlling Class Certificate Holder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be (a) each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), (ii) the party selected by JPMCB (such party, the “VRR-B Risk Retention Consultation Party”), and (iii) the party selected by CREFI (such party, the “VRR-C Risk

Retention Consultation Party”), in each case as a holder of a portion of the VRR Interest and (b) solely with respect to the 225 Bush Whole Loan, the party selected by DBNY (such party, the “225B Risk Retention Consultation Party”), as the holder of the 225B-VRR Interest. The other parties to the PSA will be entitled to assume that the identity of a Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party and the 225B Risk Retention Consultation Party), JPMCB (in the case of the VRR-B Risk Retention Consultation Party) or CREFI (in the case of the VRR-C Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. The initial Risk Retention Consultation Parties with respect to the mortgage pool are expected to be DBNY, JPMCB and CREFI. The initial 225B Risk Retention Consultation Party is expected to be DBNY.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, (or, with respect to the 225 Bush Whole Loan prior to the continuation of a 225 Bush Control Appraisal Period, the 225 Bush Controlling Class Representative or any 225 Bush Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest owner (or with respect to the 225 Bush Whole Loan prior to the continuation of a 225 Bush Appraisal Period, the 225 Bush Controlling Class Representative) is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation

Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 225 Bush Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder, a Risk Retention Consultation Party or a 225 Bush Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “Loan-Specific Certificateholder” is a Certificateholder of a Loan-Specific Certificate.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files; and

○	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the annual reports prepared by the operating advisor;

○	the summary of any Final Asset Status Report as provided by the special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

○	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event or a 225 Bush Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event has occurred;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab, which will include any notices provided by the Retaining Sponsor in satisfaction of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder, any Controlling Class Certificateholder, the 225 Bush Controlling Class Representative or any 225 Bush Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder, any Controlling Class Certificateholder or any 225 Bush Controlling Class Certificateholder is not an Excluded Controlling

Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder, any Controlling Class Certificateholder or any 225 Bush Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a

Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)        2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, the VRR Interest and the 225B-VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the VRR Interest and the 225B-VRR Interest, each determined as of the prior Distribution Date.

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Pooled Principal Balance Certificates and the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Pooled Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class S and Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—Benchmark 2019-B14

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and the Trust Subordinate Companion Loan, in the case of GACC) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and the Trust Subordinate Companion Loan, in the case of GACC) sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”)~~:~~; provided that, for the avoidance of doubt, references to the Mortgage File for the Trust Subordinate Companion Loan will refer to the Mortgage File for the 225 Bush Mortgage Loan, and the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)       the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a certified copy (or a copy provided by the applicable recording office if a certified copy cannot be provided by such office, provided that the Custodian is not required to investigate whether the recording office cannot provide a certified copy) of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)       an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)       the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)       the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)       any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)       the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)       the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)       the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement;

(xviii)       the original or a copy of all related environmental insurance policies; and

(xix)       a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)      A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)       any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)       any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)       any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)       any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       a copy of all related environmental reports; and

(xiv)       a copy of all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)       a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)       a copy of financial statements of the related mortgagor;

(m)   a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of the origination settlement statement;

(r)      a copy of the insurance consultant report;

(s)      a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)     a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)     a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (and in the case of GACC, the Trust Subordinate Companion Loan) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, Annex E-1 and Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex E-2 and Annex F-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan, Trust Subordinate Companion Loan or Mortgaged Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)  such mortgage loan seller’s discovery of any Material Defect;

(y)  such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (z); or

(z)  in the case of such Material Defect that would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the earlier of (1) the discovery by any party to the PSA of such Material Defect or (2) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(a)  cure such Material Defect in all material respects, at its own expense,

(b)  repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(c)  substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, that GACC may not repurchase the Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan, provided, further, that, except with respect to a Material Defect resulting solely from the failure of the mortgage loan seller to deliver the actual policy of lender’s title insurance to the Trustee or Custodian in accordance with the PSA within 18 months of the Closing Date, the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan, the Trust Subordinate Companion Loan and the related REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage and (iv) such delay or failure to provide notice precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

With respect to each Non-Serviced Mortgage Loan, the related mortgage loan seller will agree that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced PSA) under the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the related mortgage loan seller (or other responsible party) repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, then the related mortgage loan seller will repurchase such Non-Serviced Mortgage Loan; provided, however, that the foregoing will not apply to any “material document defect” related to the promissory note for the related Non-Serviced Companion Loan(s).

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (in the case of

Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans), (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan, with the consent of the Directing Certificateholder (or the 225 Bush Controlling Class Representative in respect of the Trust Subordinate Companion Loan)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan and the Trust Subordinate Companion Loan (or related REO Loan) the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or the Trust Subordinate Companion Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or the Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan and the related REO Loan, if any, and the Trust Subordinate Companion Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan or Trust Subordinate Companion Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)     have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)     have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)     have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)     have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)      have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)     comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)     have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)      constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)     not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)   not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)     have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)     prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)      be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust Subordinate Companion Loan) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to a Servicing Shift Whole Loan only while the PSA governs the servicing of such Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, on or after the related Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of each such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loan to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loan, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, the intercreditor agreements and all other assets to be included in the trust, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)    any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)    the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)    the obligation, if any, of the master servicer to make Advances;

(D)    the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)     any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)    any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)   any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)        all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loan and any REO Loan (including any portion of an REO Loan related to any Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)        in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan, other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion Loan unless the related Periodic Payment is received after the related Due Date has passed or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loan).

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the directing certificateholder, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon, and may be conclusively relied upon by, the master servicer and the trustee. For the avoidance of doubt, any nonrecoverability determination with respect of the Trust Subordinate Companion Loan will be made based on the subordinate nature of the Trust Subordinate Companion Loan. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related mortgaged properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, (c) estimated future expenses, (d) estimated timing of recoveries, (e) in the case of a potential P&I Advance with respect to the Trust Subordinate Companion Loan, the subordinate nature of the Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (f) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this and the immediately preceding paragraph will be conclusive and binding on the Certificateholders, and, with respect to a non-recoverability determination made by the special servicer, will be conclusive and binding on, and may be conclusively relied upon by, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan or Trust Subordinate Companion Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans (which excludes the Trust Subordinate Companion Loan) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of the Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the 225 Bush Whole Loan. Amounts payable in respect of each Serviced Companion Loan (other than any Trust Subordinate Companion Loan) pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the 225 Bush Mortgage Loan) or any interest due on such Advance from any collections on the 225 Bush Whole Loan allocable to the Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of such Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the 225 Bush Mortgage Loan). With respect to the Trust Subordinate Companion Loan, the master servicer or the trustee will only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to the 225 Bush Mortgage Loan and the Trust Subordinate Companion Loan.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loan, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or the Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the 225 Bush Mortgage Loan) from any collections on the 225 Bush Whole Loan allocable to the Trust Subordinate Companion Loan or (2) any Workout-Delayed Reimbursement Amounts in respect of the Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the 225 Bush Mortgage Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Servicing Advance for the 225 Bush Whole Loan, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and the Trust Subordinate Companion Loan (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and the Trust Subordinate Companion Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than the Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account” and a “Trust Subordinate Companion Loan REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders (or for the benefit of the holders of the Loan-Specific Certificates, in the case of the Trust Subordinate Companion Loan REMIC Distribution Account).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loan)),  plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class S and Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Pooled Available Funds to the holders of the Regular Certificates (other than the Loan-Specific Certificates), (ii) VRR Available Funds to the VRR Interest owners and (iii) the 225 Bush Available Funds to the holders of the Loan-Specific Certificates, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”, and (2) to apply amounts on deposit in the Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the 225 Bush Available Funds to the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans and the Trust Subordinate Companion Loan that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the VRR Interest owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Pooled Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loan) will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Pooled Certificate Realized Losses reimbursable to, the holders of the Regular Certificates (exclusive of the Loan-Specific Certificates) on such Distribution

Date. If the certificate administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Pooled Available Funds for the related Distribution Date for allocation between the VRR Interest and the other Regular Certificates (other than the Loan-Specific Certificates)) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Pooled Certificate Realized Losses and Pooled VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Regular Certificates (other than the Loan-Specific Certificates) on the final Distribution Date. Any gains allocable to the Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Loan-Specific Certificates for 225 Bush Realized Losses and 225 Bush VRR Realized Losses and, to the extent not so applied, such gains will be held and applied to offset future 225 Bush Realized Losses and 225 Bush VRR Realized Losses, if any.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loans, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or the Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Trust Subordinate Companion Loan) certain portions of the Aggregate Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any or (B)  to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)       to pay to the master servicer (or, with respect to any excess servicing strip, to pay Midland if Midland is no longer the master servicer, any such excess servicing strip pursuant to the PSA) and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)       to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)       to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)       to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)       to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)       to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)       to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)       to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loan and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or the Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)       to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)       to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)       to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Companion Distribution Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s), except as specifically described in the PSA with respect to the Trust Subordinate Companion Loan in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan (or the Trust Subordinate Companion Loan in the case of the 225 Bush Mortgage Loan) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan (other than the Trust Subordinate Companion Loan). Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset

Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees, processing fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, any Companion Loan and any Servicing Shift Mortgage Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each Companion Loan).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan or, with respect to the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan, and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan or Trust Subordinate Companion Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan (other than the Trust Subordinate Companion Loan).	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on the Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the 225 Bush Mortgage Loan.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, REO Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.06125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan. With respect to the Trust Subordinate Companion Loan, the Servicing Fee Rate will be 0.0025%.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions;

●	50% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Major Decisions regardless of who processes such decision;

●	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying assumption transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) where the action is a Major Decision (whether or not processed by the special servicer);

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds

●	100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the master servicer; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00125%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00250% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (except with respect to a Corrected Loan that was a Fee Restricted Specially Serviced Loan and became a Corrected Loan while it was a Fee Restricted Specially Serviced Loan) and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess

Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (i) each Specially Serviced Loan (except with respect to any Fee Restricted Specially Serviced Loan during a related Imminent Default Liquidation Fee Restricted Period) or REO Property (except with respect to any Non-Serviced Mortgage Loan), (ii) each Mortgage Loan repurchased by a mortgage loan seller or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller's obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)       the purchase of (A) any Mortgage Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)       the purchase of all of the Mortgage Loans and REO Properties and the Trust Subordinate Companion Loan in connection with an optional termination of the issuing entity,

(iv)       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)       if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1)(y) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)       100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans and 100% of such assumption application fees and other related fees for all non-Specially Serviced Loans to the extent the special servicer is processing the underlying assumption transaction,

(iii)       100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)       50% of all Excess Modification Fees and assumption fees, consent fees and earnout fees and similar fees received with respect to all Mortgage Loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans to the extent the matter involves a Major Decision regardless of who processes such decision,

(v)       late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (excluding special servicing fees, workout fees and liquidation fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date;

(vi)       with respect to accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(vii)       100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the special servicer.

A Specially Serviced Loan is a “Fee Restricted Specially Serviced Loan” if (i) such Specially Serviced Loan is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event” and (ii) the special servicer made the determination that the related Mortgage Loan (and any related Serviced Companion Loan) should be transferred to special servicing and the master servicer did not agree with the special servicer’s determination, as evidenced by an officer’s certificate delivered to the special servicer setting forth the reason for such disagreement; provided, however, that no Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan if such Specially Serviced Loan is transferred to special servicing by the determination of the master servicer or if the master servicer and the special servicer mutually agree to such transfer. A Specially Serviced Loan will be a Fee Restricted Specially Serviced Loan only during any Imminent Default Fee Restricted Period.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Workout Fee or any fee payable by the related borrower during any Imminent Default Workout Fee Restricted Period.

With respect to a Mortgage Loan (or Serviced Companion Loan) that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, the special servicer will not be entitled to a Liquidation Fee or any fee payable by the related borrower during any Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Fee Restricted Period” means any Imminent Default Workout Fee Restricted Period or Imminent Default Liquidation Fee Restricted Period.

An “Imminent Default Workout Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) or (7) of the definition of “Servicing Transfer Event”, during the period commencing upon the date that such loan becomes a Specially Serviced Loan based on a determination of the special servicer (without the agreement of the master servicer) and ending on the earlier of (i) the date (if any) on which such Specially Serviced Loan is modified and (ii) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y), (5) or (7) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

An “Imminent Default Liquidation Fee Restricted Period” will exist, with respect to any Specially Serviced Loan that is a Specially Serviced Loan solely because of an event described in clause (5) of the definition of “Servicing Transfer Event”, where (A) a payment default has occurred with respect to the related balloon payment and (B) the borrower has provided prior to the related maturity date a Refinancing/P&S Document in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer, during the period commencing upon the date of such payment default and ending on the earlier of (i) the time set forth in the applicable Refinancing/P&S Document, as extended pursuant to the original terms of such documentation, (ii) 120 days after the balloon payment default or maturity default, (iii) the date that the related borrower fails to make the Assumed Scheduled Payment, and (iv) the date that the related Mortgage Loan (or Serviced Companion Loan) would have become a Specially Serviced Loan due to an event other than an event described in clause (1)(y) or (5) of the definition of “Servicing Transfer Event”. In the event that the master servicer disagrees with the special servicer’s determination to transfer such Specially Serviced Loan into special servicing, the master servicer will be required to deliver an officer’s certificate to the special servicer setting forth the reasons for such disagreement.

“Refinancing/P&S Document” means any of (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of a Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of a Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, if such agreement includes delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding the foregoing, the special servicer may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of reasonably foreseeable default under clause (5) or (7) of the definition of “Servicing Transfer Event”. Upon receipt of any such written notice, the master servicer will be required to deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (5) or (7) of the definition of “Servicing Transfer Event” and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan and the Trust Subordinate Companion Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.00570% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and the Trust Subordinate Companion Loan and based on the Stated Principal Balance of the related Mortgage Loan, the Trust Subordinate Companion Loan or REO Loan as of the Due Date in the immediately preceding Collection Period.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan, any Servicing Shift Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00163% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer was paid by the Depositor or its affiliate a $5,000 setup fee and will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal  the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loan but other than the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)           120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)           the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)           30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)           30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)           60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)           a payment default has occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the directing certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)           immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer, ((i) prior to the occurrence of a Consultation Termination Event and only with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder and (ii) in consultation with the special servicer, provided that the special servicer will be entitled to consult for a period of no longer than two (2) business days, so long as the special servicer provided the related appraisal more than two (2) business days prior to the related Determination Date for the Collection Period during which the related appraisal is received by the special servicer), as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or the valuation described below, equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.     the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicer’s option, either (i) by an appraisal obtained by the special servicer (the costs of which will be paid by the master servicer as an Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.     the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan (including the 225 Bush Whole Loan) will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to order an appraisal or conduct a valuation, upon the occurrence of an Appraisal Reduction Event and within 30 days of each anniversary of the related Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation and receipt of information in the special servicer’s possession requested by the master servicer from the special servicer reasonably necessary to calculate the Appraisal Reduction Amount, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially

Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation referred to above is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal. The special servicer will provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to their definitions using reasonable efforts to deliver such information within 5 business days of the master servicer’s reasonable request.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “—Advances”.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Loan-Specific Certificates then-outstanding in reverse sequential order.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Pooled Non-Reduced Certificates, the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Pooled Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class NR-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, and fourth, to the Class E certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

For purposes of determining the Non-Reduced Certificates, the 225 Bush Controlling Class and the occurrence of a 225 Bush Control Appraisal Period, Appraisal Reduction Amounts allocated to the 225 Bush Whole Loan will be allocated first to the Trust Subordinate Companion Loan and then to the 225 Bush Mortgage Loan. The VRR Percentage of any Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to the 225B-VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof. The Non-VRR Percentage of Appraisal Reduction Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of Loan-Specific Certificates other than the 225B-VRR Interest in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 225B-E certificates; then, to the Class 225B-D certificates; then, to the Class 225B-C certificates; then, to the Class 225B-B certificates, and then, to the Class 225B-A certificates). In addition, for purposes of determining the 225 Bush Controlling Class and the occurrence of a 225 Bush Control Appraisal Period, the Non-VRR Percentage of any Collateral Deficiency Amounts allocated to the Trust Subordinate Companion Loan will be allocated to each class of 225 Bush Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 225B-E certificates; then, to the Class 225B-D certificates; then, to the Class 225B-C certificates; then, to the Class 225B-B certificates, and then, to the Class 225B-A certificates). For the avoidance of doubt, for purposes of determining the 225 Bush Controlling Class and the occurrence of a 225 Bush Control Appraisal Period, any Class 225 Bush Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates or, with respect to the 225 Bush Whole Loan, the 225 Bush Control Eligible Certificates, that is determined at any time of determination to no longer be the Controlling Class (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or 225 Bush Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the 225 Bush Controlling Class until such time, if any, as such class is reinstated as the Controlling Class or the 225 Bush Controlling Class. The rights of the Controlling Class or the 225 Bush Controlling Class will be exercised by the next most senior Control Eligible Certificates or 225 Bush Control Eligible Certificates, respectively, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the

Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the

Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (provided that the master servicer will be entitled to conclusively rely upon the certificate of insurance in determining whether such policies contain Additional Exclusions) (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with respect to any Specially Serviced Loan) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan and after consultation with the Risk Retention Consultation Parties) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer, as applicable, is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA and the master servicer does not take such action as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are Master Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or Rating Agency Confirmation or the consent or approval of the special servicer (except as specified in the definition of “Master Servicer Decision”). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the issuing entity or any Trust REMIC to be subject to tax. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree to the processing of such a Major Decision by the master servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”. Under these circumstances, the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer's consent (or deemed consent) and will be entitled to 50% of the fees received as additional servicing compensation in connection with the Major Decision to the extent described under "Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses".

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

In connection with the processing by the master servicer of the matters described in the third preceding paragraph (including, for the avoidance of doubt, any property management changes), the master servicer will deliver notice thereof to the special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan deliver notice thereof to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as the case may be, notifies the master servicer that such party does not desire to receive copies of such items).

“Master Servicer Decision”: Any one or more of the following with respect to non-Specially Serviced Loans:

(i)       grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease for any leasing activities that affect an area lesser than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property), including approval of new leases and amendments to current leases;

(ii)       approving any waiver affecting the timing of receipt of financial statements from any mortgagor; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(iii)       approving annual operating budgets other than as set forth in clause (xviii) of the definition of “Major Decisions”;

(iv)       subject to other restrictions in the PSA regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Whole Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(v)       approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment;

(vi)       granting waivers of minor covenant defaults (other than financial covenants);

(vii)       to the extent not a Major Decision pursuant to clause (x) of the definition of Major Decision, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or rent credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, other than a funding or disbursement listed in the proviso below, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans will be identified on a schedule to the PSA), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Major Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(viii)       any property management company changes (with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a Stated Principal Balance less than $25,000,000 and (y) for which the debt service coverage ratio or debt yield for such Mortgage Loan (or Whole Loan, if applicable) is greater than the greater of (X) the debt service coverage ratio or debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan or (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio or debt yield for such Mortgage Loan as of the most recent quarterly reporting period and (B) where the property management company will not be an affiliate of the related borrower following such change or (2) or franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is not required to consent or approve under the Mortgage Loan documents);

(ix)       approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except with respect to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(x)       any non-material modifications, waivers or amendments of a non-monetary term of an applicable Mortgage Loan document not provided for in clauses (i) through (ix) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Whole Loan and any modification, consent to a modification or waiver of any material term of an applicable Mortgage Loan document to the extent the Directing Certificateholder or any affiliate owns a controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(xi)       consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(xii)       consent to actions and releases related to condemnation of parcels of a Mortgaged Property, except with respect to any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(xiii)       grant an extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (A) such extension or forbearance does not extend beyond 120 days after the related maturity date and (B) the related borrower has delivered the necessary documentation which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related Balloon Balance will become due;

(xiv)       any assumption of the Mortgage Loan or transfer of the Mortgaged Property or an interest in the Mortgage Borrower, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no mortgagee discretion is necessary in order to determine if such conditions are satisfied;

(xv)       any determination of Acceptable Insurance Default; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such determination; and

(xvi)       grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision;

provided that (w) any such action would not in any way affect a payment term of the Certificates, (x) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an Opinion of Counsel (at the expense of the issuing entity to the extent not reimbursed or paid by the related mortgagor), to the extent requesting such opinion is consistent with the Servicing Standard), (y) agreeing to such action would be consistent with the Servicing Standard, and (z) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. The foregoing is intended to be an itemization of actions the master servicer may take without having to obtain the approval of the special servicer (other than as described in each item) and is not intended to limit the responsibilities of the master servicer hereunder. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)        provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

With respect to any modification, waiver or amendment for which it is responsible for processing (including, for the avoidance of doubt, any property management changes), the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan (including, for the avoidance of doubt, any property management changes), the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder, unless the Directing Certificateholder notifies the special servicer it does not want to receive such notices), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and other than with respect to an Excluded Loan as to a Risk Retention Consultation Party, has consulted on a strictly non-binding basis with the Risk Retention Consultation Parties and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Other than with respect to clause (xiv) of the definition of “Master Servicer Decision”, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due on encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and other than with respect to an Excluded Loan as to a Risk Retention Consultation Party, has consulted with the Risk Retention Consultation Parties on a strictly non-binding basis and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due on sale” or “due on encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer's consent, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2020) and (B) less than $2,000,000 at least once every 24 months, commencing in the calendar year 2021, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. With respect to a Serviced AB Whole Loan (including the 225 Bush Whole Loan), the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect the annual operating statements beginning with calendar year end 2019 of the related Mortgaged Property and to review such operating statements in connection with the preparation of CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets to the extent described under "Reports to Certificateholders; Certain Available Information--Certificate Administrator Reports." Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing (each of the following, a “Servicing Transfer Event”):

(1)           either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date (i) a fully executed term sheet or refinancing commitment with respect to a refinancing of the related Mortgage Loan or (ii) a signed purchase and sale agreement with respect to a sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions and, in the case of a purchase and sale agreement, such agreement will include a delivery of an acceptable deposit by the purchaser) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer or the special servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer or the special servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (and the master servicer will promptly forward such documentation to the special servicer), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date that such refinancing or sale is scheduled to occur in such documentation as such date may be extended pursuant to the original terms of such documentation;

(2)           as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)           as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period), or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)           as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)           as to which, in the judgment of the master servicer or, if Midland is not both the master servicer and the special servicer, the special servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)           as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)           as to which the master servicer or, if Midland is not both the master servicer and the special servicer, the special servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property”), the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan) and the 225B Risk Retention Consultation Party (only in the case of an Asset Statutes Report relating to the 225 Bush Whole Loan);

●	the 225 Bush Controlling Class Representative (only in the case of an Asset Status Report relating to the 225 Bush Whole Loan, and only for so long as no 225 Bush Control Appraisal Period has occurred and is continuing)

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder, that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process following completion of the ASR Consultation Process. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of each Directing Certificateholder Asset Status Report Approval Process. The Operating Advisor’s review of any such Final Asset Status Report will only provide background information to support the Operating Advisor’s duties concerning the special servicer’s compliance with the Servicing Standard, and the operating advisor will not be permitted to provide comments to the special servicer in respect of such Final Asset Status Report. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder) in connection with the special servicer’s preparation of any such Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan) will be entitled to consult on a strictly non-binding basis with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to a Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder, with regard to the Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the Loan-Specific Certificates), or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)     such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)     there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer obtains for the trustee, the certificate administrator and the master servicer an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders (including the holders of the Loan-Specific Certificates) or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loan, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loans, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and after consulting on a non-binding basis with the Risk Retention Consultation Parties in accordance with the PSA), such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a Liquidation Fee to the same extent that the special servicer would be entitled to such Liquidation Fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (the “Par Purchase Price”), the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of demand of payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan) (which consultation will be on a non-binding basis) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” as of any Determination Date, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, any holder of a related mezzanine loan, or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 225 Bush Whole Loan) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan (or the Trust Subordinate Companion Loan, in the case of the 225 Bush Whole Loan) together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the written consent of the holder of the related Pari Passu Companion Loan (or the Trust Subordinate Companion Loan, in the case of the 225 Bush Whole Loan), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, with respect to a Servicing Shift Mortgage Loan, if a Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the 225 Bush Mortgage Loan, the Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan or Servicing Shift Mortgage Loan and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all the Major Decisions for all Mortgage Loans that are not Specially Serviced Loans (other than any Excluded Loan), will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be:

(A)    with respect to each Serviced Mortgage Loan (other than any Serviced AB Whole Loans and any Servicing Shift Whole Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time (the “Trust Directing Holder”); provided, however, that

(1)           absent that selection, or

(2)           until a Directing Certificateholder is so selected, or

(3)           upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder; and

(B)    with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder;

(C)    with respect to the 225 Bush Whole Loan (i) for so long as no 225 Bush Control Appraisal Period exists, the Loan-Specific Directing Holder and (ii) for so long as a 225 Bush Control Appraisal Period exists, the Trust Directing Holder; and

(D)    with respect to any Serviced AB Whole Loan (other than the 225 Bush Whole Loan), (1) for so long as no Control Appraisal Period has occurred and is continuing, the holder of the related (and, if applicable, designated) Subordinate Companion Loan, and (2) for so long as a Control Appraisal Period has occurred and is continuing, the Trust Directing Holder.

The initial Trust Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners II L.P.

The “Loan-Specific Directing Holder” means, (a) with respect to the 225 Bush Whole Loan, the 225 Bush Controlling Class Representative and (b) with respect to any Servicing Shift Whole Loan, prior to the applicable Servicing Shift Securitization Date, the holder of the related Control Note. On or after the applicable Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

The “225 Bush Controlling Class Representative” will be the 225 Bush Controlling Class Certificateholder (or its representative) selected by more than 50% of the 225 Bush Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)     absent that selection, or

(2)     until a 225 Bush Controlling Class Representative is so selected, or

(3)     upon receipt of a notice from a majority of the 225 Bush Controlling Class Certificateholders, by Certificate Balance, that a 225 Bush Controlling Class Representative is no longer designated, then the 225 Bush Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the 225 Bush Controlling Class (with evidence of ownership), or its representative~~)~~, will be the 225 Bush Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the 225 Bush Controlling Class, then there will be no 225 Bush Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the 225 Bush Controlling Class Representative has not changed until such parties receive written notice of a replacement of the 225 Bush Controlling Class Representative from a party holding the requisite interest in the 225 Bush Controlling Class, or the resignation of the then-current 225 Bush Controlling Class Representative.

After the occurrence and during the continuance of a 225 Bush Control Appraisal Period, there will be no 225 Bush Controlling Class Representative.

The initial 225 Bush Controlling Class Representative is expected to be [_].

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “225 Bush Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the 225 Bush Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR-RR certificates.

The “225 Bush Controlling Class” will be, as of any date of determination, the most subordinate class of 225 Bush Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the Loan-Specific Certificates other than the 225 Bush Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Trust Subordinate Companion Loan, then the 225 Bush Controlling Class will be the most subordinate class among the 225 Bush Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The 225 Bush Controlling Class as of the Closing Date will be the Class 225B-E certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR and Class NR-RR certificates.

The “225 Bush Control Eligible Certificates” will be the Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class or the 225 Bush Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, the special servicer will not be permitted to take (or to the extent contemplated in the fourth succeeding paragraph, consent to the master servicer taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (xiii) of the definition of Master Servicer Decision;

(iii)      any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Par Purchase Price;

(iv)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)       any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and there is no lender discretion;

(vi)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement as described under clause (xiv) of the definition of “Master Servicer Decision”;

(vii)       consent to actions and releases related to condemnation of any material parcels of a Mortgaged Property or of any material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(viii)       any determination of an Acceptable Insurance Default;

(ix)       (1) any property management company changes with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a principal balance greater than $25,000,000 or (y) for which the debt service coverage ratio and debt yield (in each case calculated based on the trailing 12 month financial statements for the related quarterly reporting period) for such Mortgage Loan (or Whole Loan, if applicable) is less than the greater of (X) the debt service coverage ratio and debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan and (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio and debt yield for such Mortgage Loan as of the most recent quarterly reporting period calculated based on the trailing 12 month financial statements for such quarterly reporting period; provided that if the related borrower is delinquent in providing any financial statements, then the test provided for in this clause (y) will be deemed to have failed and related property management company changes will be deemed to be a “Major Decision” until such financial statements are provided; or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

(x)      any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to any Mortgage Loan that is not a Specially Serviced Loan, any Routine Disbursements; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan (which Mortgage Loans will be identified on a schedule to the PSA), no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Major Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan);

(xi)       any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)       any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xiii)       any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement or any action to enforce rights with respect to the Mortgage Loan thereunder (other than with respect to any Excluded Loan and other than with respect to an amendment splitting any Pari Passu Companion Loan or any Subordinate Companion Loan), to the extent the Directing Certificateholder or the holder of the majority of the Controlling Class or any affiliate thereof does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, except that if any such modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or special servicer, as applicable, as a condition to its effectiveness;

(xiv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)       approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease and grant approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that involve a ground lease and any leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property);

(xvii)       any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

(xviii)       approving annual operating budgets for the related Mortgaged Property with respect to a Mortgage Loan with a debt service coverage ratio below 1.40x (to the extent lender approval is required under the Mortgage Loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the master servicer to be affiliates of the related mortgagor (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan); and

(xix)       approving waivers regarding the receipt of financial statements other than as provided in clause (ii) of the definition of “Master Servicer Decisions”.

A “DSCR/DY Trigger” will have occurred for purposes of determining the existence of a Major Decision or Master Servicer Decision in connection with the approval of a change to the property management company at a Mortgaged Property (A) with respect to the debt service coverage ratio for such Mortgaged Property, if the most recent debt service coverage ratio for the related Mortgaged Property has decreased more than 10% from the debt service coverage ratio calculated 12 months prior to date on which the most recent debt service coverage ratio was determined and (B) with respect to the debt yield for such Mortgaged Property, if the most recent debt yield for the related Mortgaged Property has decreased more than 10% from the debt yield calculated 12 months prior to date on which the most recent debt yield was determined.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to a particular request, the master servicer will continue to cooperate with the special servicer by delivering to the special servicer any requested additional information in the master servicer’s possession and, to the extent mutually agreed by the master servicer and the special servicer, any reasonably requested analysis relating to such Major Decision. However, the special servicer will continue to interface with the borrower in connection with the processing and resolution of any particular Major Decision. Notwithstanding the foregoing, the master servicer and special servicer may mutually agree, to the extent permitted under the PSA, that the master servicer will process a Major Decision (including interfacing with the borrower and providing a written recommendation and analysis to the special servicer and the Directing Certificateholder) with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer's consent and the Directing Certificateholder’s consent.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Risk Retention Consultation Party, the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the special servicer’s written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the special servicer will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the special servicer from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

Prior to the occurrence and continuance of a 225 Bush Control Appraisal Period, and if the 225 Bush Whole Loan is a Specially Serviced Loan, the 225B Risk Retention Consultation Party will have the same rights as set forth above with respect to the 225 Bush Whole Loan. Following a 225 Bush Control Appraisal Period, the 225B Risk Retention Consultation Party will no longer have any consultation rights in respect of any Major Decisions with respect to the 225 Bush Whole Loan.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Subject to the terms of the PSA and related Intercreditor Agreement, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder with regard to such Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Prior to an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package (each such approved (or deemed approved) Major Decision Reporting Package, a “Final Major Decision Reporting Package”) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan (other than any Serviced AB Whole Loan) when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that prior to the applicable Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to a Loan-Specific Directing Holder and the term “Consultation Termination Event” will not be applicable to such Loan-Specific Directing Holder; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Certificateholder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur (a) (other than with respect to any Serviced AB Whole Loan) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the applicable Servicing Shift Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, Class G-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any (i) matter requiring consent of the Directing Certificateholder or (ii) any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party, any Companion Loan holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, a Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, as applicable, and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to a Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period, with respect to the related Serviced Subordinate Companion Loan, the Directing Holder will not be entitled to exercise the above described rights, and those rights will be held by such Serviced Subordinate Companion Loan holder in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period, with respect to the related Serviced AB Whole Loan, the Directing

Certificateholder will have the same rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)     may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more companion loan holders);

(c)     does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)     may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more companion loan holders) over the interests of the holders of one or more other classes of certificates; and

(e)     will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan or their respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party.  The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. However, Pentalpha Surveillance, LLC is also the operating advisor and asset representations reviewer under the MSC 2019-H7 PSA with respect to the Grand Canal Shoppes Whole Loan and under the UBSCM 2019-C17 PSA with respect to the 600 & 620 National Avenue Whole Loan, and, in these capacities, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to the MSC 2019-H7 PSA and the UBSCM 2019-C17 PSA, as the case may be, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)     reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)     reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website, and (ii) each Final Asset Status Report;

(c)     recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)     preparing an annual report (if any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (c) above:

(i)      after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)      if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the Operating Advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the Operating Advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the Operating Advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, any Risk Retention Consultation Party, the Directing Certificateholder, any Certificateholder or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Final Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will ((i) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Major Decision Reporting Package (during the continuance of an Operating Advisor Consultation Event), Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Major Decision Reporting Package, Final Asset Status Report, and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer will be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer or for which the consent of the special servicer is required as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)      that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)      that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)      that is not (and is neither affiliated nor Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Third Party Purchaser, the Directing Certificateholder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)      that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)      that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer, the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or any Risk Retention Consultation Party, on the one hand, and the special servicer, on the other hand, related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)     any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Pooled Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)     any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)     any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against the operating advisor, and such decree or order will have remained in force undischarged or unstayed for a period of 60 days;

(e)     the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)      the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause, and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan noteholder, the Certificateholders, any Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Pooled Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Pooled Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, the Risk Retention Consultation Parties and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans

(including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2009, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between October 1, 2014 and September 30, 2019 was approximately 13.0%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the five (5) largest Mortgage Loans in the Mortgage Pool represent 22.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the five (5) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

For the avoidance of doubt, the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Risk Retention Consultation Parties, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

In addition, with respect to any Delinquent Loan, that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is neither affiliated with nor Risk Retention Affiliated with) any mortgage loan seller, the master servicer, the special servicer, the depositor, the Third Party Purchaser, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information, or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Pooled Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(1)     may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(2)     may act solely in the interests of the holders of the VRR Interest;

(3)     does not have any liability or duties to the holders of any class of certificates;

(4)     may take actions that favor the interests of the holders of one or more classes including the VRR Interest over the interests of the holders of one or more other classes of certificates; and

(5)     will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan (or in the case of the 225 Bush Whole Loan, the Loan-Specific Directing Holder) under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time, with or without cause, by the Trust Directing Certificateholder so long as, among other things, the Trust Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Trust Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event that relates to any Mortgage Loan (other than the 225 Bush Mortgage Loan), upon (i) the written direction of holders of Pooled Principal Balance Certificates and VRR Interest evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Pooled Principal Balance Certificates and the VRR Interest requesting a vote to replace the special servicer (other than with respect to the 225 Bush Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and VRR Interest evidencing at least 50% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer (other than with respect to the 225 Bush Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

With respect to the 225 Bush Whole Loan, the special servicer may only be removed in accordance with the related Intercreditor Agreement.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer (other than with respect to the 225 Bush Whole Loan) or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates and VRR Interest on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded

Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Pooled Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholder of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator's website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the issuing entity and each related Companion Loan securitization has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to a Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan holder will have the right, prior to the occurrence and continuance of a Control Appraisal Period to replace the special servicer solely with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)     (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)     any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)     any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)     any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)      the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)     KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)     the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to (a) 25% of the Voting Rights in the case of the master servicer, or the special servicer with respect to the 225 Bush Whole Loan and (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 225 Bush Whole Loan) or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan) the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to (i) 25% of the aggregate Voting Rights in the case of the master servicer, or the special servicer with respect to the 225 Bush Whole Loan, and (ii) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the 225 Bush Whole Loan), or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing

Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h)  under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least (a) 66 2/3% of the Voting Rights in case of the master servicer or in the case of the special servicer with respect to the 225 Bush Whole Loan or (b) 66 2/3% of the Pooled Voting Rights in case of the case of the special servicer (other than with respect to the 225 Bush Whole Loan) allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h)  of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and any costs associated with enforcement of its indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The master servicer or the special servicer, as applicable, will then be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution

Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners by posting such notice on the certificate administrator’s website indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action.

The Proposed Course of Action Notice will be required to include:

(a)     a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration,

(b)     a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Notices,

(c)     a statement that the responding Certificateholders will be required to certify their holdings in connection with such response,

(d)     a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and

(e)     instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading "—Resolution of a Repurchase Request" will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute

Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the VRR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party or that should have been known to such party with the exercise of reasonable diligence at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Notice or Final Dispute Resolution Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party.

All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

The servicing of each Servicing Shift Mortgage Loan, is expected to be governed by the PSA only temporarily, until the applicable Servicing Shift Securitization Date. From and after the applicable Servicing Shift Securitization Date, each Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of such Servicing Shift PSA. Although the related Intercreditor Agreements impose some requirements regarding the terms of each of the Servicing Shift PSAs (and it is expected that such Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitizations related to such Servicing Shift PSAs have not been determined, and accordingly, the servicing terms of such Servicing Shift PSAs are unknown. See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers”, “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA (other than the JPMCC 2019-OSB, which differs as described under “—Servicing of the Osborn Triangle Mortgage Loan” below) will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2019-B14 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2019-B14 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Osborn Triangle Mortgage Loan

The Osborn Triangle Mortgage Loan is being serviced pursuant to the JPMCC 2019-OSB TSA. The servicing terms of the JPMCC 2019-OSB TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the JPMCC 2019-OSB TSA earns a servicing fee with respect to the Osborn Triangle Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Osborn Triangle Whole Loan becoming a specially serviced loan under the JPMCC 2019-OSB TSA, the related Non-Serviced Special Servicer under the JPMCC 2019-OSB TSA will earn a special servicing fee payable monthly with respect to the Osborn Triangle Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Osborn Triangle Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the JPMCC 2019-OSB TSA will be entitled to a workout fee equal to 0.25% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Osborn Triangle Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer under the JPMCC 2019-OSB TSA will be entitled to a liquidation fee equal to 0.25% of net liquidation proceeds received in connection with the liquidation of the Osborn Triangle Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The JPMCC 2019-OSB TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to JPMCC 2019-OSB TSA.

●	The JPMCC 2019-OSB TSA does not require the related Non-Serviced Master Servicer under the JPMCC 2019-OSB TSA to make the equivalent of compensating interest payments in respect of the Osborn Triangle Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loan (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the

17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan or the Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan or the Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loan, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class S and Class R certificates) for the Mortgage Loans, Trust Subordinate Companion Loan and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero and (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S or Class R certificates) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans, the Trust Subordinate Mortgage Loan and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) and the Trust Subordinate Companion Loan then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans and the Trust Subordinate Companion Loan be less than 1% of the Initial Pool Balance of all of the Mortgage Loans and the Trust Subordinate Companion Loan. The voluntary exchange of certificates (other than the Class S and Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class S and Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loan), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)     to correct any defect or ambiguity in the PSA;

(b)     to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)     to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)     to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)     to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)      to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)     to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)     to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)       to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)      to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules as evidenced by an opinion of counsel or (ii) in the event of Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loan that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long term senior unsecured debt is rated at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long term unsecured debt rating of no less than “A-” by Fitch, (b) its short term debt obligations have a short term rating of not less than “A-2” by S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A+” by Fitch; and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 60 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Ten (10) Mortgaged Properties (20.2%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage Loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public

Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

In addition, JPMCB currently holds one or more of the Innovation Park Pari Passu Companion Loans, The Essex Pari Passu Companion Loans, The Essex Subordinate Companion Loans, the Osborn Triangle Pari Passu Companion Loans, the Tysons Tower Pari Passu Companion Loans, and the Hilton Cincinnati Netherland Plaza Pari Passu Companion Loans. However, JPMCB intends to sell such Companion Loans in connection with one or more future securitizations.

Wells Fargo Bank acts as interim custodian of the loan documents with respect to all the JPMCB Mortgage Loans (47.2%), except for the related Mortgage File with respect to any JPMCB Mortgage Loan that is currently a Non-Serviced Mortgage Loan.

CREFI, a sponsor and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the certificates. CREFI or an affiliate currently holds the Pari Passu Companion Loans with respect to the Harvey Building Products Whole Loan and the Legends at Village West Whole Loan.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all the CREFI Mortgage Loans (30.6%).

GACC is a sponsor and a mortgage loan seller and an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the certificates, DBNY, an originator, the initial Risk Retention Consultation Party and the holder of the VRR Interest, and DBRI, an originator. DBRI or an affiliate currently holds one or more of the 225 Bush Pari Passu Companion Loans and the 180 Bush Pari Passu Companion Loans and the 180 Bush Subordinate Companion Loan, each of which are expected to be sold tin connection with future securitizations.

Pursuant to a certain interim servicing agreement between JPMCB or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMCB Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans, including, prior to their inclusion in the issuing entity, one (1) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 3.8% of the Initial Pool Balance.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans, including, prior to their inclusion in the issuing entity, sixteen (16) of the Mortgage Loans to be contributed to this securitization by CREFI, representing approximately 23.5% of the Initial Pool Balance.

Midland is also (i) expected to be the master servicer with respect to 900 & 990 Stewart Avenue Whole Loan, the Sunset North Whole Loan and the City Hyde Park Whole Loan, each of which is serviced under the Benchmark 2019-B13 PSA and (ii) the master servicer with respect to the Grand Canal Shoppes Whole Loan, which is serviced under MSC 2019-H7 PSA.

Wells Fargo Bank is also (i) the certificate administrator and custodian under the BANK 2019-BNK21 PSA, pursuant to which each of the Tysons Tower Whole Loan and the 230 Park Avenue South Whole

Loan are serviced, (ii) the certificate administrator, custodian and trustee under the Benchmark 2019-B13 PSA, pursuant to which each of the 900 & 990 Stewart Avenue Whole Loan, the Sunset North Whole Loan and the City Hyde Park Whole Loan are serviced, (iii) the certificate administrator and custodian under the UBSCM 2019-C17 PSA, pursuant to which the 600 & 620 National Avenue Whole Loan is serviced, (iv) the certificate administrator, custodian and trustee under the MSC 2019-H7 PSA, pursuant to which the Grand Canal Shoppes Whole Loan is serviced and (v) the certificate administrator, custodian and trustee under the JPMCC 2019-OSB TSA pursuant to which the Osborn Triangle Whole Loan is serviced

Pentalpha Surveillance, LLC is also (i) the operating advisor and asset representations reviewer under the MSC 2019-H7 PSA, pursuant to which the Grand Canal Shoppes Whole Loan is serviced, and (ii) the operating advisor and asset representations reviewer under the UBSCM 2019-C17 PSA, pursuant to which the 600 & 620 National Avenue Whole Loan is serviced.

For additional information, please see the “Non-Serviced Whole Loans” chart in “Summary of Terms”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the Mortgage Loans Allocated to the Pooled Principal Balance Certificates will depend in part on the period of time during which the Senior Principal Balance Certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Pooled Principal Balance Certificates than they were when the Pooled Principal Balance Certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-D certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Certificate Realized Loss and Pooled VRR Realized Losses occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. A 225 Bush Realized Loss occurs when the principal balance of the Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the Loan-Specific Principal Balance Certificates, on the one hand, and the 225B-VRR Interest, on the other hand) to 225 Bush Loan-Specific Certificateholders in reduction of the Certificate Balance of the Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Pooled Principal Balance Certificates indicated in the following table as a result of the application of Pooled Certificate Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Notional Amount	Underlying Classes
Class X-A	$1,029,785,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S
Class X-B	$114,420,000	Class B and Class C
Class X-D	$59,630,000	Class D and Class E

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Pooled Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions and amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Notional Amount	Underlying Classes
Class X-A	$1,029,785,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S
Class X-B	$114,420,000	Class B and Class C
Class X-D	$59,630,000	Class D and Class E

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordination Companion Loan and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as applicable. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in December 2019;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment) and allocated to the Related Mortgage Loan;

●	any principal prepayments on the Trust Subordinate Companion Loan will be received on its Due Date after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables and allocated to the Trust Subordinate Companion Loan;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●         the Closing Date occurs on or about November 21, 2019;

●	each ARD Loan prepays in full on the related Anticipated Repayment Date;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only; and

●	inclusive of an additional 5 days of interest in connection with the initial interest accrual period with respect to the 652 Kent Avenue Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	84%	84%	84%	84%	84%
November 2021	66%	66%	66%	66%	66%
November 2022	45%	45%	45%	45%	45%
November 2023	20%	20%	20%	20%	20%
November 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.64	2.64	2.64	2.64	2.64

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	0%	0%	0%	0%	0%
November 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.94	4.93	4.91	4.89	4.68

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.98	6.96	6.94	6.90	6.65

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Minimum Initial Certificate Balance ($100,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.67	9.59	9.53	9.46	9.22

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($187,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.76	9.69	9.63	9.55	9.33

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Minimum Initial Certificate Balance ($350,570,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.92	9.91	9.88	9.85	9.60

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Maximum Initial Certificate Balance ($437,570,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.91	9.89	9.86	9.81	9.57

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	80%	80%	80%	80%	80%
November 2026	59%	59%	59%	59%	59%
November 2027	37%	37%	37%	37%	37%
November 2028	14%	14%	14%	14%	14%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.39	7.39	7.39	7.39	7.39

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.94	9.73

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028	100%	100%	100%	100%	100%
November 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.98	9.98	9.98	9.98	9.73

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under
“—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2019 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Three separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Trust Subordinate Companion Loan REMIC”, “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class NR-RR, Class 225B-A, Class 225B-B, Class 225B-C, Class 225B-D and Class 225B-E certificates and the 225B-VRR Interest and the regular interests that correspond in the aggregate to the VRR Interest (excluding the right to receive Excess Interest) (together, the “VRR REMIC Regular Interests”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (d) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (e) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) the portion of the issuing entity consisting of Excess Interest, the Excess Interest Distribution Account and the VRR Upper-Tier Regular Interest will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of the subchapter J of the Code, (b) the VRR Interest will represent undivided beneficial interests in both the VRR Upper-Tier REMIC Regular Interest and the VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the

Code, and (c) the Class S Certificates will represent undivided beneficial interests in the Non-VRR Percentage of the Excess Interest and the Excess Interest Distribution Account under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans or the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) is at least 80% of the aggregate principal balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the Trust Subordinate Companion Loan, as applicable, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or the Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, thirty-eight (38) of the Mortgaged Properties (31.9%) are multifamily properties or mixed use properties with a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. However, proposed regulations on which taxpayers may rely generally exclude market discount and original issue discount from this new rule. Investors should consult their tax advisors regarding application of this rule.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [___] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions“, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest holder in that taxable year or thereafter in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class      certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loan will be distributed to the Offered Certificates and the Loan-Specific Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates and the Loan-Specific Certificates, as applicable, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates and the Loan-Specific Certificates, as applicable. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of a VRR Interest, the related Regular Interest holder must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC and the Trust Subordinate Companion Loan REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s acquisition of an REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the 2015 Budget Act and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the 2015 Budget Act on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under
“—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Drexel Hamilton, LLC	Academy Securities, Inc.
Class A-1	$	$	$	$	$
Class A-2	$	$	$	$	$
Class A-3	$	$	$	$	$
Class A-4	$	$	$	$	$
Class A-5	$	$	$	$	$
Class A-SB	$	$	$	$	$
Class X-A	$	$	$	$	$
Class X-B	$	$	$	$	$
Class A-S	$	$	$	$	$
Class B	$	$	$	$	$
Class C	$	$	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2019, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors. Additionally, Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by JPMCB, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to the depositor by CREFI and (iii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GACC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Certificates

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, “FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226123-5) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226123) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

With respect to the Grand Canal Shoppes Mortgage Loan (2.3%), a group of certain Dutch pension plans, including Stichting Pensioenfonds ABP, collectively own approximately 24.5% of indirect equity in the borrowers. Persons who have an ongoing relationship with Stichting Pensioenfonds ABP or Dutch pension funds should consult with counsel regarding whether such relationship would affect their ability to purchase and hold any Offered Certificates.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption (“PTE”) 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each purchaser of Offered Certificates that is a Plan subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will be deemed to have represented and warranted that (i) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the trust fund, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the ERISA Plan has relied in connection with the decision to acquire any Offered Certificates, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the ERISA Plan’s acquisition of any Offered Certificates (unless an applicable prohibited transaction exemption (the conditions of which are satisfied) is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited) and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in such Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C Certificates receive investment grade credit ratings from each of Fitch and KBRA.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2062. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

1
17g-5 Information Provider	340
180 Water Control Appraisal Period	238
180 Water Controlling Noteholder	236
180 Water Defaulted Note Purchase Date	240
180 Water Intercreditor Agreement	232
180 Water Lead Securitization	238
180 Water Major Decision	239
180 Water Mortgage Loan	232
180 Water Mortgaged Property	232
180 Water Non-Controlling Note A Holder	238
180 Water Non-Lead Securitization	232
180 Water Note A Holders	232
180 Water Note A Percentage Interest	236
180 Water Note A Rate	234
180 Water Note A Relative Spread	235
180 Water Note A Subordinate Class Representative	238
180 Water Note A-1	231
180 Water Note A-1 Holder	236
180 Water Note A-2	232
180 Water Note A-2 Holder	236
180 Water Note A-3	232
180 Water Note A-3 Holder	236
180 Water Note A-4	232
180 Water Note A-4 Holder	236
180 Water Note A-5	232
180 Water Note A-5 Holder	236
180 Water Noteholders	232
180 Water Purchase Notice	240
180 Water Senior Mortgage Loan	232
180 Water Senior Notes	232
180 Water Sequential Pay Event	236
180 Water Subordinate Companion Loan	232
180 Water Subordinate Companion Loan Holder	233
180 Water Subordinate Companion Loan Percentage Interest	236
180 Water Subordinate Companion Loan Rate	236
180 Water Subordinate Companion Loan Relative Spread	236
180 Water Whole Loan	232
180 Water Workout	233
1986 Act	494
1996 Act	473
2
2015 Budget Act	502
225 Bush Available Funds	310
225 Bush Control Appraisal Period	221
225 Bush Control Eligible Certificates	411
225 Bush Controlling Class	411
225 Bush Controlling Class Certificateholder	411
225 Bush Controlling Class Representative	410
225 Bush Controlling Noteholder	219
225 Bush Defaulted Note Purchase Date	222
225 Bush Intercreditor Agreement	215
225 Bush Lead Securitization	221
225 Bush Major Decision	222
225 Bush Mortgage Loan	215
225 Bush Mortgaged Property	215
225 Bush Non-Controlling Note A Holder	221
225 Bush Non-Lead Securitization	222
225 Bush Non-VRR Percentage	330
225 Bush Note A Holders	215
225 Bush Note A Percentage Interest	218
225 Bush Note A Rate	218
225 Bush Note A Relative Spread	218
225 Bush Note A Subordinate Class Representative	221
225 Bush Note A-1	215
225 Bush Note A-1 Holder	218
225 Bush Note A-2	215
225 Bush Note A-2 Holder	218
225 Bush Note A-3	215
225 Bush Note A-3 Holder	219
225 Bush Note A-4	215
225 Bush Note A-4 Holder	219
225 Bush Note A-5	215
225 Bush Note A-5 Holder	219
225 Bush Note A-6	215
225 Bush Note A-6 Holder	219
225 Bush Noteholders	215
225 Bush Purchase Notice	222
225 Bush Realized Loss	329
225 Bush Senior Mortgage Loan	215
225 Bush Senior Notes	215
225 Bush Sequential Pay Event	219
225 Bush Trust Subordinate Companion Loan	215
225 Bush VRR Percentage	330
225 Bush VRR Realized Loss	329
225 Bush Whole Loan	215
225 Bush Workout	216
225B Risk Retention Consultation Party	334
3
30/360 Basis	374

4
401(c) Regulations	511
A
AB Modified Loan	386
AB Whole Loan	202
Accelerated Mezzanine Loan Lender	334
Acceptable Insurance Default	390
Acting General Counsel’s Letter	135
Actual/360 Basis	187, 364
Actual/360 Loans	364
ADA	475
Additional Exclusions	390
Administrative Cost Rate	316
ADR	140
Advances	359
Affirmative Asset Review Vote	429
Aggregate Principal Distribution Amount	317
Annual Debt Service	140
Anticipated Repayment Date	187
Appraisal Reduction Amount	383
Appraisal Reduction Event	382
Appraised Value	141
Appraised-Out Class	388
Approved Exchange	19
ARD Loan	187
ASR Consultation Process	403
Assessment of Compliance Report	456
Asset Representations Reviewer Asset Review Fee	381
Asset Representations Reviewer Cap	381
Asset Representations Reviewer Fee	381
Asset Representations Reviewer Fee Rate	381
Asset Representations Reviewer Termination Event	433
Asset Review	430
Asset Review Notice	429
Asset Review Quorum	429
Asset Review Report	431
Asset Review Report Summary	431
Asset Review Standard	430
Asset Review Trigger	427
Asset Review Vote Election	428
Asset Status Report	400
Assumed Certificate Coupon	298
Assumed Final Distribution Date	325
Assumed Scheduled Payment	318
Attestation Report	456
B
Balloon Balance	141
Bankruptcy Code	467
Barneys Parcel	193
Base Interest Fraction	324
Borrower Party	334
Borrower Party Affiliate	334
Breach Notice	350
BSCMI	257
C
C(WUMP)O	18
CERCLA	473
Certificate Administrator/Trustee Fee	380
Certificate Administrator/Trustee Fee Rate	380
Certificate Balance	307
Certificate Owners	343
Certificateholder	335
Certificateholder Quorum	436
Certificateholder Repurchase Request	445
Certifying Certificateholder	345
CGMRC	265
Class A Certificates	306
Class A-SB Planned Principal Balance	319
Class X Certificates	306
Clearstream	342
Clearstream Participants	344
Closing Date	140
CMBS	59, 273
CMBS B-Piece Securities	295
Code	492
Collateral Deficiency Amount	387
Collection Account	363
Collection Period	311
COMM Conduit/Fusion	274
COMM FL	274
Communication Request	345
Companion Distribution Account	363
Companion Holder	202
Companion Loan	138
Companion Loans	138
Compensating Interest Payment	326
Constant Prepayment Rate	482
Constraining Level	297
Consultation Termination Event	417
Control Appraisal Period	203
Control Eligible Certificates	411
Control Note	202
Control Termination Event	417
Controlling Class	411
Controlling Class Certificateholder	411
Controlling Holder	203
Controlling Note	203
Corrected Loan	400
CPR	482
CPY	482
CREC	163
Credit Risk Retention Rules	289
CREFC®	331
CREFC® Intellectual Property Royalty License Fee	382

CREFC® Intellectual Property Royalty License Fee Rate	382
CREFC® Investor Reporting Package	368
CREFC® Reports	331
CREFI	139, 264
CREFI Data File	266
CREFI Mortgage Loans	264
CREFI Securitization Database	265
CREFI VRR Interest Portion	289
Cross-Over Date	315
Cumulative Appraisal Reduction Amount	386, 387
Cure/Contest Period	431
Cut-off Date	138
Cut-off Date Balance	141
D
DBNY	273
DBNY VRR Interest Portion	289
DBRI	273
Defaulted Loan	406
Defeasance Deposit	190
Defeasance Loans	189
Defeasance Lock-Out Period	190
Defeasance Option	190
Definitive Certificate	342
DELEGATED DIRECTIVE	16
Delinquent Loan	428
Depositaries	342
Determination Date	308
Deutsche Bank	273
Diligence File	348
Directing Certificateholder	409
Directing Certificateholder Asset Status Report Approval Process	402
Disclosable Special Servicer Fees	380
Discount Rate	324
Discount Yield	297
Dispute Resolution Consultation	448
Dispute Resolution Cut-off Date	448
Distribution Accounts	363
Distribution Date	308
Distribution Date Statement	331
DMARC	274
Dodd Frank Act	117
DOJ	273
DOL	509
DSCR/DY Trigger	414
DST	197
DTC	342
DTC Participants	342
DTC Rules	343
Due Date	186, 311
Due Diligence Questionnaire	266
E
EDGAR	507
EEA	15
Effective Gross Income	144
Eligible Asset Representations Reviewer	432
Eligible Operating Advisor	423
Enforcing Party	446
Enforcing Servicer	445
ERISA	508
ERISA Plan	511
ESA	162, 261, 278, 15
Escrow/Reserve Mitigating Circumstances	263, 280
EU Institutional Investors	119
EU Risk Retention Due Diligence Requirements	119
EU Securitization Regulation	119
Euroclear	342
Euroclear Operator	344
Euroclear Participants	344
Exception Schedule	304
Excess Interest	308
Excess Interest Distribution Account	363
Excess Modification Fee Amount	375
Excess Modification Fees	374
Excess Prepayment Interest Shortfall	327
Exchange Act	256
Excluded Controlling Class Holder	338
Excluded Controlling Class Loan	334
Excluded Information	334
Excluded Loan	334
Excluded Special Servicer	436
Excluded Special Servicer Loan	436
Exemption	509
Exemption Rating Agency	509
F
FATCA	503
FDIA	134
FDIC	134
Fee Restricted Specially Serviced Loan	378
FIEL	19
Final Asset Status Report	402
Final Dispute Resolution Election Notice	448
Final Major Decision Reporting Package	416
Final Material Asset Status Report	402
Financial Promotion Order	17
FIRREA	135, 167, 261, 277
Fitch	455
FPO Persons	17
FSMA	16, 507
G
GAAP	15
GACC	139, 273

GACC Data Tape	275
GACC Deal Team	275
GACC Mortgage Loans	275
Gain-on-Sale Reserve Account	364
Garn Act	474
GLA	142
Grand Canal Note A Rate	241
Grand Canal Note B Rate	241
Grand Canal Shoppes Co-Lender Agreement	241
Grand Canal Shoppes Control Appraisal Period	245
Grand Canal Shoppes Defaulted Mortgage Loan Purchase Price	249
Grand Canal Shoppes Directing Holder	244
Grand Canal Shoppes Loan Combination Rate	245
Grand Canal Shoppes Major Decisions	247
Grand Canal Shoppes Mortgage Loan	241
Grand Canal Shoppes Net Note A Rate	244
Grand Canal Shoppes Net Note B Rate	244
Grand Canal Shoppes Note A Relative Spread	244
Grand Canal Shoppes Note B Relative Spread	245
Grand Canal Shoppes Noteholder Purchase Notice	249
Grand Canal Shoppes Notes	241
Grand Canal Shoppes Pari Passu Companion Loans	241
Grand Canal Shoppes Recovered Costs	250
Grand Canal Shoppes Senior Notes	241
Grand Canal Shoppes Sequential Pay Event	243
Grand Canal Shoppes Subordinate Companion Loan	241
Grand Canal Shoppes Threshold Event Collateral	246
Grand Canal Shoppes Threshold Event Cure	246
Grand Canal Shoppes Whole Loan	241
Grantor Trust	56, 492
H
Hard Lockbox	142
Hempstead IDA	184
Hempstead IDA Leaseback	184
HRR certificates	33
HRR Certificates	289
HSTP Act	69
I
Imminent Default Fee Restricted Period	378
Imminent Default Liquidation Fee Restricted Period	379
Imminent Default Workout Fee Restricted Period	378
Indirect Participants	342
Initial Delivery Date	400
Initial Pool Balance	138
Initial Rate	187
Initial Requesting Certificateholder	445
In-Place Cash Management	142
Institutional Investor	19
Insurance and Condemnation Proceeds	363
Intercreditor Agreement	202
Interest Accrual Amount	317
Interest Accrual Period	317
Interest Distribution Amount	317
Interest Reserve Account	364
Interest Shortfall	317
Interested Person	408
Interest-Only Certificates	294
Interest-Only Expected Price	301
Interpolated Yield	296, 300
Investment Company Act of 1940	1
Investor Certification	334
Investor Q&A Forum	339
J
Japanese Affected Investors	120
Japanese Retention Requirement	20, 120
JFSA	20, 120
JPMCB	139, 256
JPMCB Data Tape	258
JPMCB Deal Team	258
JPMCB Mortgage Loans	258
JPMCB VRR Interest Portion	288
JPMCB’s Qualification Criteria	259
JPMCC 2019-OSB Servicer	251
JPMCC 2019-OSB Special Servicer	251
JPMCC 2019-OSB TSA	203
JRR Rule	20, 120
K
KBRA	455
KKR Aggregator	295
L
Liquidation Fee	376
Liquidation Fee Rate	376
Liquidation Proceeds	363
Loan Per Unit	142
Loan-Specific Certificateholder	335
loan-specific certificates	3, 33
Loan-Specific Certificates	138, 306
Loan-Specific Directing Holder	410
Loss of Value Payment	352
Lower-Tier Regular Interests	492
Lower-Tier REMIC	56
Lower-Tier REMIC Distribution Account	363
Lower-Tier REMICs	492
LTV Ratio	141

M
MAI	353
Major Decision	412
Major Decision Reporting Package	412
MAS	18
Master Servicer Decision	392
Master Servicer Proposed Course of Action Notice	446
Master Servicer Remittance Date	358
Material Defect	350
Midland	285
MiFID II	506
MIFID II	15
MLPA	346
MOA	290
Modeling Assumptions	482
Modification Fees	374
Mortgage	139
Mortgage File	346
Mortgage Loan Seller	264
Mortgage Loans	138
Mortgage Note	139
Mortgage Pool	138
Mortgage Rate	317
Mortgaged Property	139
mortgages	462
N
Net Mortgage Rate	316
Net Note Rate	253
Net Operating Income	142
NFIP	87
NOI Date	142
Non-Control Note	203
Non-Controlling Holder	203, 211
non-offered loan-specific certificates	33
non-offered pooled certificates	33
Nonrecoverable Advance	360
Non-Serviced Certificate Administrator	203
Non-Serviced Companion Loan	203
Non-Serviced Directing Certificateholder	203
Non-Serviced Intercreditor Agreement	203
Non-Serviced Master Servicer	203
Non-Serviced Mortgage Loan	203
Non-Serviced Operating Advisor	203
Non-Serviced Pari Passu Companion Loan	204
Non-Serviced Pari Passu Whole Loan	204
Non-Serviced PSA	204
Non-Serviced Securitization Trust	204
Non-Serviced Special Servicer	204
Non-Serviced Trustee	204
Non-Serviced Whole Loan	204
Non-U.S. Person	503
non-VRR certificates	33
Non-VRR Certificates	306
Non-VRR Percentage	292
Note Principal Balance	253
Notional Amount	308
NRA	142
NRSRO	332, 512
NRSRO Certification	336
O
Occupancy	142
Occupancy Date	142
offered certificates	33
Offered Certificates	306
OID Regulations	495
OLA	135
Operating Advisor	303
Operating Advisor Consultation Event	417
Operating Advisor Consulting Fee	380
Operating Advisor Expenses	381
Operating Advisor Fee	380
Operating Advisor Fee Rate	380
Operating Advisor Standard	421
Operating Advisor Termination Event	425
Operating Statements	145
Osborn Triangle Co-Lender Agreement	251
Osborn Triangle Companion Loans	251
Osborn Triangle Directing Certificateholder	253
Osborn Triangle Individual Property	191, 24
Osborn Triangle Major Decision	253
Osborn Triangle Pari Passu Companion Loans	251
Osborn Triangle Senior Loans	251
Osborn Triangle Subordinate Companion Loan	251
Osborn Triangle Subordinate Companion Loan Holder	251
Osborn Triangle Whole Loan	250
P
P&I Advance	358
PAR	261, 278
Par Purchase Price	406
Pari Passu Companion Loan	138
Pari Passu Companion Loans	138
Participants	342
Parties in Interest	508
Pass-Through Rate	315
Patriot Act	476
PCIS Persons	17
PCR	272
Pentalpha Surveillance	288
Percentage Interest	245, 308
Periodic Payments	309
Permitted Investments	309, 365
Permitted Special Servicer/Affiliate Fees	380
PILOT Payments	184
PIPs	83, 166

Plans	508
Pooled Aggregate Available Funds	309
Pooled Available Funds	311
Pooled Certificate Realized Loss	328
Pooled Certificateholder	335
pooled certificates	33
Pooled Certificates	306
Pooled Principal Balance Certificates	306
Pooled Regular Certificates	306
Pooled Voting Rights	341
Pooled VRR Realized Loss	291
Pooled VRR Realized Loss Interest Distribution Amount	292
PRC	17
Preliminary Dispute Resolution Election Notice	447
Prepayment Assumption	496
Prepayment Interest Excess	326
Prepayment Interest Shortfall	326
PRIIPS REGULATION	16
Prime Rate	363
Principal Balance Certificates	306
Principal Distribution Amount	318
Principal Shortfall	318
Privileged Information	424
Privileged Information Exception	424
Privileged Person	333
Pro Rata and Pari Passu Basis	245
Professional Investors	18
Prohibited Prepayment	326
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	447
Proposed Course of Action Notice	446
PSA	306
PSA Party Repurchase Request	446
PTCE	511
Purchase Price	352
Q
Qualified Replacement Special Servicer	437
Qualified Substitute Mortgage Loan	352
Qualifying CRE Loan Percentage	290
R
RAC No-Response Scenario	454
Rated Final Distribution Date	325
Rating Agencies	455
Rating Agency Confirmation	455
REA	71
Realized Losses	330
REC	162
Record Date	308
Refinancing/P&S Document	379
Registration Statement	507
Regular Certificates	306
Regular Interestholder	495
Regular Interests	492
Regulation AB	457
Reimbursement Rate	363
Related Proceeds	361
Release Date	190
Relevant Persons	17
Relief Act	475
REMIC	492
REMIC Regulations	492
REO Account	365
REO Loan	320
REO Property	400
Repurchase Request	446
Requesting Certificateholder	448
Requesting Holders	388
Requesting Investor	345
Requesting Party	454
Required Risk Retention Percentage	290
Requirements	476
Residual Certificates	306
Resolution Failure	446
Resolved	446
Restricted Group	509
Restricted Party	424
Retail Component	194
Retaining Parties	290
Retaining Sponsor	288
Review Materials	429
Revised Rate	187, 317
RevPAR	142
Risk Retention Affiliate	424
Risk Retention Affiliated	424
Risk Retention Consultation Party	333
RMBS	284
Rooms	146
Routine Disbursements	393
Rule 15Ga-1	264
Rule 17g-5	336
S
S&P	455
Scheduled Certificate Interest Payments	299
Scheduled Certificate Principal Payments	294
Scheduled Principal Distribution Amount	318
SEC	256
Securities Act	456
Securitization Accounts	365
Senior Certificates	306
Serviced AB Mortgage Loan	204
Serviced AB Whole Loan	204
Serviced Mortgage Loan	204
Serviced Pari Passu Companion Loan	204
Serviced Pari Passu Mortgage Loan	205
Serviced Pari Passu Whole Loan	205
Serviced Subordinate Companion Loan	205

Serviced Whole Loan	205
Servicer Termination Event	439
Servicing Advances	359
Servicing Fee	372
Servicing Fee Rate	372
Servicing Shift Mortgage Loan	205
Servicing Shift PSA	205
Servicing Shift Securitization Date	205
Servicing Shift Whole Loan	205
Servicing Standard	357
Servicing Transfer Event	398
SF	143
SFA	18
SFO	18
Similar Law	508
SMMEA	512
Soft Lockbox	143
Special Servicing Fee	375
Special Servicing Fee Rate	375
Specially Serviced Loans	398
Sponsor	264
Springing Cash Management	143
Springing Lockbox	143
Sq. Ft.	143
Square Feet	143
Startup Day	493
Stated Principal Balance	319
static pool data	92
Structured Product	18
Subject Loans	381
Subordinate Certificates	305
Subordinate Companion Loan	138, 205
Subordinate Companion Loans	138
Subsequent Asset Status Report	400
Sub-Servicing Agreement	357
Swap-Priced Expected Price	299
Swap-Priced Principal Balance Certificates	294
T
T-12	143
Target Price	298
Tax Cuts and Jobs Act	495
Term to Maturity	143
Terms and Conditions	344
Tests	430
The Essex A Note Holders	223
The Essex A Notes	223
The Essex B Note Holders	223
The Essex B Notes	223
The Essex Companion Loans	224
The Essex Control Appraisal Period	229
The Essex Controlling Noteholder	229
The Essex Intercreditor Agreement	224
The Essex Major Decision	229
The Essex Mortgage Loan	224
The Essex Non-Controlling Noteholders	231
The Essex Noteholders	224
The Essex Notes	223
The Essex Pari Passu Companion Loans	224
The Essex Percentage Interest	227
The Essex Relative Spread	227
The Essex Senior Mortgage Loan	223
The Essex Sequential Pay Event	227
The Essex Subordinate Companion Loan	223
The Essex Threshold Event Collateral	229
The Essex Whole Loan	223
Third Party Purchaser	115, 294
Third-Party Purchaser	289
Title V	475
TMPs	502
TRIPRA	88, 10
Trust Directing Holder	409
Trust REMIC	56
Trust REMICs	492
Trust Subordinate Companion Loan	138
Trust Subordinate Companion Loan Holder	216
Trust Subordinate Companion Loan Percentage Interest	219
Trust Subordinate Companion Loan Rate	219
Trust Subordinate Companion Loan Relative Spread	219
Trust Subordinate Companion Loan REMIC	56, 492
Trust Subordinate Companion Loan REMIC Distribution Account	363, 364
Trust Subordinate Companion Loan REMIC Regular Interests	492
TTM	143
U
U.S. Person	503
UCC	463
Underwriter Entities	107
Underwriting Agreement	505
Underwritten Expenses	143
Underwritten NCF Debt Yield	144
Underwritten Net Cash Flow	143
Underwritten Net Cash Flow Debt Service Coverage Ratio	143
Underwritten Net Operating Income Debt Service Coverage Ratio	144
Underwritten NOI	144
Underwritten Revenues	145
Units	146
Unscheduled Principal Distribution Amount	318
Unsolicited Information	430
Upper-Tier REMIC	56, 492
Upper-Tier REMIC Distribution Account	363
UW Expenses	143
UW NCF	143
UW NCF Debt Yield	144
UW NCF DSCR	143

UW NOI	144
UW NOI Debt Yield	146
UW NOI DSCR	144
UW NOI DY	146
V
Voting Rights	341
VRR Allocation Percentage	292
VRR Available Funds	290
VRR Certificate Gain-on-Sale Remittance Amount	290
VRR Interest	289
VRR Interest Distribution Amount	292
VRR Percentage	292
VRR Principal Distribution Amount	292
VRR REMIC Regular Interests	492
VRR-A Risk Retention Consultation Party	333
VRR-B Risk Retention Consultation Party	333
VRR-C Risk Retention Consultation Party	334
W
WAC Rate	316
Weighted Average Mortgage Rate	146
Wells Fargo Bank	283
Whole Loan	138
Withheld Amounts	364
Workout Fee	375
Workout Fee Rate	375
Workout-Delayed Reimbursement Amount	362
Y
Yield Maintenance Charge	324
Yield-Priced Expected Price	301
Yield-Priced Principal Balance Certificates	294
YM Group A	324
YM Group B	324
YM Group D	324
YM Groups	324

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ANNEX A-1

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ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy	Appraised
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype	Year Built	Renovated	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)
1	CREFI	Watergate Office Building	2600 Virginia Avenue Northwest	Washington	DC	20037	District of Columbia	1	Office	CBD	1967	2012-2018	215,200	Square Feet	87.3%	08/06/19	105,000,000
2	GACC	225 Bush	225 Bush Street	San Francisco	CA	94104	San Francisco	1	Office	CBD	1922, 1955	2010-2013	579,987	Square Feet	97.8%	09/30/19	589,000,000
3	JPMCB	Innovation Park	7201, 7207, 7345, 7349, 8001, 8105, 8201, 8203, 8209, 8335, 8405, 8501 & 8505 IBM Drive	Charlotte	NC	28262	Mecklenburg	1	Office	Suburban	1979-2013	2011	1,854,729	Square Feet	96.1%	08/05/19	264,900,000
4	JPMCB	The Essex	125 Delancey Street	New York	NY	10002	New York	1	Mixed Use	Multifamily/Retail	2019		195	Units	100.0%	09/10/19	293,000,000
5	GACC	180 Water	180 Water Street	New York	NY	10038	New York	1	Multifamily	High-Rise	1971	2017	573	Units	97.0%	10/17/19	451,500,000
6	CREFI	Harvey Building Products	Various	Various	Various	Various	Various	30	Various	Various	Various	Various	2,046,119	Square Feet	100.0%	11/06/19	230,600,000
6.01	CREFI	Londonderry / Manufacturing	30 Jack’s Bridge Road	Londonderry	NH	03053	Rockingham	1	Industrial	Manufacturing	2007		376,294	Square Feet	100.0%	11/06/19	41,200,000
6.02	CREFI	Dartmouth / Manufacturing	7 Ledgewood Boulevard	North Dartmouth	MA	02747	Bristol	1	Industrial	Manufacturing	1999		235,239	Square Feet	100.0%	11/06/19	24,000,000
6.03	CREFI	Waltham Corporate	1400 Main Street	Waltham	MA	02451	Middlesex	1	Office	Suburban	2000		54,400	Square Feet	100.0%	11/06/19	20,900,000
6.04	CREFI	Woburn	27-33 Commonwealth Avenue	Woburn	MA	01801	Middlesex	1	Industrial	Warehouse/Distribution	1989		76,054	Square Feet	100.0%	11/06/19	13,900,000
6.05	CREFI	Nashua	90 Northeastern Boulevard	Nashua	NH	03062	Hillsborough	1	Industrial	Warehouse/Distribution	2006		111,594	Square Feet	100.0%	11/06/19	9,800,000
6.06	CREFI	Woburn CPD	35 Commonwealth Avenue	Woburn	MA	01801	Middlesex	1	Industrial	Warehouse/Distribution	1989		59,800	Square Feet	100.0%	11/06/19	9,200,000
6.07	CREFI	(West) Bridgewater	10 Turnpike Street	West Bridgewater	MA	02379	Plymouth	1	Industrial	Warehouse	2005		81,776	Square Feet	100.0%	11/06/19	8,600,000
6.08	CREFI	Manchester, NH	344 East Industrial Park Drive	Manchester	NH	03109	Hillsborough	1	Industrial	Warehouse/Distribution	2003		81,747	Square Feet	100.0%	11/06/19	7,700,000
6.09	CREFI	Norwalk 256	256-258 Martin Luther King Drive	Norwalk	CT	06854	Fairfield	1	Industrial	Warehouse/Distribution	1972		40,232	Square Feet	100.0%	11/06/19	6,900,000
6.10	CREFI	New London	1096 Hartford Turnpike	Waterford	CT	06385	New London	1	Industrial	Warehouse/Distribution	2008		70,642	Square Feet	100.0%	11/06/19	6,750,000
6.11	CREFI	East Haven	221 Commerce Street	East Haven	CT	06512	New Haven	1	Industrial	Warehouse/Distribution	2005		70,089	Square Feet	100.0%	11/06/19	6,500,000
6.12	CREFI	Lincoln	21 Wellington Road	Lincoln	RI	02865	Providence	1	Industrial	Warehouse/Distribution	2003		80,240	Square Feet	100.0%	11/06/19	6,400,000
6.13	CREFI	Bethlehem	2000 City Line Road	Bethlehem	PA	18017	Lehigh	1	Industrial	Warehouse/Distribution	1973	2005	71,091	Square Feet	100.0%	11/06/19	6,000,000
6.14	CREFI	Salem	4 Raymond Avenue	Salem	NH	03079	Rockingham	1	Industrial	Warehouse/Distribution	2001		58,286	Square Feet	100.0%	11/06/19	5,800,000
6.15	CREFI	Norwalk 260	260 Martin Luther King Drive	Norwalk	CT	06854	Fairfield	1	Industrial	Warehouse/Distribution	1974		30,000	Square Feet	100.0%	11/06/19	5,900,000
6.16	CREFI	Berlin	272 Woodlawn Road	Berlin	CT	06037	Hartford	1	Industrial	Warehouse/Distribution	1994		43,796	Square Feet	100.0%	11/06/19	5,400,000
6.17	CREFI	Dartmouth	965 Reed Road	Dartmouth	MA	02747	Bristol	1	Industrial	Warehouse	1974	2004	63,117	Square Feet	100.0%	11/06/19	5,400,000
6.18	CREFI	Manchester, CT	730 Parker Street	Manchester	CT	06042	Hartford	1	Industrial	Warehouse/Distribution	1996		49,175	Square Feet	100.0%	11/06/19	4,300,000
6.19	CREFI	Portland	401 Riverside Street	Portland	ME	04103	Cumberland	1	Industrial	Warehouse/Distribution	1976	2003	48,145	Square Feet	100.0%	11/06/19	4,100,000
6.20	CREFI	Braintree	320 Wood Road	Braintree	MA	02184	Norfolk	1	Industrial	Warehouse/Distribution	1986		32,531	Square Feet	100.0%	11/06/19	4,000,000
6.21	CREFI	Warwick	45 Lori Ann Way	Warwick	RI	02886	Kent	1	Industrial	Warehouse/Distribution	1997		43,899	Square Feet	100.0%	11/06/19	3,800,000
6.22	CREFI	Fitchburg	133 Benson Street	Fitchburg	MA	01420	Worcester	1	Industrial	Warehouse	1983		39,433	Square Feet	100.0%	11/06/19	3,400,000
6.23	CREFI	Auburn	300 Washington Street	Auburn	MA	01501	Worcester	1	Industrial	Warehouse/Distribution	1983	2006	37,132	Square Feet	100.0%	11/06/19	3,300,000
6.24	CREFI	Berlin CPD	230 Woodlawn Road	Berlin	CT	06037	Hartford	1	Industrial	Warehouse/Distribution	1977		28,163	Square Feet	100.0%	11/06/19	3,150,000
6.25	CREFI	Southampton	99 Buck Road	Huntingdon Valley	PA	19006	Bucks	1	Industrial	Warehouse/Distribution	1971	2009	36,421	Square Feet	100.0%	11/06/19	2,600,000
6.26	CREFI	Portsmouth	240 West Road	Portsmouth	NH	03801	Rockingham	1	Industrial	Warehouse/Distribution	1985	1999	31,470	Square Feet	100.0%	11/06/19	3,000,000
6.27	CREFI	Wilkes-Barre	936 Rutter Avenue	Forty Fort	PA	18704	Luzerne	1	Industrial	Warehouse/Distribution	1950	1999	32,200	Square Feet	100.0%	11/06/19	2,400,000
6.28	CREFI	Hyannis	186 Breeds Hill Road	Hyannis	MA	02601	Barnstable	1	Industrial	Warehouse	1986	2002	24,070	Square Feet	100.0%	11/06/19	2,300,000
6.29	CREFI	Springfield	175 Carando Drive	Springfield	MA	01104	Hampden	1	Industrial	Warehouse	1989		25,347	Square Feet	100.0%	11/06/19	2,300,000
6.30	CREFI	White River Junction	1354 North Hartland Road	White River Junction	VT	05001	Windsor	1	Industrial	Warehouse/Distribution	1981	2001	13,736	Square Feet	100.0%	11/06/19	1,600,000
7	CREFI	Legends at Village West	1843 Village West Parkway	Kansas City	KS	66111	Wyandotte	1	Retail	Anchored	2005	2019	702,750	Square Feet	92.1%	09/15/19	225,000,000
8	GACC	80 on the Commons	80 East Rich Street	Columbus	OH	43215	Franklin	1	Mixed Use	Office/Multifamily	2018		296,190	Square Feet	95.1%	09/19/19	73,500,000
9	JPMCB	Osborn Triangle	Various	Cambridge	MA	02139	Middlesex	3	Mixed Use	Office/Laboratory	Various	Various	676,947	Square Feet	100.0%	Various	1,158,000,000
9.01	JPMCB	610 Main Street North	610 Main Street	Cambridge	MA	02139	Middlesex	1	Mixed Use	Office/Laboratory	2016		278,738	Square Feet	100.0%	05/01/19	462,000,000
9.02	JPMCB	1 Portland Street	1 Portland Street	Cambridge	MA	02139	Middlesex	1	Mixed Use	Office/Laboratory	2013		229,330	Square Feet	100.0%	11/01/19	416,000,000
9.03	JPMCB	700 Main Street	700 Main Street	Cambridge	MA	02139	Middlesex	1	Mixed Use	Office/Laboratory	Late 1800s	2002, 2012	168,879	Square Feet	100.0%	05/01/19	280,000,000
10	JPMCB	Tysons Tower	7900 Tysons One Place	McLean	VA	22102	Fairfax	1	Office	Suburban	2014		528,730	Square Feet	100.0%	08/30/19	365,000,000
11	JPMCB	900 & 990 Stewart Avenue	900 & 990 Stewart Avenue	Garden City	NY	11530	Nassau	1	Office	Suburban	1987, 1988	2014, 2018	461,820	Square Feet	88.6%	06/11/19	121,400,000
12	JPMCB	Hilton Cincinnati Netherland Plaza	35 West Fifth Street	Cincinnati	OH	45202	Hamilton	1	Hotel	Full Service	1931	1981, 2004, 2013	561	Rooms	74.8%	08/31/19	105,500,000
13	CREFI	Oro Valley Marketplace	12155 North Oracle Road	Oro Valley	AZ	85737	Pima	1	Retail	Anchored	2008		517,901	Square Feet	85.8%	07/01/19	53,200,000
14	JPMCB	Spectrum Brands Global Headquarters	3001 Deming Way	Middleton	WI	53562	Dane	1	Office	Suburban	2013	2017	252,122	Square Feet	100.0%	11/01/19	52,100,000
15	CREFI	Compass AGP Storage Portfolio	Various	Various	Various	Various	Various	6	Self Storage	Self Storage	Various	Various	406,680	Square Feet	80.6%	07/31/19	53,030,000
15.01	CREFI	Compass Self Storage Bloomfield	58 Locust Avenue	Bloomfield	NJ	07003	Essex	1	Self Storage	Self Storage	1960	2012	96,070	Square Feet	78.8%	07/31/19	21,580,000
15.02	CREFI	Compass Self Storage Smyrna	2350 Atlanta Road	Smyrna	GA	30080	Cobb	1	Self Storage	Self Storage	2002		60,605	Square Feet	75.8%	07/31/19	7,180,000
15.03	CREFI	Compass Self Storage Port Richey	4413 Madison Street	New Port Richey	FL	34652	Pasco	1	Self Storage	Self Storage	2007		66,355	Square Feet	80.3%	07/31/19	6,760,000
15.04	CREFI	Compass Self Storage Wendell	1401 Wendell Boulevard	Wendell	NC	27591	Wake	1	Self Storage	Self Storage	2004		59,575	Square Feet	85.1%	07/31/19	6,290,000
15.05	CREFI	Compass Self Storage Duluth	1800 Sullivan Drive	Duluth	GA	30096	Gwinnett	1	Self Storage	Self Storage	2000		62,970	Square Feet	81.0%	07/31/19	5,540,000
15.06	CREFI	Compass Self Storage Kennesaw	3885 Frey Road	Kennesaw	GA	30144	Cobb	1	Self Storage	Self Storage	1997	2016	61,105	Square Feet	83.8%	07/31/19	5,680,000
16	GACC	221 West 29th St	221 West 29th Street	New York	NY	10001	New York	1	Multifamily	High-Rise	2017		95	Units	95.8%	09/26/19	46,100,000
17	JPMCB	Jersey City Group 1	Various	Jersey City	NJ	Various	Hudson	10	Multifamily	Garden	Various	2017-2019	183	Units	97.8%	09/30/19	40,800,000
17.01	JPMCB	92 & 96 Highland Avenue	92 & 96 Highland Avenue	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1901	2017-2019	38	Units	97.4%	09/30/19	8,300,000
17.02	JPMCB	58 Van Reypen Street	58 Van Reypen Street	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1917	2017-2019	26	Units	100.0%	09/30/19	5,100,000
17.03	JPMCB	67 Stuyvesant Avenue	67 Stuyvesant Avenue	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1925	2017-2019	25	Units	96.0%	09/30/19	5,000,000
17.04	JPMCB	2729 John F. Kennedy Boulevard	2729 John F. Kennedy Boulevard	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	21	Units	100.0%	09/30/19	5,000,000
17.05	JPMCB	1 Britton Street	1 Britton Street	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	18	Units	100.0%	09/30/19	4,700,000
17.06	JPMCB	46 Vroom Street	46 Vroom Street	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1924	2017-2019	20	Units	95.0%	09/30/19	4,000,000
17.07	JPMCB	6 Tonnele Avenue	6 Tonnele Avenue	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	13	Units	92.3%	09/30/19	3,200,000
17.08	JPMCB	114 Stuyvesant Avenue	114 Stuyvesant Avenue	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	8	Units	100.0%	09/30/19	2,000,000
17.09	JPMCB	64 Newkirk Street	64 Newkirk Street	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	8	Units	100.0%	09/30/19	1,900,000
17.10	JPMCB	153 Academy Street	153 Academy Street	Jersey City	NJ	07302	Hudson	1	Multifamily	Garden	1900	2017-2019	6	Units	100.0%	09/30/19	1,600,000
18	JPMCB	Jersey City Group 3	Various	Jersey City	NJ	Various	Hudson	9	Multifamily	Garden	Various	2017-2019	185	Units	96.8%	09/30/19	39,600,000
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard	3143 & 3149 John F. Kennedy Boulevard	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	34	Units	100.0%	09/30/19	7,400,000
18.02	JPMCB	169 Manhattan Avenue	169 Manhattan Avenue	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1925	2017-2019	33	Units	100.0%	09/30/19	6,500,000
18.03	JPMCB	78 Congress Street	78 Congress Street	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1900	2017-2019	25	Units	96.0%	09/30/19	6,000,000
18.04	JPMCB	516, 518 & 520 Central Avenue	516, 518 & 520 Central Avenue	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1880	2017-2019	24	Units	87.5%	09/30/19	5,800,000
18.05	JPMCB	3719 John F. Kennedy Boulevard	3719 John F. Kennedy Boulevard	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1920	2017-2019	18	Units	100.0%	09/30/19	3,400,000
18.06	JPMCB	393 Central Avenue	393 Central Avenue	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1915	2017-2019	12	Units	91.7%	09/30/19	3,300,000
18.07	JPMCB	104 Booraem Avenue	104 Booraem Avenue	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1900	2017-2019	16	Units	100.0%	09/30/19	2,700,000
18.08	JPMCB	55 Graham Street	55 Graham Street	Jersey City	NJ	07307	Hudson	1	Multifamily	Garden	1880	2017-2019	12	Units	100.0%	09/30/19	2,500,000
18.09	JPMCB	95 Beacon Avenue	95 Beacon Avenue	Jersey City	NJ	07306	Hudson	1	Multifamily	Garden	1900	2017-2019	11	Units	90.9%	09/30/19	2,000,000
19	JPMCB	Grand Canal Shoppes	3377 Las Vegas Boulevard South	Las Vegas	NV	89109	Clark	1	Retail	Specialty Retail	1999	2007	759,891	Square Feet	94.0%	05/31/19	1,640,000,000
20	JPMCB	230 Park Avenue South	230 Park Avenue South	New York	NY	10003	New York	1	Office	CBD	1895	2019	373,693	Square Feet	100.0%	09/01/19	490,000,000
21	JPMCB	Villas on Nueces	2203 Nueces Street	Austin	TX	78705	Travis	1	Multifamily	Student Housing	2019		102	Units	100.0%	10/18/19	56,900,000
22	GACC	Glendale Portfolio	Various	Glendale	CA	Various	Los Angeles	2	Multifamily	Garden	Various	2018	104	Units	96.2%	09/25/19	44,810,000
22.01	GACC	Windsor Villas	1377 East Windsor Road	Glendale	CA	91205	Los Angeles	1	Multifamily	Garden	1972	2018	62	Units	100.0%	09/25/19	24,470,000
22.02	GACC	720 Louise	720 North Louise Street	Glendale	CA	91206	Los Angeles	1	Multifamily	Garden	1970	2018	42	Units	90.5%	09/25/19	20,340,000
23	JPMCB	8 West Centre	3505 West Sam Houston Parkway North	Houston	TX	77043	Harris	1	Office	Suburban	2013		227,045	Square Feet	100.0%	07/31/19	70,000,000
24	CREFI	Florham Park Corporate Center	25 Vreeland Road	Florham Park	NJ	07932	Morris	1	Office	Suburban	1983	2009	231,061	Square Feet	93.0%	09/01/19	37,200,000
25	GACC	Sparks Galleria	4711-4760 Galleria Parkway and 151-255 Disc Drive	Sparks	NV	89436	Washoe	1	Retail	Anchored	2005-2009		210,429	Square Feet	88.6%	10/01/19	36,640,000
26	CREFI	530 Midwood	550 Kingston Avenue and 528 Midwood Street	Brooklyn	NY	11203, 11225	Kings	1	Multifamily	Mid-Rise	2016		48	Units	97.9%	07/18/19	33,500,000
27	JPMCB	The Rockland	1301 West 24th Street	Lawrence	KS	66046	Douglas	1	Multifamily	Student Housing	1986	2016-2019	647	Units	93.7%	10/17/19	31,700,000
28	JPMCB	Sunset North	3120, 3150 & 3180 139th Avenue Southeast	Bellevue	WA	98005	King	1	Office	Suburban	1999, 2000	2016-2019	464,061	Square Feet	98.8%	09/30/19	227,100,000
29	JPMCB	600 & 620 National Avenue	600 & 620 National Avenue	Mountain View	CA	94043	Santa Clara	1	Office	Suburban	2017		151,064	Square Feet	100.0%	11/11/19	197,000,000
30	JPMCB	City Hyde Park	5105 South Harper Avenue	Chicago	IL	60615	Cook	1	Mixed Use	Multifamily/Retail	2015		180	Units	96.7%	06/03/19	151,800,000
31	CREFI	Keystone Plaza	13503-13715 Biscayne Boulevard	North Miami Beach	FL	33181	Miami-Dade	1	Retail	Unanchored	2002		61,616	Square Feet	94.5%	09/30/19	28,600,000
32	JPMCB	The Shoppes at Southside	9930-9990 Southside Boulevard	Jacksonville	FL	32256	Duval	1	Retail	Anchored	2004		109,113	Square Feet	100.0%	09/13/19	23,400,000
33	CREFI	Caughlin Ranch	4788 Caughlin Parkway	Reno	NV	89519	Washoe	1	Retail	Anchored	1991, 1992, 2002	2002	113,376	Square Feet	92.9%	09/10/19	24,350,000
34	GACC	SE Michigan Multifamily Portfolio	Various	Various	MI	Various	Various	5	Multifamily	Garden	Various		829	Units	94.3%	07/31/19	25,660,000
34.01	GACC	Anthos Garden	5043 East Outer Drive	Detroit	MI	48234	Wayne	1	Multifamily	Garden	1966		335	Units	91.3%	07/31/19	7,520,000
34.02	GACC	Top of the Drive	12870 West Outer Drive	Detroit	MI	48223	Wayne	1	Multifamily	Garden	1968		174	Units	96.6%	07/31/19	7,130,000
34.03	GACC	Victoria Place	22325 West 8 Mile Road	Detroit	MI	48219	Wayne	1	Multifamily	Garden	1968		123	Units	95.9%	07/31/19	4,430,000
34.04	GACC	Park High	127 Gerald Street	Highland Park	MI	48203	Wayne	1	Multifamily	Garden	1965		96	Units	95.8%	07/31/19	3,350,000

A-1-1

ANNEX A-1

								Number of	Property	Property		Year		Unit of		Occupancy	Appraised
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type(2)	Subtype	Year Built	Renovated	Units(3)	Measure	Occupancy %(4)	Date	Value ($)(5)
34.05	GACC	Boulder Creek	5000 Boulder Drive	Burton	MI	48529	Genesee	1	Multifamily	Garden	1972		101	Units	97.0%	07/31/19	3,230,000
35	GACC	The Shops at Merchant’s Square	935 Bob Wallace Avenue Southwest	Huntsville	AL	35801	Madison	1	Retail	Shadow Anchored	2019		42,716	Square Feet	94.9%	10/16/19	18,100,000
36	CREFI	333 Cypress	333 Cypress Avenue	Bronx	NY	10454	Bronx	1	Multifamily	Mid-Rise	2017		41	Units	100.0%	10/04/19	19,400,000
37	CREFI	Arrow Business Park	9007-9087 Arrow Route	Rancho Cucamonga	CA	91730	San Bernardino	1	Industrial	Flex	1988-1989		138,080	Square Feet	92.7%	08/19/19	21,500,000
38	CREFI	3 Avenues Shopping Center	2001-2095 Indian River Boulevard	Vero Beach	FL	32960	Indian River	1	Mixed Use	Retail/Office	1999-2014		45,749	Square Feet	97.2%	09/17/19	21,500,000
39	JPMCB	Daniel - The Dinex Group	610 Park Avenue	New York	NY	10065	New York	1	Retail	Single Tenant	1925	1997	17,765	Square Feet	100.0%	11/01/19	19,800,000
40	CREFI	CubeSmart Self Storage - Pembroke Pines	8321 Pines Boulevard	Pembroke Pines	FL	33024	Broward	1	Self Storage	Self Storage	1990		74,625	Square Feet	91.6%	07/31/19	17,300,000
41	GACC	Pioneer Plaza	1805 Pioneer Parkway East	Springfield	OR	97477	Lane	1	Retail	Anchored	1990		96,027	Square Feet	93.4%	07/31/19	15,500,000
42	JPMCB	Bella Vista Phase II	4305 Ruben Torres Senior Boulevard	Brownsville	TX	78526	Cameron	1	Multifamily	Garden	2017		144	Units	91.7%	09/24/19	15,150,000
43	CREFI	Nobu DC	2525 M Street Northwest	Washington	DC	20037	District of Columbia	1	Retail	Single Tenant	2017		13,211	Square Feet	100.0%	11/06/19	17,000,000
44	JPMCB	Bay Pointe Apartments	811 Northwood Drive	Baytown	TX	77521	Harris	1	Multifamily	Garden	1976	2017	314	Units	94.6%	08/31/19	14,500,000
45	CREFI	652 Kent Avenue	652 Kent Avenue	Brooklyn	NY	11249	Kings	1	Industrial	Warehouse	1986		92,000	Square Feet	100.0%	11/01/19	20,600,000
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	Various	Various	Various	Various	Various	2	Hotel	Extended Stay	2008	Various	229	Rooms	91.7%	06/30/19	13,500,000
46.01	JPMCB	WoodSpring Suites Grand Rapids	2630 Van Ommen Drive	Holland	MI	49424	Ottawa	1	Hotel	Extended Stay	2008		105	Rooms	93.6%	06/30/19	8,200,000
46.02	JPMCB	WoodSpring Suites Tyler	3210 South Southwest Loop 323	Tyler	TX	75701	Smith	1	Hotel	Extended Stay	2008	2016	124	Rooms	90.0%	06/30/19	5,300,000
47	GACC	Oak Hills Mobile Home Park	5965 Harrisburg Georgesville Road	Grove City	OH	43123	Franklin	1	Manufactured Housing	Manufactured Housing	1981		249	Pads	94.4%	03/18/19	9,300,000
48	GACC	Studio Movie Grill Chicago	210 West 87th Street	Chicago	IL	60620	Cook	1	Retail	Freestanding	1997	2015-2016	65,186	Square Feet	100.0%	11/06/19	9,000,000
49	CREFI	532 East 142nd Street	532 East 142nd Street	Bronx	NY	10454	Bronx	1	Multifamily	Mid-Rise	2016		15	Units	93.3%	09/25/19	6,400,000
50	JPMCB	1713 Parkway	1713 FM 685	Pflugerville	TX	78660	Travis	1	Retail	Unanchored	2017		10,885	Square Feet	100.0%	08/01/19	5,800,000
51	CREFI	Best Storage - South	8520 Erin Street	Anchorage	AK	99507	Anchorage	1	Self Storage	Self Storage	2002		61,368	Square Feet	82.9%	09/03/19	7,800,000
52	CREFI	WAG Monck’s Corner, SC	395 North Highway 52	Moncks Corner	SC	29461	Berkeley	1	Retail	Freestanding	2006		14,820	Square Feet	100.0%	11/06/19	5,400,000
53	CREFI	CubeSmart Bryan TX	741 North Harvey Mitchell Parkway	Bryan	TX	77807	Brazos	1	Self Storage	Self Storage	1994		60,850	Square Feet	74.4%	09/07/19	4,450,000

A-1-2

ANNEX A-1

						Original		Current						Net
			Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO
Loan #	Seller(1)	Property Name	Date	LTV %(5)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)	Service ($)(11)	Note Date	Payment Date	Last IO Payment
1	CREFI	Watergate Office Building	08/29/19	69.5%	73,000,000	339	73,000,000	339	5.5%	No	No	3.73000	0.01058	3.71942	Actual/360	230,059.84	2,760,718.08	09/26/19	11/06/19
2	GACC	225 Bush	09/05/19	34.6%	60,000,000	351	60,000,000	351	4.5%	No	No	3.30300	0.01344	3.28956	Actual/360	167,443.75	2,009,325.00	10/11/19	12/06/19
3	JPMCB	Innovation Park	08/22/19	68.8%	60,000,000	98	60,000,000	98	4.5%	No	No	3.50500	0.00895	3.49605	Actual/360	177,684.03	2,132,208.36	10/18/19	12/01/19
4	JPMCB	The Essex	08/21/19	39.9%	56,900,000	600,000	56,900,000	600,000	4.3%	No	No	2.75900	0.01058	2.74842	Actual/360	132,639.56	1,591,674.72	10/25/19	12/01/19
5	GACC	180 Water	09/18/19	30.5%	50,000,000	239,965	50,000,000	239,965	3.8%	No	No	3.41038	0.00895	3.40143	Actual/360	144,072.64	1,728,871.68	10/18/19	12/06/19
6	CREFI	Harvey Building Products	Various	69.4%	50,000,000	78	50,000,000	78	3.8%	No	No	3.82000	0.01058	3.80942	Actual/360	233,548.31	2,802,579.72	10/21/19	12/06/19	11/06/24
6.01	CREFI	Londonderry / Manufacturing	09/26/19		9,656,250		9,656,250		0.7%
6.02	CREFI	Dartmouth / Manufacturing	09/25/19		5,625,000		5,625,000		0.4%
6.03	CREFI	Waltham Corporate	09/25/19		4,898,438		4,898,438		0.4%
6.04	CREFI	Woburn	09/25/19		2,796,875		2,796,875		0.2%
6.05	CREFI	Nashua	09/26/19		2,062,500		2,062,500		0.2%
6.06	CREFI	Woburn CPD	09/25/19		2,000,000		2,000,000		0.2%
6.07	CREFI	(West) Bridgewater	09/26/19		1,746,875		1,746,875		0.1%
6.08	CREFI	Manchester, NH	09/26/19		1,625,000		1,625,000		0.1%
6.09	CREFI	Norwalk 256	09/26/19		1,500,000		1,500,000		0.1%
6.10	CREFI	New London	09/26/19		1,406,250		1,406,250		0.1%
6.11	CREFI	East Haven	09/26/19		1,346,875		1,346,875		0.1%
6.12	CREFI	Lincoln	09/27/19		1,300,000		1,300,000		0.1%
6.13	CREFI	Bethlehem	09/18/19		1,218,750		1,218,750		0.1%
6.14	CREFI	Salem	09/26/19		1,218,750		1,218,750		0.1%
6.15	CREFI	Norwalk 260	09/26/19		1,198,438		1,198,438		0.1%
6.16	CREFI	Berlin	09/26/19		1,109,375		1,109,375		0.1%
6.17	CREFI	Dartmouth	09/25/19		1,096,875		1,096,875		0.1%
6.18	CREFI	Manchester, CT	09/26/19		873,438		873,438		0.1%
6.19	CREFI	Portland	09/26/19		843,750		843,750		0.1%
6.20	CREFI	Braintree	09/26/19		828,125		828,125		0.1%
6.21	CREFI	Warwick	09/27/19		771,875		771,875		0.1%
6.22	CREFI	Fitchburg	09/25/19		656,250		656,250		0.0%
6.23	CREFI	Auburn	09/25/19		643,750		643,750		0.0%
6.24	CREFI	Berlin CPD	09/26/19		640,625		640,625		0.0%
6.25	CREFI	Southampton	09/17/19		537,500		537,500		0.0%
6.26	CREFI	Portsmouth	09/26/19		625,000		625,000		0.0%
6.27	CREFI	Wilkes-Barre	09/18/19		500,000		500,000		0.0%
6.28	CREFI	Hyannis	09/25/19		484,375		484,375		0.0%
6.29	CREFI	Springfield	09/27/19		467,188		467,188		0.0%
6.30	CREFI	White River Junction	09/26/19		321,875		321,875		0.0%
7	CREFI	Legends at Village West	09/01/21	53.3%	50,000,000	171	50,000,000	171	3.8%	No	No	3.86000	0.02933	3.83067	Actual/360	234,689.75	2,816,277.00	10/22/19	12/06/19
8	GACC	80 on the Commons	09/16/19	64.4%	47,300,000	160	47,300,000	160	3.6%	No	No	2.95000	0.01058	2.93942	Actual/360	117,894.16	1,414,729.92	10/08/19	12/06/19
9	JPMCB	Osborn Triangle	04/11/19	37.1%	40,000,000	635	40,000,000	635	3.0%	No	No	3.79700	0.00895	3.78805	Actual/360	128,324.54	1,539,894.48	05/16/19	07/01/19
9.01	JPMCB	610 Main Street North	04/11/19		16,146,087		16,146,087		1.2%
9.02	JPMCB	1 Portland Street	04/11/19		14,260,870		14,260,870		1.1%
9.03	JPMCB	700 Main Street	04/11/19		9,593,043		9,593,043		0.7%
10	JPMCB	Tysons Tower	08/12/19	52.1%	40,000,000	359	40,000,000	359	3.0%	No	No	3.33000	0.01020	3.31980	Actual/360	112,541.67	1,350,500.04	09/12/19	11/11/19
11	JPMCB	900 & 990 Stewart Avenue	05/02/19	69.2%	39,000,000	182	39,000,000	182	2.9%	No	No	4.49000	0.00895	4.48105	Actual/360	147,951.74	1,775,420.88	07/25/19	09/01/19
12	JPMCB	Hilton Cincinnati Netherland Plaza	08/22/19	68.7%	35,500,000	129,234	35,500,000	129,234	2.7%	No	No	5.35000	0.01058	5.33942	Actual/360	198,236.86	2,378,842.32	10/02/19	12/01/19
13	CREFI	Oro Valley Marketplace	07/31/19	66.3%	35,250,000	68	35,250,000	68	2.7%	No	No	3.93000	0.01058	3.91942	Actual/360	166,869.46	2,002,433.52	09/19/19	11/06/19	10/06/22
14	JPMCB	Spectrum Brands Global Headquarters	08/13/19	65.3%	34,000,000	135	34,000,000	135	2.6%	No	No	3.43000	0.01058	3.41942	Actual/360	98,533.10	1,182,397.20	10/11/19	12/01/19
15	CREFI	Compass AGP Storage Portfolio	Various	62.2%	33,000,000	81	33,000,000	81	2.5%	No	No	3.57000	0.01233	3.55767	Actual/360	99,538.54	1,194,462.48	10/08/19	12/06/19
15.01	CREFI	Compass Self Storage Bloomfield	09/06/19		13,000,000		13,000,000		1.0%
15.02	CREFI	Compass Self Storage Smyrna	09/05/19		4,668,040		4,668,040		0.4%
15.03	CREFI	Compass Self Storage Port Richey	09/07/19		4,206,680		4,206,680		0.3%
15.04	CREFI	Compass Self Storage Wendell	09/09/19		3,914,200		3,914,200		0.3%
15.05	CREFI	Compass Self Storage Duluth	09/05/19		3,676,480		3,676,480		0.3%
15.06	CREFI	Compass Self Storage Kennesaw	09/05/19		3,534,600		3,534,600		0.3%
16	GACC	221 West 29th St	06/28/19	70.5%	32,500,000	342,105	32,500,000	342,105	2.5%	No	No	3.83300	0.01058	3.82242	Actual/360	132,474.09	1,589,689.08	10/15/19	12/06/19
17	JPMCB	Jersey City Group 1	Various	78.6%	32,050,000	175,137	32,050,000	175,137	2.4%	No	Yes - Group 1	4.62000	0.01058	4.60942	Actual/360	164,685.82	1,976,229.84	10/25/19	12/01/19	11/01/24
17.01	JPMCB	92 & 96 Highland Avenue	09/18/19		6,519,975		6,519,975		0.5%
17.02	JPMCB	58 Van Reypen Street	09/17/19		4,006,250		4,006,250		0.3%
17.03	JPMCB	67 Stuyvesant Avenue	09/17/19		3,927,696		3,927,696		0.3%
17.04	JPMCB	2729 John F. Kennedy Boulevard	09/16/19		3,927,696		3,927,696		0.3%
17.05	JPMCB	1 Britton Street	09/18/19		3,692,035		3,692,035		0.3%
17.06	JPMCB	46 Vroom Street	09/17/19		3,142,157		3,142,157		0.2%
17.07	JPMCB	6 Tonnele Avenue	09/17/19		2,513,725		2,513,725		0.2%
17.08	JPMCB	114 Stuyvesant Avenue	09/17/19		1,571,078		1,571,078		0.1%
17.09	JPMCB	64 Newkirk Street	09/17/19		1,492,525		1,492,525		0.1%
17.10	JPMCB	153 Academy Street	09/18/19		1,256,863		1,256,863		0.1%
18	JPMCB	Jersey City Group 3	Various	78.6%	31,110,000	168,162	31,110,000	168,162	2.4%	No	Yes - Group 1	4.62000	0.01058	4.60942	Actual/360	159,855.72	1,918,268.64	10/25/19	12/01/19	11/01/24
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard	09/17/19		5,813,485		5,813,485		0.4%
18.02	JPMCB	169 Manhattan Avenue	09/18/19		5,106,439		5,106,439		0.4%
18.03	JPMCB	78 Congress Street	09/18/19		4,713,636		4,713,636		0.4%
18.04	JPMCB	516, 518 & 520 Central Avenue	09/17/19		4,556,515		4,556,515		0.3%
18.05	JPMCB	3719 John F. Kennedy Boulevard	09/18/19		2,671,061		2,671,061		0.2%
18.06	JPMCB	393 Central Avenue	09/18/19		2,592,500		2,592,500		0.2%
18.07	JPMCB	104 Booraem Avenue	09/18/19		2,121,137		2,121,137		0.2%
18.08	JPMCB	55 Graham Street	09/18/19		1,964,015		1,964,015		0.1%
18.09	JPMCB	95 Beacon Avenue	09/18/19		1,571,212		1,571,212		0.1%
19	JPMCB	Grand Canal Shoppes	04/03/19	46.3%	30,384,615	1,000	30,384,615	1,000	2.3%	No	No	3.74080	0.00895	3.73185	Actual/360	96,034.52	1,152,414.24	06/03/19	08/01/19
20	JPMCB	230 Park Avenue South	07/24/19	51.0%	30,000,000	669	30,000,000	669	2.3%	No	No	3.27000	0.01020	3.25980	Actual/360	82,885.42	994,625.04	09/11/19	10/11/19
21	JPMCB	Villas on Nueces	09/02/19	52.7%	30,000,000	294,118	30,000,000	294,118	2.3%	No	No	4.59833	0.03058	4.56775	Actual/360	116,554.89	1,398,658.68	10/07/19	12/01/19
22	GACC	Glendale Portfolio	06/12/19	62.9%	28,200,000	271,154	28,200,000	271,154	2.1%	No	No	3.96500	0.01058	3.95442	Actual/360	94,471.63	1,133,659.56	09/30/19	11/06/19
22.01	GACC	Windsor Villas	06/12/19		15,399,554		15,399,554		1.2%
22.02	GACC	720 Louise	06/12/19		12,800,446		12,800,446		1.0%
23	JPMCB	8 West Centre	09/04/19	63.1%	26,000,000	195	26,000,000	195	2.0%	No	No	3.88800	0.02058	3.86742	Actual/360	122,455.05	1,469,460.60	10/22/19	12/01/19
24	CREFI	Florham Park Corporate Center	09/01/20	67.2%	25,000,000	108	25,000,000	108	1.9%	No	No	3.92000	0.01058	3.90942	Actual/360	118,203.68	1,418,444.16	09/26/19	11/06/19	10/06/21
25	GACC	Sparks Galleria	08/14/19	64.2%	23,523,500	112	23,523,500	112	1.8%	No	No	3.13000	0.04058	3.08942	Actual/360	62,209.31	746,511.72	10/04/19	11/06/19
26	CREFI	530 Midwood	07/25/19	64.5%	21,600,000	450,000	21,600,000	450,000	1.6%	No	No	3.88000	0.01058	3.86942	Actual/360	70,810.00	849,720.00	09/25/19	11/06/19
27	JPMCB	The Rockland	07/17/19	63.3%	20,053,000	30,994	20,053,000	30,994	1.5%	No	No	3.89000	0.04058	3.84942	Actual/360	94,468.78	1,133,625.36	10/08/19	12/01/19	11/01/24
28	JPMCB	Sunset North	08/21/19	66.1%	20,000,000	323	20,000,000	323	1.5%	No	No	3.25000	0.00895	3.24105	Actual/360	54,918.98	659,027.76	09/10/19	11/01/19
29	JPMCB	600 & 620 National Avenue	08/19/19	70.0%	20,000,000	913	20,000,000	913	1.5%	No	No	3.68800	0.00895	3.67905	Actual/360	62,320.37	747,844.44	09/11/19	10/11/19
30	JPMCB	City Hyde Park	06/03/19	73.8%	20,000,000	622,222	20,000,000	622,222	1.5%	No	No	4.70000	0.00895	4.69105	Actual/360	103,727.56	1,244,730.72	09/09/19	11/01/19	10/01/24
31	CREFI	Keystone Plaza	08/29/19	64.7%	18,500,000	300	18,500,000	300	1.4%	No	No	3.89000	0.01058	3.87942	Actual/360	96,529.69	1,158,356.28	10/16/19	12/06/19
32	JPMCB	The Shoppes at Southside	08/13/19	70.5%	16,500,000	151	16,500,000	151	1.2%	No	No	4.15000	0.01058	4.13942	Actual/360	80,207.05	962,484.60	09/24/19	11/01/19	10/01/24
33	CREFI	Caughlin Ranch	09/06/19	65.0%	15,827,000	140	15,827,000	140	1.2%	No	No	3.90000	0.01058	3.88942	Actual/360	52,152.16	625,825.92	10/09/19	12/06/19
34	GACC	SE Michigan Multifamily Portfolio	08/19/19	54.6%	14,000,000	16,888	14,000,000	16,888	1.1%	No	No	3.83000	0.03933	3.79067	Actual/360	45,303.94	543,647.28	10/15/19	12/06/19
34.01	GACC	Anthos Garden	08/19/19		4,102,885		4,102,885		0.3%
34.02	GACC	Top of the Drive	08/19/19		3,890,101		3,890,101		0.3%
34.03	GACC	Victoria Place	08/19/19		2,416,991		2,416,991		0.2%
34.04	GACC	Park High	08/19/19		1,827,747		1,827,747		0.1%

A-1-3

ANNEX A-1

						Original		Current						Net
			Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO
Loan #	Seller(1)	Property Name	Date	LTV %(5)	Balance ($)(6)(7)	per Unit ($)	Balance ($)(6)(7)	per Unit ($)	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)	Service ($)(11)	Note Date	Payment Date	Last IO Payment
34.05	GACC	Boulder Creek	08/19/19		1,762,276		1,762,276		0.1%
35	GACC	The Shops at Merchant’s Square	08/09/19	74.4%	13,475,000	315	13,475,000	315	1.0%	No	No	4.13000	0.06933	4.06067	Actual/360	65,345.70	784,148.40	10/21/19	12/06/19	11/06/20
36	CREFI	333 Cypress	08/06/19	68.0%	13,200,000	321,951	13,200,000	321,951	1.0%	No	Yes - Group 2	4.08000	0.01058	4.06942	Actual/360	45,503.33	546,039.96	10/11/19	12/06/19
37	CREFI	Arrow Business Park	08/05/19	58.1%	12,500,000	91	12,500,000	91	0.9%	No	No	4.25000	0.01058	4.23942	Actual/360	61,492.49	737,909.88	10/09/19	12/06/19
38	CREFI	3 Avenues Shopping Center	07/19/19	57.7%	12,400,000	271	12,400,000	271	0.9%	No	No	3.45000	0.01058	3.43942	Actual/360	36,145.14	433,741.68	10/21/19	12/01/19
39	JPMCB	Daniel - The Dinex Group	08/28/19	61.6%	12,200,000	687	12,200,000	687	0.9%	No	No	4.65000	0.01058	4.63942	Actual/360	47,931.60	575,179.20	10/15/19	12/01/19
40	CREFI	CubeSmart Self Storage - Pembroke Pines	08/09/19	68.2%	11,800,000	158	11,800,000	158	0.9%	No	No	3.90000	0.01058	3.88942	Actual/360	55,656.85	667,882.20	09/17/19	11/06/19	10/06/24
41	GACC	Pioneer Plaza	06/28/19	74.8%	11,610,000	121	11,593,910	121	0.9%	No	No	3.80500	0.01058	3.79442	Actual/360	54,130.70	649,568.40	09/19/19	11/06/19
42	JPMCB	Bella Vista Phase II	05/23/19	69.9%	10,587,500	73,524	10,587,500	73,524	0.8%	No	No	4.70000	0.05058	4.64942	Actual/360	54,910.78	658,929.36	10/01/19	11/01/19	10/01/24
43	CREFI	Nobu DC	09/18/19	62.2%	10,570,000	800	10,570,000	800	0.8%	No	No	3.63000	0.04058	3.58942	Actual/360	32,418.34	389,020.08	10/01/19	11/06/19
44	JPMCB	Bay Pointe Apartments	07/31/19	67.1%	9,750,000	31,051	9,724,843	30,971	0.7%	No	No	4.37000	0.01058	4.35942	Actual/360	48,651.56	583,818.72	08/20/19	10/01/19
45	CREFI	652 Kent Avenue	04/18/19	38.8%	8,000,000	87	8,000,000	87	0.6%	No	No	3.95000	0.01058	3.93942	Actual/360	80,806.14	969,673.68	10/02/19	12/01/19
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	Various	51.9%	7,000,000	30,568	7,000,000	30,568	0.5%	No	No	3.64100	0.01058	3.63042	Actual/360	21,534.16	258,409.92	08/09/19	10/01/19
46.01	JPMCB	WoodSpring Suites Grand Rapids	07/12/19		4,510,000		4,510,000		0.3%
46.02	JPMCB	WoodSpring Suites Tyler	07/15/19		2,490,000		2,490,000		0.2%
47	GACC	Oak Hills Mobile Home Park	01/09/19	73.1%	6,800,000	27,309	6,800,000	27,309	0.5%	No	No	3.99700	0.01058	3.98642	Actual/360	32,452.48	389,429.76	09/27/19	11/06/19	10/06/22
48	GACC	Studio Movie Grill Chicago	08/06/19	62.2%	5,600,000	86	5,600,000	86	0.4%	No	No	3.85000	0.01058	3.83942	Actual/360	26,253.26	315,039.12	09/18/19	11/06/19	10/06/21
49	CREFI	532 East 142nd Street	08/06/19	68.0%	4,350,000	290,000	4,350,000	290,000	0.3%	No	Yes - Group 2	4.08000	0.01058	4.06942	Actual/360	14,995.42	179,945.04	10/11/19	12/06/19
50	JPMCB	1713 Parkway	08/22/19	64.7%	3,750,000	345	3,750,000	345	0.3%	No	No	4.00000	0.05058	3.94942	Actual/360	17,903.07	214,836.84	10/15/19	12/01/19	11/01/24
51	CREFI	Best Storage - South	08/29/19	44.9%	3,500,000	57	3,500,000	57	0.3%	No	No	3.69000	0.01058	3.67942	Actual/360	10,911.98	130,943.76	10/02/19	11/06/19
52	CREFI	WAG Monck’s Corner, SC	08/09/19	55.6%	3,000,000	202	3,000,000	202	0.2%	No	No	3.80000	0.01058	3.78942	Actual/360	13,978.72	167,744.64	10/15/19	12/06/19	11/06/24
53	CREFI	CubeSmart Bryan TX	08/27/19	67.4%	3,000,000	49	3,000,000	49	0.2%	No	No	3.69000	0.01058	3.67942	Actual/360	13,791.53	165,498.36	10/07/19	12/06/19	11/06/22

A-1-4

ANNEX A-1

			Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(12)	(Default)(12)	Maturity Date	ARD Loan	Mat Date	Balance ($)(6)	LTV %(5)	Provision (Payments)(13)
1	CREFI	Watergate Office Building		119	0	120	1	6	0	0	10/06/29	No	10/06/29	73,000,000	69.5%	L(25),Def(90),O(5)
2	GACC	225 Bush		60	0	60	0	6	0	0	11/06/24	No	11/06/24	60,000,000	34.6%	L(24),Def(30),O(6)
3	JPMCB	Innovation Park		120	0	120	0	1	0	5 (Once per year)	11/01/29	No	11/01/29	60,000,000	68.8%	L(25),Grtr1%orYM(91),O(4)
4	JPMCB	The Essex		84	0	84	0	1	0	0	11/01/26	No	11/01/26	56,900,000	39.9%	L(24),Def(55),O(5)
5	GACC	180 Water		60	0	60	0	6	0	0	11/06/24	No	11/06/24	50,000,000	30.5%	L(24),Def(32),O(4)
6	CREFI	Harvey Building Products	12/06/24	120	360	60	0	6	0	0	11/06/29	No	11/06/29	45,234,779	62.8%	L(24),DeforGrtr1%orYM(90),O(6)
6.01	CREFI	Londonderry / Manufacturing												8,735,967
6.02	CREFI	Dartmouth / Manufacturing												5,088,913
6.03	CREFI	Waltham Corporate												4,431,595
6.04	CREFI	Woburn												2,530,320
6.05	CREFI	Nashua												1,865,935
6.06	CREFI	Woburn CPD												1,809,391
6.07	CREFI	(West) Bridgewater												1,580,390
6.08	CREFI	Manchester, NH												1,470,130
6.09	CREFI	Norwalk 256												1,357,043
6.10	CREFI	New London												1,272,228
6.11	CREFI	East Haven												1,218,512
6.12	CREFI	Lincoln												1,176,104
6.13	CREFI	Bethlehem												1,102,598
6.14	CREFI	Salem												1,102,598
6.15	CREFI	Norwalk 260												1,084,221
6.16	CREFI	Berlin												1,003,647
6.17	CREFI	Dartmouth												992,338
6.18	CREFI	Manchester, CT												790,195
6.19	CREFI	Portland												763,337
6.20	CREFI	Braintree												749,201
6.21	CREFI	Warwick												698,312
6.22	CREFI	Fitchburg												593,706
6.23	CREFI	Auburn												582,398
6.24	CREFI	Berlin CPD												579,571
6.25	CREFI	Southampton												486,274
6.26	CREFI	Portsmouth												565,435
6.27	CREFI	Wilkes-Barre												452,348
6.28	CREFI	Hyannis												438,212
6.29	CREFI	Springfield												422,662
6.30	CREFI	White River Junction												291,199
7	CREFI	Legends at Village West		60	360	0	0	6	0	5	11/06/24	No	11/06/24	45,272,295	48.3%	L(24),Def(32),O(4)
8	GACC	80 on the Commons		120	0	120	0	6	0	0	11/06/29	No	11/06/29	47,300,000	64.4%	L(24),Def(92),O(4)
9	JPMCB	Osborn Triangle		115	0	120	5	1	0	0	06/01/29	No	06/01/29	40,000,000	37.1%	L(25),Grtr1%orYM(88),O(7)
9.01	JPMCB	610 Main Street North												16,146,087
9.02	JPMCB	1 Portland Street												14,260,870
9.03	JPMCB	700 Main Street												9,593,043
10	JPMCB	Tysons Tower		119	0	120	1	11	5	0	10/11/29	No	10/11/29	40,000,000	52.1%	L(25),Grtr1%orYM(90),O(5)
11	JPMCB	900 & 990 Stewart Avenue		57	0	60	3	1	0	0	08/01/24	No	08/01/24	39,000,000	69.2%	L(25),Grtr1%orYM(32),O(3)
12	JPMCB	Hilton Cincinnati Netherland Plaza		60	360	0	0	1	0	0	11/01/24	No	11/01/24	32,914,191	63.7%	L(24),Def(33),O(3)
13	CREFI	Oro Valley Marketplace	11/06/22	119	360	36	1	6	0	0	10/06/29	No	10/06/29	30,440,464	57.2%	L(25),Def(91),O(4)
14	JPMCB	Spectrum Brands Global Headquarters		120	0	120	0	1	0	0	11/01/29	No	11/01/29	34,000,000	65.3%	L(24),Def(92),O(4)
15	CREFI	Compass AGP Storage Portfolio		120	0	120	0	6	0	0	11/06/29	No	11/06/29	33,000,000	62.2%	L(24),Def(92),O(4)
15.01	CREFI	Compass Self Storage Bloomfield												13,000,000
15.02	CREFI	Compass Self Storage Smyrna												4,668,040
15.03	CREFI	Compass Self Storage Port Richey												4,206,680
15.04	CREFI	Compass Self Storage Wendell												3,914,200
15.05	CREFI	Compass Self Storage Duluth												3,676,480
15.06	CREFI	Compass Self Storage Kennesaw												3,534,600
16	GACC	221 West 29th St		120	480	0	0	6	0	0	11/06/29	No	11/06/29	28,526,704	61.9%	L(24),Def(90),O(6)
17	JPMCB	Jersey City Group 1	12/01/24	120	360	60	0	1	0	0	11/01/29	No	11/01/29	29,383,247	72.0%	L(24),Def(93),O(3)
17.01	JPMCB	92 & 96 Highland Avenue												5,977,474
17.02	JPMCB	58 Van Reypen Street												3,672,906
17.03	JPMCB	67 Stuyvesant Avenue												3,600,888
17.04	JPMCB	2729 John F. Kennedy Boulevard												3,600,888
17.05	JPMCB	1 Britton Street												3,384,835
17.06	JPMCB	46 Vroom Street												2,880,711
17.07	JPMCB	6 Tonnele Avenue												2,304,568
17.08	JPMCB	114 Stuyvesant Avenue												1,440,355
17.09	JPMCB	64 Newkirk Street												1,368,338
17.10	JPMCB	153 Academy Street												1,152,284
18	JPMCB	Jersey City Group 3	12/01/24	120	360	60	0	1	0	0	11/01/29	No	11/01/29	28,521,461	72.0%	L(24),Def(93),O(3)
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard												5,329,768
18.02	JPMCB	169 Manhattan Avenue												4,681,553
18.03	JPMCB	78 Congress Street												4,321,433
18.04	JPMCB	516, 518 & 520 Central Avenue												4,177,386
18.05	JPMCB	3719 John F. Kennedy Boulevard												2,448,813
18.06	JPMCB	393 Central Avenue												2,376,788
18.07	JPMCB	104 Booraem Avenue												1,944,646
18.08	JPMCB	55 Graham Street												1,800,597
18.09	JPMCB	95 Beacon Avenue												1,440,478
19	JPMCB	Grand Canal Shoppes		116	0	120	4	1	0	2 (Once per year)	07/01/29	No	07/01/29	30,384,615	46.3%	L(28),Def(87),O(5)
20	JPMCB	230 Park Avenue South		118	0	120	2	11	5	0	09/11/29	No	09/11/29	30,000,000	51.0%	L(26),DeforGrtr1%orYM(87),O(7)
21	JPMCB	Villas on Nueces		120	0	120	0	1	0	0	11/01/29	No	11/01/29	30,000,000	52.7%	L(25),Grtr1%orYM(91),O(4)
22	GACC	Glendale Portfolio		119	0	120	1	6	0	0	10/06/29	No	10/06/29	28,200,000	62.9%	L(25),Def(90),O(5)
22.01	GACC	Windsor Villas												15,399,554
22.02	GACC	720 Louise												12,800,446
23	JPMCB	8 West Centre		120	360	0	0	1	0	0	11/01/29	No	11/01/29	20,570,375	50.0%	L(24),Def(92),O(4)
24	CREFI	Florham Park Corporate Center	11/06/21	119	360	24	1	6	0	0	10/06/29	No	10/06/29	21,012,352	56.5%	L(25),Def(92),O(3)
25	GACC	Sparks Galleria		119	0	120	1	6	0	0	10/06/29	No	10/06/29	23,523,500	64.2%	L(25),Def(88),O(7)
26	CREFI	530 Midwood		119	0	120	1	6	0	0	10/06/29	No	10/06/29	21,600,000	64.5%	L(25),Def(89),O(6)
27	JPMCB	The Rockland	12/01/24	120	360	60	0	1	0	0	11/01/29	No	11/01/29	18,163,882	57.3%	L(25),Grtr1%orYM(92),O(3)
28	JPMCB	Sunset North		119	0	120	1	1	0	0	10/01/29	No	10/01/29	20,000,000	66.1%	L(25),Def(91),O(4)
29	JPMCB	600 & 620 National Avenue		118	0	120	2	11	5	0	09/11/29	No	09/11/29	20,000,000	70.0%	L(26),Def(89),O(5)
30	JPMCB	City Hyde Park	11/01/24	119	360	60	1	1	0	0	10/01/29	No	10/01/29	18,359,513	67.7%	L(25),Def(89),O(6)
31	CREFI	Keystone Plaza		120	300	0	0	6	0	0	11/06/29	No	11/06/29	13,260,691	46.4%	L(24),Def(93),O(3)
32	JPMCB	The Shoppes at Southside	11/01/24	119	360	60	1	1	0	5 (Once per year)	10/01/29	No	10/01/29	15,012,150	64.2%	L(25),Def(91),O(4)
33	CREFI	Caughlin Ranch		60	0	60	0	6	0	0	11/06/24	No	11/06/24	15,827,000	65.0%	L(24),Def(31),O(5)
34	GACC	SE Michigan Multifamily Portfolio		120	0	120	0	6	5 (Once per 366 day period)	0	11/06/29	No	11/06/29	14,000,000	54.6%	L(24),Def(92),O(4)
34.01	GACC	Anthos Garden												4,102,885
34.02	GACC	Top of the Drive												3,890,101
34.03	GACC	Victoria Place												2,416,991
34.04	GACC	Park High												1,827,747

A-1-5

ANNEX A-1

			Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)(12)	(Default)(12)	Maturity Date	ARD Loan	Mat Date	Balance ($)(6)	LTV %(5)	Provision (Payments)(13)
34.05	GACC	Boulder Creek												1,762,276
35	GACC	The Shops at Merchant’s Square	12/06/20	120	360	12	0	6	0	0	11/06/29	No	11/06/29	11,079,023	61.2%	L(24),Def(92),O(4)
36	CREFI	333 Cypress		120	0	120	0	6	0	0	11/06/29	No	11/06/29	13,200,000	68.0%	L(24),Def(93),O(3)
37	CREFI	Arrow Business Park		60	360	0	0	6	0	0	11/06/24	No	11/06/24	11,393,223	53.0%	L(24),Def(33),O(3)
38	CREFI	3 Avenues Shopping Center		120	0	120	0	1	5	0	11/01/29	No	11/01/29	12,400,000	57.7%	L(24),Def(93),O(3)
39	JPMCB	Daniel - The Dinex Group		120	0	120	0	1	0	5 (Once per year)	11/01/29	No	11/01/29	12,200,000	61.6%	L(24),Def(93),O(3)
40	CREFI	CubeSmart Self Storage - Pembroke Pines	11/06/24	119	360	60	1	6	0	0	10/06/29	No	10/06/29	10,690,437	61.8%	L(25),Def(90),O(5)
41	GACC	Pioneer Plaza		119	359	0	1	6	0	0	10/06/29	No	10/06/29	9,157,982	59.1%	L(25),Def(90),O(5)
42	JPMCB	Bella Vista Phase II	11/01/24	119	360	60	1	1	0	0	10/01/29	No	10/01/29	9,719,067	64.2%	L(25),Grtr1%orYM(89),O(6)
43	CREFI	Nobu DC		119	0	120	1	6	0	0	10/06/29	No	10/06/29	10,570,000	62.2%	L(25),Def(92),O(3)
44	JPMCB	Bay Pointe Apartments		118	358	0	2	1	0	5 (Once per year)	09/01/29	No	09/01/29	7,847,882	54.1%	L(25),Grtr1%orYM(92),O(3)
45	CREFI	652 Kent Avenue		120	120	0	0	1	5	5	11/01/29	No	11/01/29	32,036	0.2%	L(24),Def(93),O(3)
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler		118	0	120	2	1	0	0	09/01/29	No	09/01/29	7,000,000	51.9%	L(25),Grtr1%orYM(91),O(4)
46.01	JPMCB	WoodSpring Suites Grand Rapids												4,510,000
46.02	JPMCB	WoodSpring Suites Tyler												2,490,000
47	GACC	Oak Hills Mobile Home Park	11/06/22	119	360	36	1	6	0	0	10/06/29	No	10/06/29	5,881,865	63.2%	L(25),Grtr1%orYM(91),O(4)
48	GACC	Studio Movie Grill Chicago	11/06/21	119	360	24	1	6	0	0	10/06/29	No	10/06/29	4,697,357	52.2%	L(25),Def(91),O(4)
49	CREFI	532 East 142nd Street		120	0	120	0	6	0	0	11/06/29	No	11/06/29	4,350,000	68.0%	L(24),Def(93),O(3)
50	JPMCB	1713 Parkway	12/01/24	120	360	60	0	1	0	0	11/01/29	No	11/01/29	3,403,141	58.7%	L(24),Def(93),O(3)
51	CREFI	Best Storage - South		119	0	120	1	6	0	0	10/06/29	No	10/06/29	3,500,000	44.9%	L(25),Def(92),O(3)
52	CREFI	WAG Monck’s Corner, SC	12/06/24	120	360	60	0	6	0	0	11/06/29	No	11/06/29	2,713,141	50.2%	L(24),Def(92),O(4)
53	CREFI	CubeSmart Bryan TX	12/06/22	120	360	36	0	6	0	0	11/06/29	No	11/06/29	2,575,132	57.9%	L(24),Def(92),O(4)

A-1-6

ANNEX A-1

			HISTORICAL FINANCIALS(14)
																UW
			2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(15)	As of	Occupancy %	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(15)(16)
1	CREFI	Watergate Office Building				7,986,067	4,110,086	3,875,980	8,030,977	4,030,004	4,000,973	8,208,408	3,992,937	4,215,470	07/31/19	90.1%	9,931,731	3,922,559	6,009,172
2	GACC	225 Bush	36,849,963	11,423,601	25,426,362	35,806,940	11,018,547	24,788,393	36,782,955	11,108,481	25,674,474	36,531,101	12,018,844	24,512,257	08/31/19	95.1%	41,830,321	14,566,655	27,263,666
3	JPMCB	Innovation Park	25,718,088	10,411,439	15,306,649	27,123,025	10,215,438	16,907,586	29,511,950	10,863,906	18,648,044	30,835,578	11,200,207	19,635,371	08/31/19	94.8%	32,323,781	11,117,049	21,206,732
4	JPMCB	The Essex														95.6%	14,909,246	2,857,283	12,051,963
5	GACC	180 Water							26,646,594	14,981,570	11,665,024	27,974,070	14,855,308	13,118,762	06/30/19	91.2%	30,028,135	14,955,048	15,073,087
6	CREFI	Harvey Building Products														95.0%	18,933,995	4,362,956	14,571,039
6.01	CREFI	Londonderry / Manufacturing														95.0%	3,075,807	602,081	2,473,726
6.02	CREFI	Dartmouth / Manufacturing														95.0%	1,857,715	404,058	1,453,657
6.03	CREFI	Waltham Corporate														95.0%	1,809,308	458,310	1,350,997
6.04	CREFI	Woburn														95.0%	1,074,644	198,021	876,622
6.05	CREFI	Nashua														95.0%	846,682	212,320	634,361
6.06	CREFI	Woburn CPD														95.0%	768,259	145,891	622,368
6.07	CREFI	(West) Bridgewater														95.0%	787,578	256,259	531,318
6.08	CREFI	Manchester, NH														95.0%	627,924	130,200	497,724
6.09	CREFI	Norwalk 256														95.0%	565,724	101,853	463,872
6.10	CREFI	New London														95.0%	594,004	159,374	434,630
6.11	CREFI	East Haven														95.0%	576,232	158,648	417,584
6.12	CREFI	Lincoln														95.0%	538,524	136,129	402,395
6.13	CREFI	Bethlehem														95.0%	516,178	143,546	372,631
6.14	CREFI	Salem														95.0%	471,894	94,447	377,447
6.15	CREFI	Norwalk 260														95.0%	478,289	74,012	404,277
6.16	CREFI	Berlin														95.0%	480,220	102,462	377,758
6.17	CREFI	Dartmouth														95.0%	433,917	98,573	335,343
6.18	CREFI	Manchester, CT														95.0%	364,650	94,725	269,926
6.19	CREFI	Portland														95.0%	340,246	80,014	260,232
6.20	CREFI	Braintree														95.0%	362,958	110,968	251,990
6.21	CREFI	Warwick														95.0%	316,516	79,565	236,951
6.22	CREFI	Fitchburg														95.0%	265,297	63,546	201,751
6.23	CREFI	Auburn														95.0%	271,258	74,815	196,443
6.24	CREFI	Berlin CPD														95.0%	283,084	55,602	227,482
6.25	CREFI	Southampton														95.0%	239,533	75,248	164,285
6.26	CREFI	Portsmouth														95.0%	243,911	52,417	191,494
6.27	CREFI	Wilkes-Barre														95.0%	207,363	53,654	153,709
6.28	CREFI	Hyannis														95.0%	191,957	43,315	148,642
6.29	CREFI	Springfield														95.0%	216,088	73,253	142,835
6.30	CREFI	White River Junction														95.0%	128,239	29,650	98,589
7	CREFI	Legends at Village West	21,416,563	10,483,165	10,933,398	22,860,496	11,073,853	11,786,643	22,260,380	10,976,852	11,283,528	23,089,427	11,476,129	11,613,298	08/31/19	90.4%	22,757,007	11,382,857	11,374,151
8	GACC	80 on the Commons										2,608,125	1,190,759	1,417,367	07/31/19	92.6%	6,693,827	1,500,202	5,193,625
9	JPMCB	Osborn Triangle				55,887,418	13,850,608	42,036,811	59,626,445	15,721,797	43,904,648	60,868,091	15,860,286	45,007,805	03/31/19	98.9%	70,789,429	17,055,013	53,734,416
9.01	JPMCB	610 Main Street North				24,392,158	5,060,066	19,332,091	25,653,185	6,363,502	19,289,683	26,172,221	6,322,623	19,849,598	03/31/19	100.0%	30,351,909	6,775,685	23,576,224
9.02	JPMCB	1 Portland Street				19,154,337	4,220,162	14,934,175	20,777,288	4,849,523	15,927,766	21,060,689	4,968,008	16,092,681	03/31/19	98.0%	24,096,635	5,282,690	18,813,944
9.03	JPMCB	700 Main Street				12,340,923	4,570,379	7,770,545	13,195,972	4,508,772	8,687,199	13,635,181	4,569,654	9,065,526	03/31/19	98.0%	16,340,886	4,996,638	11,344,248
10	JPMCB	Tysons Tower	21,644,915	9,082,050	12,562,865	27,892,936	10,012,518	17,880,418	31,348,225	10,382,557	20,965,668	32,202,713	10,500,194	21,702,519	06/30/19	90.0%	31,434,407	10,604,603	20,829,804
11	JPMCB	900 & 990 Stewart Avenue	12,150,135	7,167,351	4,982,784	10,887,285	6,689,472	4,197,812	11,627,171	7,149,331	4,477,840					89.0%	14,329,713	6,653,537	7,676,175
12	JPMCB	Hilton Cincinnati Netherland Plaza	34,712,976	29,776,162	4,936,813	36,174,595	29,638,648	6,535,947	37,302,883	29,085,863	8,217,020	37,757,247	29,407,040	8,350,207	08/31/19	74.8%	37,757,247	29,865,599	7,891,648
13	CREFI	Oro Valley Marketplace	5,703,195	2,135,402	3,567,793	5,861,187	2,238,260	3,622,927	5,958,206	2,304,239	3,653,967	5,456,780	2,212,469	3,244,310	06/30/19	76.9%	5,519,270	2,338,280	3,180,990
14	JPMCB	Spectrum Brands Global Headquarters	3,565,332	715,499	2,849,833	4,330,045	1,043,208	3,286,836	4,286,235	951,992	3,334,243					95.0%	4,237,922	804,669	3,433,253
15	CREFI	Compass AGP Storage Portfolio				4,754,270	1,882,400	2,871,870	5,006,684	1,997,560	3,009,125	5,099,798	2,015,825	3,083,974	07/31/19	73.9%	5,099,798	2,044,134	3,055,664
15.01	CREFI	Compass Self Storage Bloomfield				1,662,856	718,250	944,606	1,780,004	728,697	1,051,307	1,795,383	699,094	1,096,289	07/31/19	70.7%	1,795,383	728,053	1,067,330
15.02	CREFI	Compass Self Storage Smyrna				672,836	239,667	433,169	714,751	258,632	456,119	738,057	273,776	464,281	07/31/19	74.7%	738,057	267,132	470,925
15.03	CREFI	Compass Self Storage Port Richey				706,340	265,020	441,320	724,512	288,531	435,980	705,138	287,752	417,386	07/31/19	77.1%	705,138	297,246	407,892
15.04	CREFI	Compass Self Storage Wendell				514,036	202,238	311,798	572,825	219,840	352,985	606,402	233,449	372,953	07/31/19	75.7%	606,402	235,714	370,688
15.05	CREFI	Compass Self Storage Duluth				592,541	215,432	377,109	617,874	261,147	356,727	645,324	275,946	369,378	07/31/19	79.6%	645,324	269,958	375,366
15.06	CREFI	Compass Self Storage Kennesaw				605,662	241,793	363,868	596,719	240,713	356,006	609,494	245,808	363,686	07/31/19	72.4%	609,494	246,031	363,463
16	GACC	221 West 29th St										4,460,442	2,193,474	2,266,968	06/30/19	95.0%	4,176,064	2,084,021	2,092,043
17	JPMCB	Jersey City Group 1							2,386,611	922,463	1,464,148	2,597,179	971,005	1,626,174	08/31/19	97.4%	2,905,039	726,957	2,178,082
17.01	JPMCB	92 & 96 Highland Avenue
17.02	JPMCB	58 Van Reypen Street
17.03	JPMCB	67 Stuyvesant Avenue
17.04	JPMCB	2729 John F. Kennedy Boulevard
17.05	JPMCB	1 Britton Street
17.06	JPMCB	46 Vroom Street
17.07	JPMCB	6 Tonnele Avenue
17.08	JPMCB	114 Stuyvesant Avenue
17.09	JPMCB	64 Newkirk Street
17.10	JPMCB	153 Academy Street
18	JPMCB	Jersey City Group 3							2,246,269	985,517	1,260,752	2,434,201	987,148	1,447,053	08/31/19	96.2%	2,839,738	716,862	2,122,877
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard
18.02	JPMCB	169 Manhattan Avenue
18.03	JPMCB	78 Congress Street
18.04	JPMCB	516, 518 & 520 Central Avenue
18.05	JPMCB	3719 John F. Kennedy Boulevard
18.06	JPMCB	393 Central Avenue
18.07	JPMCB	104 Booraem Avenue
18.08	JPMCB	55 Graham Street
18.09	JPMCB	95 Beacon Avenue
19	JPMCB	Grand Canal Shoppes	112,655,066	33,296,436	79,358,630	107,586,327	33,160,381	74,425,947	103,110,653	31,784,180	71,326,473	102,473,435	31,007,624	71,465,811	03/31/19	100.0%	104,029,334	31,007,624	73,021,709
20	JPMCB	230 Park Avenue South														97.1%	33,596,638	11,449,082	22,147,556
21	JPMCB	Villas on Nueces														95.0%	4,210,245	1,324,158	2,886,087
22	GACC	Glendale Portfolio	1,548,388	604,678	943,709	1,620,249	604,703	1,015,546	1,067,656	691,337	376,319	1,778,528	799,889	978,639	08/30/19	95.0%	2,826,504	874,276	1,952,228
22.01	GACC	Windsor Villas	858,734	325,864	532,870	914,010	293,911	620,099	645,928	379,431	266,497	896,608	430,089	466,519	08/30/19	95.0%	1,543,773	475,636	1,068,137
22.02	GACC	720 Louise	689,654	278,814	410,840	706,239	310,792	395,447	421,728	311,906	109,822	881,920	369,800	512,120	08/30/19	95.0%	1,282,731	398,640	884,091
23	JPMCB	8 West Centre	8,535,555	3,117,870	5,417,685	8,564,091	3,155,737	5,408,354	8,549,984	3,141,769	5,408,215	8,632,476	3,031,568	5,600,908	08/31/19	95.0%	8,308,523	3,144,550	5,163,973
24	CREFI	Florham Park Corporate Center				3,478,543	1,466,542	2,012,001	3,718,285	1,441,600	2,276,685	3,586,885	1,441,618	2,145,267	06/30/19	90.0%	4,868,890	1,662,176	3,206,714
25	GACC	Sparks Galleria	2,430,044	792,638	1,637,406	3,270,808	785,764	2,485,044	3,045,324	913,604	2,131,720	3,646,600	874,719	2,771,881	07/31/19	90.3%	3,491,577	837,515	2,654,062
26	CREFI	530 Midwood										1,774,131	272,398	1,501,733	07/31/19	96.5%	1,771,143	230,953	1,540,190
27	JPMCB	The Rockland	4,242,193	2,287,389	1,954,804	4,480,556	2,455,742	2,024,814	4,443,166	2,620,964	1,822,202	4,374,516	2,648,556	1,725,960	06/30/19	90.2%	4,643,783	2,501,514	2,142,269
28	JPMCB	Sunset North				15,446,081	4,538,540	10,907,542	18,368,132	4,822,445	13,545,687	11,557,212	4,758,188	6,799,024	07/31/19	95.0%	19,978,769	6,362,971	13,615,798
29	JPMCB	600 & 620 National Avenue														97.0%	12,672,245	2,708,238	9,964,007
30	JPMCB	City Hyde Park				6,111,863	1,840,579	4,271,284	8,181,154	3,120,842	5,060,312	9,137,147	2,989,676	6,147,471	06/30/19	98.0%	10,396,195	2,862,031	7,534,164
31	CREFI	Keystone Plaza	2,013,804	681,586	1,332,218	2,281,069	712,797	1,568,273	2,361,319	738,170	1,623,149	2,325,048	763,892	1,561,157	07/31/19	94.9%	2,525,442	798,576	1,726,866
32	JPMCB	The Shoppes at Southside	2,159,364	545,329	1,614,035	2,241,076	504,472	1,736,604	2,283,011	523,084	1,759,927	2,146,688	541,172	1,605,516	06/30/19	95.0%	2,287,394	565,430	1,721,964
33	CREFI	Caughlin Ranch							1,874,312	569,748	1,304,564	2,109,113	585,763	1,523,350	08/31/19	91.0%	2,160,681	607,086	1,553,595
34	GACC	SE Michigan Multifamily Portfolio	4,821,301	3,245,318	1,575,983	5,244,084	3,131,522	2,112,562	5,384,517	3,456,331	1,928,187	5,390,846	3,446,016	1,944,830	07/31/19	92.0%	5,392,741	3,407,356	1,985,386
34.01	GACC	Anthos Garden	1,831,433	1,374,341	457,093	2,016,461	1,314,418	702,042	2,062,500	1,478,757	583,743	2,027,993	1,529,940	498,053	07/31/19	90.5%	2,032,498	1,519,088	513,411
34.02	GACC	Top of the Drive	1,114,268	666,875	447,393	1,226,967	655,529	571,439	1,274,670	718,421	556,248	1,299,838	699,438	600,400	07/31/19	95.0%	1,299,478	690,980	608,498
34.03	GACC	Victoria Place	644,470	415,526	228,945	668,812	405,799	263,013	718,800	396,901	321,899	731,587	409,548	322,039	07/31/19	88.4%	731,119	399,811	331,308
34.04	GACC	Park High	587,472	399,496	187,977	630,427	343,256	287,171	649,894	408,180	241,715	643,762	369,809	273,953	07/31/19	92.6%	643,696	359,625	284,070

A-1-7

ANNEX A-1

			HISTORICAL FINANCIALS(14)
																UW
			2016	2016	2016	2017	2017	2017	2018	2018	2018	Most Recent	Most Recent	Most Recent		Economic	UW	UW Total	UW
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)(15)	As of	Occupancy %	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(15)(16)
34.05	GACC	Boulder Creek	643,657	389,081	254,576	701,417	412,519	288,898	678,654	454,072	224,582	687,666	437,281	250,385	07/31/19	94.2%	685,950	437,852	248,098
35	GACC	The Shops at Merchant’s Square														95.1%	1,604,755	345,765	1,258,990
36	CREFI	333 Cypress										631,604	102,532	529,072	08/31/19	84.0%	954,133	125,200	828,933
37	CREFI	Arrow Business Park				1,462,809	458,481	1,004,327	1,584,649	472,056	1,112,593	1,684,322	460,518	1,223,804	07/31/19	90.8%	1,789,878	546,184	1,243,694
38	CREFI	3 Avenues Shopping Center	1,576,871	281,287	1,295,584	1,551,589	295,749	1,255,840	1,560,824	298,656	1,262,168	1,640,530	295,688	1,344,842	08/31/19	95.0%	1,820,567	383,264	1,437,303
39	JPMCB	Daniel - The Dinex Group														97.0%	2,073,635	1,157,768	915,867
40	CREFI	CubeSmart Self Storage - Pembroke Pines	1,327,281	521,251	806,030	1,485,572	556,709	928,863	1,626,753	577,781	1,048,972	1,667,872	607,195	1,060,677	07/31/19	86.0%	1,667,872	672,308	995,564
41	GACC	Pioneer Plaza	1,545,625	415,590	1,130,035	1,476,556	409,793	1,066,763	1,541,602	411,640	1,129,962	1,498,002	405,442	1,092,560	05/31/19	92.7%	1,594,548	413,486	1,181,062
42	JPMCB	Bella Vista Phase II										1,253,009	554,273	698,736	04/30/19	89.1%	1,501,394	457,154	1,044,239
43	CREFI	Nobu DC										1,274,725	343,640	931,085	08/31/19	95.0%	1,302,838	386,826	916,012
44	JPMCB	Bay Pointe Apartments	1,742,850	1,063,252	679,599	1,926,099	976,163	949,936	1,811,150	1,016,192	794,958	1,853,912	969,870	884,042	06/30/19	93.7%	1,981,845	1,011,591	970,254
45	CREFI	652 Kent Avenue	961,400	172,665	788,735	961,400	162,974	798,426	961,400	163,416	797,984	961,403	194,076	767,327	07/31/19	95.0%	1,793,715	300,737	1,492,979
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	2,360,345	1,569,700	790,645	2,630,652	1,561,606	1,069,046	2,927,470	1,661,814	1,265,656	2,882,083	1,678,042	1,204,041	06/30/19	91.6%	2,882,083	1,695,152	1,186,931
46.01	JPMCB	WoodSpring Suites Grand Rapids	1,423,327	854,582	568,745	1,432,855	790,263	642,592	1,601,294	817,591	783,703	1,603,442	826,975	776,467	06/30/19	93.6%	1,603,442	831,783	771,659
46.02	JPMCB	WoodSpring Suites Tyler	937,018	715,117	221,901	1,197,797	771,343	426,454	1,326,176	844,223	481,953	1,278,641	851,068	427,573	06/30/19	90.0%	1,278,641	863,369	415,272
47	GACC	Oak Hills Mobile Home Park				983,913	480,701	503,212	1,026,081	494,990	531,091	1,053,078	493,326	559,753	05/31/19	95.0%	1,110,082	489,061	621,020
48	GACC	Studio Movie Grill Chicago														95.0%	841,412	25,242	816,170
49	CREFI	532 East 142nd Street										238,734	32,368	206,365	07/31/19	79.6%	304,882	45,944	258,937
50	JPMCB	1713 Parkway														95.0%	533,366	175,495	357,871
51	CREFI	Best Storage - South	600,657	193,164	407,493	583,401	215,218	368,183	624,169	225,894	398,275	687,309	227,783	459,526	08/31/19	72.7%	687,309	244,000	443,309
52	CREFI	WAG Monck’s Corner, SC														97.4%	315,495	9,465	306,030
53	CREFI	CubeSmart Bryan TX				361,460	191,371	170,089	451,197	192,908	258,289	484,493	194,515	289,978	07/31/19	72.6%	484,493	210,574	273,919

A-1-8

ANNEX A-1

			UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Items ($)	NCF ($)(4)(16)	NOI DSCR(17)	DSCR(17)	Debt Yield %	Debt Yield %	Title Type(18)	Expiration	Extension Terms
1	CREFI	Watergate Office Building	365,840	5,643,332	2.18	2.04	8.2%	7.7%	Fee/Leasehold
2	GACC	225 Bush	985,978	26,277,688	4.00	3.85	13.4%	12.9%	Fee
3	JPMCB	Innovation Park	2,043,807	19,162,924	3.27	2.96	11.6%	10.5%	Fee
4	JPMCB	The Essex	58,500	11,993,463	3.68	3.66	10.3%	10.3%	Fee
5	GACC	180 Water	117,355	14,955,732	3.17	3.15	11.0%	10.9%	Fee
6	CREFI	Harvey Building Products	1,034,637	13,536,402	1.62	1.51	9.1%	8.5%	Fee
6.01	CREFI	Londonderry / Manufacturing	160,689	2,313,037					Fee
6.02	CREFI	Dartmouth / Manufacturing	97,986	1,355,670					Fee
6.03	CREFI	Waltham Corporate	121,463	1,229,535					Fee
6.04	CREFI	Woburn	50,214	826,409					Fee
6.05	CREFI	Nashua	45,020	589,342					Fee
6.06	CREFI	Woburn CPD	36,040	586,328					Fee
6.07	CREFI	(West) Bridgewater	34,921	496,397					Fee
6.08	CREFI	Manchester, NH	33,837	463,887					Fee
6.09	CREFI	Norwalk 256	24,887	438,985					Fee
6.10	CREFI	New London	28,146	406,484					Fee
6.11	CREFI	East Haven	29,877	387,707					Fee
6.12	CREFI	Lincoln	30,898	371,497					Fee
6.13	CREFI	Bethlehem	29,588	343,044					Fee
6.14	CREFI	Salem	27,031	350,416					Fee
6.15	CREFI	Norwalk 260	19,032	385,245					Fee
6.16	CREFI	Berlin	23,911	353,847					Fee
6.17	CREFI	Dartmouth	27,051	308,292					Fee
6.18	CREFI	Manchester, CT	18,998	250,928					Fee
6.19	CREFI	Portland	26,996	233,235					Fee
6.20	CREFI	Braintree	20,617	231,373					Fee
6.21	CREFI	Warwick	17,365	219,586					Fee
6.22	CREFI	Fitchburg	21,474	180,277					Fee
6.23	CREFI	Auburn	21,813	174,630					Fee
6.24	CREFI	Berlin CPD	13,935	213,548					Fee
6.25	CREFI	Southampton	13,547	150,739					Fee
6.26	CREFI	Portsmouth	14,039	177,455					Fee
6.27	CREFI	Wilkes-Barre	12,188	141,521					Fee
6.28	CREFI	Hyannis	10,026	138,616					Fee
6.29	CREFI	Springfield	12,992	129,844					Fee
6.30	CREFI	White River Junction	10,058	88,530					Fee
7	CREFI	Legends at Village West	119,463	11,254,688	1.68	1.67	9.5%	9.4%	Fee
8	GACC	80 on the Commons	241,568	4,952,057	3.67	3.50	11.0%	10.5%	Fee
9	JPMCB	Osborn Triangle	2,061,327	51,673,090	3.25	3.12	12.5%	12.0%	Leasehold
9.01	JPMCB	610 Main Street North	75,259	23,500,965					Leasehold
9.02	JPMCB	1 Portland Street	1,143,783	17,670,161					Leasehold
9.03	JPMCB	700 Main Street	842,284	10,501,964					Leasehold
10	JPMCB	Tysons Tower	1,163,206	19,666,598	3.25	3.07	11.0%	10.4%	Fee
11	JPMCB	900 & 990 Stewart Avenue	228,968	7,447,208	2.01	1.95	9.1%	8.9%	Leasehold	1/31/2030 (900 Stewart Avenue); 7/31/2050 (990 Stewart Avenue)	Four, 10 years and one, 14 years (900 Stewart Avenue); Two, 10 years and one, 14 years (990 Stewart Avenue)
12	JPMCB	Hilton Cincinnati Netherland Plaza	0	7,891,648	1.62	1.62	10.9%	10.9%	Fee
13	CREFI	Oro Valley Marketplace	138,235	3,042,755	1.59	1.52	9.0%	8.6%	Fee
14	JPMCB	Spectrum Brands Global Headquarters	37,818	3,395,434	2.90	2.87	10.1%	10.0%	Fee
15	CREFI	Compass AGP Storage Portfolio	43,693	3,011,972	2.56	2.52	9.3%	9.1%	Fee
15.01	CREFI	Compass Self Storage Bloomfield	11,264	1,056,066					Fee
15.02	CREFI	Compass Self Storage Smyrna	6,061	464,864					Fee
15.03	CREFI	Compass Self Storage Port Richey	7,068	400,824					Fee
15.04	CREFI	Compass Self Storage Wendell	5,958	364,731					Fee
15.05	CREFI	Compass Self Storage Duluth	6,297	369,069					Fee
15.06	CREFI	Compass Self Storage Kennesaw	7,046	356,418					Fee
16	GACC	221 West 29th St	23,750	2,068,293	1.32	1.30	6.4%	6.4%	Leasehold	07/16/2112	None
17	JPMCB	Jersey City Group 1	45,750	2,132,332	1.10	1.08	6.8%	6.7%	Fee
17.01	JPMCB	92 & 96 Highland Avenue							Fee
17.02	JPMCB	58 Van Reypen Street							Fee
17.03	JPMCB	67 Stuyvesant Avenue							Fee
17.04	JPMCB	2729 John F. Kennedy Boulevard							Fee
17.05	JPMCB	1 Britton Street							Fee
17.06	JPMCB	46 Vroom Street							Fee
17.07	JPMCB	6 Tonnele Avenue							Fee
17.08	JPMCB	114 Stuyvesant Avenue							Fee
17.09	JPMCB	64 Newkirk Street							Fee
17.10	JPMCB	153 Academy Street							Fee
18	JPMCB	Jersey City Group 3	46,250	2,076,627	1.11	1.08	6.8%	6.7%	Fee
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard							Fee
18.02	JPMCB	169 Manhattan Avenue							Fee
18.03	JPMCB	78 Congress Street							Fee
18.04	JPMCB	516, 518 & 520 Central Avenue							Fee
18.05	JPMCB	3719 John F. Kennedy Boulevard							Fee
18.06	JPMCB	393 Central Avenue							Fee
18.07	JPMCB	104 Booraem Avenue							Fee
18.08	JPMCB	55 Graham Street							Fee
18.09	JPMCB	95 Beacon Avenue							Fee
19	JPMCB	Grand Canal Shoppes	2,023,806	70,997,903	2.53	2.46	9.6%	9.3%	Fee/Leasehold	5/14/2093 (Venetian Casino Resort); 2/28/2097 (Palazzo Hotel and Casino); 2/29/2064 (Walgreens)	One, 40 years (Walgreens); None (Venetian Hotel and Casino and Palazzo Resort and Casino)
20	JPMCB	230 Park Avenue South	185,990	21,961,566	2.67	2.65	8.9%	8.8%	Fee
21	JPMCB	Villas on Nueces	36,900	2,849,187	2.06	2.04	9.6%	9.5%	Fee
22	GACC	Glendale Portfolio	28,940	1,923,288	1.72	1.70	6.9%	6.8%	Fee
22.01	GACC	Windsor Villas	15,500	1,052,637					Fee
22.02	GACC	720 Louise	13,440	870,651					Fee
23	JPMCB	8 West Centre	510,414	4,653,559	2.07	1.86	11.7%	10.5%	Fee
24	CREFI	Florham Park Corporate Center	483,077	2,723,638	2.26	1.92	12.8%	10.9%	Fee
25	GACC	Sparks Galleria	199,908	2,454,154	3.56	3.29	11.3%	10.4%	Fee
26	CREFI	530 Midwood	24,960	1,515,230	1.81	1.78	7.1%	7.0%	Fee
27	JPMCB	The Rockland	111,600	2,030,669	1.89	1.79	10.7%	10.1%	Fee
28	JPMCB	Sunset North	612,561	13,003,237	2.75	2.63	9.1%	8.7%	Fee
29	JPMCB	600 & 620 National Avenue	0	9,964,007	1.93	1.93	7.2%	7.2%	Fee
30	JPMCB	City Hyde Park	151,409	7,382,754	1.08	1.06	6.7%	6.6%	Fee
31	CREFI	Keystone Plaza	69,224	1,657,642	1.49	1.43	9.3%	9.0%	Fee
32	JPMCB	The Shoppes at Southside	20,731	1,701,233	1.79	1.77	10.4%	10.3%	Fee
33	CREFI	Caughlin Ranch	102,091	1,451,504	2.48	2.32	9.8%	9.2%	Fee
34	GACC	SE Michigan Multifamily Portfolio	238,472	1,746,914	3.65	3.21	14.2%	12.5%	Fee
34.01	GACC	Anthos Garden	83,750	429,661					Fee
34.02	GACC	Top of the Drive	51,504	556,994					Fee
34.03	GACC	Victoria Place	32,718	298,590					Fee
34.04	GACC	Park High	32,928	251,142					Fee

A-1-9

ANNEX A-1

			UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Items ($)	NCF ($)(4)(16)	NOI DSCR(17)	DSCR(17)	Debt Yield %	Debt Yield %	Title Type(18)	Expiration	Extension Terms
34.05	GACC	Boulder Creek	37,572	210,526					Fee
35	GACC	The Shops at Merchant’s Square	59,362	1,199,628	1.61	1.53	9.3%	8.9%	Fee
36	CREFI	333 Cypress	10,250	818,683	1.52	1.50	6.4%	6.3%	Fee
37	CREFI	Arrow Business Park	77,866	1,165,828	1.69	1.58	9.9%	9.3%	Fee
38	CREFI	3 Avenues Shopping Center	88,981	1,348,322	3.31	3.11	11.6%	10.9%	Fee
39	JPMCB	Daniel - The Dinex Group	20,430	895,437	1.59	1.56	7.5%	7.3%	Fee
40	CREFI	CubeSmart Self Storage - Pembroke Pines	11,194	984,370	1.49	1.47	8.4%	8.3%	Fee
41	GACC	Pioneer Plaza	81,623	1,099,439	1.82	1.69	10.2%	9.5%	Fee/Leasehold
42	JPMCB	Bella Vista Phase II	28,800	1,015,439	1.58	1.54	9.9%	9.6%	Fee
43	CREFI	Nobu DC	37,595	878,417	2.35	2.26	8.7%	8.3%	Fee
44	JPMCB	Bay Pointe Apartments	78,500	891,754	1.66	1.53	10.0%	9.2%	Fee
45	CREFI	652 Kent Avenue	75,793	1,417,186	1.54	1.46	18.7%	17.7%	Leasehold	03/14/2031	1 option, 22 years
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	0	1,186,931	4.59	4.59	17.0%	17.0%	Fee
46.01	JPMCB	WoodSpring Suites Grand Rapids	0	771,659					Fee
46.02	JPMCB	WoodSpring Suites Tyler	0	415,272					Fee
47	GACC	Oak Hills Mobile Home Park	12,450	608,570	1.59	1.56	9.1%	8.9%	Fee
48	GACC	Studio Movie Grill Chicago	94,520	721,650	2.59	2.29	14.6%	12.9%	Fee
49	CREFI	532 East 142nd Street	3,750	255,187	1.44	1.42	6.6%	6.5%	Fee
50	JPMCB	1713 Parkway	20,189	337,683	1.67	1.57	9.5%	9.0%	Fee
51	CREFI	Best Storage - South	6,137	437,172	3.39	3.34	12.7%	12.5%	Fee
52	CREFI	WAG Monck’s Corner, SC	6,619	299,411	1.82	1.78	10.2%	10.0%	Fee
53	CREFI	CubeSmart Bryan TX	6,085	267,834	1.66	1.62	9.1%	8.9%	Fee

A-1-10

ANNEX A-1

					UPFRONT ESCROW(20)

			Franchise		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Expiration Date(19)	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	CREFI	Watergate Office Building			0	0	0	750,000	250,005	78,181	0	732,146	Sage Escrow: 590,711.42; Unfunded Obligations:141,435
2	GACC	225 Bush		19%	0	0	0	0	3,012,292	838,031	0	4,983,228	Outstanding TI/LC Reserve: 4,097,105.82; Rent Concession Reserve: 886,121.68
3	JPMCB	Innovation Park			30,912	0	0	115,921	441,662	0	0	0
4	JPMCB	The Essex			4,875	0	0	0	311,439	0	0	0
5	GACC	180 Water			0	0	0	333,406	2,830,078	100,505	0	4,100,046	Conversion Reserve: 1,808,900; Operating Shortfall Reserve: 1,200,000; Prepaid Rent Reserve: 891,145.89; Shortfall Reserve 200,000
6	CREFI	Harvey Building Products			0	0	0	0	0	0	0	0
6.01	CREFI	Londonderry / Manufacturing
6.02	CREFI	Dartmouth / Manufacturing
6.03	CREFI	Waltham Corporate
6.04	CREFI	Woburn
6.05	CREFI	Nashua
6.06	CREFI	Woburn CPD
6.07	CREFI	(West) Bridgewater
6.08	CREFI	Manchester, NH
6.09	CREFI	Norwalk 256
6.10	CREFI	New London
6.11	CREFI	East Haven
6.12	CREFI	Lincoln
6.13	CREFI	Bethlehem
6.14	CREFI	Salem
6.15	CREFI	Norwalk 260
6.16	CREFI	Berlin
6.17	CREFI	Dartmouth
6.18	CREFI	Manchester, CT
6.19	CREFI	Portland
6.20	CREFI	Braintree
6.21	CREFI	Warwick
6.22	CREFI	Fitchburg
6.23	CREFI	Auburn
6.24	CREFI	Berlin CPD
6.25	CREFI	Southampton
6.26	CREFI	Portsmouth
6.27	CREFI	Wilkes-Barre
6.28	CREFI	Hyannis
6.29	CREFI	Springfield
6.30	CREFI	White River Junction
7	CREFI	Legends at Village West			0	227,700	0	10,000,000	3,569,900	0	0	0
8	GACC	80 on the Commons			0	0	0	1,116,512	38,172	0	0	440,537	Free Rent Reserve
9	JPMCB	Osborn Triangle			0	0	0	0	0	0	0	0
9.01	JPMCB	610 Main Street North
9.02	JPMCB	1 Portland Street
9.03	JPMCB	700 Main Street
10	JPMCB	Tysons Tower			0	0	0	0	0	0	0	0
11	JPMCB	900 & 990 Stewart Avenue			1,000,000	0	0	7,000,000	520,691	46,815	0	2,774,228	Outstanding TI/LC Reserve: 1,595,038; Master Lease Reserve: 831,093; Free Rent Reserve: 327,772; Ground Lease Reserve: 20,325
12	JPMCB	Hilton Cincinnati Netherland Plaza	11/30/2029		0	382,383	0	0	460,682	0	0	3,090,409	PIP Reserve: 1,687,534.46; Working Capital Reserve: 902,874.64; Seasonality Reserve: 500,000
13	CREFI	Oro Valley Marketplace			0	10,750	0	990,000	74,538	12,271	0	2,499,530	Unfunded Obligations Reserve: 1,546,537.50; Walmart CAM Funds: 467,500; Gap Rent Funds: 441,992.64; DSW Cotenancy Funds: 43,500
14	JPMCB	Spectrum Brands Global Headquarters			0	0	0	0	0	0	0	0
15	CREFI	Compass AGP Storage Portfolio			0	0	0	0	151,811	0	0	0
15.01	CREFI	Compass Self Storage Bloomfield
15.02	CREFI	Compass Self Storage Smyrna
15.03	CREFI	Compass Self Storage Port Richey
15.04	CREFI	Compass Self Storage Wendell
15.05	CREFI	Compass Self Storage Duluth
15.06	CREFI	Compass Self Storage Kennesaw
16	GACC	221 West 29th St			0	0	0	0	0	37,655	0	0
17	JPMCB	Jersey City Group 1			4,064	0	75,000	0	110,445	0	0	0
17.01	JPMCB	92 & 96 Highland Avenue
17.02	JPMCB	58 Van Reypen Street
17.03	JPMCB	67 Stuyvesant Avenue
17.04	JPMCB	2729 John F. Kennedy Boulevard
17.05	JPMCB	1 Britton Street
17.06	JPMCB	46 Vroom Street
17.07	JPMCB	6 Tonnele Avenue
17.08	JPMCB	114 Stuyvesant Avenue
17.09	JPMCB	64 Newkirk Street
17.10	JPMCB	153 Academy Street
18	JPMCB	Jersey City Group 3			3,854	0	25,000	0	98,739	0	0	0
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard
18.02	JPMCB	169 Manhattan Avenue
18.03	JPMCB	78 Congress Street
18.04	JPMCB	516, 518 & 520 Central Avenue
18.05	JPMCB	3719 John F. Kennedy Boulevard
18.06	JPMCB	393 Central Avenue
18.07	JPMCB	104 Booraem Avenue
18.08	JPMCB	55 Graham Street
18.09	JPMCB	95 Beacon Avenue
19	JPMCB	Grand Canal Shoppes			0	0	0	0	0	0	0	13,527,940	Outstanding TI/LC Reserve: 12,309,694; Gap Rent Reserve: 1,218,246
20	JPMCB	230 Park Avenue South			0	0	0	0	0	0	0	59,026,648	Existing Landlord Obligations Reserve: 34,263,578.42; Rent Concession Reserve: 24,763,069.87
21	JPMCB	Villas on Nueces			3,075	0	0	0	350,000	21,803	0	3,276,087	Retainage Reserve: 2,876,087; Tenant Reimbursement Reserve: 400,000
22	GACC	Glendale Portfolio		Various	0	50,875	0	0	31,688	31,058	0	11,310	Parking Reserve
22.01	GACC	Windsor Villas		13%
22.02	GACC	720 Louise		14%
23	JPMCB	8 West Centre			3,784	37,500	0	1,500,000	1,535,640	0	0	0
24	CREFI	Florham Park Corporate Center			0	18,750	0	0	25,099	8,096	84,389	5,313,329	Managed Healthcare Unfunded Obligations Reserve: 2,222,772; AHS Unfunded Obligations Reserve: 1,727,000; Managed Healthcare Free Rent Reserve: 543,805; AHS Free Rent Reserve: 345,400; Unfunded Tenant Obligations Reserve: 310,164; Free Rent Reserve: 164,188
25	GACC	Sparks Galleria		8%	0	2,703	0	0	23,933	0	0	0
26	CREFI	530 Midwood			0	16,875	0	0	8,954	25,444	0	19,500	Unfunded Obligations
27	JPMCB	The Rockland			10,783	33,990	0	0	239,475	0	0	0
28	JPMCB	Sunset North		7%-9%	12,375	0	0	38,672	153,562	166,282	0	14,787,464	Outstanding TI/LC Reserve: 14,380,753.87; Free Rent Reserve: 406,709.78
29	JPMCB	600 & 620 National Avenue		6%	75,532	0	0	0	0	0	0	12,085,120	Outstanding TI/LC Reserve
30	JPMCB	City Hyde Park			4,834	0	0	11,465	360,081	70,907	0	446,473	Outstanding TI/LC Reserve: 421,473; OneFish TwoFish Reserve: 25,000
31	CREFI	Keystone Plaza			6,037	5,625	0	150,000	275,195	70,452	0	270,000	Roof Reserve
32	JPMCB	The Shoppes at Southside			300,000	0	0	700,000	273,938	0	0	1,762,250	Aspen Dental Reserve: 1,413,750; Outstanding TI Reserve: 348,500
33	CREFI	Caughlin Ranch		12%	0	0	0	0	27,532	46,467	0	141,435	Unfunded Obligations
34	GACC	SE Michigan Multifamily Portfolio			0	250,020	0	0	146,878	242,687	0	0
34.01	GACC	Anthos Garden
34.02	GACC	Top of the Drive
34.03	GACC	Victoria Place
34.04	GACC	Park High

A-1-11

ANNEX A-1

					UPFRONT ESCROW(20)

			Franchise		Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Expiration Date(19)	PML %	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
34.05	GACC	Boulder Creek
35	GACC	The Shops at Merchant’s Square			0	0	0	0	0	22,849	0	2,410,947	Outstanding TI/LC Reserve: 1,937,753.99; Free Rent Reserve: 473,193
36	CREFI	333 Cypress			0	4,313	0	0	1,212	0	0	172,716	421-a Units Reserve
37	CREFI	Arrow Business Park		19%	33,140	0	0	82,850	101,360	7,766	0	0
38	CREFI	3 Avenues Shopping Center			0	0	0	0	17,523	80,843	0	0
39	JPMCB	Daniel - The Dinex Group			530	0	0	0	0	5,306	0	28,500	Condominium Assessments Reserve
40	CREFI	CubeSmart Self Storage - Pembroke Pines			149,550	0	0	0	193,823	48,591	0	0
41	GACC	Pioneer Plaza		7%	0	576,000	0	0	209,194	0	0	0
42	JPMCB	Bella Vista Phase II			2,400	0	0	0	115,742	0	0	0
43	CREFI	Nobu DC			0	0	0	0	70,197	0	0	0
44	JPMCB	Bay Pointe Apartments			9,158	97,625	0	0	150,342	0	0	0
45	CREFI	652 Kent Avenue			0	35,539	0	300,000	60,775	4,921	0	6,667	Ground Lease Reserve
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler			0	0	0	0	42,993	0	0	0
46.01	JPMCB	WoodSpring Suites Grand Rapids	04/16/2028
46.02	JPMCB	WoodSpring Suites Tyler	10/26/2028
47	GACC	Oak Hills Mobile Home Park			0	35,730	0	0	38,387	10,500	0	0
48	GACC	Studio Movie Grill Chicago			297,395	5,625	0	0	108,031	0	0	0
49	CREFI	532 East 142nd Street			0	0	0	0	476	0	0	446,176	421-a Units Reserve: 46,176; Holdback Reserve: 400,000
50	JPMCB	1713 Parkway			136	0	0	1,361	132,783	1,893	0	104,209	Outstanding TI/LC Leasing Cost Reserve: 79,377; Outstanding Fee/Gap Rent Reserve: 24,832
51	CREFI	Best Storage - South		7%	0	0	0	0	6,847	2,346	0	0
52	CREFI	WAG Monck’s Corner, SC			0	0	0	0	0	0	0	0
53	CREFI	CubeSmart Bryan TX			0	0	0	0	43,497	5,513	0	0

A-1-12

ANNEX A-1

			MONTHLY ESCROW(21)							RESERVE CAPS(22)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
1	CREFI	Watergate Office Building	3,587	0	26,900	125,003	11,169	Springing	Sage Escrow			2,364,000
2	GACC	225 Bush	9,666	0	96,665	376,536	119,719	0		231,995		3,479,922
3	JPMCB	Innovation Park	30,912	0	115,921	147,221	Springing	0				1,400,000
4	JPMCB	The Essex	5,415	0	0	62,288	Springing	0
5	GACC	180 Water	11,936	0	0	739,930	82,813	Springing	Prepaid Rent Reserve
6	CREFI	Harvey Building Products	Springing	0	0	Springing	Springing	0
6.01	CREFI	Londonderry / Manufacturing
6.02	CREFI	Dartmouth / Manufacturing
6.03	CREFI	Waltham Corporate
6.04	CREFI	Woburn
6.05	CREFI	Nashua
6.06	CREFI	Woburn CPD
6.07	CREFI	(West) Bridgewater
6.08	CREFI	Manchester, NH
6.09	CREFI	Norwalk 256
6.10	CREFI	New London
6.11	CREFI	East Haven
6.12	CREFI	Lincoln
6.13	CREFI	Bethlehem
6.14	CREFI	Salem
6.15	CREFI	Norwalk 260
6.16	CREFI	Berlin
6.17	CREFI	Dartmouth
6.18	CREFI	Manchester, CT
6.19	CREFI	Portland
6.20	CREFI	Braintree
6.21	CREFI	Warwick
6.22	CREFI	Fitchburg
6.23	CREFI	Auburn
6.24	CREFI	Berlin CPD
6.25	CREFI	Southampton
6.26	CREFI	Portsmouth
6.27	CREFI	Wilkes-Barre
6.28	CREFI	Hyannis
6.29	CREFI	Springfield
6.30	CREFI	White River Junction
7	CREFI	Legends at Village West	9,955	0	Springing	594,983	Springing	0				2,500,000
8	GACC	80 on the Commons	5,693	0	Springing	6,362	Springing	Springing	Condominium Reserve
9	JPMCB	Osborn Triangle	0	0	0	Springing	Springing	0
9.01	JPMCB	610 Main Street North
9.02	JPMCB	1 Portland Street
9.03	JPMCB	700 Main Street
10	JPMCB	Tysons Tower	Springing	0	Springing	Springing	Springing	0		1,000,000		1,321,825
11	JPMCB	900 & 990 Stewart Avenue	0	0	0	173,564	16,073	Springing	Ground Lease Reserve
12	JPMCB	Hilton Cincinnati Netherland Plaza	4% of Gross Revenues	0	0	115,170	Springing	18,745	Condominium Reserve: 18,745; Seasonality Reserve: Springing							Seasonality Reserve: 1,000,000
13	CREFI	Oro Valley Marketplace	5,108	0	Springing	74,538	6,135	0				880,000
14	JPMCB	Spectrum Brands Global Headquarters	3,152	0	5,235	Springing	Springing	0				250,000
15	CREFI	Compass AGP Storage Portfolio	3,641	0	0	45,006	Springing	0
15.01	CREFI	Compass Self Storage Bloomfield
15.02	CREFI	Compass Self Storage Smyrna
15.03	CREFI	Compass Self Storage Port Richey
15.04	CREFI	Compass Self Storage Wendell
15.05	CREFI	Compass Self Storage Duluth
15.06	CREFI	Compass Self Storage Kennesaw
16	GACC	221 West 29th St	1,979	0	0	8,301	5,379	78,030	Ground Rent Reserve
17	JPMCB	Jersey City Group 1	4,064	0	0	27,611	Springing	0		48,678
17.01	JPMCB	92 & 96 Highland Avenue
17.02	JPMCB	58 Van Reypen Street
17.03	JPMCB	67 Stuyvesant Avenue
17.04	JPMCB	2729 John F. Kennedy Boulevard
17.05	JPMCB	1 Britton Street
17.06	JPMCB	46 Vroom Street
17.07	JPMCB	6 Tonnele Avenue
17.08	JPMCB	114 Stuyvesant Avenue
17.09	JPMCB	64 Newkirk Street
17.10	JPMCB	153 Academy Street
18	JPMCB	Jersey City Group 3	3,854	0	0	24,685	Springing	0		46,250
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard
18.02	JPMCB	169 Manhattan Avenue
18.03	JPMCB	78 Congress Street
18.04	JPMCB	516, 518 & 520 Central Avenue
18.05	JPMCB	3719 John F. Kennedy Boulevard
18.06	JPMCB	393 Central Avenue
18.07	JPMCB	104 Booraem Avenue
18.08	JPMCB	55 Graham Street
18.09	JPMCB	95 Beacon Avenue
19	JPMCB	Grand Canal Shoppes	Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve	386,928		2,321,544
20	JPMCB	230 Park Avenue South	0	0	0	Springing	Springing	0
21	JPMCB	Villas on Nueces	3,075	0	0	80,138	11,228	Springing	Prepaid Rent Reserve	110,700
22	GACC	Glendale Portfolio	2,167	0	0	31,688	3,451	0		104,016
22.01	GACC	Windsor Villas
22.02	GACC	720 Louise
23	JPMCB	8 West Centre	3,784	0	23,651	139,493	Springing	0				851,419
24	CREFI	Florham Park Corporate Center	3,851	0	29,167	25,099	4,048	0				2,100,000
25	GACC	Sparks Galleria	3,507	0	13,152	23,933	Springing	0		84,172		315,644
26	CREFI	530 Midwood	1,080	0	0	2,985	2,313	0		51,840
27	JPMCB	The Rockland	10,783	0	0	34,211	Springing	0
28	JPMCB	Sunset North	12,375	0	38,672	153,562	33,256	0		445,499		928,122
29	JPMCB	600 & 620 National Avenue	Springing	0	0	Springing	Springing	0		75,532
30	JPMCB	City Hyde Park	4,834	0	11,465	120,027	8,863	0				687,888
31	CREFI	Keystone Plaza	770	0	6,418	25,799	6,040	0		45,000		400,000
32	JPMCB	The Shoppes at Southside	Springing	0	Springing	23,984	Springing	0		30,000
33	CREFI	Caughlin Ranch	1,417	0	7,086	13,766	4,224	0
34	GACC	SE Michigan Multifamily Portfolio	19,896	0	0	29,276	41,754	0
34.01	GACC	Anthos Garden
34.02	GACC	Top of the Drive
34.03	GACC	Victoria Place
34.04	GACC	Park High

A-1-13

ANNEX A-1

			MONTHLY ESCROW(21)							RESERVE CAPS(22)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly	CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)
34.05	GACC	Boulder Creek
35	GACC	The Shops at Merchant’s Square	712	0	Springing	10,034	2,856	0		34,176		60,000
36	CREFI	333 Cypress	854	0	0	404	Springing	0
37	CREFI	Arrow Business Park	2,532	0	6,904	20,272	2,589	0				400,000
38	CREFI	3 Avenues Shopping Center	1,029	0	5,719	8,762	6,737	0				80,000
39	JPMCB	Daniel - The Dinex Group	530	0	0	71,519	781	Springing	Condominium Assessments Reserve
40	CREFI	CubeSmart Self Storage - Pembroke Pines	933	0	0	16,152	3,738	0
41	GACC	Pioneer Plaza	1,600	0	5,201	17,433	Springing	0		38,411		124,835
42	JPMCB	Bella Vista Phase II	2,400	0	0	22,132	Springing	0
43	CREFI	Nobu DC	Springing	0	Springing	23,399	Springing	Springing	Condominium Assessment Reserve
44	JPMCB	Bay Pointe Apartments	9,158	0	0	16,705	Springing	0
45	CREFI	652 Kent Avenue	1,533	0	0	10,129	4,921	Springing	Ground Lease Reserve
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	Springing	0	0	10,734	Springing	Springing	PIP Reserve
46.01	JPMCB	WoodSpring Suites Grand Rapids
46.02	JPMCB	WoodSpring Suites Tyler
47	GACC	Oak Hills Mobile Home Park	1,038	0	0	9,597	Springing	0
48	GACC	Studio Movie Grill Chicago	815	0	7,063	36,010	Springing	0		29,334
49	CREFI	532 East 142nd Street	313	0	0	79	Springing	0
50	JPMCB	1713 Parkway	136	0	1,361	12,071	975	0				48,983
51	CREFI	Best Storage - South	511	0	0	2,282	1,173	0
52	CREFI	WAG Monck’s Corner, SC	185	0	1,235	Springing	Springing	0
53	CREFI	CubeSmart Bryan TX	507	0	0	3,954	Springing	0

A-1-14

ANNEX A-1

				LARGEST TENANT (4), (23), (24), (25)			2nd LARGEST TENANT (4), (23), (24), (25)			3rd LARGEST TENANT (4), (23), (24), (25)			4th LARGEST TENANT (4), (23), (24), (25)

			Single			Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	CREFI	Watergate Office Building	No	National Trust for Historic Preservation	37,745	12/31/28	George Washington University	36,529	07/31/27	SAGE Publications	26,188	10/31/22	KIPP DC	18,422	09/30/25
2	GACC	225 Bush	No	Twitch Interactive	84,035	08/18/21	LiveRamp, Inc	76,724	05/04/22	Benefit Cosmetics, LLC	61,917	08/31/20	Handshake	52,735	07/30/27
3	JPMCB	Innovation Park	No	AXA Equitable	291,528	11/30/28	Allstate Insurance Company	257,393	12/31/27	Classic Graphics	238,744	01/31/26	Alight Solutions LLC	216,377	11/30/25
4	JPMCB	The Essex	No	Regal Cinemas	65,000	03/31/39
5	GACC	180 Water	No	Citibank	3,496	04/30/29	180 Water Donuts LLC	750	08/31/29
6	CREFI	Harvey Building Products	Yes
6.01	CREFI	Londonderry / Manufacturing	Yes	Harvey Building Products	376,294	10/21/39
6.02	CREFI	Dartmouth / Manufacturing	Yes	Harvey Building Products	235,239	10/21/39
6.03	CREFI	Waltham Corporate	Yes	Harvey Building Products	54,400	10/21/39
6.04	CREFI	Woburn	Yes	Harvey Building Products	76,054	10/21/39
6.05	CREFI	Nashua	Yes	Harvey Building Products	111,594	10/21/39
6.06	CREFI	Woburn CPD	Yes	Harvey Building Products	59,800	10/21/39
6.07	CREFI	(West) Bridgewater	Yes	Harvey Building Products	81,776	10/21/39
6.08	CREFI	Manchester, NH	Yes	Harvey Building Products	81,747	10/21/39
6.09	CREFI	Norwalk 256	Yes	Harvey Building Products	40,232	10/21/39
6.10	CREFI	New London	Yes	Harvey Building Products	70,642	10/21/39
6.11	CREFI	East Haven	Yes	Harvey Building Products	70,089	10/21/39
6.12	CREFI	Lincoln	Yes	Harvey Building Products	80,240	10/21/39
6.13	CREFI	Bethlehem	Yes	Harvey Building Products	71,091	10/21/39
6.14	CREFI	Salem	Yes	Harvey Building Products	58,286	10/21/39
6.15	CREFI	Norwalk 260	Yes	Harvey Building Products	30,000	10/21/39
6.16	CREFI	Berlin	Yes	Harvey Building Products	43,796	10/21/39
6.17	CREFI	Dartmouth	Yes	Harvey Building Products	63,117	10/21/39
6.18	CREFI	Manchester, CT	Yes	Harvey Building Products	49,175	10/21/39
6.19	CREFI	Portland	Yes	Harvey Building Products	48,145	10/21/39
6.20	CREFI	Braintree	Yes	Harvey Building Products	32,531	10/21/39
6.21	CREFI	Warwick	Yes	Harvey Building Products	43,899	10/21/39
6.22	CREFI	Fitchburg	Yes	Harvey Building Products	39,433	10/21/39
6.23	CREFI	Auburn	Yes	Harvey Building Products	37,132	10/21/39
6.24	CREFI	Berlin CPD	Yes	Harvey Building Products	28,163	10/21/39
6.25	CREFI	Southampton	Yes	Harvey Building Products	36,421	10/21/39
6.26	CREFI	Portsmouth	Yes	Harvey Building Products	31,470	10/21/39
6.27	CREFI	Wilkes-Barre	Yes	Harvey Building Products	32,200	10/21/39
6.28	CREFI	Hyannis	Yes	Harvey Building Products	24,070	10/21/39
6.29	CREFI	Springfield	Yes	Harvey Building Products	25,347	10/21/39
6.30	CREFI	White River Junction	Yes	Harvey Building Products	13,736	10/21/39
7	CREFI	Legends at Village West	No	American Multi-Cinema, Inc.	88,270	08/31/28	Dave & Busters	46,953	11/30/22	TJ Maxx	29,956	10/31/20	H&M	25,025	01/31/28
8	GACC	80 on the Commons	No	Root Insurance	109,062	11/30/24	Coastal Ridge	20,001	06/30/30	BBI Logistics	18,815	09/30/27	AEP Service Company	11,847	01/31/24
9	JPMCB	Osborn Triangle	Various
9.01	JPMCB	610 Main Street North	No	Pfizer	270,056	12/31/31	Sulmona Restaurant Group	3,355	02/28/27	Café Luna	2,328	03/31/27	Boston Burger	1,984	09/30/27
9.02	JPMCB	1 Portland Street	Yes	Pfizer	229,330	01/31/24
9.03	JPMCB	700 Main Street	No	Novartis Institutes for Biomedical Research, Inc.	99,883	07/31/24	Lab Central Inc.	68,996	03/31/27
10	JPMCB	Tysons Tower	No	Intelsat Global Service Corporation	212,572	07/31/29	Deloitte, LLP	94,378	08/31/27	Splunk Inc	57,521	05/31/22	Morgan Franklin	28,553	02/28/27
11	JPMCB	900 & 990 Stewart Avenue	No	AON	60,143	09/01/28	Wright Risk Management	37,550	06/01/29	Meyer, Suozzi, English & Klein	35,578	02/01/26	Contour Mortgage	21,566	10/01/25
12	JPMCB	Hilton Cincinnati Netherland Plaza	No
13	CREFI	Oro Valley Marketplace	No	Wal-Mart	195,273	03/27/28	Ashley Furniture	45,197	01/31/35	Century Theatres	39,081	10/31/23	Best Buy	30,162	03/31/22
14	JPMCB	Spectrum Brands Global Headquarters	Yes	Spectrum	252,122	02/01/34
15	CREFI	Compass AGP Storage Portfolio	No
15.01	CREFI	Compass Self Storage Bloomfield	No
15.02	CREFI	Compass Self Storage Smyrna	No
15.03	CREFI	Compass Self Storage Port Richey	No
15.04	CREFI	Compass Self Storage Wendell	No
15.05	CREFI	Compass Self Storage Duluth	No
15.06	CREFI	Compass Self Storage Kennesaw	No
16	GACC	221 West 29th St	No
17	JPMCB	Jersey City Group 1	No
17.01	JPMCB	92 & 96 Highland Avenue	No
17.02	JPMCB	58 Van Reypen Street	No
17.03	JPMCB	67 Stuyvesant Avenue	No
17.04	JPMCB	2729 John F. Kennedy Boulevard	No
17.05	JPMCB	1 Britton Street	No
17.06	JPMCB	46 Vroom Street	No
17.07	JPMCB	6 Tonnele Avenue	No
17.08	JPMCB	114 Stuyvesant Avenue	No
17.09	JPMCB	64 Newkirk Street	No
17.10	JPMCB	153 Academy Street	No
18	JPMCB	Jersey City Group 3	No
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard	No
18.02	JPMCB	169 Manhattan Avenue	No
18.03	JPMCB	78 Congress Street	No
18.04	JPMCB	516, 518 & 520 Central Avenue	No
18.05	JPMCB	3719 John F. Kennedy Boulevard	No
18.06	JPMCB	393 Central Avenue	No
18.07	JPMCB	104 Booraem Avenue	No
18.08	JPMCB	55 Graham Street	No
18.09	JPMCB	95 Beacon Avenue	No
19	JPMCB	Grand Canal Shoppes	No	The Venetian Casino Resort	81,105	05/31/29	Tao Nightclub	49,441	01/31/25	Madame ‘Tussaud Las Vegas	28,235	07/31/24	Regis Galerie	28,099	05/31/25
20	JPMCB	230 Park Avenue South	No	Discovery	361,214	01/31/37	JP Morgan Chase	12,165	07/09/21	Earth Mail	314	02/28/21
21	JPMCB	Villas on Nueces	No
22	GACC	Glendale Portfolio	No
22.01	GACC	Windsor Villas	No
22.02	GACC	720 Louise	No
23	JPMCB	8 West Centre	No	Helix Energy Solutions Group	118,630	06/30/25	Cameron International Corp.	106,801	11/30/23
24	CREFI	Florham Park Corporate Center	No	Managed Healthcare Associates	39,060	10/31/21	Atlantic Ambulance Corp.	22,295	04/30/29	Prime Pensions	15,966	11/30/25	AHS Hospital Corporation	12,245	04/30/29
25	GACC	Sparks Galleria	No	Fitness Connection	41,537	12/31/23	Marshalls	40,233	08/31/28	Sprouts	30,323	06/30/33	Office Depot	18,813	07/31/25
26	CREFI	530 Midwood	No	Knickerbocker Dialysis	9,600	09/30/27
27	JPMCB	The Rockland	No
28	JPMCB	Sunset North	No	Intellectual Ventures	152,633	05/31/25	ArenaNet	96,839	05/31/29	WeWork	78,303	12/31/31	Farmers	61,327	05/31/29
29	JPMCB	600 & 620 National Avenue	Yes	Google	151,064	05/31/29
30	JPMCB	City Hyde Park	No	Whole Foods	30,326	06/30/26	Marshalls	26,020	05/31/26	Michaels	18,141	02/28/26	RGN-Chicago XXXII LLC	16,614	07/31/26
31	CREFI	Keystone Plaza	No	Jumbo Buffet	6,440	02/28/23	Popular Community Bank	6,408	08/31/26	Mr. Fresh Farmers Market	5,806	03/31/23	Specialty Lighting & Bulbs	3,600	01/31/21
32	JPMCB	The Shoppes at Southside	No	Best Buy	45,802	03/31/25	Urban Air	40,000	07/31/29	David’s Bridal	10,000	09/30/29	Chick-fil-A	4,261	10/31/24
33	CREFI	Caughlin Ranch	No	Raleys	50,451	06/30/31	Anytime Fitness	8,000	06/30/20	Renown Health	6,453	01/31/27	Ice Age Meals	6,000	12/31/20
34	GACC	SE Michigan Multifamily Portfolio	No
34.01	GACC	Anthos Garden	No
34.02	GACC	Top of the Drive	No
34.03	GACC	Victoria Place	No
34.04	GACC	Park High	No

A-1-15

ANNEX A-1

				LARGEST TENANT (4), (23), (24), (25)			2nd LARGEST TENANT (4), (23), (24), (25)			3rd LARGEST TENANT (4), (23), (24), (25)			4th LARGEST TENANT (4), (23), (24), (25)

			Single			Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	Tenant	Largest Tenant	Unit Size	Expiration	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
34.05	GACC	Boulder Creek	No
35	GACC	The Shops at Merchant’s Square	No	Ulta	10,417	06/30/29	Chuy’s	7,142	10/31/34	Char	6,000	07/31/29	Brass Tap	3,502	06/30/29
36	CREFI	333 Cypress	No
37	CREFI	Arrow Business Park	No	Walco Inc.	12,631	09/30/23	Joe Cantone and Neal Cantone dba Pomona Print Shop	10,362	07/31/21	La Rocque Better Roofs Inc.	7,082	07/31/21	American Threat Assessment Consulting, Inc.	4,359	10/31/22
38	CREFI	3 Avenues Shopping Center	No	Bonefish Grill	5,500	06/30/23	Panera Bread	5,100	06/30/24	Chase Bank	4,335	10/13/33	Caliber	4,000	08/31/21
39	JPMCB	Daniel - The Dinex Group	Yes	Daniel	17,765	10/14/39
40	CREFI	CubeSmart Self Storage - Pembroke Pines	No
41	GACC	Pioneer Plaza	No	Safeway	47,019	06/30/23	Top to Bottom	8,143	03/31/20	Dragon Vine	3,926	01/31/20	Shari’s	3,809	08/31/25
42	JPMCB	Bella Vista Phase II	No
43	CREFI	Nobu DC	Yes	Nobu	13,211	09/11/37
44	JPMCB	Bay Pointe Apartments	No
45	CREFI	652 Kent Avenue	Yes	Brink’s	92,000	08/31/39
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	No
46.01	JPMCB	WoodSpring Suites Grand Rapids	No
46.02	JPMCB	WoodSpring Suites Tyler	No
47	GACC	Oak Hills Mobile Home Park	No
48	GACC	Studio Movie Grill Chicago	Yes	Studio Movie Grill	65,186	01/31/29
49	CREFI	532 East 142nd Street	No
50	JPMCB	1713 Parkway	No	Comerica Bank	2,781	11/14/28	Pizza Hut	1,585	12/01/24	Austin Gourmet Popcorn	1,477	04/01/24	Teapioca Lounge	1,471	01/08/28
51	CREFI	Best Storage - South	No
52	CREFI	WAG Monck’s Corner, SC	Yes	Walgreens	14,820	08/31/31
53	CREFI	CubeSmart Bryan TX	No

A-1-16

ANNEX A-1

5th LARGEST TENANT (4), (23), (24), (25)

					Lease	Loan		Lockbox	Lockbox	Cash
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(26)	(Y/N)	Type(27)	Management(27)
1	CREFI	Watergate Office Building	National League for Nursing	18,299	04/30/26	Acquisition	Scott J. Seligman	Yes	Hard	Springing
2	GACC	225 Bush	SunRun	43,850	05/31/24	Refinance	Kylli Inc.	Yes	Hard	Springing
3	JPMCB	Innovation Park	Wells Fargo Bank	196,613	03/31/25	Acquisition	Aleph Investment Properties (US), LLLP, Aleph Investment Properties, LLLP	Yes	Hard	Springing
4	JPMCB	The Essex				Refinance	Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron, Joseph Ferrara	Yes	Hard	Springing
5	GACC	180 Water				Refinance	Nathan Berman	Yes	Hard	In Place
6	CREFI	Harvey Building Products				Acquisition	AG Net Lease IV Corp.	Yes	Hard	Springing
6.01	CREFI	Londonderry / Manufacturing
6.02	CREFI	Dartmouth / Manufacturing
6.03	CREFI	Waltham Corporate
6.04	CREFI	Woburn
6.05	CREFI	Nashua
6.06	CREFI	Woburn CPD
6.07	CREFI	(West) Bridgewater
6.08	CREFI	Manchester, NH
6.09	CREFI	Norwalk 256
6.10	CREFI	New London
6.11	CREFI	East Haven
6.12	CREFI	Lincoln
6.13	CREFI	Bethlehem
6.14	CREFI	Salem
6.15	CREFI	Norwalk 260
6.16	CREFI	Berlin
6.17	CREFI	Dartmouth
6.18	CREFI	Manchester, CT
6.19	CREFI	Portland
6.20	CREFI	Braintree
6.21	CREFI	Warwick
6.22	CREFI	Fitchburg
6.23	CREFI	Auburn
6.24	CREFI	Berlin CPD
6.25	CREFI	Southampton
6.26	CREFI	Portsmouth
6.27	CREFI	Wilkes-Barre
6.28	CREFI	Hyannis
6.29	CREFI	Springfield
6.30	CREFI	White River Junction
7	CREFI	Legends at Village West	Off Broadway Shoes	21,554	01/31/26	Refinance	Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P.	Yes	Hard	Springing
8	GACC	80 on the Commons	Sweney Cartwright	4,665	12/31/26	Acquisition	Starwood REIT Operating Partnership, L.P.	Yes	Soft (Multifamily); Hard (Office)	Springing
9	JPMCB	Osborn Triangle				Acquisition	NAP	Yes	Hard	Springing
9.01	JPMCB	610 Main Street North	Revela	1,015	07/31/27
9.02	JPMCB	1 Portland Street
9.03	JPMCB	700 Main Street
10	JPMCB	Tysons Tower	Reed Smith LLP	28,553	07/31/29	Recapitalization	NAP	Yes	Hard	Springing
11	JPMCB	900 & 990 Stewart Avenue	Nationwide	18,787	08/01/23	Acquisition	Leibel Lederman	Yes	Hard	In Place
12	JPMCB	Hilton Cincinnati Netherland Plaza				Refinance	Greg A. Power	Yes	Hard	In Place
13	CREFI	Oro Valley Marketplace	Big Lots	28,486	01/31/21	Acquisition	HSL Properties, Inc., Town West Realty, Inc. and Town West Realty II, Inc.	Yes	Springing	Springing
14	JPMCB	Spectrum Brands Global Headquarters				Acquisition	HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, HGGP Capital XIV, LP	Yes	Hard	Springing
15	CREFI	Compass AGP Storage Portfolio				Refinance	Robert J. Amsdell, Barry L. Amsdell	Yes	Springing	Springing
15.01	CREFI	Compass Self Storage Bloomfield
15.02	CREFI	Compass Self Storage Smyrna
15.03	CREFI	Compass Self Storage Port Richey
15.04	CREFI	Compass Self Storage Wendell
15.05	CREFI	Compass Self Storage Duluth
15.06	CREFI	Compass Self Storage Kennesaw
16	GACC	221 West 29th St				Refinance	IronState Holdings LLC, Charles Blaichman, Scott Shnay, Abram Shnay	Yes	Springing	Springing
17	JPMCB	Jersey City Group 1				Refinance	Joseph Ehrman, Barry Schreiber	Yes	Springing	Springing
17.01	JPMCB	92 & 96 Highland Avenue
17.02	JPMCB	58 Van Reypen Street
17.03	JPMCB	67 Stuyvesant Avenue
17.04	JPMCB	2729 John F. Kennedy Boulevard
17.05	JPMCB	1 Britton Street
17.06	JPMCB	46 Vroom Street
17.07	JPMCB	6 Tonnele Avenue
17.08	JPMCB	114 Stuyvesant Avenue
17.09	JPMCB	64 Newkirk Street
17.10	JPMCB	153 Academy Street
18	JPMCB	Jersey City Group 3				Refinance	Joseph Ehrman, Barry Schreiber	Yes	Springing	Springing
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard
18.02	JPMCB	169 Manhattan Avenue
18.03	JPMCB	78 Congress Street
18.04	JPMCB	516, 518 & 520 Central Avenue
18.05	JPMCB	3719 John F. Kennedy Boulevard
18.06	JPMCB	393 Central Avenue
18.07	JPMCB	104 Booraem Avenue
18.08	JPMCB	55 Graham Street
18.09	JPMCB	95 Beacon Avenue
19	JPMCB	Grand Canal Shoppes	Grand Lux Café	19,100	12/31/29	Refinance	BPR Nimbus LLC	Yes	Hard	Springing
20	JPMCB	230 Park Avenue South				Refinance	TF Cornerstone Properties, LLC	Yes	Hard	Springing
21	JPMCB	Villas on Nueces				Refinance	Brad J. Zucker	Yes	Soft	Springing
22	GACC	Glendale Portfolio				Refinance	The Robert and Marjorie Champion Trust	Yes	Springing	Springing
22.01	GACC	Windsor Villas
22.02	GACC	720 Louise
23	JPMCB	8 West Centre				Refinance	Azrieli Group Ltd.	Yes	Hard	In Place
24	CREFI	Florham Park Corporate Center	COWI-North America Inc.	11,178	11/30/27	Acquisition	Joseph Brachfeld, Patrick J. Magee	Yes	Hard	Springing
25	GACC	Sparks Galleria	Salons by JC	6,530	10/09/25	Acquisition	CIRE OPCO I, LLC	Yes	Hard	Springing
26	CREFI	530 Midwood				Refinance	Joel Wertzberger	Yes	Springing	Springing
27	JPMCB	The Rockland				Acquisition	Brian Nelson	Yes	Springing	Springing
28	JPMCB	Sunset North	GM Cruise	32,331	11/30/26	Acquisition	Kennedy-Wilson Holdings, Inc.	Yes	Hard	Springing
29	JPMCB	600 & 620 National Avenue				Acquisition	Brett Michael Lipman, Farshid Steve Shokouhi	Yes	Hard	Springing
30	JPMCB	City Hyde Park	Hyde Park OneFish TwoFish LLC	5,255	07/31/27	Refinance	LARP Holdings, LLC	Yes	Springing Soft (Multifamily); Springing Hard (Retail)	Springing
31	CREFI	Keystone Plaza	The Sherwin-Williams Company	3,240	10/31/23	Refinance	Irwin Tauber, Tauber Family 2001 Dynasty Trust	Yes	Hard	Springing
32	JPMCB	The Shoppes at Southside	Deerwood Jewelers	2,800	07/31/22	Acquisition	Adam Greenberg, Michael Lapointe, Abbey Berkowitz, Phyllis McHenry, Anthony DeRosa	Yes	Springing	Springing
33	CREFI	Caughlin Ranch	Pitts Orthodontics	4,800	10/31/23	Refinance	ShopOne Centers Operating Partnership, L.P.	Yes	Hard	Springing
34	GACC	SE Michigan Multifamily Portfolio				Refinance	Kenneth Teagle, Trent Keliher, Robin Scrimgeour	Yes	Springing	Springing
34.01	GACC	Anthos Garden
34.02	GACC	Top of the Drive
34.03	GACC	Victoria Place
34.04	GACC	Park High

A-1-17

ANNEX A-1

5th LARGEST TENANT (4), (23), (24), (25)

					Lease	Loan		Lockbox	Lockbox	Cash
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(26)	(Y/N)	Type(27)	Management(27)
34.05	GACC	Boulder Creek
35	GACC	The Shops at Merchant’s Square	Aspen Dental	3,334	01/31/30	Refinance	Remy F. Gross III, Maximillian J. Grelier III	Yes	Springing	Springing
36	CREFI	333 Cypress				Refinance	Robert Rosenberg	Yes	Springing	Springing
37	CREFI	Arrow Business Park	B and K Electric Wholesale	4,108	04/30/22	Acquisition	ACEM LLC	Yes	Soft	Springing
38	CREFI	3 Avenues Shopping Center	Jos A Bank	3,904	11/12/23	Refinance	Peter Scott Parker	Yes	Springing	Springing
39	JPMCB	Daniel - The Dinex Group				Refinance	The Dinex Group, LLC	Yes	Hard	Springing
40	CREFI	CubeSmart Self Storage - Pembroke Pines				Acquisition	Jacob Ramage	Yes	Springing	Springing
41	GACC	Pioneer Plaza	Oishii Sushi	3,600	10/31/27	Acquisition	Kenneth Levy	Yes	Springing	Springing
42	JPMCB	Bella Vista Phase II				Acquisition	Bernard McGuire, Eugene McGuire	Yes	Springing	Springing
43	CREFI	Nobu DC				Recapitalization	PRP REI, LLC	Yes	Hard	Springing
44	JPMCB	Bay Pointe Apartments				Refinance	Gary W. Gates, Jr.	Yes	Soft	Springing
45	CREFI	652 Kent Avenue				Refinance	Emil LLC	Yes	Springing	Springing
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler				Refinance	Richard D. Squires	Yes	Springing	Springing
46.01	JPMCB	WoodSpring Suites Grand Rapids
46.02	JPMCB	WoodSpring Suites Tyler
47	GACC	Oak Hills Mobile Home Park				Refinance	James A. Martin	Yes	Springing	Springing
48	GACC	Studio Movie Grill Chicago				Acquisition	Jon Goldstein	Yes	Hard	Springing
49	CREFI	532 East 142nd Street				Refinance	Robert Rosenberg	Yes	Springing	Springing
50	JPMCB	1713 Parkway	Cookie Cutters	1,213	10/17/27	Refinance	Joseph L. Priske	Yes	Springing	Springing
51	CREFI	Best Storage - South				Refinance	Arthur Lloyd Davidson, Jr.	Yes	Springing	Springing
52	CREFI	WAG Monck’s Corner, SC				Acquisition	Joseph Perri	Yes	Springing	Springing
53	CREFI	CubeSmart Bryan TX				Acquisition	Lawrence Charles Kaplan, George Thacker, Richard Schontz	Yes	Springing	Springing

A-1-18

ANNEX A-1

			Pari Passu Debt					Additional Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)(28)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)(29)	Debt Type(s)	Date Balance	Interest Rate
1	CREFI	Watergate Office Building	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
2	GACC	225 Bush	Yes	Yes	60,000,000	143,600,000	203,600,000	No	Yes	Subordinate Debt	146,400,000	3.30300
3	JPMCB	Innovation Park	Yes	No	60,000,000	122,250,000	182,250,000	Yes	No	Permitted Mezz	NAP	NAP
4	JPMCB	The Essex	Yes	Yes	56,900,000	60,100,000	117,000,000	No	Yes	Subordinate Debt (58,000,000)/Mezzanine Loan (40,000,000)	98,000,000	5.81122
5	GACC	180 Water	Yes	No	50,000,000	87,500,000	137,500,000	Yes	Yes	Subordinate Debt (127,500,000)/Mezzanine Loan (100,000,000)/Permitted Mezzanine	227,500,000	5.55966
6	CREFI	Harvey Building Products	Yes	Yes	50,000,000	110,000,000	160,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
6.01	CREFI	Londonderry / Manufacturing
6.02	CREFI	Dartmouth / Manufacturing
6.03	CREFI	Waltham Corporate
6.04	CREFI	Woburn
6.05	CREFI	Nashua
6.06	CREFI	Woburn CPD
6.07	CREFI	(West) Bridgewater
6.08	CREFI	Manchester, NH
6.09	CREFI	Norwalk 256
6.10	CREFI	New London
6.11	CREFI	East Haven
6.12	CREFI	Lincoln
6.13	CREFI	Bethlehem
6.14	CREFI	Salem
6.15	CREFI	Norwalk 260
6.16	CREFI	Berlin
6.17	CREFI	Dartmouth
6.18	CREFI	Manchester, CT
6.19	CREFI	Portland
6.20	CREFI	Braintree
6.21	CREFI	Warwick
6.22	CREFI	Fitchburg
6.23	CREFI	Auburn
6.24	CREFI	Berlin CPD
6.25	CREFI	Southampton
6.26	CREFI	Portsmouth
6.27	CREFI	Wilkes-Barre
6.28	CREFI	Hyannis
6.29	CREFI	Springfield
6.30	CREFI	White River Junction
7	CREFI	Legends at Village West	Yes	Yes	50,000,000	70,000,000	120,000,000	No	No	NAP	NAP	NAP
8	GACC	80 on the Commons	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
9	JPMCB	Osborn Triangle	Yes	No	40,000,000	390,000,000	430,000,000	No	Yes	Subordinate Debt	145,000,000	3.79700
9.01	JPMCB	610 Main Street North
9.02	JPMCB	1 Portland Street
9.03	JPMCB	700 Main Street
10	JPMCB	Tysons Tower	Yes	No	40,000,000	150,000,000	190,000,000	No	No	NAP	NAP	NAP
11	JPMCB	900 & 990 Stewart Avenue	Yes	No	39,000,000	45,000,000	84,000,000	No	No	NAP	NAP	NAP
12	JPMCB	Hilton Cincinnati Netherland Plaza	Yes	Yes	35,500,000	37,000,000	72,500,000	No	No	NAP	NAP	NAP
13	CREFI	Oro Valley Marketplace	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
14	JPMCB	Spectrum Brands Global Headquarters	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
15	CREFI	Compass AGP Storage Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
15.01	CREFI	Compass Self Storage Bloomfield
15.02	CREFI	Compass Self Storage Smyrna
15.03	CREFI	Compass Self Storage Port Richey
15.04	CREFI	Compass Self Storage Wendell
15.05	CREFI	Compass Self Storage Duluth
15.06	CREFI	Compass Self Storage Kennesaw
16	GACC	221 West 29th St	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
17	JPMCB	Jersey City Group 1	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
17.01	JPMCB	92 & 96 Highland Avenue
17.02	JPMCB	58 Van Reypen Street
17.03	JPMCB	67 Stuyvesant Avenue
17.04	JPMCB	2729 John F. Kennedy Boulevard
17.05	JPMCB	1 Britton Street
17.06	JPMCB	46 Vroom Street
17.07	JPMCB	6 Tonnele Avenue
17.08	JPMCB	114 Stuyvesant Avenue
17.09	JPMCB	64 Newkirk Street
17.10	JPMCB	153 Academy Street
18	JPMCB	Jersey City Group 3	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard
18.02	JPMCB	169 Manhattan Avenue
18.03	JPMCB	78 Congress Street
18.04	JPMCB	516, 518 & 520 Central Avenue
18.05	JPMCB	3719 John F. Kennedy Boulevard
18.06	JPMCB	393 Central Avenue
18.07	JPMCB	104 Booraem Avenue
18.08	JPMCB	55 Graham Street
18.09	JPMCB	95 Beacon Avenue
19	JPMCB	Grand Canal Shoppes	Yes	No	30,384,615	729,615,385	760,000,000	No	Yes	Subordinate Debt	215,000,000	6.25000
20	JPMCB	230 Park Avenue South	Yes	No	30,000,000	220,000,000	250,000,000	No	No	NAP	NAP	NAP
21	JPMCB	Villas on Nueces	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	7,000,000	7.25000
22	GACC	Glendale Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
22.01	GACC	Windsor Villas
22.02	GACC	720 Louise
23	JPMCB	8 West Centre	Yes	Yes	26,000,000	18,200,000	44,200,000	No	No	NAP	NAP	NAP
24	CREFI	Florham Park Corporate Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
25	GACC	Sparks Galleria	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
26	CREFI	530 Midwood	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
27	JPMCB	The Rockland	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
28	JPMCB	Sunset North	Yes	No	20,000,000	130,000,000	150,000,000	No	No	NAP	NAP	NAP
29	JPMCB	600 & 620 National Avenue	Yes	No	20,000,000	117,900,000	137,900,000	No	No	NAP	NAP	NAP
30	JPMCB	City Hyde Park	Yes	No	20,000,000	92,000,000	112,000,000	No	No	NAP	NAP	NAP
31	CREFI	Keystone Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
32	JPMCB	The Shoppes at Southside	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	CREFI	Caughlin Ranch	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	GACC	SE Michigan Multifamily Portfolio	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34.01	GACC	Anthos Garden
34.02	GACC	Top of the Drive
34.03	GACC	Victoria Place
34.04	GACC	Park High

A-1-19

ANNEX A-1

			Pari Passu Debt					Additional Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)(28)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N)(29)	Debt Type(s)	Date Balance	Interest Rate
34.05	GACC	Boulder Creek
35	GACC	The Shops at Merchant’s Square	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
36	CREFI	333 Cypress	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
37	CREFI	Arrow Business Park	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine/Permitted Preferred Equity	NAP	NAP
38	CREFI	3 Avenues Shopping Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
39	JPMCB	Daniel - The Dinex Group	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
40	CREFI	CubeSmart Self Storage - Pembroke Pines	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
41	GACC	Pioneer Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
42	JPMCB	Bella Vista Phase II	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
43	CREFI	Nobu DC	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
44	JPMCB	Bay Pointe Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
45	CREFI	652 Kent Avenue	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
46.01	JPMCB	WoodSpring Suites Grand Rapids
46.02	JPMCB	WoodSpring Suites Tyler
47	GACC	Oak Hills Mobile Home Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
48	GACC	Studio Movie Grill Chicago	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
49	CREFI	532 East 142nd Street	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
50	JPMCB	1713 Parkway	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
51	CREFI	Best Storage - South	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
52	CREFI	WAG Monck’s Corner, SC	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
53	CREFI	CubeSmart Bryan TX	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP

A-1-20

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	CREFI	Watergate Office Building	NAP	NAP	NAP	NAP																1
2	GACC	225 Bush	350,000,000	2.24	59.4%	7.8%																2
3	JPMCB	Innovation Park	182,250,000	2.96	68.8%	11.6%																3
4	JPMCB	The Essex	215,000,000	1.33	73.4%	5.6%																4
5	GACC	180 Water	365,000,000	0.85	80.8%	4.1%																5
6	CREFI	Harvey Building Products	160,000,000	1.51	69.4%	9.1%																6
6.01	CREFI	Londonderry / Manufacturing		1.51	69.4%	9.1%																6.01
6.02	CREFI	Dartmouth / Manufacturing		1.51	69.4%	9.1%																6.02
6.03	CREFI	Waltham Corporate		1.51	69.4%	9.1%																6.03
6.04	CREFI	Woburn		1.51	69.4%	9.1%																6.04
6.05	CREFI	Nashua		1.51	69.4%	9.1%																6.05
6.06	CREFI	Woburn CPD		1.51	69.4%	9.1%																6.06
6.07	CREFI	(West) Bridgewater		1.51	69.4%	9.1%																6.07
6.08	CREFI	Manchester, NH		1.51	69.4%	9.1%																6.08
6.09	CREFI	Norwalk 256		1.51	69.4%	9.1%																6.09
6.10	CREFI	New London		1.51	69.4%	9.1%																6.10
6.11	CREFI	East Haven		1.51	69.4%	9.1%																6.11
6.12	CREFI	Lincoln		1.51	69.4%	9.1%																6.12
6.13	CREFI	Bethlehem		1.51	69.4%	9.1%																6.13
6.14	CREFI	Salem		1.51	69.4%	9.1%																6.14
6.15	CREFI	Norwalk 260		1.51	69.4%	9.1%																6.15
6.16	CREFI	Berlin		1.51	69.4%	9.1%																6.16
6.17	CREFI	Dartmouth		1.51	69.4%	9.1%																6.17
6.18	CREFI	Manchester, CT		1.51	69.4%	9.1%																6.18
6.19	CREFI	Portland		1.51	69.4%	9.1%																6.19
6.20	CREFI	Braintree		1.51	69.4%	9.1%																6.20
6.21	CREFI	Warwick		1.51	69.4%	9.1%																6.21
6.22	CREFI	Fitchburg		1.51	69.4%	9.1%																6.22
6.23	CREFI	Auburn		1.51	69.4%	9.1%																6.23
6.24	CREFI	Berlin CPD		1.51	69.4%	9.1%																6.24
6.25	CREFI	Southampton		1.51	69.4%	9.1%																6.25
6.26	CREFI	Portsmouth		1.51	69.4%	9.1%																6.26
6.27	CREFI	Wilkes-Barre		1.51	69.4%	9.1%																6.27
6.28	CREFI	Hyannis		1.51	69.4%	9.1%																6.28
6.29	CREFI	Springfield		1.51	69.4%	9.1%																6.29
6.30	CREFI	White River Junction		1.51	69.4%	9.1%																6.30
7	CREFI	Legends at Village West	120,000,000	1.67	53.3%	9.5%																7
8	GACC	80 on the Commons	NAP	NAP	NAP	NAP																8
9	JPMCB	Osborn Triangle	575,000,000	2.33	49.7%	9.3%																9
9.01	JPMCB	610 Main Street North		2.33	49.7%	9.3%																9.01
9.02	JPMCB	1 Portland Street		2.33	49.7%	9.3%																9.02
9.03	JPMCB	700 Main Street		2.33	49.7%	9.3%																9.03
10	JPMCB	Tysons Tower	190,000,000	3.07	52.1%	11.0%																10
11	JPMCB	900 & 990 Stewart Avenue	84,000,000	1.95	69.2%	9.1%																11
12	JPMCB	Hilton Cincinnati Netherland Plaza	72,500,000	1.62	68.7%	10.9%	75.2%	149.52	112.47	72.6%	156.96	113.98	75.1%	155.36	116.66	74.8%	154.12	115.28	74.8%	154.12	115.28	12
13	CREFI	Oro Valley Marketplace	NAP	NAP	NAP	NAP																13
14	JPMCB	Spectrum Brands Global Headquarters	NAP	NAP	NAP	NAP																14
15	CREFI	Compass AGP Storage Portfolio	NAP	NAP	NAP	NAP																15
15.01	CREFI	Compass Self Storage Bloomfield		NAP	NAP	NAP																15.01
15.02	CREFI	Compass Self Storage Smyrna		NAP	NAP	NAP																15.02
15.03	CREFI	Compass Self Storage Port Richey		NAP	NAP	NAP																15.03
15.04	CREFI	Compass Self Storage Wendell		NAP	NAP	NAP																15.04
15.05	CREFI	Compass Self Storage Duluth		NAP	NAP	NAP																15.05
15.06	CREFI	Compass Self Storage Kennesaw		NAP	NAP	NAP																15.06
16	GACC	221 West 29th St	NAP	NAP	NAP	NAP																16
17	JPMCB	Jersey City Group 1	NAP	NAP	NAP	NAP																17
17.01	JPMCB	92 & 96 Highland Avenue		NAP	NAP	NAP																17.01
17.02	JPMCB	58 Van Reypen Street		NAP	NAP	NAP																17.02
17.03	JPMCB	67 Stuyvesant Avenue		NAP	NAP	NAP																17.03
17.04	JPMCB	2729 John F. Kennedy Boulevard		NAP	NAP	NAP																17.04
17.05	JPMCB	1 Britton Street		NAP	NAP	NAP																17.05
17.06	JPMCB	46 Vroom Street		NAP	NAP	NAP																17.06
17.07	JPMCB	6 Tonnele Avenue		NAP	NAP	NAP																17.07
17.08	JPMCB	114 Stuyvesant Avenue		NAP	NAP	NAP																17.08
17.09	JPMCB	64 Newkirk Street		NAP	NAP	NAP																17.09
17.10	JPMCB	153 Academy Street		NAP	NAP	NAP																17.10
18	JPMCB	Jersey City Group 3	NAP	NAP	NAP	NAP																18
18.01	JPMCB	3143 & 3149 John F. Kennedy Boulevard		NAP	NAP	NAP																18.01
18.02	JPMCB	169 Manhattan Avenue		NAP	NAP	NAP																18.02
18.03	JPMCB	78 Congress Street		NAP	NAP	NAP																18.03
18.04	JPMCB	516, 518 & 520 Central Avenue		NAP	NAP	NAP																18.04
18.05	JPMCB	3719 John F. Kennedy Boulevard		NAP	NAP	NAP																18.05
18.06	JPMCB	393 Central Avenue		NAP	NAP	NAP																18.06
18.07	JPMCB	104 Booraem Avenue		NAP	NAP	NAP																18.07
18.08	JPMCB	55 Graham Street		NAP	NAP	NAP																18.08
18.09	JPMCB	95 Beacon Avenue		NAP	NAP	NAP																18.09
19	JPMCB	Grand Canal Shoppes	975,000,000	1.67	59.5%	7.5%																19
20	JPMCB	230 Park Avenue South	250,000,000	2.65	51.0%	8.9%																20
21	JPMCB	Villas on Nueces	37,000,000	1.49	65.0%	7.8%																21
22	GACC	Glendale Portfolio	NAP	NAP	NAP	NAP																22
22.01	GACC	Windsor Villas		NAP	NAP	NAP																22.01
22.02	GACC	720 Louise		NAP	NAP	NAP																22.02
23	JPMCB	8 West Centre	44,200,000	1.86	63.1%	11.7%																23
24	CREFI	Florham Park Corporate Center	NAP	NAP	NAP	NAP																24
25	GACC	Sparks Galleria	NAP	NAP	NAP	NAP																25
26	CREFI	530 Midwood	NAP	NAP	NAP	NAP																26
27	JPMCB	The Rockland	NAP	NAP	NAP	NAP																27
28	JPMCB	Sunset North	150,000,000	2.63	66.1%	9.1%																28
29	JPMCB	600 & 620 National Avenue	137,900,000	1.93	70.0%	7.2%																29
30	JPMCB	City Hyde Park	112,000,000	1.06	73.8%	6.7%																30
31	CREFI	Keystone Plaza	NAP	NAP	NAP	NAP																31
32	JPMCB	The Shoppes at Southside	NAP	NAP	NAP	NAP																32
33	CREFI	Caughlin Ranch	NAP	NAP	NAP	NAP																33
34	GACC	SE Michigan Multifamily Portfolio	NAP	NAP	NAP	NAP																34
34.01	GACC	Anthos Garden		NAP	NAP	NAP																34.01
34.02	GACC	Top of the Drive		NAP	NAP	NAP																34.02
34.03	GACC	Victoria Place		NAP	NAP	NAP																34.03
34.04	GACC	Park High		NAP	NAP	NAP																34.04

A-1-21

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS
				Total Debt		Total Debt
			Total Debt	UW NCF	Total Debt	UW NOI	2016	2016	2016	2017	2017	2017	2018	2017	2018	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Cut-off Balance	DSCR	Current LTV %	Debt Yield %	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
34.05	GACC	Boulder Creek		NAP	NAP	NAP																34.05
35	GACC	The Shops at Merchant’s Square	NAP	NAP	NAP	NAP																35
36	CREFI	333 Cypress	NAP	NAP	NAP	NAP																36
37	CREFI	Arrow Business Park	NAP	NAP	NAP	NAP																37
38	CREFI	3 Avenues Shopping Center	NAP	NAP	NAP	NAP																38
39	JPMCB	Daniel - The Dinex Group	NAP	NAP	NAP	NAP																39
40	CREFI	CubeSmart Self Storage - Pembroke Pines	NAP	NAP	NAP	NAP																40
41	GACC	Pioneer Plaza	NAP	NAP	NAP	NAP																41
42	JPMCB	Bella Vista Phase II	NAP	NAP	NAP	NAP																42
43	CREFI	Nobu DC	NAP	NAP	NAP	NAP																43
44	JPMCB	Bay Pointe Apartments	NAP	NAP	NAP	NAP																44
45	CREFI	652 Kent Avenue	NAP	NAP	NAP	NAP																45
46	JPMCB	WoodSpring Suites Grand Rapids Holland & Tyler	NAP	NAP	NAP	NAP	82.1%	32.57	26.73	92.0%	32.81	30.19	94.9%	35.21	33.40	91.6%	35.94	32.93	91.6%	35.94	32.93	46
46.01	JPMCB	WoodSpring Suites Grand Rapids		NAP	NAP	NAP	95.4%	36.80	35.10	94.5%	38.07	35.96	96.6%	41.41	40.00	93.6%	42.96	40.20	93.6%	42.96	40.20	46.01
46.02	JPMCB	WoodSpring Suites Tyler		NAP	NAP	NAP	70.8%	27.75	19.64	89.9%	28.14	25.31	93.4%	29.78	27.81	90.0%	29.76	26.77	90.0%	29.76	26.77	46.02
47	GACC	Oak Hills Mobile Home Park	NAP	NAP	NAP	NAP																47
48	GACC	Studio Movie Grill Chicago	NAP	NAP	NAP	NAP																48
49	CREFI	532 East 142nd Street	NAP	NAP	NAP	NAP																49
50	JPMCB	1713 Parkway	NAP	NAP	NAP	NAP																50
51	CREFI	Best Storage - South	NAP	NAP	NAP	NAP																51
52	CREFI	WAG Monck’s Corner, SC	NAP	NAP	NAP	NAP																52
53	CREFI	CubeSmart Bryan TX	NAP	NAP	NAP	NAP																53

A-1-22

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “GACC” denotes German American Capital Corporation, as Mortgage Loan Seller; and “CREFI” denotes Citi Real Estate Funding Inc. or one of its affiliates, as Mortgage Loan Seller.

With respect to Loan No. 4, The Essex, the mortgage loan was co-originated by JPMCB and Goldman Sachs Bank USA.

With respect to Loan No. 10, Tysons Tower, the mortgage loan was co-originated by JPMCB and Wells Fargo Bank, N.A.

With respect to Loan No. 19, Grand Canal Shoppes, the mortgage loan was co-originated by JPMCB, Morgan Stanley Bank, N.A., Wells Fargo Bank, N.A. and Goldman Sachs Bank USA.

With respect to Loan No. 20, 230 Park Avenue South, the mortgage loan was co-originated by JPMCB, Bank of America, N.A. and Wells Fargo Bank, N.A.

With respect to Loan No. 29, 600 & 620 National Avenue, the mortgage loan was co-originated by JPMCB and Wells Fargo Bank, N.A.

(2)	With respect to Loan No. 8, 80 on the Commons, the property includes 173,254 square feet of office space in addition to 125 multifamily units. The rent roll for the office space is dated as of September 20, 2019, and the rent roll for the multifamily units is dated as of September 19, 2019. The appraiser provided a 5.00% cap rate for the multifamily and a 7.25% cap rate for the commercial space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, The Essex, Units reflects only the multifamily portion of the mortgaged property, exclusive of the retail component occupied by a Regal Cinemas.

With respect to Loan No. 7, Legends at Village West, the borrower ground leases certain spaces at the mortgaged property to various tenants, including Residence Inn and Taco Bueno.

With respect to Loan No. 13, Oro Valley Marketplace, the borrower ground leases certain spaces at the mortgaged property to various tenants, including Wal-Mart.

With respect to Loan No. 18, Jersey City Group 3, seven commercial leases exist across three properties in the portfolio, and such commercial leases are not reflected by Units.

With respect to Loan No. 19, Grand Canal Shoppes, Units excludes the 84,743 square foot space currently leased to Barneys New York. This space is included in the collateral, but the mortgage loan documents permit a free release with respect to such space. As such, no value or rental income has been attributed to this space.

With respect to Loan No. 30, City Hyde Park, Units does not reflect the 110,062 square feet of space leased to retail tenants.

With respect to Loan No. 32, The Shoppes at Southside, Chick-fil-A, the 4th Largest Tenant, owns its improvements but not the underlying land, which is ground leased from the borrowers. The term of the lease commenced on June 25, 2004, and expires on October 31, 2024, with two five-year renewal options. The annual rent under the ground lease is $106,150. Tenant has a right of first refusal to purchase the leased land in the event the borrowers decide to sell the leased land separately from all or any portion of the mortgaged property.

With respect to Loan No. 38, 3 Avenues Shopping Center, the borrower ground leases certain spaces at the mortgaged property to various tenants, including Chase Bank.

With respect to Loan No. 45, 652 Kent Avenue, the mortgaged property includes one leased fee property for which the related borrowers own the underlying land but not the improvements, which are owned by the applicable ground lessees.

A-1-23

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy. UW Revenues ($), UW NOI ($) and UW NCF ($) are generally calculated by the Mortgage Loan Seller in accordance with its underwriting guidelines. UW NOI ($) and UW NCF ($) may include contractual or market rent escalations and, in the case of certain tenants, may be based on the average rent paid by the tenant through either the term of the related lease or the mortgage loan. Please see “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information.

With respect to Loan No. 7, Legends at Village West, Occupancy % includes temporary tenant Spirit Halloween, which occupies 21,975 square feet at the mortgaged property.

With respect to Loan No. 8, 80 on the Commons, Root Insurance has executed a lease for floors three through five and a suite on floor six, but has not yet taken occupancy of the suite on floor six, which consists of 10,311 square feet of its leased premises. In addition, the 2nd Largest Tenant, Coastal Ridge (11.5% of office net rentable area), and the 5th Largest Tenant, Sweney Cartwright (2.7% of office net rentable area), are not yet in occupancy of their respective spaces and are expected to take occupancy in February and January of 2020, respectively. Gap rent was reserved at origination (four months for Coastal Ridge and three months for Sweeney Cartwright).

With respect to Loan No. 12, Hilton Cincinnati Netherland Plaza, approximately 35.6% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property and the remainder of the UW Revenues ($) is attributable to the hospitality component of the mortgaged property.

With respect to Loan No. 13, Oro Valley Marketplace, the 2nd Largest Tenant, Ashley Furniture, has taken possession of its space and is expected to complete its build out, take occupancy and commence paying rent within 6 months of the Cut-off Date.

With respect to Loan No. 20, 230 Park Avenue South, the Largest Tenant, Discovery, has not taken full occupancy of its premises or commenced paying full rent, as the space is currently undergoing build-out. The tenant is expected to begin taking occupancy in January 2020 with a full occupancy date expected by December 2020.

With respect to Loan No. 28, Sunset North, the 3rd Largest Tenant, WeWork, has executed its lease, taken possession of its space and begun paying rent, but has not yet taken occupancy. According to the borrower sponsor, WeWork is expected to complete buildout of its space and begin taking occupancy in November 2019. We cannot assure you that WeWork will take occupancy as expected.

With respect to Loan No. 29, 600 & 620 National Avenue, the Largest Tenant, Google, has executed its lease but has not taken occupancy.

With respect to Loan No. 35, The Shops at Merchant's Square, the 5th Largest Tenant, Aspen Dental, has executed a lease but has not taken occupancy or commenced paying rent. The tenant is expected to take occupancy in January 2020.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, Innovation Park, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Hypothetical As-Is” appraised value of $264,900,000 as of August 22, 2019, which assumes that approximately $2.2 million of outstanding tenant improvement and leasing costs were reserved at loan origination. At loan origination, such amounts were reserved accordingly. Based on the As-Is appraised value of $262,900,000 as of August 22, 2019, the Current LTV % and Maturity LTV % are both equal to 69.3%.

With respect to Loan No.7, Legends at Village West, the Current Date LTV % and Maturity LTV % at Maturity / ARD are calculated based upon the “As-Stabilized” Appraised Value of $225,000,000. This represents the aggregate “as-stabilized” appraised value of the mortgaged property as of September 1, 2021 which assumes the mortgaged property achieves stabilized occupancy. On the origination date of the Legends at Village West mortgage loan, an upfront reserve of $10,000,000 was deposited into the leasing reserve account. The Current LTV % and Maturity LTV%, calculated based on the aggregate “as-is” Appraised Value of $205,000,000, are 58.5% and 53.0% respectively.

A-1-24

With respect to Loan No. 11, 900 & 990 Stewart Avenue, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Hypothetical Value With PILOT Extended and Assuming Reserve” appraised values of the two individual parcels comprising the mortgaged property as of May 2, 2019, in the aggregate amount of $121,400,000. The Hypothetical Value With PILOT Extended and Assuming Reserve appraised value assumes that (i) the borrower deposited $8.0 million into a reserve for future tenant improvements, leasing commissions and capital expenditures, which were reserved at origination and (ii) the related PILOT programs are extended beyond its current expiration date (as further described in footnote 16 below). At loan closing, such amounts were reserved accordingly. Based on the “As-Is” appraised value of $101,900,000 as of May 2, 2019, the Current LTV % and Maturity LTV % are equal to 82.4% and 82.4%, respectively.

With respect to Loan No. 12, Hilton Cincinnati Netherland Plaza, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Hypothetical As-Is” appraised value of $105,500,000, which assumes that approximately $1.5 million of PIP work has been completed. At loan origination, the borrower reserved $1,687,534, representing approximately 110.0% of the estimated cost of the remaining PIP work. Based on the “As-Is” appraised value of $104,000,000 as of August 22, 2019, the Current LTV % and Maturity LTV % are 69.7% and 64.6%, respectively.

With respect to Loan No. 20, 230 Park Avenue South, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Hypothetical Market Value As Stabilized Today” appraised value as of July 24, 2019, which assumes that that all outstanding free rent, tenant improvements and leasing commissions have been completed at the mortgaged property. At origination, approximately 34,263,578.42 was reserved for all outstanding free rent and 75% of tenant improvements and leasing commissions. The remaining outstanding tenant improvements and leasing commissions are fully guaranteed by the guarantor. Based on the “As-Is” appraised value of $415,000,000 as of July 24, 2019, the Current LTV % and Maturity LTV % are both 60.2%.

With respect to Loan No. 21, Villas on Nueces, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “As Complete” value of $56,900,000 as of September 2, 2019, which includes Furniture, Fixtures and Equipment, deemed to have a contributory value of $1,107,000 and is an integral part of the subject student housing operation. The property was fully constructed and delivered in September 2019. Based on the “as-is” appraised value of $55,100,000 as of July 2, 2019, the Current LTV % and Maturity LTV % are both equal to 54.4%.
With respect to Loan No. 24, Florham Park Corporate Center, the Current LTV % and Maturity LTV % are calculated based on the “As-Stabilized” Appraised Value ($) of $37,200,000 as of September 1, 2020 which assumes the market participant attitude and perceptions stay the same at the mortgaged property. On the origination date Mortgaged Loan, the borrower sponsors reserved $310,164 for an Unfunded Tenant Obligations Reserve and $164,188 for a Free Rent Reserve. The Current LTV % and Maturity LTV%, calculated based on the “As-Is” Appraised Value of $35,600,000 as of September 6, 2019, are 70.2 and 59.0% respectively.

With respect to Loan No. 29, 600 & 620 National Avenue, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Market Value As Stabilized” appraised value of $197,000,000 as of August 19, 2019, which assumes that the sole tenant at the mortgaged property, Google, has taken possession of its space and commenced paying fully unabated rent and all outstanding tenant improvements and leasing commissions have been reserved. At loan origination, such amounts were reserved accordingly. Based on the “as-is” appraised value of $185,000,000 as of August 19, 2019, the Current LTV % and Maturity LTV % are both equal to 74.5%.

With respect to Loan No. 32, The Shoppes at Southside, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “As-If Escrow Funded Hypothetical Market Value As-Is” appraised value of $23,400,000 as of August 13, 2019, which assumes amounts to complete the Aspen Dental will be funded at closing in an amount of $1,500,000, which is for construction costs, the tenant improvement allowance and leasing commissions. Based on the “as-is” appraised value of $21,900,000 as of August 13, 2019, the Current LTV %and Maturity LTV % are 75.3% and 68.5%, respectively.

With respect to Loan No. 35, The Shops at Merchant’s Square, the Appraised Value reflects the “As-Is Hypothetical” appraised value of $18,100,000 as of August 9, 2019, which assumes the existing tenants are paying contract lease rates with no rent abatements; the vacant space is occupied with a tenant paying market rent; there are no outstanding tenant improvements and/or leasing commissions. The “As-Is” appraised value for the mortgaged property as of August 9, 2019 is $15,125,000, which results in a Current LTV % and Maturity LTV % of 89.1% and 73.2%, respectively.

With respect to Loan No. 39, Daniel - The Dinex Group, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Market Value Subject to the Hypothetical Condition As-Leased” appraised value of $19,800,000 as of August 28, 2019, which assumes that (i) the mortgaged property is leased to a related party, 65th Street

A-1-25

Restaurant, LLC (guaranteed by the Dinex Group LLC) for 20 years on a net basis, with the net lease including annual increases of 3.00%, and (ii) the lease will begin as of the date of value with no deductions for lease-up costs. The terms of the executed lease with the sole tenant are generally consistent with the foregoing hypothetical conditions. Based on the “as-is” appraised value of $22,200,000 as of August 28, 2019, the Current LTV % and Maturity LTV % are both equal to 55.0%.

With respect to Loan No. 41, Pioneer Plaza, the Current LTV % and Maturity LTV % are calculated based upon the “As-Complete” Appraised Value of $15,500,000. This value was arrived at by noting the $15,000,000 sale was inclusive of a $480,000 credit to fix the roof, which has been escrowed upfront. The Current LTV % and Maturity LTV %, calculated based on the aggregate “As-Is” Appraised Value of $15,000,000, as of June 28, 2019, are 77.3% and 61.1%, respectively.

With respect to Loan No. 50, 1713 Parkway, the Appraised Value ($), Current LTV % and Maturity LTV % reflect the “Hypothetical Market Value As If – Escrow Funded” appraised value of $5,800,000 as of August 22, 2019, which assumes that the rent abatements, tenant improvements and leasing commissions are funded for the 2nd Largest Tenant, Pizza Hut. At loan origination, such amounts were reserved accordingly. Based on the “As-Is” appraised value of $5,700,000 as of August 22, 2019, the Current LTV % and Maturity LTV % are equal to 65.8% and 59.7%, respectively.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(7)	With respect to Loan Nos. 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 19, 20, 23, 28, 29, and 30, 225 Bush, Innovation Park, The Essex, 180 Water, Harvey Building Products, Legends at Village West, Osborn Triangle, Tysons Tower, 900 & 990 Stewart Avenue, Hilton Cincinnati Netherland Plaza, Grand Canal Shoppes, 230 Park Avenue South, 8 West Centre, Sunset North, 600 & 620 National Avenue, and City Hyde Park, in each case, the mortgage loan is part of a larger split whole loan, which consists of the mortgage loan and one or more pari passu and/or subordinate components. Please see “Description of the Mortgage Pool—The Whole Loans” for additional information.

With respect to Loan Nos. 17 and 18, Jersey City Group 1 and Jersey City Group 3, in each case, the mortgage loan documents do not permit partial release of the individual mortgaged properties.

(8)	Each number identifies a group of related borrowers.

With respect to Loan Nos. 1, 13, 14, 24, and 32, Watergate Office Building, Oro Valley Marketplace, Spectrum Brands Global Headquarters, Florham Park Corporate Center and The Shoppes at Southside, in each case, the borrowers own the mortgaged property as tenants-in-common.

(9)	For each mortgage loan, the Net Mortgage Rate % is equal to the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(10)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(11)	With respect to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(12)	In some instances in which the loan documents provide grace periods with respect to payments, such grace periods may be permitted a limited number of times per any 12-month periods.

With respect to Loan Nos. 3, 21, 32, and 39, Innovation Park, Villas on Nueces, The Shoppes at Southside, and Daniel - The Dinex Group, the late payment of 5% excludes the balloon payment of principal due on the Maturity Date.

(13)	The “L” component of the prepayment provision represents lockout payments. The “Def” component of the prepayment provision represents defeasance payments.

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The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

In the case of certain mortgage loans, the loan documents permit the related borrower to prepay a portion of the mortgage loan in connection with partial releases of collateral, to cure a cash management period triggered by certain events or circumstances or to meet certain financial metrics contained in the related loan documents.

With respect to Loan No. 2, 225 Bush, the lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 225 Bush whole loan in full is permitted after the date that is the earlier to occur of (i) October 18, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 5, 180 Water, the lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the 180 Water whole loan in full is permitted after the date that is the earlier to occur of (i) December 6, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer

With respect to Loan No 6. Harvey Building Products, the lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million Harvey Building Products Whole Loan is permitted after the date that is earlier to occur of (i) October 22, 2022 and (ii) two years after the date of the securitization of the last portion of the Harvey Buildings Products Whole Loan. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 7, Legends at Village West, the lockout period will be at least 24 payment dates beginning with and including the first payment date of December 6, 2019. Defeasance of the full $120.0 million Legends at Village West Whole Loan is permitted after the date that is earlier to occur of (i) October 22, 2022 and (ii) two years after the date of the securitization of the last portion of the Legends at Village West Loan. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 10, Tysons Tower, the lockout period will be at least 25 payment dates beginning with and including the first Payment Due Date of November 11, 2019. The borrower is permitted to prepay the full $190.0 million Tysons Tower Whole Loan with the payment of yield maintenance premium after the date that is the earlier to occur of (i) November 11, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.
With respect to Loan No. 19, Grand Canal Shoppes, the lockout period will be at least 28 payment dates beginning with and including the first payment date of August 1, 2019. Defeasance of the full $975.0 million Grand Canal Shoppes Whole Loan is permitted after the date that is the earlier to occur of (i) June 3, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 28 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 20, 230 Park Avenue South, the lockout period will be at least 26 payment dates beginning with and including the first payment date of October 11, 2019. Defeasance or prepayment is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 230 Park Avenue South Whole Loan to be securitized and (b) September 11, 2022 (“Defeasance Lockout Date”). The assumed lockout period of 26 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 23, 8 West Centre, the lockout period will be at least 24 payment dates beginning with and including the first Payment Due Date of December 1, 2019. The borrower is permitted to (i) prepay the 8 West Centre Whole Loan with the payment of yield maintenance premium on December 1, 2023, or (ii) defease the 8

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West Centre Whole Loan on the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized, whichever occurs earlier. The assumed lockout period of 24 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 28, Sunset North, the lockout period will be at least 25 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $150.0 million Sunset North Whole Loan is permitted after the date that is the earlier to occur of (i) November 1, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 29, 600 & 620 National Avenue, the lockout period will be at least 26 payment dates beginning with and including the first payment date of October 11, 2019. Defeasance of the full $137.9 million 600 & 620 National Avenue Whole Loan is permitted after the date that is the earlier of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. For the purposes of this prospectus, the assumed lockout period of 26 months is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

With respect to Loan No. 30, City Hyde Park, the lockout period will be at least 25 payment dates beginning with and including the first payment date of November 1, 2019. Defeasance of the full $112.0 million City Hyde Park Whole Loan is permitted after the date that is the earlier to occur of (i) November 1, 2023 and (ii) two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B14 securitization closing date in November 2019. The actual lockout period may be longer.

(14)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed, renovated and/or acquired.

With respect to Loan No. 4, 21, and 30, The Essex, Villas on Nueces, and City Hyde Park, in each case, the related property is newly constructed and some historical financials may not be available.

With respect to Loan No. 5, 180 Water, the mortgaged property was recently renovated in 2017, therefore limited historical information is available.
With respect to Loan No. 6, Harvey Building Products, the borrower was not provided with any historical information prior to the purchase date of the mortgaged property due to the nature of the triple net lease.

With respect to Loan No. 8, 80 on the Commons, the mortgaged property was recently built in 2018, therefore limited historical information is available.

With respect to Loan Nos. 9, 11, 14, and 42, Osborn Triangle, 900 & 990 Stewart Avenue, Spectrum Brands Global Headquarters, and Bella Vista Phase II, in each case, the related property is newly acquired and some historical financials may not be available.

With respect to Loan No. 16, 221 West 29th St, the mortgaged property was recently built in 2017, therefore limited historical information is available.

With respect to Loan No. 17 and 18, Jersey City Group 1 and Jersey City Group 3, in each case, the mortgage loan is not showing property level financials as the mortgaged properties are crossed.

With respect to Loan Nos. 20 and 29, 230 Park Avenue South and 600 & 620 National Avenue, in each case, the related property is undergoing a tenant build-out and some historical financials may not be available.

With respect to Loan No. 26, 530 Midwood, the mortgaged property was recently built in 2016 with the second phase being built in 2018. therefore limited historical information is available.

With respect to Loan No. 33. Caughlin Ranch, December 31, 2018 financial information is based on the trailing 9 months annualized.

With respect to Loan No. 35, The Shops at Merchant's Square, the mortgaged property was recently built in 2019, therefore limited historical information is available.

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With respect to Loan No. 36, 333 Cypress, the mortgaged property was constructed in 2017 and then leased up, therefore historical financial information is not available. The August 31, 2019 financial information is based on the trailing 10 months annualized.

With respect to Loan No. 37, Arrow Business Park, the mortgaged property was an acquisition, therefore limited historical information is available.

With respect to Loan No. 39, Daniel - The Dinex Group, the property is occupied by a single tenant related to the borrower pursuant to a NNN lease.

With respect to Loan No. 43, Nobu DC, the mortgaged property was constructed in 2017, therefore historical financial information is not available.

With respect to Loan No. 45, 652 Kent Avenue, the mortgage property is leased to a single tenant, and the related borrower did not provide the related mortgage loan seller with historical financial information.

With respect to Loan No. 48, Studio Movie Grill Chicago, the borrower was not provided with any historical information prior to the purchase date of the mortgaged property due to the nature of the triple net lease.

With respect to Loan No. 49, 532 East 142nd Street, the mortgaged property was constructed in 2018, therefore historical financial information is not available.

With respect to Loan No. 50, 1713 Parkway, the related property was constructed in 2017 and some historical financials may not be available.

With respect to Loan No. 52, WAG Monck’s Corner, SC, the borrower was not provided with any historical information prior to the purchase date of the mortgaged property due to the nature of the triple net lease.

(15)	In the case of certain mortgage loans, the UW NOI ($) exceeds Most Recent NOI ($) by 10%.

With respect to Loan No. 1, Watergate Office Building, the UW NOI is over 10% higher than 2018 NOI. The increase from TTM NOI to UW NOI is primarily due to recent leasing at the Watergate Office Building Property (as defined below) and rent steps ($218,785 of contractual rent steps through August 2020 and $238,217, which represents present value of rent steps for GWU (defined below). Eight new leases were executed since January 2019 accounting for $393,511 of base rent.

Loan No. 2, 225 Bush, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily because of new leases being signed at market rent.

Loan No. 5, 180 Water, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily because the Most Recent NOI ($) is based on recent lease-up of the commercial units and burn-off of concessions.

With respect to Loan No. 8, 80 on the Commons, the UW NOI ($) is more than 10% higher than the Most Recent NOI ($) primarily because the property is newly built in 2018 and the property is currently in the process of stabilizing.

With respect to Loan No. 9, Osborn Triangle, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to investment grade rent steps and market rent adjustments at the mortgaged property.

With respect to Loan No. 11, 900 & 990 Stewart Avenue, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to recent leasing and investment grade straightlined rents at the mortgaged property.

With respect to Loan No. 22, Glendale Portfolio, the UW NOI ($) is more than 10% higher than the 2018 NOI ($) primarily because the properties were purchased by the loan sponsor in 2018, subsequently underwent an extensive value-add renovation and have been stabilizing since the TTM period.

With respect to Loan No. 24, Florham Park Corporate Center, the UW NOI is over 10% higher than 2018 NOI. The increase from 2018 NOI to UW NOI is primarily attributable to several new leases being signed at the end of 2018 accounting as well as contractual rent steps.

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With respect to Loan No. 27, The Rockland, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to recent capital expenditures expected to increase base rent and occupancy.

With respect to Loan No. 28, Sunset North, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to recent leasing at the mortgaged property.

With respect to Loan No. 30, City Hyde Park, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to recent leasing and contractual rent steps at the mortgaged property.

With respect to Loan No. 44, Bay Pointe Apartments, the increase by 10% or more from Most Recent NOI ($) to UW NOI ($) is primarily attributable to increase in rents and reduction in expenses.

(16)	With respect to all hotel properties the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 4, The Essex, the mortgaged property has received a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law by which the mortgaged property is currently exempt from the payment of approximately 93.45% of the real estate taxes with respect to the residential units and 84.42% of real property taxes with respect to the theater unit, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054. The mortgage loan was underwritten based on the abated taxes. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

With respect to Loan No. 8, 80 on the Commons, the mortgaged property benefits from a 15 year tax abatement which commenced in the 2018 (payable 2019) tax year and includes an abatement on 100% of the value of the site improvements, but does not abate taxes on the land value. Real estate taxes were underwritten based on the abated taxes.

With respect to Loan No. 11, 900 & 990 Stewart Avenue, to obtain the payment-in-lieu of taxes benefits, the borrower leases each of the 900 Stewart Avenue portion and the 990 Stewart Avenue portion comprising the mortgaged property to the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), and the Hempstead IDA subleases each such portion back to the borrower (collectively and individually, the “Hempstead IDA Leaseback”), with the 900 Stewart Avenue leases and the 990 Stewart Avenue leases scheduled to expire on December 31, 2030 and December 31, 2031, respectively. Under each Hempstead IDA Leaseback document, as long as the Hempstead IDA Leaseback is in effect, the borrower is required to make payments-in-lieu of taxes (“PILOT Payments”) in accordance with the payment schedule set forth in the applicable Hempstead IDA Leaseback document. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

With respect to Loan No.16, 221 West 29th St, the mortgaged property benefits from a 35-year 421-a partial tax exemption under the Affordable New York program. Under such program, the related mortgaged property receives a tax exemption on the increase in assessed value above the taxable assessed value (land and building) in the tax year prior to the commencement of construction for a 35-year period, which commenced in the 2017/2018 tax year. Real estate taxes were underwritten based on the abated taxes. In connection with such tax exemption, the mortgaged property is required to remain rent stabilized during such 35 year period.  In addition, the mortgaged property is a ‘75/25” project pursuant to which 25% of the units are required to be affordable units leased to low- or moderate-income tenants with household income of up to 40% (10 units), 60% (10 units), or 130% (5 units) of the Department of Housing and Urban Development (“HUD”) area median income, and rent increases are required to be at the lower of rent stabilization or HUD guideline increases.  The affordable housing units are required to remain affordable in perpetuity.

With respect to Loan No. 26, 530 Midwood, the mortgaged property is currently in year 1 of a 25-year 421-a tax abatement, which is scheduled to phase out completely in 2044. The mortgaged property receives a 100% exemption for the first 21 years with respect to any increase in assessments above the base year assessment.

With respect to Loan No. 30, City Hyde Park, the mortgaged property is subject to a tax increment financing (“TIF”) grant approved by the City of Chicago Community Development Commission (the “Commission”). The TIF allows the owner of the mortgaged property to receive reimbursement of all TIF eligible costs, which include land acquisition costs, on- and off-site infrastructure costs and other qualified improvements of 100% of the annual real property tax revenues, resulting in income from the Commission to the borrower. The TIF program runs through 2036, with income from the program ceasing in 2033. In connection with the TIF, the City of Chicago executed two

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promissory notes in favor of the borrower, which has in turn assigned its rights in the notes and the other documents securing or evidencing the notes to the lender. Pursuant to the TIF arrangement, 20% of the multifamily units are required to be rented as affordable housing units, which restrictions will expire upon the earlier of (i) the 30th anniversary of the date on which the last eligible unit is first leased to a low income household, which date was December 1, 2016, and (ii) foreclosure by a first construction or permanent lender. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

With respect to Loan No. 34, SE Michigan Multi-Family Portfolio, all of the related mortgaged properties accept Section 8 – Housing Choice Vouchers, which account for 27.6% of the related mortgaged properties’ total revenue.  In addition, there is a Housing Assistance Payments Contract (“HAP Contract”) in place between the Michigan State Housing Development Authority (the “MSHDA”), as the local contractor for the Department of Housing and Urban Development (“HUD”), with respect to 40 of the 101 units at the Boulder Creek mortgaged property. The current term of the HAP contract expires on or about June 1, 2021. The rental subsidy under the HAP contract is an amount equal to the difference between the HUD approved rent (which is currently $623 for the one bedroom units and $737 for the two bedroom units) and the HUD required rental contribution from eligible tenant families.  HUD and the MSHDA consented to the assignment of the HAP Contract to the lender; however, the lender and its assignees may not become successor parties to the HAP Contract without approval of the MSHDA.

With respect to Loan No. 36, 333 Cypress, the mortgaged Property is currently in year 2 of a 35-year 421-a tax abatement, which is scheduled to phase out completely in 2053. The mortgaged property receives a 100% exemption of taxes on improvements for the first 25 years and an exemption of approximately 30% for the final 10 years.

With respect to Loan No. 49, 532 East 142nd Street, mortgaged Property is currently in year 2 of a 35-year 421-a tax abatement, which is scheduled to phase out completely in 2053. The mortgaged property receives a 100% exemption of taxes on improvements for the first 25 years and an exemption of approximately 30% for the final 10 years.

(17)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 36, 333 Cypress, the UW NOI DY and UW NCF DY was calculated net of the $172,716 421-a holdback reserve, which is equal to one years’ rent for the seven vacant affordable units. The reserve will be released upon the units being leased.

With respect to Loan. 49, 532 East 142nd, the UW NOI DY and UW NCF DY were calculated net of the $46,176 421-a reserve, which is equal to one years’ rent for the two vacant affordable units and the $400,000 economic holdback for the one unleased market rate unit. The 421-a reserve will be released upon the two affordable units being leased and the economic holdback will be released upon the one market rate unit being leased and the debt yield being equal to or greater than 7.2%.

(18)	In the case of certain mortgage loans, all or a portion of the Title Type consists of a leasehold interest.

With respect to Loan No. 4, The Essex, one of the related borrowers has a beneficial interest, rather than a fee simple interest, in two of the condominium units that constitute part of the collateral for the mortgage loan. Please see “Description of the Mortgage Pool—Fee and Leasehold Estates; Ground Leases” for additional information.

With respect to Loan No. 9, Osborn Triangle, the mortgaged properties are subject to a condominium regime, with each individual mortgaged property being owned by an affiliate of the Massachusetts Institute of Technology. The fee owner of the units master leases each unit to the individual borrower, and the mortgaged property is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” for additional information.

With respect to Loan No. 12, Hilton Cincinnati Netherland Plaza, the mortgaged property is one of three condominium units that collectively constitute a condominium regime. The borrower does not control the condominium board of directors. However, the borrower sponsor is one of three members of the board of directors, and the other two directors are appointed by the remaining unit owners, each an affiliate of the borrower. Please

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see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” for additional information.

With respect to Loan No. 39, Daniel - The Dinex Group, the mortgage loan is secured by an interest in a condominium unit, which is part of a fractured mixed-use regime. The borrower does not control the related condominium board. However, the mortgage loan documents provide for a non-recourse carveout for losses associated with any amendment or modification or termination of the related condominium documents without the lender’s consent. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” for additional information.

With respect to Loan No.41, Pioneer Plaza, the mortgaged property is subject to a master lease in connection with a reverse 1031 exchange. There are two co-borrowers, and at origination of the mortgage loan, one of the coborrowers, Pioneer Plaza Springfield, LLC, as fee owner of the mortgaged property, which co-borrower is currently owned by 1031 EP1, Inc., a 1031 exchange accommodation owner, entered into a master lease with the other coborrower, Pioneer Plaza Springfield #2, LLC, as master tenant and as lessee. The mortgage loan documents for Pioneer Plaza mortgage loan provide that the master lease will be terminated simultaneously with the occurrence of the reverse 1031 exchange, at which time the fee owner will be owned by an entity controlled by the non-recourse carveout guarantor. The master tenant is required to pay rent under the related master lease in an aggregate amount equal to all operating expenses for the related mortgaged property, including all debt service required under the related mortgage loan documents.

(19)	With respect to each hotel property, shows the expiration date of the related license agreement, franchise agreement, operating agreement or management agreement. See “Description of the Mortgage Pool—Property Types—Hotel Properties” in the preliminary prospectus for information related to mortgage loans secured by hotel properties.

(20)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 5, 180 Water, the Upfront Other reserve includes (i) 1,200,000 deposited into a reserve for operating shortfalls at origination, (ii) approximately $891,146 into a prepaid rent reserve, (iii) $1,808,900 into a conversion reserve and (iv) $200,000 into a shortfall reserve which the borrower is required to transfer to the respective reserve on November 6, 2019. In addition, until the aggregate debt service coverage ratio (including the mortgage and mezzanine loans) reaches 1.15x or 2.21x on the whole loan, if the lender determines that the balance of the operating shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the operating shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period.  The borrower’s obligation to make deposits into the shortfall reserve is guaranteed by the borrower sponsor under the shortfall guaranty, until the 180 Water aggregate debt service coverage ratio (inclusive of the mezzanine debt) is equal to or greater than 1.15x as of the end of any calendar quarter, at which time, any remaining balance in the shortfall reserve will be returned to the borrower.

With respect to Loan No. 6, Harvey Building Products, the tenant is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. In the event that the borrower is entitled to draw on any letter of credit posted by Harvey Building Products, the borrower must, upon the occurrence of an event of default under the Harvey Building Products Whole Loan documents, deliver the portion of the proceeds of such letter of credit that has not been applied as set forth in the Harvey Lease, to the lender, to be held by the lender and applied as set forth in the Harvey Building Products Lease.

With respect to mortgage loan No. 20, 230 Park Avenue South, in addition to approximately $34,263,578 in cash collected at the mortgage loan closing, the borrower sponsor is required to pay the remaining tenant improvement and leasing commission obligations (“Remaining TILC Obligations”) from capital contributions from the constituent owners of the mortgage loan. The Remaining TILC Obligations are fully guaranteed by the guarantor. Please see “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for additional information.

With respect to Loan No. 49, 532 East 142nd Street, the borrower was required to reserve a $400,000 holdback reserve. The reserve may be disbursed to the borrower during the first 24 months if, among other conditions, after giving effect to the requested disbursement the debt yield is not less than 7.20%.

(21)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0

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balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 3, Innovation Park, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve ($) the amount of (a) through November 1, 2022, $115,921, and (b) thereafter, $193,201; provided, however, the requirement to make the monthly deposits into the Monthly TI/LC Reserve ($) is waived on each Payment Due Date prior to October 1, 2022 if the amount on deposit is equal to or greater than $1,400,000. The aggregate amount of the applicable amount of funds on deposit may not exceed a cap of $5,000,000 on any payment date.

With respect to Loan No. 12, Hilton Cincinnati Netherland Plaza, the borrower is required to make monthly deposits into the Monthly Capex Reserve ($), beginning on May 1, 2020, an amount equal to the greater of (i) 4% of the gross income from the operation of the Mortgage Property for the preceding month and (ii) the amount of the deposit, if any, then required by the franchisor on account of FF&E under the franchise agreement.

With respect to Loan No. 14, Spectrum Brands Global Headquarters, the borrowers are required to make monthly deposits into the Monthly TI/LC Reserve ($) the amount of (i) $5,235 or (ii) during the continuance of a period where the credit rating of the parent company of the Largest Tenant, Spectrum, is either (a) withdrawn by either Moody’s or S&P or (b) downgraded below “B3” by Moody’s or “B+“ by S&P, $21,010.

With respect to Loan No. 21, Villas on Nueces, on each date that the borrower delivers an updated prepaid rent reserve schedule required under the mortgage loan documents, the borrower is required to reserve an amount into the Monthly Other Reserve ($) such that the amount on deposit is at least equal to the aggregate amount of the rents paid to the borrower more than one month in advance in excess of 5% of annual rent due and payable under leases.

With respect to Loan No. 22, Glendale Portfolio, if the Windsor Villas mortgaged property is released the Monthly Capex Reserve ($) will drop to $1,120 and there will be no Capex Reserve Cap ($).

With respect to Loan No. 23, 8 West Centre, on each Payment Due Date that the amount on deposit in the Monthly TI/LC Reserve ($) is less than the then applicable reserve cap, the borrower is required to commence making monthly deposits into the Monthly TI/LC Reserve ($) an amount of (i) $23,651 or, (ii) during the period (“Cameron Rollover Increase Trigger Period”) commencing on the date that the lease of the 2nd Largest Tenant, Cameron International Corp. (“Cameron”), expires and continuing until (A) either Cameron renews its lease or 75% of Cameron’s premises are leased to an acceptable replacement tenant that is in physical occupancy, open for business and paying full contractual rent, and (B) the debt service coverage ratio of the mortgage loan is 1.60x or greater, $37,841.

With respect to Loan No. 32, The Shoppes at Southside, the borrowers are required to make monthly deposits of $9,384 into the Monthly TI/LC Reserve ($) beginning on the first to occur of (i) January 1, 2024 and (ii) the Payment Due Date first occurring after the amount on deposit in the Monthly TI/LC Reserve ($) is less than $300,000.00, and on each Payment Due Date thereafter.

With respect to Loan No. 35, Shops at Merchant’s Square, Monthly TI/LC Reserves ($) shall be waived through December 31, 2020; thereafter, a Monthly TI/LC Reserve ($) of approximately $25,000 per year ($0.59 per square foot) with a cap of $60,000 ($1.40 per square foot) will be collected through December 31, 2024. Beginning on January 1, 2025, the Monthly TI/LC Reserve ($) will increase to $35,000 per year ($0.82 per square foot) with a cap of $100,000 ($2.34 per square foot).

(22)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 1, Watergate Office Building, The TI/LC reserve is subject to a Cap ($) of 2,364,000, however the TL/LC reserve cap will be reduced by the amount of any portion of the TI/LC upfront reserve that has been disbursed to the borrowers, but may not be reduced to an amount less than $1,614,000.

With respect to Loan No. 12, Hilton Cincinnati Netherland Plaza, on each Payment Due Date, the borrower is required to deposit all excess cash flow into the Monthly Other Reserve ($), subject to a monthly cap of $250,000, to create a seasonality reserve (the “Monthly Seasonality Deposit”). However, the foregoing requirement will be

A-1-33

waived if (a) as of the applicable Payment Due Date, amounts then on deposit in the seasonality reserve account are greater than $1,000,000 and (b) the amount then on deposit in the seasonality reserve account is more than $750,000 but less than $1,000,000, then the amount to be deposited by Borrower for such Monthly Seasonality Deposit will be the difference between $1,000,000 and the amount then on deposit in the seasonality reserve account.

With respect to Loan No. 14, Spectrum Brands Global Headquarters, the TI/LC Reserve Cap ($) is (i) $250,000 or (ii) during the continuance of a period where the credit rating of the parent company of the Largest Tenant, Spectrum, is either (a) withdrawn by either Moody’s or S&P or (b) downgraded below “B3” by Moody’s or “B+“ by S&P, $1,000,000.

With respect to Loan No. 23, 8 West Centre, the Reserve Cap ($) is (a) $1,362,270 if a Cameron Rollover Increase Trigger Period exists, and (b) $851,419 if a Cameron Rollover Increase Trigger Period does not exist.

(23)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property. In some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 9, Osborn Triangle, the Largest Tenant at each of the 610 Main Street North and 1 Portland Street mortgaged properties, Pfizer, which represents 73.8% of the total net rentable area at the Osborn Triangle mortgaged properties, subleases a total of 163,644 square feet at the 610 Main Street North mortgaged property, representing 24.2% of the total net rentable area at the Osborn Triangle mortgaged properties, as follows: (i) CRISPR Therapeutics (9.7% of total net rentable area), expiring on January 31, 2027, (ii) Lab Central (4.9% of total net rentable area), expiring on December 14, 2027, (iii) Casebia Therapeutics (4.8% of total net rentable area), expiring on March 31, 2024, and (iv) KSQ Therapeutics (4.8% of total net rentable area), expiring on February 28, 2022. In addition, CRISPR Therapeutics subleases 5,184 square feet of its subleased space to Bayer’s Life Hub Boston, whose sub-sublease expires on March 31, 2024.

With respect to Loan No. 14, Spectrum Brands Global Headquarters, pursuant to a sublease (the “Sublease”) between the sole tenant at the mortgaged property, Spectrum, and Energizer Brands, LLC, an affiliate of Spectrum, Spectrum has subleased 67,663 square feet (out of a total of 252,122 square feet) to Energizer Brands, LLC. The Sublease requires the same rent as the rent under the prime lease and is co-terminous with the prime lease.

With respect to Loan No. 23, 8 West Centre, the Largest Tenant, Helix Energy Solution, subleases approximately 30,104 square feet, out of the total 118,630 square feet, to the 2nd Largest Tenant, Cameron Industrial. The current annual base rent under the sublease is $571,977 and the sublease expires on November 30, 2023.

(24)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 8, 80 on the Commons, the Largest Tenant, Root Insurance, leases 98,751 square feet of space that expires on November 30, 2024 and 10,311 square feet of space that expires on May 31, 2026.

(25)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. Certain tenants may have the right to reduce or abate rent or terminate all or a portion of their leased spaces for a breach or violation of co-tenancy provisions in the related leases.

With respect to Loan No. 1, the Watergate Office Building, the 3rd Largest Tenant, Sage Publications, has the one-time right to terminate its lease effective November 30, 2020 with at least 12 months’ written notice and payment of a termination fee equal to the unamortized portion of leasing costs plus four monthly installments of base rent in effect on the termination date.

With respect to Loan No. 3, Innovation Park, (a) the Largest Tenant, AXA Equitable, has the right to terminate its lease with respect to 144,647 square feet (out of total 291,528 square feet) on December 31, 2024, with 12 months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space; (b) the 2nd Largest Tenant, Allstate Insurance Company, has the right to terminate its lease on November 30, 2022, with nine months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space; (c) the 3rd Largest Tenant, Classic Graphics, has the

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right to terminate its lease with respect to 58,969 square feet (out of total 238,744 square feet) on December 31, 2020, with nine months' prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, landlord work costs related to tenant spaces and the cost of dividing the existing space from any additional space leased to Classic Graphics; and (d) the 4th Largest Tenant, Alight Solutions LLC, has the right to terminate its lease on November 20, 2022 with 12 months’ prior notice and the payment of a termination fee equal to three months base rent and unamortized brokerage commissions, rent abatements and landlord work costs related to such space.

With respect to Loan No. 8, 80 on the Commons, the 2nd Largest Tenant, Coastal Ridge, has a one-time right to terminate its lease on the 84th month of its lease (February 1, 2027) with 12 months’ notice and a termination fee of approximately $352,516.

With respect to Loan No. 10, Tysons Tower, (i) the 4th Largest Tenant, Morgan Franklin, has a one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination, (ii) the 5th Largest Tenant, Reed Smith LLP, has a one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (A) three months of base rent plus (B) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

With respect to Loan No. 11, 900 & 990 Stewart Avenue, (a) the Largest Tenant, AON, has the right to terminate its lease in September 2025 with no less than 12 months’ prior written notice and the payment of a $3,283,065 termination fee, and (b) the 2nd Largest tenant by net rentable area, Wright Risk Management, has the right to terminate its lease in April 2026 with no less than 12 months’ prior written notice and the payment of a $1,393,364 termination fee.

With respect to Loan No. 28, Sunset North, the 4th Largest Tenant, Farmers, includes (i) 60,166 square feet leased to Farmers New World with the right to terminate its lease on or after June 30, 2026 with no less than 12 months’ prior written notice and payment of a termination fee equal to (A) all rent through and including October 2026 and (B) the unamortized cost of all free or abated rent, tenant improvement allowances, reasonable attorneys’ fees, and leasing commissions actually paid or provided by the borrower, and (ii) 1,161 square feet leased to Farmers Credit Union with the right to terminate its lease on or after August 31, 2026 with no less than 12 months’ prior written notice and the payment of a termination fee equal to (A) all rent through and including December 2026 and (B) the unamortized cost of all free or abated rent, tenant improvement allowances, reasonable attorneys’ fees, and leasing commissions actually paid or provided by the borrower.

(26)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes or due to the number of parties serving as the Principal / Carveout Guarantor. In the case of certain mortgage loans, the loan documents permit the borrower to replace the Principal / Carveout Guarantor upon satisfaction of certain terms and conditions in the related loan documents.

With respect to Loan No. 3, Innovation Park, the borrower at its election may maintain a policy of environmental insurance. In such event, the lender agrees that, with respect to all matters covered by such policy, such policy will be the lender's primary source of recovery for any liability relating to hazardous materials at the mortgaged property and the environmental indemnity provided in connection with the mortgage loan will be the lender's secondary source of recovery. Please see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” for additional information.

With respect to Loan No. 4, The Essex, in the event that the borrowers deliver to the lender an environmental insurance policy maintained by the borrowers, which is reasonably acceptable to the lender and names the lender (together with its successors and assigns) as an additional named insured thereunder, then the lender agrees that, prior to making any claims against the borrowers and guarantor for any losses, the lender will first make a claim for such losses under the environmental policy in accordance with the mortgage loan documents. Please see “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” for additional information.

With respect to Loan No. 6, Harvey Building Products, the non-recourse carveout guarantor is not a party to the environmental indemnity, and the borrower is the sole party liable for any breach or violation of the indemnity.

With respect to Loan No. 8, 80 on the Commons, the obligations of the non-recourse carve-out guarantor for recourse events related to voluntary bankruptcy or collusive involuntary bankruptcy and other bankruptcy-related events are capped at 20% of the outstanding principal balance of the 80 on the Commons Loan as of the date of

A-1-35

the applicable bankruptcy event, plus the lender’s reasonably incurred costs and expenses in enforcing or preserving its rights under the non-recourse carveout guaranty.

With respect to Loan No. 9, Osborn Triangle, the mortgage loan has no separate carveout guarantor, and the borrowers are the only indemnitors under the related environmental indemnity agreement. At origination of the mortgage loan, the borrowers obtained an environmental insurance policy issued by the Sirius Group in the name of the borrowers, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $5,000,000, a deductible of $25,000 per incident and a term expiring on May 16, 2032.

With respect to Loan No. 10, Tysons Tower, the mortgage loan has no separate carveout guarantor, and the borrower is the only indemnitor under the related environmental indemnity agreement.

(27)	The classification of the lockbox and cash management types is described in the Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan No. 6, 180 Water Street, the mortgage loan is in a cash sweep period as of the Cut-off Date.

With respect to Loan No. 30, City Hyde Park, the mortgage loan documents require a springing hard lockbox for retail tenants and a springing soft lockbox for residential tenants with springing cash management during the period during which any of the following occurs: (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date that the debt service coverage ratio (as calculated in the loan documents based on the debt service for the amortization period and tested quarterly) based on the trailing three-month period immediately preceding the date of determination falls below (a) 1.10x during the interest only period or (b) 1.05x during the amortization period of the loan term.

(28)	With respect to Loan No. 3, 4, and 5, Innovation Park, The Essex, and 180 Water, the related Whole Loan will initially be serviced by the master servicer and special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related lead servicing companion loan is securitized, it is anticipated that the related whole loan will be serviced under and by the master servicer and special servicer designated in the related pooling and servicing agreement entered into in connection with such securitization.

(29)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness” and “—Other Indebtedness” and “Certain Legal Aspects of the Mortgage Loans” in the Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 4, The Essex, in connection with a tax exemption from which the mortgaged property benefits under Section 421-a of the New York Real Property Tax Law, the borrowers executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development, in the aggregate amount of $77,799,999, which are secured by two enforcement mortgages. No payments are due under the notes during the term of the mortgage loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender. Please see “Description of the Mortgage Pool – Other Secured Indebtedness” in the Preliminary Prospectus for additional information.

With respect to Loan No. 5, 180 Water, a mezzanine loan was funded to the owners of the borrower concurrently with the 180 Water Whole Loan (together, the “Total Debt”). The mezzanine loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.30000% and is interest only for its entire term (the “Mezzanine Loan”), provided that if the Total Debt debt yield increases to 6.50%, then the interest rate will be reduced to a per annum rate of 7.80000%. The mezzanine loan is expected to be sold to an unaffiliated third party. The 180 Water Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $127.5 million, and accrues interest at a fixed rate of 3.410377% per annum. The 180 Water B Note has a 60-month term and is interest only for the full term.

With respect to Loan No. 5, 180 Water, the borrower has the right to replace the Mezzanine Loan with a replacement mezzanine loan on or after November 6, 2021, so long as certain conditions are met, including the following: (i) the replacement mezzanine loan amount is no greater than the lesser of the outstanding balance of the Mezzanine Loan at such time, or $100 million, (ii) the new lender executes an intercreditor agreement that is substantially the same as the initial intercreditor agreement for the Mezzanine Loan, (iii) immediately after the closing of the replacement mezzanine loan, the Total Debt DSCR would be no less than the greater of (a) the mortgage loan

A-1-36

origination date Total Debt DSCR and (b) the Total Debt DSCR immediately prior to the closing of the replacement mezzanine loan and (iv) immediately after the closing of the replacement mezzanine loan, the total debt debt yield would be no less than the greater of (a) the mortgage loan origination date total debt debt yield and (b) the total debt debt yield immediately prior to the closing of the replacement mezzanine loan.

With respect to Loan No. 20, 230 Park Avenue South, the loan documents permit the pledge of less of than 49% beneficial ownership in the borrower.

With respect to Loan No. 32, The Shoppes at Southside, one of the three borrowers, Brickell Southwide 26 LLC (“Exchange Borrower”), has incurred an unsecured and subordinated note in the amount of $2,700,000 (the “Subordinate Note”) from Brickell Thirteen, Inc. (“Subordinate Lender”) to use the proceeds under the Subordinated Note solely as additional funds for acquisition of the mortgaged property. The Subordinate Note is required to be repaid, extinguished or otherwise discharged in full simultaneously with the completion of a reverse 1031 transfer, required to be consummated on or before March 22, 2020 (the “Reverse 1031 Transfer”), by the exchange company of 100% of the direct membership interest in the Exchange Borrower to either (a) to the Subordinate Lender or (b) to a newly formed entity owned 100% and controlled by Abbey Berkowitz, in accordance with the loan documents. See “Description of the Mortgage Loans – Additional Indebtedness – Other Indebtedness” in the Preliminary Prospectus.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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										ANNEX A-2

Trust Cut-off Date Balances
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

$3,000,000	-	$9,999,999	10	$54,724,843	4.1%	3.95537%	119	2.12x	12.4%	59.1%	47.7%
$10,000,000	-	$19,999,999	13	173,153,410	13.1	4.02067%	110	1.92x	9.7%	65.4%	59.6%
$20,000,000	-	$24,999,999	6	125,176,500	9.5	3.74034%	119	2.11x	8.7%	66.9%	64.9%
$25,000,000	-	$49,999,999	17	569,294,615	43.1	3.93399%	111	2.20x	9.6%	61.9%	58.7%
$50,000,000	-	$73,000,000	7	399,900,000	30.2	3.48156%	91	2.71x	10.4%	53.0%	51.6%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Mortgage Rates
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

2.75900%	-	3.99999%	38	$1,038,302,025	78.5%	3.57420%	107	2.51x	10.2%	57.5%	54.7%
4.00000%	-	4.49999%	8	112,499,843	8.5	4.27968%	91	1.71x	9.1%	68.3%	63.9%
4.50000%	-	4.99999%	6	135,947,500	10.3	4.63591%	120	1.37x	7.7%	70.0%	65.6%
5.00000%	-	5.35000%	1	35,500,000	2.7	5.35000%	60	1.62x	10.9%	68.7%	63.7%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Original Term to Maturity/ARD in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

60			7	$262,827,000	19.9%	3.96300%	60	2.52x	10.8%	50.1%	48.2%
84			1	56,900,000	4.3	2.75900%	84	3.66x	10.3%	39.9%	39.9%
120			45	1,002,522,369	75.8	3.80456%	119	2.17x	9.6%	63.8%	60.0%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Remaining Term to Maturity/ARD in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

57	-	84	8	$319,727,000	24.2%	3.74873%	64	2.72x	10.7%	48.3%	46.7%
85	-	119	23	500,634,369	37.9	3.76333%	118	2.23x	9.6%	61.4%	58.6%
120	-	120	22	501,888,000	38.0	3.84568%	120	2.11x	9.7%	66.2%	61.4%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Original Amortization Term in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

	Interest Only		28	$829,955,115	62.8%	3.57053%	105	2.77x	10.2%	55.7%	55.7%
120	-	324	2	26,500,000	2.0	3.90811%	120	1.44x	12.1%	56.9%	32.5%
360	-	480	23	465,794,253	35.2	4.17733%	107	1.53x	9.3%	67.9%	60.2%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Remaining Amortization Term in Months
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

	Interest Only		28	$829,955,115	62.8%	3.57053%	105	2.77x	10.2%	55.7%	55.7%
120	-	359	4	47,818,753	3.6	3.97705%	119	1.52x	11.2%	63.3%	43.3%
360	-	480	21	444,475,500	33.6	4.18283%	106	1.52x	9.2%	67.8%	60.4%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

A-2-1

ANNEX A-2

Amortization Types
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

Interest Only			28	$829,955,115	62.8%	3.57053%	105	2.77x	10.2%	55.7%	55.7%
IO-Balloon			16	287,975,500	21.8	4.15819%	120	1.48x	9.1%	70.7%	63.1%
Balloon			8	196,318,753	14.8	4.17835%	90	1.59x	9.6%	63.6%	54.6%
Fully Amortizing			1	8,000,000	0.6	3.95000%	120	1.46x	18.7%	38.8%	0.2%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Partial Interest Only Periods
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

12	-	24	3	$44,075,000	3.3%	3.97531%	119	1.85x	12.0%	68.8%	57.4%
36	-	36	3	45,050,000	3.4	3.92413%	119	1.53x	9.0%	67.4%	58.2%
60	-	60	10	198,850,500	15.0	4.25175%	120	1.38x	8.4%	71.9%	65.5%

Total / Wtd. Avg:			16	$287,975,500	21.8%	4.15819%	120	1.48x	9.1%	70.7%	63.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)
						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

1.06x	-	1.49x	8	$158,310,000	12.0%	4.28087%	120	1.22x	7.7%	71.6%	61.9%
1.50x	-	1.74x	15	295,781,253	22.4	4.16949%	100	1.59x	9.1%	65.1%	59.0%
1.75x	-	1.99x	8	171,153,000	12.9	4.02942%	105	1.87x	9.9%	66.7%	61.7%
2.00x	-	2.24x	2	103,000,000	7.8	3.98291%	119	2.04x	8.6%	64.6%	64.6%
2.25x	-	4.59x	20	594,005,115	44.9	3.37014%	103	3.12x	11.1%	51.7%	51.6%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Cut-off Date LTV Ratios(2)(3)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

30.5%	-	39.9%	5	$214,900,000	16.3%	3.29998%	79	3.41x	12.1%	35.7%	34.2%
40.0%	-	49.9%	2	33,884,615	2.6	3.73555%	116	2.55x	9.9%	46.2%	46.2%
50.0%	-	59.9%	9	198,900,000	15.0	3.76401%	101	2.45x	10.5%	53.3%	51.6%
60.0%	-	69.9%	28	690,535,843	52.2	3.83582%	112	2.16x	9.7%	66.4%	63.2%
70.0%	-	78.6%	9	184,028,910	13.9	4.23603%	119	1.36x	7.6%	74.2%	66.9%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

LTV Ratio at Maturity/ARD(1)(3)
						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity/ARD Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

0.2%	-	39.9%	5	$214,900,000	16.3%	3.29998%	79	3.41x	12.1%	35.7%	34.2%
40.0%	-	49.9%	4	102,384,615	7.7	3.82423%	89	1.92x	9.6%	53.0%	47.2%
50.0%	-	54.9%	10	177,824,843	13.4	3.81290%	115	2.48x	11.0%	55.4%	52.0%
55.0%	-	59.9%	7	111,046,910	8.4	3.84976%	119	1.86x	10.6%	65.9%	57.4%
60.0%	-	72.0%	27	716,093,000	54.2	3.91917%	112	2.05x	8.9%	68.6%	66.0%

Total / Wtd. Avg:			53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

A-2-2

ANNEX A-2

Type of Mortgaged Properties
				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

Office
Suburban	9	$268,898,438	20.3%	96.7%	2.49x	10.5%	65.1%	62.7%
CBD	3	163,000,000	12.3	93.5%	2.82x	10.2%	53.2%	53.2%
Subtotal:	12	$431,898,438	32.7%	95.5%	2.61x	10.4%	60.6%	59.2%

Multifamily
Garden	28	$125,672,343	9.5%	95.9%	1.53x	8.2%	70.8%	66.0%
High-Rise	2	82,500,000	6.2	96.5%	2.42x	9.2%	46.3%	42.9%
Student Housing	2	50,053,000	3.8	97.5%	1.94x	10.0%	56.9%	54.5%
Mid-Rise	3	39,150,000	3.0	98.1%	1.65x	6.8%	66.1%	66.1%
Subtotal:	35	$297,375,343	22.5%	96.6%	1.86x	8.6%	61.0%	57.7%

Retail
Anchored	6	$152,694,410	11.5%	91.1%	1.96x	9.8%	62.7%	57.1%
Specialty Retail	1	30,384,615	2.3	94.0%	2.46x	9.6%	46.3%	46.3%
Single Tenant	2	22,770,000	1.7	100.0%	1.88x	8.1%	61.9%	61.9%
Unanchored	2	22,250,000	1.7	95.4%	1.45x	9.3%	64.7%	48.5%
Shadow Anchored	1	13,475,000	1.0	94.9%	1.53x	9.3%	74.4%	61.2%
Freestanding	2	8,600,000	0.7	100.0%	2.11x	13.1%	59.9%	51.5%
Subtotal:	14	$250,174,025	18.9%	93.2%	1.95x	9.7%	61.3%	55.5%

Mixed Use
Multifamily/Retail	2	$76,900,000	5.8%	99.1%	2.98x	9.4%	48.7%	47.1%
Office/Multifamily	1	47,300,000	3.6	95.1%	3.50x	11.0%	64.4%	64.4%
Office/Laboratory	3	40,000,000	3.0	100.0%	3.12x	12.5%	37.1%	37.1%
Retail/Office	1	12,400,000	0.9	97.2%	3.11x	11.6%	57.7%	57.7%
Subtotal:	7	$176,600,000	13.4%	98.1%	3.16x	10.7%	50.9%	50.2%

Industrial
Warehouse/Distribution	22	$25,368,750	1.9%	100.0%	1.51x	9.1%	69.4%	62.8%
Manufacturing	2	15,281,250	1.2	100.0%	1.51x	9.1%	69.4%	62.8%
Flex	1	12,500,000	0.9	92.7%	1.58x	9.9%	58.1%	53.0%
Warehouse	6	12,451,563	0.9	100.0%	1.48x	15.3%	49.7%	22.6%
Subtotal:	31	$65,601,563	5.0%	98.6%	1.52x	10.4%	63.5%	53.3%

Self Storage
Self Storage	9	$51,300,000	3.9%	82.6%	2.28x	9.3%	62.7%	60.7%
Subtotal:	9	$51,300,000	3.9%	82.6%	2.28x	9.3%	62.7%	60.7%

Hotel
Full Service	1	$35,500,000	2.7%	74.8%	1.62x	10.9%	68.7%	63.7%
Extended Stay	2	7,000,000	0.5	92.3%	4.59x	17.0%	51.9%	51.9%
Subtotal:	3	$42,500,000	3.2%	77.7%	2.11x	11.9%	65.9%	61.8%

Manufactured Housing
Manufactured Housing	1	$6,800,000	0.5%	94.4%	1.56x	9.1%	73.1%	63.2%
Subtotal:	1	$6,800,000	0.5%	94.4%	1.56x	9.1%	73.1%	63.2%

Total / Wtd. Avg:	112	1,322,249,369	100.0%	94.7%	2.30x	9.9%	60.0%	56.8%

A-2-3

ANNEX A-2

Mortgaged Properties by Location
				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

New York	10	267,750,000	20.2%	97.0%	2.46x	9.2%	52.2%	50.0%
California	5	120,700,000	9.1	97.1%	2.79x	10.5%	49.5%	49.0%
New Jersey	21	101,160,000	7.7	93.8%	1.47x	8.6%	73.7%	66.9%
Ohio	3	89,600,000	6.8	87.0%	2.61x	10.8%	66.8%	64.0%
Texas	7	85,552,343	6.5	97.2%	1.90x	10.5%	60.6%	53.9%
District of Columbia	2	83,570,000	6.3	88.9%	2.07x	8.3%	68.6%	68.6%
Kansas	2	70,053,000	5.3	92.6%	1.70x	9.8%	56.2%	50.9%
Nevada	3	69,735,115	5.3	91.9%	2.71x	10.2%	56.6%	56.6%
North Carolina	2	63,914,200	4.8	95.4%	2.93x	11.5%	68.4%	68.4%
Florida	5	63,406,680	4.8	95.0%	1.93x	9.9%	65.3%	57.2%
Massachusetts	14	61,243,750	4.6	100.0%	2.56x	11.3%	48.3%	46.0%
Virginia	1	40,000,000	3.0	100.0%	3.07x	11.0%	52.1%	52.1%
Arizona	1	35,250,000	2.7	85.8%	1.52x	9.0%	66.3%	57.2%
Wisconsin	1	34,000,000	2.6	100.0%	2.87x	10.1%	65.3%	65.3%
Illinois	2	25,600,000	1.9	97.4%	1.33x	8.4%	71.3%	64.3%
Washington	1	20,000,000	1.5	98.8%	2.63x	9.1%	66.1%	66.1%
Michigan	6	18,510,000	1.4	94.6%	3.55x	14.9%	53.9%	53.9%
New Hampshire	5	15,187,500	1.1	100.0%	1.51x	9.1%	69.4%	62.8%
Alabama	1	13,475,000	1.0	94.9%	1.53x	9.3%	74.4%	61.2%
Georgia	3	11,879,120	0.9	79.8%	2.52x	9.3%	62.2%	62.2%
Oregon	1	11,593,910	0.9	93.4%	1.69x	10.2%	74.8%	59.1%
Connecticut	7	8,075,000	0.6	100.0%	1.51x	9.1%	69.4%	62.8%
Alaska	1	3,500,000	0.3	82.9%	3.34x	12.7%	44.9%	44.9%
South Carolina	1	3,000,000	0.2	100.0%	1.78x	10.2%	55.6%	50.2%
Pennsylvania	3	2,256,250	0.2	100.0%	1.51x	9.1%	69.4%	62.8%
Rhode Island	2	2,071,875	0.2	100.0%	1.51x	9.1%	69.4%	62.8%
Maine	1	843,750	0.1	100.0%	1.51x	9.1%	69.4%	62.8%
Vermont	1	321,875	0.0	100.0%	1.51x	9.1%	69.4%	62.8%

Total / Wtd. Avg:	112	$1,322,249,369	100.0%	94.7%	2.30x	9.9%	60.0%	56.8%

Prepayment Protection
				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

Defeasance	41	$979,084,025	74.0%	3.77113%	104	2.27x	9.7%	60.1%	56.5%
Yield Maintenance	10	263,165,343	19.9	3.91910%	110	2.55x	10.9%	58.9%	57.5%
Defeasance or Yield Maintenance	2	80,000,000	6.1	3.61375%	119	1.94x	9.0%	62.5%	58.4%

Total / Wtd. Avg:	53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

Loan Purpose
				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)	DY(1)(2)	Ratio(1)(3)	Maturity(1)(3)

Refinance	30	$709,971,459	53.7%	3.87617%	99	2.26x	9.7%	56.3%	52.6%
Acquisition	21	561,707,910	42.5	3.71935%	113	2.31x	10.1%	65.3%	62.4%
Recapitalization	2	50,570,000	3.8	3.39271%	119	2.90x	10.5%	54.2%	54.2%

Total / Wtd. Avg:	53	$1,322,249,369	100.0%	3.79106%	106	2.30x	9.9%	60.0%	56.8%

(1) In the case of Loan Nos. 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 19, 20, 23, 28, 29 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 5, 9, 19 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2) In the case of Loan Nos. 36 and 49, the UW NOI DY are calculated net of a holdback reserve.
(3) In the case of Loan Nos. 3, 7, 11, 12, 20, 21, 24, 29, 32, 35, 39, 41 and 50 the Cut-off Date LTV Ratio and the LTV Ratio at Maturity are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS

A-3-1

Annex A-3	Benchmark 2019-B14

Watergate Office Building

A-3-2

Annex A-3	Benchmark 2019-B14

Watergate Office Building

A-3-3

Annex A-3	Benchmark 2019-B14

Watergate Office Building

A-3-4

Annex A-3	Benchmark 2019-B14

Watergate Office Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$73,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$73,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.5%	Net Rentable Area (SF):	215,200
Loan Purpose:	Acquisition	Location:	Washington, D.C.
Borrowers(1):	Various	Year Built / Renovated:	1967 / 2012-2018
Sponsor:	Scott J. Seligman	Occupancy:	87.3%
Interest Rate:	3.73000%	Occupancy Date:	8/6/2019
Note Date:	9/26/2019	Number of Tenants:	20
Maturity Date:	10/6/2029	2016 NOI:	N/A
Interest-only Period:	120 months	2017 NOI:	$3,875,980
Original Term:	120 months	2018 NOI:	$4,000,973
Original Amortization:	None	TTM NOI (as of 7/2019)(2):	$4,215,470
Amortization Type:	Interest Only	UW Economic Occupancy:	90.1%
Call Protection:	L(25),Def(90),O(5)	UW Revenues:	$9,931,731
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,922,559
Additional Debt:	N/A	UW NOI(2):	$6,009,172
Additional Debt Balance:	N/A	UW NCF:	$5,643,332
Additional Debt Type:	N/A	Appraised Value / Per SF:	$105,000,000 / $488
		Appraisal Date:	8/29/2019

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$339
Taxes:	$250,005	$125,003	N/A	Maturity Date Loan / SF:	$339
Insurance:	$78,181	$11,169	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$0	$3,587	N/A	Maturity Date LTV:	69.5%
TI/LC:	$750,000	$26,900	$2,364,000	UW NCF DSCR:	2.04x
Other(4):	$732,146	Springing	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$73,000,000	69.2%	Purchase Price	$101,200,000	95.9%
Sponsor Equity	31,818,333	30.2	Closing Costs	2,497,315	2.4
Other Sources	689,316	0.7	Upfront Reserves	1,810,333	1.7
Total Sources	$105,507,648	100.0%	Total Uses	$105,507,648	100.0%
(1)	See “The Borrowers” below.

(2)	The increase from TTM NOI to UW NOI is primarily due to recent leasing at the Watergate Office Building Property (as defined below) and rent steps ($218,785 of contractual rent steps through August 2020 and $238,217, which represents present value of rent steps for GWU (defined below)). Eight new leases were executed since January 2019 accounting for $393,511 of base rent.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

(4)	Initial Other reserves consist of $141,435 deposited into the unfunded obligations reserve and $590,711 deposited into the Sage Fidelity Escrow Reserve (as defined below).

A-3-5

Annex A-3	Benchmark 2019-B14

Watergate Office Building

The Loan. The Watergate Office Building mortgage loan (the “Watergate Office Building Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee and leasehold interest in a 215,200 square foot Class A/B office building located in Washington, D.C. (the “Watergate Office Building Property”). The Watergate Office Building Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior acquisition of the Watergate Office Building Property was not included in a securitization transaction.

The Borrowers. There are five borrowing entities for the Watergate Office Building Loan: 2600 Virginia Avenue 1 LLC, 2600 Virginia Avenue 2 LLC, 2600 Virginia Avenue 3 LLC, 2600 Virginia Avenue 4 LLC and 2600 Virginia Avenue Master Lessee LLC, all of which are Delaware limited liability companies and special purpose entities with one independent director in each organizational structure. Four of these entities own the fee interest in the Watergate Office Building Property as tenants in common: 2600 Virginia Avenue 1 LLC, 2600 Virginia Avenue 2 LLC, 2600 Virginia Avenue 3 LLC, 2600 Virginia Avenue 4 LLC. The fifth borrower (2600 Virginia Avenue Master Lessee LLC) is the tenant under a master lease structure created to facilitate a reverse 1031 exchange to be consummated by 2600 Virginia Avenue 4 LLC.

The Loan Sponsor. The Watergate Office Building Loan sponsor and non-recourse carveout guarantor is Scott J. Seligman of The Seligman Group. The Watergate Office Building Property is managed by Seligman & Associates, LLC, an affiliate of the Watergate Office Building Loan sponsor, which has engaged LPC Commercial Services, Inc. as a sub-manager. LPC Commercial Services, Inc. is an affiliate of Lincoln Property Company, which is one of the largest property managers in Washington, D.C., with four management offices that are spread throughout the Washington, D.C. metro area, and over $30.0 billion in assets under management.

The Property. The Watergate Office Building Property is a 215,200 square foot Class A/B office tower located on the Potomac Riverfront at 2600 Virginia Avenue Northwest, in Washington, D.C. The Watergate Office Building Property was built in 1967 and fully gut-renovated between 2012 and 2018, at a cost of approximately $28.9 million ($134.40 per square foot). It is a symbol in Washington, D.C. and worldwide as a result of its historical significance in relation to the 1972 Watergate Scandal which resulted in the President Richard Nixon’s resignation; this is a recognizable address in Washington, D.C. The Watergate Office Building Property is located within the Watergate Complex Renaissance, a development which is comprised of the five-star Watergate Hotel, the “Watergate 600” office building, the Watergate residential Co-op, a luxury apartment building and the Kennedy Center. The Watergate Office Building Property is part of Washington, D.C.’s West End, a core downtown submarket known for its luxurious hotels, high-end restaurants and record-setting luxury residential sale prices. The Watergate Office Building Property features panoramic views of the Georgetown Waterfront, Potomac River, Key Bridge and the Rosslyn-Ballston Corridor skyline. It connects directly, via adjoining main lobbies, to the newly-renovated five-star Watergate Hotel and enjoys access to 60,000 square feet of restaurant, retail and service amenities within the Watergate Shops which is the central retail plaza within the Watergate Complex. Since 2012, the Watergate Office Building Property has undergone significant renovations and capital improvements of $28.9 million ($134.40 per square foot) to transform it into a Class A asset in downtown Washington, D.C. The Watergate Office Building Property received a complete HVAC upgrade along with upgrades to the roof and elevator and a gut renovation of the main lobby. The immediate interior improvements also included an installation of a fitness center with showers and lockers plus a bike room. Upon sale in 2016, the then sponsor, Rockwood Capital, updated the restrooms and tenant lobbies.

The largest tenant, National Trust for Historic Preservation (“NTHP”) (17.5% of net rentable area; 20.6% of underwritten base rent), occupies 37,745 square feet of office space through December 2028 with one, five-year renewal option and no termination options. NTHP is a private-funded nonprofit organization with the mission to preserve significant places throughout the United States, including historic buildings, monuments, institutions, main streets, parks and other national treasures. NTHP was founded in 1949 and today has a staff of approximately 300 employees based at its headquarters at the Watergate Office Building Property, and has 750,000 members and supporters. As of June 2018, NTHP had an endowment of approximately $251 million and total assets of $366 million.

The second largest tenant, George Washington University (“GWU”) (17.0% of net rentable area; 21.2% of underwritten base rent; rated A1 by Moody’s and A+ by S&P), occupies 36,529 square feet of office space. The current term of the lease expires in July 2027 and the lease has one, five or 10-year renewal option and no termination options. GWU was founded in 1821 and it is one of the largest private employers in the Washington, D.C. area. It is a not-for-profit institution of higher education comprised of 14 schools and colleges that offer undergraduate and graduate degrees across a wide array of subject matter. GWU has experienced growth over the last few years, with operating revenues growing by approximately 13% between 2016 and 2018, reporting $1.2 million in operating revenues in 2018 and further expanding at the Watergate Office Building Property. According to the tenant, this is a strategic location for the university as it houses offices for the School of Medicine & Health Sciences, including the primary offices for the GW Cancer Institute, the Rodham Institute and the GW Institute for Spirituality & Health. The Watergate Office Building Property is approximately one mile from the GWU Hospital and the center of GWU’s Campus. GWU has a right of first refusal to expand into any space that opens up on the second floor of the Watergate Office Building Property.

A-3-6

Annex A-3	Benchmark 2019-B14

Watergate Office Building

The third largest tenant, SAGE Publications (12.2% of net rentable area; 12.9% of underwritten base rent), occupies 26,188 square feet of office space on a lease expiring in October 2022 with one, five-year renewal option and a one-time termination option effective November 30, 2020 with 12-months’ notice and payment of a termination fee. SAGE Publications is an independent publishing company that employs over 1,500 people globally out of seven office locations. SAGE Publications publishes over 1,000 journals and over 800 books annually under a variety of brands. The company’s Washington, D.C. office at the Watergate Office Building Property supports its market presence in American government, international affairs, journalism, mass communications and politics.

The Watergate Office Building Property is located at the intersection of I-66, Whitehurst Freeway and Rock Creek Parkway within the District of Columbia central business district. The routes are commuting corridors for the majority of the Washington, D.C. Metro area’s housing neighborhoods in Northern Virginia and Southern Maryland. The Watergate Office Building Property is accessible by train and is a five-minute walk to the Foggy Bottom Metro Station, which is served by the Orange, Silver and Blue Lines, providing direct access to Reagan National Airport, the Pentagon, Amazon HQ2 at National Landing, Tysons and Dulles International Airport (upon Silver Line completion in 2020). According to the appraisal, the Washington, D.C. metro area is one of the strongest and most diverse economies in the United States, with a highly educated workforce, high STEM research investments, the largest recipient of government contract spending and consistently low unemployment. The three largest sectors in the economy are Professional and Business Services (22.8%), Government (21.2%) and Education & Health (13.5%). According to the appraisal, the year-end 2018 population in a one-, three- and five-mile radius was 35,963, 360,803 and 790,934, respectively. According to the appraisal, the year-end 2018 average household income in a one-, three- and five-mile radius was $162,060, $144,089 and $139,473, respectively.

According to a third party report, the Watergate Office Building Property is part of the West End office submarket, of the Washington, D.C. office market. Based on a third party report, the West End office submarket contains approximately 4.8 million square feet of office inventory, with a current vacancy rate of 10.7% for 4 & 5 star office properties and an average gross asking rent of $53.64 per square foot which is expected to modestly increase in the next four years. According to the appraisal, the office market is becoming increasingly dependent on premium office space and amenities as a means of attracting tenants and labor talent.

The appraisal identified recent leases negotiated in 11 office rent comparable buildings in the West End/Georgetown submarket. The comparable office leases selected range in size from 1,466 square feet to 51,252 square feet with terms ranging from two to 17 years. The comparable tenants reported annual rental rates ranging from $50.00 per square foot to $60.00 per square foot, on a full service basis, with an average of $54.42 per square foot. The appraisal concluded to a market rent (on a full service basis) of $51.00 per square foot for first floor space; $53.00 per square foot for floors two through five; $55.00 per square foot for floors six through 11; and $48.00 per square foot for the terrace space. The weighted average in-place rent for the office space at the property is $51.17 per square foot, which is below the appraisal rent conclusion.

Historical and Current Occupancy(1)
2017	2018	Current(2)
84.3%	82.8%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 6, 2019.

A-3-7

Annex A-3	Benchmark 2019-B14

Watergate Office Building

Tenant Summary(1)

Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
National Trust for Historic Preservation(4)	NR / NR / NR	37,745	17.5%	$52.04	20.6%	12/31/2028
GWU(5)	A1 / A+ / NR	36,529	17.0	$55.32	21.2	7/31/2027
SAGE Publications(6)	NR / NR / NR	26,188	12.2	$47.04	12.9	10/31/2022
KIPP DC(7)	NR / NR / NR	18,422	8.6	$51.63	10.0	9/30/2025
National League for Nursing(8)	NR / NR / NR	18,299	8.5	$51.27	9.8	4/30/2026
Washington National Opera(9)	NR / NR / NR	8,799	4.1	$46.82	4.3	11/30/2023
Brazilian Mission to the OAS	NR / NR / NR	8,793	4.1	$51.15	4.7	10/31/2027
EMPEA(10)	NR / NR / NR	6,738	3.1	$50.61	3.6	12/31/2028
National Environmental Strategies	NR / NR / NR	4,555	2.1	$50.00	2.4	12/31/2024
Centennial Group Holdings	NR / NR / NR	3,801	1.8	$50.61	2.0	4/30/2022
Ten Largest Tenants		169,869	78.9%	$51.39	91.4%
Remaining Tenants(11)		18,049	8.4	$48.98	8.6
Vacant		27,282	12.7	$0.00	0.0
Total / Wtd. Avg.(11)		215,200	100.0%	$51.17	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU.

(4)	Tenant has one, five-year renewal option under its lease.

(5)	Tenant has one, five-year or 10-year renewal option under its lease.

(6)	Tenant has one, five-year renewal option under its lease. Tenant has the one-time right to terminate its lease effective November 30, 2020 with at least 12 months’ written notice and payment of a termination fee equal to the unamortized portion of leasing costs plus four monthly installments of base rent in effect on the termination date.

(7)	Tenant has one, five-year renewal option under its lease.

(8)	Tenant has two, five-year renewal options under its lease.

(9)	Tenant has one, five-year renewal option under its lease.

(10)	Tenant has one, five-year renewal option under its lease.

(11)	Remaining Tenants and Total / Wtd. Avg. Base Rent PSF excludes 1,352 square feet of building office space.

Lease Rollover Schedule(1)(2)

Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	27,282	12.7%	NAP	NAP	27,282	12.7%	NAP	NAP
MTM(3)	0	1,352	0.6	$0	0.0%	28,634	13.3%	$0	0.0%
2019	0	0	0.0	0	0.0%	28,634	13.3%	$0	0.0%
2020	1	1,639	0.8	77,489	0.8%	30,273	14.1%	$77,489	0.8%
2021	0	0	0.0	0	0.0%	30,273	14.1%	$77,489	0.8%
2022	2	29,989	13.9	1,424,240	14.9%	60,262	28.0%	$1,501,729	15.7%
2023	2	11,578	5.4	557,989	5.8%	71,840	33.4%	$2,059,718	21.6%
2024	5	9,520	4.4	462,724	4.8%	81,360	37.8%	$2,522,442	26.4%
2025	1	18,422	8.6	951,059	10.0%	99,782	46.4%	$3,473,501	36.4%
2026	2	20,804	9.7	1,071,706	11.2%	120,586	56.0%	$4,545,207	47.6%
2027	2	45,322	21.1	2,470,464	25.9%	165,908	77.1%	$7,015,672	73.5%
2028	3	45,513	21.1	2,331,121	24.4%	211,421	98.2%	$9,346,792	97.9%
2029	1	2,280	1.1	126,032	1.3%	213,701	99.3%	$9,472,824	99.2%
2030 & Beyond	1	1,499	0.7	73,845	0.8%	215,200	100.0%	$9,546,669	100.0%
Total	20	215,200	100.0%	$9,546,669	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU.

(3)	MTM includes 1,352 square feet of building office space with no rent attributed to it.

A-3-8

Annex A-3	Benchmark 2019-B14

Watergate Office Building

Operating History and Underwritten Net Cash Flow

	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,276,155	$8,013,807	$8,591,563	$9,546,669	$44.36	89.4%
Vacant Income	0	0	0	1,053,439	4.90	9.9
Gross Potential Rent	$8,276,155	$8,013,807	$8,591,563	$10,600,108	$49.26	99.3%
Total Reimbursements	299,411	215,256	194,906	75,066	0.35	0.7
Net Rental Income	$8,575,566	$8,229,063	$8,786,469	$10,675,174	$49.61	100.0%
(Vacancy/Credit Loss)	(886,080)	(446,921)	(878,058)	(1,053,439)	(4.90)	(9.9)
Parking	243,135	214,204	268,697	268,697	1.25	2.5
Other Income(4)	53,445	34,631	31,300	41,300	0.19	0.4
Effective Gross Income	$7,986,067	$8,030,977	$8,208,408	$9,931,731	$46.15	93.0%

Total Expenses	$4,110,086	$4,030,004	$3,992,937	$3,922,559	$18.23	39.5%

Net Operating Income(5)	$3,875,980	$4,000,973	$4,215,470	$6,009,172	$27.92	60.5%

Total TI/LC, Capex/RR	0	0	0	365,840	1.70	3.7%
Net Cash Flow	$3,875,980	$4,000,973	$4,215,470	$5,643,332	$26.22	56.8%
(1)	TTM represents the trailing 12-month period ending July 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $218,785 of contractual rent steps through August 2020 and $238,217 which represents present value of rent steps for GWU.

(4)	Other Income consists of UPS and FedEx drop box income and cell tower income for Omnipoint Communications.

(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily due to recent leasing at the Watergate Office Building Property and rent steps ($218,785 of contractual rent steps through August 2020 and $238,217 which represents the present value of rent steps for GWU). Eight new leases were executed since January 2019 accounting for $393,511 of base rent.

Property Management. The Watergate Office Building Property is managed by Seligman & Associates, LLC, an affiliate of the Watergate Office Building Loan sponsor, which has engaged LPC Commercial Services, Inc. as an unaffiliated third-party sub-manager.

Escrows and Reserves. On the origination date of the Watergate Office Building Loan, the borrowers deposited $750,000 into the tenant improvement and leasing commission reserve, $250,005 into the tax reserve account, $141,435 into the unfunded obligations reserve and $78,181 into the insurance reserve. The unfunded obligations reserve consists of $55,309 for free rent under the National Environmental Strategies lease, $36,021 for free rent under the Blossom Dentistry lease and $50,105 for tenant improvement allowances and/or leasing commissions with respect to the National Environmental Strategies lease.

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve (initially estimated at $125,003).

Insurance Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account (initially estimated at $11,169).

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $3,587 for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to $26,900 for tenant improvements and leasing commissions, subject to a cap of $2,364,000. The TI/LC reserve cap will be reduced dollar for dollar by the amount of any portion of the TI/LC reserve initial deposit that has been disbursed to the borrowers pursuant to the Watergate Office Building Loan documents, provided that the TI/LC reserve cap amount may not be reduced to less than $1,614,000.

A-3-9

Annex A-3	Benchmark 2019-B14

Watergate Office Building

Sage Escrow Reserves – On the origination date of the Watergate Office Building Loan, approximately $590,711 was deposited into escrow (“Sage Fidelity Escrow Reserve”) with Fidelity National Title Insurance Company (“Fidelity”) with respect to certain tenant improvement allowances and/or leasing commissions that may become due and payable pursuant to a potential amendment to the lease with Sage Publications, which amendment is currently being negotiated. Pursuant to an escrow agreement between the seller, Watergate Office Fee Owner, LLC, and certain borrowers, the borrowers will be entitled to receive such escrowed funds in the event that amendment is executed on or prior to October 31, 2020, to the extent such amendment requires payment of such tenant improvement allowances and/or leasing commissions. Fidelity and the borrowers have agreed that, to the extent that any borrower is entitled to receive any amount of such escrowed funds, all such funds will instead be paid to the lender. Pursuant to the Watergate Office Building Loan documents, any such funds will be made available by the lender for the applicable tenant improvement allowances and/or leasing commissions, as applicable, subject to satisfaction of the conditions set forth in the Watergate Office Building Loan documents.

Lockbox / Cash Management. The Watergate Office Building Loan is structured with a hard lockbox and springing cash management. The borrowers were required to deliver tenant direction letters to each existing tenant at the Watergate Office Building Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrowers are required to cause revenue received by the borrower or the property manager from the Watergate Office Building Property to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Watergate Office Building Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Watergate Office Building Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Watergate Office Building Loan. If such Trigger Period has been cured, the excess cash flow funds are required to be returned to the borrowers (except to the extent that such excess cash flow funds are being used to satisfy the Collateral Cure Condition (as defined below)).

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 6.25%, (iii) a Specified Tenant Trigger Period (as defined below), and (iv) the senior unsecured credit rating (or the equivalent thereof) of GWU falling below investment grade (a long-term credit rating of BBB or better by each rating agency), and (B) expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the debt yield being equal to or greater than 6.25% for two consecutive calendar quarters, (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist, and (d) with respect to clause (iv) above, the senior unsecured credit rating (or the equivalent thereof) of GWU improving to a long-term credit rating of BBB+ or better by each rating agency.

A “Specified Tenant” means, as applicable, (i) GWU, (ii) NTHP, (iii) any other tenant leasing all or a portion of the applicable Specified Tenant space and any guarantor of a Specified Tenant lease at the Watergate Office Building Property, and (iv) any other tenant pursuant to any lease which, individually or when aggregated with all other leases at the Watergate Office Building Property with the same tenant or its affiliate, either (A) accounts for twenty percent (20%) or more of the total rental income for the Watergate Office Building Property, or (B) demises twenty percent (20%) or more of the Watergate Office Building Property’s gross leasable area.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) any Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods, (ii) any Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or, to the extent such Specified Tenant is a retail tenant, “going dark” in the applicable Specified Tenant space, (iii) any Specified Tenant giving notice that it is terminating its lease for all or any material portion of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the Watergate Office Building Loan documents for a term of at least three years, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the Watergate Office Building Loan documents, or (ii) the borrowers re-leasing the entire Specified Tenant space, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under such Lease and paying the full amount of the rent due under such lease. A Specified Tenant Trigger Period will not be deemed to exist to the extent that the borrowers have (i) deposited cash into an account with the lender, (ii) delivered to the lender an acceptable letter of credit, or (iii) caused excess cash flow to be deposited into the excess cash flow account, in each case, as additional collateral for the Watergate Office Building Loan and in an amount equal to 12 months of the applicable Specified Tenant’s gross rent (the “Collateral Cure Condition”).

A-3-10

Annex A-3	Benchmark 2019-B14

Watergate Office Building

Master Lease / Reverse 1031 Exchange: 2600 Virginia Avenue Master Lessee LLC is the tenant under a master lease structure created to facilitate a reverse 1031 exchange to be consummated by 2600 Virginia Avenue 4 LLC. Upon consummation of the reverse 1031 exchange in accordance with the terms and conditions set forth in the Watergate Office Building Loan documents, the related borrower is permitted to terminate this master lease subject to satisfaction of certain requirements set forth in the Watergate Office Building Loan documents.

Parking Lease / Fitness Lease: The borrowers are leasing certain fitness center space from an adjacent property owner through a certain lease (the “Fitness Lease”) to satisfy certain obligations to provide access to a fitness center pursuant to certain leases under which the borrowers are the landlord.  In addition, the borrowers are leasing certain parking spaces from an adjacent property owner through a certain lease (the “Parking Lease”) to satisfy certain obligations to provide access to parking spaces pursuant to certain leases under which the borrowers are the landlord. The borrowers have collaterally assigned their interests under both the Fitness Lease and the Parking Lease to the lender pursuant to the related mortgage. Subject to satisfaction of certain requirements set forth in the Watergate Office Building Loan documents, the borrowers will be permitted (with the lender’s consent) to replace the Fitness Lease and/or the Parking Lease with another instrument or instruments that (together with any applicable facilities at the Watergate Office Building Property) satisfy all tenant (and legal) requirements with respect to access to a fitness center and/or parking spaces, respectively.

A-3-11

Annex A-3	Benchmark 2019-B14

225 Bush

A-3-12

Annex A-3	Benchmark 2019-B14

225 Bush

A-3-13

Annex A-3	Benchmark 2019-B14

225 Bush

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – CBD
Original Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	579,987
Cut-off Date Principal Balance(1):	$60,000,000	Location:	San Francisco, CA
% of Pool by IPB:	4.5%	Year Built / Renovated:	1922, 1955 / 2010-2013
Loan Purpose:	Refinance	Occupancy:	97.8%
Borrower:	225 Bush Street Owners LLC	Occupancy Date:	9/30/2019
Sponsor:	Kylli Inc.	Number of Tenants:	32
Interest Rate:	3.30300%	2016 NOI:	$25,426,362
Note Date:	10/11/2019	2017 NOI:	$24,788,393
Maturity Date:	11/6/2024	2018 NOI(4):	$25,674,474
Interest-only Period:	60 months	TTM NOI (as of 8/2019)(4):	$24,512,257
Original Term:	60 months	UW Economic Occupancy:	95.1%
Original Amortization:	None	UW Revenues:	$41,830,321
Amortization Type:	Interest Only	UW Expenses:	$14,566,655
Call Protection(2):	L(24),Def(30),O(6)	UW NOI(4):	$27,263,666
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$26,277,688
Additional Debt(1)(3):	Yes	Appraised Value / Per SF:	$589,000,000 / $1,016
Additional Debt Balance(1)(3):	$143,600,000 / $146,400,000	Appraisal Date:	9/5/2019
Additional Debt Type(1)(3):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$3,012,292	$376,536	N/A	Cut-off Date Loan / SF:	$351	$603
Insurance:	$838,031	$119,719	N/A	Maturity Date Loan / SF:	$351	$603
Replacement Reserves:	$0	$9,666	$231,995	Cut-off Date LTV:	34.6%	59.4%
TI/LC:	$0	$96,665	$3,479,922	Maturity Date LTV:	34.6%	59.4%
Other:	$4,983,228	$0	N/A	UW NCF DSCR:	3.85x	2.24x
				UW NOI Debt Yield:	13.4%	7.8%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes		$203,600,000	58.2%	Payoff Existing Debt	$241,210,092	68.9%
Subordinate Debt		146,400,000	41.8%	Return of Equity	96,364,753	27.5
				Upfront Reserves	8,833,550	2.5%
				Closing Costs	3,591,605	1.0%
Total Sources		$350,000,000	100.0%	Total Uses	$350,000,000	100.0%

(1)	The 225 Bush Loan consists of the non-controlling Note A-1 and Note A-6 and is part of the 225 Bush Whole Loan (as defined below) evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the entire $350.0 million 225 Bush Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 11, 2022. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(3)	See “Current Mezzanine or Subordinate Indebtedness" below.

(4)	NOI fluctuations year-over-year are due to tenant rent abatements associated with new leases.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-14

Annex A-3	Benchmark 2019-B14

225 Bush

The Loan. The 225 Bush mortgage loan (the “225 Bush Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $350.0 million (the “225 Bush Whole Loan”), which whole loan is secured by the borrower’s fee interest in a 579,987 square foot, Class A, office building with ground floor retail located in San Francisco, California (the “225 Bush Property”). The 225 Bush Whole Loan is comprised of (i) a senior loan, comprised of six pari passu notes with an aggregate principal balance as of the Cut-off Date of $203.6 million (the “225 Bush Senior Notes”), two of which (Note A-1 and A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $60.0 million) are being contributed to the Benchmark 2019-B14 Trust and constitute the 225 Bush Loan, and the remainder of which are expected to be contributed to one or more other securitization trusts and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $146.4 million (collectively, the “225 Bush Subordinate Companion Note”). The 225 Bush Subordinate Companion Note will be an asset of the trust but will not be pooled together with the other Mortgage Loans, and payments of interest and principal received in respect of the 225 Bush Subordinate Companion Note will be available to make distributions in respect of the loan specific classes of certificates only. The relationship between the holders of the 225 Bush Senior Notes and 225 Bush Subordinate Companion Note will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan” in the Preliminary Prospectus. The 225 Bush Whole Loan was originated by DBNY and, on the origination date, was transferred to DBR Investments Co. Limited (“DBRI”). The 225 Bush Whole Loan has a five-year term and will be interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(1)
Note A-2	50,000,000	50,000,000	DBRI	No
Note A-3	38,000,000	38,000,000	DBRI	No
Note A-4	35,000,000	35,000,000	DBRI	No
Note A-5	20,600,000	20,600,000	DBRI	No
Note A-6	10,000,000	10,000,000	Benchmark 2019-B14	No
Senior Notes	$203,600,000	$203,600,000
Note B	146,400,000	146,400,000	Benchmark 2019-B14 (loan specific certificates)	Yes(1)
Whole Loan	$350,000,000	$350,000,000
(1)	The initial controlling note is Note B, so long as no 225 Bush Control Appraisal Period has occurred and is continuing. If and for so long as a 225 Bush Control Appraisal Period has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan”. The 225 Bush Whole Loan will be serviced pursuant to the Benchmark 2019-B14 Pooling and Servicing Agreement. For so long as Note B is included in the Benchmark 2019-B14 trust, and no 225 Bush Control Appraisal Period has occurred and is continuing, the control rights of Note B when it is the controlling note will be exercisable by the Loan-Specific Directing Holder for the Benchmark 2019-B14 loan-specific certificates.

The Borrower. The borrower is 225 Bush Street Owners LLC, a Delaware limited liability company. The company is structured to be a single purpose bankruptcy-remote entity with 225 Bush Street Owners LLC having two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Kylli Inc. Kylli Inc. is a full-service real estate investment management company focused on the acquisition, development and management of assets in the San Francisco Bay Area. Kylli Inc. is a wholly-owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately-held full service investment company headquartered in Shenzhen, China. Kylli Inc.’s assets in the United States, include (in addition to the 225 Bush Street Property) (i) over 500,000 square feet of office space under management in San Francisco, (ii) 767,000 square feet of office space under construction in Burlingame Point, California fully leased to Facebook and (iii) over 48 acres of developable land in Santa Clara, California.

The Property. The 225 Bush Property is a Class A, 22-story, 579,987 square foot office building with ground floor retail located in the North Financial District neighborhood of San Francisco, California. The 225 Bush Property was originally constructed in two phases in 1922 and 1955. Formerly known as the “Standard Oil Building,” the 225 Bush Property was developed by John D. Rockefeller as the headquarters for Standard Oil and later became the headquarters of Chevron. The 225 Bush Property was designed by George W. Kelham and modeled after the Federal Reserve Bank of New York in Manhattan’s financial district. The 225 Bush Property features 26,000 square foot floor plates, a fitness center with locker rooms and showers, 110 subterranean valet parking spaces and is situated on a 0.88-acre site at the corner of Bush Street and Sansome Street, one block north of Market Street.

A-3-15

Annex A-3	Benchmark 2019-B14

225 Bush

The loan sponsor purchased the 225 Bush Property in 2014 for $350.0 million and thereafter invested approximately $5.0 million in building system upgrades and approximately $23.0 million in tenant improvements. Historical investments include a $1.1 million renovation of the east and west lobbies in 2009 which included new lighting, interior paneling, carpeting, artwork, furniture, security desks, and the installation of new street-level property signage. From 2010 to 2013, the 225 Bush Property underwent a $12.8 million renovation which consisted of a full renovation of the terra cotta brick façade, including waterproofing, repairs of the terra cotta brick, refurbishing and painting of the steel windows and storefronts, as well as lobby renovations and the installation of the 13th floor fitness center. The loan sponsor has indicated that it plans to execute a $7.0 million modernization of the building’s elevator systems which is expected to commence before the end of 2019 and be completed in 2022; however the borrower is under no obligation to conduct the modernization and no amounts were reserved therefor under the 225 Bush Street Whole Loan.

As of September 30, 2019, the 225 Bush Property was 97.8% leased to 32 office tenants and an investment grade retail tenant, Target, which occupies 20,677 square feet of ground floor retail space. The 225 Bush Property’s 10 largest tenants occupy 77.8% of the net rentable area and no tenant occupies more than 14.5% of the total net rentable area.

The largest tenant, Twitch Interactive, Inc. (“Twitch”) (84,035 square feet; 14.5% of net rentable area; 14.2% of underwritten base rent), is a wholly owned subsidiary of Amazon.com, Inc. (“Amazon”) (rated A3/A+/AA- by Moody’s/Fitch/S&P). Twitch is a live social media entertainment company which has developed a platform allowing people to create and live-stream their own original entertainment to a global audience. Twitch is a platform for channels relating to cooking, fitness, music, the arts, talk shows and other genres. According to the Twitch website, in 2018, Twitch viewers watched over 505 billion minutes of original content. Additionally, the Twitch platform has over 3 million unique broadcasters each month on average, over 15 million average daily visitors and over 1.3 million average viewership at any given moment. Twitch has been in occupancy at the 225 Bush Property since May 2013, originally occupying 26,351 square foot (6th floor) under a five-year lease. In November 2014, the tenant executed a six-year renewal, expanding their premises by 25,653 square feet (8th floor) and 26,457 square feet (9th floor) for a total footprint of 78,461 square feet (not including storage space). Twitch has one, five-year extension option remaining as well as a right of first offer to lease the entire 2nd, 5th, 7th and 10th floors. Amazon fully guarantees Twitch’s lease.

The second largest tenant, LiveRamp, Inc (“LiveRamp”) (76,724 square feet; 13.2% of net rentable area; 15.4% of underwritten base rent) provides an identity resolution software platform to companies that enables a customer to use their offline customer data in online advertising. According to LiveRamp’s financial statements, as of March 2019, LiveRamp reported an annual revenue $285.62 million. Subscription revenue was $237 million, up 38% and contributed 83% of total revenue. LiveRamp has been in occupancy at the 225 Bush Property since May 2015, originally occupying 25,891 square feet (17th floor) under a seven-year lease. LiveRamp expanded at the 225 Bush Property in August 2016 by 25,809 square feet (16th floor) and once more in in July 2017 by an additional 25,024 square feet (15th floor) for a total footprint of 76,724 square feet. The tenant has one, five-year extension option remaining for the entirety of its space.

The third largest tenant, Benefit Cosmetics, LLC (61,917 square feet; 10.7% of net rentable area; 6.0% of underwritten base rent) is a wholly owned subsidiary of Moët Hennessy – Louis Vuitton (“LVMH”), which itself is multinational luxury goods conglomerate headquartered in Paris, France. According to the loan sponsor, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 per square foot, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 per square foot.

The 225 Bush Property is located in San Francisco’s North Financial District on the corner of Sansome Street and Bush Street, one block from the South of Market (“SOMA”) neighborhood. The 225 Bush Property is approximately 0.5 miles east of Union Square, which features major international retailers such as Nike, Apple, Gucci, Macy’s and Louis Vuitton and approximately 0.1 miles from the popular dining corridor known as Belden Place. In addition, the 225 Bush Property is within walking distance to the Montgomery BART station (0.3 miles), MUNI light rail, bus system stops and the Transbay Terminal development.

As of the second quarter of 2019, the North Financial District office submarket consisted of approximately 30.3 million square feet of office space with an overall market vacancy of 5.2% and average asking rents of approximately $67.81 per square foot.

A-3-16

Annex A-3	Benchmark 2019-B14

225 Bush

The appraisal identified six directly competitive office rent comparables located in the Financial District submarket. Comparable buildings were built between 1912 and 2000 and range in size from 47,733 square feet to 485,000 square feet. Direct asking rents at the comparable properties ranged between $77.00 and $92.00 per square foot (full service leases) with a weighted average of approximately $86.29 per square foot. The 225 Bush Property’s in-place weighted average office rent is $68.89 per square foot, which is lower than the appraisal’s concluded office market rent, which ranges from $75.00 per square foot to $90.00 per square foot. The 225 Bush Property’s in-place weighted average office rent is approximately 18.1% below the weighted average concluded office market rent.

Summary of Appraisal’s Concluded Office Market Rent
Floor(s)	Appraisal’s Concluded Office Market Rent PSF
Partial Floor	$75.00
Full Floor	$85.00
Benefit Cosmetics Space	$90.00

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
93.4%	92.0%	92.5%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 30, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Twitch Interactive(3)	A3 / A+ / AA-	84,035	14.5%	$62.98	14.2%	8/18/2021
LiveRamp, Inc	NR / NR / NR	76,724	13.2%	$74.86	15.4%	5/4/2022
Benefit Cosmetics, LLC(4)(5)	NR / NR / NR	61,917	10.7%	$35.90	6.0%	8/31/2020
Handshake	NR / NR / NR	52,735	9.1%	$90.01	12.7%	7/30/2027
SunRun	NR / NR / NR	43,850	7.6%	$81.75	9.6%	5/31/2024
Knotel	NR / NR / NR	26,664	4.6%	$79.00	5.6%	7/14/2026
Jewish Vocational Services(6)	NR / NR / NR	26,497	4.6%	$47.59	3.4%	2/28/2021
Mesosphere, Inc.	NR / NR / NR	26,339	4.5%	$79.31	5.6%	4/30/2023
HEAP, Inc.	NR / NR / NR	26,333	4.5%	$73.13	5.2%	8/21/2023
General Assembly Space, Inc.	NR / NR / NR	26,320	4.5%	$64.92	4.6%	8/29/2024
Total Major Office and Retail		451,414	77.8%	$67.97	82.1%
Other Occupied(7)		115,919	20.0%	$57.58	17.9%
Total Occupied		567,333	97.8%	$65.84	100.0%
Vacant		12,654	2.2%
Total		579,987	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	The Net Rentable Area (SF) and Base Rent PSF for Twitch Interactive includes 5,574 square feet of storage space with an average base rent of $11.39 per square foot.

(4)	According to the loan sponsor, Benefit Cosmetics has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 per square foot, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 per square foot.

(5)	The Net Rentable Area (SF) and Base Rent PSF for Benefit Cosmetics, LLC includes 1,787 square feet of storage space with an average base rent of $17.83 per square foot.

(6)	The Net Rentable Area (SF) and Base Rent PSF for Jewish Vocational Services includes 305 square feet of storage space with a base rent of $12.00 per square foot.

(7)	Other is inclusive of a 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space with no attributable underwritten base rent.

A-3-17

Annex A-3	Benchmark 2019-B14

225 Bush

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,654	2.2%	NAP	NAP	12,654	2.2%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	12,654	2.2%	$0	0.0%
2020	7	67,403	11.6%	2,558,372	6.8%	80,057	13.8%	$2,558,372	6.8%
2021	13	141,317	24.4%	8,618,220	23.1%	221,374	38.2%	$11,176,592	29.9%
2022	6	92,117	15.9%	6,756,201	18.1%	313,491	54.1%	$17,932,793	48.0%
2023	6	56,632	9.8%	4,253,332	11.4%	370,123	63.8%	$22,186,125	59.4%
2024	12	94,693	16.3%	7,070,153	18.9%	464,816	80.1%	$29,256,278	78.3%
2025	1	20,677	3.6%	1,199,266	3.2%	485,493	83.7%	$30,455,544	81.5%
2026	1	26,664	4.6%	2,106,456	5.6%	512,157	88.3%	$32,562,000	87.2%
2027	2	52,735	9.1%	4,746,576	12.7%	564,892	97.4%	$37,308,576	99.9%
2028	0	0	0.0%	0	0.0%	564,892	97.4%	$37,308,576	99.9%
2029	0	0	0.0%	0	0.0%	564,892	97.4%	$37,308,576	99.9%
2030 and Thereafter(3)	4	15,095	2.6%	46,412	0.1%	579,987	100.0%	$37,354,988	100.0%
Total	52	579,987	100.0%	$37,354,988	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2030 and Thereafter is inclusive of a 8,766 square feet of conference room space and fitness center space and 3,957 square feet of storage space and antenna space that have no underwritten rent.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM Aug	Underwritten	Per Square Foot	%(1)
Base Rent(2)(3)	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$38,476,742	$66.34	87.4%
Vacant Income	0	0	0	0	613,434	$1.06	1.4%
Gross Potential Rent	$32,955,563	$32,773,764	$33,530,722	$33,115,349	$39,090,176	$67.40	88.8%
Total Reimbursements	3,060,722	2,256,601	2,572,270	2,655,316	4,439,738	$7.65	10.1%
Total Other Income	833,678	776,575	679,963	760,436	476,903	$0.82	1.1%
Net Rental Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$44,006,816	$75.88	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,176,496)	($3.75	(4.9)%
Effective Gross Income	$36,849,963	$35,806,940	$36,782,955	$36,531,101	$41,830,321	$72.12	95.1%
Total Expenses	11,423,601	11,018,547	11,108,481	12,018,844	14,566,655	$25.12	34.8%
Net Operating Income(4)	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$27,263,666	$47.01	65.2%
Total TI/LC, Capex/RR	0	0	0	0	985,978	$1.70	2.4%
Net Cash Flow	$25,426,362	$24,788,393	$25,674,474	$24,512,257	$26,277,688	$45.31	62.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Base Rent is based on the in place rent roll as of September 30, 2019 and inclusive of Benefit Cosmetics, which has indicated that it will not be extending its lease at the end of its term in August 2020. Benefit Cosmetics is currently in occupancy and paying full rent at $35.90 per square foot, which is approximately 60.1% below the appraisal’s concluded market rent for the Benefit Cosmetics space of $90.00 per square foot.

(3)	Underwritten Base Rent is inclusive of (i) rent steps through November 2020 for all tenants and through November 2021 for Handshake equal to $1,055,382 and (ii) straight line rent for Target and Twitch over the loan term, equal to $66,371.

(4)	Net Operating Income fluctuations year-over-year are due to tenant rent abatements associated with new leases.

Property Management. The 225 Bush Property is managed by 225 Bush Street Partners LLC, a Delaware limited liability company and an affiliate of the borrower.

A-3-18

Annex A-3	Benchmark 2019-B14

225 Bush

Escrows and Reserves. At loan origination, the borrower deposited (i) $3,012,292 into a tax reserve, (ii) $838,031 into an insurance reserve, (iii) approximately $4,097,106 into an outstanding tenant improvements and leasing commission reserve in connection with five leases and (iv) approximately $886,122 into a free rent reserve in connection with two leases.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $376,536).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums (initially estimated at $119,719).

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $9,666 for replacement reserves (approximately $0.20 per square foot annually), subject to a cap of $231,995 (approximately $0.40 per square foot).

TI/LC Reserve - The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $96,665 for tenant improvement and leasing commission obligations (approximately $2.00 per square foot annually), subject to a cap of $3,479,922 (approximately $6.00 per square foot).

Lockbox / Cash Management. The 225 Bush Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all existing tenants of the 225 Bush Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period exists, the funds in the clearing account will be swept on a daily basis into the borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the 225 Bush Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 225 Bush Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the 225 Bush Whole Loan documents will be reserved as additional collateral for the 225 Bush Whole Loan. Under certain circumstances and for limited purposes described in the 225 Bush Whole Loan documents, the borrower may request disbursements of such excess cash flow.

A “Trigger Period” means the occurrence and continuation of (i) an event of default or (ii) a Low DSCR Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default and (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.60x as of the last day of any calendar quarter.

A “Low DSCR Period” will commence if and when the debt service coverage ratio on the 225 Bush Whole Loan (as calculated in the 225 Bush Whole Loan documents), as of the last day of any calendar quarter, is less than 1.55x and end if and when such event is cured as described above.

Current Mezzanine or Subordinate Indebtedness. The 225 Bush Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $146.4 million, and accrues interest at a fixed rate of 3.30300% per annum. The 225 Bush Subordinate Companion Note has a five-year term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The 225 Bush Whole Loan” in the Preliminary Prospectus.

Partial Release. None.

A-3-19

Annex A-3	Benchmark 2019-B14

Innovation Park

A-3-20

Annex A-3	Benchmark 2019-B14

Innovation Park

A-3-21

Annex A-3	Benchmark 2019-B14

Innovation Park

A-3-22

Annex A-3	Benchmark 2019-B14

Innovation Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	1,854,729
Loan Purpose:	Acquisition	Location:	Charlotte, NC
Borrower:	BRI 1881 Innovation Park, LLC	Year Built / Renovated:	1979-2013 / 2011
Sponsors:	Aleph Investment Properties,	Occupancy(2):	96.1%
	LLLP; Aleph Investment Properties	Occupancy Date:	8/5/2019
	(US), LLLP	Number of Tenants:	16
Interest Rate:	3.50500%	2016 NOI(3):	$15,306,649
Note Date:	10/18/2019	2017 NOI(3):	$16,907,586
Maturity Date:	11/1/2029	2018 NOI(3):	$18,648,044
Interest-only Period:	120 months	TTM NOI (as of 8/2019)(3):	$19,635,371
Original Term:	120 months	UW Economic Occupancy:	94.8%
Original Amortization:	None	UW Revenues:	$32,323,781
Amortization Type:	Interest Only	UW Expenses:	$11,117,049
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NOI:	$21,206,732
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$19,162,924
Additional Debt(1):	Yes	Appraised Value / Per SF(4):	$264,900,000 / $143
Additional Debt Balance(1):	$122,250,000	Appraisal Date:	8/22/2019
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$441,662	$147,221	N/A	Maturity Date Loan / SF:	$98
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	68.8%
Replacement Reserves:	$30,912	$30,912	N/A	Maturity Date LTV(4):	68.8%
TI/LC:	$115,921	$115,921	$1,400,000	UW NCF DSCR:	2.96x
				UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$182,250,000	64.2%	Purchase Price	$270,000,000	95.1%
Sponsor Equity	101,642,381	35.8%	Closing Costs	13,303,886	4.7%
			Upfront Reserves	588,495	0.2%
Total Sources	$283,892,381	100.0%	Total Uses	$283,892,381	100.0%
(1)	The Innovation Park loan is part of a whole loan evidenced by three pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $182.25 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $182.25 million Innovation Park Whole Loan (as defined below).

(2)	Occupancy is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,829 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

(3)	The increase from 2016 NOI through TTM NOI is primarily attributable to a 146,881 square foot expansion by AXA Equitable consisting of (i) 38,200 square feet leased to AXA Equitable in October 2017 and (ii) 108,681 additional square feet leased to AXA Equitable in September 2018, in total representing 7.9% of total net rentable area and 13.9% of total underwritten base rent at the property.

(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-Is” appraised value of $264.9 million. As of the date of origination, there were no outstanding tenant improvement and leasing commission obligations remaining. Based on the As-Is appraised value of $262.9 million as of August 22, 2019, the Cut-off Date LTV and Maturity Date LTV are equal to 69.3% and 69.3%, respectively.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

A-3-23

Annex A-3	Benchmark 2019-B14

Innovation Park

The Loan. The Innovation Park loan is part of a whole loan evidenced by three pari passu promissory notes, each as described below, with an aggregate original balance of $182.25 million (the “Innovation Park Whole Loan”), secured by a first mortgage lien on the borrower’s fee interest in a 1,854,729 square foot Class A office complex located in Charlotte, North Carolina. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $60.0 million, will be included in the Benchmark 2019-B14 trust. The remaining notes, which are currently held by JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Innovation Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans.” The Innovation Park Whole Loan has a ten-year term and is interest-only for the entire term. The Innovation Park Whole Loan will be serviced pursuant to the pooling and servicing component for the Benchmark 2019-B14 Trust until the controlling Note A-2 is securitized, where upon the Innovation Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2019-B14	No
A-2	$70,000,000	$70,000,000	JPMCB	Yes
A-3	$52,500,000	$52,500,000	JPMCB	No
Total	$182,250,000	$182,250,000

The Borrower. The borrower is BRI 1881 Innovation Park, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse guarantors are Aleph Investment Properties (US), LLLP and Aleph Investment Properties, LLLP. The borrower is a joint-venture between Accesso Partners, LLC (“Accesso Partners”) and Partners Group AG, (SIX: PGHN) (“Partners Group”). Accesso Partners is a real estate investment and property development group that currently owns a portfolio of over $3.0 billion in assets totaling over 15.0 million square feet of office space across 44 properties, 21 major cities and eight states. Headquartered in Hallandale Beach, Florida, Accesso Partners offers a full range of services including acquisition, asset management, property management construction and accounting with additional offices in Houston, Dallas, Minneapolis, Atlanta and Chicago. Partners Group is a global private markets investment manager, serving over 900 institutional investors worldwide. Since inception, Partners Group has over $91 billion in assets under management and employs over 1,300 professionals across 20 offices worldwide. Partners Group has invested over $100 billion in private equity, private real estate, private debt and private infrastructure on behalf of its clients. Partners Group is one of the largest private markets investment managers in the world.

The Property. The Innovation Park property is a 1,854,729 square foot office complex located in Charlotte, North Carolina, consisting of 11 interconnected office buildings, a free standing industrial flex building, a free standing 1,200 seat chapel, a central utility plant and two parking structures. The property is situated on an approximately 202-acre site which includes an approximately 89.2 acre vacant parcel of undeveloped excess land, which does not serve as collateral for the Innovation Park Whole Loan. The Innovation Park property includes two parking structures containing 7,601 surface and garage parking spaces, resulting in a parking ratio of approximately 4.12 spaces per 1,000 square feet. Of the 7,601 parking spaces, 2,366 serve as collateral for the Innovation Park Whole Loan. The buildings were completed between 1979 and 2013, while the parking structures were constructed in 2005 and 2012. The property was originally constructed as IBM’s research and development campus and was repositioned as the Innovation Park property in 2011 after IBM vacated a majority of the park. After acquiring the park in 2010, the prior owner made significant upgrades including a number of on-campus amenities such as two fitness centers with locker rooms, a cafeteria, two conference centers and extensive landscaping and tenant lounge areas. The prior owner reportedly invested over $54.4 million in tenant improvements since 2010 and approximately $19.7 million in total capital expenditures since 2016.

A-3-24

Annex A-3	Benchmark 2019-B14

Innovation Park

As of August 5, 2019, the property was 96.1% leased to 16 tenants representing several industries including financial services, insurance, technology and design. In addition, approximately 42.4% of the net rentable area at the Innovation Park property is leased to investment grade tenants. The largest tenant at the Innovation Park property, AXA Equitable (NYSE: EQH) (Moody’s/S&P/Fitch: A2/A/A-) (“AXA”), accounts for approximately 15.7% of net rentable area and approximately 25.3% of underwritten base rent. Founded in 1859, AXA is a financial services company that offers a variety of variable annuity products, term, variable and universal life insurance products, employee benefit products and investment products principally to individuals, small and medium-sized businesses and professional and trade associations. As of the second quarter of 2019, AXA reported approximately $6.9 billion in net income, and as of the year end 2018, AXA had $618.6 billion in assets under management. The space leased by AXA at the Innovation Park property serves as its life-insurance operations and service center where approximately 600 AXA employees work. AXA has been a tenant at Innovation Park since 2013 and has a lease expiration date of November 30, 2028 with one five-year extension option remaining. AXA originally leased 144,647 square feet, subsequently expanded by 38,200 square feet in 2017 and expanded by an additional 108,681 square feet in 2018. AXA has the right to terminate its lease with respect to 144,647 square feet (approximately 50% of their leased space) in December 2024 with 12 months’ prior written notice and the payment of a termination fee.

The second largest tenant at the property, Allstate Insurance Company (“Allstate”) (NYSE: ALL) (Moody’s/S&P/Fitch: A3/A-/BBB+) accounts for approximately 13.9% of net rentable area and approximately 22.4% of underwritten base rent. Founded in 1931 and serving approximately 16 million households in the United States, Allstate offers a variety of insurance product options including auto, homeowners, renters, condominium and stand-alone scheduled personal property through different distribution channels including Allstate exclusive agencies, independent agencies, online and call centers. As of year-end 2018, Allstate had nearly $39.8 billion in revenues and $112.2 billion in assets. The Innovation Park property serves as Allstate’s current operations center. Allstate has been at Innovation Park since 2014 and has a lease expiration of December 31, 2027 with two, five-year extension options. Allstate originally leased 217,062 square feet at the property and expanded by 40,311 square feet in July 2019. Allstate has the right to terminate its lease in November 2022 with nine months’ prior written notice and the payment of a termination fee.

The third largest tenant at the property, Classic Graphics, accounts for approximately 12.9% of net rentable area and approximately 4.5% of underwritten base rent. Classic Graphics specializes in custom large format signage, trade show displays and other visual communications solutions. Class Graphics is a subsidiary of the IMAGINE group (“IMAGINE”), which consists of a family of five companies focused on delivering visual communications solutions to brands across the retail, entertainment, gaming, quick service restaurant and consumer packaged goods industries. Classic Graphics originally leased 179,775 square feet and subsequently expanded by 58,969 square feet in 2013. Classic Graphic has been a tenant since 2011 and has a lease expiration date of January 31, 2026 with one, five-year extension option remaining pertaining to the expansion space. Classic Graphics has the right to terminate its lease with respect to 58,969 square feet in December 31 2020, with nine months’ prior written notice and the payment of a termination fee.

The loan sponsors expect to convert approximately 242,992 square feet of industrial space in Building 001, currently leased through 2023, and Building 002, currently vacant, to office space with the goal of putting the space to more efficient use at higher rental rates. The loan sponsor has budgeted approximately $130 per square foot, or $31.6 million, in capital expenses and tenant improvements associated with the conversion. In addition, the loan sponsors have indicated that they expect the outlying parcels which are not included in the collateral to be converted to retail, residential and office use.

The Innovation Park property is located in Charlotte, North Carolina, approximately nine miles north of Charlotte’s central business district. According to the appraisal, the city of Charlotte is the nation’s third largest banking center and home to the headquarters of six Fortune 500 companies including Bank of America, Lowe’s Home Improvement Warehouse, Duke Energy, Nucor and Sonic Automotive. According to the Bureau of Labor Statistics, as of April 2019, the labor pool in the Charlotte metro area grew 3.0% year-over-year and the number of new jobs increased 2.5%. In addition to strong job growth, Charlotte has experienced strong infrastructure development including the 2018 completion of the $1.2 billion LYNX Blue line rail extension, Charlotte’s first 18.9 mile long light rail service. The Innovation Park property is located within University City, the second largest employment center in Charlotte. University City is comprised of over 11 million square feet of office space, 4.8 million of which is LEED certified, and consists of approximately 73,000 employees, 23 Fortune 500 companies and three headquarter locations. The area benefits from its proximity to the University of North Carolina at Charlotte which has an enrollment of over 25,000 students as well as Carolina’s Medical Center – University. Additional demand drivers within University City include University Research Park, University Executive Park Atrium Health University City, Belgate Shopping Center, Concord Mills Mall and Charlotte Motor Speedway, one of NASCAR’s racing venues.

As of the second quarter of 2019, the Charlotte office market consisted of approximately 110 million square feet of office space with an overall vacancy rate of 7.9% and average asking rents of $26.07 per square foot. The University City submarket totaled approximately 8.6 million square feet with an average vacancy of 10.4% and average asking rents of $23.91 per square foot. The overall Charlotte office market achieved 2.5 million square feet in leasing activity through mid-year 2019 and projects positive net absorption through year end 2019.

A-3-25

Annex A-3	Benchmark 2019-B14

Innovation Park

The appraiser identified seven office rent comparables for the Innovation Park property. Comparable buildings were built between 1972 and 2017 and range in size from 56,871 to 199,571 square feet. Direct asking rents at the comparable properties ranged between $22.00 and $29.50 per square foot with a weighted average office rent of approximately $25.30 per square foot. The Innovation Park property’s in-place weighted average office rent is $19.30 per square foot, below the appraisal’s concluded office market rent of $25.00 per square foot.

The appraisal identified eleven industrial rent comparables for the Innovation Park property with rents ranging from $4.50 to $7.35 per square foot with a weighted average of $5.54 per square foot. The Innovation Park property’s in-place weighted average industrial rent is $5.07 per square foot, in-line with the appraisal’s concluded industrial rent of $5.50 per square foot.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)(3)
96.1%	95.4%	95.9%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 5, 2019.

(3)	Occupancy is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,829 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)(4)	% of Total Base Rent(3)	Lease Expiration
AXA Equitable(5)	A2 / A / A-	291,528	15.7%	$23.93	25.3%	11/30/2028
Allstate Insurance Company(6)	A3 / A- / BBB+	257,393	13.9%	$24.04	22.4%	12/31/2027
Classic Graphics(7)	NR / NR / NR	238,744	12.9%	$5.23	4.5%	1/31/2026
Alight Solutions LLC(8)	NR / NR / NR	216,377	11.7%	$16.06	12.6%	11/30/2025
Wells Fargo Bank	A2 / A- / A+	196,613	10.6%	$22.76	16.2%	3/31/2025
TVS	NR / NR / NR	183,324	9.9%	$5.16	3.4%	4/30/2023
TTI Worldwide	NR / NR / NR	75,335	4.1%	$23.14	6.3%	12/31/2026
BB&T	A2 / A- / A+	40,666	2.2%	$12.66	1.9%	5/31/2024
Elevation Church	NR / NR / NR	36,890	2.0%	$14.20	1.9%	3/31/2025
Framatone	NR / NR / NR	31,858	1.7%	$22.32	2.6%	10/31/2023
Top 10 Total / Wtd. Avg.		1,568,728	84.6%	$17.09	97.2%
Remaining Tenants		57,016	3.1%	$13.59	2.8%
Building & Amenity(9)		157,382	8.5%
Total Occupied Space		1,783,126	96.1%
Vacant		71,603	3.9%
Total / Wtd. Avg.		1,854,729	100.0%	$15.47	100.0%
(1)	Based on the underwritten rent roll dated August 5, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term.

(4)	Base Rent PSF is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,829 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

(5)	AXA Equitable has the right to terminate its lease with respect to 144,647 square feet on December 31, 2024, with 12 months’ prior written notice and a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(6)	Allstate Insurance Company has the right to terminate its lease on November 30, 2022, with nine months’ prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(7)	Classic Graphics has the right to terminate its lease with respect to 58,969 square feet on December 31, 2020, with nine months' prior written notice and the payment of a termination fee equal to the unamortized amounts of brokerage commissions, landlord work costs related to tenant spaces and the cost of dividing the existing space from any additional space leased to Classic Graphics.

(8)	Alight Solutions LLC has the right to terminate its lease on November 30, 2022 with 12 months’ prior notice and the payment of a termination fee equal to three months base rent and unamortized brokerage commissions, rent abatements and landlord work costs related to such space.

(9)	Building & Amenity is inclusive of (i) 38,553 square feet associated with amenity space and (ii) 118,829 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

A-3-26

Annex A-3	Benchmark 2019-B14

Innovation Park

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	71,603	3.9%	NAP	NAP	71,603	3.9%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	71,603	3.9%	$0	0.0%
2020	0	0	0.0%	0	0.0%	71,603	3.9%	$0	0.0%
2021	0	0	0.0%	0	0.0%	71,603	3.9%	$0	0.0%
2022	1	22,775	1.2%	241,643	0.9%	94,378	5.1%	$241,643	0.9%
2023	4	223,538	12.1%	1,735,498	6.3%	317,916	17.1%	$1,977,141	7.2%
2024	2	61,909	3.3%	875,549	3.2%	379,825	20.5%	$2,852,689	10.3%
2025	3	449,880	24.3%	8,473,891	30.7%	829,705	44.7%	$11,326,581	41.1%
2026	2	314,079	16.9%	2,991,809	10.8%	1,143,784	61.7%	$14,318,389	51.9%
2027	1	257,393	13.9%	6,187,005	22.4%	1,401,177	75.5%	$20,505,394	74.4%
2028(4)	2	293,752	15.8%	7,028,908	25.5%	1,694,929	91.4%	$27,534,302	99.8%
2029 & Beyond(5)	9	159,800	8.6%	42,484	0.2%	1,854,729	100.0%	$27,576,787	100.0%
Total	24	1,854,729	100.0%	$27,576,787	100.0%
(1)	Based on the underwritten rent roll dated August 5, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(4)	2028 is inclusive of 7,731 square feet leased to Bon Appetit Management Company that serves as amenity space for tenants at the property.

(5)	2029 & Beyond is inclusive of (i) 30,822 square feet associated with amenity space and (ii) 118,829 square feet associated with vacancy for non-rentable space at the Innovation Park property with no attributable underwritten base rent.

Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$27,576,787	$14.87	81.3%
Vacant Income	0	0	0	0	1,500,862	0.81	4.4
Gross Potential Rent	$21,832,902	$23,050,139	$24,785,667	$25,837,745	$29,077,649	$15.68	85.7%
Total Reimbursements	3,715,621	3,914,912	4,512,707	4,848,580	4,847,972	2.61	14.3
Net Rental Income	$25,548,523	$26,965,051	$29,298,373	$30,686,325	$33,925,621	$18.29	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(1,751,094)	(0.94)	(5.2)
Other Income	169,565	157,973	213,576	149,254	149,254	0.08	0.4
Effective Gross Income	$25,718,088	$27,123,025	$29,511,950	$30,835,578	$32,323,781	$17.43	95.3%
Total Expenses	10,411,439	$10,215,438	$10,863,906	$11,200,207	$11,117,049	$5.99	34.4
Net Operating Income(4)	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$21,206,732	$11.43	65.6%
Total TI/LC, CapEx	0	0	0	0	2,043,807	1.10	6.3
Net Cash Flow	$15,306,649	$16,907,586	$18,648,044	$19,635,371	$19,162,924	$10.33	59.3%
(1)	TTM column represents the trailing 12-month period ending August 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is inclusive of (a) contractual rent steps through June 2020 and (b) straight line rent for investment grade tenants over the loan term accounting for approximately $2.0 million in underwritten base rent.

(4)	The increase from 2016 NOI through TTM NOI was attributable to a 146,881 square foot expansion by AXA Equitable inclusive of (i) 38,200 square feet leased to AXA Equitable in October 2017 and (ii) 108,681 additional square feet leased to AXA Equitable in September 2018 representing 7.9% of total net rentable area and 13.9% of underwritten total rent at the property.

A-3-27

Annex A-3	Benchmark 2019-B14

Innovation Park

Property Management. The Innovation Park property is managed by Accesso Services LLC, a Florida limited liability company and an affiliate of the loan sponsors.

Escrows and Reserves. At loan origination, the borrowers deposited approximately $441,662 into a tax reserve account, $30,912 into a replacement reserve account and $115,921 into a rollover reserve account.

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes (initially estimated to be $147,221).

Insurance Escrows – Insurance escrows are waived so long as (i) no event of default has occurred and is continuing and (ii) the Innovation Park property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each payment date, the borrowers will be required to fund an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Escrows – On a monthly basis, the borrowers are required to deposit approximately $30,912 for replacement reserves (or approximately $0.20 per square foot annually). The replacement reserve is not subject to a cap.

TI/LC Reserves – On a monthly basis through the payment date occurring in November 2022, the borrowers are required to deposit $115,921 for tenant improvements and leasing commission (or approximately $0.75 per square foot annually). On each monthly payment date thereafter, the borrower is required to pay $193,201. Monthly payments made prior to October 2022 are waived if the applicable amount of funds on deposit in the TI/LC Reserve account is equal to or greater than $1,400,000. The aggregate amount of the applicable amount of funds on deposit may not exceed a cap of $5,000,000 on any payment date.

Lockbox / Cash Management. The Innovation Park Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to send tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Innovation Park Whole Loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Innovation Park Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.75x, or (iv) the event of default under any new mezzanine loans permitted under the Innovation Park Whole Loan documents as described below and more fully set forth in the Innovation Park Whole Loan documents.

A-3-28

Annex A-3	Benchmark 2019-B14

Innovation Park

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (b) with respect to clause (ii) above, (1) only with respect to a bankruptcy action of a property manager, the borrowers replaces the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action or, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Whole Loan or the Innovation Park property, determined in the lender’s sole discretion, and (2) only with respect to a bankruptcy action of the borrower that is involuntary and not consented to or colluded in by the borrower, if such bankruptcy action is involuntary and not consented to or colluded in by the property manager or any of its affiliates, such bankruptcy action is discharged, stayed or dismissed within 60 days of such filing without any adverse consequences to the Innovation Park Whole Loan or the Innovation Park property, determined in the lender’s sole discretion, (c) with respect to clause (iii) above, the debt service coverage ratio (as calculated in the Innovation park Whole Loan documents and based on the trailing six-month period immediately preceding the date of determination) is at least 1.75x for two consecutive quarters, or (d) with respect to clause (iv) above, such event of default relating to any new mezzanine loan has been cured in accordance with the terms of the related New Mezzanine Loan documents. Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; (2) a Cash Sweep Event Cure may occur no more than a total of two times in the aggregate during the term of the Innovation Park Whole Loan; (3) a Cash Sweep Event Cure following a DSCR trigger event may occur an unlimited number of times during the term of the Innovation Park Whole Loan and (4) the borrower pays the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, except as provide in clause (b)(2) above, in no event will the borrower have the right to cure a Cash Sweep Event occurring from a bankruptcy of the borrower.

Future Mezzanine or Subordinate Indebtedness Permitted. So long as no new transfer and assumption mezzanine loan is then currently outstanding, in connection with a bona fide sale of the property to a third party or funding tenant improvement and leasing commission obligations under any new lease approved by the lender and any new mezzanine lender in order to convert the existing industrial space at the Innovation Park property to office use (individually and collectively, a “New Mezzanine Loan”), the direct or indirect equity holders of the borrower are permitted to incur a new mezzanine loan from an institutional lender secured by a pledge of their direct or indirect equity interests in the borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (c) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the Innovation Park Whole Loan documents) may not exceed 68.8%, (d) immediately after giving effect to the closing of such mezzanine loan, the debt service coverage ratio (as calculated in the Innovation Park Whole Loan documents) is not less than 2.46x, (e) the maturity date of the mezzanine loan is not earlier than the maturity date of the Innovation Park Whole Loan and (f) rating agency confirmation is obtained.

Partial Release. None.

A-3-29

Annex A-3	Benchmark 2019-B14

The Essex

A-3-30

Annex A-3	Benchmark 2019-B14

The Essex

A-3-31

Annex A-3	Benchmark 2019-B14

The Essex

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
		Title(4):	Fee
		Property Type - Subtype:	Mixed Use – Multifamily/Retail
Original Principal Balance(2):	$56,900,000	Net Rentable Area (Unit)(5):	195
Cut-off Date Principal Balance(2):	$56,900,000	Location:	New York, NY
% of Pool by IPB:	4.3%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy(6):	100.0%
Borrowers:	Site 2 DSA Residential LLC,	Occupancy Date:	9/10/2019
	Site 2 DSA Theater LLC	Number of Tenants:	N/A
Loan Sponsors(3):	Various	2016 NOI(7):	N/A
Interest Rate:	2.75900%	2017 NOI(7):	N/A
Note Date:	10/25/2019	2018 NOI(7):	N/A
Maturity Date:	11/1/2026	UW Economic Occupancy:	95.6%
Interest-only Period:	84 months	UW Revenues:	$14,909,246
Original Term:	84 months	UW Expenses:	$2,857,283
Original Amortization:	None	UW NOI(6):	$12,051,963
Amortization Type:	Interest Only	UW NCF:	$11,993,463
Call Protection:	L(24),Def(55),O(5)	Appraised Value / Per Unit:	$293,000,000 / $1,502,564
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	8/21/2019
Additional Debt:	Yes
Additional Debt Balance(2):	$60,100,000 / $58,000,000 /
	$40,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt /
	Mezzanine Loan

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan	Total Debt
Taxes:	$311,439	$62,288	N/A	Cut-off Date Loan / Unit:	$600,000	$897,436	$1,102,564
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$600,000	$897,436	$1,102,564
Replacement Reserves:	$4,875	$5,415	N/A	Cut-off Date LTV:	39.9%	59.7%	73.4%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	39.9%	59.7%	73.4%
				UW NCF DSCR:	3.66x	1.89x	1.33x
				UW NOI Debt Yield:	10.3%	6.9%	5.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$117,000,000	54.4%	Payoff Existing Debt	$154,290,280	71.8%
B-Notes	58,000,000	27.0%	Closing Costs	2,880,941	1.3%
Mezzanine Loan	40,000,000	18.6%	Upfront Reserves	316,314	0.1%
			Return of Equity	57,512,465	26.7%
Total Sources	$215,000,000	100.0%	Total Uses	$ 215,000,000	100.0%
(1)	The Essex Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA (“GS”).

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Annex A-3	Benchmark 2019-B14

The Essex

(2)	The Essex Whole Loan (as defined below) is comprised of (i) The Essex Mortgage Loan (comprised of two senior notes with an outstanding principal balance as of the Cut-off Date of $56.9 million), (ii) a companion loan, which is pari passu with The Essex Mortgage Loan (comprised of two pari passu notes) with an aggregate principal balance as of the Cut-off Date of $60.1 million and (iii) a subordinate companion loan (comprised of two pari passu notes) with aggregate principal balance as of the Cut-off Date of $58.0 million. The Senior Notes Financial Information presented in the chart above reflects the $117.0 million aggregate Cut-off Date balance of The Essex Mortgage Loan and The Essex Pari Passu Companion Loan, excluding The Essex Subordinate Companion Loan. The Whole Loan Financial Information presented in the chart above reflects the $175.0 million aggregate Cut-off Date balance of The Essex Whole Loan, and excludes the related The Essex Mezzanine Loan. The Total Debt Financial Information presented in the chart above reflects the $215.0 million aggregate Cut-off Date balance of The Essex Whole Loan and The Essex Mezzanine Loan.

(3)	The loan sponsors are Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron and Joseph Ferrara.

(4)	Site 2 DSA Residential LLC has a beneficial ownership in a portion of the residential portion of The Essex Property.

(5)	Net Rentable Area (Units) is based on the multifamily component totaling 195 residential units and 140,070 square feet. The Essex Property (as defined below) has an additional retail component totaling 65,000 square feet leased in its entirety to Regal Cinemas.

(6)	Occupancy and UW NOI are inclusive of both the residential space and commercial space.

(7)	2016 NOI through 2018 NOI are not available as The Essex Property was completed construction in 2019.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Essex loan is secured by the Borrowers’ fee simple interest or beneficial ownership interest in four condominium units: three multifamily condominiums and one retail condominium located in New York, New York. The Essex loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $175.0 million (the “The Essex Whole Loan”) and is comprised of (i) a senior loan, comprised of four pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $117.0 million (“The Essex Senior Notes”) (two of which, Note A-1-1, with an outstanding principal balance as of the Cut-off Date of $30 million, and Note A-1-3, with an outstanding principal balance as of the Cut-off Date of $26.9 million are being contributed to the Benchmark 2019-B14 Trust (“The Essex Mortgage Loan”) and the remainder of which, with an outstanding principal of $60.1 million, are expected to be contributed to one more future securitization trusts (“The Essex Pari Passu Companion Loan”), (ii) a subordinate companion loan, comprised of two pari passu notes, with an aggregate principal balance as of the Cut-off Date of $58.0 million (collectively, “The Essex Subordinate Companion Loan”) each as described below. The relationship between the holders of The Essex Senior Notes and The Essex Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Essex Whole Loan” in the Preliminary Prospectus. The Essex Whole Loan was co-originated by JPMCB and GS. The Essex Whole Loan has a seven-year term and is interest-only for the entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$30,000,000	$30,000,000	Benchmark 2019-B14	No(1)
Note A-1-2	25,000,000	25,000,000	JPMCB	No
Note A-1-3	26,900,000	26,900,000	Benchmark 2019-B14	No
Note A-1-4	35,100,000	35,100,000	GS	No
Senior Notes	$117,000,000	$117,000,000
Note B-1	40,600,000	40,600,000	JPMCB(2)	Yes(1)
Note B-2	17,400,000	17,400,000	GS(2)	No
Whole Loan	$175,000,000	$175,000,000
(1)	The Essex Whole Loan will be serviced pursuant to the BMARK 2019-B14 pooling and servicing agreement. However, for so long as no The Essex Control Appraisal Period has occurred and is continuing, the holder of the related Note B-1 will be the controlling noteholder and will have the right to approve certain modification and consent to certain actions taken with respect to the related whole loan. If and for so long as a The Essex Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The Essex Whole Loan” in the Preliminary Prospectus.

(2)	Currently held by JPMCB and GS and expected to be sold to one or more third party investors.

The Borrowers. The borrowers are Site 2 DSA Residential LLC, a Delaware limited liability company (“Residential Borrower”), and Site 2 DSA Theater LLC, a Delaware limited liability company (together, with the Residential Borrower, the “Borrowers”).

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Taconic Development Capital LLC, L&M Development Partners Inc., Donald Capoccia, Brandon Baron and Joseph Ferrara. Taconic Development Capital LLC is an affiliate of Taconic Investment Partners, an owner, operator and developer of over 13.0 million square feet of office, mixed use and retail space and over 4,000 housing units primarily in New York City. L&M Development Partners Inc. is a developer of affordable, mixed-income and market rate housing, with experience investing over $7.0 billion and acquiring, building or preserving over 22,000 residential units in New York’s tri-state area, the West Coast and Gulf Coast regions. Donald Capoccia, Brandon Baron and Joseph Ferrara are principals at BFC Partners, a real estate firm that has concluded over $1.8 billion in acquisition and development with an additional $2.3 billion of projects under development.

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Annex A-3	Benchmark 2019-B14

The Essex

The Property. The Essex property is a 205,070 square foot, 26-story, mixed-use tower, situated on Site Two of the multi-phase Essex Crossing development located in the Lower East Side of Manhattan, New York (“The Essex Property”). Collateral for The Essex Whole Loan consists of 140,070 square feet of residential space (195 units) and 65,000 square feet of theater space. Constructed in 2019, The Essex Property consists of seven condominium units, four of which serve as collateral for The Essex Whole Loan, including three condominium units associated with the multifamily units and one unit associated with a 14-screen movie theater leased to Regal Cinemas. The remaining three condominium units (which do not serve as collateral for The Essex Whole Loan) consist of the Market Line, which is owned and operated by Delancey Street Associates, Essex Market, which is owned and operated by New York City, and an urban farm located on the sixth floor terrace of The Essex. Amenities for the multifamily portion of The Essex Property include a 24-hour attended lobby, fitness center, resident lounge, children’s playroom, conference room, library, landscaped terrace and grilling stations on the sixth floor and rooftop terrace. The residential units feature in-unit washers and dryers and offer views of the surrounding cityscape and East River Crossings.

The Essex Property multifamily unit mix consists of 48 studio, 49 one-bedroom, 71 two-bedroom and 27 three-bedroom units. As part of the overall Essex Crossing master-plan, The Essex Property is required to operate 46.0% of the residential units as affordable housing units. The Essex Property contains 97 market rate units and 98 affordable units. The affordable units consist of 53 low income units and 45 moderate income units. The low income units are designated for households whose income is between 37.0% and 57.0% of the area median income (“AMI”). The moderate income units are designated for households whose income is between 110.0% and 155.0% of the AMI. Leasing for the residential component started in December 2018 with all units 100.0% occupied as of September 10, 2019.

Opened in January 2019, The Essex Property is part of the greater Essex Crossing development in the Lower East Side of Manhattan, New York, a 1.9 million square foot development project expected to be completed in 2024, comprised of nine sites with over 1,000 new residences, 300,000 square feet of retail space, including Trader Joe’s and Target, 350,000 square feet of office space and 100,000 square feet of green space, which will be connected by a below-ground, 150,000 square foot market place known as the Market Line. Additional offerings within Essex Crossing include Essex Market, a public market, the Gutter, a 12-lane bowling alley, an outdoor park space featuring a children’s play area and the International Center of Photography, which is expected to open in January 2020. Essex Crossing was developed by Delancey Street Associates, a partnership between L+M Development Partners (5.0%), BFC Partners (5.0%), Taconic Investment Partners (5.0%) and within Taconic, the Prusik Group (2.0% of Taconic’s 5.0% - 0.1%) and the Goldman Sachs Urban Investment Group (85.0%).

The Essex Property’s retail component is 100.0% leased to Regal Cinemas, which operates a 14-screen movie theater located on floors two through five of the building. According to the loan sponsors, Regal Cinemas spent approximately $11.0 million on theater build out. The theatre has modern reserved seating, a bar, concessions and Regal’s RPX screens. As of October 2019, Regal Cinemas operates 7,221 screens in 550 theatres located in 42 states along with American Samoa, the District of Columbia, Guam and Saipan. In February 2018, Regal Cinemas was acquired by Cineworld Group Plc, an international cinema chain operating in 10 countries. As of year-end 2018, Cineworld reported $4.7 billion in revenue. Regal Cinemas opened in April 2019 and has a lease expiration date of March 2039 with three, five-year renewal options and no termination options.

The Essex Property is located in the Lower East Side neighborhood of Manhattan, New York and offers convenient access to the area’s network of highways including FDR Drive, Interstate 78 and Interstate 278. The Essex Property is located adjacent to Delancey Street Station, a subway stop that provides access to two of New York City’s 24-hour subway lines, and within walking distance to additional subway stations including Grand Street, Second Avenue and East Broadway. Additional transportation options in the area include the MTA Bus system and Port Authority Trans-Hudson Corporation, a heavy rail rapid-transit system that connects Manhattan and New Jersey. According to a third party report, as of the fourth quarter of 2018, New York City’s average household income is $197,449.

According to a third party report, The Essex Property is located within the Soho retail submarket within the New York retail market. As of the third quarter of 2019, the New York retail market and Soho retail submarket had overall inventory of 591.7 million square feet and 5.8 million square feet, respectively, and exhibited vacancy rates of 3.8% and 5.8%, respectively. According to a third party report, The Essex Property is located within the Lower East Side multifamily submarket within the New York multifamily market. The New York multifamily market is experiencing rent growth of approximately 3.3% in 2019, and as of the third quarter of 2019, reported a vacancy rate of 2.0%. As of the third quarter of 2019, the Lower East Side multifamily submarket reported an average asking rent of $3,683 and vacancy rate of 2.5%.

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Annex A-3	Benchmark 2019-B14

The Essex

Total Unit Mix
Unit Type	Units	Occupied Units	Avg. SF	Monthly Avg.	Annual	PSF	Occupancy
Studio	48	48	436	$1,949	$1,122,492	$54	100.0%
1 BR	49	49	601	$3,455	$2,031,768	$69	100.0%
2 BR	71	71	848	$4,605	$3,923,280	$65	100.0%
3 BR	27	27	1,093	$7,093	$2,298,120	$78	100.0%
Total / Wtd. Avg.	195	195	718	$4,007	$9,375,660	$65	100.0%

	Market					Affordable: Moderate Income					Affordable: Low Income
Unit Type	Units	Avg. SF	Monthly Avg.	Annual	PSF	Units	Avg. SF	Monthly Avg.	Annual	PSF	Units	Avg. SF	Monthly Avg.	Annual	PSF
Studio	12	497	$4,288	$617,532	$103	15	415	$1,695	$305,088	$49	21	415	$793	$199,872	$23
1 BR	25	626	$5,455	$1,636,380	$105	9	575	$2,227	$240,516	$46	15	575	$860	$154,872	$18
2 BR	39	906	$6,804	$3,184,380	$90	17	776	$2,660	$542,544	$41	15	778	$1,091	$196,356	$17
3 BR	21	1,108	$8,468	$2,134,020	$92	4	1040	$2,919	$140,112	$34	2	1051	$1,000	$23,988	$11
Total / Wtd. Avg.	97	827	$6,505	$7,572,312	$96	45	639	$2,275	$1,228,260	$44	53	587	$904	$575,088	$19

Retail Tenant Summary

Tenant	Ratings Fitch/Moody’s/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date	Most Recent Sales Per Screen(1)	Occupancy Cost
Regal Cinemas	NR / NR / NR	65,000	100.0%	$78.85	100.0%	3/31/2039	$701,825	52.2%
(1)	The Most Recent Sales Per Screen is based on 14 screens and the annualized sales from the reporting period of April 1, 2019 to July 31, 2019 which amounted to $3,275,185. Regal Cinemas opened in April 2019.

Retail Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030 & Beyond	1	65,000	100.0%	5,125,250	100.0%	65,000	100.0%	$5,125,250	100.0%
Total	1	65,000	100.0%	$5,125,250	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2019.

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Annex A-3	Benchmark 2019-B14

The Essex

Cash Flow Analysis
	Underwritten	Per Unit(1)(2)	%(3)
Residential Income(4)	$9,375,660	$48,080	60.5%
Retail Income	5,125,000	78.85	33.1%
Vacant Income	0	0	0.0%
Gross Potential Rent	$14,500,660	$74,362	93.6%
Total Reimbursements	998,998	5,123	6.4%
Net Rental Income	$15,499,658	$79,485	100.0%
Vacancy	(684,816)	(3,512)	(4.4)%
Other Income	94,404	484	0.6%
Effective Gross Income	$14,909,246	$76,458	96.2%
Total Expenses(5)	2,857,283	14,653	19.2%
Net Operating Income	$12,051,963	$61,805	80.8%
Replacement Reserves(6)	58,500	300	0.4%
Net Cash Flow	$11,993,463	$61,505	80.4%
(1)	Residential Income Per Unit and Retail Income Per Unit are calculated based on 195 multifamily units and 65,000 commercial square feet, respectively.

(2)	Underwritten Retail Income (Per Unit) is calculated based on Regal Cinemas’ in-place rent.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Residential Income is based on the in-place rent roll as of September 10, 2019.

(5)	The Essex Property is subject to a 421-a tax abatement that started in 2019. Real estate taxes were underwritten to the 12 year average tax expense.

(6)	Replacement Reserves include rent from one commercial tenant and all residential units.

Property Management. The residential units are managed by C&C Apartment Management LLC. The theater unit is managed by Taconic Management Company LLC, a wholly owned subsidiary of Taconic Investment Partners.

Escrows and Reserves. At loan origination, the Borrowers deposited (i) approximately $311,439 into a real estate tax reserve and (ii) $4,875 into a replacement reserve.

Tax Reserve – The Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $62,288 per month.

Insurance Reserve – The Borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of estimated insurance premiums. In the event the Borrowers obtain and maintain a blanket insurance policy acceptable to the lender and no event of default under the loan or The Essex Mezzanine Loan (as defined below) has occurred and is continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacements Reserve – The Borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $4,602.50 for the residential units and $812.50 for the theater unit.

Lockbox / Cash Management. The Essex Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers were required at loan origination to deliver tenant direction letters instructing (a) residential tenants to send all payments in the form of credit card payments or checks to ClickPay who will process such payments and deposit the amount of such payments into a lender controlled lockbox account (the “Lockbox Account”), and (b) residential tenants and retail tenant to deposit all other payments directly into the Lockbox Account. Additionally, the property manager is required to deposit all amounts constituting rents that it receives directly into the Lockbox Account. To the extent no Cash Sweep Event (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the Borrowers. Following the occurrence and during the continuance of a Cash Sweep Event, all funds in the Lockbox Account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with The Essex Whole Loan documents. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for The Essex Whole Loan. The lender has been granted a first priority security interest in the cash management account.

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Annex A-3	Benchmark 2019-B14

The Essex

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) an event of default under The Essex Mezzanine Loan (as defined below), (iii) any bankruptcy action of a Borrowers or property manager, or (iv) the date on which the debt service coverage ratio (as calculated in The Essex Whole Loan documents and based on the trailing three-month period immediately preceding the date of determination) is less than 1.15x.

A Cash Sweep Event Cure may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance by the lender of a cure of such event of default, (b) clause (ii) above, The Essex Mezzanine Loan default has been cured in accordance with the terms of The Essex Mezzanine Loan documents, (c) clause (iii) above, the Borrowers replace the property manager with a qualified manager under a replacement management agreement within 90 days of such bankruptcy action, and (d) clause (iv) above, the debt service coverage ratio (as calculated in The Essex Whole Loan documents and based on the trailing three-month period immediately preceding the date of determination) is at least 1.15x for two consecutive quarters

Additional Debt. The related mezzanine loan (the “Essex Mezzanine Loan”) was funded concurrently and is coterminous with The Essex Whole Loan. The Essex Mezzanine Loan has an original principal balance as of the Cut-off Date of $40.0 million, accrues interest at a rate of 6.62500% per annum and is interest-only for the full term.

In connection with the tax abatement described below, Borrowers executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development in the aggregate amount of $77,799,999 which are secured by two enforcement mortgages. No payments are due under the notes during the term of The Essex Whole Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender. The notes will mature on October 25, 2099 but no payments of principal and interest are due until the maturity date. Upon a foreclosure of the lien of the mortgage in favor of the lender, the enforcement mortgages would be extinguished.

Condominium. The Essex Property consists of four condominium units out of a total of seven condominium units that collectively comprise a condominium regime. The borrowers control three out of the seven votes on the condominium board and the Master Tenant, which is an affiliate of the borrowers, controls two out of the seven votes on the condominium board pursuant to an irrevocably proxy given by the borrower in favor of the Master Tenant under the Master Lease. In the event of a significant casualty or condemnation, borrowers are required to cause the Master Tenant to vote to rebuild and the failure to do so will result in full recourse to guarantor. Additionally, the lender has been appointed as the insurance trustee. If any amendment, modification or waiver to the condominium documents (i) adversely impairs or changes the priority of the lien held by a mortgagee with respect to a unit, or (ii) terminates the condominium, such amendment, waiver or modification will not be binding upon such mortgagee without its prior written consent.

Master Lease. The affordable housing unit at the Essex Property is subject to a master lease (the “Master Lease”) between the Residential Borrower and Site 2 DSA Affordable MT LLC (“Master Tenant”), pursuant to which the Master Tenant will operate the affordable housing unit and enter into subleases with residential tenants. Master Tenant and the lender entered into a subordination, non-disturbance and attornment agreement with respect to the Master Lease whereby the Master Tenant agreed to subordinate the Master Lease to the lien of the mortgage in exchange for non-disturbance so long as the Master Tenant is not in default under the Master Lease. The Master Tenant is a joint venture between Site 2 DSA Affordable Managers LLC, an affiliate of the Residential Borrower (“Site 2 Affordable Managers”), and Wells Fargo Affordable Housing Community Development Corporation (“Investor Member”). Site 2 Affordable Managers owns 0.01% of the interests in Master Tenant and controls the day to day operations of Master Tenant, and Investor Member owns 99.99% of the interests in Master Tenant. The lender has taken a pledge of Site 2 Affordable Manager’s equity interests in the Master Tenant so that, upon foreclosure, an affiliate of Residential Borrower will not control the Master Tenant.

Tax Abatement. The Essex Property has received a tax exemption pursuant to Section 421-a of the New York Real Property Tax Law by which the Essex Property is currently exempt from the payment of approximately 93.45% of the real estate taxes with respect to the residential units and 84.42% of real property taxes with respect to the theater unit, resulting in a total estimated real estate tax abatement of approximately $28 million. The exemption expires in 2054.

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Annex A-3	Benchmark 2019-B14

180 Water

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Annex A-3	Benchmark 2019-B14

180 Water

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Annex A-3	Benchmark 2019-B14

180 Water

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Multifamily – High-Rise
Original Principal Balance(1):	$50,000,000	Net Rentable Area (Units):	573
Cut-off Date Principal Balance(1):	$50,000,000	Location:	New York, NY
% of Pool by IPB:	3.8%	Year Built / Renovated:	1971 / 2017
Loan Purpose:	Refinance	Occupancy:	97.0%
Borrower:	180 Water LLC	Occupancy Date:	10/17/2019
Sponsor:	Nathan Berman	Number of Tenants:	N/A
Interest Rate:	3.410377%	2016 NOI(4):	N/A
Note Date:	10/18/2019	2017 NOI(4):	N/A
Maturity Date:	11/6/2024	2018 NOI:	$11,665,024
Interest-only Period:	60 months	TTM NOI (as of 6/2019)(5):	$13,118,762
Original Term:	60 months	UW Economic Occupancy:	91.2%
Original Amortization:	None	UW Revenues:	$30,028,135
Amortization Type:	Interest Only	UW Expenses:	$14,955,048
Call Protection(2):	L(24),Def(32),O(4)	UW NOI(5):	$15,073,087
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$14,955,732
Additional Debt(1)(3):	Yes	Appraised Value / Per Unit(6):	$451,500,000 / $787,958
Additional Debt Balance(1)(3):	$87,500,000 / $127,500,000 /	Appraisal Date:	9/18/2019
	$100,000,000
Additional Debt Type(1)(3):	Pari Passu / Subordinate Notes /
	Mezzanine Debt

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior	Whole Loan	Total Debt
Taxes:	$2,830,078	$739,930	N/A	Cut-off Date Loan / Unit:	$239,965	$462,478	$636,998
Insurance:	$100,505	$82,813	N/A	Maturity Date Loan / Unit:	$239,965	$462,478	$636,998
Replacement Reserves:	$0	$11,936	N/A	Cut-off Date LTV:	30.5%	58.7%	80.8%
TI/LC:	$333,406	$0	N/A	Maturity Date LTV:	30.5%	58.7%	80.8%
Other:	$4,100,046	Springing	N/A	UW NCF DSCR(8):	3.15x	1.63x	0.85x
				UW NOI Debt Yield:	11.0%	5.7%	4.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$265,000,000	68.4%	Loan Payoff	$378,415,399	97.7%
Mezzanine Loan	100,000,000	25.8	Closing Costs	2,746,128	0.7
Sponsor Equity	22,434,416	5.8	Upfront Reserves	6,272,889	1.6
Total Sources	$387,434,416	100.0%	Total Uses	$387,434,416	100.0%

(1)	The 180 Water Loan (as defined below) consists of the non-controlling Note A-1, which is part of the 180 Water Whole Loan (as defined below) evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million. For additional information, see “The Loan” below.

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 6, 2019. The borrower has the option to defease the full $265.0 million 180 Water Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(3)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness” below.

(4)	2016 and 2017 NOI are not available because the 180 Water Property (as defined below) was under renovation during this period.

(5)	The increase in Net Operating Income from TTM to Underwritten is a result of the lease up and stabilization of the residential component and signing of two retail leases.

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Annex A-3	Benchmark 2019-B14

180 Water

(6)	Based on the as-is appraised value. The appraisal also concluded to (i) an “Alternate As-Is” appraised value of $453.5 million and (ii) a “Prospective As Complete” appraised value of $458.5 million. The “Alternate As-Is” value is based on the assumption that the remaining planned capital expenditures for the mezzanine unit additions are fully funded and reserved by the lender, and that these reserved funds would pass with title to any purchaser of the 180 Water Property. The “Prospective As Complete” appraised value assumes the completion of the construction of seven additional residential units to be located on the mezzanine floor of the 180 Water Property as described below. At loan origination, the borrower reserved approximately $1.8 million for the conversion and completion of the mezzanine units.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below. The Other Reserve includes additional reserves in the amount of $1,091,146 required to be deposited by the borrower on November 6, 2019 consisting of (i) $891,146 into a prepaid rent reserve and (ii) $200,000 into a shortfall reserve.

(8)	At loan origination, the borrower deposited $1.2 million into a shortfall reserve with an additional $200,000 required to be deposited on November 6, 2019. The shortfall reserve will be available to cover cash flow shortfalls in debt service on the Total Debt (as defined below), reserves and operating expenses until the Total Debt DSCR is equal to 1.15x. See “Escrows and Reserves” below. The borrower’s current business plan is to (i) lease-up the 180 Water Property’s retail component and (ii) complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units. See “The Property” below.

The Loan. The 180 Water mortgage loan (the “180 Water Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $265.0 million (the “180 Water Whole Loan”), secured by the borrower’s fee simple interest in a 573 unit, Class A, high-rise multifamily property, with ground floor retail, located in the Financial District of New York, New York (the “180 Water Property”). The 180 Water Whole Loan is comprised of (i) a senior loan, comprised of five pari passu notes with an aggregate principal balance as of the Cut-off Date of $137.5 million (the “180 Water Senior Notes”), one of which (Note A-1 with an outstanding principal balance as of the Cut-off Date of $50.0 million) is being contributed to the Benchmark 2019-B14 Trust and constitutes the 180 Water Loan, and the remainder of which are expected to be contributed to one or more future securitization trusts and (ii) a subordinate loan, comprised of one note, with an outstanding principal balance as of the Cut-off Date of $127.5 million (the “180 Water Subordinate Companion Loan”), each as described below. The relationship between the holders of the 180 Water Senior Notes and 180 Water Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan” in the Preliminary Prospectus. The 180 Water Whole Loan was originated by DBR Investments Co. Limited (“DBRI”). The 180 Water Whole Loan has a five-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	No(1)
A-2	$40,000,000	$40,000,000	DBRI	No
A-3	$25,000,000	$25,000,000	DBRI	No
A-4	$15,000,000	$15,000,000	DBRI	No
A-5	$7,500,000	$7,500,000	DBRI	No
Senior Notes	$137,500,000	$137,500,000
B	127,500,000	127,500,000	DBRI	Yes(1)
Whole Loan	$265,000,000	$265,000,000
Mezzanine	$100,000,000	$100,000,000
Total	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B, so long as no 180 Water Control Appraisal Period has occurred and is continuing. If and for so long as a 180 Water Control Appraisal Period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—180 Water Whole Loan”.

The Borrower. The borrowing entity for the 180 Water Whole Loan is 180 Water LLC, a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Nathan Berman. Nathan Berman is the founder and owner of Metro Loft Management LLC (“Metro Loft”), a vertically integrated real estate development and management company. Based in New York, Metro Loft focuses on luxury rental and developmental properties in Lower Manhattan and is the largest residential manager in Downtown Manhattan. Family owned and operated, Metro Loft privately develops, manages, and leases its properties exclusively. Nathan Berman is a developer who has renovated and constructed 14 other former office buildings into residential apartments and condos, including landmarks such as 20 Exchange Place, 63 Wall Street, 116 John Street, 17 John Street, 84 William Street, 135 William Street, 71 Leonard Street, 47 Ann Street, and 443 Greenwich Street.

The Property. The 180 Water Property is a Class A, 573-unit multifamily property located in the Financial District of Manhattan, New York. The 180 Water Property was constructed in 1971 as an office building and was converted into a high-rise multifamily building with ground floor retail, following a gut renovation that was completed in 2017.

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Annex A-3	Benchmark 2019-B14

180 Water

Each residential unit features high-end finishes, 8 to 11 foot ceiling heights, and in-unit washer/dryers. The 180 Water Property features 17,184 square feet of amenity space. The amenity space includes a rooftop pool, landscaped and furnished rooftop terrace, fitness facility, personal storage and bike storage units, 24-hour doorman, on-site valet and on-site concierge (dry cleaning, maid service, laundry and pet care, among others).

As of October 17, 2019, the 180 Water Property residential space was 97.0% occupied with a weighted average rent of $4,283 per unit. The 180 Water Property has 13,773 square feet of ground floor retail occupied by two credit rated tenants. In July 2018, Dunkin Donuts signed a 10-year lease for 750 square feet on the ground floor plus an additional 200 square feet of mezzanine space, and Citibank (rated A3/BBB+/A by Moody’s/S&P/Fitch) recently executed a 10-year, 3,496 square foot lease. In addition, there is an outstanding letter of intent for Neopolitan Express to occupy approximately 650 square feet at $211 per square foot on a ten year lease (but there is no assurance that a lease will be executed with that entity or on those terms).

The borrower’s current business plan is to lease-up the 180 Water Property’s retail component, which is 30.8% occupied as of June 30, 2019, although the borrower is under no obligation to pursue the plan. The borrower also plans, and is required under the 180 Water Whole Loan documents, to complete the conversion of additional mezzanine space between the grade level and the second floor into seven additional residential units. The lease up of the retail component and the construction and lease up of the additional mezzanine units is estimated to add approximately $1.1 million and $400,000 to net cash flow, respectively. There can be no assurance as to whether or when the seven additional residential units will be constructed, or whether such residential units or additional retail units will be leased, or of the rental rates or income on any such units. At loan origination, the borrower deposited approximately $1.8 million into a conversion holdback reserve for the completion of the seven residential units and $333,406 into a rollover reserve for future tenant improvements and leasing commissions.

The 180 Water Property is located at the southwest corner of John Street and Water Street in the Financial District of downtown Manhattan. The 180 Water Property is located four blocks from the Fulton Transit Center, two blocks from the FDR, four blocks from the Brooklyn Bridge and is serviced by 12 different NYC subway lines, the PATH trains and numerous bus and ferry lines. According to the appraisal, the 180 Water Property is located in the Financial District residential submarket. As of the second quarter of 2019, the Financial District residential inventory consisted of 26,101 units with a 2.0% vacancy rate and average rent of $4,238 per unit. According to the appraisal, the 2019 estimated population within the 10038 zip code is 21,826; while the 2019 estimated average household income within the zip code is $154,459.

The appraisal identified five comparable multifamily properties proximate to the 180 Water Property. The 180 Water Property comparables range from 475 to 650 units with an average of 580 units. Residential lease comparables are presented in the table below.

Residential Lease Comparables(1)
No.	Property Location	Distance from Subject (miles)	Year Built/Renovated	Number of Stories	Occupancy	No. Units	Unit Type	Lease Areas (SF)	Base Rent	Base Rent PSF
1	95 Wall Street	0.10 mile(s)	1970/2008	22	97.0%	507	0BR	454	$3,178	$84.00
							1BR	678	$4,035	$71.42
							2BR	1079	$6,000	$66.73

2	2 Gold Street	0.11 mile(s)	2005	51	99.0%	650	0BR	446	$3,090	$83.14
							1BR	680	$3,700	$65.29
							2BR	880	$5,740	$78.27

3	10 Hanover Square	0.11 mile(s)	1971/2005	28	98.6%	500	0BR	545	$3,277	$72.15
							1BR	781	$5,194	$79.81
							2BR	1,161	$6,292	$65.03

4	63 Wall Street(2)	0.10 mile(s)	1928/2003	37	96.8%	475	0BR	N/A	$3,150	N/A
							1BR	N/A	$3,870	N/A
							2BR	N/A	$5,435	N/A
							3BR	991	$6,405	$77.56

5	200 Water Street	0.00 mile(s)	1971/2009	32	98.6%	576	0BR	548	$3,300	$72.26
							0BR	632	$3,525	$66.93
							1BR	650	$4,000	$73.85
							1BR	722	$4,350	$72.30
							2BR	980	$6,050	$74.08
(1)	Source: Appraisal.

(2)	63 Wall Street is owned by the loan sponsor.

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180 Water

Historical and Current Occupancy
2016(1)	2017(1)	2018(2)(3)	Current(3)(4)
N/A	N/A	96.0%	97.0%
(1)	Historical Occupancy is not available because the 180 Water Property opened in 2017 after completion of the renovation.

(2)	2018 Historical Occupancy is as of December 31, 2018.

(3)	Represents the occupancy for the multifamily component of the 180 Water Property.

(4)	Current Occupancy is as of October 17, 2019.

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Rent Per Unit	Average Rent PSF/Year
Studio	256	44.7%	96.9%	455	$3,165	$83.64
1BR/1BA	166	29.0	99.4%	623	$4,251	$81.78
1BR/2BA	50	8.7	98.0%	882	$5,445	$74.18
2BR/2BA	53	9.2	98.1%	878	$5,641	$77.32
3BR/3BA	48	8.4	87.5%	1,258	$7,965	$76.04
Total / Wtd. Avg.	573	100.0%	97.0%	648	$4,283	$80.03

(1)	Based on the underwritten rent roll dated October 17, 2019.

(2)	Occupancy, Average Unit Size (SF), and Average Monthly In-Place Rents represent a weighted average of the various unit type layouts.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Citibank	A3 / BBB+ / A	3,496	25.4	$225.00	82.2%	2/28/2029
Dunkin Donuts	NR / NR / NR	750	5.4	$226.67	17.8	8/31/2029
Total Occupied		4,246	30.8	225.29	100.0
Vacant		9,527	69.2
Total		13,773	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2019.

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Annex A-3	Benchmark 2019-B14

180 Water

Operating History and Underwritten Net Cash Flow
	2018	TTM(1)	Underwritten	Per Unit(2)	%(3)
Residential Income
Gross Potential Rent	$ 27,773,850	$ 29,050,974	$29,637,638	$51,724	101.8%
Vacancy	(433,534)	(1,076,071)	(1,063,154)	(1,855)	(3.7)%
Concessions	(1,744,444)	(916,613)	(418,728)	(731)	(1.4)%
Net Residential Income	$ 25,595,872	$ 27,058,291	$28,155,756	$49,137	96.7%
Commercial Income
Commercial Income	2,594,772	1,729,848	2,273,325	165	7.8%
Vacancy	(2,465,454)	(1,729,848)	(1,316,725)	(96)	(4.5)%
Net Commercial Income	$129,318	$0	$956,600	69	3.3%
Other Income(4)	921,404	915,779	915,779	1,598	3.1%
Effective Gross Income	$26,646,594	$27,974,070	$30,028,135	$52,405	100.0%
Total Variable Expenses	5,159,727	5,336,195	5,369,020	9,370	17.9%
Total Fixed Expenses	9,821,843	9,519,113	9,586,028	16,730	31.9%
Total Expenses	14,981,570	14,855,308	$14,955,048	$26,100	49.8%
Net Operating Income(5)	$11,665,024	$13,118,762	$15,073,087	$26,306	50.2%
Replacement Reserves	0	0	117,355	205	0.4%
Net Cash Flow	$11,665,024	$13,118,762	$14,955,732	$26,101	49.8%
(1)	TTM column represents the trailing 12-month period ending on June 30, 2019.

(2)	Commercial Income related line items are based on the total commercial square footage of 13,773. All other line items are based on the 573 residential units.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Other Income includes surrender income, storage income, pool rental income, late fees, residential electric income, escalation and miscellaneous income.

(5)	The increase in Net Operating Income from TTM to Underwritten is a result of the lease up and stabilization of the residential component and signing of two retail leases.

Property Management. The 180 Water Property is managed by Metro Loft Management, LLC, an affiliate of the loan sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $2,830,078 for a tax reserve, (ii) $100,505 for an insurance reserve, (iii) $333,406 for a rollover reserve, (iv) $1,200,000 into an operating shortfall reserve and (v) $1,808,900 into a conversion reserve. On November 6, 2019, the borrower is required to deposit (i) $891,146 into a prepaid rent reserve and (ii) $200,000 into the shortfall reserve.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis commencing on November 6, 2019, 1/12 of the estimated annual real estate taxes (initially estimated at $739,930).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis commencing on November 6, 2019, 1/12 of the estimated annual real estate taxes (initially estimated at $82,813), except that deposits will not be required with respect to the premiums for all risk insurance during any period when the borrower maintains coverage under a blanket insurance policy.

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis commencing on November 6, 2019, $20.83 per residential unit (initially estimated at $11,936).

Shortfall Reserve - The shortfall reserve will be available to cover cash flow shortfalls in debt service on the Total Debt (as defined below), reserves and operating expenses. If the lender determines that the balance of the shortfall reserve is less than the shortfalls expected to occur over the immediately succeeding three-month period, then the lender may notify the borrower, and the borrower will be required to deposit additional funds into the shortfall reserve such that the balance will cover all expected shortfalls to occur over the immediately succeeding six-month period. If the debt service coverage ratio of the Total Debt is equal to or greater than 1.15x and the debt service coverage ratio for the 180 Water Whole Loan is equal to or greater than 2.21x as of the end of any calendar quarter, any remaining balance in the shortfall reserve will be returned to the borrower.

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180 Water

Prepaid Rent Reserve – The borrower is permitted to collect residential rents more than one month (but not more than twelve months) in advance, provided that, within three business days following the borrower’s receipt of any such rents, the borrower deposits such prepaid rents into the prepaid rent reserve. On each monthly payment date, 1/12 of the prepaid rent reserve will be included in the cash flow applied on such monthly payment date pursuant to the cash management provisions described under “Lockbox/Cash Management” below.

Conversion Reserve – Funds in the conversion reserve will be made available to the borrower to cover the costs of converting the mezzanine space of the 180 Water Property into seven additional residential units as described above. The borrower is required to substantially complete such conversion not later than October 18, 2020 (subject to certain force majeure events).

Lockbox / Cash Management. The 180 Water Whole Loan is structured with a hard lockbox and in place cash management. The related borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service (mortgage and mezzanine), the funding of required reserves and budgeted and approved extraordinary monthly operating expenses. Provided that no Trigger Period (as defined below) is continuing, excess cash in the cash management account will be disbursed to the borrower in accordance with the 180 Water Loan documents. If a Trigger Period is continuing, excess cash in the cash management account will be transferred to an account held by the lender as additional collateral for the 180 Water Whole Loan. As of the origination date of the 180 Water Whole Loan, a Trigger Period existed as a result of a Low DSCR Period (as defined below) with respect to the Total Debt and with respect to the 180 Water Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default; (ii) a Low DSCR Period (as defined below); or (iii) a default under the Mezzanine Loan (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio has satisfied the conditions as defined below or (c) with respect to clause (iii) above, upon the receipt by the lender of a notice from the mezzanine lender that such event of default has been cured.

A “Low DSCR Period” will commence upon (i) the aggregate debt service coverage ratio of the 180 Water Whole Loan and the Mezzanine Loan (or any replacement thereof described below) (together, the “Total Debt”) is less than 1.15x or (ii) the debt service coverage ratio of the 180 Water Whole Loan is less than 2.21x and will end if, (a) with respect to a Low DSCR Period continuing pursuant to clause (i), the 180 Water Property achieves an aggregate debt service coverage ratio for the Total Debt of at least 1.15x for two consecutive calendar quarters and (B) with respect to a Low DSCR Period continuing pursuant to clause (ii), the 180 Water Property has achieved a debt service coverage ratio for the 180 Water Whole Loan of at least 2.21x for two consecutive calendar quarters. As of the origination date of the 180 Water Whole Loan, a Low DSCR Period existed with respect to the Total Debt and with respect to the 180 Water Whole Loan.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan (the “Mezzanine Loan”) was funded to the owners of the borrower concurrently with the 180 Water Whole Loan. The Mezzanine Loan has an original principal balance of $100.0 million, accrues interest at a per annum rate of 8.30000% and is interest-only for its entire term, provided that if the Total Debt debt yield increases to 6.50%, then the interest rate will be reduced to a per annum rate of 7.80000%. The Mezzanine Loan is expected to be sold to an unaffiliated third party. As described above, the borrower incurred the 180 Water Subordinate Companion Note as part of the 180 Water Whole Loan. The 180 Water Subordinate Companion Note has an outstanding principal balance as of the Cut-off Date of $127.5 million and accrues interest at a fixed rate of 3.410377% per annum. The 180 Water Subordinate Companion Note has a 60-month term and is interest only for the full term of the loan. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 180 Water Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower has a one-time right to replace the Mezzanine Loan in whole (but not in part) with a replacement mezzanine loan, so long as certain conditions are satisfied, including that: (i) the principal amount of the replacement mezzanine loan would be no greater than the lesser of the outstanding principal balance of the Mezzanine Loan at such time, or $100.0 million, (ii) the new lender executes an intercreditor agreement that is substantially the same as the initial intercreditor agreement for the Mezzanine Loan, (ii) immediately after the closing of the replacement mezzanine loan, the Total Debt DSCR would be no less than the greater of (a) the origination date Total Debt debt service coverage ratio (0.85x) and (b) the Total Debt debt service coverage ratio immediately prior to the closing of the replacement mezzanine loan and (iii) immediately after the closing of the replacement mezzanine loan, the Total Debt debt yield would be no less than the greater of (a) the origination date Total Debt debt yield (4.1%) and (b) the Total Debt debt yield immediately prior to the closing of the replacement mezzanine loan.

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180 Water

Zoning Lot Merger. The borrower has the right to consummate a zoning lot merger of the 180 Water Property with the adjacent property known as 160 Water Street in order to permit the owner of 160 Water Street to use a substantial portion of the unused residential density of the 180 Water Property, provided that the borrower sponsor has a material economic interest in the owner of 160 Water Street and is actively involved with such owner in the conversion of the 160 Water Street building from office use to residential and/or hotel use. This right is subject to satisfaction of certain conditions set forth in the 180 Water Whole Loan documents, including the execution of certain development right agreements that are approved or pre-approved by the lender; the receipt by the lender of a REMIC opinion; and the satisfaction of other REMIC requirements. It is anticipated that, prior to the initial issuance of the Benchmark 2019-B14 certificates, the 180 Water Whole Loan documents will be amended to pre-approve the form of development rights agreements.

Partial Release. None.

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Harvey Building Products

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Harvey Building Products

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Harvey Building Products

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype(3):	Various – Various
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	2,046,119
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrower:	AGNL Pane, L.L.C.	Year Built / Renovated(3):	Various / Various
Sponsor:	AG Net Lease IV Corp.	Occupancy:	100.0%
Interest Rate:	3.82000%	Occupancy Date:	11/6/2019
Note Date:	10/21/2019	Number of Tenants:	1
Maturity Date:	11/6/2029	2016 NOI(4):	N/A
Interest-only Period:	60 months	2017 NOI(4):	N/A
Original Term:	120 months	2018 NOI(4):	N/A
Original Amortization:	360 months	TTM NOI(4):	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy:	95.0%
Call Protection(2):	L(24),DeforGrtr1%orYM(90),O(6)	UW Revenues:	$18,933,995
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,362,956
Additional Debt(1):	Yes	UW NOI:	$14,571,039
Additional Debt Balance(1):	$110,000,000	UW NCF:	$13,536,402
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(3):	$230,600,000 / $113
		Appraisal Date(3):	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$71
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	62.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.51x
Other(6):	$0	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	68.6%	Purchase Price	$230,750,000	99.0%
Sponsor Equity	70,172,133	30.1	Closing Costs	2,400,937	1.0
Other Sources	2,978,804	1.3
Total Sources	$233,150,937	100.0%	Total Uses	$233,150,937	100.0%

(1)	The Harvey Building Products Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $160.0 million. The Financial Information presented in the chart above reflects the $160.0 million aggregate Cut-off Date balance of the Harvey Building Products Whole Loan (as defined below).

(2)	The Harvey Building Products Loan lockout period is required to be at least 24 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $160.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer. The lockout period does not apply to the borrower’s ability to prepay with yield maintenance.

(3)	See “Portfolio Summary” chart below. The Portfolio Market Value of $237.0 million as of October 17, 2019 results in a Cut-off Date LTV of 67.5% and Maturity Date LTV of 61.1%.

(4)	Historical information was not provided due to the NNN nature of the Harvey lease.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

(6)	Pursuant to the lease between the borrower, as landlord, and Harvey (as defined below), as tenant, Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs. For further details, please refer to “Escrows and Reserves” below.

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Harvey Building Products

The Loan. The Harvey Building Products mortgage loan (the “Harvey Building Products Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in 27 warehouses, two manufacturing facilities and one headquarters office location totaling 2,046,119 square feet located in the Northeast United States (the “Harvey Building Products Properties”). The Harvey Building Products Loan is part of a whole loan comprised of three pari passu notes in the aggregate original principal balance of $160.0 million (the “Harvey Building Products Whole Loan”). The Harvey Building Products Loan is evidenced by the controlling Note A-2, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, and is being contributed to the Benchmark 2019-B14 mortgage trust. The non-controlling Note A-1 ($60.0 million) and non-controlling Note A-3 ($50.0 million) are currently held by CREFI and expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Harvey Building Products Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Harvey Building Products Loan has a 10-year term and will be interest-only for the first 60 months of the loan term and will amortize on a 30-year schedule. The most recent prior financing of the Harvey Building Products Properties were included in the COMM 2015-LC23 securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	CREFI	No
A-2	$50,000,000	$50,000,000	Benchmark 2019-B14	Yes
A-3	$50,000,000	$50,000,000	CREFI	No
Total	$160,000,000	$160,000,000

The Borrower. The borrowing entity for the Harvey Building Products Whole Loan is AGNL Pane, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is AG Net Lease IV Corp. (“AGNL”). AGNL is required to maintain a net worth of at least $5.0 million through the term of the Harvey Building Products Whole Loan. AGNL focuses primarily on industrial and warehouse/distribution facilities and has no specific geographic concentration.

The Properties. The Harvey Building Products Properties are comprised of 27 warehouse, two manufacturing facilities and one headquarters office location totaling 2,046,119 square feet located in the Northeast United States (see chart below). The Harvey Building Products Properties are 100% occupied by Harvey Building Products (“Harvey”) and represent 30 of its 44 current locations; the remaining properties are leased by Harvey from third party owners. The 30 locations for Harvey comprise their entire manufacturing operation and a corporate headquarters location as well. Harvey manufactures and distributes building products which include siding, roofing, windows, doors, patio rooms and decking products. Harvey generates approximately 80% of its revenue from the remodel/repairs market and rest from residential and commercial construction. The company has a diverse, granular and consistent base of around 46,000 customers consisting primarily of contractors with no single customer accounting for more than 0.5% of total revenue and a 95.0% customer retention rate.

The company was founded in 1961 and its corporate headquarters location is based out of Waltham, Massachusetts with approximately 1,600 employees. Harvey has locations in New Hampshire, Vermont, Maine, Rhode Island, Connecticut, New York, New Jersey and Pennsylvania. All of the company’s products are manufactured in the United States and their warehouse facilities include dedicated recycling areas in order to minimize Harvey Business Products’ environmental impact. Harvey was family-owned until 2015 at which point it was acquired by a private equity firm, Dunes Point Capital (“DPC”). DPC also acquired three window and door producers in the Midwest and Mid-Atlantic and has successfully expanded Harvey’s footprint into Ohio, Minnesota and Pennsylvania.

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Harvey Building Products

Portfolio Summary
Property	Location	Property Subtype	SF	Year Built/ Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value
Londonderry / Manufacturing	Londonderry, NH	Manufacturing	376,294	2007	$9,656,250	19.31%	$41,200,000	17.87%
Dartmouth / Manufacturing	North Dartmouth, MA	Manufacturing	235,239	1999	$5,625,000	11.25%	$24,000,000	10.41%
Waltham Corporate	Waltham, MA	Suburban	54,400	2000	$4,898,438	9.80%	$20,900,000	9.06%
Woburn	Woburn, MA	Warehouse/Distribution	76,054	1989	$2,796,875	5.59%	$13,900,000	6.03%
Nashua	Nashua, NH	Warehouse/Distribution	111,594	2006	$2,062,500	4.13%	$9,800,000	4.25%
Woburn CPD	Woburn, MA	Warehouse/Distribution	59,800	1989	$2,000,000	4.00%	$9,200,000	3.99%
(West) Bridgewater	West Bridgewater, MA	Warehouse	81,776	2005	$1,746,875	3.49%	$8,600,000	3.73%
Manchester, NH	Manchester, NH	Warehouse/Distribution	81,747	2003	$1,625,000	3.25%	$7,700,000	3.34%
Norwalk 256	Norwalk, CT	Warehouse/Distribution	40,232	1972	$1,500,000	3.00%	$6,900,000	2.99%
New London	Waterford, CT	Warehouse/Distribution	70,642	2008	$1,406,250	2.81%	$6,750,000	2.93%
East Haven	East Haven, CT	Warehouse/Distribution	70,089	2005	$1,346,875	2.69%	$6,500,000	2.82%
Lincoln	Lincoln, RI	Warehouse/Distribution	80,240	2003	$1,300,000	2.60%	$6,400,000	2.78%
Bethlehem	Bethlehem, PA	Warehouse/Distribution	71,091	1973 / 2005	$1,218,750	2.44%	$6,000,000	2.60%
Salem	Salem, NH	Warehouse/Distribution	58,286	2001	$1,218,750	2.44%	$5,800,000	2.52%
Norwalk 260	Norwalk, CT	Warehouse/Distribution	30,000	1974	$1,198,438	2.40%	$5,900,000	2.56%
Berlin	Berlin, CT	Warehouse/Distribution	43,796	1994	$1,109,375	2.22%	$5,400,000	2.34%
Dartmouth	Dartmouth, MA	Warehouse	63,117	1974 / 2004	$1,096,875	2.19%	$5,400,000	2.34%
Manchester, CT	Manchester, CT	Warehouse/Distribution	49,175	1996	$873,438	1.75%	$4,300,000	1.86%
Portland	Portland, ME	Warehouse/Distribution	48,145	1976 / 2003	$843,750	1.69%	$4,100,000	1.78%
Braintree	Braintree, MA	Warehouse/Distribution	32,531	1986	$828,125	1.66%	$4,000,000	1.73%
Warwick	Warwick, RI	Warehouse/Distribution	43,899	1997	$771,875	1.54%	$3,800,000	1.65%
Fitchburg	Fitchburg, MA	Warehouse	39,433	1983	$656,250	1.31%	$3,400,000	1.47%
Auburn	Auburn, MA	Warehouse/Distribution	37,132	1983 / 2006	$643,750	1.29%	$3,300,000	1.43%
Berlin CPD	Berlin, CT	Warehouse/Distribution	28,163	1977	$640,625	1.28%	$3,150,000	1.37%
Portsmouth	Portsmouth, NH	Warehouse/Distribution	31,470	1985 / 1999	$625,000	1.25%	$3,000,000	1.30%
Southampton	Huntingdon Valley, PA	Warehouse/Distribution	36,421	1971 / 2009	$537,500	1.08%	$2,600,000	1.13%
Wilkes-Barre	Forty Fort, PA	Warehouse/Distribution	32,200	1950 / 1999	$500,000	1.00%	$2,400,000	1.04%
Hyannis	Hyannis, MA	Warehouse	24,070	1986 / 2002	$484,375	0.97%	$2,300,000	1.00%
Springfield	Springfield, MA	Warehouse	25,347	1989	$467,188	0.93%	$2,300,000	1.00%
White River Junction	White River Junction, VT	Warehouse/Distribution	13,736	1981 / 2001	$321,875	0.64%	$1,600,000	0.69%
Total / Wtd. Avg.			2,046,119		$50,000,000	100.00%	$230,600,000	100.00%
(1)	The Appraised Value represents the as-is appraised value for each property as of various dates in September 2019. The Portfolio Market Value of $237,000,000 as of October 17, 2019 results in a Cut-off Date LTV of 67.5% and Maturity Date LTV of 61.1%.

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Annex A-3	Benchmark 2019-B14

Harvey Building Products

The Market. The 30 facilities comprising the Harvey Building Products Properties are spread across the northeastern United States and have the following state concentrations based on total square footage: Massachusetts – 35.6%, New Hampshire – 32.2%, Connecticut – 16.2%, Pennsylvania – 6.8%, Rhode Island – 6.1%, Maine – 2.4% and Vermont – 0.7%.

Corporate Headquarters – Waltham, Massachusetts

The corporate headquarters property is situated in Waltham, Massachusetts, which is approximately 11 miles northwest of downtown Boston. The city stretches along the Charles River and is close to several US interstate highways including Interstate-95 which is also Route 128. The corporate headquarters property is located along the south side of Main Street. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 6,522, 82,109 and 208,839, respectively with an average household income of $156,237, $142,692 and $180,180 within a one-, three-, and five-mile radius. According to a third party report, as of the second quarter of 2019, the Waltham office submarket has a total inventory of approximately 14.5 million square feet with an average vacancy rate of 11.9% and average market rent of $38.61 per square foot. There is new construction in the market and negative net absorption of around 45,000 square feet. The appraiser reviewed four comparable leases that were most similar to the Waltham headquarters building and concluded to market rent of $26.50 triple-net which is slightly above the in-place rental rate of $26.00 per square foot triple-net.

Londonderry Manufacturing – Londonderry, New Hampshire (Rockingham industrial submarket)

Londonderry is located just outside Manchester which is the largest city in New Hampshire. According to the appraisal, the Londonderry property benefits from its location and condition. As a Class B building, it is considered an above average product in its market. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 1,813, 14,891 and 81,733, respectively with an average household income of $99,866, $111,513 and $88,869 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Rockingham industrial submarket has a total inventory of approximately 28.0 million square feet with an average vacancy rate of 2.6% and average market rent of $9.26 per square foot. There is new construction in the market of around 20,000 square feet and positive net absorption of around 40,000 square feet. The appraiser reviewed four comparable leases including distribution properties and concluded to market rent of $6.85 triple-net which is equates to the in-place rental rate.

Dartmouth Manufacturing – North Dartmouth, Massachusetts (Attleboro / New Bedford industrial submarket)

Dartmouth is located in southwestern Massachusetts proximate to the state’s border with Rhode Island and about 30 miles east of Providence. According to the appraisal, North Dartmouth is the town’s primary commercial district and home to Dartmouth Towne Center, Dartmouth Mall and the University of Massachusetts Dartmouth. According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the property is 549, 53,484 and 138,940, respectively with an average household income of $94,138, $65,676 and $69,931 within a one-, three- and five-mile radius. According to a third party report, as of the second quarter of 2019, the Attleboro / New Bedford industrial submarket has a total inventory of approximately 66.0 million square feet with an average vacancy rate of 6.2% and average market rent of $7.15 per square foot. There is new construction in the market and negative net absorption. The appraiser reviewed four comparable leases and concluded to market rent of $6.50 net which is directly in line with the in-place rental rate at the property.

Warehouse & Showroom Facilities

The remaining 27 facilities serve as both warehouses and sales offices for Harvey’s products. According to the individual property appraisals, the majority of the warehouse facilities are situated proximate to major interstates and span across Massachusetts, Connecticut, New Hampshire, Pennsylvania, Rhode Island, Maine and Vermont. Harvey’s primary customers tend to be located within 30 miles of each branch. All 27 facilities are primarily warehouse facilities with a small component, of each property, representing showroom/distribution space.

Current Occupancy(1)(2)
100.0%
(1)	Current Occupancy is as of November 6, 2019.

(2)	Historical information was not provided due to the NNN nature of the Harvey lease.

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Annex A-3	Benchmark 2019-B14

Harvey Building Products

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Harvey Building Products	NA / NA / NA	2,046,119	100.0%	$7.61	100.0%	10/21/2039

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $342,563 of contractual rent steps through October 2020.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	0	0	0	0
2019	0	0	0.0%	0	0.0%	0	0	0	0
2020	0	0	0.0%	0	0.0%	0	0	0	0
2021	0	0	0.0%	0	0.0%	0	0	0	0
2022	0	0	0.0%	0	0.0%	0	0	0	0
2023	0	0	0.0%	0	0.0%	0	0	0	0
2024	0	0	0.0%	0	0.0%	0	0	0	0
2025	0	0	0.0%	0	0.0%	0	0	0	0
2026	0	0	0.0%	0	0.0%	0	0	0	0
2027	0	0	0.0%	0	0.0%	0	0	0	0
2028	0	0	0.0%	0	0.0%	0	0	0	0
2029	0	0	0.0%	0	0.0%	0	0	0	0
2030 & Beyond	1	2,046,119	100.0%	15,567,566	100.0%	2,046,119	100.0%	$15,567,566	100.0%
Total	1	2,046,119	100.0%	$15,567,566	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $342,563 of contractual rent steps through October 2020.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$15,567,566	$7.61	78.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$15,567,566	$7.61	78.1%
Total Reimbursements	4,362,956	2.13	21.9
Net Rental Income	$19,930,521	$9.74	100.0%
(Vacancy/Credit Loss)	(996,526)	(0.49)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$18,933,995	$9.25	95.0%

Total Expenses	$4,362,956	$2.13	23.0%

Net Operating Income	$14,571,039	$7.12	77.0%

Total TI/LC, Capex/RR	1,034,637	0.51	5.5%
Net Cash Flow	$13,536,402	$6.62	71.5%

(1)	Historical information was not provided due to the NNN nature of the Harvey lease.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $342,563 of contractual rent steps through October 2020.

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Annex A-3	Benchmark 2019-B14

Harvey Building Products

Property Management. The Harvey Building Products Properties are self-managed.

Escrows and Reserves. On the origination date of the Harvey Building Products Whole Loan, the borrower was not required to deposit any upfront reserves, however the borrower is required, or is required to cause Harvey, to perform certain repairs at the Harvey Building Products Properties by October 21, 2020 pursuant to the Harvey Building Products Whole Loan documents. In addition, pursuant to the lease between the borrower, as landlord, and Harvey, as tenant (“Harvey Lease”), Harvey is required to deliver a letter of credit to the borrower in the amount of $2,500,000 to secure the repayment of the work associated with certain repairs.  In the event that the borrower is entitled to draw on any letter of credit posted by Harvey, the borrower must, upon the occurrence of an event of default under the Harvey Building Products Whole Loan documents, deliver the portion of the proceeds of such letter of credit that has not been applied as set forth in the Harvey Lease, to the lender, to be held by the lender and applied as set forth in the Harvey Lease.

Tax Escrows – The requirement to make monthly deposits for tax reserves is provisionally waived so long as (i) no Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor Harvey has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the amount estimated annual real estate taxes into a tax reserve account.

Insurance Escrows - The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) neither the borrower nor Harvey has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to one-twelfth of the estimated annual insurance premiums into an insurance reserve account.

Replacement Reserves – The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Trigger Period is then continuing and (ii) neither the borrower nor Harvey has diligently made the required replacements. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to approximately $34,102 into a replacement reserve account. The replacement reserve is not subject to a cap.

Lockbox / Cash Management. The Harvey Building Products Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to Harvey, the existing tenant at the Harvey Building Products Properties directing it to remit its rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Harvey Building Products Properties to be deposited into such lockbox immediately. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Harvey Building Products Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Harvey Building Products Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Harvey Building Products Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Harvey Building Products Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio being less than 1.20x for two consecutive calendar quarters, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Harvey, together with any parent or affiliate thereof providing credit support or a guaranty, or (ii) any replacement tenant of Harvey approved in accordance with the Harvey Building Products Whole Loan documents.

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Harvey Building Products

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) an event of default under the applicable Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), or (iii) any bankruptcy or similar insolvency of the Specified Tenant, and (B) expire upon (x) with respect to clause (i) above, the lender’s receipt of satisfactory evidence that any event of default arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning the Specified Tenant space (or applicable portion thereof) has been cured, (y) with respect to clause (ii) above, the Specified Tenant space being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Whole Loan documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Properties and paying fully unabated rent, and (z) with respect to clause (iii) above, (a) the applicable Specified Tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and having affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, (b) if the Specified Tenant lease is assumed in connection with such proceedings, the bankruptcy court having issued a final order approving the Specified Tenant’s reorganization plan or (c) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the Harvey Building Products Property being re-leased pursuant to one or more replacement leases approved by the lender in accordance with the Harvey Building Products Loan documents and the tenants thereunder being in actual physical occupancy of the Harvey Building Products Property and paying full unabated rent.

Partial Release. Provided that no event of default is continuing under the Harvey Building Products Whole Loan documents, at any time after the earlier of (a) the third anniversary of the origination date, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may (i) deliver defeasance collateral and obtain release of one or more individual Harvey Building Products Properties (except that the following individual Harvey Building Products Properties are not permitted to be released: (i) the Londonderry / Manufacturing property (0.7% of the initial pool balance), (ii) the Dartmouth / Manufacturing property (0.4% of the initial pool balance), and (iii) the Waltham Corporate property (0.4% of the initial pool balance) (the “Restricted Release Properties”), and/or (ii) partially prepay the Harvey Building Products Whole Loan and obtain release of one or more individual Harvey Building Products Properties (except that the Restricted Release Properties are not permitted to be released), in each case, provided that, among other conditions (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Harvey Building Products Property, (ii) the borrower delivers a REMIC opinion, (iii) in the case of a partial defeasance, the borrower delivers a rating agency confirmation or, in the case of a partial prepayment, the borrower delivers a rating agency confirmation only if requested by the lender, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) the debt service coverage ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (b) 1.51x, (v) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Harvey Building Products Properties is no greater than the lesser of (a) 67.5% and (b) the loan-to-value ratio for all of the Harvey Building Products Properties as of the date of the consummation of the partial release, and (vi) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Harvey Building Products Properties is greater than the greater of (a) 8.65% and (b) the debt yield for all of the Harvey Building Products Properties as of the date of the consummation of the partial release.

Future Mezzanine or Subordinate Indebtedness Permitted. At any time after the earlier of (a) the third anniversary of the origination date, and (b) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the direct or indirect owners of the borrower are permitted to obtain mezzanine financing secured by direct or indirect ownership interests in the borrower so long as, among other things: (a) no event of default has occurred and is continuing, (b) the lender and such mezzanine lender have entered into an intercreditor agreement reasonably satisfactory to the lender, (c) the combined loan-to-value ratio (as calculated in the Harvey Building Products Whole Loan documents) is no greater than 67.5%, (d) the debt service coverage ratio (as calculated in the Harvey Building Products Whole Loan documents) is equal to or greater than 1.51x, (e) the debt yield (as calculated in the Harvey Building Products Whole Loan documents) is equal to or greater than 8.65%, (f) the maturity date of the mezzanine loan is not earlier than the maturity date of the Harvey Building Products Whole Loan and (f) if required by the lender, a rating agency confirmation is delivered with respect to the mezzanine loan.

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Legends at Village West

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Legends at Village West

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Legends at Village West

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Legends at Village West

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	702,750
Loan Purpose:	Refinance	Location:	Kansas City, KS
Borrower:	W-LD Legends Owner VII, L.L.C.	Year Built / Renovated:	2005 / 2019
Sponsor(2):	Various	Occupancy:	92.1%
Interest Rate:	3.86000%	Occupancy Date:	9/15/2019
Note Date:	10/22/2019	Number of Tenants:	90
Maturity Date:	11/6/2024	2016 NOI:	$10,933,398
Interest-only Period:	None	2017 NOI:	$11,786,643
Original Term:	60 months	2018 NOI:	$11,283,528
Original Amortization:	360 months	TTM NOI (as of 8/2019):	$11,613,298
Amortization Type:	Balloon	UW Economic Occupancy:	90.4%
Call Protection(3):	L(24),Def(32),O(4)	UW Revenues:	$22,757,007
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$11,382,857
Additional Debt:	Yes	UW NOI:	$11,374,151
Additional Debt Balance:	$70,000,000	UW NCF:	$11,254,688
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$225,000,000 / $320
		Appraisal Date:	9/1/2021

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$171
Taxes:	$3,569,900	$594,983	N/A	Maturity Date Loan / SF:	$155
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.3%
Replacement Reserves:	$0	$9,955	N/A	Maturity Date LTV:	48.3%
TI/LC:	$10,000,000	Springing	$2,500,000	UW NCF DSCR:	1.67x
Immediate Repairs:	$227,700	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$120,000,000	84.4%	Loan Payoff	$127,397,288	89.6%
Sponsor Equity	22,257,132	15.6	Upfront Reserves	13,797,600	9.7
			Closing Costs	1,062,245	0.7
Total Sources	$142,257,132	100.0%	Total Uses	$142,257,132	100.0%
(1)	The Legends at Village West Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $120.0 million. The financial information presented in the chart above reflects the $120.0 million aggregate Cut-off Date balance of the Legends at Village West Whole Loan (as defined below).

(2)	See “The Loan Sponsors” below.

(3)	The Legends at Village West Loan lockout period is required to be at least 24 payments beginning with and including the first payment date of December 6, 2019. Defeasance of the full $120.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

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Annex A-3	Benchmark 2019-B14

Legends at Village West

The Loan. The Legends at Village West mortgage loan (the “Legends at Village West Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in a 702,750 square foot regional open-air outlet shopping center located in Kansas City, Kansas (the “Legends at Village West Property”). The Legends at Village West Loan is part of a whole loan comprised of three pari passu notes in the aggregate original principal balance of $120.0 million (the “Legends at Village West Whole Loan”). The Legends at Village West Loan is evidenced by the controlling Note A-1, with an original principal balance and outstanding principal balance as of the Cut-off Date of $50.0 million, and is being contributed to the Benchmark 2019-B14 mortgage trust. The non-controlling Note A-2 ($40.0 million) and non-controlling Note A-3 ($30.0 million) are currently held by CREFI and expected to be contributed to one or more future securitization transactions. The relationship between the holders of the Legends at Village West Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Legends at Village West Whole Loan has a five-year term and will amortize on a 30-year schedule. The most recent prior financing of the Legends at Village West Property was not included in a prior securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B14	Yes
A-2	$40,000,000	$40,000,000	CREFI	No
A-3	$30,000,000	$30,000,000	CREFI	No
Total	$120,000,000	$120,000,000

The Borrower. The borrowing entity for the Legends at Village West Whole Loan is W-LD Legends Owner VII, L.L.C., a Delaware limited liability company and special purpose entity with at least two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Walton Street Real Estate FUND VII, L.P., Walton Street Real Estate Investors VII, L.P., Walton Street Real Estate Fund VII-Q, L.P., Walton Street Real Estate Fund VII-E, L.P., Walton Street Real Estate Partners VII, L.P., Walton Street Real Estate Partners VII-NGE, L.P., Walton Street Real Estate Fund VII-NUS, L.P. and WSC Capital Holdings VII, L.P. (collectively, “Walton Street”). Walton Street is required to maintain a net worth of at least $75.0 million and liquidity of at least $7.5 million through the term of the Legends at Village West Whole Loan. Walton Street, a private equity real estate investment firm based in Chicago, sponsors equity and debt investment funds and currently has approximately $10.2 billion of real estate assets under management.

The Property. The Legends at Village West Property is a regional open-air outlet shopping center that comprises 702,750 square feet of gross leasable area (including two operation and easement agreement outparcels that contribute to common area maintenance only), located in the southeast quadrant of Village West Parkway and Parallel Parkway in Kansas City, Kansas. The Legends at Village West Property was developed by RED Development in 2005 and later underwent a successful conversion project, in order to become an entertainment-focused outlet center. The Legends at Village West Property is located on a site that is 79.2 acres and it is part of the 400-acre Village West Tourism District which includes: the Nebraska Furniture Mart, Community America Ballpark, Kansas Speedway, Hollywood Casino, Sporting KC’s soccer stadium (18,500 seats), Kansas City T-Bones stadium (4,800 seats) and the 660,000 square foot Cerner office campus. Kansas Speedway and Village West attract over 10 million visitors annually. In addition, the Legend at Village West Property’s proximity to the Nebraska Furniture Mart, one of the nation’s top two highest-volume furniture outlets in the country and Cabela’s, brings a large volume of traffic to the Legends at Village West Property.

The Legends at Village West Property is 92.1% leased to a collection of 90 tenants comprised of two theater/entertainment tenants, 16 restaurants, and 72 designer and brand-name outlet stores. The anchor/major tenants include: AMC Theaters, Dave and Busters, TJ Maxx, Off Broadway Shoes and HomeGoods. Additional retail line-up includes many of the top performing outlet merchants in the industry, including Coach, Kate Spade, Michael Kors, Nike, Under Armour, Ralph Lauren, H&M, Tommy Hilfiger, J.Crew, GAP, Old Navy and Banana Republic. Additionally, the Legends at Village West Property includes two ground leases held by Residence Inn and Taco Bueno, which pay approximately $269,000 and $60,000, respectively, on an annual basis.

The largest tenant at the Legends at Village West Property, American Multi-Cinema, Inc. (NYSE: “AMC”), leases 88,270 square feet (12.6% of net rentable area) and has occupied the property since 2015 with the original lease term expiring on August 31, 2028 plus three, five-year renewal options. AMC operates 14 screens at the Legends at Village West Property and reported sales of approximately $6.5 million as of August 31, 2019, resulting in sales of $466,417 per screen. Founded in 1920 and headquartered in Leawood, Kansas, AMC is the largest movie theater chain in the United States. As of August 2019, the company operated approximately 1,000 theaters with 11,000 screens worldwide. The company operates under the Dalian Wanda Group after being acquired by the Chinese media conglomerate in 2012. In the second quarter of 2019, AMC generated roughly $1.5 billion in total revenues which was a 4.4% increase year-over-year.

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Annex A-3	Benchmark 2019-B14

Legends at Village West

The second largest tenant at the Legends at Village West Property, Dave & Busters (NASDAQ: PLAY), leases 46,953 square feet (6.7% of net rentable area) and has occupied the property since November 2005. Dave & Busters currently has a lease expiration date of November 30, 2022 plus three, five-year extension options remaining and no termination options. Dave & Busters reported sales of approximately $7.6 million as of August 31, 2019. Dave & Busters was founded in 1982 and it is currently headquartered in Dallas, Texas. The company operates a chain of restaurants offering a variety of American-style menu options, a full bar and entertainment options which include an arcade and sports viewings. As of September 2019, the company operated over 110 locations in 39 states, Puerto Rico and one in Canada. During its second quarter of 2019, Dave & Busters reported total revenues of $344.6 million which represented an 8.0% increase from the prior year.

The third largest tenant at the Legends at Village West Property, TJ Maxx (NYSE: “TJX”), has been a tenant since October 2005 and occupies 29,956 square feet (4.3% of net rentable area). TJX holds a lease that expires in October 2020 and has four, five-year extension options remaining. TJ Maxx reported sales of approximately $9.8 million as of August 31, 2019, a 9.2% increase since December 31, 2018. Founded in 1956 and headquartered in Framingham, Massachusetts, TJX (rated A2/A+ by Moody’s/S&P) is the nation’s largest off-price apparel and home fashion retailer. TJX sells brand-name goods at discounted prices. TJX operated 4,412 stores totaling over 118 million square feet of space across the United States, Canada, Europe, and Australia. This includes 1,260 TJ Maxx stores, 1,107 Marshalls stores, 783 HomeGoods stores, 39 Sierra Trading Post stores and 23 Homesense stores in the United States. TJX Companies reported estimated net sales for 2019 of approximately $39.0 billion which was an 8.7% increase from 2018. For the first half of fiscal 2020, net sales are projected to be $19.1 billion, representing a 5.8% year-over-year increase.

The Market. The Legends at Village West Property is situated approximately 10.0 miles west of downtown Kansas City, at the northwest intersection of Interstate 70 and Interstate 435 and is part of the Kansas City, Missouri-Kansas Metropolitan Statistical Area (the “Kansas City MSA”). The Kansas City MSA is the 30th largest MSA in terms of population and 28th largest in terms of gross domestic product. Major employers in the Kansas City MSA consist of the Federal Government, Cerner Corporation, Children’s Mercy Hospital, the Internal Revenue Service, the City of Kansas City and the University of Missouri. Access to the Legends at Village West Property is provided by Parallel Parkway, which intersects with Interstate-435. The Legends at Village West Property also benefits from regional linkages, as Interstate 70, 435, 635, 29, and 35 all converge in various locations within 15 miles of the property. Access to the property is also provided via bus service from the Kansas City Area Transportation Authority. The closest stop is the Valley West transit center, located on Parallel Parkway and Village West Parkway, with access to the 101, 113, and 116 buses.

According to the appraisal, the Legends at Village West Property is located in the Kansas City (Kansas) retail submarket which, as of the second quarter of 2019, consisted of 8.3 million square feet of retail space with a 4.1% vacancy and average gross asking rent per square foot of $15.71. The appraiser concluded to a weighted average market rent per square foot of $21.77, compared to the property’s underwritten weighted average contract rent of $19.29 per square foot (excludes ground lease tenants which only pay common area maintenance). The concluded appraisal weighted average market rent per square foot is 12.9% higher than the underwritten weighted average contract rent of the property.

According to the appraisal, the Kansas City MSA estimated 2019 population is 2,179,053. The average household income for the MSA in 2019 is estimated to be $88,209 which is close to that of the property’s neighborhood. According to a third party report, as of January 1, 2019, the population within a one-, three- and five-mile radius of the Legends at Village West Property was 2,008, 15,177 and 44,455, respectively. Additionally, the average household income within a one-, three- and five-mile radius of the property was $98,681, $108,484 and $94,399, respectively.

The appraisal concluded that five comparable retail centers were sold within the past three years. The sales comps are located throughout the United States including Oregon, Maryland, Georgia, Arizona, and Missouri.

Sales Comparable Summary
Sale	Property Name	Location	Gross Leasable Area	Sale Price	Date of Sale	OAR
Subject Property	Legends at Village West	Kansas City, KS	702,750		Oct-19	6.3%
1	Seaside Outlets	Seaside, OR 97138	115,667	$18,991,000	Pending	7.3%
2	Ellsworth Place	Silver Springs, MD 20910	347,172	$92,000,000	Jul-18	6.9%
3	Tanger Outlets	Savannah, GA 31408	420,000	$197,000,000	Aug-16	5.9%
4	Tanger Outlet Center Westgate	Glendale, AZ 85305	410,664	$159,500,000	Jun-16	6.3%
5	Country Club Plaza	Kansas City, MO 64112	1,272,000	$660,000,000	Mar-16	4.7%

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Legends at Village West

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
95.2%	90.9%	96.6%	92.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 15, 2019.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date	Most Recent Sales PSF(4)	Occupancy Cost(4)
American Multi-Cinema, Inc.(5)	NR / NR / NR	88,270	12.6%	$13.73	8.9%	8/31/2028	$466,417	27.0%
Dave & Busters(5)	NR / NR / NR	46,953	6.7%	$18.15	6.3%	11/30/2022	$161	17.0%
TJ Maxx(6)	A2 / A+ / NR	29,956	4.3%	$9.50	2.1%	10/31/2020	$328	7.1%
H&M(7)	NR / NR / NR	25,025	3.6%	$7.42	1.4%	1/31/2028	$106	7.0%
Off Broadway Shoes(8)	NR / NR / NR	21,554	3.1%	$16.75	2.7%	1/31/2026	$321	10.4%
HomeGoods(6)	A2 / A+ / NR	20,150	2.9%	$12.15	1.8%	5/31/2028	N/A	N/A
Old Navy(9)	Baa2 / BB+ / NR	17,266	2.5%	$15.00	1.9%	7/31/2021	$294	10.6%
Polo Ralph Lauren(6)	A2 / A- / NR	16,979	2.4%	$2.42	0.3%	10/31/2021	$247	2.1%
Books a Million(10)	NR / NR / NR	16,846	2.4%	$7.83	1.0%	1/31/2022	$73	10.8%
Cavender's(11)	NR / NR / NR	16,207	2.3%	$11.02	1.3%	5/31/2028	$241	8.9%
Subtotal/Weighted Average		299,206	42.6%	$12.54	27.7%
Other Tenants		348,093	49.5%	28.17	72.3%
Total Occupied Space		647,299	92.1%	$20.94	100.0%
Vacant		55,451	7.9%	NAP
Total		702,750	100.0%	$19.29
(1)	Based on the September 15, 2019 rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % Total Base Rent of $13,007,843 includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan. Base Rent PSF and % of Total Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Most Recent Sales PSF and Occupancy Cost are as of August 31, 2019. Most Recent Sales PSF for American Multi-Cinema, Inc. represents sales per screen, 14 screens, at the Legends at Village West Property.

(5)	Tenant has three, five-year renewal options.

(6)	Tenant has four, five-year lease renewal options, including an option to extend the term (original or having been extended) to the January 31 following term expiration.

(7)	Tenant has four, five-year lease renewal options.

(8)	Off Broadway Shoes has one, five-year renewal options.

(9)	Old Navy has two, five-year renewal options.

(10)	Books a Million has four, three-year renewal options.

(11)	Cavender’s has one, five-year renewal option.

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Legends at Village West

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	55,451	7.9%	NAP	NAP	55,451	7.9%	NAP	NAP
2019(4)	4	30,005	4.3%	$153,605	1.1%	85,456	12.2%	$153,605	1.1%
2020	9	63,490	9.0%	1,198,975	8.8%	148,946	21.2%	1,352,580	10.0%
2021	21	126,798	18.0%	2,619,929	19.3%	275,744	39.2%	3,972,509	29.3%
2022	10	92,365	13.1%	2,033,772	15.0%	368,109	52.4%	6,006,281	44.3%
2023	6	21,153	3.0%	686,949	5.1%	389,262	55.4%	6,693,230	49.4%
2024	10	23,919	3.4%	738,516	5.4%	413,181	58.8%	7,431,746	54.8%
2025	3	11,333	1.6%	440,041	3.2%	424,514	60.4%	7,871,787	58.1%
2026	12	69,555	9.9%	2,072,741	15.3%	494,069	70.3%	9,944,528	73.4%
2027	5	35,130	5.0%	1,006,391	7.4%	529,199	75.3%	10,950,918	80.8%
2028	6	157,392	22.4%	2,043,315	15.1%	686,591	97.7%	12,994,233	95.9%
2029	3	11,906	1.7%	197,681	1.5%	698,497	99.4%	13,191,914	97.3%
2030 & Beyond	1	4,253	0.6%	363,906	2.7%	702,750	100.0%	13,555,820	100.0%
Total	90	702,750	100.0%	$13,555,820	100.0%		100.0%	$13,555,820	100.0%

(1)	Based on the underwritten rent roll dated September 15, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent of $13,007,843 includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan. Base Rent PSF and % of Total Base Rent also includes $547,978 of percentage rent paid by tenants whose rent is calculated monthly as a factor of sales.

(4)	Includes MTM tenants.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(4)
Rents in Place	$11,844,504	$13,154,702	$12,727,178	$12,936,723	$12,817,949	$18.24	53.5%
Contractual Rent Steps(2)	0	0	0	0	189,893	0.27	0.8%
Potential Income from Vacant Space(3)	0	0	0	0	2,308,911	3.29	9.6%
Total Reimbursements	7,704,228	8,494,591	8,394,509	8,970,806	8,639,619	12.29	36.1%
Other Income	1,394,849	708,097	583,664	561,568	561,568	0.80	2.3%
Percentage Rent	472,982	503,106	555,029	620,330	547,978	0.78	2.3%
Net Rental Income	$19,548,732	$21,649,293	$21,121,687	$21,907,529	$23,956,373	$34.09	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,308,911)	(3.29)	(9.6)%
EGI Before Other Income	$19,548,732	$21,649,293	$21,121,687	$21,907,529	$21,647,462	$30.80	90.4%
Effective Gross Income	$21,416,563	$22,860,496	$22,260,380	$23,089,427	$22,757,007	$32.38	95.0%
Total Expenses	$10,483,165	$11,073,853	$10,976,852	$11,476,129	$11,382,857	$16.20	50.0%
Net Operating Income	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,374,151	$16.19	50.0%
Total TI/LC, Capex/RR	0	0	0	0	119,463	0.17	0.5%
Net Cash Flow	$10,933,398	$11,786,643	$11,283,528	$11,613,298	$11,254,688	$16.02	49.5%
(1)	TTM reflects the trailing 12-month period ending August 31, 2019.

(2)	Contractual Rent Steps includes $123,690 of contractual rent steps underwritten through October 2020 and $66,204 related to the present value of all rent steps for Verizon, Converse, Under Armour, and Homegoods through the term of the loan.

(3)	Potential Income from Vacant Space was underwritten based on the appraisal’s concluded market rent assumptions

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

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Legends at Village West

Property Management. The property is managed by Legacy Asset Management, LLC.

Escrows and Reserves. On the origination date of the Legends at Village West Whole Loan, the borrower was required to deposit $3,569,900 for real estate taxes, $10,000,000 for tenant improvements and leasing commissions and $227,700 for immediate repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $594,983.

Insurance Escrows – The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that the borrower maintains a blanket policy meeting the requirements of the Legends at Village West Whole Loan documents. If the borrower does not maintain such blanket policy, the borrower is required to deposit on a monthly basis an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $9,955 (approximately $0.17 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves – The requirement to make monthly deposits for tenant improvement and leasing commission reserves are waived so long as the balance in the account remains greater than or equal to $2,500,000. If the balance in the tenant improvement and leasing commission reserve account falls below $2,500,000 the borrower is required to deposit a monthly amount equal to $87,840 until the balance reaches $2,500,000. In addition to standard disbursement conditions, and only with regard to the upfront $10,000,000 deposited on the origination date of the Legends at Village West Whole Loan for tenant improvement and leasing commissions, the debt yield, calculated in accordance with the Legends at Village West Whole Loan documents, must be equal to or greater than 8.0% on both the date any such request is made and when such disbursement is actually made to the borrower, before any such funds are disbursed to the borrower.

Lockbox / Cash Management. The Legends at Village West Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Legends at Village West property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Legends at Village West Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Legends at Village West Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Legends at Village West Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Legends at Village West Whole Loan. Upon an event of default under the Legends at Village West Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the occurrence of any bankruptcy event with respect to the borrower, guarantor or any affiliated manager, (iii) the debt yield being less than 8.00%, and (iv) the guarantor failing to provide the lender with financial statements in accordance with the Legends at Village West Whole Loan documents, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the cure of such bankruptcy event (unless such bankruptcy event involves borrower, which is not permitted to be cured), (c) with respect to clause (iii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter and (d) with respect to clause (iv) above, the date on which the guarantor provides the lender with the financial statements required in accordance with the Legends at Village West Whole Loan documents.

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80 on the Commons

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80 on the Commons

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80 on the Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,300,000	Title:	Fee
Cut-off Date Principal Balance:	$47,300,000	Property Type - Subtype:	Mixed Use – Office/Multifamily
% of Pool by IPB:	3.6%	Net Rentable Area (SF)(1):	296,190
Loan Purpose:	Acquisition	Location:	Columbus, OH
Borrower:	80 on the Commons, L.L.C.	Year Built / Renovated:	2018 / N/A
Sponsor:	Starwood Real Estate	Occupancy(1):	95.1%
	Income Trust	Occupancy Date(2):	9/2019
Interest Rate:	2.95000%	Number of Tenants(3):	5
Note Date:	10/8/2019	2016 NOI:	N/A
Maturity Date:	11/6/2029	2017 NOI:	N/A
Interest-only Period:	120 months	2018 NOI:	N/A
Original Term:	120 months	TTM NOI (as of 7/2019)(4):	$1,417,367
Original Amortization:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$6,693,827
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$1,500,202
Lockbox / Cash Management:	Hard (Office); Soft (Multifamily) /	UW NOI(4):	$5,193,625
	Springing	UW NCF:	$4,952,057
Additional Debt:	N/A	Appraised Value / Per SF(1):	$73,500,000 / $248
Additional Debt Balance:	N/A	Appraisal Date:	9/16/2019
Additional Debt Type:	N/A

Escrows and Reserves(5)				Financial Information (1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(1):	$160
Taxes:	$38,172	$6,362	N/A	Maturity Date Loan / SF(1):	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$5,693	N/A	Maturity Date LTV:	64.4%
TI/LC:	$1,116,512	Springing	N/A	UW NCF DSCR:	3.50x
Other:	$440,537	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,300,000	62.4%	Purchase Price	$72,000,000	95.0%
Sponsor Equity	28,524,885	37.6	Closing Costs	2,229,664	2.9
			Upfront Reserves	1,595,221	2.1
Total Sources	$75,824,885	100.0%	Total Uses	$75,824,885	100.0%
(1)	Based on the 173,254 square foot office component and 122,936 square foot multifamily component. The multifamily component consists of 125 residential units.

(2)	Based on the multifamily rent roll dated September 19, 2019 and the office rent roll dated September 20, 2019.

(3)	Based on the office component only.

(4)	The increase in Effective Gross Income and Net Operating Income from TTM to Underwritten is due to the lease up and stabilization of both the residential and commercial components.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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80 on the Commons

The Loan. The 80 on the Commons mortgage loan (the “80 on the Commons Loan”) has an outstanding principal balance as of the Cut-off Date of $47.3 million and is secured by the borrower’s fee simple interest in a mixed use property consisting of 173,254 square feet of office space and 125 residential units located in Columbus, Ohio (the “80 on the Commons Property”). The 80 on the Commons Loan has a 10-year term and is interest-only for the entire term.

The Borrower. The borrowing entity for the 80 on the Commons Loan is 80 on the Commons, L.L.C., a Delaware limited liability company and special purpose entity.

The Loan Sponsor. The loan sponsor is Starwood Real Estate Income Trust, a Maryland corporation (“SREIT”), a real estate investment trust created by Starwood Capital Group (“Starwood”). The nonrecourse carve-out guarantor is Starwood REIT Operating Partnership, L.P, a Delaware limited partnership whose general partner is SREIT. The obligations of the non-recourse carve-out guarantor for recourse events related to voluntary bankruptcy or collusive involuntary bankruptcy and other bankruptcy-related events are capped at 20% of the outstanding principal balance of the 80 on the Commons Loan as of the date of the applicable bankruptcy event, plus the lender’s reasonably incurred costs and expenses in enforcing or preserving its rights under the non-recourse carveout guaranty. Starwood is a private investment firm with a primary focus on global real estate. Starwood has invested in more than 30 countries, ranging from the Americas to Europe to Asia.

The Property. The 80 on the Commons Property is a 12-story mixed-use building constructed in 2018 on 0.9 acres located in downtown Columbus, Ohio. The 80 on the Commons Property consists of 173,254 square feet of Class A office space and 125 upscale multifamily units. Floors one through six are demised into office suites and floors seven through 12 include the 125 apartment units. There is a fitness center for office tenants on the first floor as well as a shared lobby for office and apartment tenants. The sixth floor includes a 1,605 square foot community room and a 3,075 square foot outdoor amenity deck, which includes outside community areas overlooking the Columbus Commons greenspace. Both apartment and office tenants have access to 840 dedicated parking spaces in an adjoining parking garage.

The office component (58.5% of total net rentable area; 52.3% of underwritten base rent) consists of 173,254 square feet of office space and was 94.9% occupied as of September 2019. This office space has modern Class A finishes which include concrete, carpet, and tile flooring, painted drywall walls, exposed ceilings, and large glass windows. The largest office tenant is Root Insurance (109,062 square feet; 62.9% of net rentable area; 66.0% of underwritten base rent), which leases floors three through five, as well as a suite on the sixth floor. Root Insurance has not yet taken occupancy of the sixth floor space, but has commenced paying rent. Root Insurance is a startup technology driven car insurance company that measures driving behavior, such as braking, speed of turns, driving times, and route regularity, through a smartphone application to determine driver safety. Once a driver’s safety level is determined, Root Insurance’s goal is to offer more affordable rates to safe drivers. The 80 on the Commons Property is the headquarters for Root Insurance, which has expanded twice (43,228 square feet) since executing its lease in November 2018 for 65,834 square feet.

The multifamily component (41.5% of total net rentable area; 47.7% of underwritten base rent) consists of 125 units (122,936 square feet) and opened in July 2018, As of September 19, 2019, the multifamily component had a 95.2% occupancy rate. The unit mix includes studio, one and two bedroom units with floor plans that range from 464 square feet to 2,261 square feet. The units include modern finishes and well-appointed amenities, including stainless steel appliances, over-sized windows, private balcony and an in-unit washer and dryer. Community amenities of the multifamily component include a first floor common area/lounge, rooftop terrace, fitness center, and leasing office.

The 80 on the Commons Property is located in the central business district of Columbus, Ohio on Columbus Commons. Columbus Commons is a six-acre park, which features gardens, a performance stage, reading room, two cafes and serves as a frequent venue for concerts and events. Major employers in the downtown Columbus area include Nationwide Insurance, JPMorgan Chase, and American Electric Power. Over 80,000 people work in the Columbus central business district. Ohio State University also drives demand in the Columbus area and is the largest employer in the area and enrolls over 44,000 students. The 80 on the Commons Property is also in close proximity to the home of Nationwide Children’s Hospital, which employs approximately 8,400 people and is ranked the seventh best children’s hospital in the United States according to a magazine survey. As of 2018, the total population within a one-, three- and five-mile radius is 14,352, 141,954 and 350,821, respectively. As of 2018, the average household income within a one-, three- and five-mile radius is $89,808, $63,798 and $64,981, respectively.

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According to the appraisal, the 80 on the Commons Property is located in the University/Downtown multifamily submarket. As of the second quarter of 2019, the University/Downtown multifamily submarket had an inventory of 92 properties with an average monthly asking rent of $1,454 per unit. The University/Downtown submarket had a vacancy rate of 7.1%. The appraisal identified five comparable multifamily properties proximate to the 80 on the Commons Property. The 80 on the Commons Property comparables range from 84 to 301 units and indicate a market rent range of $1,097 to $1,720 per month for studios, $1,335 to $1,878 per month for one-bedroom apartments and $1,971 to $4,196 for two-bedroom apartments. The comparable properties had occupancies ranging from 92.9% to 95.9%, with a weighted average occupancy of 94.3%.

According to the appraisal, the 80 on the Commons Property is located in the Downtown submarket of the Columbus office market. As of the second quarter of 2019, the Downtown office submarket had a total office inventory of approximately 29.0 million square feet with an average asking rent of $16.44 per square foot and a vacancy rate of 7.1%. The appraisal identified five comparable office leases with a weighted average base rent of $18.47 per square foot.

Historical and Current Occupancy
2016(1)	2017(1)	2018(1)	Current(2)
N/A	N/A	N/A	95.1%
(1)	Historical Occupancy is not available since the 80 on the Commons Property opened mid-2018.

(2)	Current Occupancy is as of September 2019 and based on the total square feet of the office and multifamily component.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Rent PSF/Year
0BR / 1BA	10	8.0%	100.0%	479	$1,208	$30.29
1BR / 1BA	74	59.2%	93.2%	818	$1,644	$24.19
2BR / 2BA	40	32.0%	97.5%	1,384	$2,671	$23.14
2BR / 3BA	1	0.8%	100.0%	2,261	$4,300	$22.82
Total / Wtd. Avg.	125	100.0%	95.2%	983	$1,966	$23.93
(1)	Based on the rent roll dated September 19, 2019 provided by the borrower.

Commercial Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Root Insurance(2)	NR / NR / NR	109,062	62.9%	$18.64	66.0%	11/30/2024
Coastal Ridge(3)(4)	NR / NR / NR	20,001	11.5%	$18.50	12.0%	6/30/2030
BBI Logistics	NR / NR / NR	18,815	10.9%	$19.95	12.2%	9/30/2027
AEP Service Company	NR / NR / NR	11,847	6.8%	$17.95	6.9%	1/31/2024
Sweney Cartwright(2)	NR / NR / NR	4,665	2.7%	$19.50	3.0%	12/31/2026
Total Occupied		164,390	94.9%	$18.75	100.0%
Vacant		8,864	5.1%
Total		173,254	100.0%
(1)	Based on the rent roll dated September 20, 2019.

(2)	Root Insurance has not yet taken occupancy of its space on the sixth floor, but has commenced paying rent. The lease for space on the sixth floor is for 10,311 square feet and expires on May 31, 2026.

(3)	Coastal Ridge and Sweney Cartwright have executed leases and are expected to take occupancy in January and February 2020, respectively. At loan origination, the borrower reserved approximately $1.1 million for outstanding landlord obligations and $440,537 in gap rent.

(4)	Coastal Ridge is an affiliate of the property manager and also holds an approximately 4.0% passive interest in the borrower. Coastal Ridge has a one-time right to terminate its lease on the 84th month of its lease (February 1, 2027) with 12 months’ notice and a termination fee of approximately $352,516.

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Annex A-3	Benchmark 2019-B14

80 on the Commons

Commercial Tenants Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	8,864	5.1%	NAP	NAP	8,864	5.1%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	8,864	5.1%	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	8,864	5.1%	$0	0.0%
2021	0	0	0.0%	0	0.0%	8,864	5.1%	$0	0.0%
2022	0	0	0.0%	0	0.0%	8,864	5.1%	$0	0.0%
2023	0	0	0.0%	0	0.0%	8,864	5.1%	$0	0.0%
2024	4	110,598	63.8%	2,039,548	66.2%	119,462	69.0%	$2,039,548	66.2%
2025	0	0	0.0%	0	0.0%	119,462	69.0%	$2,039,548	66.2%
2026	2	14,976	8.6%	296,672	9.6%	134,438	77.6%	$2,336,219	75.8%
2027	1	18,815	10.9%	375,359	12.2%	153,253	88.5%	$2,711,578	88.0%
2028	0	0	0.0%	0	0.0%	153,253	88.5%	$2,711,578	88.0%
2029	0	0	0.0%	0	0.0%	153,253	88.5%	$2,711,578	88.0%
2030 and Thereafter	1	20,001	11.5%	370,019	12.0%	173,254	100.0%	$3,081,597	100.0%
Total	8	173,254	100.0%	$3,081,597	100.0%
(1)	Based on the underwritten rent roll dated September 20, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per SF(2)	%(3)
Residential Income
Gross Potential Rent	$2,793,153	$2,847,720	$9.61	43.3%
Vacancy	(1,000,929)	(257,956)	(0.87)	(3.9)%
Concessions	(101,295)	0	0.00	0.0%
Net Residential Income	$1,690,929	$2,589,764	$8.74	39.3%
Commercial Income
Commercial Income	545,229	3,344,367	11.29	50.8%
Recoveries	261,079	843,229	2.85	12.8%
Vacancy	0	(194,421)	(0.66)	(3.0)%
Net Commercial Income	$806,308	$3,993,175	$13.48	60.7%
Other Income	110,888	110,888	0.37	1.7%
Effective Gross Income(4)	$2,608,125	$6,693,827	$22.60	101.7%

Total Variable Expenses	1,016,271	1,335,980	4.51	20.0%
Total Fixed Expenses(5)	174,488	164,222	0.55	2.5%
Total Expenses	$1,190,759	$1,500,202	$5.06	22.4%

Net Operating Income(4)	$1,417,367	$5,193,625	$17.53	77.6%

Replacement Reserves	0	68,314	0.23	1.0%
TI/LCs	0	173,254	0.58	2.6%
Net Cash Flow	$1,417,367	$4,952,057	$16.72	74.0%
(1)	TTM column represents the trailing 12-month period ending on July 31, 2019.

(2)	Based on the total square feet of the commercial and residential space.

(3)	% column represents percent of the aggregate of the Net Residential Income and Net Commercial Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	The increase in Effective Gross Income and Net Operating Income from TTM to Underwritten is due to the lease up and stabilization of both the residential and commercial components.

(5)	All use components of the building benefit from a 15-year, 100% tax abatement on the improvements. See “Tax Abatement” below. The 80 on the Commons Loan was underwritten based on the abated taxes.

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Annex A-3	Benchmark 2019-B14

80 on the Commons

Property Management. The 80 on the Commons Property is managed by Coastal Ridge Management, LLC.

Escrows and Reserves. At origination, the borrower deposited (i) $1,116,512 for outstanding landlord obligations related to the Sweney Cartwright and Coastal Ridge leases, (ii) $440,537 into a free rent reserve and (iii) $38,172 for a tax reserve.

Tax Escrows - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at $6,362).

Insurance Escrows - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated annual insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserves - The borrower is required to deposit, on a monthly basis, $5,692 into a replacement reserve.

TI/LC Reserves – Solely during a Trigger Period (as defined below), the borrower is required to deposit, on a monthly basis, approximately $14,438 into a reserve for tenant improvements and leasing commissions that may be incurred after the loan origination date.

Condominium Reserves – Upon the consummation of a condominium conversion, the borrower is required to deposit, on a monthly basis, an amount equal to 1/12 of annual estimated condominium charges in order to accumulate sufficient funds to pay all such common charges.

Lockbox / Cash Management. The 80 on the Commons Loan is structured with a hard lockbox for the commercial tenants and soft lockbox for the residential tenants and springing cash management. The borrower is required to cause the property manager to deposit all revenues from the residential portion of the 80 on the Commons Property, and the commercial tenants are required to deposit all rents directly into the lockbox account controlled by the lender within two business day of receipt. During a Trigger Period, the funds in the lockbox account are required to be swept to a segregated cash management account under the control of the lender and all excess cash flow after payment of debt service, required reserves and operating expenses is required to (i) if a Lease Sweep Period (as defined below) exists, into a reserve (the “Lease Sweep Reserve”) to be used for tenanting the applicable Sweep Lease (as defined below) space, and (ii) otherwise, to be held as additional collateral for the 80 on the Commons Loan during the continuance of the Trigger Period.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default; (ii) the commencement of a Low Debt Yield Period (as defined below); or (iii) the commencement of a Lease Sweep Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, upon the Low Debt Yield Period ending as set forth in the definition of such term or (c) with respect to clause (iii) above, upon the Lease Sweep Period ending as set forth in the definition of such term.

A “Low Debt Yield Period” will commence upon (i) the debt yield being less than 8.75% at the end of a calendar quarter, and will end if the debt yield is equal to or greater than 8.75% at the end of a calendar quarter. In the event of a Low Debt Yield Period, the borrower may cure a Low Debt Yield period by delivering to the lender a letter of credit or depositing funds as additional collateral for the 80 on the Commons Loan, in each case in an amount, which if applied to prepay the 80 on the Commons Loan would cure the Low Debt Yield Period.

A “Lease Sweep Period” will commence (but only if a Low Debt Yield Trigger period would commence if rents from the Sweep Lease were not included in the calculation of the debt yield), (a) upon the earlier of (i) 15 months prior to the expiration of the Sweep Lease or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the 80 on the Commons Property (i.e., “goes dark”) at a majority of its space at the 80 on the Commons Property, or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to “go dark”; (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

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80 on the Commons

A Lease Sweep Period commenced under clauses (a) through (c) above will end once the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the 80 on the Commons Loan documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the case of a cure by entering into new qualified leases, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any operating shortfalls relating to the delay in the commencement of full rent payments). A Lease Sweep Period commenced under clause (d) above will end once the default has been cured and no other default by Sweep Tenant has occurred and is continuing. A Lease Sweep Period commenced under clause (e) above will end once the bankruptcy proceeding has terminated and the Sweep Lease has been affirmed and assumed by the Lease Sweep Tenant in a manner reasonably satisfactory to the lender or, the Sweep Lease has been affirmed and assumed by the Sweep Tenant, and assigned to a third party in a manner reasonably satisfactory to the lender, in each case, pursuant to a court-approved plan of reorganization. In addition, any Lease Sweep Period will end once the Lease Sweep Reserve contains the sum of $40 per square foot with respect to any vacant portion of the Sweep Lease space, plus, for portions of the Sweep Lease space that have been re-tenanted pursuant to qualified leases, sufficient funds to cover all anticipated tenant improvements and leasing commissions with respect to such qualified leases.

A “Sweep Lease” means the Root Insurance lease and any replacement lease covering a majority of the space currently demised under such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Tax Abatement. The 80 on the Commons Property benefits from a 15 year tax abatement which commenced in the 2018 (payable 2019) tax year and includes an abatement on 100% of the value of the site improvements, but does not abate taxes on the land value. According to the appraisal, the estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the office portion of the 80 on the Commons Property are $1,005,687 compared to taxes, after such abatement, of $51,600. The estimated taxes, without such abatement, for the 2018 (payable 2019) tax year on the multifamily portion of the 80 on the Commons Property are $800,239, compared to taxes, after such abatement, of $36,756. See “Description of the Mortgage Pool–Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Permitted Condominium Conversion. The borrower has the right to convert the 80 on the Commons Property into a condominium comprised of one office condominium unit and one multifamily condominium unit, subject to certain conditions, including lender approval of the condominium documents, rating agency confirmation and a REMIC opinion. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Partial Release. None.

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Osborn Triangle

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Osborn Triangle

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Osborn Triangle

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Annex A-3	Benchmark 2019-B14

Osborn Triangle

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
		Title:	Leasehold
		Property Type - Subtype:	Mixed Use – Office/Laboratory
Original Principal Balance(1):	$40,000,000	Net Rentable Area (SF):	676,947
Cut-off Date Principal Balance(1):	$40,000,000	Location:	Cambridge, MA
% of Pool by IPB:	3.0%	Year Built / Renovated:	Various / Various
Loan Purpose:	Acquisition	Occupancy:	100.0%
Borrowers(2):	Various	Occupancy Date:	Various
Sponsor(3):	NAP	Number of Tenants:	7
Interest Rate:	3.79700%	2016 NOI(4):	N/A
Note Date:	5/16/2019	2017 NOI:	$42,036,811
Maturity Date:	6/1/2029	2018 NOI:	$43,904,648
Interest-only Period:	120 months	TTM NOI (as of 3/2019)(5):	$45,007,805
Original Term:	120 months	UW Economic Occupancy:	98.9%
Original Amortization:	None	UW Revenues:	$70,789,429
Amortization Type:	Interest Only	UW Expenses:	$17,055,013
Call Protection:	L(25),Grtr1%orYM(88),O(7)	UW NOI(5):	$53,734,416
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$51,673,090
Additional Debt(1):	Yes	Appraised Value / Per SF:	$1,158,000,000 / $1,711
Additional Debt Balance(1):	$390,000,000 / $145,000,000	Appraisal Date:	4/11/2019
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$635	$849
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$635	$849
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	37.1%	49.7%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	37.1%	49.7%
				UW NCF DSCR:	3.12x	2.33x
				UW NOI Debt Yield:	12.5%	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$430,000,000	37.2%	Purchase Price	$1,148,275,000	99.3%
Subordinate Debt	145,000,000	12.5%	Closing Costs	8,667,656	0.7
Sponsor Equity	581,942,656	50.3%
Total Sources	$1,156,942,656	100.0%	Total Uses	$1,156,942,656	100.0%

(1)	The Osborn Triangle Loan consists of the non-controlling Note A-4, which is part of the Osborn Triangle Whole Loan evidenced by six senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $575.0 million. For additional information, see “The Loan” below.

(2)	The borrowers for the Osborn Triangle Whole Loan are 610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC.

(3)	The Osborn Triangle Whole Loan has no separate carveout guarantor, and the borrower is the only indemnitor under the related environmental indemnity agreement.

(4)	2016 NOI is not available because one of the properties, 610 Main Street North, was built in 2016.

(5)	The increase in Underwritten NOI from TTM NOI is primarily attributable to (i) contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for investment grade tenants Pfizer and Novartis (as defined below). The average contractual rent per square foot over the lease term is $70.96 per square foot for the Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Annex A-3	Benchmark 2019-B14

Osborn Triangle

The Loan. The Osborn Triangle mortgage loan (the “Osborn Triangle Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $575.0 million (the “Osborn Triangle Whole Loan”), secured by the borrowers’ leasehold interest in four condominium units that together comprise Class A office/laboratory properties and a parking garage located in Cambridge, Massachusetts (the “Osborn Triangle Property”). The Osborn Triangle Whole Loan is comprised of (i) a senior loan, comprised of six pari passu notes with an aggregate principal balance as of the Cut-off Date of $430.0 million (the “Osborn Triangle Senior Notes”), one of which (Note A-4 with an outstanding principal balance as of the Cut-off Date of $40.0 million) is being contributed to the Benchmark 2019-B14 Trust and constitutes the Osborn Triangle Loan, and the remainder of which have been, or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of one note, with an original principal balance as of the Cut-off Date of $145.0 million (collectively, the “Osborn Triangle Subordinate Companion Loan”) that was contributed to a prior securitization trust, each as described below. The relationship between the holders of the Osborn Triangle Senior Notes and Osborn Triangle Subordinate Companion Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus. The Osborn Triangle Whole Loan was originated by JPMCB. The Osborn Triangle Whole Loan has a 10-year term and will be interest-only for the term of the loan. The financing of the Osborn Triangle Property has been securitized in the JPMCC 2019-OSB, Benchmark 2019-B12 and Benchmark 2019-B13 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$250,000,000	$250,000,000	JPMCC 2019-OSB	Yes
Note A-2	50,000,000	50,000,000	Benchmark 2019-B12	No
Note A-3	50,000,000	50,000,000	Benchmark 2019-B13	No
Note A-4	40,000,000	40,000,000	Benchmark 2019-B14	No
Note A-5-1	20,000,000	20,000,000	JPMCB	No
Note A-6-1	20,000,000	20,000,000	Cantor Commercial Real Estate	No
Senior Notes	$430,000,000	$430,000,000
Note B-1	145,000,000	145,000,000	JPMCC 2019-OSB	No
Whole Loan	$575,000,000	$575,000,000

The Borrowers. The borrowers are 610 Main Street North Leasehold LLC, 610 Main Street South Leasehold LLC, 700 Main Street Leasehold LLC and 610-700 Main Garage Leasehold LLC, each a single purpose Massachusetts limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity having two independent directors in its organizational structure. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Osborn Triangle Whole Loan.

The Property. The Osborn Triangle Property consists of three Class A office/laboratory buildings totaling 676,947 square feet and a 650-space parking garage located directly adjacent to the Massachusetts Institute of Technology (“MIT”) campus in Cambridge, Massachusetts. The Osborn Triangle Property consists of 610 Main Street North, 1 Portland Street, 700 Main Street and a subterranean 650-space parking garage situated on approximately 4.8 acres of land. The three properties are set around Watson Court, a central green space with outdoor seating. The Osborn Triangle Property was designed by Boston-based Elkus Manfredi Architects, Lab Architect Group and Tsai Kobus and completed by MIT Investment Management Company. 610 Main Street North is LEED Gold certified and designed with electric vehicle charging stations, a reflective roof as well as water efficient fixtures and irrigation. 1 Portland Street has efficient layouts for a variety of office and laboratory requirements. 700 Main Street was converted from an industrial building into a life science facility in 2002, further expanded in 2012.

The Osborn Triangle Property is currently 100.0% leased to seven tenants consisting of three office tenants and four retail tenants. The three office tenants at the Osborn Triangle Property consist of Pfizer, Novartis Institutes for Biomedical Research, Inc. (“Novartis”) and Lab Central Inc. (“Lab Central”). Retail tenants include Sulmona Restaurant Group, Café Luna, Boston Burger and Revela which occupy approximately 1.3% of net rentable area and 0.6% of underwritten base rent.

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Osborn Triangle

The largest tenant, Pfizer, (499,386 square feet; 73.8% of net rentable area; 77.9% of underwritten base rent), (NYSE: PFE) (rated A1/AA/A+ by Fitch and S&P), is one of the world’s largest biopharmaceutical companies, with a global portfolio that encompasses medicines, vaccines and healthcare products. Headquartered in New York City with approximately 92,400 employees worldwide, Pfizer’s products are sold in over 125 countries. As of 2018, Pfizer reported revenues of approximately $53.6 billion. Pfizer’s location at 610 Main Street North and 1 Portland Street employs approximately 1,000 people and focuses on pharmaceutical and biologics research, drug metabolism, biotechnology and therapeutic areas including inflammation, immunology, rare diseases and internal medicine. In addition to Pfizer’s location at the Osborn Triangle Property, Massachusetts is home to Pfizer’s research and manufacturing site in Andover and serves as the global headquarters for Pfizer’s Center for Therapeutic Innovation. Pfizer has occupied the Osborn Triangle Property since December 2013. Pfizer leases 229,330 square feet of space at 1 Portland Street which expires in January 2024 and 270,056 square feet of space at 610 Main Street North which expires in December 2031, both with two, five-year renewal options and no termination options. Pfizer subleases a portion of its space totaling 163,644 square feet to CRISPR Therapeutics, Lab Central, Casebia Therapeutics and KSQ Therapeutics.

The second largest tenant, Novartis (99,883 square feet; 14.8% of net rentable area; 14.1% of underwritten base rent) (NYSE: NVS) (rated A1/AA-/AA- by Moody’s, Fitch and S&P), is a multinational medicine company. Headquartered in Basel Switzerland, Novartis has approximately 125,000 employees worldwide. As of 2018, Novartis reported sales of $51.9 billion. Novartis’ location at 700 Main Street is home to Novartis Institutes for BioMedical Research (“NIBR”), the innovation arm of Novartis which focuses on developing new drugs. NIBR employs approximately 6,000 people in six research campuses across the globe. In addition to Novartis’ 700 Main Street location, Novartis has complementary Cambridge locations along Massachusetts Avenue, Windsor Street and within Technology Square. Novartis has occupied office and laboratory space at the Osborn Triangle Property since March 2014. Novartis occupies space at 700 Main Street through July 2024 with two, five-year renewal options and no termination options.

The third largest tenant, Lab Central (68,996 square feet; 10.2% of net rentable area; 7.4% of underwritten base rent), is a shared laboratory space designed as a launchpad for potential life-sciences and biotech startups. Founded in 2013, Lab Central was primarily funded by two grants from the Massachusetts Life Sciences Center and MIT. 700 Main Street serves as Lab Central’s headquarters and primary incubator space. Along with 610 Main Street North, Lab Central’s two-building campus offers fully permitted laboratory and office space with a capacity to serve 450 scientists and entrepreneurs in about 70 companies. Lab Central has been a tenant at the Osborn Triangle Property since April 2013. Lab Tenant occupies office and laboratory space at 700 Main Street through March 2027 with two five-year renewal options and no termination options. Lab Central subleases additional space from Pfizer at 610 Main Street North.

The Osborn Triangle Property is located in Cambridge, Massachusetts, within the Boston office market (specifically the East Cambridge/Kendall Square office submarket). Situated on approximately 4.8 acres of land directly adjacent to MIT, the Osborn Triangle Property is located in the East Cambridge neighborhood in a dynamic biotech cluster, which is bound by Main Street, Albany Street and Massachusetts Avenue. Osborn Triangle Property’s location allows it to capitalize on its proximity to major institutional and research entities in Cambridge, affording its tenants immediate access to parking and public transportation, as well as the city’s entertainment, hospitality and residential districts. The neighborhood is anchored by the Kendall/MIT MBTA Red Line subway station and the approximately 166-acre MIT campus. MIT’s iconic Great Dome is less than 400 yards from the center of the Osborn Triangle Property. The Osborn Triangle Property is surrounded by a cluster of global life science/technology companies and fast-growing start-ups anchored by Akamai, Amazon, Apple, Biogen, Boeing, Broad Institute, Cambridge Innovation Center, Draper, Google, Koch Institute and Microsoft. Logan International Airport is located approximately 4.3 miles northeast of the Osborn Triangle Property and offers 40 airlines that fly non-stop to more than 100 domestic and international destinations. Furthermore, the Massachusetts Port Authority recently announced $1.0 billion worth of investments to further expand the airport’s international terminal, reconfigure other terminals and redesign its roadways.

East Cambridge/Kendall Square comprises nearly 21.0 million square feet of world-class office and laboratory space complemented by a dense cluster of apartments, shopping destinations and dining amenities in addition to 2.5 acres of landscaped open space. Notable developments in the immediate area include the Cambridge Side Galleria mall, Canal Park, Riverview Office Park, Royal Sonesta Hotel and several high-rise residential condominium buildings. According to a third party research report, as of the fourth quarter of 2018, the East Cambridge submarket had approximately 7.4 million square feet of laboratory space with approximately 1.4 million square feet under construction. The average East Cambridge submarket vacancy in 2018 was approximately 0.2%. East Cambridge Class B NNN laboratory space had an average asking rents of $78.00 per square foot, while Class A NNN laboratory space commanded nearly an $11 premium at $88.80 per square foot. Recent leasing in the Cambridge office/laboratory submarket in the first quarter of 2019 includes more than 620,000 square feet to tenants including Infinity Pharmaceuticals, Boston Microfluidics, BetterLesson, Syros Pharmaceuticals, Invaio Sciences, Ultragenyx Pharmaceutical, HiFiBiO Therapeutics and Casma Therapeutics.

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Osborn Triangle

In 2018, the Greater Boston area had approximately 20.3 million square feet of laboratory space with an average vacancy rate of 4.9%. The laboratory submarkets across Greater Boston combined for 1.5 million square feet of net absorption in 2018. 62 public companies with a combined market value of approximately $170.0 billion, the majority of them biotechnology firms are headquartered in Cambridge. Global pharmaceutical companies, including Takeda Pharmaceutical Co., Sanofi SA and Novartis AG, also have extensive research operations in the city. In the fourth quarter of 2018, tenants absorbed 468,000 square feet of biotechnology-focused laboratory real estate in Greater Boston, with much of that growth occurring in the last of the Alexandria Center at Kendall Square buildings to be delivered. Bristol-Myers Squibb took occupancy of 208,000 square feet, while Facebook moved into 133,000 square feet and furthered a trend of traditional office users paying significant premiums for Kendall Square space, even though that space was originally developed for lab use.

As of the first quarter of 2019, the Cambridge – East office submarket contained approximately 9.4 million square feet of office space, had a direct vacancy rate of 1.4% and average asking NNN rents of $94.52 per square foot (compared to underwritten gross rent of $77.32 per square foot at the Osborn Triangle Property) according to a third party research report. As of the same time period, according to the appraisal, the Cambridge – East laboratory submarket contained approximately 12.3 million square feet of laboratory space, had a direct vacancy rate of 0.9% and average asking NNN rents of $94.75 per square foot (compared to underwritten gross rent of $77.32 per square foot at the Osborn Triangle Property) according to a third party research report. The appraisal surveyed a competitive set of rent comparables from six other class A/B office/laboratory buildings in the Kendall Square. Base rent across the approximately 670,007 square feet of leases ranges from $76.00 to $95.00 per square foot (reflected in the chart below). The appraisal concluded office/laboratory market rent of $87.50 per square foot and retail space market rent of $45.00 per square foot. Based on the appraiser’s analysis and concluded market rent, the Osborn Triangle Property’s in-place rent is approximately 24.3% and 17.4% below market with respect to office/laboratory and retail space, respectively.

According to the appraisal, the Osborn Triangle Property is located within the Boston metropolitan statistical area (the “Boston MSA”). As of year-end 2018, the Boston MSA had an unemployment rate of approximately 3.3%, a median household income of approximately $85,800 and a population of approximately 2.0 million.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	99.6%	99.9%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the May 1, 2019 rent roll.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent(3)	% of Total Base Rent(3)	Lease Expiration Date
Pfizer(4)(5)	Lab/Office	A1 / A+ / AA	499,386	73.8%	$81.64	77.9%	Various(6)
Novartis	Lab/Office	A1 / AA- / AA-	99,883	14.8%	$73.91	14.1%	7/31/2024
Lab Central	Lab/Office	NR / NR / NR	68,996	10.2%	$55.85	7.4%	3/31/2027
Sulmona Restaurant Group	Retail	NR / NR / NR	3,355	0.5%	$37.63	0.2%	2/28/2027
Café Luna	Retail	NR / NR / NR	2,328	0.3%	$37.13	0.2%	3/31/2027
Boston Burger	Retail	NR / NR / NR	1,984	0.3%	$36.05	0.1%	9/30/2027
Revela	Retail	NR / NR / NR	1,015	0.1%	$47.15	0.1%	7/31/2027
Total / Wtd. Avg			676,947	100.0%	$77.32	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent is inclusive of (i) the contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square foot for the 2024 Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration. For the remaining tenants, the Base Rent per square foot and % of Total Base Rent includes rent steps through May 1, 2020.

(4)	Pfizer leases 499,386 square feet of which (i) 139,212 square feet of space leased at 610 Main Street and 229,330 square feet leased at 1 Portland Street has 2.75% annual lease rent escalations and (ii) 130,844 square feet of space leased at 610 Main Street North has 3.0% annual lease escalations.

(5)	Pfizer subleases a portion of its space totaling 163,644 square feet to CRISPR Therapeutics, Lab Central (as defined below), Casebia Therapeutics and KSQ Therapeutics. Casebia Therapeutics sub-subleases 5,184 square feet of its space to Bayer’s Life Hub Boston through March 31, 2024 at $77.26 per square feet plus 3.0% annual increases commencing April 1, 2019. Bayer reimburses expenses at a rate of $4.40 per square feet.

(6)	Pfizer leases 499,386 square feet, of which (i) 229,330 square feet of space at 1 Portland Street is set to expire January 31, 2024 and (ii) 270,056 square feet of space at 610 Main Street which is set to expire December 31, 2031.

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Annex A-3	Benchmark 2019-B14

Osborn Triangle

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	2	329,213	48.6%	25,600,102	48.9%	329,213	48.6%	$25,600,102	48.9%
2025	0	0	0.0%	0	0.0%	329,213	48.6%	$25,600,102	48.9%
2026	0	0	0.0%	0	0.0%	329,213	48.6%	$25,600,102	48.9%
2027	6	77,678	11.5%	4,185,425	8.0%	406,891	60.1%	$29,785,527	56.9%
2028	0	0	0.0%	0	0.0%	406,891	60.1%	$29,785,527	56.9%
2029	0	0	0.0%	0	0.0%	406,891	60.1%	$29,785,527	56.9%
2030 & Thereafter	3	270,056	39.9%	22,554,072	43.1%	676,947	100.0%	$52,339,600	100.0%
Total / Wtd. Avg.	11	676,947	100.0%	$52,339,60	100.0%
(1)	Based on the underwritten rent roll dated as of May 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$40,270,949	$42,583,273	$43,432,253	$44,714,419	$66.05	62.9%
IG Rent Steps and Market Adjustment(4)	0	0	0	7,625,181	11.26	10.7%
Vacant Income	0	0	0	0	0.00	0.0%
Reimbursements	13,282,194	14,252,881	14,607,789	16,481,111	24.35	23.2%
Parking Income	1,920,448	2,339,140	2,363,122	2,255,641	3.33	3.2%
Gross Potential Income	$55,473,591	$59,175,294	$60,403,164	$71,076,352	$105.00	100.0%
Total Other Income(5)	413,828	451,151	464,927	529,887	0.78	0.7%
(Vacancy/Credit Loss)(6)	0	0	0	(816,810)	(1.21)	(1.1)%
Effective Gross Income	$55,887,418	$59,626,445	$60,868,091	$70,789,429	$104.57	99.6%
Total Expenses	13,850,608	15,721,797	15,860,286	17,055,013	25.19	24.1%
Net Operating Income(7)	$42,036,811	$43,904,648	$45,007,805	$53,734,416	$79.38	75.9%
TI/LC	0	0	0	1,878,551	2.78	2.7%
Capital Expenditures	0	0	0	182,776	0.27	0.3%
Net Cash Flow	$42,036,811	$43,904,648	$45,007,805	$51,673,090	$76.33	73.0%
(1)	2016 NOI is not available because one of the properties, 610 Main Street North, was built in 2016.

(2)	TTM reflects the trailing 12 month period ending March 31, 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	IG Rent Steps and Market Adjustment is inclusive of (i) the contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square feet for the 2024 Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration. For the remaining tenants, the Base Rent per square foot and % of Total Base Rent includes rent steps through May 1, 2020.

(5)	Total Other Income consists of storage income, percentage rent (retail tenancy), sublease income and TI rent.

(6)	Vacancy is underwritten to the blended economic vacancy of 1.1%. The blended vacancy reflects the appraiser’s assumption of 2.0% market vacancy for 1 Portland Street and 700 Main Street, as well as the appraiser’s 0.0% vacancy assumption for 610 Main Street North because of its long term lease with credit tenant, Pfizer, which has a December 2031 expiration and is 2.5 years beyond the loan term. Other third party data sources show a submarket vacancy between 0.5% and 1.0% for buildings completed after 2009. The Osborn Triangle Property was completed or gut renovated between 2012 and 2016.

(7)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) contractual rent steps through May 2020 and (ii) the present value of rent steps and a mark to market at the end of the lease term for investment grade tenants Pfizer and Novartis. The average contractual rent per square foot over the lease term is $70.96 per square foot for the Pfizer lease expiration, $86.61 per square foot for the 2031 Pfizer lease expiration and $59.46 per square foot for the 2024 Novartis lease expiration.

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Annex A-3	Benchmark 2019-B14

Osborn Triangle

Property Management. The Osborn Triangle Property is managed by Bulfinch Property Management, LLC, a Massachusetts limited liability company and an affiliate of the borrowers. The lender has the right to require the borrowers to terminate the management agreement and replace the manager in accordance with the Osborn Triangle Whole Loan documents if (i) an event of default occurs and remains uncured under the Osborn Triangle Whole Loan, (ii) the manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding or (iii) there is an event of default of the manager under the management agreement beyond all applicable cure periods. The borrowers are permitted to terminate the existing management agreement and replace manager with a pre-approved manager, subject to delivery of a management agreement and collateral assignment of management each in the forms pre-approved by the lender and attached as exhibits to the mortgage loan agreement.

Escrows and Reserves. At loan origination, the borrowers were not required to deposit any upfront reserves.

Tax Reserve. On a monthly basis, the borrowers are required to deposit into a real estate tax reserve, the amount equal to 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

Insurance Reserve. On a monthly basis, the borrowers are required to deposit into an insurance reserve, the amount equal to 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

TI/LC Reserve. On a monthly basis during the continuance of a Tenant Trigger Event (as defined below), the borrowers are required to deposit into a TI/LC reserve, an amount equal to $3.625 per square foot each month for outstanding tenant improvement and leasing commission obligations/

A “Tenant Trigger Event” means if either Pfizer or Novartis (i) fails to renew its lease 12 months prior to its lease expiration date or renewal period or (ii) if either tenant vacates, abandons or “goes dark” for a period of 90 consecutive days, excluding commercially reasonable periods of time in connection with a restoration at the Osborn Triangle Property.

Lockbox / Cash Management. The Osborn Triangle Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept daily into a lender-controlled account, from which account such funds will be disbursed on each payment date in accordance with the loan documents and any excess will be retained by the lender as additional collateral for the Osborn Triangle Whole Loan

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event or (iv) a Tenant Trigger.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above if the borrowers have replaced the manager with a qualified manager under a replacement management agreement within 60 days in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Trigger (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (as defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger, upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the Osborn Triangle Whole Loan (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.25x.

“DSCR Cure Event” means the debt service coverage ratio on the Osborn Triangle Whole Loan (as calculated in the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.25x for two consecutive quarters.

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Annex A-3	Benchmark 2019-B14

Osborn Triangle

Additional Debt. The Osborn Triangle Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $145.0 million, accrues interest at a fixed rate of 3.79700% per annum. The Osborn Triangle Subordinate Companion Loan has a 120-month term and is interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Osborn Triangle Whole Loan” in the Preliminary Prospectus.

The Osborn Triangle Whole Loan documents permit the upper tier beneficial owners of the borrowers to pledge up to 75.0% of the direct or indirect equity interests in HSRE-Osborn Core Holding, LLC as part of a corporate financing, subject to satisfaction of certain terms and conditions in the Osborn Triangle Whole Loan documents including, without limitation: (i) the pledge is to an institutional investor meeting the requirements of the Osborn Triangle Whole Loan documents; (ii) at least 75.0% of the permitted pledge is secured by assets other than the Osborn Triangle Property or the direct or indirect interests in the Osborn Triangle Property; and (iii) the pledge will not result in a change in control of the borrowers.

Condominium. The Osborn Triangle Property is subject to a condominium declaration, which divides the underlying property into four units, the 610 Main Street North unit, the 610 Main Street South unit (a/k/a/ 1 Portland Street), the 700 Main Street unit and the parking garage unit. The fee interests in the condominium units are owned by an affiliate of MIT, which is also the declarant under the condominium declaration. The fee owner of the units master leases each unit to the individual borrower, and the Osborn Triangle Whole Loan is secured by such leasehold interests. Pursuant to each master lease, the fee owner of the units has delegated the rights to exercise its rights and privileges in its capacity as the fee owner of the units under the condominium declaration to each borrower, and the individual borrowers control 100% of the condominium interests. The term of each of the master lease expires on May 15, 2084. The base rent under each ground lease was prepaid in full prior to the origination of the Osborn Triangle Whole Loan. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

Partial Release. At any time after July 1, 2021, the borrowers may obtain the release of either the 1 Portland Street and/or the 700 Main Street property provided that, among other conditions, (i) the borrowers pay the release price equal to 110% of the allocated loan amount for such property, plus a yield maintenance premium (if applicable), (ii) the debt service coverage ratio (as calculated in the Osborn Triangle Whole Loan documents) for the properties then remaining subject to the lien of the Osborn Triangle Whole Loan documents based on the trailing 12 month period is equal to or greater than the greater of (a) 2.03x and (b) the debt service coverage ratio for all of the Osborn Triangle Property (including the property subject to the release) based on the trailing 12 month period, (iii) the remaining properties (after the release) will not be in violation of the condominium documents, the master lease documents, any leases or the then applicable laws, and the borrower continues to control the board of trustees of the condominium association and (iv) the borrower may not lease any space at the released property to an existing tenant unless either (a) the borrower has re-leased the space in the Osborn Triangle Property to a new tenant with an effective rent per square foot in an amount equal to or greater than the tenant that was relocated or (b) the lender consents to such relocation (which consent may not be unreasonably withheld, conditioned or delayed). The Osborn Triangle Whole Loan documents provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after the release, no release will be permitted unless the principal balance of the Osborn Triangle Whole Loan is prepaid by an amount set forth in the Osborn Triangle Whole Loan documents or the borrower delivers a REMIC opinion. The borrower is not permitted to release the 610 Main Street North or parking garage properties.

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Annex A-3	Benchmark 2019-B14

Tysons Tower

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Tysons Tower

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Annex A-3	Benchmark 2019-B14

Tysons Tower

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Annex A-3	Benchmark 2019-B14

Tysons Tower

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	528,730
Loan Purpose:	Recapitalization	Location:	McLean, VA
Borrower:	Tysons Corner Office I LLC	Year Built / Renovated:	2014 / N/A
Loan Sponsor(3):	NAP	Occupancy:	100.0%
Interest Rate:	3.33000%	Occupancy Date:	8/30/2019
Note Date:	9/12/2019	Number of Tenants:	20
Maturity Date:	10/11/2029	2016 NOI(5):	$12,562,865
Interest-only Period:	120 months	2017 NOI(5):	$17,880,418
Original Term:	120 months	2018 NOI(5):	$20,965,668
Original Amortization:	None	TTM NOI (as of 6/2019)(5):	$21,702,519
Amortization Type:	Interest Only	UW Economic Occupancy:	90.0%
Call Protection(4):	L(25),Grtr1%orYM(90),O(5)	UW Revenues:	$31,434,407
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$10,604,603
Additional Debt(2):	Yes	UW NOI:	$20,829,804
Additional Debt Balance(2):	$150,000,000	UW NCF:	$19,666,598
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$365,000,000 / $690
		Appraisal Date:	8/12/2019

Escrows and Reserves(6)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$359
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$359
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.1%
Replacement Reserves:	$0	Springing	$1,000,000	Maturity Date LTV:	52.1%
TI/LC:	$0	Springing	$1,321,825	UW NCF DSCR:	3.07x
				UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$190,000,000	100.0%	Return of Equity(7)	$188,546,123	99.2%
			Closing Costs	1,453,877	0.8%
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

(1)	The Tysons Tower Whole Loan (as defined below) was co-originated by JPMorgan Chase Bank, N.A. (“JPMCB”) and Wells Fargo Bank, National Association (“WFB”) on September 12, 2019.

(2)	The Tysons Tower Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate original principal balance as of the Cut-off Date of $190.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $190.0 million Tysons Tower Whole Loan (as defined below).

(3)	The Tysons Tower Whole Loan has no separate carveout guarantor, and the borrower is the only indemnitor under the related environmental indemnity agreement.

(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of November 11, 2019. Prepayment of the Tysons Tower Whole Loan is permitted upon payment of the yield maintenance premium at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Tysons Tower Whole Loan to be securitized and (b) November 11, 2022. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(5)	The increase from 2016 NOI through TTM NOI is primarily attributable to (i) new leasing including 54,623 square feet of leases executed in 2017 accounting for approximately 10.8% of underwritten base rent and (ii) contractual rent steps.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The Tysons Tower property was previously unencumbered. The loan sponsors constructed the Tysons Tower property in 2014 at a total cost of approximately $218.2 million ($413 per square foot).

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Annex A-3	Benchmark 2019-B14

Tysons Tower

The Loan. The Tysons Tower loan is part of a whole loan evidenced by seven pari passu promissory notes, each as described below, with an aggregate original principal balance as of the Cut-off Date of $190.0 million (the “Tysons Tower Whole Loan”), secured by the borrower’s fee simple interest in a 528,730 square foot, Class A, suburban office building located in McLean, Virginia. The non-controlling note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $40.0 million, will be included in the Benchmark 2019-B14 Trust. The controlling Note A-1 has been included in the BANK 2019-BNK21 securitization. The remaining notes, which are currently held by WFB and JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the Tysons Tower Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Tysons Tower Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	BANK 2019-BNK21	Yes
Note A-2	25,000,000	25,000,000	WFB	No
Note A-3	20,000,000	20,000,000	WFB	No
Note A-4	40,000,000	40,000,000	Benchmark 2019-B14	No
Note A-5	10,000,000	10,000,000	JPMCB	No
Note A-6	15,000,000	15,000,000	JPMCB	No
Note A-7	30,000,000	30,000,000	JPMCB	No
Whole Loan	$190,000,000	$190,000,000

The Borrower. The borrower is Tysons Corner Office I LLC, a Delaware limited liability company and single purpose entity with two independent directors.

The borrower sponsors are The Macerich Partnership, L.P. (“MPLP”) and Alaska Permanent Fund Corporation (“APFC”), each of which has a 50.0% indirect joint venture ownership interest in the Tysons Tower Borrower.

There is no non-recourse carveout guarantor. MPLP is an affiliate of The Macerich Company (“Macerich”) (NYSE: MAC) which maintained an equity market capitalization of approximately $4.7 billion as of June 30, 2019. Macerich is a self-administered and self-managed real estate investment trust involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers located throughout the United States. Macerich specializes in retail properties in many of the country’s most densely populated markets, with a significant presence on the west coast, Arizona, Chicago and in the corridor from the greater New York metropolitan area to Washington, D.C. As of June 30, 2019, Macerich had ownership interest in commercial real estate assets totaling approximately 51 million square feet consisting primarily of 47 regional shopping centers, including the Tysons Corner Center super-regional mall located adjacent to the Tysons Tower property.

APFC is a sovereign wealth fund created in 1980 by the Alaska Legislature and is the largest state-level fund of its kind in the United States. APFC’s investment strategy employs a combination of internally managed direct investments alongside externally managed fund investments. Major asset classes include public equities, fixed-income, private equity, real estate, infrastructure, and absolute return strategies. As of June 30, 2019, APFC’s real estate portfolio included partial or complete ownership in 54 properties valued at approximately $4.1 billion. As of June 30, 2019, APFC had a total fund value of approximately $66.3 billion.

The Property. The Tysons Tower property is a 20-story, 528,730 square foot, Class A, LEED Gold certified suburban office building located in McLean, Virginia, approximately 11.4 miles west of Washington, D.C. The borrower sponsors constructed the Tysons Tower property in 2014 at a total cost of approximately $218.2 million ($413 per square foot). Amenities at the Tysons Tower property include a fitness center with locker rooms, a full service restaurant, covered bike storage, a rooftop garden with panoramic views of Washington, D.C. and the Blue Ridge Mountains, and 1,204 surface and garage parking spaces, resulting in a parking ratio of 2.3 spaces per 1,000 square feet of net rentable area. As of August 30, 2019, the Tysons Tower property was 100.0% occupied by 20 tenants including 17 office tenants, one restaurant retail tenant, one bank retail tenant and one management office.

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Annex A-3	Benchmark 2019-B14

Tysons Tower

The Tysons Tower property is part of a three-building complex known as the “Tysons Corner Campus”, which also includes the 28-story Vita Apartments and the 300-room Hyatt Regency Tysons Corner hotel (each owned by affiliates of Macerich, but not part of the collateral for the Tysons Tower Whole Loan). The Tysons Corner Campus is connected via an elevated, 1.5-acre pedestrian plaza that features games, a children’s play area, outdoor common areas, as well as space to host concerts and events. The Tysons Corner Campus is also connected via an elevated walkway to the Macerich-owned, approximately 2.0 million square foot Tysons Corner Center super-regional mall, which is located across the street from the Tysons Tower property. With more than 300 shops, dining and entertainment options, Tysons Corner Center is one of the largest shopping centers in the United States. Major retailers at Tysons Corner Center include Nordstrom, Bloomingdale’s, Macy’s, Apple, Dyson, Uniqlo, American Girl, Louis Vuitton, Gucci, Michael Kors, Lacoste, and The Disney Store, among others.

The largest tenant, Intelsat Global Service Corporation (212,572 square feet; 40.2% of net rentable area; 41.5% of underwritten base rent) (“Intelsat”), is a provider of global satellite services serving billions of people worldwide. Intelsat executed its lease at the Tysons Tower property in July 2014 and was one of the first tenants to take occupancy in the building. Intelsat occupies floors 12 through 20 at the Tysons Tower property, which serves as the company’s administrative headquarters. Intelsat has a lease expiration of July 2029 with two renewal options with 18 months’ notice at the fair market rental rate at the maximum extension of 15 years (in the aggregate, at Intelsat’s discretion).

The second largest tenant, Deloitte, LLP (94,378 square feet; 17.8% of net rentable area; 17.2% of underwritten base rent) (“Deloitte”), provides clients with a broad range of audit and assurance, consulting, financial advisory, risk, and tax services. Deloitte executed its lease at the Tysons Tower property in August 2014 and was one of the first tenants to take occupancy in the building. Deloitte originally occupied floors seven through nine, and exercised an expansion right for a portion of the sixth floor in 2019. Deloitte has a lease expiration of August 2027 with the option to elect either (i) one, 10-year renewal option, or (ii) two, 5-year renewal options, each with 18 months’ notice at the fair market rental rate.

The third largest tenant, Splunk Inc (57,521 square feet; 10.9% of net rentable area; 11.9% of underwritten base rent) (“Splunk”) provides software solutions that enable organizations to gain real-time operational intelligence in the United States and internationally. Splunk serves cloud and online services, education, financial services, government, healthcare/pharmaceuticals, industrials/manufacturing, media/entertainment, retail/e-commerce, technology, and telecommunications industries. Splunk initially took occupancy in the eleventh floor in phases in November 2014 and May 2015, and expanded to occupy the tenth floor in December 2017. Splunk has a lease expiration of May 2022 with one, 5-year option to renew with 10 months’ notice at the fair market rental rate.

The Tysons Tower property is situated on the northwest corner of the intersection of Tysons One Place and Westpark Drive within the Tysons Corner submarket of McLean, Virginia. The Tysons Tower property is situated approximately two blocks southeast of the Tysons Corner Metrorail station, which operates on the Silver Metro rail line that travels east-west through Washington, D.C. The Tysons Corner Metrorail station was built as part of Phase I of the Dulles Corridor Metrorail project, an extension of the Metrorail system through Tysons Corner to Dulles International Airport and Loudoun County, which began operation in 2014. Additionally, the Tysons Tower property is located adjacent to the Capital Beltway (Interstate-495) and Route 123 interchange, approximately 15.0 miles east of the Dulles International Airport, and approximately 13.1 miles west of the Ronald Reagan Washington Airport.

Tysons Corner is the largest office submarket in Northern Virginia, consisting of approximately 29.0 million square feet of office space. Several Fortune 500 companies have headquarters within the Tysons Corner submarket, including Freddie Mac, Capital One Financial, SAIC, Hilton Worldwide and Gannett. Tysons Corner also features over 5.7 million square feet of retail space including the aforementioned Tysons Corner Center super-regional mall as well as Tysons Galleria, which features Saks Fifth Avenue and Neiman Marcus. Residential uses in Tysons Corner feature numerous garden-style, mid-rise and high-rise apartment and condominium projects. Additionally, during the last 20 years, a significant number of luxury townhouse and single-family detached communities have been developed on in-fill parcels within and surrounding Tysons Corner. According to a third party market research provider, the estimated 2019 population within a three- and five-mile radius of the Tysons Tower property was approximately 105,483 and 268,473, respectively; and the estimated 2019 average household income within the same radii was approximately $156,464 and $163,643, respectively.

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Annex A-3	Benchmark 2019-B14

Tysons Tower

According to a third-party market research report, the Tysons Tower property is situated within the Tysons Corner submarket of the Washington, D.C. office market. As of the second quarter of 2019, the Tysons Corner Class A submarket reported a total inventory of approximately 19.2 million square feet with a 13.3% vacancy rate and average asking rent of $40.76 per square foot, gross.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Tysons Tower property:

Summary of Appraisal’s Concluded Office Market Rent(1)
	Upper Office	Lower Office
	(Floors 10-20)	(Floors 2-10)	Restaurant	Bank
Market Rent (PSF)	$58.00	$56.00	$50.00	$65.00
Lease Term (Years)	10	8	10	10
Lease Type (Reimbursements)	Full Service(2)	Full Service(2)	Full Service(2)	NNN
Rent Increase Projection	2.75% per annum	2.75% per annum	3.00% per annum	3.00% per annum

(1)	The appraiser’s ‘Full Service’ designation assumes tenants reimburse the landlord for future increases over the base year.

The appraisal identified 12 comparable office leases with rents ranging from $47.00 to $63.00 per square foot with a weighted average rent of approximately $54.31 per square foot. The Tysons Tower property’s in-place weighted average office rent is approximately $53.22 and $56.96 per square foot for the lower and upper office levels, respectively, below the appraisal’s concluded market rents of $56.00 and $58.00 per square foot for the same spaces, respectively.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	96.1%	98.4%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the August 30, 2019 rent roll.

		Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Intelsat Global Service Corporation	NR / NR / CCC+	212,572	40.2%	$58.48	41.5%	7/31/2029
Deloitte, LLP	NR / NR / NR	94,378	17.8%	$54.51	17.2%	8/31/2027
Splunk Inc	NR / NR / NR	57,521	10.9%	$61.86	11.9%	5/31/2022
Morgan Franklin(4)	NR / NR / NR	28,553	5.4%	$55.73	5.3%	2/28/2027
Reed Smith LLP(5)	NR / NR / NR	28,553	5.4%	$52.34	5.0%	7/31/2029
GTT	B2 / B- / CCC+	19,076	3.6%	$52.96	3.4%	1/31/2022
Transwestern Commercial Services(6)	NR / NR / NR	13,155	2.5%	$54.97	2.4%	2/28/2024
IronNet CyberSecurity	NR / NR / NR	12,238	2.3%	$56.84	2.3%	11/30/2026
Slalom, LLC	NR / NR / NR	10,176	1.9%	$53.90	1.8%	7/31/2023
The Siegfried Group, LLP	NR / NR / NR	7,827	1.5%	$56.00	1.5%	6/30/2025
Total Major Office		484,049	91.5%	$57.09	92.2%
Other(7)		44,681	8.5%	$51.99	7.8%
Total Occupied		528,730	100.0%	$56.66	100.0%
Vacant		0	0.0%
Total		528,730	100.0%

(1)	Based on the underwritten rent roll dated August 30, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of rent steps through September 2020 totaling $751,235. The lender’s underwriting gives separate credit for straight-line rent averaging for Bank of NY Mellon, an investment grade tenant, over its remaining lease term totaling $18,013. Base Rent PSF shown in the Tenant Summary above is not inclusive of credit given for straight-line rent averaging for such investment grade tenant.

(4)	Morgan Franklin subleases approximately 3,990 square feet to BackOffice Associates, LLC at a base rental rate of $49.92 per square foot through January 30, 2020. Morgan Franklin has the one-time right to terminate its lease effective February 28, 2024, with 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(5)	Reed Smith LLP has the one-time right to terminate its lease effective August 1, 2027, with 15 months’ prior notice, subject to a termination fee equal to (i) three months of base rent and (ii) the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(6)	Transwestern Commercial Services subleases approximately 1,904 square feet to Technalink, Inc. at a base rental rate of $38.11 per square foot through July 31, 2021.

(7)	Other includes 1,821 square feet management office with no attributable underwritten base rent.

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Tysons Tower

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2019(3)	1	1,821	0.3%	$0	0.0%	1,821	0.3%	$0	0.0%
2020	0	0	0.0%	0	0.0%	1,821	0.3%	$0	0.0%
2021	0	0	0.0%	0	0.0%	1,821	0.3%	$0	0.0%
2022	6	79,811	15.1%	4,736,831	15.8%	81,632	15.4%	$4,736,831	15.8%
2023	2	10,176	1.9%	548,523	1.8%	91,808	17.4%	$5,285,354	17.6%
2024	3	19,880	3.8%	1,095,158	3.7%	111,688	21.1%	$6,380,512	21.3%
2025	6	28,966	5.5%	1,523,660	5.1%	140,654	26.6%	$7,904,172	26.4%
2026	3	18,377	3.5%	1,043,433	3.5%	159,031	30.1%	$8,947,605	29.9%
2027	7	128,574	24.3%	7,085,208	23.7%	287,605	54.4%	$16,032,813	53.5%
2028	0	0	0.0%	0	0.0%	287,605	54.4%	$16,032,813	53.5%
2029 and Thereafter	12	241,125	45.6%	13,925,227	46.5%	528,730	100.0%	$29,958,040	100.0%
Total	40	528,730	100.0%	$29,958,040	100.0%

(1)	Based on the underwritten rent roll dated August 30, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	MTM & 2019 includes 1,821 square feet management office with no attributable underwritten base rent.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$19,206,816	$25,076,626	$27,814,508	$28,183,964	$29,958,040	$56.66	87.0%
Percentage Rent	0	38,688	34,469	59,577	59,577	0.11	0.2%
Straight Line Rent	0	0	0	0	18,013	0.03	0.1%
Vacant Income	0	0	0	0	0	0.00	0.0%
Gross Potential Rent	$19,206,816	$25,115,314	$27,848,977	$28,243,541	$30,035,630	$56.81	87.2%
Total Reimbursements	208,561	367,411	896,729	1,296,894	1,732,303	3.28	5.0%
Total Other Income	2,229,538	2,410,211	2,602,519	2,662,278	2,662,278	5.04	7.7%
Net Rental Income	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$34,430,211	$65.12	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,995,804)	(5.67)	8.7%
Effective Gross Income	$21,644,915	$27,892,936	$31,348,225	$32,202,713	$31,434,407	$59.45	91.3%
Total Expenses	9,082,050	10,012,518	10,382,557	10,500,194	10,604,603	20.06	33.7%
Net Operating Income(4)	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$20,829,804	$39.40	66.3%
TI/LC	0	0	0	0	1,057,460	2.00	3.4%
Capital Expenditures	0	0	0	0	105,746	0.20	0.3%
Net Cash Flow	$12,562,865	$17,880,418	$20,965,668	$21,702,519	$19,666,598	$37.20	62.6%

(1)	TTM represents the trailing 12-month period ending June 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent is inclusive of rent steps through September 2020 totaling $751,235.

(4)	The increase from 2016 Net Operating Income through TTM Net Operating Income is primarily attributable to (i) new leasing including 54,623 square feet of leases executed in 2017 accounting for approximately 10.8% of underwritten base rent and (ii) contractual rent steps.

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Tysons Tower

Property Management. The Tysons Tower property is managed by Hines Interests Limited Partnership, a Delaware limited partnership.

Escrows and Reserves.

Tax Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into the tax reserve account.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of estimated insurance premiums. So long as the borrower provides the lender evidence of timely payment of insurance premiums and there is no event of default or Cash Trap Event Period continuing, the requirement for monthly deposits into the insurance reserve is waived.

Replacement Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrowers are required to deposit $50,000 into a replacement reserve, subject to a cap of $1,000,000.

TI/LC Reserve – On a monthly basis, upon the occurrence and continuance of a Cash Trap Event Period, the borrowers are required to deposit $110,152 into a TI/LC reserve, subject to a cap of $1,321,825.

Lockbox / Cash Management. The Tysons Tower Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The Tysons Tower Borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the Tysons Tower Borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to The Tysons Tower Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Tysons Tower Whole Loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default or (ii) the debt service coverage ratio, calculated on a hypothetical fully amortizing 30-year schedule, is less than 1.15x at the end of any Calculation Date (as defined below).

A Cash Trap Event Period may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default or (b) clause (ii) above, the debt service coverage ratio is at least 1.20x for two consecutive Calculation Dates.

A “Calculation Date” means the 45th day following the end of each calendar quarter during the Tyson Towers Whole Loan term.

Partial Release. None.

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Annex A-3	Benchmark 2019-B14

900 & 990 Stewart Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$39,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$39,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	461,820
Loan Purpose:	Acquisition	Location:	Garden City, NY
Borrower:	Stewart Avenue Holdings LLC	Year Built / Renovated:	1987, 1988 / 2014, 2018
Loan Sponsor:	Leibel Lederman	Occupancy(2):	88.6%
Interest Rate:	4.49000%	Occupancy Date:	6/11/2019
Note Date:	7/25/2019	Number of Tenants:	39
Maturity Date:	8/1/2024	2016 NOI:	$4,982,784
Interest-only Period:	60 months	2017 NOI:	$4,197,812
Original Term:	60 months	2018 NOI(3):	$4,477,840
Original Amortization:	None	UW Economic Occupancy:	89.0%
Amortization Type:	Interest Only	UW Revenues:	$14,329,713
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$6,653,537
Lockbox / Cash Management:	Hard / In Place	UW NOI(2)(3):	$7,676,175
Additional Debt(1):	Yes	UW NCF:	$7,447,208
Additional Debt Balance(1):	$45,000,000	Appraised Value / Per SF(4):	$121,400,000 / $263
Additional Debt Type(1):	Pari Passu	Appraisal Date(4):	5/2/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$182
Taxes:	$520,691	$173,564	N/A	Maturity Date Loan / SF:	$182
Insurance:	$46,815	$16,073	N/A	Cut-off Date LTV(4):	69.2%
Replacement Reserves:	$1,000,000	0	N/A	Maturity Date LTV(4):	69.2%
TI/LC:	$7,000,000	0	N/A	UW NCF DSCR:	1.95x
Other(5)(6)(7):	$2,774,228	Springing	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	68.4%	Purchase Price	$108,000,000	88.0%
Sponsor Equity	38,743,655	31.6%	Upfront Reserves	11,341,734	9.2
			Closing Costs	3,401,921	2.8
Total Sources	$122,743,655	100.0%	Total Uses	$122,743,655	100.0%
(1)	The 900 & 990 Stewart Avenue Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date Balance of the $84.0 million 900 & 990 Stewart Avenue Whole Loan (as defined below).

(2)	Occupancy and UW NOI are inclusive of Mutual of America Life Insurance (5,899 square feet), which executed its lease commencing October 1, 2019, but has not yet taken occupancy or begun paying rent.

(3)	The increase in UW NOI from 2018 NOI is primarily attributable to new leasing including (i) 109,719 square feet of new leases executed in 2018 representing 27.3% of underwritten base rent, (ii) 15,370 square feet of new leases executed in 2019 representing 4.0% of underwritten base rent, largely backfilling the approximately 252,343 square feet previously occupied by Chase who vacated in 2015 and 2016 and (iii) average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.

(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “As Complete” appraised value as of May 2, 2019 of $121.4 million. The “As Complete” appraised value assumes that (i) the borrower deposited $8.0 million into reserves for future tenant improvements, leasing commissions and capital expenditures and (ii) the PILOT (as defined below) program is extended beyond its current expiration date. The $8.0 million in tenant improvements, leasing commissions and capital expenditures was reserved at loan origination and based upon historic precedent, the PILOT program is expected to be extended. For additional information, see “IDA / PILOT” below. The “As Is” appraised value as of May 2, 2019 is $101.9 million, resulting in a Cut-off Date LTV and Maturity Date LTV of 82.4%.

(5)	Initial Other Escrows and Reserves are inclusive of (i) $1,595,038 into an outstanding TI/LC reserve in connection with five leases, (ii) $831,093 into a master lease reserve (the “Master Lease Reserve Fund”), (iii) $327,772 into a free rent reserve in connection with two leases and (iv) $20,325 into a ground rent reserve.

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900 & 990 Stewart Avenue

(6)	The lender is required to release from the Master Lease Reserve Fund and deposit into the cash management account (a) a monthly rent payment in an amount equal to (i) $35.00 per rentable square foot of each vacant space at the 900 & 990 Stewart Avenue Property (each, a “Vacant Space”) other than Suite 990 and (ii) $33.00 per rentable square foot for Suite 990, and (b) if the borrower enters into a new lease for any Vacant Space, the lender is required to release a portion of the Master Lease Reserve Fund attributable to such tenant in accordance with the related terms of the 900 & 990 Stewart Avenue Whole Loan documents. The balance in the master lease reserve will be released to the borrower upon the earlier to occur of (i) July 1, 2020 or (ii) the date on which all Vacant Space has been fully leased at an average rent of at least (a) $35.00 per rentable square foot per month for each vacant space other than Suite 990 or (b) $33.00 per rentable square foot per month for Suite 900, and each master lease tenant is in possession and paying full contractual rent under its respective master lease.

(7)	Monthly Other Escrows and Reserves are inclusive of a springing ground rent reserve. On a quarterly basis, in the event that the ground rent reserve is less than one-fourth of the aggregate amount of rents estimated to be due under the ground lease for the immediately succeeding 12-month period, the borrower is required to deposit into the ground rent reserve an amount equal to the shortage.

The Loan. The 900 & 990 Stewart Avenue loan (the “900 & 990 Stewart Avenue Loan”) is secured by a first mortgage lien on the borrower’s leasehold interest in a 461,820 square foot Class A office complex consisting of two buildings located in Garden City, New York (the “900 & 990 Stewart Avenue Property”). The 900 & 990 Stewart Avenue Loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million (the “900 & 990 Stewart Avenue Whole Loan”) and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $39.0 million, will be contributed to the Benchmark 2019-B14 Trust. The relationship between the holders of the 900 & 990 Stewart Avenue Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 900 & 990 Stewart Avenue Whole Loan has a five-year interest only term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2019-B13	Yes
A-2	39,000,000	39,000,000	Benchmark 2019-B14	No
Total	$84,000,000	$84,000,000

The Borrower. The borrower is Stewart Avenue Holdings LLC, a single purpose entity and Delaware limited liability company structured to be a bankruptcy-remote entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Leibel Lederman, a partner at Lionstone Capital with a record of purchasing over 65 buildings located in New York. Lionstone Capital is a real estate development and management firm with over 40 years of experience, specializing in the operations of affordable housing, as well as the ownership of retail and office properties. Lionstone Capital maintains ownership in 11 commercial assets, encompassing over 5.0 million square feet of office space, located in New York, New Jersey and Pennsylvania. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 & 990 Stewart Avenue Whole Loan.

The Property. The 900 & 990 Stewart Avenue Property is a 461,820 square foot, Class A suburban office complex consisting of two buildings located in Garden City, New York. The 900 & 990 Stewart Avenue Property is accessible from the Meadowbrook State Parkway, approximately 20.0 miles east of midtown Manhattan. Each building comprising the 900 & 990 Stewart Avenue Property offers a café, six-story atrium, elevator service and card access. Parking for the 900 & 990 Stewart Avenue Property includes 330,000 square feet of covered parking and a total of 1,683 open and covered parking spaces, resulting in a parking ratio of approximately 3.64 spaces per 1,000 square feet of net rentable area.

The 900 & 990 Stewart Avenue Property buildings were constructed in 1987 and 1988, respectively, and renovated in 2014 and 2018, respectively. Beginning in 2015, the 900 & 990 Stewart Avenue Property underwent an approximately $25.0 million capital improvement plan, with approximately $13.0 million invested in extensive building wide renovations and approximately $12.0 million invested in tenant spaces. Major improvements to the 900 & 990 Stewart Avenue Property include renovations to the lobby, café, restrooms and common areas, parking deck repairs, elevator modernization and mechanicals upgrades.

The 900 & 990 Stewart Avenue Property has experienced strong leasing momentum since 2015. In 2015 and 2016, Chase vacated its space at the 900 Stewart Avenue building, which at the time it had occupied as the sole tenant. Following Chase’s departure, the sponsor backfilled the vacated space, signing new leases totaling 332,022 square feet (71.9% of net rentable area). In 2015, 2016, 2017 and 2018, 95,343 square feet, 80,364 square feet, 31,226 square feet and 109,719 square feet, respectively, of leases, were executed at the 900 & 990 Stewart Avenue Property. Recently in 2019, an additional 15,370 square feet of leases were executed.

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900 & 990 Stewart Avenue

As of June 11, 2019, the 900 & 990 Stewart Avenue Property was 88.6% leased to a roster of 39 tenants operating in various industries including financial services, insurance, healthcare, technology, government and law. Approximately 34.7% and 39.2% of net rentable area and underwritten base rent, respectively, are attributable to investment grade tenants. The 900 & 990 Stewart Avenue Property’s five largest tenants occupy approximately 173,624 square feet (37.6% of net rentable area) with no other tenant occupying more than 3.6% of net rentable area.

The largest tenant, AON (NYSE: AON) (rated Baa2/BBB+/A- by Moody’s, Fitch and S&P), is a leading global professional services firm that provides advice and solutions to clients focused on risk, retirement and health. AON’s approximately 50,000 employees in 120 countries and sovereignties operate in five principal products and services, including commercial risk solutions, reinsurance solutions, retirement solutions, health solutions and data and analytic services. As of 2018, AON reported $10.8 billion in total revenue. AON executed its lease at the 900 & 990 Stewart Avenue Property in 2016 and currently occupies space on floors three and four in the 900 Stewart Avenue building through September 2028 with the right to terminate its lease in September 2025 with no less than 12 months’ prior written notice and the payment of a $3,283,065 termination fee.

The second largest tenant, Wright Risk Management (“Wright”), a subsidiary of Brown & Brown Insurance (NYSE: BRO) (rated Baa3/BBB- by Moody’s and S&P), designs and supervises comprehensive, fully-insured, and self-insured risk financing and risk management programs. In addition to acting as a program administrator for the New York Schools Insurance Reciprocal and the New York Municipal Insurance Reciprocal, Wright specializes in general and professional liability, directors and officers liability, employment practices liability, construction liability, environmental liability, commercial property, commercial automobile, and workers' compensation. In 2014, Wright was acquired by Brown & Brown Insurance, the sixth largest independent insurance brokerage in the United States. Founded in 1939 and headquartered in Daytona Beach, Florida, Brown & Brown Insurance has 291 locations in the United States as well as locations in England, Canada, Bermuda and the Cayman Islands. As of year-end 2018, Brown & Brown Insurance reported approximately $2.0 billion in total revenue. Wright executed its lease at the 900 & 990 Stewart Avenue Property in 2018 and currently occupies space on floor six of the 900 Stewart Avenue building through June 2029 with the right to terminate its lease in April 2026 with no less than 12 months’ prior written notice and the payment of a $1,393,364 termination fee.

The third largest tenant, Meyer, Suozzi, English & Klein (“Meyer”), is a law firm dedicated to a range of practices including business, litigation and dispute resolution, personal and labor and government. Founded in 1960, its attorneys come from prestigious backgrounds including New York County Assistant District Attorney, New York Supreme Court Justice, New York Appellate Division Justice, White House Deputy Chief of Staff and New York State Deputy Chief of the Labor Bureau. The Meyer office at the 900 & 990 Stewart Avenue Property serves as one of three locations for the firm, with additional locations in New York, New York and Washington, D.C. Meyer occupies space on floors three and four of the 990 Stewart Avenue building through February 2026, with additional storage spaces on the lower level through February 2023 and February 2026, with no termination options.

The 900 & 990 Stewart Avenue Property is located in Garden City, Nassau County, and is part of the Nassau-Suffolk Primary metropolitan statistical area, the sixth densest in the nation. Nassau County is situated in western Long Island, bordering New York City’s Queens borough to the west and Suffolk County to the east, affording the area extensive transportation connectivity including the Long Island Expressway, Meadowbrook Parkway and the Long Island Railroad. The 900 & 990 Stewart Avenue Property provides easy access to recreational and institutional demand drivers including Roosevelt Field Mall, Eisenhower Park, Garden City Golf Club, Hofstra University, Nassau Community College and the Nassau Coliseum. According to the appraisal, as of year-end 2018, the population within a one-, three- and five-mile radius of the 900 & 990 Stewart Avenue Property was 4,104, 193,625 and 504,787, respectively. Additionally, over the same period, the average household income within a one-, three- and five-mile radius was $158,504, $115,890 and $134,964, respectively.

The 900 & 990 Stewart Avenue Property is located within the Central Nassau Class A office submarket of the Long Island Class A office market. As of the first quarter of 2019, the Long Island Class A office market consisted of approximately 19.3 million square feet of office space with an overall market vacancy of 10.4% and average asking rents of approximately $32.18 per square foot. The Central Nassau Class A submarket totaled approximately 5.4 million square feet with an average vacancy of 9.7% and average market asking rents of $33.23 per square foot. According to the appraisal, the overall Long Island Class A office market has remained relatively stable in comparison to significant fluctuations in availability and asking rents experienced by other markets in the region, with vacancy ranging between 6.6% and 10.4% and asking rents ranging between $30.87 per square foot to $32.18 per square foot over the past two years. The Long Island Class A office market achieved 210,524 square feet in leasing activity in the first quarter of 2019 with overall absorption totaling 20,942 square feet.

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Annex A-3	Benchmark 2019-B14

900 & 990 Stewart Avenue

The appraisal identified 14 competitive Class A office rent comparables located across 10 properties in the Central Nassau submarket. The comparables range in size between 2,501 square feet to 13,426 square feet. Asking rents range from $28.52 to $37.09 per square foot, with a weighted average of approximately $32.75 per square foot. The 900 & 990 Stewart Avenue Property’s in-place weighted average office rent is $32.30 per square foot, which is in line with the appraisal’s concluded office market rent, ranging between $33.00 and $34.00 per square foot, as demonstrated in the table below.

Summary of Appraisal’s Concluded Market Rent

Space Type	Appraisal’s Concluded Market Rent PSF	900 & 990 Stewart Avenue Market Rent PSF(1)
Office <5,000	$34.00	$32.75
Office 5,000–10,000	$33.50	$34.81
Office >10,000	$33.00	$31.26
Storage	$12.50	$14.67
(1)	Based on the in place rent roll dated June 11, 2019.

Tenant Summary(1)

Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
AON(4)	Baa2 / BBB+ / A-	60,143	13.0%	$31.46	14.6%%	9/1/2028
Wright Risk Management(5)	Baa3 / NR / BBB-	37,550	8.1%	32.96	9.5%%	6/1/2029
Meyer, Suozzi, English & Klein(6)	NR / NR / NR	35,578	7.7%	30.60	8.4%%	Various
Contour Mortgage(7)	NR / NR / NR	21,566	4.7%	29.80	4.9%%	Various
Nationwide(8)	A1 / NR / A+	18,787	4.1%	29.03	4.2%%	8/1/2023
Signature Bank	NR / NR / NR	16,414	3.6%	31.67	4.0%%	10/1/2028
RSC Insurance	NR / NR / NR	15,499	3.4%	33.95	4.0%%	9/1/2026
Centers Plan for Healthy Living	NR / NR / NR	14,684	3.2%	29.87	3.4%%	2/1/2026
GSA(9)	Aaa / AAA / AA+	12,805	2.8%	31.07	3.1%%	8/16/2022
US Government Federal Aviation(10)	Aaa / AAA / AA+	11,795	2.6%	35.67	3.2%%	9/1/2023
Total Major Office and Retail		244,821	53.0%	$31.49	59.3%%
Other Occupied Office and Retail(11)		164,327	35.6%	32.20	40.7%%
Total Occupied Office and Retail		409,148	88.6%	$31.77	100.0%%
Vacant(12)		52,672	11.4%
Total / Wtd. Avg.		461,820	100.0%
(1)	Based on the underwritten rent roll dated June 11, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity or government entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is based on the in place rent roll as of June 11, 2019 and includes straight line average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.

(4)	AON has a right to terminate its lease in September 2025 with no less than 12 months’ prior written notice and the payment of a $3,283,065 termination fee.

(5)	Wright Risk Management has a right to terminate its lease in April 2026 with no less than 12 months’ prior written notice and the payment of a $1,393,364 termination fee.

(6)	Meyer, Suozzi, English & Klein leases 35,578 square feet, of which (i) 35,084 square feet is leased for $30.91 per square foot with a lease expiration of February 1, 2026, (ii) 294 square feet of storage space is leased for $15.00 per square foot with a lease expiration of February 1, 2023 and (iii) 200 square feet is storage space with no attributable base rent and a lease expiration of February 1, 2026.

(7)	Contour Mortgage leases 21,566 square feet, of which (i) 18,388 square feet is leased for $29.87 per square foot with a lease expiration of May 1, 2025, (ii) 2,978 square feet is leased for $29.87 per square foot with a lease expiration of October 1, 2025 and (ii) 200 square feet is leased for $22.20 per square foot with a lease expiration of May 1, 2025.

(8)	Nationwide has a one-time option to terminate its lease on February 28, 2021 by providing at least 12 months' notice and paying an early termination fee equal to the sum of six months of base rent plus the sum of (i) any unamortized portion of the tenant improvement allowance, (ii) the unamortized portion of the rent concession and (iii) the unamortized portion of any commissions.

(9)	GSA has the right to terminate its lease at any time after the firm term or after August 16, 2021, with 90 days’ notice.

(10)	US Government Federal Aviation has the right to terminate its lease at any time (i) with respect to the lease covering 3,273 square feet, upon 180 days’ written notice, and (ii) with respect to the lease covering 8,522 square feet, upon 90 days’ written notice.

(11)	Other Occupied Office and Retail includes 602 square feet associated with a management office leased for $24.00 per square foot with no stated lease expiration and 6,500 square feet associated with a café space with no attributable underwritten rent.

(12)	Vacant includes 14,378 square feet associated with three master lease tenants with no attributable underwritten base rent.

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Annex A-3	Benchmark 2019-B14

900 & 990 Stewart Avenue

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	52,672	11.4%	NAP	NAP%	52,672	11.4%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	52,672	11.4%	$0	0.0%
2020	6	18,408	4.0%	580,266	4.5%	71,080	15.4%	$580,266	4.5%
2021	2	2,308	0.5%	65,652	0.5%	73,388	15.9%	$645,918	5.0%
2022	3	25,859	5.6%	878,906	6.8%	99,247	21.5%	$1,524,824	11.7%
2023	10	60,270	13.1%	1,917,013	14.7%	159,517	34.5%	$3,441,837	26.5%
2024	3	25,410	5.5%	817,917	6.3%	184,927	40.0%	$4,259,755	32.8%
2025	6	52,149	11.3%	1,720,918	13.2%	237,076	51.3%	$5,980,673	46.0%
2026	5	78,988	17.1%	2,514,216	19.3%	316,064	68.4%	$8,494,888	65.3%
2027	1	5,899	1.3%	197,617	1.5%	321,963	69.7%	$8,692,505	66.9%
2028	2	76,557	16.6%	2,411,908	18.6%	398,520	86.3%	$11,104,413	85.4%
2029	2	47,085	10.2%	1,576,474	12.1%	445,605	96.5%	$12,680,887	97.5%
2030 & Beyond(3)	3	16,215	3.5%	319,734	2.5%	461,820	100.0%	$13,000,621	100.0%
Total	43	461,820	100.0%	$13,000,621	100.0%
(1)	Based on the underwritten rent roll dated June 11, 2019 and includes straight line average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2030 & Beyond is inclusive of (i) 6,500 square feet associated with a café space that has no underwritten rent and (ii) 602 square feet associated with a management office underwritten to $24.00 per square foot.

Operating History and Underwritten Net Cash Flow

	2016	2017	2018	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,829,919	$9,779,901	$9,850,286	$13,000,621	$28.15	81.1%
Vacant Income(3)	$0	$0	$0	$1,608,412	$3.48	10.0%
Gross Potential Rent	$10,829,919	$9,779,901	$9,850,286	$14,609,033	$31.63	91.2%
Total Reimbursements	1,175,152	1,011,140	880,309	1,412,657	3.06	8.8%
Net Rental Income	$12,005,071	$10,791,041	$10,730,595	$16,021,690	$34.69	100.0%
Less: Vacancy	$0	$0	$0	(1,763,941)	(3.82)	(11.0)
Other Income	145,064	96,244	896,576	71,964	0.16	0.4
Effective Gross Income	$12,150,135	$10,887,285	$11,627,171	$14,329,713	$31.03	89.4%

Total Expenses	$7,167,351	$6,689,472	$7,149,331	$6,653,537	$14.41	46.4%

Net Operating Income(4)	$4,982,784	$4,197,812	$4,477,840	$7,676,175	$16.62	53.6%

Total TI/LC, CapEx	$0	$0	$0	$228,968	$0.50	1.6%

Net Cash Flow	$4,982,784	$4,197,812	$4,477,840	$7,447,208	$16.13	52.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Base Rent includes average rent for investment grade tenants over the loan term.

(3)	Vacant master lease tenants totaling 14,378 square feet were underwritten to a weighted average of $34.51 per square foot. Vacant office units totaling 21,818 square feet were underwritten to a weighted average of $33.28 per square foot. Vacant lower level space totaling 16,088 square feet was underwritten to $24.00 per square foot. The remaining vacant storage space totaling 388 square feet has no associated underwritten base rent.

(4)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to new leasing including (i) 109,719 square feet of new leases executed in 2018 representing 27.3% of underwritten base rent, (ii) 15,370 square feet of new leases executed in 2019 representing 4.0% of underwritten base rent, largely backfilling the approximately 252,343 square feet previously occupied by Chase who vacated in 2015 and 2016 and (iii) average rent for investment grade tenants AT&T, Mass Mutual, AON, Wright Risk Management and Nationwide.

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Annex A-3	Benchmark 2019-B14

900 & 990 Stewart Avenue

Property Management. The 900 & 990 Stewart Avenue Property is managed by Stewart Ave PM LLC, a New York limited liability company and an affiliate of the borrower.

Ground Lease. The 900 & 990 Stewart Avenue Property is subject to a ground lease with the County of Nassau. The 900 Stewart Avenue property ground lease has an expiration date of January 31, 2030 with four, 10-year and one, 14-year extension options. The 990 Stewart Avenue property ground lease has an expiration date of July 31, 2050 with two, 10-year and one, 14-year extension options. The base annual rent for each ground lease is $22,500 per acre per year until the expiration of the term of each ground lease.

IDA / PILOT. To obtain the payment-in-lieu of taxes benefits, the borrower leases each of the 900 Avenue portion and the 990 Avenue portion comprising the 900 & 990 Stewart Avenue Property to the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), and the Hempstead IDA subleases each such portion back to the borrower (collectively and individually, the “Hempstead IDA Leaseback”), with the 900 Stewart Avenue leases and the 990 Stewart Avenue leases scheduled to expire on December 31, 2030 and December 31, 2031, respectively. Under each Hempstead IDA Leaseback document, as long as the Hempstead IDA Leaseback is in effect, the borrower is required to make payments-in-lieu of taxes (“PILOT Payments”) in accordance with the payment schedule set forth in the applicable Hempstead IDA Leaseback document (a) with respect to the 900 Stewart Avenue leases, for tax years 2019 through 2030, ranging from $1,246,054 for the tax year 2019 to approximately $1,646,852 for the tax year 2030, and (b) with respect to the 990 Stewart Avenue leases, for tax years 2019 through 2031, ranging from $824,386 for the tax year 2019 to approximately $1,045,521 for the tax year 2031. Upon the occurrence of certain recapture events, the borrower will be required to pay the Hempstead IDA amounts equal to the difference between the PILOT Payments and the real estate taxes that otherwise would have to be paid, which will have accrued to the benefit of the borrower during the fiscal years(s) in which such recapture event occurs.

A-3-101

Annex A-3	Benchmark 2019-B14

Hilton Cincinnati Netherland Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,500,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	561
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrower:	Cincinnati Netherland Hotel LLC	Year Built / Renovated:	1931 / 1981, 2004, 2013
Sponsor:	Greg A. Power	Occupancy/ADR/RevPAR:	74.8% / $154.12 / $115.28
Interest Rate:	5.35000%	Occupancy/ADR/RevPAR Date:	8/31/2019
Note Date:	10/2/2019	Number of Tenants:	N/A
Maturity Date:	11/1/2024	2016 NOI(3):	$4,936,813
Interest-only Period:	None	2017 NOI(3):	$6,535,947
Original Term:	60 months	2018 NOI(3):	$8,217,020
Original Amortization:	360 months	TTM NOI (as of 8/2019):	$8,350,207
Amortization Type:	Balloon	UW Occupancy/ADR/RevPAR:	74.8% / $154.12 / $115.28
Call Protection(2):	L(24),Def(33),O(3)	UW Revenues:	$37,757,247
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$29,865,599
Additional Debt(1):	Yes	UW NOI:	$7,891,648
Additional Debt Balance(1):	$37,000,000	UW NCF:	$7,891,648
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room(4):	$105,500,000 / $188,057
		Appraisal Date(4):	8/22/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$129,234
Taxes:	$460,682	$115,170	N/A	Maturity Date Loan / Room:	$119,820
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV(4):	68.7%
FF&E Reserves:	$0	4.0% of Gross Revenues	N/A	Maturity Date LTV(4):	63.7%
Other(6)(7):	$3,472,792	$18,745	$1,000,000	UW NCF DSCR:	1.62x
				UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$72,500,000	100.0%	Payoff Existing Debt	$66,866,408	92.2%
			Upfront Reserves	3,933,473	5.4%
			Closing Costs	1,700,119	2.3%
Total Sources	$72,500,000	100.0%	Total Uses	$72,500,000	100.0%
(1)	The Hilton Cincinnati Netherland Plaza Loan is part of a whole loan evidenced by three pari passu notes with an aggregate original principal balance as of the Cut-off Date of $72.5 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $72.5 million Hilton Cincinnati Netherland Plaza Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments beginning with and including the first payment date of December 1, 2019. The assumed lockout period of 24 months is based on the expected closing date of the Benchmark 2019-B14 securitization in November 2019. The actual lockout period may be longer.

(3)	The increase from 2016 NOI through 2018 NOI was primarily driven by the implementation of new management in 2017 (see The Property below). Specifically, there was an improvement in the food and beverage profit margin, which increased from approximately 18.3% of revenue in 2016 to approximately 25.4% as of TTM August 2019.

(4)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-Is” appraised value of $105.5 million, which assumes that $1.5 million of PIP (as defined below) work has been completed. At loan origination, approximately 110.0% of the estimated cost of the remaining PIP work, totaling approximately $1.7 million, was reserved. The “As-Is” appraised value as of August 22, 2019 is $104.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of 69.7% and 64.6%, respectively.

(5)	Monthly Insurance reserves are waived so long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with satisfactory evidence (as determined by the lender) that the Hilton Cincinnati Netherland Plaza is insured in accordance with the loan documents pursuant to a blanket insurance policy acceptable to the lender.

(6)	Initial Other Escrows and Reserves are inclusive of (i) $1,687,534 into a PIP reserve, covering approximately 110.0% of the remaining estimated PIP work; (ii) $902,875 into a working capital reserve to pay for shortfalls in operating expenses prior to the payment date occurring in December 2019; (iii) $500,000 into a seasonality reserve; and (v) $382,383 into an immediate repairs reserve.

(7)	Monthly Other Escrows and Reserves are inclusive of (i) a $18,745 monthly deposit into a condominium reserve and (ii) a monthly deposit into the seasonality reserve of all excess cash flow, subject to a monthly cap of $250,000. So long as the amount in the seasonality reserve is at least $1,000,000, the requirement for monthly deposits into the seasonality reserve is waived.

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Annex A-3	Benchmark 2019-B14

Hilton Cincinnati Netherland Plaza

The Loan. The Hilton Cincinnati Netherland Plaza loan, with an outstanding principal balance as of the Cut-off Date of approximately $35.5 million (the “Hilton Cincinnati Netherland Plaza Loan”), is secured by a first mortgage lien on the borrower’s fee interest in a certain condominium unit comprised of a 561-room full service hotel located in Cincinnati, Ohio. The Hilton Cincinnati Netherland Plaza Loan is part of a whole loan that has an aggregate original principal balance as of the Cut-off Date of $72.5 million (the “Hilton Cincinnati Netherland Plaza Whole Loan”) and is comprised of three pari passu notes, each as described in the “Whole Loan Summary” chart below. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $35.5 million, is being contributed to the Benchmark 2019-B14 Trust. The relationship between the holders of the Hilton Cincinnati Netherland Plaza Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Hilton Cincinnati Netherland Plaza Whole Loan has a five-year term and amortizes on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,500,000	$35,500,000	Benchmark 2019-B14	Yes
A-2	17,000,000	17,000,000	JPMCB	No
A-3	20,000,000	20,000,000	JPMCB	No
Total	$72,500,000	$72,500,000

The Borrower. The borrowing entity for the Hilton Cincinnati Netherland Plaza Whole Loan is Cincinnati Netherland Hotel LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Greg A. Power, the founder and president of Power Realty Advisors. Headquartered in Cincinnati, Ohio, Power Realty Advisors is a boutique investment and real estate brokerage firm that works with institutions, REITs, insurance companies and state and corporate pension plans to invest in all asset types nationally. With over 42 years of experience in the real estate industry, Greg A. Power has been involved in over $12.0 billion in transactions.

The Property. The Hilton Cincinnati Netherland Plaza property is a 29-story, full service hotel located in downtown Cincinnati, Ohio. Designed by the architectural firm, W. W. Ahlschlager & Associates, and built by Starrett Brothers, Inc., the Hilton Cincinnati Netherland Plaza property opened in 1931 and its French art deco design served as a model for the Empire State Building. The Hilton Cincinnati Netherland Plaza property holds both National Historical Register and National Landmark status and is a national charter member of the Historic Hotels of America. Most recently in 2017, the Hilton Cincinnati Netherland Plaza property received the Hilton Hospitality Award of Excellence. The Hilton Cincinnati Netherland Plaza property features 561 guestrooms comprised of 218 double rooms, 147 queen rooms, 87 king rooms, 60 one bedroom suites, 37 junior suites, six queen suites, four studio suites and two presidential suites. Each guestroom features a flat-screen TV, mini fridge, in-room safe, alarm clock with MP3 connection and coffeemaker. The Hilton Cincinnati Netherland Plaza property offers over 40,000 square feet of meeting space, including three ballrooms and 28 breakout rooms, three on-site dining options and an executive lounge, the Belvedere Club. Additional hotel amenities include a fitness room, indoor pool, sauna, barber shop, gift shop, convenience store, business center, laundry and valet service and beauty salon.

The loan sponsor acquired the Hilton Cincinnati Netherland Plaza property in November 2014 as part of its purchase of Belvedere Corporation. At the time of purchase, the Hilton Cincinnati Netherland Plaza property was part of the Carew Tower Complex, which included the Carew Tower, a 49-story, approximately 400,000 square foot office building, a retail arcade totaling approximately 110,000 square feet and the subject property. In 2018, the loan sponsor worked with the City of Cincinnati to separate the three components of the Carew Tower Complex into three condominiums units.

The Hilton Cincinnati Netherland Plaza property is subject to a franchise agreement with Hilton Franchise Holding LLC, a subsidiary of Hilton Worldwide, through November 2029. As part of the Hilton Cincinnati Netherland Plaza franchise agreement, the sponsor agreed to an approximately $4.5 million ($7,947 per room) property improvement plan (“PIP”), of which approximately $2.9 million has been spent, primarily renovating the public areas and meeting spaces. The remaining PIP work, totaling approximately $1.5 million, will target the guestrooms including new carpets, wallcovering, soft goods, lighting and bathroom upgrades, and according to the loan sponsor, is expected to be completed by the end of the 2019. Since 2013, and inclusive of the remaining PIP work, the Hilton Cincinnati Netherland Plaza property will have received approximately $10.0 million ($17,858 per room) in capital improvements focused on upgrading public areas, meeting spaces and guestrooms.

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Annex A-3	Benchmark 2019-B14

Hilton Cincinnati Netherland Plaza

The Hilton Cincinnati Netherland Plaza property is operated under a management agreement with SSH Cincinnati LLC, a subsidiary of StepStone Hospitality (“StepStone”), through December 2019 with two automatic, two-year extension options. Prior to the hiring of StepStone, the Hilton Cincinnati Netherland Plaza property was self-managed by the prior owner. StepStone was hired in February 2017 and implemented cost saving initiatives including optimizing purchase orders and evaluating payroll, and focused on driving business by attracting higher quality groups and adding live music to the bar. Since StepStone took over management, the Hilton Cincinnati Netherland Plaza property has experienced significant improvement in operating performance, including an approximately 69.1% increase in net cash flow from 2016 to TTM August 2019. A large driver of the improvement was an improvement in food and beverage profit margin, which has increased from approximately 18.3% of food and beverage revenue in 2016 to approximately 25.4% as of TTM August 2019.

Food and beverage outlets at the Hilton Cincinnati Netherland Plaza property include the Bar at Palm Court, the Grille at Palm Court and Orchids at Palm Court, Ohio’s only AAA Five Diamond and Forbes Four Star rated restaurant. Meeting space at the Hilton Cincinnati Netherland Plaza property features three ballrooms including the 1930s art deco Pavilion Ballroom, gold-plated Hall of Mirrors ballroom and Italian marble Continental Ballroom, with capacity for up to 1,000, 650 and 380 guests, respectively. Furthermore, the Hilton Cincinnati Netherland Plaza property is connected via an enclosed skywalk to Carew Tower, a 49-story office building featuring an observation deck, shops, restaurants and amenities.

The Hilton Cincinnati Netherland Plaza property is located in downtown Cincinnati at the intersection of Race Street and West 5th Street and is readily accessible via Interstate 71 and Interstate 75. The Hilton Cincinnati Netherland Plaza property is located approximately two blocks away from the Duke Energy Convention Center, which features 750,000 square feet of function space, including a 40,000 square feet ballroom, and hosted 757,009 delegates in 2018. Additional local demand is driven by Cincinnati’s three riverfront professional sports venues including the Cincinnati Reds’ Great American Ball Park, the Cincinnati Bengals’ Paul Brown Stadium and the Cincinnati Cyclones’ U.S. Bank Arena, all of which are located within 0.5 miles of the Hilton Cincinnati Netherland Plaza property. The Hilton Cincinnati Netherland Plaza property is located two blocks away from a stop on the Cincinnati Bell Connector Streetcar, an approximately 3.6 mile long public transportation system that connects sites along Cincinnati’s riverfront, and approximately 8.5 miles to the northeast of Cincinnati/Northern Kentucky International Airport (“CVG Airport”). According to the appraisal, CVG Airport experienced passenger traffic of approximately 8.9 million in 2018, a 13.1% increase from 2017, and is currently undergoing an approximately $150.0 million project to build a 1.4 million square feet rental car facility expected to be completed by 2021.

Cincinnati benefits from a variety of tourist and leisure attractions including the Cincinnati Art Museum, Cincinnati Museum Center, The National Underground Railroad Freedom Center, Cincinnati Zoo and Botanical Garden, Jack Cincinnati Casino, Coney Island Amusement Park and the Duke Energy Convention Center. Cincinnati is also home to eight Fortune 500 companies including Kroger, Proctor & Gamble, Macy’s, Fifth Third Bancorp, Western & Southern Financial Group, American Financial Group, AK Steel and Cintas.

The Cincinnati area has experienced new development including DHL’s $108.0 million expansion of its cargo hub at CVG Airport, the completion of The University of Cincinnati Health’s $60.0 million Neuroscience Institute and the ongoing expansion of The Banks, a mixed use destination situated on the Ohio River. According to The Banks development team, The Banks project is expected to be completed in multiple phases over the next fifteen years, and upon completion, will include 1,800 residential units, approximately 1.0 million square feet of office space and over 400,000 square feet of retail space. Future projects also include the National Institute for Occupational Health and Safety’s $110.0 million laboratory expected to be completed by 2021, The University of Cincinnati’s Innovation Center, a $21.0 million, 100,000 square foot facility expected to be completed by 2020, FC Cincinnati’s $250.0 million Major League Soccer stadium expected to be completed by 2021 and Amazon’s approximately $1.5 billion air-freight headquarters at CVG Airport expected to be completed by 2020.

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The demand segmentation at the Hilton Cincinnati Netherland Plaza property consists of 45.0% meeting and group, 30.0% commercial and 25.0% leisure. The primary competitive set for the Hilton Cincinnati Netherland Plaza property consists of three full service hotels located in downtown Cincinnati, ranging in size from 323 to 491 rooms, and offering meeting space ranging in size from 12,290 square feet to 39,932 square feet, in both instances less than that offered by the Hilton Cincinnati Netherland Plaza property. The appraisal indicates that a 106 room Lytle Park Autograph Collection Hotel is expected to open in January 2020 six blocks away from the Hilton Cincinnati Netherland Plaza property; however, the new hotel is viewed as a secondary competitor given its smaller size and boutique product offering. The Hilton Cincinnati Netherland Plaza property’s competitive set and its relative historical performance are detailed below:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Hilton Cincinnati Netherland Plaza(3)			Penetration Factor

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	59.7%	$150.99	$90.16	75.2%	$149.52	$112.47%%	126.0%	99.0%	124.8%
2017	56.8%	$151.92	$86.30	72.6%	$156.96	$113.98%%	127.8%	103.3%	132.1%
2018	56.3%	$151.99	$85.53	75.1%	$155.36	$116.66%%	133.4%	102.2%	136.4%
TTM(4)	57.4%	$153.75	$88.26	74.8%	$154.12	$115.28%%	130.3%	100.2%	130.6%
(1)	The minor variances between the underwriting, appraisal and above table with respect to Occupancy, ADR and RevPAR at the Hilton Cincinnati Netherland Plaza property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Data provided by a third party travel research report. The competitive set contains the following properties: Hilton Cincinnati Netherland Plaza, Hyatt Regency Cincinnati, Millennium Cincinnati, The Westin Cincinnati, Embassy Suites Cincinnati Rivercenter Covington, Marriott Cincinnati @ Rivercenter and Renaissance Cincinnati Downtown Hotel.

(3)	Based on operating statements provided by the borrower.

(4)	TTM represents the trailing 12-month period ending on August 31, 2019.

Competitive Hotels Profile(1)
					Estimated Segmentation
Property	Rooms	Year Opened	Year Renovated	Meeting Space (SF)	Commercial	Meeting and Group	Leisure
Hilton Cincinnati Netherland Plaza	561	1931	2013	41,036	30%	45%	25%
Hyatt Regency Cleveland	491	1984	2017	39,932	45%	40%	15%
Renaissance Cincinnati Downtown Hotel	323	2014	N/A	12,290	45%	35%	20%
Westin Cincinnati	456	1982	2015	29,559	50%	30%	20%
(1)	Based on the appraisal.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	75.2%	72.6%	75.1%	74.8%	74.8%
ADR	$149.52	$156.96	$155.36	$154.12	$154.12
RevPAR	$112.47	$113.98	$116.66	$115.28	$115.28

Room Revenue	$23,092,923	$23,338,774	$23,888,251	$23,604,769	$23,604,769	$42,076	62.5%%
Food & Beverage Revenue	11,104,372	12,321,658	12,716,931	13,426,141	13,426,141	23,933	35.6%%
Other Departmental Revenue	515,681	514,163	697,700	726,337	726,337	1,295	1.9%%
Total Revenue	$34,712,976	$36,174,595	$37,302,883	$37,757,247	$37,757,247	$67,303	100.0%%

Room Expense	$5,790,817	$5,823,170	$5,766,134	$5,937,800	$5,937,800	$10,584	25.2%%
Food & Beverage Expense	9,073,489	9,773,907	9,747,268	10,011,229	10,011,229	17,845	74.6%%
Other Departmental Expense	46,358	190,102	209,873	209,525	209,525	373	28.8%%
Departmental Expenses	$14,910,664	$15,787,179	$15,723,275	$16,158,554	$16,158,554	$28,803	42.8%%
							%
Departmental Profit	$19,802,312	$20,387,415	$21,579,608	$21,598,693	$21,598,693	$38,500	57.2%%

Admin & General	$3,537,177	$3,046,354	$2,827,852	$2,630,343	$2,630,343	$4,689	7.0%%
Maintenance & Repairs	1,738,923	1,443,033	1,279,443	1,176,436	1,176,436	2,097	3.1%%
Utility Costs	1,447,205	1,514,870	1,360,686	1,346,892	1,346,892	2,401	3.6%%
Marketing	2,316,851	1,919,179	1,743,576	1,821,259	1,821,259	3,246	4.8%%
Franchise Fee	2,079,927	2,032,527	2,151,499	2,124,862	2,258,691	4,026	6.0%%
Management fee	1,041,389	1,091,668	1,139,277	1,152,908	1,132,717	2,019	3.0%%
Property Tax	1,070,013	1,096,901	1,107,006	1,106,956	1,382,045	2,464	3.7%%
Insurance	245,494	217,083	119,413	178,369	248,201	442	0.7%%
Other Expenses	0	42,870	141,721	200,171	200,171	357	0.5%%
FF&E	1,388,519	1,446,984	1,492,115	1,510,290	1,510,290	2,692	4.0%%
Total Expenses	$14,865,498	$13,851,468	$13,362,588	$13,248,486	$13,707,045	$24,433	36.3%%

Net Operating Income/NCF	$4,936,813	$6,535,947	$8,217,020	$8,350,207	$7,891,648	$14,067	20.9%%
(1)	TTM column represents the trailing 12-month period ending on August 31, 2019.

(2)	Per Room values are based on 561 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense, and Other Departmental Expense are based on their corresponding revenue line items.

Property Management. The Hilton Cincinnati Netherland Plaza property is managed by SSH Cincinnati LLC, which is a subsidiary of StepStone Hospitality.

Franchise Agreement. The Hilton Cincinnati Netherland Plaza property is subject to a franchise agreement with Hilton Franchise Holding LLC, which is a subsidiary of Hilton Worldwide. The Hilton Cincinnati Netherland Plaza franchise agreement is effective as of November 18, 2014 for a term of approximately 15 years, with an expiration date of November 30, 2029. The franchise agreement provides for (i) a monthly royalty fee of 5.0% of gross rooms revenue; (ii) a monthly program fee of 4.0% of gross rooms revenue and (iii) a monthly food and beverage fee of 1.0% of food and beverage revenue effective from June 4, 2022 until November 30, 2029.

Condominium. The Hilton Cincinnati Netherland Plaza property is one of three condominium units that collectively constitute a condominium regime. The borrower owns a 44.38% interest in the condominium, and the loan sponsor, Greg A. Power, is one of three members of the board of directors (the “Board”). However, the loan sponsor controls Carew Realty, Inc., which is the declarant under the related condominium declaration (the “Declaration”). Each of the three unit owners in the condominium appoints one member of the Board. The other two units in the condominium are owned by an affiliate of the borrower. The Declaration may not be amended without the affirmative vote of the members consisting of 75% ownership of the condominium association and their mortgagees’s consent.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,250,000	Title:	Fee
Cut-off Date Principal Balance:	$35,250,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	517,901
Loan Purpose:	Acquisition	Location:	Oro Valley, AZ
Borrowers(1):	Various	Year Built / Renovated:	2008 / N/A
Sponsors:	HSL Properties, Inc., Town West	Occupancy:	85.8%
	Realty, Inc. and Town West Realty	Occupancy Date:	7/1/2019
	II, Inc.	Number of Tenants:	25
Interest Rate:	3.93000%	2016 NOI:	$3,567,793
Note Date:	9/19/2019	2017 NOI:	$3,622,927
Maturity Date:	10/6/2029	2018 NOI:	$3,653,967
Interest-only Period:	36 months	TTM NOI (as of 6/2019):	$3,244,310
Original Term:	120 months	UW Economic Occupancy:	76.9%
Original Amortization:	360 months	UW Revenues:	$5,519,270
Amortization Type:	IO-Balloon	UW Expenses:	$2,338,280
Call Protection:	L(25),Def(91),O(4)	UW NOI:	$3,180,990
Lockbox / Cash Management:	Springing / Springing	UW NCF:	$3,042,755
Additional Debt:	N/A	Appraised Value / Per SF:	$53,200,000 / $103
Additional Debt Balance:	N/A	Appraisal Date:	7/31/2019
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$74,538	$74,538	N/A	Maturity Date Loan / SF:	$59
Insurance:	$12,271	6,135	N/A	Cut-off Date LTV:	66.3%
Replacement Reserves:	$0	$5,108	N/A	Maturity Date LTV:	57.2%
TI/LC:	$990,000	Springing	$880,000	UW NCF DSCR:	1.52x
Other:	$2,510,280	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,250,000	70.9%	Purchase Price	$45,000,000	90.6%
Sponsor Equity	13,590,000	27.3%	Upfront Reserves	3,587,089	7.2
Other Sources	851,658	1.7%	Closing Costs	1,104,569	2.2
Total Sources	$49,691,658	100.0%	Total Uses	$49,691,658	100.0%
(1)	The borrowers are Campbell Blacklidge Plaza DE LLC, First Ave./Wetmore Office Plaza DE LLC, Casa Presidio Apartments LLC and OVM Delaware LLC.

The Loan. The Oro Valley Marketplace loan (the “Oro Valley Marketplace Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a 517,901 square foot anchored retail center located in Oro Valley, Arizona (the “Oro Valley Marketplace Property”). The Oro Valley Marketplace Loan has a 10-year term and requires payments of interest-only for 36 months and will amortize on a 30-year schedule.

The Borrowers. The borrowing entities for the Oro Valley Marketplace Loan are Campbell Blacklidge Plaza DE LLC, First Ave./Wetmore Office Plaza DE LLC, Casa Presidio Apartments LLC, and OVM Delaware LLC, each a Delaware limited liability company and special purpose entity, with at least one independent director in its organizational structure, and which collectively own the fee interest in the Oro Valley Marketplace Property as tenants in common.

The loan sponsors and nonrecourse carve-out guarantors for the Oro Valley Marketplace Loan are HSL Properties, Inc., Town West Realty, Inc. and Town West Realty II, Inc. HSL Properties, Inc. (“HSL”) was cofounded in 1975 by Humberto Lopez and Glenn Toyoshima. Over the past 44 years, HSL has acquired, owned, operated and developed properties in Arizona, California, Colorado, Georgia, New Mexico, and Texas, and has formed more than 100 limited partnerships and limited liability companies. HSL is focused

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on multi-family apartment communities, but has also invested in office and retail buildings, shopping malls, a golf course and hotels. HSL is headquartered in Tucson, Arizona and is well known for its multi-family housing in the Southwestern United States. Town West Realty, Inc. (”TWR”), established in 1980, is a commercial real estate brokerage and investment firm that offers a full range of services for buyers, sellers and investors. TWR, along with various affiliate companies own, operate and manage a local real estate portfolio in excess of $200 million consisting of medical, retail, office, and multi-family residential buildings.

The Property. The Oro Valley Marketplace Property is a Class A, 517,901 square foot power center anchored by Wal-Mart, located at the southwest corner of North Oracle Road and Tangerine Road in Oro Valley, Arizona. Construction of the Oro Valley Marketplace Property was completed in 2008 and consists of 11 retail buildings. The property was 85.8% occupied by 25 tenants as of July 1, 2019.

The largest tenant at the Oro Valley Marketplace Property, Wal-Mart, holds a ground lease of approximately 195,273 square feet (37.7% of net rentable area) and currently pays an annual base rent of $522,551. The lease commenced in March 2008 for a 20-year original term with 10, five-year extension options.

The second largest tenant at the Oro Valley Marketplace Property is Ashley Furniture which leases 45,197 square feet (8.7% of net rentable area) through January 31, 2035 and has three, five-year extension options. Ashley Furniture has executed its lease but is not expected to commence paying rent until around May 2020. The lease also includes a corporate guaranty from Sam Levits Furniture Company, Inc. as well as a $1.5 million personal guaranty from Sam and Valerie Levitz. Ashley Furniture is an American furniture store chain that sells furniture products. Ashley Furniture is a subsidiary of Ashley Furniture Industries, which has more than 650 locations in the United States, and is the number one furniture manufacturer in the world.

The third largest tenant at the Oro Valley Marketplace Property, Century Theatres (39,081 square feet, 7.5% of net rentable area), executed a 15-year original lease commencing in October 2008 and expires in October 2023. Upon the expiration of its lease, the tenant has the ability to execute the first of four, five-year extension options. Century Theatres (rated BB by S&P) is a movie theatre chain that operates cinemas in the western United States. Founded in 1941, the chain was headquartered in San Rafael, California until it was acquired by Cinemark Theatres in 2006. However, many Cinemark owned theatres continue to operate under the Century brand. Cinemark Holdings, Inc. has approximately 549 theatres and 6,086 screens in 41 states and 12 countries.

The Market. The Oro Valley Marketplace Property is situated approximately 10 miles north of downtown Tucson in the eastern section of Pima County. The Oro Valley Marketplace Property is located in Oro Valley, Arizona, part of the Tucson Metropolitan Statistical Area (the “Tucson MSA”). The top employers in the Tucson MSA consist of the University of Arizona, Raytheon Missile Systems, Davis-Monthan Air Force Base, Wal-Mart Stores Inc., and U.S. Customs and Border Protection. Access to the Oro Valley Marketplace Property is provided primarily by east-west arterials of Tangerine Road, Lambert Lane, Magee Road, Ina Road, Orange Grove Road, River Road, Prince Road, Fort Lowell Road, and Grant Road. North-south arterials include 1st Avenue, North Oracle Road, Campbell Avenue, and Alvernon Way. The subject neighborhood is connected to Interstate 10 by the east-west arterials.

According to the appraisal, the Oro Valley Marketplace Property is located in the Tucson Retail market which, as of the second quarter of 2019, consisted of 54.2 million square feet of retail space with a market vacancy of 5.6% and average gross market rent per square foot of $15.00. According to a third party report, the Oro Valley Marketplace Property is located in the North/Oro Valley retail submarket which, as of the second quarter of 2019, consisted of approximately 2.6 million square feet of retail space with a submarket vacancy of 7.4%. The submarket experienced average gross market rents per square foot of $20.35, which were higher than the Tucson Retail market and the weighted average UW gross rent at the Oro Valley Marketplace Property of $9.81 per square foot. The market rent is higher than the overall Tucson MSA market as the subject submarket is considered an upper tier submarket as compared to the other submarkets in the overall Tucson MSA area, per the appraisal. The appraiser concluded an in-place weighted average market asking rent for the Oro Valley Marketplace Property of $10.59 per square foot. The Oro Valley Marketplace Property’s weighted average underwritten gross rent of $9.81 per square foot is approximately 7.95% below the appraiser’s concluded market rent of $10.59 per square foot.

According to the appraisal, the 2018 population of the Tucson MSA was approximately 1,035,700, an increase of 4.46% from the 2012 population of approximately 991,500. The Tucson MSA is expected to see continued growth with a population of approximately 1,112,600 by 2023, reflecting an annual growth rate of 1.44%. Median household income in the statistical area as of 2018 was approximately $49,600, a 10.96% increase from the 2012 level of approximately $44,700. Median income is expected to grow at a robust rate of 16.13%, increasing to approximately $57,600, by 2023. The Tucson MSA employs a total of approximately 382,500 people with an unemployment rate of 4.1% as of 2018. The unemployment rate has decreased from a high of 7.4% in 2012, and is predicted to drop to 3.7% in 2019.

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Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
91.1%	90.4%	88.9%	85.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 1, 2019.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Wal-Mart(4)	Aa2 / AA / AA	195,273	37.7%	$2.68	12.0%	3/27/2028
Ashley Furniture(5)	NR / NR / NR	45,197	8.7%	$14.67	15.2%	1/31/2035
Century Theatres(6)	NR / BB / NR	39,081	7.5%	$14.50	13.0%	10/31/2023
Best Buy(7)	Baa1 / BBB / BBB	30,162	5.8%	$13.00	9.0%	3/31/2022
Big Lots(8)	NR / BBB- / NR	28,486	5.5%	$9.00	5.9%	1/31/2021
Petco(9)	NR / NR / NR	15,257	2.9%	$12.00	4.2%	1/31/2024
DSW Shoe Warehouse	NR / NR / NR	14,500	2.8%	$9.00	3.0%	1/31/2024
Ulta Beauty(10)	NR / NR / NR	10,554	2.0%	$18.60	4.5%	2/28/2024
The Keg Steakhouse(11)	NR / NR / NR	8,700	1.7%	$22.95	4.6%	5/31/2024
Tuesday Morning(12)	NR / NR / NR	8,000	1.5%	$14.50	2.7%	1/31/2023
Subtotal / Weighted Average		395,210	76.3%	$8.16	74.0%
Remaining Tenants		49,274	9.5%	$22.98	26.0%
Vacant		73,417	14.2%	NAP	NAP%
Total / Weighted Average		517,901	100.0%	$9.81	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $2,520 of contractual rent steps through February 2020.

(4)	Tenant holds 10, five-year renewal options.

(5)	Tenant holds three, five-year renewal options.

(6)	Tenant holds four, five-year renewal options.

(7)	Tenant holds two, five-year renewal options.

(8)	Tenant holds two, five-year renewal options.

(9)	Tenant holds two, five-year renewal options.

(10)	Tenant holds three, five-year renewal options.

(11)	Tenant holds three, five-year renewal options with rent increases during each option.

(12)	Tenant holds one, five-year renewal option with a rent increase.

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring
Vacant	NAP	73,417	14.2%	NAP	NAP	73,417	14.2%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	73,417	14.2%	$0	0.0%
2020	1	2,711	0.5%	65,064	1.5%	76,128	14.7%	$65,064	1.5%
2021	2	30,781	5.9%	296,078	6.8%	106,909	20.6%	$361,142	8.3%
2022	2	34,161	6.6%	471,286	10.8%	141,070	27.2%	$832,428	19.1%
2023	3	54,479	10.5%	839,975	19.3%	195,549	37.8%	$1,672,403	38.3%
2024	8	62,058	12.0%	980,316	22.5%	257,607	49.7%	$2,652,719	60.8%
2025	1	3,150	0.6%	92,925	2.1%	260,757	50.3%	$2,745,644	63.0%
2026	2	4,970	1.0%	140,280	3.2%	265,727	51.3%	$2,885,924	66.2%
2027	1	1,260	0.2%	32,445	0.7%	266,987	51.6%	$2,918,369	66.9%
2028	2	199,628	38.5%	722,201	16.6%	466,615	90.1%	$3,640,570	83.5%
2029	1	2,619	0.5%	57,618	1.3%	469,234	90.6%	$3,698,188	84.8%
2030 & Beyond	2	48,667	9.4%	662,989	15.2%	517,901	100.0%	$4,361,177	100.0%
Total	25	517,901	100.0%	$4,361,177	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2019.

(2)	Certain tenants may hold termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. Individual tenant termination options can be found in the footnotes under the ‘Tenant Summary’ table.

(3)	Base Rent Expiring includes $2,520 of contractual rent steps through February 2020.

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Operating History and Underwritten Net Cash Flow

	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,075,707	$4,275,983	$4,297,686	$3,987,369	$4,358,657	$8.42	60.9%
Contractual Rent Steps(3)	0	0	0	0	2,520	0.00	0.0%
Potential Income from Vacant Space	0	0	0	0	1,653,711	3.19	23.1%
Total Reimbursements	1,607,581	1,657,405	1,702,156	1,449,296	1,294,302	2.50	18.1%
Mark-to-Market Adjustment	0	0	0	0	(156,325)	(0.30)	(2.2)%
Net Rental Income	$5,683,288	$5,933,388	$5,999,842	$5,436,665	$7,152,866	$13.81	100.0%
(Vacancy/Credit Loss)	0	(88,040)	(58,653)	0	(1,653,711)	(3.19)	(23.1)%
Other Income	19,907	15,839	17,016	20,115	20,115	0.04	0.3%
Effective Gross Income	$5,703,195	$5,861,187	$5,958,206	$5,456,780	$5,519,270	$10.66	77.2%
Total Expenses	$2,135,402	$2,238,260	$2,304,239	$2,212,469	$2,338,280	$4.51	42.4%
Net Operating Income	$3,567,793	$3,622,927	$3,653,967	$3,244,310	$3,180,990	$6.14	57.6%
Total TI/LC, Capex/RR	0	0	0	0	138,235	0.27	2.5%
Net Cash Flow	$3,567,793	$3,622,927	$3,653,967	$3,244,310	$3,042,755	$5.88	55.1%
(1)	TTM reflects the trailing 12-month period ending June 30, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Contractual Rent Steps represents contractual rent steps underwritten through February 2020.

Property Management. The Oro Valley Marketplace Property is managed by Town West Realty, Inc., an affiliate of the borrower.

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Spectrum Brands Global Headquarters

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	252,122
Loan Purpose:	Acquisition	Location:	Middleton, WI
Borrowers(1):	Various	Year Built / Renovated:	2013 / 2017
Sponsors(2):	Various	Occupancy:	100.0%
Interest Rate:	3.43000%	Occupancy Date:	11/1/2019
Note Date:	10/11/2019	Number of Tenants:	1
Maturity Date:	11/1/2029	2016 NOI(3):	$2,849,833
Interest-only Period:	120 months	2017 NOI(3):	$3,286,836
Original Term:	120 months	2018 NOI:	$3,334,243
Original Amortization:	None	TTM NOI(4):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$4,237,922
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$804,669
Additional Debt:	N/A	UW NOI:	$3,433,253
Additional Debt Balance:	N/A	UW NCF:	$3,395,434
Additional Debt Type:	N/A	Appraised Value / Per SF:	$52,100,000 / $207
		Appraisal Date:	8/13/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$135
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.3%
Replacement Reserves:	$0	$3,152	N/A	Maturity Date LTV:	65.3%
TI/LC(5):	$0	$5,235	$250,000	UW NCF DSCR:	2.87x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	64.3%	Purchase Price	$52,000,000	98.4%
Sponsor Equity	18,849,867	35.7%	Closing Costs	849,867	1.6%
Total Sources	$52,849,867	100.0%	Total Uses	$52,849,867	100.0%
(1)	The borrowers are 3001 Deming Associates, LP, SDN 3001 Deming, LLC, NBH & BJB 3001 Deming, LLC, 16 Ave 3001 Deming, LLC, Wolfsnare 3001 Deming, LLC, and Evolve 3001 Deming, LLC.

(2)	The loan sponsors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, and HGGP Capital XIV, LP.

(3)	The increase in 2017 NOI from 2016 NOI is driven by a 30,120 square foot expansion by the sole tenant at the Spectrum Brands Global Headquarters property in 2017 and a corresponding increase in rent.

(4)	TTM financials are not available as the seller did not provide at the time of the acquisition.

(5)	The borrowers are required to make a monthly rollover deposit of $21,010 subject to a cap of $1,000,000 during the continuance of a period where Spectrum’s (as defined below) parent company’s credit rating is either (a) withdrawn by either Moody’s or S&P or (b) downgraded below “B3” by Moody’s or “B+“ by S&P.

The Loan. The Spectrum Brands Global Headquarters loan has an outstanding principal balance as of the Cut-off Date of $34.0 million and is secured by a first mortgage lien on the borrowers’ fee interest in a 252,122 square foot Class A office building located in Middleton, Wisconsin. The Spectrum Brands Global Headquarters loan has a 10-year term and will be interest-only for the entire loan term.

The Borrowers. The borrowers are 3001 Deming Associates, LP, SDN 3001 Deming, LLC, NBH & BJB 3001 Deming, LLC, 16 Ave 3001 Deming, LLC, Wolfsnare 3001 Deming, LLC, and Evolve 3001 Deming, LLC, each a Delaware limited partnership or Delaware limited liability company structured to be a bankruptcy remote entity with one independent director in its organizational structure. The borrowers own the Spectrum Brands Global Headquarters property as tenants-in-common. For additional information, please see

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Spectrum Brands Global Headquarters

“Description of the Mortgage Pool–Mortgage Pool Characteristics–Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors for the Spectrum Brands Global Headquarters loan are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC, and HGGP Capital XIV, LP, which are all affiliates of Harbor Group International (“HGI”). HGI is a fully-integrated owner and operator of office, retail and multifamily assets in North America and Europe. With a portfolio valued at approximately $9.7 billion and 750 employees, HGI currently owns in excess of 3.6 million square feet of commercial properties and approximately 33,000 multifamily units.

The Property. The Spectrum Brands Global Headquarters property is a single-tenant, four-story office building totaling 252,122 square feet located in Middleton, Wisconsin. The property was constructed in 2013 as a built to suit for Spectrum Brands Inc. (“Spectrum”) (NYSE: SPB) as its global headquarters. Due to Spectrum’s employment growth, the building was expanded by 30,120 square feet in 2017. The property features cubicles and individual offices, kitchenettes, break rooms, training and conference rooms as well as a cafeteria, outdoor seating and a fitness center. Additionally, the property features on-site parking totaling 758 parking spaces resulting in a parking ratio of approximately 3.01 per 1,000 square feet.

As of November 1, 2019, the property was 100.0% leased to a single tenant, Spectrum. Spectrum is a global and diversified consumer products company covering global pet care, hardware & home improvement, home & garden and home & personal care. The property currently serves as Spectrum’s global headquarters, and since 2014, Spectrum has reportedly invested over $10.3 million ($40.95 per square foot) in capital improvements to the property. Spectrum executed an early lease renewal in March 2017 in conjunction with a 30,120 square foot building expansion in order to accommodate additional employment growth. The lease extension extended Spectrum’s initial lease term from December 2028 to February 2034 with three five-year extension options.

Spectrum has a market capitalization of approximately $2.48 billion as of October 2019. Annual sales for Spectrum in fiscal year 2018 were approximately $3.1 billion (up from $3.0 billion in 2017). In January 2019, Spectrum sold its global battery and lighting unit to Energizer Holdings. Concurrently with the sale, Energizer Brands, LLC, an Energizer Holdings’ affiliate, subleased 67,663 square feet at the property. The Sublease (as defined below) rent is the same as Spectrum’s rent and has an initial lease expiration of July 2025 with one five-year extension option and one four-year extension option thereafter.

The Spectrum Brands Global Headquarters property is located in Middleton, Wisconsin, which is approximately 7.0 miles west of the Madison Capital area. The property is located within a corporate park including tenants such as Fiskars Brands, Mead & Hunt, American Girl and UW health. The property benefits from having four access points to Deming Way, providing easy access to University Avenue (US Highway 14) and Airport Road. The property is approximately 10 minutes from downtown Madison and the University of Wisconsin. Commercial uses located within 1.0 mile of the property include the Park Bank Building, Country Inn Suites, Courtyard by Marriott, restaurants P.F. Chang’s and Quaker Steak & Lube, regional chain Monk’s Bar & Grill and local restaurant Which Wich Superior Sandwiches, all anchored by a 150,000-square foot Costco Wholesale that opened in 2008.

The Market. According to the appraisal, the property is located in the Dane County office submarket. According to a third party report, as of the first quarter of 2019, the Dane County office submarket consisted of 1,188 buildings totaling approximately 33.7 million square feet of office space with an overall vacancy rate of 4.4% and average rents of $16.81 per square foot. The appraisal identified five comparable office leases in the greater Middleton area ranging in size from approximately 60,000 square feet to 109,607 square feet. Base rents for the comparable office leases ranged from $12.88 per square foot to $17.12 per square foot, with a weighted average of approximately $14.45 per square foot. The comparable leases identified by the appraisal are all on a triple-net basis. Per Spectrum’s recently executed lease extension, Spectrum is required to pay $14.45 per square foot on a double-net basis as of June 2019. The appraisal concluded a market rent of $14.50 per square foot which is in line with the property’s base rent.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Spectrum(4)	B3 / B+ / NR	252,122	100.0%	$14.67	100.0%	2/1/2034

(1)	Based on the underwritten rent roll as of November 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes rent steps through June 2020.

(4)	Pursuant to a sublease between Spectrum and Energizer Brands, LLC (the “Sublease”), Spectrum has subleased 67,663 square feet of space to Energizer Brands, LLC. The Sublease requires the same rent as the rent under the prime lease and has an initial lease expiration of July 2025 with one five-year extension option and one four-year extension option thereafter.

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Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030 & Beyond	1	252,122	100.0%	3,698,680	100.0%	252,122	100.0%	$3,698,680	100.0%
Total	1	252,122	100.0%	$3,698,680	100.0%

(1)	Based on the underwritten rent roll as of November 1, 2019.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring includes rent steps through June 2020.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)	$3,034,116	$3,486,742	$3,557,180	$3,698,680	$14.67	82.9%
Vacant Income	0	0	0	0	0.00	0.0%
Gross Potential Rent	$3,034,116	$3,486,742	$3,557,180	$3,698,680	$14.67	82.9%
Total Reimbursements	531,216	843,302	729,055	762,290	3.02	17.1%
Net Rental Income	$3,565,332	$4,330,045	$4,286,235	$4,460,970	$17.69	100.0%
(Vacancy/Credit Loss)	0	0	0	(223,049)	(0.88)	(5.0)%
Effective Gross Income	$3,565,332	$4,330,045	$4,286,235	$4,237,922	$16.81	95.0%

Total Expenses	715,499	1,043,208	951,992	804,669	3.19	19.0%

Net Operating Income	$2,849,833	$3,286,836	$3,334,243	$3,433,253	$13.62	81.0%

Total Capex/RR	0	0	0	37,818	0.15	0.9%
Net Cash Flow	$2,849,833	$3,286,836	$3,334,243	$3,395,434	$13.47	80.1%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in 2017 Rents in Place from 2016 Rents in Place is driven by a 30,120 square foot expansion by Spectrum in 2017 and a corresponding increase in rent.

(3)	Rents in Place includes rent steps through June 2020.

Property Management. The property is managed by Harbor Group Management Co., LLC, a Virginia limited liability company and an affiliate of the loan sponsor.

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Compass AGP Storage Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Self Storage
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	406,680
Loan Purpose	Refinance	Location(2):	Various
Borrowers(1):	Various	Year Built / Renovated(2):	Various / Various
Sponsor:	Amsdell Group, LLC	Occupancy:	80.6%
Interest Rate:	3.57000%	Occupancy Date:	7/31/2019
Note Date:	10/8/2019	Number of Tenants:	N/A
Maturity Date:	11/6/2029	2017 NOI:	$2,871,870
Interest-only Period:	120 months	2018 NOI:	$3,009,125
Original Term:	120 months	TTM NOI (as of 7/2019):	$3,083,974
Original Amortization:	None	UW Economic Occupancy:	73.9%
Amortization Type:	Interest Only	UW Revenues:	$5,099,798
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$2,044,134
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,055,664
Additional Debt:	N/A	UW NCF:	$3,011,972
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$53,030,000 / $130
Additional Debt Type:	N/A	Appraisal Date(2):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$81
Taxes:	$151,811	$45,006	N/A	Maturity Date Loan / SF:	$81
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.2%
Replacement Reserves:	$0	$3,641	N/A	Maturity Date LTV:	62.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.52x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$23,691,677	71.8%
			Return of Equity	8,483,457	25.7
			Closing Costs	673,055	2.0
			Upfront Reserves	151,811	0.5
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	Borrowers include Amsdell Storage Ventures XVI, LLC, Amsdell Storage Ventures XLVII, LLC, Amsdell Storage Ventures VIII, LLC, Amsdell Storage Ventures X, LLC.

(2)	See “Portfolio Summary” chart below.

The Loan. The Compass AGP Storage Portfolio loan (the “Compass AGP Storage Portfolio Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 406,680 square foot self-storage portfolio consisting of six properties located in various regions across the eastern United States. The Compass AGP Storage Portfolio Loan has a 10-year interest-only term.

The borrowing entities for the Compass AGP Storage Portfolio Loan are Amsdell Storage Ventures XVI, LLC, Amsdell Storage Ventures XLVII, LLC, Amsdell Storage Ventures VIII, LLC, and Amsdell Storage Ventures X, LLC, each a Delaware limited liability company and special purpose entity.

The loan sponsor for the Compass AGP Storage Portfolio Loan is Amsdell Group, LLC and the nonrecourse carve-out guarantors for the Compass AGP Storage Portfolio Loan are Robert J. Amsdell and Barry L. Amsdell. Compass Self Storage, LLC is a member of the Amsdell Companies headquartered in Cleveland, Ohio. The company was founded in 1928 and has since been active in real estate, with a primary focus in self storage. Amsdell has owned and operated more than 500 storage centers under various trade names in over 25 states.

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The Property. The Compass AGP Storage Portfolio is a 406,680 square foot self-storage portfolio consisting of six properties located in various regions across the eastern United States. The portfolio currently consists of 3,757 storage units (406,680 NRA). The portfolio’s unit mix is comprised of 1,948 climate controlled units (51.8% of units / 44.5% of NRA), 1,519 non-climate controlled units (40.4% of units / 53.6% of NRA), 239 lockers (6.4% of units / 1.5% of NRA), 34 vehicle storage spaces (0.9% of units), 7 cell tower spaces (0.2% of units / 0.3% of NRA), and 10 office spaces (0.3% of units / 0.1% of NRA).

The largest property in the Compass AGP Storage Portfolio, Compass Self Storage Bloomfield (39.4% of allocated loan amount), is a three-story, 96,070 square foot self-storage facility located in Bloomfield, New Jersey comprised of 1,129 climate-controlled storage units, 239 lockers, and 8 offices. As of July 31, 2019, the property was 78.8% occupied and receives $1,843,044 in total annual base rent. Construction of Compass Self Storage Bloomfield took place in 1960 and renovations were made in 2012. Compass Self Storage Bloomfield is situated on a 2.45 acre site at 58 Locust Avenue, Bloomfield, New Jersey. The second largest property in the Compass AGP Storage Portfolio, Compass Self Storage Smyrna (14.1% of allocated loan amount), is a 60,605 square foot self-storage facility located in Smyrna, Georgia. The improvements were constructed in 2002 and are situated on 2.58 acres at 2350 Atlanta Road, Smyrna, Georgia. The facility consists of four, two-story storage buildings with 299 non-climate controlled units and 223 climate-controlled units. As of July 31, 2019, the property was 75.8% occupied and receives $660,580 in total annual base rent. The third largest property in the Compass AGP Storage Portfolio, Compass Self Storage Port Richey (12.7% of allocated loan amount), is a 66,355 square foot self storage facility located in New Port Richey, Florida. The improvements were constructed in 2007, and are situated on a 6.28 acre site at 4413 Madison Street, New Port Richey, Florida. The Compass Self Storage Port Richey property consists of 11, single-story storage buildings, with 166 climate controlled units, 262 non-climate controlled units, 2 office units, 16 vehicle storage spaces and a single-story leasing office with a manager apartment unit. As of July 31, 2019, the property was 80.3% occupied and receives $687,216 in total annual base rent.

The Market. The Compass AGP Storage Portfolio contains properties across various regions throughout the United States. Compass Self Storage Kennesaw, Smyrna and Duluth are located in the Atlanta-Sandy Springs-Roswell, GA Metropolitan Statistical Area (the “Atlanta MSA”). Compass Self Storage Kennesaw and Smyrna are located in Cobb County and Compass Self Storage Duluth is located in Gwinnett County. Compass Self Storage Bloomfield is located in Bloomfield, New Jersey, part of the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (the “New York MSA”), which includes three states. Compass Self Storage Port Richey is located in New Port Richey, Florida, part of the Tampa-St. Petersburgh-Clearwater, FL Metropolitan Statistical Area (the “Tampa MSA”). Compass Self Storage Wendell is located in Wendell, North Carolina, part of the Raleigh, NC Metropolitan Statistical Area (the “Raleigh MSA”).

According to the appraisal, the Atlanta MSA had a 2018 total population of 5,986,262, representing a 1.7% annual growth rate since 2010, and has a projected annual growth rate of 1.5% by 2023. According to a third party report, the estimated 2019 population within a five-mile radius of Compass Self Storage Kennesaw is 191,977; 234,445 for Compass Self Storage Smyrna; and 246,190 for Compass Self Storage Duluth. The projected population growth rates by 2024 for Compass Self Storage Kennesaw, Compass Self Storage Smyrna, and Compass Self Storage Duluth are 3.89%, 3.44%, and 5.17%, respectively. The average 2018 household income for the Atlanta MSA was $93,820, 15.5% higher than the state’s average household income. The estimated 2019 average household incomes within a five-mile radius of Compass Self Storage Kennesaw, Compass Self Storage Smyrna, and Compass Self Storage Duluth are $103,678, $97,931, and $90,974, respectively. The Atlanta MSA is considered to be the business capital of the southern United States, and a global business hub. The economy is driven by a diverse group of sectors, which includes healthcare, education, transportation, distribution, retail, finance, and government. According to the appraisal, the supply of storage space within a three-mile radius of Compass Self Storage Kennesaw is 648,086 net rentable square feet, 855,892 net rentable square feet for Compass Self Storage Smyrna, and 762,855 net rentable square feet for Compass Self Storage Duluth.

According to the appraisal, the New York MSA had a 2018 total population of 20,438,199, representing an annual growth rate of 0.6% since 2010, with a projected growth rate of 0.4% by 2023. According to a third party report, the estimated 2019 population within a five-mile radius of the Compass Self Storage Bloomfield property is 741,781 with a projected growth rate of 3.87% by 2024. The average household income in 2018 was $114,227 for the New York MSA. The estimated 2019 average household income within a five-mile radius of the Compass Self Storage Bloomfield property is $100,580. The New York MSA has one of the largest economies in the nation and is primarily driven by development and growth in New York City. The property is located 16.0 miles from New York City and 6.0 miles away from Newark, New Jersey. According to the appraisal, there is a supply of 992,356 net rentable square feet of storage space within a three-mile radius of Compass Self Storage Bloomfield, which equates to a supply ratio of 2.9 square feet per person. For context, the national average ratio of self storage square feet per person is 5.4 square feet per person.

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According to the appraisal, the Tampa MSA had a 2018 total population of 3,160,627, representing an annual growth rate of 1.7% since 2010, with a projected growth rate of 1.3% by 2023. According to a third party report, the estimated 2019 population within a five-mile radius from Compass Self Storage Port Richey is 169,764 with a projected growth rate of 5.14% by 2024. The Tampa MSA in 2018 had an average household income of $77,199. The Tampa MSA represents a diverse economy fueled by a variety of sectors including financial and professional services, information technologies, life sciences, education and healthcare, defense, manufacturing, distribution and logistics industries. Major military installations such as MacDill Air Force base and Coast Guard Air Station Clearwater, along with top companies such as USAA Depository Trust & Clearing Corporation, MetLife, Citi, and TransferWise are located throughout the Tampa MSA. According to the appraisal, there is a supply of 590,141 net rentable square feet of storage space within a three-mile radius of Compass Self Storage Port Richey.

According to appraisal, the Raleigh MSA had a 2018 total population of 1,388,381, representing an annual growth rate of 2.6% since 2010, with a projected growth rate of 2.1% by 2023. According to a third party report, the estimated 2019 population within a five-mile radius of Compass Self Storage Wendell is 39,425 with a projected growth rate of 6.09% by 2024. In 2018 the average household income was $100,233 for the Raleigh MSA. The 2019 estimated average household income within a five-mile radius of the property is $84,893, while it is lower than the average for the Raleigh MSA it is still higher than the state’s average of $76,665. The property is located within North Carolina’s Research Triangle, home to colleges and research universities including: Duke University, North Carolina State University, and the University of North Carolina at Chapel Hill. According to the appraisal, there is a supply of 225,243 net rentable square feet of storage space within a five-mile radius of Compass Self Storage Wendell.

Historical and Current Occupancy(1)
2017	2018	Current(2)
80.2%	77.8%	80.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 31, 2019.

Portfolio Summary
Property Name	City, State	Year Built	Property NRA	Property Occupancy(1)	Allocated Cut-Off Date Balance	% Allocated Loan Original Principal Balance	Appraised Value(2)	% Appraised Value	UW NCF
Compass Self Storage Bloomfield	Bloomfield, NJ	1960	96,070	78.8%	$13,000,000	39.4%	$21,580,000	40.7%	$1,056,066
Compass Self Storage Smyrna	Smyrna, GA	2002	60,605	75.8%	4,668,040	14.1	7,180,000	13.5	464,864
Compass Self Storage Port Richey	New Port Richey, FL	2007	66,355	80.3%	4,206,680	12.7	6,760,000	12.7	400,824
Compass Self Storage Wendell	Wendell, NC	2004	59,575	85.1%	3,914,200	11.9	6,290,000	11.9	364,731
Compass Self Storage Duluth	Duluth, GA	2000	62,970	81.0%	3,676,480	11.1	5,540,000	10.4	369,069
Compass Self Storage Kennesaw	Kennesaw, GA	1997	61,105	83.8%	3,534,600	10.7	5,680,000	10.7	356,418
Total / Weighted Average			406,680	80.6%	$33,000,000	100.0%	$53,030,000	100.0%	$3,011,972
(1)	Based on the underwritten rent roll dated July 31, 2019 for the Compass AGP Storage Portfolio properties.

(2)	The appraisal date for (i) Compass Self Storage Smyrna, Compass Self Storage Duluth, and Compass Self Storage Kennesaw is September 5, 2019; (ii) Compass Self Storage Bloomfield is September 6, 2019; (iii) Compass Self Storage Port Richey is September 7, 2019; and (iv) Compass Self Storage Wendell is September 9, 2019.

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Storage Unit Mix(1)
Property Name	Unit Type	# of Units	Occupied Units	% Occupied
Compass Self Storage Bloomfield(2)	Climate Controlled	1,129	893	79.1%

Compass Self Storage Smyrna(3)	Non-Climate Controlled	299	256	85.6%
	Climate Controlled	223	150	67.3%
Compass Self Storage Port Richey(4)	Non-Climate Controlled	262	213	81.3%
	Climate Controlled	166	127	76.5%
Compass Self Storage Wendell(5)	Non-Climate Controlled	310	261	84.2%
	Climate Controlled	112	104	92.9%
Compass Self Storage Duluth(6)	Non-Climate Controlled	342	269	78.7%
	Climate Controlled	148	110	74.3%
Compass Self Storage Kennesaw(7)	Non-Climate Controlled	306	261	85.3%
	Climate Controlled	170	146	85.9%
(1)	Based on the underwritten rent roll dated July 31, 2019 for the Compass AGP Storage Portfolio properties.

(2)	The Compass Self Storage Bloomfield property is 96,070 square feet comprised of 1,129 storage spaces, 239 lockers, and 8 offices. The underwritten annual base rent for the storage space is $1,762,452, $73,428 for locker space, and $7,164 for office space.

(3)	The Compass Self Storage Smyrna property is 60,605 square feet comprised of 522 storage spaces. The underwritten annual base rent for the storage space is $660,580.

(4)	The Compass Self Storage Port Richey property is 66,355 square feet comprised of 428 storage spaces, 16 vehicle storage spaces, and 2 offices. The underwritten annual base rent for the storage space is $664,200, $18,396 for the vehicle spaces, and $4,620 for the office space.

(5)	The Compass Self Storage Wendell property is 59,575 square feet comprised of 422 storage spaces and 8 vehicle storage spaces. The underwritten annual base rent for the storages bases is $619,937 and $8,928 for the vehicle storage spaces.

(6)	The Compass Self Storage Duluth property is 62,970 square feet comprised of 490 storage spaces, 6 vehicle storage spaces, and 7 cell towers. The underwritten annual base rent for the storage space is $524,828, $8,160 for the vehicle storage space, and $42,727 for the cell towers.

(7)	The Compass Self Storage Kennesaw property is 61,105 square feet comprised of 476 storage spaces and 4 vehicle storage spaces. The underwritten annual base rent for the storage space is $621,638 and $3,804 for the vehicle storage space.

Operating History and Underwritten Net Cash Flow(1)
Storage Income	2017	2018	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$5,685,204	$5,645,427	$5,624,077	$5,020,862	$12.35	80.6%
Potential Income from Vacant Units	0	0	0	1,207,836	2.97	19.4%
Net Rental Income	$5,685,204	$5,645,427	$5,624,077	$6,228,698	$15.32	100.0%
Vacancy & Credit Loss & Concessions(4)	(1,379,592)	(1,095,106)	(1,019,310)	(1,623,932)	(3.99)	(26.1)%
Storage EGI (before Other Income)	$4,305,612	$4,550,322	$4,604,766	$4,604,766	$11.32	73.9%
Other Income(5)	448,658	456,363	495,032	495,032	1.22	7.9%
Effective Gross Income	$4,754,270	$5,006,684	$5,099,798	$5,099,798	$12.54	81.9%
Total Expenses	1,882,400	1,997,560	2,015,825	2,044,134	5.03	40.1%
Net Operating Income	$2,871,870	$3,009,125	$3,083,974	$3,055,664	$7.51	59.9%
Replacement Reserves	0	0	0	43,693	0.11	0.9%
Net Cash Flow	$2,871,870	$3,009,125	$3,083,974	$3,011,972	$7.41	59.1%
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	TTM as of July 2019.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Vacancy & Credit Loss & Concessions is underwritten to the current, economic vacancy of 26.1%.

(5)	Other Income includes truck rental income, tenant insurance commission, ancillary item sales, admin fees and miscellaneous income.

Property Management. The property is managed by Compass Self Storage, LLC, an affiliate of the Compass AGP Storage Portfolio borrower.

A-3-119

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue 8th Floor New York, NY 10179 Contact: Kunal Singh Phone Number: (212) 834-5467	Midland Loan Services, a Division of PNC Bank, National 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
Gain-on-Sale Reserve Account Summary			Reduction	ASER	App. Reduction
			Effected	Amount	Date
Beginning Balance	0.00
Deposit Amount	0.00
Withdrawal Amount	0.00
Ending Balance	0.00

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy
Controlling Class Certificateholder:
Effective as of: mm/dd/yyyy

		Total

(1) The Available Distribution Amount includes any Prepayment Premiums and Yield Maintenance Charges.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
ARD Interest	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Total Fees		0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00		Reimbursement for Interest on Advances	0.00
Total Interest Collected		0.00	ASER Amount	0.00
			Special Servicing Fee	0.00
Principal:			Attorney Fees & Expenses	0.00
Scheduled Principal	0.00		Bankruptcy Expense	0.00
Unscheduled Principal	0.00		Taxes Imposed on Trust Fund	0.00
Principal Prepayments	0.00		Non-Recoverable Advances	0.00
Collection of Principal after Maturity Date	0.00		Workout-Delayed Reimbursement Amounts	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Other Expenses	0.00
Excess of Prior Principal Amounts paid	0.00		Total Additional Trust Fund Expenses		0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Supplemental Reporting	7

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue 8th Floor New York, NY 10179 Contact: Kunal Singh Phone Number: (212) 834-5467	Midland Loan Services, a Division of PNC Bank, National 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
225B-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-VRR Int		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

225B-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225B-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225B-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225B-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225B-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
225B-VRR Int		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
225B-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
225B-VRR Int	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Other Required Information

225 Bush Available Distribution Amount (1)	0.00

225 Bush Gain-on-Sale Reserve Account Summary
Beginning Balance	0.00	Appraisal Reduction Amount
Deposit Amount	0.00	Loan Number	Appraisal	Cumulative	Most Recent
Withdrawal Amount	0.00		Reduction	ASER	App. Reduction
Ending Balance	0.00		Effected	Amount	Date

		Total
225 Bush Controlling Class Information
225 Bush Controlling Class:
Effective as of: mm/dd/yyyy
225 Bush Controlling Class Certificateholder:
Effective as of: mm/dd/yyyy

(1) The 225 Bush Available Distribution Amount includes any Prepayment Premiums and Yield Maintenance Charges.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Trust Subordinate Companion Loan - Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00
			Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
			Special Servicing Fee	0.00
Principal:			Attorney Fees & Expenses	0.00
Scheduled Principal	0.00		Bankruptcy Expense	0.00
Unscheduled Principal	0.00		Taxes Imposed on Trust Fund	0.00
Principal Prepayments	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Principal Adjustments	0.00		Total Additional Trust Fund Expenses		0.00
Total Principal Collected		0.00

			Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Excess Liquidation Proceeds	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Benchmark 2019-B14 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B14	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	12/17/19
		Record Date:	11/29/19
		Determination Date:	12/11/19

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2019 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.
Transaction: Benchmark 2019-B14 Mortgage Trust, Benchmark 2019-B14 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B14
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [_]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

b.	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event] and each Final Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement Asset Status Reports and Major Decision Reporting Packages or Asset Status Reports with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited investigation and not be considered a full or limited audit, legal review or legal opinion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its MLPA, with respect to each JPMCB Mortgage Loan, represent and warrant generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the

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PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since October 17, 2019.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of

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the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property

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located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)   Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10) Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11) Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12) Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

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(13) Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14) Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15) Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16) Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17) No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18) Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of

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$35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19) Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20) No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21) No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(22) REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the

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amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)  Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)  Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals

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necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)  Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that

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is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30) Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31) Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32) Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as

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transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33) Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34) Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including (A) the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (B) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to

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provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35) Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36) Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

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(f)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37) Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38) ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with

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owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39) Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40) No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Annex D-2. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41) Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42) Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor

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(i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43) Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule D-1 to this Annex D-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-1 to this Annex D-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was

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required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44) Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46) Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(47) Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48) Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49) Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including

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without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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SCHEDULE D-1 TO ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTIES FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Innovation Park

The Essex

Osborn Triangle – 610 Main Street North

Osborn Triangle – 1 Portland Street

Osborn Triangle – 700 Main Street

Tysons Tower

600 & 620 National Avenue

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ANNEX D-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
(5) Hospitality Provisions	WoodSpring Suites Grand Rapids Holland & Tyler (Loan No. 46)

The comfort letter obtained in connection with the Mortgaged Property provides that the franchisor will issue a replacement comfort letter substantially similar in form to the franchisor’s then current comfort letter if the lender designates a trustee of a trust established in connection with the securitization of the Mortgage Loan provided that (i) such transferee, designee or appointee is not a competitor (as defined in the comfort letter), an affiliate of a competitor or does not comply with the requirements set forth in the franchise agreement, and is not an affiliate of the Mortgagor, and (ii) the franchisor receives a written request to issue a replacement comfort letter within sixty (60) days of the date of such appointment or transfer, setting forth the name, address of the entity for which the replacement comfort letter is requested, the name, address, telephone number and email address for the contact person for such entity, and the date of such appointment or transfer.

(7) Lien; Valid Assignment

Innovation Park (Loan No. 3), The Essex (Loan No. 4) Osborn Triangle (Loan No. 9), Tysons Tower (Loan No. 10), 900 & 990 Stewart Avenue (Loan No. 11), Hilton Cincinnati Netherland Plaza (Loan No. 12), Grand Canal Shoppes (Loan No. 19), 230 Park Avenue South (Loan No. 20), 8 West Centre (Loan No. 23), Sunset North (Loan No. 28), 600 & 620 National Avenue (Loan No. 29),

City Hyde Park (Loan No. 30)

The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(7) Lien; Valid Assignment	The Essex (Loan No. 4)	One of the Mortgagors has a beneficial interest, rather than a fee simple interest, in two of the condominium units (the “Affordable Units”) that

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

constitute part of the collateral for the Mortgage Loan pursuant to a certain Declaration of Interest and Nominee Agreement (the “Nominee Agreement”) with Site 2 DSA Housing Development Fund Corporation (“HDFC”), which is the fee owner of the Affordable Units. HDFC is not a Mortgagor under the Mortgage Loan, but it executed the related mortgage for the sole purpose of subjecting its interest in the Affordable Units to the lien of the Mortgage Loan. The Mortgage Loan documents provide for a non-recourse carveout for any losses incurred by the lender in connection with any material amendment or modification of the Nominee Agreement without the lender’s consent and a full recourse carveout in the event of any termination of the Nominee Agreement without lender’s consent.

(8) Permitted Liens; Title Insurance	Osborn Triangle (Loan No. 9)

The Mortgagors master lease the condominium units from an affiliate of Massachusetts Institute of Technology. The master lease provides that the related Mortgagor is not permitted to assign its leasehold interest or effect a transfer of control without first giving the fee owner of the unit a right of first offer with respect to such interest. Pursuant to the master leases, the right of first offer does not apply to a foreclosure or deed-in-lieu of foreclosure.

(8) Permitted Liens; Title Insurance	Spectrum Brands Global Headquarters (Loan No. 14)

The sole tenant at the Mortgaged Property has a continuing right of first refusal to purchase the Mortgaged Property or an interest in the landlord. However, the tenant executed a Subordination, Non-Disturbance and Attornment Agreement pursuant to which such right of first refusal will not apply to acquisition by the lender of title to the Mortgaged Property by foreclosure or deed in lieu thereof.

(8) Permitted Liens; Title Insurance	Grand Canal Shoppes (Loan No. 19)	The Mortgaged Property is part of a multiple-owner, integrated project that is subject to a reciprocal easement agreement (“REA”) among the various owners, including, without limitation, the Mortgagors and Venetian Casino Resort, LLC, the ground lessor under the ground leases to which a portion of the Mortgaged Property is subject (the “Ground Leases”) and an affiliate of Las Vegas Sands, which operates the Venetian Hotel and Casino and the Palazzo Resort and Casino. Pursuant the REA, a transfer of either the Grand Canal Shoppes fee parcel or the Palazzo Shoppes fee parcel of the Mortgaged Property (other than to a lender in connection with

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

foreclosure or delivery of a deed-in-lieu of foreclosure of a mortgage secured by the Mortgaged Property or the first subsequent transferee from the lender) is subject to a right of first offer in favor of Venetian Casino Resort, LLC.

Additionally, under the REA, in the case of acceleration of the Mortgage Loan, Venetian Casino Resort, LLC has the right, subject to the satisfaction of certain financial covenants, to purchase the Mortgage Loan at a price equal to (a) the principal balance, (b) accrued and unpaid interest up to (but excluding) the date of purchase, (c) all other amounts owed under the Mortgage Loan documents, including, without limitation (but only to the extent so owed) (1) any unreimbursed advances made by the servicer, with interest at the applicable rate, (2) any servicing and special servicing fees, (3) any exit fees, (4) any prepayment, yield maintenance or similar premiums and (5) if the date of purchase is not a scheduled payment date, accrued and unpaid interest, from the date of purchase up to (but excluding) the scheduled payment date next succeeding the date of purchase and (d) all reasonable fees and expenses incurred by the lender in connection with the purchase.

In addition, in connection with any transfer of the Grand Canal or Palazzo fee parcel, except for in connection with a foreclosure event, the Venetian Casino Resort, LLC has consent rights unless (i) the transferee is neither a competitor nor affiliate of a competitor, (ii) such transferee (of affiliate thereof) owns or manages not less than 10,000,000 square feet of retail space in the United States, and (iii) the sale would not, in the good faith judgment of the transferor, jeopardize the gaming licenses held by Venetian Casino Resort, LLC. Additionally in connection with any transfer, the tenant under the corresponding Ground Lease must always be an affiliate of the owner of the transferred fee parcel.

(8) Permitted Liens; Title Insurance	230 Park Avenue South (Loan No. 20)	The largest tenant at the Mortgaged Property, Discovery Communications LLC, has a right of first offer (“ROFO”) to purchase the Mortgaged Property if the Mortgagor markets the Mortgaged Property or Mortgagor’s equity interest for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
(8) Permitted Liens; Title Insurance	600 & 620 National Avenue (Loan No. 29)

The sole tenant, Google LLC, has a right of first offer to purchase the Mortgaged Property if the borrower decides to market the property for sale. The right of first offer is not extinguished by foreclosure.

The Mortgaged Property is subject to certain recorded use and activity limitations, including prohibitions against any schools, nursing home, hospital or similar uses being conducted on-site, as well as easements necessary for ongoing environmental remediation. See exception to “Environmental Conditions” below for additional information.

(8) Permitted Liens; Title Insurance	The Shoppes at Southside (Loan No. 32)

Pursuant to its lease, the fourth largest tenant at the Mortgaged Property by the net rentable area, Chick-Fil-A, has a right of first refusal to purchase the leased land, consisting of 1.21 acres (“Leased Land”), in the event the Mortgagors decide to sell the Leased Land separately from all or any portion of the Mortgaged Property. The right of first refusal does not apply upon a foreclosure or deed in lieu of foreclosure.

(8) Permitted Liens; Title Insurance	Daniel - The Dinex Group (Loan No. 39)

The board of managers of the condominium that includes the Mortgaged Property has a right of first refusal according to the bylaws of the condominium. However, the board of managers executed an estoppel certificate and agreement providing for a waiver of the right of first refusal upon the lender’s acquisition of title by foreclosure or a deed in lieu of foreclosure or upon a subsequent sale by the lender following such acquisition.

(8) Permitted Liens; Title Insurance	WoodSpring Suites Grand Rapids Holland & Tyler (Loan No. 46)

The franchisor has a right of first refusal under the franchise agreement in the event of certain proposed transfers of the equity interests in the Mortgagor or any or all of the assets of the Mortgagor, including the franchise agreement. The right has been subordinated to the exercise of the lender’s rights under the Mortgage Loan documents.

(9) Junior Liens	Innovation Park (Loan No. 3)	In connection with (a) a bona fide sale of the Mortgaged Property to a third party or (b) funding tenant improvement and leasing commission obligations under any new lease approved by the lender and any new mezzanine lender in order to convert the existing industrial space at the Mortgaged Property to office use, the owners of the transferee of the Mortgaged Property will be

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

permitted to obtain a mezzanine loan (the “New Mezzanine Loan”) secured by one hundred percent (100%) of the ownership interests in Transferee upon satisfaction of certain conditions, including, without limitation, the following: (i) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the loan documents) may not exceed 68.8%, (ii) immediately after giving effect to the closing of such mezzanine loan, the debt service coverage ratio (as calculated in the loan documents) is not less than 2.46x, (iii) the maturity date of the mezzanine loan is not earlier than the maturity date of the Mortgage Loan and (iv) rating agency confirmation is obtained.

(9) Junior Liens	The Essex (Loan No. 4)

The sole members of the Mortgagors have incurred a mezzanine loan in the original principal amount of $40,000,000, which was originated by JPMCB. The mezzanine loan is expected to be sold to a third party purchaser, and an intercreditor agreement is currently being negotiated.

In connection with the 20-year phased tax exemption from which the Mortgaged Property benefits under Section 421-a of the New York Real Property Tax Law, the Mortgagors executed two enforcement notes payable to the order of the City of New York, acting by and through the Department of Housing Preservation and Development, in the aggregate amount of $77,799,999, which are secured by two enforcement mortgages. No payments are due under the notes during the term of the Mortgage Loan and the enforcement mortgages are subordinate to the lien of the mortgage in favor of the lender.

(9) Junior Liens	Villas on Nueces (Loan No. 21)

The sole member of the Mortgagor has incurred a mezzanine loan in the original principal amount of $7,000,000, which was originated by JPMCB. The mezzanine loan is expected to be sold to a third party purchaser, and an intercreditor agreement is currently being negotiated.

(9) Junior Liens	The Shoppes at Southside (Loan No. 32)	One of the Mortgagors has an unsecured loan from its affiliate in the amount of $2,700,000 (the “Subordinate Loan”), solely as additional funds for the acquisition of an undivided interest in the Mortgaged Property to be consummated through a reverse 1031 transfer. Pursuant to the Mortgage Loan documents, the Subordinate Loan is required at all times to remain subject and subordinate to the Mortgage Loan documents. The Mortgage

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

Loan documents provide for a recourse carveout for any losses incurred by the lender as the result of the Mortgagor’s failure to comply with the terms of the Mortgage Loan documents related to the Subordinate Loan.

The Mortgagor’s failure to contest an involuntary petition where no meritorious defense exists will not be deemed to be consent or acquiescence to any involuntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law.

(10) Assignment of Leases and Rents	Innovation Park (Loan No. 3), The Essex (Loan No. 4), Osborn Triangle (Loan No. 9), 900 & 990 Stewart Avenue (Loan No. 11), Hilton Cincinnati Netherland Plaza (Loan No. 12), Grand Canal Shoppes (Loan No. 19), 230 Park Avenue South (Loan No. 20), 8 West Centre (Loan No. 23), Sunset North (Loan No. 28), 600 & 620 National Avenue (Loan No. 29), City Hyde Park (Loan No. 30)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(15) Actions Concerning Mortgage Loan	Bay Pointe Apartments (Loan No. 44)

The Mortgagor and guarantor are defendants in an ongoing litigation originally filed in March 2016, as amended, related to an incident that occurred on the Mortgaged Property in October 2014, where a tenant was shot and injured by an individual at the apartment complex. The plaintiff has claimed, among other things, (a) gross negligence against the Mortgagor and the guarantor as the owners and managers of the Mortgaged Property for breach of the duty of ordinary care, (b) fraud by non-disclosure for allegedly failing to provide the plaintiff with the identity of the management company, and (c) fraudulent transfer for allegedly making a transfer of the apartment complex owned by the Mortgagor to an entity solely owned by the guarantor’s wife. The plaintiff is seeking an amount between $200,000 and $1,000,000. Any potential liability from the case is covered by insurance.

(18) Insurance	Tysons Tower (Loan No. 10)	The Mortgage Loan documents permit a property insurance deductible of up to $100,000. The in-place property insurance deductible is $50,000.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

For multilayered blanket policies, the Mortgage Loan documents permit up to 20% of such coverage to be written by carriers with a rating of not less than “BBB” by S&P and “Baa2” by Moody’s, if Moody’s is rating the Securities and rates the applicable insurance company.

The Mortgage Loan documents require the insurance companies to have an AM Best rating of “A-:VIII” or better.

(18) Insurance	Spectrum Brands Global Headquarters (Loan No. 14)

Hallmark Specialty Insurance Company, rated “A-IX” with AM Best, is one of the insurers permitted under the Mortgage Loan to insure the Mortgaged Property, provided that (x) the rating of Hallmark Specialty Insurance Company is not withdrawn or downgraded below its rating as of the origination date of the Mortgage Loan and (y) at renewal of the current policy terms, the Mortgage is required to replace Hallmark Specialty Insurance Company, among other insurers, with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.

(18) Insurance	Grand Canal Shoppes (Loan No. 19)	The Mortgage Loan documents permit insurance through a syndicate of insurers through which, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company.

The Mortgaged Property is part of a multiple-owner, integrated project that is subject to a reciprocal easement agreement (“REA”) among the various owners. The REA provides that, in the event of a casualty involving more than one property, the affected owners (and, to the extent provided by the REA and the related loan documents, their mortgagees) shall consult and reasonably agree as to the cost and method of payment for restoration work, the time, and the parties to perform the necessary work. If the affected parties cannot agree within 60 days after insurance proceeds are made available for restoration, any open issues may be submitted by any party to an “Independent Expert” (with respect to insurance matters, “a reputable and independent Person with experience in commercial real estate insurance”) for determination. The mortgagee of any affected property may participate in any dispute involving an Independent Expert.

(18) Insurance	230 Park Avenue South (Loan No. 20)	The Mortgage Loan documents permit a property insurance deductible of up to $100,000. The in-place property insurance deductible is $25,000.
(18) Insurance	Sunset North (Loan No. 28)

The threshold for the lender holding insurance proceeds following a casualty is $5,000,000 instead of 5.0% of the outstanding principal balance of the Mortgage Loan.

The Mortgage Loan documents provide that the lender accepts Safety Specialty Insurance Company, rated “A+ XV” with AM Best, as an insurer meeting the ratings requirements of the Mortgage Loan documents, provided that (1) the rating of Safety Specialty Insurance Company is not withdrawn or downgraded below the rating at the origination date of the Mortgage Loan and (2) at renewal of the current policy term, Mortgagor replaces Safety Specialty Insurance Company with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(18) Insurance	600 & 620 National Avenue (Loan No. 29)	The Mortgage Loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $10,000.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

(19) Access; Utilities; Separate Tax Lots	Innovation Park (Loan No. 3)

The Mortgaged Property is contiguous to three unimproved parcels (the “Unimproved Parcels”) that are not part of the Mortgaged Property. The borrower is required under the Mortgage Loan documents to provide evidence satisfactory to the lender that the Mortgaged Property is a single tax parcel. Until such time as the borrower provides evidence satisfactory to the lender that the Mortgaged Property is a single tax parcel, the borrower will remain subject to taxes being levied against such Unimproved Parcels. In addition, pursuant to a certain parking easement to which the Mortgaged Property is subject (the “Parking Easement”), the borrower may not permit or allow development of the Unimproved Parcels except in accordance with the Parking Easement. The Mortgage Loan documents provide for a non-recourse carveout for any losses incurred by the lender in connection with the failure of the Mortgaged Property to be a single tax parcel.

(26) Local Law Compliance	City Hyde Park (Loan No. 30)

There is a lis pendens filed against the Mortgaged Property in connection with building code violations relating to the tenant space for OneFish TwoFish. At origination, the City of Chicago subordinated the lis pendens to the lien of the Mortgage Loan. In connection with the foregoing, the Mortgagor was required at origination to reserve $25,000.

(26) Local Law Compliance	Daniel - The Dinex Group (Loan No. 39)

According to the zoning report provided at loan origination, eating and drinking establishments are not permitted in the district in which the Mortgaged Property is located. Under the applicable zoning regulation, if any of the legal non-conforming properties are damaged or destroyed by any means to the extent of 75% or more of its total floor area, such mortgaged properties must be rebuilt to conform to the applicable zoning laws. If the extent of such damage or destruction of any of the mortgaged properties is less than 75% of its total floor area, such property may be reconstructed, provided that such reconstruction does not create new non-conformities nor increase the existing non-conformity. The Mortgagor was required to obtain and maintain laws and ordinances coverage, and provide a non-recourse carveout for any loss incurred by the lender in connection with the inability of the Mortgagor to operate the Mortgaged Property as a restaurant following a casualty or condemnation.

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Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
(27) Licenses and Permits	230 Park Avenue South (Loan No. 20)

A permanent certificate of occupancy has been issued for the Mortgaged Property. However, a new certificate of occupancy will be required for initial build-out work related to the occupancy of the largest tenant at the Mortgaged Property, Discovery Communications. The build-out work is being undertaken by both the Mortgagor and Discovery Communications. However, only the tenant work requires a new certificate of occupancy to be issued. The Mortgagor’s obligations under the Discovery Communications lease are approximately $45,684,771, comprised of $8,924,975 for the balance of the landlord’s work (less tenant reimbursements) and $36,759,796 for the tenant allowances required by the lease. The Mortgagor was required at origination to deposit an upfront reserve (letter of credit or cash) in the amount of $34,263,578 (75% of the Mortgagor’s lease obligations) with the remaining 25%, together with any cost overruns, to be paid by the Mortgagor and is guaranteed by its constituent owners in accordance with the terms of the Mortgage Loan documents.

(28) Recourse Obligations	Innovation Park (Loan No. 3)

The Mortgagor at its election may maintain a policy of environmental insurance. In such event, the lender agrees that, with respect to all matters covered by such policy, such policy will be the lender's primary source of recovery for any liability relating to hazardous materials at the Mortgaged Property and the environmental indemnity provided in connection with the Mortgage Loan will be the lender's secondary source of recovery; provided, however, (i) the Mortgagor and guarantor (individually and collectively, “Indemnitor”) will be primarily liable for any deductible under such policy, and (ii) the Indemnitor will be primarily liable for losses (including any remediation costs) not covered by such policy or losses (including any remediation costs) in excess of the coverage under such policy

The Mortgagor and the guarantor (individually and collectively, “Indemnitor”) will have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than two (2) years after the date of repayment of the Mortgage Loan in full and performance in full of all other obligations of Indemnitor under the Mortgage Loan documents (the "Release Date"); provided, however, that the Indemnitor will not be released from any such losses until such time, on or after the Release Date, as Indemnitor, at its

D-2-10

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

sole cost and expense, delivers to Indemnitee an acceptable Phase I or Phase II environmental report in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant reasonably satisfactory to the indemnitee, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement other than hazardous substances or environmental conditions disclosed in the environmental report delivered to the lender in connection with the origination of the Mortgage Loan. Such environmental report will be dated within ninety (90) days of the Release Date.

(28) Recourse Obligations	The Essex (Loan No. 4)

In the event that the Mortgagors deliver to the lender an environmental insurance policy maintained by the Mortgagors, which is reasonably acceptable to the lender and names the lender (together with its successors and assigns) as an additional named insured thereunder, then the lender agrees that, prior to making any claims against the Mortgagors and guarantor (collectively, “Indemnitor”) for any losses, the lender will first make a claim for such losses under the environmental policy, provided, that: (A) the environmental insurance is in full force and effect and has not been voided or otherwise cancelled at the time of such losses; (B) the losses are within the scope of coverage and are not specifically excluded from the terms of the environmental insurance; (C) any such losses exceed the amount of the then available deductible under the environmental insurance; and (D) the Indemnitor will pay or reimburse the lender for any deductible and the actual out-of-pocket costs and expenses reasonably incurred by the lender in making its claim for coverage. In the event that the lender or any other indemnified parties are unable to collect under the environmental insurance with respect to any claim made with respect to any such losses, within 90 days after having made its initial claim, then the lender and any other indemnified parties will thereafter have the right to seek indemnification with respect to any such losses in accordance with the terms hereof, to the extent not paid under the environmental insurance.

The obligations of Indemnitor under the environmental indemnity will terminate and be of no further force and effect on the date that is three years from the date on which the entire Mortgage Loan has been indefeasibly paid or defeased in

D-2-11

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

full, whether at maturity, as the result of any acceleration, in connection with any prepayment or otherwise (the “Repayment Date”), provided that the following conditions are satisfied in full: (a) the lender has received, at the Indemnitor’s expense, an updated environmental report in form and substance, and from an environmental consultant reasonably acceptable to the lender, which updated environmental report discloses, as of such Repayment Date, no actual or threatened (1) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the property or operations thereon which may result in an indemnified obligation hereunder, to the extent that such indemnified obligation is not cured within 10 days of the earlier of (x) the Indemnitor’s knowledge of such actual or possible indemnified obligation and (y) the date of such updated environmental report, (2) environmental liens encumbering the Mortgaged Property (except as may be permitted under the Mortgage Loan documents), (3) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the environmental indemnity or (4) presence or release of hazardous substances in, on, above, or under the property in violation of environmental laws and that require remediation pursuant to applicable environmental laws that has not been fully remediated in accordance with all applicable environmental laws; (b) on the Repayment Date, neither lender nor Indemnitor has actual knowledge of any release or other violation of environmental laws which require remediation pursuant to applicable environmental laws and there is no asserted claim or, to the best of the Indemnitor’s knowledge, pending claim against the Indemnitor with respect to the matters addressed by the environmental indemnity and the Indemnitor has provided lender with a certification to that effect as it concerns the Indemnitor and (c) the Indemnitor has paid to the lender all sums due under the environmental indemnity and the Indemnitor is not in default under the environmental indemnity.

(28) Recourse Obligations	Osborn Triangle (Loan No. 9)	There is not a separate non-recourse carveout guarantor, and the related Mortgagors are the only indemnitors under the related environmental indemnity agreement. At origination of the Mortgage Loan, the Mortgagors obtained an environmental insurance policy issued by the

D-2-12

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

Sirius Group in the name of the Mortgagors, with the lender as additional named insured with its successors, assigns and/or affiliates, with per incident and aggregate limits of $5,000,000, a deductible of $25,000 and a term expiring on May 16, 2032.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents is limited to the misapplication or conversion thereof by any individual Mortgagor or the single purpose entity member of the Mortgagor, and does not include misappropriation thereof.

The obligations and liabilities of Indemnitor under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is twenty-four (24) months after the date on which the Mortgage Loan has been paid in full and all of the following conditions are satisfied: (i) the Mortgage Loan has been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of any individual Mortgaged Property (an “Individual Mortgaged Property”), (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee shall have received, at Indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

(28) Recourse Obligations	Tysons Tower (Loan No. 10)

There is no separate nonrecourse carve-out guarantor, and the Mortgagor is the sole party responsible for breaches or violations of the nonrecourse carve-out provisions in the Mortgage Loan documents.

In connection with The loss carveout for breaches of the environmental covenants in the Mortgage Loan documents, if the Mortgagor delivers to the lender an environmental insurance policy, the

D-2-13

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

lender is required to first use commercially reasonable efforts (at the expense of the Mortgagor) to recover under such policy before making claim under the Mortgage Loan documents, and the Mortgagor will not have any liability to the extent of amounts actually received by the lender under such policy.

The loss carveout with respect to physical waste of the Mortgaged Property is limited to the intentional physical waste of any portion of the Mortgaged Property that is not an immaterial parcel.

The Mortgage Loan documents do not provide for a loss carveout for willful misconduct.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default only includes the misappropriation or conversion thereof and not misapplication thereof.

The Mortgagor will be released from its obligations under the environmental indemnity agreement on the second (2nd) anniversary of the date on which the Mortgage Loan is paid in full (or thereafter if such conditions are satisfied after the second (2nd) anniversary of such date) in the event that (i) the Mortgage Loan is paid in full, and (ii) not more than three (3) months prior to the second (2nd) anniversary of the date on which the Mortgage Loan is paid in full (or thereafter if such conditions are satisfied after the second (2nd) anniversary of such date), the Mortgagor, at its sole cost and expense, delivers to the indemnitee a current Phase I environmental site assessment of the Property in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant chosen or approved by the indemnitee in its sole discretion, (and delivers a follow up Phase II environmental report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require, which conclude that the Mortgaged Property contains no “recognized environmental conditions” (as that term is used by environmental professionals under applicable ASTM standards), and as of such second (2nd) anniversary there is no outstanding claim for indemnification or request for defense made by the indemnitee or any other indemnified party under the environmental indemnity agreement.

D-2-14

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
(28) Recourse Obligations	900 & 990 Stewart Avenue (Loan No. 11)

The loss carveout for misapplication of insurance proceeds or condemnation awards or of rents following an event of default is limited to intentional misapplication thereof.

The indemnification obligations of the Mortgagor and the guarantor will terminate two (2) years after the full and indefeasible payment by the Mortgagor or the guarantor of the Mortgage Loan, provided that at the time of such payment, the Mortgagor or the guarantor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered to the indemnitee by Indemnitor in connection with the origination of the Mortgage Loan) (A) noncompliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Property, (C) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the environmental indemnity agreement or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.

(28) Recourse Obligations	Hilton Cincinnati Netherland Plaza (Loan No. 12)

The loss carveout with respect to physical waste of the Mortgaged Property is limited to the voluntary material physical waste.

The obligations and liabilities of the Mortgagor and the guarantor (individually and collectively, “Indemnitor”) under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim twenty-four (24) months after the date that the Mortgage Loan has been paid in full and all of the following conditions are satisfied in full: (i) the Mortgage Loan will have been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the Mortgage Loan origination date hereof and the date the Loan is paid in full, in any environmental law, the effect of

D-2-15

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee will have received, at Indemnitor's expense, an updated Phase I or Phase II environmental report for the Mortgaged Property dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

(28) Recourse Obligations	Jersey City Group 1 (Loan No. 17) and Jersey City Group 3 (Loan No. 18)	The loss carveout for physical waste is limited to intentional material physical waste of any individual Mortgaged Property.
(28) Recourse Obligations	Grand Canal Shoppes (Loan No. 19)

The loss carveout for physical waste is limited to physical waste to the Mortgaged Property caused by intentional acts or intentional omissions of the Mortgagors, the guarantor, or any affiliates thereof.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to the intentional misapplication, misappropriation or conversion by the Mortgagors, the guarantor, or any affiliates thereof.

A transfer is made in violation of the related terms set forth in the Mortgage Loan documents constitutes only a loss carveout instead of a full recourse carveout, and if such violation arises solely from (A) a failure to provide any required notice, no such liability will arise if the Mortgagors promptly provide such notice after notice from the lender or (B) a failure to provide any required delivery, no such liability will arise if the Mortgagors promptly provide such required delivery after notice from the lender to the extent, in the case of any require delivery, the contents of such delivery are such that the transfer in question would have been permitted pursuant to the terms and provisions of the Mortgage Loan documents.

The obligations and liabilities of the Mortgagors and the guarantor under the related environmental indemnity agreement will terminate two years after

D-2-16

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

the earliest to occur of (A) the repayment of the Mortgage Loan in full and the satisfaction of all obligations of the Mortgagors and the guarantor under the Mortgage Loan documents (except any such obligations, such as indemnification obligations which expressly survive repayment in full of the Mortgage Loan), (B) the Mortgaged Property being defeased in accordance with the terms of the Mortgage Loan documents or (C) an indemnified party or an agent thereof will have acquired possession of or title to the Mortgaged Property by foreclosure, exercise of power of sale or deed in lieu thereof.

(28) Recourse Obligations	230 Park Avenue South (Loan No. 20)

The loss carveout with respect to the Mortgagor’s intentional misrepresentation is limited to material intentional misrepresentation.

The loss carveout with respect to the insurance proceeds or condemnation awards or rents is limited to intentional misappropriation or conversion thereof.

The loss carveout with respect to physical waste of the Mortgaged Property is limited to the intentional material affirmative physical waste.

Each of the following transfers only constitutes a loss carveout and not a full recourse carveout: (a) an involuntary transfer (other than a condemnation) or conveyance by the Mortgagor of any interest in the Mortgaged Property only constitutes a loss carveout and not a full recourse carveout, and (b) a voluntary or involuntary transfer or conveyance of any direct and/or indirect non-controlling interest in the Mortgagor in violation of the express terms of the Mortgage Loan documents (excluding a failure to comply with the notice requirement, provided such transfer would otherwise constitute a permitted transfer under the Mortgage Loan documents and the Mortgagor cures such breach and delivers such written notice to the lender in connection with such transfer within five (5) business days of the Mortgagor becoming aware of such breach).

The Mortgagor and the related guarantor (individually and collectively, “Indemnitor”) will be released from its obligations set forth in the environmental indemnity agreement on the third (3rd) anniversary of the date on which the following are satisfied: (i) the Mortgage Loan is paid in full in the ordinary course, (ii) Indemnitor

D-2-17

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

delivers to the indemnitees a current Phase I environmental site assessment with respect to the Mortgaged Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as the indemnitees may require in its reasonable discretion (collectively, “Acceptable Information”), which concludes that there is no evidence that the Mortgaged Property contains any hazardous substances (except for hazardous substances that are in compliance with any applicable law) and the Mortgaged Property is not subject to any significant risk of contamination from any off site hazardous substances in violation of the representations, warranties, and covenants set forth in the environmental indemnity agreement and the other Mortgage Loan documents, (iii) no event of default exists and is continuing under the Mortgage Loan documents, (iv) no indemnitee has exercised any of its remedies under the security instrument to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the security instrument, and (v) as of the date of determination, all of the representations and warranties contained under the Mortgage Loan documents regarding hazardous substances and the applicable environmental law are true and correct, as determined by the indemnitees.

(28) Recourse Obligations	Villas on Nueces (Loan No. 21)

The loss carveout with respect to physical waste of the Mortgaged Property is limited to the intentional material affirmative physical waste.

The obligations and liabilities of the Mortgagor and guarantor (individually and collectively, “Indemnitor”) under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is twenty-four (24) months after the date that the Mortgage Loan has been paid in full and all of the following conditions are satisfied in full: (A) the Mortgage has been paid in full without the indemnitee having exercised any remedies against any Indemnitor under the Mortgage Loan documents and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (B) there has been no material change, between the date hereof and the date the Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification

D-2-18

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
pursuant to this Agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (C) the indemnitee has received, at Indemnitor's expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.
(28) Recourse Obligations	8 West Centre (Loan No. 23)

The recourse carveout guarantor of the Mortgage Loan is an entity incorporated and domiciled in Israel. Pursuant to Israel’s Foreign Judgments Enforcement Law, the Israeli courts may recognize a foreign judgment or declare it to be enforceable if a lawsuit is filed for a successful declaration that a judgment is enforceable, satisfying certain conditions under the Foreign Judgments Enforcement Law, including, without limitation, that the judgment (a) must be in a civil matter, (b) is given by a court of competent jurisdiction, (c) must be final and no longer appealable, and (d) must be no more than five years old.

(28) Recourse Obligations	The Rockland (Loan No. 27)

The loss carveout for physical waste of the Mortgaged Property is limited to intentional physical waste of the Mortgaged Property by or at the direction of the Mortgagor, the master tenant, the Mortgagor’s principal, the guarantor or any affiliate thereof; provided, however, the Mortgagor will have no liability related to the foregoing if sufficient cash flow from the Mortgaged Property is not available to prevent such waste except to the extent that such insufficient cash flow arises from the intentional misappropriation or conversion of revenues with respect to the Mortgaged Property.

(28) Recourse Obligations	Sunset North (Loan No. 28)

The Mortgage Loan documents provide that carveouts for losses exclude special, punitive and consequential damages, other than those payable by the lender to a third party, and excluding any losses, claims, damages, liabilities, costs or expenses arising from the gross negligence or willful misconduct of the lender.

The loss carveout for misapplication of insurance proceeds or condemnation awards or of rents following an event of default is limited to failure by Mortgagor or the guarantor to apply in accordance with the provisions of the Mortgage Loan documents.

D-2-19

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

The indemnification obligations of the Mortgagor and guarantor under the environmental indemnity will terminate on the date which is two years after (x) the full and indefeasible payment by the Mortgagor of the Mortgage Loan, provided, that (i) such two year period does not commence until the date on which the Mortgagor or guarantor furnishes to the lender a Phase I environmental report with respect to the Mortgaged Property from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, and which updated environmental report(s) do not disclose, as of the date of delivery, any actual or threatened (A) non-compliance with or violation of applicable environmental laws (or of permits issued pursuant to environmental laws) in connection with the Mortgaged Property or the operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity which processes or proceedings could, in the lender’s reasonable opinion, trigger the Mortgagor’s or guarantor’s indemnification obligations under the indemnity or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental laws and (ii) no notice of claim or allegation of losses is made by an indemnified party during such two year period.

(28) Recourse Obligations	600 & 620 National Avenue (Loan No. 29)

The loss carveout intentional misrepresentation is limited to intentional material misrepresentation.

The loss carveout for physical waste is limited to intentional material physical waste.

The loss carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to any misappropriation or intentional misapplication thereof and does not include conversion thereof.

The Mortgagor and guarantor (individually and collectively, “Indemnitor”) will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which the following are satisfied: (i) the Mortgage Loan is paid in full in the ordinary course, (ii) Indemnitor delivers to the indemnitee a current Phase I environmental site assessment with respect to the Mortgaged Property (and a follow up Phase II environmental

D-2-20

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

assessment report if required by the Phase I) and such other information or investigations as the indemnitee may require in its reasonable discretion (collectively, “Acceptable Information”), which concludes that there is no evidence that the Mortgaged Property contains any hazardous substances and the Mortgaged Property is not subject to any significant risk of contamination from any off site hazardous substances in violation of the representations, warranties, and covenants set forth in the environmental indemnity agreement and the other Mortgage Loan documents, as determined by the indemnitee in its reasonable discretion, (iii) no event of default exists and is continuing under the Mortgage Loan documents, (iv) the indemnitee has not exercised any of its remedies under the related security instrument to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the security instrument, and (v) as of the date of determination, all of the representations and warranties contained under the environmental indemnity agreement and in any of the other Mortgage Loan documents regarding hazardous substances or environmental law are true and correct, as determined by the indemnitee.

If the Mortgagor maintains an environmental insurance policy in effect at the time of an environmental loss which is a non-recourse carveout, the environmental insurer is not subject to a bankruptcy or similar event and all or a portion of the environmental loss would be covered under the environmental insurance policy, then so long as the Indemnitor is diligently pursuing the claim for the environmental loss under the environmental insurance policy no claim will be made under the non-recourse carveout guaranty with respect to the environmental loss for up to 120 days, provided that the 120 day standstill period will not apply unless the claim for the environmental loss is greater than any deductible or self-insured retention under the environmental insurance policy and the Indemnitor pays to the lender the portion of the environmental loss up to the amount of such deductible or self-insured retention. At the expiration of the 120 day period, the lender may seek recovery for the environmental loss from the Indemnitor for all or any portion of the environmental loss that was not paid to the lender from the proceeds under the environmental insurance policy.

D-2-21

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
(28) Recourse Obligations	City Hyde Park (Loan No. 30)

The Mortgage Loan documents provide that the obligations and liabilities of the Mortgagor and guarantor under the environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan shall have been paid in full on or prior to the maturity date and has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the indemnity, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the lender receives, at the Mortgagor or guarantor’s expense, an updated environmental report dated within 60 days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the indemnity, and (iv) two years have passed since date that the Mortgage Loan has been paid in full.

(28) Recourse Obligations	The Shoppes at Southside (Loan No. 32)

The loss carveout with respect to the willful misconduct by the Mortgagor or guarantor is limited to the willful misconduct by the Mortgagor or guarantor in connection with the Mortgage Loan and/or the Mortgaged Property.

The loss carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation, misapplication or conversion of insurance proceeds or condemnation awards or of rents following an event of default received on behalf of the Mortgagor, or, with respect to the insurance proceeds and rents, the principal of the Mortgagor or the guarantor.

The full recourse carveout with respect to transfers of equity interests in Mortgagor made in violation of the Mortgage Loan documents is limited to the any transfer, made without the lender’s prior written consent, which results in the failure of (i) Adam Greenberg and/or Michael Lapointe to continue to control and own, directly or indirectly, at least a 10% legal and beneficial interest in Core Southside Owner, LLC, one of the Mortgagors, (ii) Abbey Berkowitz to continue to control and own,

D-2-22

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

directly or indirectly, at least a 10% legal and beneficial interest in Brickell Southside 26 LLC, one of the Mortgagors, and (iii) Phyllis McHenry and Anthony Derosa to continue to control and own, directly or indirectly, at least a 10% legal and beneficial interest in GC Jax Owner, LLC, one of the Mortgagors.

The obligations and liabilities of the Mortgagor and the related guarantors (individually and collectively, “Indemnitor”) under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim thirty-six (36) months after the date on which the Mortgage Loan has been paid in full and all of the following conditions are satisfied in full: (i) the Mortgage Loan will have been paid in full on or prior to the maturity date of the Mortgage Loan and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee will have received, at the Indemnitor's expense, an updated environmental report dated within sixty (60) days of the date that the Mortgage Loan is paid in full showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

(28) Recourse Obligations	WoodSpring Suites Grand Rapids Holland & Tyler (Loan No. 46)

In no event will the Borrower or the related guarantor have any liability or obligation with respect to either: (i) matters first arising after either (A) the Borrower has sold the Mortgaged Property and paid-off the Mortgage Loan, or (B) the lender, the servicer, or a designee of the lender or the servicer have acquired title to the Mortgaged Property in foreclosure, or in lieu of foreclosure.

(28) Recourse Obligations	1713 Parkway (Loan No. 50)	The Mortgagor and guarantor (individually and collectively, “Indemnitor”) under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim on the date that is twenty-four (24) months after the date on which the Mortgage

D-2-23

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

Loan has been paid in full and all of the following conditions are satisfied: (i) the Mortgage Loan has been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of any individual Mortgaged Property and (ii) the indemnitee shall have received, at Indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement.

(29) Mortgage Releases	Osborn Triangle (Loan No. 9)	The Mortgage Loan documents provide that the Borrower may release only the 1 Portland Street and/or the 700 Main Street individual Mortgaged Properties (each, an “Osborn Triangle Individual Property“) from the lien of the Mortgage Loan documents after July 2, 2021, subject to the satisfaction of certain terms and conditions including, without limitation: (i) the payment of a release price equal to 110% of the allocated loan amount for the Osborn Triangle Individual Property being released, plus the payment of a yield maintenance premium (if applicable); (ii) the debt service coverage ratio (as calculated in the Mortgage Loan documents) for the Mortgaged Property then remaining subject to the lien of the Mortgage Loan documents based on the trailing 12-month period is equal to or greater than the greater of (a) 2.03x and (b) the debt service coverage ratio for all of the Mortgaged Properties (including the Osborn Triangle Individual Property subject to the release) based on the trailing 12-month period; (iii) the remaining Mortgaged Property (after the release) will not be in violation of the condominium documents, the master lease documents, any leases or the then applicable laws, and the borrower continues to control the board of trustees of the condominium association; and (iv) the borrower may not lease any space at the released Osborn Triangle Individual Property to an existing tenant unless either (a) the borrowers have re-leased the space in the Mortgaged Property to a new tenant with an effective rent per square foot in an amount equal to or greater than the tenant that was relocated or (b) the lender consents to such relocation (which consent may not be unreasonably withheld, conditioned or delayed). The Mortgage Loan documents provide that if the loan-to-value ratio exceeds or would exceed 125% immediately after

D-2-24

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

the release, no release will be permitted unless the principal balance of the Mortgage Loan is prepaid by an amount set forth in the Mortgage Loan documents or the borrowers deliver a REMIC opinion. The borrowers are not permitted to release the 610 Main Street North Mortgaged Property or the parking garage portion of the Mortgaged Property.

(30) Financial Reporting and Rent Rolls	The Essex (Loan No. 4)	The Mortgage Loan documents do not require the Mortgagors to deliver financial reports on a combined basis.
(30) Financial Reporting and Rent Rolls	Osborn Triangle (Loan No. 9)	The Mortgage Loan documents do not require the Mortgagors to deliver financial reports on a combined basis.
(31) Acts of Terrorism Exclusion	Innovation Park (Loan No. 3)

If the Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended, is no longer in effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	The Essex (Loan No. 4)	In the event the Terrorism Risk Insurance Protection and Reauthorization Act is no longer in effect, the Mortgagors will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required herein this clause but in such event the Mortgagors will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Loan Documents (without giving effect to the cost of terrorism and earthquake components of such property and

D-2-25

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable insurance policy (the “Terrorism Premium Cap”) and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, the Mortgagors will purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap.

(31) Acts of Terrorism Exclusion	Tysons Tower (Loan No. 10)

If TRIPRA or subsequent statute, extension, or reauthorization is no longer in effect, the Mortgagor will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage) (without implying any obligation of the Mortgagor to obtain a stand-alone policy, the premium for same serving as a reference only) (the “Terrorism Premium Cap”) (without implying any obligation to obtain a stand-alone policy, the premium for the same serving as a reference only) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Mortgagor will purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap), provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (A) purchase such stand-alone terrorism policy, with the Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (B) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism Policy to the Terrorism Premium Cap.

(31) Acts of Terrorism Exclusion	Grand Canal Shoppes (Loan No. 19)	The Mortgagor is not obligated to expend an amount that is more than two times the amount of the annual insurance premium that is payable at such time with respect to the property and business interruption/rental loss insurance (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in

D-2-26

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

any policy year on the insurance premiums for insurance required pursuant of the Mortgage Loan documents (“Terrorism Insurance”) and if the cost of the required Terrorism Insurance exceeds the Terrorism Insurance Cap, the Borrower is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.

(33) Single-Purpose Entity	230 Park Avenue South (Loan No. 20)

Under the Mortgage Loan documents, the Mortgagor has retained its property manager as agent to establish and use a central bank account in connection with cash management for the Mortgage Loan. The centralized account also contains funds of the Mortgagor’s affiliates, but the Mortgagor is owner of such funds, the funds are identifiable at all times, there is a prohibition against intercompany loans and the property manager waives any claim against those funds in bankruptcy. The non-consolidation opinion obtained at origination of the Mortgage Loan also addresses the foregoing facts. In addition, the Mortgage Loan documents do not prohibit the property manager’s acting in such capacity so long as the related management agreement requires the property manager to hold itself out as an agent of the Mortgagor and the Mortgagor uses commercially reasonable efforts to enforce said obligation.

(36) Ground Leases	900 & 990 Stewart Avenue (Loan No. 11)

The Mortgaged Property consists of two leasehold estates owned by the Borrower. Each ground lease provides that in the event of a substantial or total casualty such that Borrower has no obligation to reconstruct the Mortgaged Property, any proceeds received by Borrower must be first applied to razing the building and flattening the land and only any remaining proceeds would be applied to repayment of the Mortgage Loan.

(43) Environmental Conditions	230 Park Avenue South (Loan No. 20)	The Mortgagor abandoned in July 2019 a 10,000-gallon underground heating oil-tank (“UST”), and the Mortgagor represented with respect to such UST that (i) such abandonment was effectuated by a licensed tank-closure contractor in accordance with the applicable environmental law, (2) no further remedial action is required by any governmental authority, (3) closure documentation was submitted to the New York State Department of Environmental Conservation (“NYSDEC”) for formal regulatory case closure pursuant to such applicable environmental law, and (4) such formal regulatory closure from the NYSDEC is still

D-2-27

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

pending. The Mortgagor has covenanted to provide evidence of formal regulatory closure from the NYSDEC, including, without limitation, a copy of the NYSDEC Case Closure Letter, No Further Action Letter, and Certificate of Completion, to the indemnitee within twelve (12) months following the origination date of the Mortgage Loan (such twelve (12) month period to be extended in the lender’s reasonable discretion so long as the Mortgagor is diligently pursuing delivery of the NYSDEC Case Closure Letter) along with any and all notices related to the same.

(43) Environmental Conditions	600 & 620 National Avenue (Loan No. 29)	The Mortgaged Property is included within the Middlefield-Ellis-Whitman (“MEW”) Superfund Site and ongoing remedial activities are being performed by identified responsible parties under U.S. Environmental Protection Agency oversight. Long-term, area-wide electronics industry-related activities resulted in subsurface contamination with various volatile organic compounds, primarily trichloroethylene (“TCE”). The responsible parties include Fairchild Semiconductor International, subsidiary to ON Semiconductor Corporation (NASDAQ: ON), Schlumberger Technology Corporation (NYSE: SLB), SUMCO Corporation (TYO: KK), and Vishay Intertechnology (NYSE: VSH). Former buildings that existed on-site were demolished in 2012, and site activities involved metal plating activities, but not the use of TCE. Following the removal of facility equipment, based on soil and groundwater sampling, the California Department of Toxic Substances (“DTSC”) concluded that that there were no significant contaminant releases at the Mortgaged Property, and it was not a source of volatile organic compounds (“VOCs”) for the MEW Superfund contaminant plume. Both the DTSC and local environmental authorities issued regulatory closure letters prior to redevelopment of the site that began in 2015. The improvements on the Mortgaged Property include installation of a vapor mitigation system (engineered liner with sub-slab depressurization system). The Mortgaged Property is subject to certain recorded use and activity limitations, including prohibitions against any schools, nursing home, hospital or similar uses being conducted on-site, as well as easements necessary for ongoing remediation. The lease with Google provides for tenant remedies in the event of a governmental order preventing a material portion of the leased premises from being used due to unsafe or hazardous conditions related to

D-2-28

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions

exceedance of air quality screening levels, including rent abatement and, if the conditions affect at least one floor and continue for more than 180 days, lease termination and reimbursement of unamortized tenant costs. According to the Phase I ESA report, indoor air sampling conducted in January 2018 showed indoor air concentrations of the contaminants of concern below their respective commercial indoor air cleanup levels, and the office building has now entered into routine monitoring.

(43) Environmental Conditions	Bay Pointe Apartments (Loan No. 44)

The environmental consultant observed oil staining and leaking from a pair of transformers mounted on two of the buildings at the Mortgage Property. The staining appeared to extend from the transformers onto the surrounding vegetation. In addition, at least one of the identified transformers was labeled as containing polychlorinated biphenyls (“PCB”). At the environmental consultant’s request, a local utility company is verifying the identity of the transformers and will repair and replace the transformers. The ESA noted that the release of PCB-containing oil into the property soil is considered a recognized environmental condition. The ESA recommended that the impacted soils should be sampled and analyzed for PCB content, and cleaned and removed as dictated by results of soil sample analysis results.

(44) Lease Estoppels	900 & 990 Stewart Avenue (Loan No. 11)

Estoppels received by the Mortgage Loan Seller at origination were over 90 days old. The Mortgage Loan documents include a post-closing obligation on the part of the Borrower to deliver updated estoppels.

(47) Cross-Collateralization	Innovation Park (Loan No. 3), The Essex (Loan No. 4), Osborn Triangle (Loan No. 9), Tysons Tower (Loan No. 10), 900 & 990 Stewart Avenue (Loan No. 11), Hilton Cincinnati Netherland Plaza (Loan No. 12), Grand Canal Shoppes (Loan No. 19), 230 Park Avenue South (Loan No. 20), 8 West Centre (Loan No. 23), Sunset North (Loan No. 28), 600 & 620 National	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

D-2-29

Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Exceptions
Avenue (Loan No. 29), City Hyde Park (Loan No. 30),

D-2-30

ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GACC will in its MLPA make, with respect to each GACC mortgage loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)          Whole Loan; Ownership of Mortgage Loans. Except with respect to a GACC Mortgage Loan that is part of a Whole Loan, each GACC Mortgage Loan is a whole loan and not a participation interest in a GACC Mortgage Loan. Each GACC Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GACC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GACC Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each GACC Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such GACC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GACC Mortgage Loan.

(2)          Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such GACC Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set

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forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the GACC Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)          Mortgage Provisions. The Loan Documents for each GACC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)          Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the GACC Mortgage Loan. With respect to each GACC Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such GACC Mortgage Loan consented to by the Mortgage Loan Seller on or after October 17, 2019.

(5)          Hospitality Provisions. The Loan Documents for each GACC Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each GACC Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)          Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and

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binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such GACC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the MLPA to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)          Permitted Liens; Title Insurance. Each Mortgaged Property securing a GACC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such GACC Mortgage Loan (or with respect to a GACC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related GACC Mortgage Loan is cross-collateralized and cross-defaulted with another GACC Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for such other GACC Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GACC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

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(8)          Junior Liens. It being understood that B notes secured by the same Mortgage as a GACC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule E-1 to this Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)          Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a GACC Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the GACC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)         UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GACC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)        Condition of Property. The Mortgage Loan Seller or the originator of the GACC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GACC Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GACC Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GACC Mortgage Loan.

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(12)        Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)        Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)        Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related GACC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)        Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each GACC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)        No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the GACC Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GACC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the GACC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

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“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GACC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all

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property losses in excess of 5% of the then outstanding principal amount of the related GACC Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GACC Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the GACC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a GACC Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related GACC Mortgage Loan obligates the related Borrower to maintain, or cause to be maintained, all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)        Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GACC Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)        No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GACC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GACC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)        No Contingent Interest or Equity Participation. No GACC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)        REMIC. The GACC Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury

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Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GACC Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the GACC Mortgage Loan and (B) either: (a) such GACC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GACC Mortgage Loan (or related Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GACC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GACC Mortgage Loan; or (b) substantially all of the proceeds of such GACC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GACC Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the GACC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GACC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GACC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GACC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)        Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GACC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GACC Mortgage Loan by the Trust.

(24)        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a GACC Mortgage Loan as of the date of origination of such GACC Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged

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Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the GACC Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)        Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GACC Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)        Recourse Obligations. The Loan Documents for each GACC Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the GACC Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)        Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the GACC Mortgage Loan, (b) upon payment in full of such GACC Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GACC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GACC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GACC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable) outstanding after the release,

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the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any GACC Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the GACC Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable).

No GACC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)        Financial Reporting and Rent Rolls. Each GACC Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)        Acts of Terrorism Exclusion. With respect to each GACC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GACC Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GACC Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GACC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each GACC Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GACC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GACC Mortgage Loan if, without the consent of the

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holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex E-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related GACC Mortgage Loan as set forth on Schedule E-1 to this Annex E-1, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)        Single-Purpose Entity. Each GACC Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the GACC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GACC Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GACC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)        Defeasance. With respect to any GACC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the GACC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GACC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment

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premium) or, if the GACC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the GACC Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the GACC Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the GACC Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)        Fixed Interest Rates. Each GACC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GACC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)        Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GACC Mortgage Loan where the GACC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the GACC Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years

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beyond the stated maturity of the related GACC Mortgage Loan, or 10 years past the stated maturity if such GACC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GACC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the

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payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GACC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GACC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GACC Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GACC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(38)       No Material Default; Payment Record. No GACC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no GACC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GACC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the GACC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such GACC Mortgage Loan may declare any event of default under the GACC Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)       Bankruptcy. As of the date of origination of the related GACC Mortgage Loan and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)       Organization of Borrower. With respect to each GACC Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such GACC Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GACC Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GACC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such GACC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was

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prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)       Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GACC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the GACC Mortgage Loan.

(43)       Mortgage Loan Schedule. The information pertaining to each GACC Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)       Cross-Collateralization. No GACC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any GACC Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the GACC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of

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example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a GACC Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)       Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GACC Mortgage Loan, the failure to comply with which would have a material adverse effect on the GACC Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in GACC’s MLPA, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GACC Mortgage Loans regarding the matters expressly set forth in GACC’s MLPA.

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SCHEDULE E-1 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
5	180 Water

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SCHEDULE E-2 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
5	180 Water

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SCHEDULE E-3 TO ANNEX E-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

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ANNEX E-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

 FOR GERMAN AMERICAN CAPITAL CORPORATION

Rep. No. on Annex E 1	Mortgage Loan and Number as Identified on Annex A 1	Description of Exception
(4) Mortgage Status; Waivers and Modifications	180 Water (Loan No. 5)	The Borrower has the right to effect a zoning lot merger and transfer certain development rights to a property adjacent to the Mortgaged Property and owned by an affiliate of the Borrower, subject to certain conditions, which include lender approval of the related documentation. It is anticipated that the Mortgage Loan will be amended prior to the Closing Date pursuant to which the lender will preapprove forms of zoning lot merger and development rights transfer documents.
(8) Junior Liens	Pioneer Plaza (Loan No. 41)	Pioneer Plaza Springfield, LLC (“Pioneer Plaza Springfield”), one of the two borrowers under the Mortgage Loan, and the fee owner of the Mortgaged Property, is the borrower under an unsecured loan in the amount of $3,486,019.04 (the “Unsecured Loan”), made by Pioneer Plaza Springfield #2, LLC, used as funds for acquisition of the Mortgaged Property. The Unsecured Loan is required by its terms to be repaid or otherwise discharged upon the earlier to occur of (i) the transfer by 1031 EPI, Inc., the indirect owner of Pioneer Plaza Springfield, of 100% of its direct or indirect interests in the Mortgaged Property or (ii) 180 days after September 19, 2019.
(17) Insurance	The Shops at Merchant’s Square (Loan No. 35)	A portion of the Mortgaged Property is ground leased by the borrower to the City of Huntsville (the “City”) for a 50 year term commencing June 8, 2017. The City paid for the construction of a parking facility on the ground leased land. During the term of the ground lease, the City owns the parking facility, and at the end of the term of the ground lease, the City is required to sell the parking facility to the ground lessor for a nominal sum. The ground lease provides that if a casualty occurs to the parking facility, the ground lessor and ground lessee are required to meet and work together in good faith to determine whether to reconstruct or repair the parking facility. If the parking facility is determined not to be repaired or reconstructed, the insurance proceeds are required to be divided between the ground lessor and ground lessee in the proportion they paid for the initial construction of the parking facility. Because the City paid for such initial construction, in such event the insurance proceeds would be paid to the City.

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(25) Local Law Compliance	Glendale Portfolio (Loan No. 22)	Each of the related Mortgaged Properties is legal non-conforming as to improvements, including density. Following a casualty of over 50% of the replacement value at either Mortgaged Property, a design board would have discretion to issue a new permit for the property to be rebuilt in accordance with the current site plan or require modifications to comply with the current zoning code. In the event of a casualty in excess of 50% of the replacement value at the Windsor Mortgaged Property, if a permit is not issued allowing restoration based upon the current site plan, there would be insufficient insurance proceeds to repay the allocated loan amount. The extent of the legal non-conformities are such that if the Windsor and Louise Mortgaged Properties could not be rebuilt in accordance with their current site plan it would substantially reduce the number of units that could be re-built.
(25) Local Law Compliance	Oak Hills Mobile Home Park (Loan No. 47)	The related Mortgaged Property is legal non-conforming as to use. In the event of a casualty of more than 50%, the Mortgaged Property cannot be re-built to its current use under the local zoning ordinance without city approval. In the event of a casualty where the Oak Hills Mortgaged Property cannot be re-built to its current use, there would be insufficient insurance proceeds to repay the Mortgage Loan. According to an Ohio state statute that takes priority over the local ordinance, non-conforming uses are grandfathered, and the legal nonconforming use would be grandfathered without the need for any additional local approval provided that the Oak Hills Mortgaged Property is restored within 6 months. If the use is discontinued for more than 2 years, then it is no longer grandfathered, and if the use is discontinued for more than 6 months but less than 2 years, it is subject to reasonable restrictions in the local ordinance.
(27) (Recourse Obligations)	80 on the Commons (Loan No. 8)	Recourse for bankruptcy events is capped at 20% of the outstanding principal balance of the Mortgage Loan as of the date of the applicable bankruptcy event, plus the lender’s reasonable costs and expenses actually incurred in enforcing the guaranty or preserving its rights thereunder.
(27) (Recourse Obligations)	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.

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(28) (Mortgage Releases)	Studio Movie Grill Chicago (Loan No. 48)

The borrower may obtain the release of one or both release parcels identified in the Mortgage Loan documents (each, a “Release Parcel”), subject to the satisfaction of certain conditions, including among others, that: (i) the Release Parcel is vacant, non-income producing land at the time of the release; (ii) the loan-to-value ratio of the remaining Mortgaged Properties is no more than 66%; (iii) certain REMIC related conditions are satisfied; and (iv) the applicable Release Parcel is legally subdivided from the remaining Mortgaged Property and constitutes one or more separate tax lots. The Release Parcels are not income producing, but were given values of $960,000 and $490,000 in the related appraisal, which were not deducted from the appraised value used in underwriting the Mortgage Loan.

(30) Acts of Terrorism Exclusion	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.

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ANNEX F-1

CITI REAL ESTATE FUNDING INC.
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

CREFI will in its MLPA, make, with respect to each CREFI Mortgage Loan sold by it that is included in the issuing entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the CREFI Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the CREFI Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)           Whole Loan; Ownership of Mortgage Loans. Except with respect to a CREFI Mortgage Loan that is part of a Whole Loan, each CREFI Mortgage Loan is a whole loan and not a participation interest in a CREFI Mortgage Loan. Each CREFI Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each CREFI Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such CREFI Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each CREFI Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such CREFI Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such CREFI Mortgage Loan.

(2)           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such CREFI Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability

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will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the CREFI Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)           Mortgage Provisions. The Loan Documents for each CREFI Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the CREFI Mortgage Loan. With respect to each CREFI Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such CREFI Mortgage Loan consented to by the Mortgage Loan Seller on or after October 17, 2019.

(5)           Hospitality Provisions. The Mortgage Loan documents for each CREFI Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the CREFI Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each CREFI Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)           Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a

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legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such CREFI Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex F-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a CREFI Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)           Permitted Liens; Title Insurance. Each Mortgaged Property securing a CREFI Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such CREFI Mortgage Loan (or with respect to a CREFI Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a CREFI Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related CREFI Mortgage Loan is cross-collateralized and cross-defaulted with another CREFI Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other CREFI Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge,

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any other holder of the CREFI Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)           Junior Liens. It being understood that B notes secured by the same Mortgage as a CREFI Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule F-1 to this Annex F-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)           Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a CREFI Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the CREFI Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the CREFI Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)       Condition of Property. The Mortgage Loan Seller or the originator of the CREFI Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the CREFI Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each CREFI Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance)

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that would affect materially and adversely the use or value of such Mortgaged Property as security for the CREFI Mortgage Loan.

(12)        Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)        Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)        Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related CREFI Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)        Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each CREFI Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)        No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the CREFI Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the CREFI Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(17)        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the CREFI Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures

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and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each CREFI Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the CREFI Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was

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obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related CREFI Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such CREFI Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the CREFI Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a CREFI Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related CREFI Mortgage Loan obligates the related Borrower to maintain or cause to be maintained all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)        Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the CREFI Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)        No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each CREFI Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such CREFI Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

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(20)        No Contingent Interest or Equity Participation. No CREFI Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(21)        REMIC. The CREFI Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the CREFI Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the CREFI Mortgage Loan and (B) either: (a) such CREFI Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the CREFI Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the CREFI Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the CREFI Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the CREFI Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the CREFI Mortgage Loan; or (b) substantially all of the proceeds of such CREFI Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such CREFI Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the CREFI Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such CREFI Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the CREFI Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the CREFI Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)        Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such CREFI Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such CREFI Mortgage Loan by the Trust.

(24)        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)        Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each

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Mortgaged Property securing a CREFI Mortgage Loan as of the date of origination of such CREFI Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the CREFI Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)        Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The CREFI Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)        Recourse Obligations. The Loan Documents for each CREFI Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the CREFI Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the CREFI Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)        Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the CREFI Mortgage Loan, (b) upon payment in full of such CREFI Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the CREFI Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject CREFI Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject CREFI Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y)

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the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the CREFI Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the CREFI Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the CREFI Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any CREFI Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the CREFI Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the CREFI Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the CREFI Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the CREFI Mortgage Loan (or Whole Loan, as applicable).

No CREFI Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)        Financial Reporting and Rent Rolls. Each CREFI Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)        Acts of Terrorism Exclusion. With respect to each CREFI Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other CREFI Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the CREFI Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each CREFI Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex F-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each CREFI Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business

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interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each CREFI Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such CREFI Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this Annex F-1 or the exceptions thereto set forth in Annex F-2 or (vii) by reason of any mezzanine debt that existed at the origination of the related CREFI Mortgage Loan as set forth in Schedule F-1 to this Annex F-1 or future permitted mezzanine debt as set forth in Schedule F-2 to this Annex F-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is identified in this prospectus as set forth in Schedule G-3 to this Annex F-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)        Single-Purpose Entity. Each CREFI Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the CREFI Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each CREFI Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each CREFI Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the CREFI Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the CREFI Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

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(33)        Defeasance. With respect to any CREFI Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the CREFI Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the CREFI Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the CREFI Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the CREFI Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the CREFI Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the CREFI Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)        Fixed Interest Rates. Each CREFI Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such CREFI Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)        Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any CREFI Mortgage Loan where the CREFI Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)          The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified,

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or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the CREFI Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)          The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related CREFI Mortgage Loan, or 10 years past the stated maturity if such CREFI Mortgage Loan fully amortizes by the stated maturity (or with respect to a CREFI Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)          The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)          The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the CREFI Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the CREFI Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)           The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)          The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)          A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)            The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)           Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the CREFI Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in

F-1-13

respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the CREFI Mortgage Loan, together with any accrued interest; and

(l)            Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)        Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the CREFI Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)        Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each CREFI Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such CREFI Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such CREFI Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

(38)        No Material Default; Payment Record. No CREFI Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no CREFI Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related CREFI Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the CREFI Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such CREFI Mortgage Loan may declare any event of default under the CREFI Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)        Bankruptcy. As of the date of origination of the related CREFI Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)        Organization of Borrower. With respect to each CREFI Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such CREFI Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no CREFI Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another CREFI Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain CREFI Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such CREFI Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was

F-1-14

prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)        Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the CREFI Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the CREFI Mortgage Loan.

(43)        Mortgage Loan Schedule. The information pertaining to each CREFI Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)        Cross-Collateralization. No CREFI Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any CREFI Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such CREFI Mortgage Loan or with a Whole Loan of which such CREFI Mortgage Loan is a part.

(45)        Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due

F-1-15

on the CREFI Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a CREFI Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)        Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the CREFI Mortgage Loan, the failure to comply with which would have a material adverse effect on the CREFI Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in this Annex F-1, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in this Annex F-1.

F-1-16

SCHEDULE F-1 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

LOANS WITH EXISTING MEZZANINE DEBT

None.

F-1-17

SCHEDULE F-2 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
6	Harvey Building Products

37	Arrow Business Park

F-1-18

SCHEDULE F-3 TO ANNEX F-1

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

F-1-19

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX F-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR CITI REAL ESTATE FUNDING INC.

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	Florham Park Corporate Center (Loan No. 24)	Pursuant to a recorded agreement, the local municipality has the right to require the related Mortgagor to subdivide and deed to the municipality an approximately 2,108 square foot unimproved parcel located on the Mortgaged Property. The parcel has no improvements or parking located thereon and has been assigned no appraised value. If the municipality requires the unimproved parcel to be subdivided and deeded over, the related Mortgage Loan documents allow for a free release of such parcel.
(7) Permitted Liens; Title Insurance	Oro Valley Marketplace (Loan No. 13)	In the event that the borrower (or any subsequent fee owner) secures an executed offer to sell all or any portion of the leased premises (but not the Mortgaged Property as a whole), Walmart, the largest tenant at the Mortgaged Property, has a continuing right of first refusal to purchase the same. The right of first refusal does not apply to any sale or conveyance in a foreclosure sale or similar proceeding or any conveyance in lieu of foreclosure.
(7) Permitted Liens; Title Insurance	3 Avenues Shopping Center (Loan No. 38)	To the extent that the premises leased (“Chase Leased Premises”) by Chase Bank can be sold separately from the Mortgaged Property, Chase Bank has the right of first refusal to purchase the Chase Leased Premises from the related borrower and its successors or assigns (collectively, “Seller”). If Seller desires to sell the Chase Leased Premises separately from the Mortgaged Property, or receives a bona fide offer from a third party to purchase the Chase Leased Premises separately from the Mortgaged Property which Seller desires to accept, including any proposed acquisition of the stock of Seller, Chase Bank will have a right of first refusal to purchase the same.
(7) Permitted Liens; Title Insurance	WAG Monck’s Corner, SC (Loan No. 52)	The sole tenant of the Mortgaged Property, Walgreens, has a right of first refusal to purchase the Mortgaged Property. The right of first refusal does not apply to a sale, foreclosure, or deed-in-lieu of foreclosure of the Mortgaged Property, however, such right is not waived in connection with any subsequent sale. The right of first refusal was not subordinated to the lien of the related mortgage.
(7) Permitted Liens; Title Insurance;	Watergate Office Building (Loan No. 1)	Borrower is leasing certain fitness center space from an adjacent property owner through a certain

F-2-1

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Mortgage Releases; (35) Ground Leases		lease (the “Fitness Lease”) to satisfy certain obligations to provide access to a fitness center pursuant to certain leases under which Borrower is the landlord. In addition, borrower is leasing certain parking spaces from an adjacent property owner through a certain lease (the “Parking Lease”) to satisfy certain obligations to provide access to parking spaces pursuant to certain leases under which Borrower is the landlord. None of the Fitness Lease, the Parking Lease nor any memorandum of the Fitness Lease or the Parking Lease was recorded. Accordingly, neither Borrower’s interest in, nor the lien of the lender’s mortgage in, the Fitness Lease or the Parking Lease is insured by the title policy.
(8) Junior Liens; (28) Mortgage Releases; (35) Ground Leases	Watergate Office Building (Loan No. 1)	There are five co-borrowers, and at origination of the Mortgage Loan, four of the co-borrowers (collectively, the “Master Landlord”), which are the fee owners of the Mortgaged Property as tenants-in-common, entered into a master lease with the other co-borrower, as master tenant (the “Master Tenant”) in connection with a reverse 1031 exchange. 2600 Virginia Avenue 4 Member LLC (“Virginia Member”), the sole member of one of the Master Landlords, is an exchange accommodation titleholder and is owned by First American Exchange Company, LLC (“First American”). The Mortgage Loan documents provide that the master lease may be terminated in connection with the occurrence of a reverse 1031 exchange pursuant to the Mortgage Loan documents. Upon consummation of the reverse 1031 exchange (which must occur within 185 days of the closing of the Watergate Office Building Mortgage Loan pursuant to the Mortgage Loan Documents), First American will transfer its ownership interest to an affiliate of the related borrower sponsor.. In addition, in connection with the reverse 1031 exchange, the ownership interests of the sole member of one of the related co-borrowers (“Sole Member”) were pledged as security for a junior note. The junior note was made by the Sole Member, as borrower thereunder, to an affiliate of the related borrower sponsor, as lender thereunder (“Junior Loan”), which is subordinated to the Mortgage Loan pursuant to a subordination and standstill agreement. In connection with the reverse 1031 exchange, the Junior Loan is required to be satisfied and released from a source other than assets of the related borrower or income generated from the Mortgaged Property.

F-2-2

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(15) Permitted Liens; Title Insurance	Watergate Office Building (Loan No. 1)	At origination of the Mortgage Loan, $590,711 was deposited into escrow with Fidelity National Title Insurance Company (“Fidelity”) with respect to certain tenant improvement allowances and/or leasing commissions that may become due and payable pursuant to a potential amendment to the lease with the third largest tenant, Sage Publishing, which amendment is currently being negotiated. Pursuant to an escrow agreement between the seller of the Mortgaged Property and certain borrowers, the borrowers will be entitled to receive such escrowed funds in the event that such amendment is executed on or prior to October 31, 2020. Fidelity and the borrowers have agreed that, to the extent that any borrower is entitled to receive any amount of such escrowed funds, all such funds will instead be paid to the lender.
(17) Insurance	All CREFI loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(17) Insurance	WAG Monck’s Corner, SC (Loan No. 52)	The Mortgage Loan documents do not require the related Mortgagor to maintain insurance in accordance with the Mortgage Loan documents to the extent that Walgreens, the sole tenant, maintains insurance in accordance with its lease.
(18) Access; Utilities; Separate Tax Lots	652 Kent Avenue (Loan No. 45)	The Mortgaged Property is not a separate tax lot, but is jointly taxed with the entirety of the Brooklyn Navy Yard, which is not collateral for the related Mortgage Loan. The Mortgage Loan documents include a borrower covenant to keep the Mortgaged Property free from all tax liens, and additionally, the Mortgage Loan documents provide for recourse for any losses incurred by the lender in connection with any failure by the related borrower to pay taxes on any portion of the Mortgaged Property or any portion of the Brooklyn Navy Yard that could result in a lien of any portion of the Mortgaged Property in accordance with the terms and provisions of the Mortgage Loan (provided that there is no such liability to the extent that the Mortgaged Property does not generate sufficient gross revenue during the preceding 12 month period to pay such taxes).
(25) Local Law Compliance	Harvey Building Products (Loan No. 6)

The Woburn Mortgaged Property (0.2%) is legal non-conforming as to use. Following a casualty, such use may be continued as of right provided that the cost of restoration does not exceed 50% of the fair market value of the building. In addition, the Springfield Mortgaged Property (0.04%) is legal non-conforming as to use. In the event of a casualty as to 50% or more of its assessed value, the

F-2-3

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Mortgaged Property may not be rebuilt as to its current use. In addition, certain other Mortgaged Properties are legal non-conforming as to improvements, and with respect to five of such individual Mortgaged Properties, there is a potential insurance proceeds shortfall in the event of a casualty. Under the Mortgage Loan documents, the borrower is required to containing maintain insurance containing “Ordinance or Law Coverage” if any of the improvements or the use of the Mortgaged Properties (or any portion thereof) constitute a legal non-conforming structure or use with limits for “Loss Due to Operation of Law” equal to the 100% Full Replacement Cost of the improvements, and coverage for “Demolition Costs” and “Increased Cost of Construction”.
(25) Local Law Compliance	Compass AGP Storage Portfolio (Loan No. 15)	The Compass Self Storage Bloomfield Mortgaged Property (1.0%) is legal non-conforming as to improvements due to setback violations. In the event of a casualty affecting 50% or more of the original floor area, the Mortgaged Property is required to be rebuilt in conformance with applicable zoning laws.
(25) Local Law Compliance	Florham Park Corporate Center (Loan No. 24)	At origination of the Mortgage Loan, the related borrower was unable to deliver certificates of occupancy with respect to each tenant space. However, the zoning consultant was unable to determine whether or not this would be considered a violation under applicable zoning regulations. Accordingly, the related borrower is required to deliver all certificates of occupancy within 60 days of origination (with extensions granted to the extent that the borrower continues to try obtain each certificate of occupancy). The related Mortgage Loan documents also contain a recourse carveout for losses as to the borrower and guarantor with respect to any breaches of this covenant, or with respect to the failure to have any certificates of occupancy at the Mortgaged Property.
(27) Recourse Obligations	Harvey Building Products (Loan No. 6)	The related Mortgage Loan documents provide that the Mortgage Loan will be recourse to the related mortgagor, but not the guarantor, for losses in connection with the breach of any environmental covenants.
(29) Financial Reporting	Harvey Building Products (Loan No. 6)	The borrower is required to deliver annual operating statements only to the extent that the borrower prepares an annual balance sheet, statement of cash flow, profit and loss statement and a statement of change in financial position.

F-2-4

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(32) Single-Purpose Entity	530 Midwood (Loan No. 26)	No non-consolidation opinion was delivered in connection with the origination of the Mortgage Loan.
(35) Ground Leases	652 Kent Avenue (Loan No. 45)	The mortgaged ground lease (“Ground Lease”) is subject to an underlying lease between the City of New York, as landlord and fee owner of the related Mortgaged Property, and Brooklyn Navy Yard Development Corporation (“BNYDC”), as tenant (“Underlying Lease”). The related borrower and lender obtained a Recognition, Non-Disturbance and Attornment Agreement from the owner of the Mortgaged Property, which provides, among other things, that in the event of the termination or expiration of the Underlying Lease, or rejection of the Underlying Lease in bankruptcy, the Ground Lease shall continue in full force and effect as a direct lease between the related borrower and the fee owner, upon all terms and conditions of the Ground Lease. The Ground Lease has a term expiring March 14, 2040, assuming the extension option is exercised, which is approximately 11 years after the maturity date of the Mortgage Loan on November 1, 2029.
(35) Ground Leases	652 Kent Avenue (Loan No. 45)	The Ground Lease is assignable to the holder of the Mortgage Loan and the REMIC trust holding all or any portion of the interest of the lender under the Mortgage Loan, but any further assignment will be subject to the approval of BNYDC.
(40) Organization of Mortgagor	333 Cypress (Loan No. 36) 532 East 142nd Street (Loan No. 49)	The related Mortgagors are affiliated.
(41) Environmental Conditions	Compass AGP Storage Portfolio (Loan No. 15)

The Phase I ESA identifies as a REC a groundwater Classification Exception Area (“CEA”) established on the northeast portion in 1995 of the Compass Self Storage Bloomfield Mortgaged Property. This CEA was established in relation to groundwater impacts caused by a release from an historic underground storage tank located on the adjacent property formerly owned by an entity identified as Peerless Tube. The CEA appears to have been established using the Peerless Tube administrative office address, which is the address of the Mortgaged Property. However, the New Jersey Department of Environmental Protection (“NJDEP”) has confirmed that the CEA is associated with a release on the adjacent property. NJDEP also confirmed that the Mortgaged Property is not responsible for any on-going monitoring requirements associated with the existing CEA and

F-2-5

Rep. No. on Annex F-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
that no actions or activities are required by NJDEP with respect to the Mortgaged Property. Although concentrations of contaminants identified on the Mortgaged Property in association with the CEA present the potential for the existence of a vapor encroachment condition (“VEC”), the Phase I ESA consultant has concluded that no further action is necessary because: (1) the building is currently used for self-storage and is not continuously occupied and is well ventilated, and (2) a responsible party has been identified (unrelated to the Borrower). However, the responsible party that has been identified was subject to a Chapter 11 bankruptcy proceeding in 2002, which was subsequently converted to a Chapter 7 bankruptcy, and in 2017, Oak Point Partners, Inc. acquired the remaining assets of such party. It is not clear if Oak Point Partners, Inc. assumed the related liabilities, and accordingly, the responsible party may either no longer exist or may not have sufficient financial resources to address the situation. The lender expects that the cost to remediate this situation would be approximately $500,000.

F-2-6

ANNEX G

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
12/15/2019	37,040,000.00
1/15/2020	37,040,000.00
2/15/2020	37,040,000.00
3/15/2020	37,040,000.00
4/15/2020	37,040,000.00
5/15/2020	37,040,000.00
6/15/2020	37,040,000.00
7/15/2020	37,040,000.00
8/15/2020	37,040,000.00
9/15/2020	37,040,000.00
10/15/2020	37,040,000.00
11/15/2020	37,040,000.00
12/15/2020	37,040,000.00
1/15/2021	37,040,000.00
2/15/2021	37,040,000.00
3/15/2021	37,040,000.00
4/15/2021	37,040,000.00
5/15/2021	37,040,000.00
6/15/2021	37,040,000.00
7/15/2021	37,040,000.00
8/15/2021	37,040,000.00
9/15/2021	37,040,000.00
10/15/2021	37,040,000.00
11/15/2021	37,040,000.00
12/15/2021	37,040,000.00
1/15/2022	37,040,000.00
2/15/2022	37,040,000.00
3/15/2022	37,040,000.00
4/15/2022	37,040,000.00
5/15/2022	37,040,000.00
6/15/2022	37,040,000.00
7/15/2022	37,040,000.00
8/15/2022	37,040,000.00
9/15/2022	37,040,000.00
10/15/2022	37,040,000.00
11/15/2022	37,040,000.00
12/15/2022	37,040,000.00
1/15/2023	37,040,000.00
2/15/2023	37,040,000.00
3/15/2023	37,040,000.00
4/15/2023	37,040,000.00
5/15/2023	37,040,000.00
6/15/2023	37,040,000.00
7/15/2023	37,040,000.00
8/15/2023	37,040,000.00
9/15/2023	37,040,000.00
10/15/2023	37,040,000.00
11/15/2023	37,040,000.00
12/15/2023	37,040,000.00
1/15/2024	37,040,000.00
2/15/2024	37,040,000.00
3/15/2024	37,040,000.00
4/15/2024	37,040,000.00
5/15/2024	37,040,000.00
6/15/2024	37,040,000.00
7/15/2024	37,040,000.00
8/15/2024	37,040,000.00
9/15/2024	37,040,000.00
10/15/2024	37,040,000.00
Distribution Date	Balance($)
11/15/2024	37,039,581.28
12/15/2024	36,409,014.83
1/15/2025	35,818,178.16
2/15/2025	35,225,279.18
3/15/2025	34,505,123.85
4/15/2025	33,907,633.79
5/15/2025	33,266,477.74
6/15/2025	32,664,661.28
7/15/2025	32,019,303.68
8/15/2025	31,413,130.86
9/15/2025	30,804,841.87
10/15/2025	30,153,198.55
11/15/2025	29,540,508.40
12/15/2025	28,884,590.93
1/15/2026	28,267,469.17
2/15/2026	27,648,192.79
3/15/2026	26,904,129.01
4/15/2026	26,280,084.91
5/15/2026	25,613,141.13
6/15/2026	24,984,586.77
7/15/2026	24,313,262.88
8/15/2026	23,680,167.02
9/15/2026	23,044,860.42
10/15/2026	22,366,979.15
11/15/2026	21,727,164.41
12/15/2026	21,044,827.31
1/15/2027	20,400,312.45
2/15/2027	19,753,546.72
3/15/2027	18,984,566.63
4/15/2027	18,332,849.07
5/15/2027	17,639,030.42
6/15/2027	16,982,610.94
7/15/2027	16,284,226.06
8/15/2027	15,623,072.10
9/15/2027	14,959,608.79
10/15/2027	14,254,383.35
11/15/2027	13,586,136.78
12/15/2027	12,876,266.12
1/15/2028	12,203,203.15
2/15/2028	11,527,789.00
3/15/2028	10,771,899.79
4/15/2028	10,091,480.73
5/15/2028	9,369,788.85
6/15/2028	8,684,469.07
7/15/2028	7,958,017.87
8/15/2028	7,267,763.42
9/15/2028	6,575,097.36
10/15/2028	5,841,511.87
11/15/2028	5,143,860.25
12/15/2028	4,405,433.06
1/15/2029	3,702,761.33
2/15/2029	2,997,634.36
3/15/2029	2,175,755.61
4/15/2029	1,465,285.77
5/15/2029	714,410.25
6/15/2029 and thereafter	0.00

G-1

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	22
Risk Factors	59
Description of the Mortgage Pool	138
Transaction Parties	256
Credit Risk Retention	289
Description of the Certificates	306
Description of the Mortgage Loan Purchase Agreements	346
Pooling and Servicing Agreement	355
Certain Legal Aspects of Mortgage Loans	462
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	477
Pending Legal Proceedings Involving Transaction Parties	478
Use of Proceeds	478
Yield and Maturity Considerations	478
Material Federal Income Tax Considerations	492
Certain State and Local Tax Considerations	504
Method of Distribution (Conflicts of Interest)	505
Incorporation of Certain Information by Reference	507
Where You Can Find More Information	507
Financial Information	508
Certain ERISA Considerations	508
Legal Investment	512
Legal Matters	513
Ratings	513
Index of Defined Terms	516

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,144,205,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

Benchmark 2019-B14
Mortgage Trust
Issuing Entity

Benchmark 2019-B14 Mortgage Trust,
Commercial Mortgage Pass-Through
Certificates, Series 2019-B14

Class A-1	$22,760,000
Class A-2	$249,620,000
Class A-3	$55,480,000
Class A-4	$100,000,000	– 187,000,000
Class A-5	$350,570,000	– 437,570,000
Class A-SB	$37,040,000
Class X-A	$1,029,785,000
Class X-B	$114,420,000
Class A-S	$127,315,000
Class B	$61,240,000
Class C	$53,180,000

PROSPECTUS

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

Drexel Hamilton
Co-Manager

Academy Securities
Co-Manager

November       , 2019